                                               Filed Pursuant to Rule 424(b)(5)
                                               Registration File No.: 333-111598

The information in this prospectus supplement is not complete and may be changed. We may not sell these securities, nor will we accept offers to buy these securities, prior to the time a final prospectus supplement is delivered.
This prospectus supplement is not an offer to sell these securities, and it is not soliciting an offer to buy these securities, in any state where the offer or sale is not permitted.

                  SUBJECT TO COMPLETION, DATED OCTOBER 11, 2004

PROSPECTUS SUPPLEMENT
(TO PROSPECTUS DATED OCTOBER 11, 2004)

[UBS INVESTMENT BANK LOGO]                                         [LEHMAN LOGO]

                    LB-UBS COMMERCIAL MORTGAGE TRUST 2004-C7
          COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2004-C7
        CLASS A-1, CLASS A-2, CLASS A-3, CLASS A-4, CLASS A-5, CLASS A-6,
           CLASS A-1A, CLASS B, CLASS C, CLASS D, CLASS E AND CLASS F

     APPROXIMATE TOTAL PRINCIPAL BALANCE AT INITIAL ISSUANCE: $1,340,366,000

     We, Structured Asset Securities Corporation II, have prepared this prospectus supplement in order to offer the classes of commercial mortgage pass-through certificates identified above. These certificates are the only securities offered by this prospectus supplement. This prospectus supplement specifically relates to, and is accompanied by, our prospectus dated October
11, 2004. We will not list the offered certificates on any national securities exchange or any automated quotation system of any registered securities associations, such as NASDAQ.

     The offered certificates will represent interests only in the trust identified above. They will not represent interests in or obligations of any other party. The assets of the trust will include a pool of multifamily and commercial mortgage loans having the characteristics described in this prospectus supplement. No governmental agency or instrumentality or private insurer has insured or guaranteed the offered certificates or any of the mortgage loans that back them.

     Each class of offered certificates will receive, to the extent of available funds, monthly distributions of interest, principal or both, commencing in November 2004. The table on page S-5 of this prospectus supplement contains a list of the respective classes of offered certificates and states the principal balance, initial interest rate, interest rate description, and other select characteristics of each of those classes. That same table on page S-5 of this prospectus supplement also contains a list of the non-offered classes of the series 2004-C7 certificates.

     YOU SHOULD FULLY CONSIDER THE RISK FACTORS BEGINNING ON PAGE S-51 IN THIS
PROSPECTUS SUPPLEMENT AND ON PAGE 13 IN THE ACCOMPANYING PROSPECTUS PRIOR TO
INVESTING IN THE OFFERED CERTIFICATES.

     Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus supplement or the accompanying prospectus. Any representation to the contrary is a criminal offense.

     Lehman Brothers Inc. and UBS Securities LLC are the underwriters for this offering. They will purchase their respective allocations, in each case if any, of the offered certificates from us, subject to the satisfaction of specified conditions. Our proceeds from the sale of the offered certificates will equal
approximately       % of the total initial principal balance of the offered
certificates, plus accrued interest, before deducting expenses payable by us.
The underwriters currently intend to sell the offered certificates at varying prices to be determined at the time of sale. Not every underwriter will have an obligation to purchase offered certificates from us. See "Method of
Distribution" in this prospectus supplement.

     With respect to this offering, Lehman Brothers Inc. is acting as co-lead manager and sole bookrunner and UBS Securities LLC is acting as co-lead manager.

UBS INVESTMENT BANK                                              LEHMAN BROTHERS

         The date of this prospectus supplement is             , 2004.

                    LB-UBS COMMERCIAL MORTGAGE TRUST 2004-C7
         Commercial Mortgage Pass-Through Certificates, Series 2004-C7

NEBRASKA                           CONNECTICUT              TENNESSEE
1 property                         3 properties             1 property
$4,400,000                         $37,783,661              $1,300,000
0.3% of total                      2.6% of total            0.1% of total

MISSOURI                           RHODE ISLAND             LOUISIANA
1 property                         1 property               3 properties
$4,791,045                         $2,995,587               $9,500,000
0.3% of total                      0.2% of total            0.7% of total

ILLINOIS                           MARYLAND                 TEXAS
2 properties                       6 properties             14 properties
$87,869,834                        $35,297,408              $94,176,212
6.2% of total                      2.5% of total            6.6% of total

INDIANA                            DISTRICT OF COLUMBIA     OKLAHOMA
3 properties                       2 properties             2 properties
$19,282,839                        $54,599,263              $18,000,000
1.4% of total                      3.8% of total            1.3% of total

MICHIGAN                           VIRGINIA                 COLORADO
1 property                         3 properties             3 properties
$1,597,616                         $10,122,997              $15,095,408
0.1% of total                      0.7% of total            1.1% of total

OHIO                               NORTH CAROLINA           ARIZONA
2 properties                       1 property               4 properties
$3,733,117                         $3,839,146               $20,936,423
0.3% of total                      0.3% of total            1.5% of total

PENNSYLVANIA                       GEORGIA                  GUAM
3 properties                       5 properties             13 properties
$103,770,937                       $35,414,618              $24,000,000
7.3% of total                      2.5% of total            1.7% of total

NEW YORK                           FLORIDA                  CALIFORNIA
5 properties                       13 properties            9 properties
$273,465,828                       $92,583,978              $204,440,776
19.2% of total                     6.5% of total            14.3% of total

MASSACHUSETTS                      ALABAMA                  NEVADA
2 properties                       1 property               2 properties
$208,185,655                       $2,700,000               $57,938,627
14.6% of total                     0.2% of total            4.1% of total

MORTGAGED PROPERTIES BY PROPERTY TYPE

Industrial/Warehouse 2.0%

Self Storage 1.4%

Mobile Home Park 1.0%

Office 47.0%

Retail 39.7%

Multifamily 8.9%

[ ] >=10.0 - 20.0%
    of Industrial Pool Balance

[ ] >=1.0 -10.0%
    of Initial Pool Balance

[ ] <=1.0%
    of Initial Pool Balance

ONE LINCOLN STREET, BOSTON, MA

600 THIRD AVENUE, NEW YORK, NY

WESTFIELD SHOPPINGTOWN MISSION VALLEY, SAN DIEGO, CA

MONTGOMERY MALL, MONTGOMERY TOWNSHIP, PA

WORLD APPAREL CENTER, NEW YORK, NY

                               TABLE OF CONTENTS

                                                                PAGE
                                                               ------
                  PROSPECTUS SUPPLEMENT

Important Notice About the Information Contained in this
  Prospectus Supplement and the Accompanying

Servicing Under the Series 2004-C7 Pooling and Servicing

ANNEX A-1--Certain Characteristics of Individual
  Underlying Mortgage Loans ..................................   A-1
ANNEX A-2--Certain Characteristics of the Mortgage
  Pool .......................................................   A-2
ANNEX A-3--Certain Characteristics of Loan
  Group No. 1 ................................................   A-3
ANNEX A-4--Certain Characteristics of Loan
  Group No. 2 ................................................   A-4
ANNEX A-5--Certain Monetary Terms of the Underlying
  Mortgage Loans .............................................   A-5
ANNEX A-6--Certain Information Regarding Reserves ............   A-6
ANNEX B--Certain Information Regarding Multifamily
  Properties .................................................    B
ANNEX C-1--Price/Yield Tables ................................   C-1
ANNEX C-2--Decrement Tables ..................................   C-2
ANNEX D--Form of Payment Date Statement ......................    D
ANNEX E--Reference Rate Schedule .............................    E
ANNEX F--Global Clearance and Tax Documentation
  Procedures .................................................    F

                       PROSPECTUS

Important Notice About the Information Presented in this

            IMPORTANT NOTICE ABOUT THE INFORMATION CONTAINED IN THIS
              PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS

     Information about the offered certificates is contained in two separate documents:

     o    this prospectus supplement, which describes the specific terms of the offered certificates; and

     o    the accompanying prospectus, which provides general information, some of which may not apply to the offered certificates.

     You should read both this prospectus supplement and the accompanying prospectus in full to obtain material information concerning the offered certificates. If the description of the terms of the offered certificates contained in this prospectus supplement varies from the information contained in the accompanying prospectus, you should rely on the information contained in this prospectus supplement.

     You should rely only on the information contained in this prospectus supplement and the accompanying prospectus. We have not authorized any person to give any other information or to make any representation that is different from the information contained in this prospectus supplement and the accompanying prospectus.

                                      S-3

                   NOTICE TO RESIDENTS OF THE UNITED KINGDOM

     The trust fund described in this prospectus supplement is a collective investment scheme as defined in the Financial Services and Markets Act 2000
("FSMA") of the United Kingdom. It has not been authorized, or otherwise recognized or approved by the United Kingdom's Financial Services Authority
and, as an unregulated collective investment scheme, accordingly cannot be marketed in the United Kingdom to the general public.

     The distribution of this prospectus supplement (A) if made by a person who is not an authorized person under the FSMA, is being made only to, or directed only at persons who (1) are outside the United Kingdom, or (2) have professional experience in matters relating to investments, or (3) are persons falling within Article 49(2)(a) through (d) ("high net worth companies, unincorporated associations, etc.") of the Financial Services and Markets Act
2000 (Financial Promotion) Order 2001 (all such persons together being referred to as "FPO Persons"), and (B) if made by a person who is an authorized person under the FSMA, is being made only to, or directed only at, persons who (1) are outside the United Kingdom, or (2) have professional experience in participating in unregulated collective investment schemes, or (3) are persons falling within Article 22(2)(a) through (d) ("high net worth companies, unincorporated associations, etc.") of the Financial Services and Markets Act
2000 (Promotion of Collective Investment Schemes) (Exemptions) Order 2001 (all
such persons together being referred to as "PCIS Persons" and, together with the FPO Persons, the "Relevant Persons"). This prospectus supplement must not be acted on or relied on by persons who are not Relevant Persons. Any investment or investment activity to which this prospectus supplement relates, including the offered certificates, is available only to Relevant Persons and will be engaged in only with Relevant Persons.

     Potential investors in the United Kingdom are advised that all, or most, of the protections afforded by the United Kingdom regulatory system will not apply to an investment in the trust fund and that compensation will not be available under the United Kingdom Financial Services Compensation Scheme.

                          NOTICE TO RESIDENTS OF KOREA

     The securities to which these materials relate (the "Subject Securities")
have not been and will not be registered under the Securities and Exchange Act of Korea and none of the Subject Securities may be offered or sold, directly or indirectly, in Korea or to any resident of Korea or to any persons for the reoffering or resale, directly or indirectly, in Korea or to any resident of
Korea, except pursuant to applicable laws and regulations of Korea. None of
Lehman Brothers Inc. or UBS Securities LLC or any of their respective affiliates makes any representation with respect to the eligibility of any recipients of these materials or of the Subject Securities to acquire the
Subject Securities under the laws of Korea, including, without limitation, the
Foreign Exchange Transaction Regulations of Korea. In addition, any recipient or purchaser of the Subject Securities represents that it is purchasing or acquiring the Subject Securities as principal for its own account. For a period of one year from the issue date of the Subject Securities, neither the holder of the Subject Securities nor any resident of Korea may transfer the Subject
Securities in Korea or to any resident of Korea unless such transfer involves all of the Subject Securities held by it. Also, for a period of one year from the issue date of the Subject Securities, the face amount of each certificate representing the Subject Securities held by a resident of Korea shall not be subdivided into more than one such certificate representing the Subject
Securities. Furthermore, the purchaser of the Subject Securities shall comply with all applicable regulatory requirements (including but not limited to requirements under the Foreign Exchange Transaction laws) in connection with the purchase of the Subject Securities. For the avoidance of doubt, it is the sole responsibility of the recipient or purchaser of the Subject Securities to determine whether such recipient or purchaser is eligible for the acquisition of the Subject Securities under applicable laws and regulations of Korea, and whether such recipient or purchaser will have complied with all applicable
Korean legal and regulatory requirements in connection with the purchase of the
Subject Securities.

                                      S-4

                       SUMMARY OF PROSPECTUS SUPPLEMENT

     This summary contains selected information regarding the offering being made by this prospectus supplement. It does not contain all of the information you need to consider in making your investment decision. To understand all of the terms of the offering of the offered certificates, you should read carefully this prospectus supplement and the accompanying prospectus in full.

                        INTRODUCTION TO THE TRANSACTION

     The offered certificates will be part of a series of commercial mortgage pass-through certificates designated as the series 2004-C7 commercial mortgage pass-through certificates and consisting of multiple classes. The table below identifies the respective classes of that series, specifies various characteristics of each of those classes and indicates which of those classes are offered by this prospectus supplement and which are not offered by this prospectus supplement.

          SERIES 2004-C7 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES

                                                    APPROX. %
                  TOTAL              APPROX. %    TOTAL CREDIT                                 WEIGHTED
            PRINCIPAL BALANCE       OF INITIAL     SUPPORT AT    PASS-THROUGH      INITIAL     AVERAGE
            OR NOTIONAL AMOUNT       MORTGAGE        INITIAL         RATE       PASS-THROUGH     LIFE     PRINCIPAL      RATINGS
 CLASS     AT INITIAL ISSUANCE     POOL BALANCE     ISSUANCE      DESCRIPTION       RATE       (YEARS)      WINDOW     S&P/MOODY'S
-------  -----------------------  -------------- -------------- -------------- -------------- --------- ------------- ------------

Offered Certificates
A-1         $    113,000,000            7.9%          10.875%        Fixed            %           2.70  11/04-09/09      AAA/Aaa
A-2         $    278,000,000           19.5%          10.875%        Fixed            %           4.94  09/09-11/09      AAA/Aaa
A-3         $     50,000,000            3.5%          10.875%        Fixed            %           5.99  11/09-09/11      AAA/Aaa
A-4         $     60,000,000            4.2%          10.875%        Fixed            %           6.97  09/11-04/12      AAA/Aaa
A-5         $     79,000,000            5.5%          10.875%      Fixed(2)           %           8.39  04/12-04/14      AAA/Aaa
A-6         $    560,068,000           39.2%          10.875%      Fixed(2)           %           9.75  04/14-10/14      AAA/Aaa
A-1A        $    132,477,000            9.3%          10.875%      Fixed(2)           %           7.41  11/04-10/14      AAA/Aaa
B           $     10,709,000            0.8%          10.125%      Fixed(2)           %           9.95  10/14-10/14      AA+/Aa1
C           $     14,278,000            1.0%           9.125%      Fixed(2)           %           9.95  10/14-10/14      AA/Aa2
D           $     16,063,000            1.1%           8.000%      Fixed(2)           %           9.95  10/14-10/14      AA-/Aa3
E           $     12,493,000            0.9%           7.125%      Fixed(2)           %           9.97  10/14-11/14       A+/A1
F           $     14,278,000            1.0%           6.125%      Fixed(2)           %          10.03  11/14-11/14       A/A2
Non-Offered Certificates
X-CL        $  1,427,820,977(1)        N/A            N/A         Variable IO         %(5)       N/A        N/A            N/A
X-CP        $  1,323,579,000(1)        N/A            N/A         Variable IO         %(5)       N/A        N/A            N/A
X-OL        $    203,094,752(1)        N/A            N/A          Fixed IO           %          N/A        N/A            N/A
G           $     12,494,000            0.9%          N/A          Fixed(2)           %          N/A        N/A            N/A
H           $     12,493,000            0.9%          N/A           WAC(3)            %(5)       N/A        N/A            N/A
J           $      8,924,000            0.6%          N/A           WAC(3)            %(5)       N/A        N/A            N/A
K           $     17,848,000            1.3%          N/A           WAC(4)            %(5)       N/A        N/A            N/A
L           $      3,570,000            0.3%          N/A          Fixed(2)           %          N/A        N/A            N/A
M           $      5,354,000            0.4%          N/A          Fixed(2)           %          N/A        N/A            N/A
N           $      3,569,000            0.2%          N/A          Fixed(2)           %          N/A        N/A            N/A
P           $      1,785,000            0.1%          N/A          Fixed(2)           %          N/A        N/A            N/A
Q           $      3,570,000            0.3%          N/A          Fixed(2)           %          N/A        N/A            N/A
S           $      3,569,000            0.2%          N/A          Fixed(2)           %          N/A        N/A            N/A
T           $     14,278,977            1.0%          N/A          Fixed(2)           %          N/A        N/A            N/A
R-I               N/A                  N/A            N/A             N/A          N/A           N/A        N/A            N/A
R-II              N/A                  N/A            N/A             N/A          N/A           N/A        N/A            N/A
R-III             N/A                  N/A            N/A             N/A          N/A           N/A        N/A            N/A
V                 N/A                  N/A            N/A             N/A          N/A           N/A        N/A            N/A

                                      S-5

--------
(1)  Notional amount.

(2)  In general, the pass-through rate for the class A-5, A-6, A-1A, B, C, D,
     E, F, G, L, M, N, P, Q, S and T certificates will, in the case of each of those classes, be fixed at the rate per annum specified in the table above as the initial pass-through rate for that class. However, with respect to any interest accrual period, if the weighted average of certain net interest rates on the underlying mortgage loans is below the identified initial pass-through rate for the class A-5, A-6, A-1A, B, C,
     D, E, F, G, L, M, N, P, Q, S or T certificates, as the case may be, then the pass-through rate for the subject class of series 2004-C7 certificates during that interest accrual period will be that weighted average rate.

(3)  The pass-through rates for the class H and J certificates will, in the case of each of those classes, equal the weighted average from time to time of certain net interest rates on the underlying mortgage loans,
     minus:    %, in the case of the class H certificates; and    %, in the
     case of the class J certificates.

(4)  The pass-through rate for the class K certificates will equal the weighted average from time to time of certain net interest rates on the underlying mortgage loans.

(5)  Approximate.

     The series 2004-C7 certificates will evidence beneficial ownership interests in a common law trust designated as the LB-UBS Commercial Mortgage
Trust 2004-C7. We will form the trust at or prior to the time of initial issuance of the offered certificates. The assets of the trust, which will constitute the trust fund, will include a pool of multifamily and commercial mortgage loans having the characteristics described in this prospectus supplement.

     The governing document for purposes of issuing the series 2004-C7 certificates and forming the trust will be a pooling and servicing agreement to be dated as of October 12, 2004. The series 2004-C7 pooling and servicing agreement will also govern the servicing and administration of the mortgage loans (with two material exceptions) and other assets that back the series
2004-C7 certificates.

     The parties to the series 2004-C7 pooling and servicing agreement will include us, a trustee, a fiscal agent, a master servicer and a special servicer. A copy of the series 2004-C7 pooling and servicing agreement will be filed with the SEC as an exhibit to a current report on Form 8-K, within 15 days after the initial issuance of the offered certificates. The SEC will make that current report on Form 8-K and its exhibits available to the public for inspection. See "Available Information; Incorporation by Reference" in the
accompanying prospectus.

A. TOTAL PRINCIPAL BALANCE
   OR NOTIONAL AMOUNT AT
   INITIAL ISSUANCE.......  The class A-1, A-2, A-3, A-4, A-5, A-6, A-1A, B, C,
                            D, E, F, G, H, J, K, L, M, N, P, Q, S and T
                            certificates will be the series 2004-C7 certificates
                            with principal balances and are sometimes referred
                            to as the series 2004-C7 principal balance
                            certificates. The table on page S-5 of this
                            prospectus supplement identifies for each class of
                            series 2004-C7 principal balance certificates the
                            approximate total principal balance of that class at
                            initial issuance. The actual total principal balance
                            of any class of series 2004-C7 principal balance
                            certificates at initial issuance may be larger or
                            smaller than the amount shown in the table on page
                            S-5 of this prospectus supplement, depending on,
                            among other things, the actual size of the initial
                            mortgage pool balance. The actual size of the
                            initial mortgage pool balance may be as much as 5%
                            larger or smaller than the amount presented in this
                            prospectus supplement.

                            The class X-CL, X-CP and X-OL certificates will not
                            have principal balances and are sometimes referred
                            to as the series 2004-C7 interest-only
                            certificates. For purposes of calculating the
                            amount of accrued interest, each of those classes
                            of series 2004-C7 interest-only certificates will
                            have a total notional amount.

                            The total notional amount of the class X-CL
                            certificates will equal the total principal balance
                            of the class A-1, A-2, A-3, A-4, A-5, A-6, A-1A, B,
                            C, D, E, F, G, H, J, K, L, M, N, P, Q, S and T
                            certificates outstanding from time to time. The

                                      S-6

                            total notional amount of the class X-CL
                            certificates at initial issuance will be
                            approximately $           , although it may be as
                            much as 5% larger or smaller.

                            The total notional amount of the class X-CP
                               certificates will equal:

                             o during the period from the date of initial
                               issuance of the series 2004-C7 certificates
                               through and including the payment date in
                                          , the sum of (a) the lesser of
                               $          and the total principal balance of
                               the class     certificates outstanding from time
                               to time, (b) the lesser of $          and the
                               total principal balance of the class
                               certificates outstanding from time to time, and
                               (c) the total principal balance of the class
                                  ,    ,    ,    ,    ,    ,    ,    ,     and
                               certificates outstanding from time to time;

                             o during the period following the payment date in
                                           through and including the payment
                               date in            , the sum of (a) the lesser
                               of $          and the total principal balance of
                               the class     certificates outstanding from time
                               to time, (b) the lesser of $          and the
                               total principal balance of the class
                               certificates outstanding from time to time, and
                               (c) the total principal balance of the class
                                  ,    ,    ,    ,    ,    ,    ,    ,     and
                               certificates outstanding from time to time;

                             o during the period following the payment date in
                                           through and including the payment
                               date in            , the sum of (a) the lesser
                               of $          and the total principal balance of
                               the class     certificates outstanding from time
                               to time, (b) the lesser of $          and the
                               total principal balance of the class
                               certificates outstanding from time to time, and
                               (c) the total principal balance of the class
                                  ,    ,    ,    ,    ,    ,    ,     and
                               certificates outstanding from time to time;

                             o during the period following the payment date in
                                           through and including the payment
                               date in            , the sum of (a) the lesser
                               of $          and the total principal balance of
                               the class     certificates outstanding from time
                               to time, (b) the lesser of $          and the
                               total principal balance of the class
                               certificates outstanding from time to time, (c)
                               the total principal balance of the class    ,
                                  ,    ,    ,    ,    ,     and
                               certificates outstanding from time to time, and
                               (d) the lesser of $          and the total
                               principal balance of the class     certificates
                               outstanding from time to time;

                             o during the period following the payment date in
                                           through and including the payment
                               date in          , the sum of (a) the lesser of
                               $          and the total principal balance of
                               the class     certificates outstanding from time
                               to time, (b) the lesser of $          and the
                               total principal balance of the class
                               certificates outstanding from time to time, (c)
                               the total principal balance of the class    ,
                                  ,    ,    ,    ,     and     certificates
                               outstanding from time to time, and (d) the
                               lesser of $          and the total principal
                               balance of the class     certificates
                               outstanding from time to time;

                             o during the period following the payment date in
                                         through and including the payment date
                               in            , the sum of (a) the lesser of
                               $          and the total principal balance of
                               the class     certificates outstanding from time
                               to time, (b) the lesser of $          and the
                               total principal balance of the class
                               certificates outstanding from time to time,

                                      S-7

                               (c) the total principal balance of the class
                                  ,    ,    ,     and     certificates
                               outstanding from time to time, and (d) the
                               lesser of $          and the total principal
                               balance of the class     certificates
                               outstanding from time to time;

                            o  during the period following the payment date in
                                           through and including the payment
                               date in            , the sum of (a) the lesser
                               of $          and the total principal balance of
                               the class     certificates outstanding from time
                               to time, (b) the lesser of $          and the
                               total principal balance of the class
                               certificates outstanding from time to time, (c)
                               the total principal balance of the class    ,
                                   and     certificates outstanding from time
                               to time, and (d) the lesser of $          and
                               the total principal balance of the class
                               certificates outstanding from time to time;

                            o  during the period following the payment date in
                                           through and including the payment
                               date in            , the sum of (a) the lesser
                               of $             and the total principal balance
                               of the class     certificates outstanding from
                               time to time, (b) the lesser of $            and
                               the total principal balance of the class
                               certificates outstanding from time to time, (c)
                               the total principal balance of the class
                               certificates outstanding from time to time, and
                               (d) the lesser of $             and the total
                               principal balance of the class     certificates
                               outstanding from time to time; and

                            o  following the payment date in            , $0.

                            The total initial notional amount of the class X-CP
                            certificates will be approximately $         ,
                            although it may be as much as 10% larger or
                            smaller.

                            The class X-OL certificates will have a total
                            notional amount generally equal to the unpaid
                            principal balance, net of related principal
                            advances, outstanding from time to time of the
                            underlying mortgage loan secured by the mortgaged
                            real property that we identify on Annex A-1 to this
                            prospectus supplement as One Lincoln Street. The
                            initial notional amount of the class X-OL
                            certificates will be approximately $      .

                            The class R-I, R-II and R-III certificates will not
                            have principal balances or notional amounts. They
                            will be residual interest certificates. The holders
                            of the class R-I, R-II and R-III certificates are
                            not expected to receive any material payments.

                            The class V certificates will not have principal
                            balances or notional amounts. They will entitle
                            holders to certain additional interest that may
                            accrue with respect to the underlying mortgage
                            loans that have anticipated repayment dates.

B. TOTAL CREDIT SUPPORT
   AT INITIAL ISSUANCE...   The respective classes of the series 2004-C7
                            certificates, other than the class R-I, R-II, R-III
                            and V certificates, will entitle their holders to
                            varying degrees of seniority for purposes of--

                            o  receiving payments of interest and, if and when
                               applicable, payments of principal, and

                            o  bearing the effects of losses on the underlying
                               mortgage loans, as well as default-related and
                               other unanticipated expenses of the trust.

                                      S-8

                            In that regard:

                            o  the class A-1, A-2, A-3, A-4, A-5, A-6, A-1A,
                               X-CL, X-CP and X-OL certificates will be the
                               most senior of the series 2004-C7 certificates;
                               and

                            o  the class B, C, D, E, F, G, H, J, K, L, M, N, P,
                               Q, S and T certificates will, in the case of
                               each such class, be senior to each other such
                               class, if any, with a later alphabetic class
                               designation.

                            The class R-I, R-II and R-III certificates will be
                            residual interest certificates and will not provide
                            any credit support to the other series 2004-C7
                            certificates. The class V certificates will be
                            neither senior nor subordinate to any other series
                            2004-C7 certificates, but rather entitle holders to
                            collections of additional interest on the
                            underlying mortgage loans with anticipated
                            repayment dates.

                            The table on page S-5 of this prospectus supplement
                            shows the approximate total credit support provided
                            to each class of the offered certificates through
                            the subordination of other classes of the series
                            2004-C7 principal balance certificates. In the case
                            of each class of offered certificates, the credit
                            support shown in the table on page S-5 of this
                            prospectus supplement represents the total initial
                            principal balance, expressed as a percentage of the
                            initial mortgage pool balance, of all classes of
                            the series 2004-C7 principal balance certificates
                            that are subordinate to the indicated class.

C. PASS-THROUGH RATE.....   Each class of the series 2004-C7 certificates,
                            other than the class R-I, R-II, R-III and V
                            certificates, will bear interest. The table on page
                            S-5 of this prospectus supplement provides the
                            indicated information regarding the pass-through
                            rate at which each of those classes of the series
                            2004-C7 certificates will accrue interest.

                            The pass-through rates for the class A-1, A-2, A-3,
                            A-4 and X-OL certificates will, in the case of each
                            of those classes, be fixed at the rate per annum
                            identified in the table on page S-5 of this
                            prospectus supplement as the initial pass-through
                            rate for the subject class.

                            The pass-through rates for the class A-5, A-6,
                            A-1A, B, C, D, E, F, G, L, M, N, P, Q, S and T
                            certificates will, in the case of each of those
                            classes, generally be fixed at the rate per annum
                            identified in the table on page S-5 of this
                            prospectus supplement as the initial pass-through
                            rate for that class. However, with respect to any
                            interest accrual period, if the weighted average of
                            certain net interest rates on the underlying
                            mortgage loans is below the identified initial
                            pass-through rate for the class A-5, A-6, A-1A, B,
                            C, D, E, F, G, L, M, N, P, Q, S or T certificates,
                            as the case may be, then the pass-through rate that
                            will be in effect for the subject class of series
                            2004-C7 certificates during that interest accrual
                            period will be that weighted average rate.

                            The pass-through rates for the class H and J
                            certificates will, in the case of each of those
                            classes, for any interest accrual period, equal the
                            weighted average of certain net interest rates on
                            the underlying mortgage loans, minus a specified
                            class margin. That specified class margin referred
                            to in the preceding sentence is, as to each such
                            class, set forth below:

                                                                      CLASS
                                     CLASS                            MARGIN
                                   -----------                       -------
                                   H ..............................     %
                                   J ..............................     %

                                      S-9

                            The pass-through rate for the class K certificates
                            will, with respect to any interest accrual period,
                            equal a weighted average of certain net interest
                            rates on the underlying mortgage loans.

                            The pass-through rate for the class X-CP
                            certificates, for each interest accrual period from
                            and including the initial interest accrual period
                            through and including the interest accrual period
                            that ends in                , will equal the
                            weighted average of the respective strip rates,
                            which we refer to as class X-CP strip rates, at
                            which interest accrues during the subject interest
                            accrual period on the respective components of the
                            total notional amount of the class X-CP
                            certificates outstanding immediately prior to the
                            related payment date, with the relevant weighting
                            to be done based upon the relative sizes of those
                            components. Each of those components will be
                            comprised of all or a designated portion of the
                            total principal balance of a specified class of
                            series 2004-C7 principal balance certificates. If
                            all or a designated portion of the total principal
                            balance of any class of series 2004-C7 principal
                            balance certificates is identified under "--Total
                            Principal Balance or Notional Amount at Initial
                            Issuance" above as being part of the total notional
                            amount of the class X-CP certificates immediately
                            prior to any payment date, then that total
                            principal balance, or designated portion thereof,
                            will represent a separate component of the total
                            notional amount of the class X-CP certificates for
                            purposes of calculating the accrual of interest
                            during the related interest accrual period.

                            For purposes of accruing interest during any
                            interest accrual period from and including the
                            initial interest accrual period through and
                            including the interest accrual period that ends in
                                           , on any particular component of the
                            total notional amount of the class X-CP
                            certificates outstanding immediately prior to the
                            related payment date, the applicable class X-CP
                            strip rate will equal the excess, if any, of:

                            (1)   the lesser of--

                                  (a)     the reference rate specified on Annex
                                          E to this prospectus supplement for
                                          that interest accrual period, and

                                  (b)     the weighted average of certain net
                                          interest rates on the underlying
                                          mortgage loans for that interest
                                          accrual period, over

                            (2)   the pass-through rate in effect during that
                                  interest accrual period for the class of
                                  series 2004-C7 principal balance certificates
                                  whose total principal balance, or a
                                  designated portion thereof, comprises the
                                  subject component.

                            Following the interest accrual period that ends in
                                           , the class X-CP certificates will
                            cease to accrue interest. In connection therewith,
                            the class X-CP certificates will have a 0%
                            pass-through rate for the interest accrual period
                            beginning in                 and for each interest
                            accrual period thereafter.

                            The pass-through rate for the class X-CL
                            certificates will, with respect to any interest
                            accrual period, equal a weighted average of the
                            respective strip rates, which we refer to as class
                            X-CL strip rates, at which interest accrues during
                            that interest accrual period on the respective
                            components of the total notional amount of the
                            class X-CL certificates outstanding immediately
                            prior to the related payment date, with the
                            relevant weighting to be done based upon the
                            relative sizes of those components. Each of those
                            components will be comprised of all or a designated
                            portion of the total principal balance of one of
                            the classes of series 2004-C7 principal balance
                            certificates. In general, the total principal

                                      S-10

                            balance of each class of series 2004-C7 principal
                            balance certificates will constitute a separate
                            component of the total notional amount of the class
                            X-CL certificates. However, if a portion, but not
                            all, of the total principal balance of any
                            particular class of series 2004-C7 principal
                            balance certificates is identified under "--Total
                            Principal Balance or Notional Amount at Initial
                            Issuance" above as being part of the total notional
                            amount of the class X-CP certificates outstanding
                            immediately prior to any payment date, then that
                            identified portion of such total principal balance
                            will represent one separate component of the total
                            notional amount of the class X-CL certificates for
                            purposes of calculating the accrual of interest
                            during the related interest accrual period, and the
                            remaining portion of such total principal balance
                            will represent another separate component of the
                            class X-CL certificates for purposes of calculating
                            the accrual of interest during the related interest
                            accrual period.

                            For purposes of accruing interest during any
                            interest accrual period from and including the
                            initial interest accrual period through and
                            including the interest accrual period that ends in
                                           , on any particular component of the
                            total notional amount of the class X-CL
                            certificates outstanding immediately prior to the
                            related payment date, the applicable class X-CL
                            strip rate will be calculated as follows:

                            (1)   if the subject component consists of the
                                  entire total principal balance of any class
                                  of series 2004-C7 principal balance
                                  certificates, and if that total principal
                                  balance also constitutes, in its entirety, a
                                  component of the total notional amount of the
                                  class X-CP certificates outstanding
                                  immediately prior to the related payment
                                  date, then the applicable class X-CL strip
                                  rate will equal the excess, if any, of (a)
                                  the weighted average of certain net interest
                                  rates on the underlying mortgage loans, over
                                  (b) the greater of (i) the reference rate
                                  specified on Annex E to this prospectus
                                  supplement for that interest accrual period
                                  and (ii) the pass-through rate in effect
                                  during that interest accrual period for that
                                  class of series 2004-C7 principal balance
                                  certificates;

                            (2)   if the subject component consists of a
                                  designated portion (but not all) of the total
                                  principal balance of any class of series
                                  2004-C7 principal balance certificates, and
                                  if that designated portion of that total
                                  principal balance also constitutes a
                                  component of the total notional amount of the
                                  class X-CP certificates outstanding
                                  immediately prior to the related payment
                                  date, then the applicable class X-CL strip
                                  rate will equal the excess, if any, of (a)
                                  the weighted average of certain net interest
                                  rates on the underlying mortgage loans, over
                                  (b) the greater of (i) the reference rate
                                  specified on Annex E to this prospectus
                                  supplement for that interest accrual period
                                  and (ii) the pass-through rate in effect
                                  during that interest accrual period for that
                                  class of series 2004-C7 principal balance
                                  certificates;

                            (3)   if the subject component consists of the
                                  entire total principal balance of any class
                                  of series 2004-C7 principal balance
                                  certificates, and if that total principal
                                  balance does not, in whole or in part, also
                                  constitute a component of the total notional
                                  amount of the class X-CP certificates
                                  outstanding immediately prior to the related
                                  payment date, then the applicable class X-CL
                                  strip rate will equal the excess, if any, of
                                  (a) the weighted average of certain net
                                  interest rates on the underlying mortgage
                                  loans, over (b) the pass-through rate in
                                  effect during that interest accrual period
                                  for that class of series 2004-C7 principal
                                  balance certificates; and

                                      S-11

                            (4)   if the subject component consists of a
                                  designated portion (but not all) of the total
                                  principal balance of any class of series
                                  2004-C7 principal balance certificates, and
                                  if that designated portion of that total
                                  principal balance does not also constitute a
                                  component of the total notional amount of the
                                  class X-CP certificates outstanding
                                  immediately prior to the related payment
                                  date, then the applicable class X-CL strip
                                  rate will equal the excess, if any, of (a)
                                  the weighted average of certain net interest
                                  rates on the underlying mortgage loans, over
                                  (b) the pass-through rate in effect during
                                  that interest accrual period for that class
                                  of series 2004-C7 principal balance
                                  certificates.

                            Notwithstanding the foregoing, for purposes of
                            accruing interest on the class X-CL certificates
                            during each interest accrual period subsequent to
                            the interest accrual period that ends in
                                           , the total principal balance of
                            each class of series 2004-C7 principal balance
                            certificates will constitute a single separate
                            component of the total notional amount of the class
                            X-CL certificates, and the applicable class X-CL
                            strip rate with respect to each of those components
                            for each of those interest accrual periods will
                            equal the excess, if any, of (a) the weighted
                            average of certain net interest rates on the
                            underlying mortgage loans, over (b) the
                            pass-through rate in effect during the subject
                            interest accrual period for the class of series
                            2004-C7 principal balance certificates whose
                            principal balance makes up that component.

                            The respective initial pass-through rates listed in
                            the table on page S-5 for the class X-CL, X-CP, H,
                            J and K certificates are each approximate.

                            The references to "certain net interest rates on
                            the underlying mortgage loans" above in this
                            "--Pass-Through Rate" subsection, in connection
                            with the description of the respective pass-through
                            rates for the class A-5, A-6, A-1A, B, C, D, E, F,
                            G, H, J, K, L, M, N, P, Q, S, T, X-CL and X-CP
                            certificates, mean, as to any particular mortgage
                            loan in the trust, an interest rate that is
                            generally equal to (a) the related mortgage
                            interest rate in effect as of the date of initial
                            issuance of the offered certificates, minus (b) the
                            sum of:

                            o  the annual rate at which the trustee fee is
                               calculated;

                            o  the annual rate at which the related master
                               servicing fee is calculated (which fee, except
                               in the case of the two underlying mortgage loans
                               that are not serviced under the series 2004-C7
                               pooling and servicing agreement, includes any
                               related primary servicing fee payable by the
                               master servicer to any related sub-servicer);

                            o  in the case of the underlying mortgage loan
                               secured by the mortgaged real property
                               identified on Annex A-1 to this prospectus
                               supplement as One Lincoln Street, the fixed
                               pass-through rate for the class X-OL
                               certificates;

                            o  also in the case of the One Lincoln Street
                               underlying mortgage loan, the annual rate at
                               which the applicable servicing fee payable under
                               the series 2004-C3 trust and servicing agreement
                               is calculated (which agreement governs the
                               servicing of that underlying mortgage loan); and

                            o  in the case of the underlying mortgage loan
                               secured by the mortgaged real property
                               identified on Annex A-1 to this prospectus
                               supplement as World Apparel Center underlying
                               mortgage loan, the annual rate at which the
                               applicable servicing fee payable under the
                               series 2004-LN2 pooling and servicing agreement
                               is calculated (which agreement governs the
                               servicing of that underlying mortgage loan);

                                      S-12

                            provided that, if the subject underlying mortgage
                            loan accrues interest on the basis of the actual
                            number of days elapsed during any one-month
                            interest accrual period in a year assumed to
                            consist of 360 days, then, in some months, the
                            "related mortgage interest rate" referred to above
                            in clause (a) of this sentence will be converted to
                            an annual rate that would generally produce an
                            equivalent amount of interest accrued during the
                            same one-month interest accrual period on the basis
                            of an assumed 360-day year consisting of twelve
                            30-day months, prior to subtracting any of the
                            rates referred to in clause (b) of this sentence;
                            and provided, further, that the respective annual
                            servicing fee rates for the One Lincoln Street and
                            World Apparel Center underlying mortgage loans
                            under the related governing servicing agreements as
                            referred to in the fourth and fifth bullets of this
                            sentence, will be similarly so converted to a
                            30/360 equivalent rate.

D. WEIGHTED AVERAGE LIFE
   AND PRINCIPAL WINDOW..   The weighted average life of any class of offered
                            certificates refers to the average amount of time
                            that will elapse from the date of their issuance
                            until each dollar to be applied in reduction of the
                            total principal balance of those certificates is
                            paid to the investor. The principal window for any
                            class of offered certificates is the period during
                            which the holders of that class of offered
                            certificates will receive payments of principal. The
                            weighted average life and principal window shown in
                            the table on page S-5 of this prospectus supplement
                            for each class of offered certificates were
                            calculated based on the following assumptions with
                            respect to each underlying mortgage loan--

                            o  the related borrower timely makes all payments
                               on the mortgage loan,

                            o  if the mortgage loan has an anticipated
                               repayment date (see "--The Underlying Mortgage
                               Loans and the Mortgaged Real Properties" below),
                               the mortgage loan will be paid in full on that
                               date, and

                            o  the mortgage loan will not otherwise be prepaid
                               prior to stated maturity.

                            The weighted average life and principal window
                            shown in the table on page S-5 of this prospectus
                            supplement for each class of offered certificates
                            were further calculated based on the other modeling
                            assumptions referred to under "Yield and Maturity
                            Considerations" in, and set forth in the glossary
                            to, this prospectus supplement.

E. RATINGS...............   The ratings shown in the table on page S-5 of this
                            prospectus supplement for the offered certificates
                            are those of Standard & Poor's Ratings Services, a
                            division of The McGraw-Hill Companies, Inc., and
                            Moody's Investors Service, Inc., respectively. It is
                            a condition to their issuance that the respective
                            classes of the offered certificates receive credit
                            ratings no lower than those shown in the table on
                            page S-5 of this prospectus supplement.

                            The ratings assigned to the respective classes of
                            the offered certificates address the timely receipt
                            by holders of interest and the ultimate receipt by
                            holders of principal on or before the applicable
                            rated final payment date described under
                            "--Relevant Dates and Periods--Rated Final Payment
                            Date" below.

                            A security rating is not a recommendation to buy,
                            sell or hold securities and the assigning rating
                            agency may revise or withdraw its rating at any
                            time.

                            For a description of the limitations of the ratings
                            of the offered certificates, see "Ratings" in this
                            prospectus supplement.

                                      S-13

                                RELEVANT PARTIES

WHO WE ARE...............   Our name is Structured Asset Securities
                            Corporation II. We are a special purpose Delaware
                            corporation. Our address is 745 Seventh Avenue, New
                            York, New York 10019, and our telephone number is
                            (212) 526-7000. See "Structured Asset Securities
                            Corporation II" in the accompanying prospectus.

INITIAL TRUSTEE..........   LaSalle Bank National Association, a national
                            banking association, will act as the initial trustee
                            on behalf of the series 2004-C7 certificateholders.
                            It maintains an office at 135 South LaSalle Street,
                            Suite 1625, Chicago, Illinois 60603. See
                            "Description of the Offered Certificates--The
                            Trustee" in this prospectus supplement. The trustee
                            will also have, or be responsible for appointing an
                            agent to perform, additional duties with respect to
                            tax administration. Following the transfer of the
                            underlying mortgage loans into the trust, the
                            trustee, on behalf of the trust, will become the
                            mortgagee of record under each underlying mortgage
                            loan, subject to the discussions under "--One
                            Lincoln Street Mortgagee of Record, Master Servicer
                            and Special Servicer" and "--World Apparel Center
                            Mortgagee of Record, Master Servicer and Special
                            Servicer" below.

INITIAL FISCAL AGENT.....   ABN AMRO Bank N.V., a Netherlands banking
                            corporation, will act as the initial fiscal agent
                            with respect to the series 2004-C7 certificates. See
                            "Description of the Offered Certificates--The Fiscal
                            Agent" in this prospectus supplement.

INITIAL MASTER SERVICER...  Wachovia Bank, National Association, a national banking association, will act as the initial master
                            servicer with respect to the underlying mortgage
                            loans, except as discussed under "--One Lincoln
                            Street Mortgagee of Record, Master Servicer and
                            Special Servicer" and "--World Apparel Center
                            Mortgagee of Record, Master Servicer and Special
                            Servicer" below. See "Servicing Under the Series
                            2004-C7 Pooling and Servicing Agreement--The Initial
                            Master Servicer and the Initial Special Servicer" in
                            this prospectus supplement.

INITIAL SPECIAL
 SERVICER.................  GMAC Commercial Mortgage Corporation, a California
                            corporation, will act as the initial special
                            servicer with respect to the underlying mortgage
                            loans, except as discussed under "--One Lincoln
                            Street Mortgagee of Record, Master Servicer and
                            Special Servicer" and "--World Apparel Center
                            Mortgagee of Record, Master Servicer and Special
                            Servicer" below. See "Servicing Under the Series
                            2004-C7 Pooling and Servicing Agreement--The Initial
                            Master Servicer and the Initial Special Servicer" in
                            this prospectus supplement.

NON-TRUST MORTGAGE LOAN
 NOTEHOLDERS.............   Seven (7) underlying mortgage loans are, in each
                            case, part of a loan combination comprised of two
                            (2) or more mortgage loans that are obligations of
                            the same borrower, only one of which will be
                            included in the trust fund. The remaining mortgage
                            loans in a subject loan combination will not be
                            included in the trust fund, provided that all of the
                            mortgage loans in a subject loan combination are
                            together secured by the same mortgage instrument(s)
                            encumbering the same mortgaged real property or
                            properties. A loan combination comprised of two
                            mortgage loans is sometimes referred to in this
                            prospectus supplement as a loan pair, and a loan
                            combination comprised of more than two mortgage
                            loans is sometimes referred to in this prospectus
                            supplement as a loan group. The seven (7) underlying
                            mortgage loans that are each part of a loan
                            combination are secured by the mortgaged real
                            properties identified on Annex

                                      S-14

                            A-1 to this prospectus supplement as One Lincoln
                            Street, World Apparel Center, International
                            Residences, Kimco Portfolio - Enchanted Forest,
                            Kimco Portfolio - Wilkens Beltway Plaza, Kimco
                            Portfolio - Perry Hall Super Fresh and Post Oak
                            Apartments, respectively. All of the mortgage loans
                            comprising a given loan combination are
                            cross-defaulted, but none of the loan combinations
                            is cross-collateralized or cross-defaulted with any
                            other loan combination. Set forth below is a
                            discussion of those seven (7) subject loan
                            combinations:

                            o  The One Lincoln Street underlying mortgage loan,
                               which has an unpaid principal balance of
                               $203,094,752 and represents 14.2% of the initial
                               mortgage pool balance, is part of a loan pair
                               comprised of two (2) mortgage loans that are
                               both secured by the One Lincoln Street mortgaged
                               real property. The non-trust mortgage loan
                               secured by the One Lincoln Street mortgaged real
                               property has an unpaid principal balance of
                               $311,000,000, consists of five (5) loan
                               components with differing payment priorities,
                               and will be the primary asset that directly
                               backs the One Lincoln Street Commercial Mortgage
                               Trust, Commercial Mortgage Pass-Through
                               Certificates, Series 2004-C3. The One Lincoln
                               Street underlying mortgage loan is: (a) prior to
                               an event of default, (i) pari passu in right of
                               payment of interest only with the most senior
                               component (which has an unpaid principal balance
                               of $277,500,000) of the One Lincoln Street
                               non-trust mortgage loan, (ii) senior in right of
                               payment of interest to the four (4) subordinate
                               components (which have an aggregate unpaid
                               principal balance of $33,500,000) of the One
                               Lincoln Street non-trust mortgage loan and (iii)
                               senior in right of payment of principal to the
                               entire One Lincoln Street non-trust mortgage
                               loan (including all five (5) components
                               thereof); and (b) subsequent to an event of
                               default, (i) pari passu in right of payment of
                               principal and interest with the most senior
                               component of the One Lincoln Street non-trust
                               mortgage loan, and (ii) senior in right of
                               payment of principal and interest to the four
                               (4) subordinate components of the One Lincoln
                               Street non-trust mortgage loan. See "Description
                               of the Mortgage Pool--Significant Underlying
                               Mortgage Loans--The One Lincoln Street Mortgage
                               Loan" in this prospectus supplement.

                            o  The World Apparel Center underlying mortgage
                               loan, which has an unpaid principal balance of
                               $73,000,000 and represents 5.1% of the initial
                               mortgage pool balance, is part of a loan
                               combination comprised of four (4) mortgage loans
                               that are all secured by the World Apparel Center
                               mortgaged real property. All of the mortgage
                               loans comprising the World Apparel Center loan
                               combination are pari passu in right of payment
                               with each other. The World Apparel Center
                               non-trust mortgage loans consist of: (i) one
                               mortgage loan with an unpaid principal balance
                               of $73,000,000 which is, together with other
                               commercial and multifamily mortgage loans,
                               included in a commercial mortgage securitization
                               involving the issuance of the J.P. Morgan Chase
                               Commercial Mortgage Securities Corp., Commercial
                               Mortgage Pass-Through Certificates, Series
                               2004-LN2, (ii) one mortgage loan with an unpaid
                               principal balance of $37,230,000 which is,
                               together with other commercial and multifamily
                               mortgage loans, included in a commercial
                               mortgage securitization involving the issuance
                               of the Morgan Stanley Capital I Trust 2004-IQ8,
                               Series 2004-IQ8 Commercial Mortgage Pass-Through
                               Certificates, and (iii) one mortgage loan with
                               an unpaid principal balance of $35,770,000 which
                               is, together with other commercial and

                                      S-15

                               multifamily mortgage loans, included in a
                               commercial mortgage securitization involving the
                               issuance of the Bear Stearns Commercial Mortgage
                               Securities Trust 2004-PWR5, Series 2004-PWR5
                               Commercial Mortgage Pass-Through Certificates.
                               See "Description of the Mortgage Pool--
                               Significant Underlying Mortgage Loans--The World
                               Apparel Center Mortgage Loan" in this prospectus
                               supplement.

                             o The International Residences underlying mortgage
                               loan, which has a cut-off date principal balance
                               of $20,600,000 and represents 1.4% of the
                               initial mortgage pool balance, is part of a loan
                               combination comprised of two (2) mortgage loans
                               that are both secured by the International
                               Residences mortgaged real property. The
                               International Residences underlying mortgage
                               loan is, following certain events of default
                               with respect to the International Residences
                               loan pair, senior in right of payment to the
                               International Residences non-trust mortgage
                               loan, which non-trust mortgage loan has an
                               unpaid principal balance of $900,000 and is held
                               by one of our affiliates.

                             o The underlying mortgage loan identified on Annex
                               A-1 to this prospectus supplement as Kimco
                               Portfolio - Enchanted Forest, which has a
                               cut-off date principal balance of $11,900,000
                               and represents 0.8% of the initial mortgage pool
                               balance, is part of a loan combination comprised
                               of two (2) mortgage loans that are both secured
                               by the Kimco Portfolio - Enchanted Forest
                               mortgaged real property. The Kimco Portfolio -
                               Enchanted Forest underlying mortgage loan is,
                               following certain events of default with respect
                               to the Kimco Portfolio - Enchanted Forest loan
                               pair, senior in right of payment to the Kimco
                               Portfolio - Enchanted Forest non-trust mortgage
                               loan, which non-trust mortgage loan has an
                               unpaid principal balance of $9,730,000 and is
                               held by an institutional third-party investor.

                            o  The underlying mortgage loan identified on Annex
                               A-1 to this prospectus supplement as Kimco
                               Portfolio -- Wilkens Beltway Plaza, which has a
                               cut-off date principal balance of $8,900,000 and
                               represents 0.6% of the initial mortgage pool
                               balance, is part of a loan combination comprised
                               of two (2) mortgage loans that are both secured
                               by the Kimco Portfolio - Wilkens Beltway Plaza
                               mortgaged real property. The Kimco Portfolio -
                               Wilkens Beltway Plaza underlying mortgage loan
                               is, following certain events of default with
                               respect to the Kimco Portfolio - Wilkens Beltway
                               Plaza loan pair, senior in right of payment to
                               the Kimco Portfolio - Wilkens Beltway Plaza
                               non-trust mortgage loan, which non-trust
                               mortgage loan has an unpaid principal balance of
                               $7,100,000 and is held by an institutional
                               third-party investor.

                            o  The underlying mortgage loan identified on Annex
                               A-1 to this prospectus supplement as Kimco
                               Portfolio -- Perry Hall Super Fresh, which has a
                               cut-off date principal balance of $6,000,000 and
                               represents 0.4% of the initial mortgage pool
                               balance, is part of a loan combination comprised
                               of two (2) mortgage loans that are both secured
                               by the Kimco Portfolio - Perry Hall Super Fresh
                               mortgaged real property. The Kimco Portfolio -
                               Perry Hall Super Fresh underlying mortgage loan
                               is, following certain events of default with
                               respect to the Kimco Portfolio - Perry Hall
                               Super Fresh loan pair, senior in right of
                               payment to the Kimco Portfolio - Perry Hall
                               Super Fresh non-trust mortgage loan, which
                               non-trust mortgage loan has an unpaid principal
                               balance of $3,700,000 and is held by an
                               institutional third-party investor.

                                      S-16

                            o  The Post Oak Apartments underlying mortgage
                               loan, which has a cut-off date principal balance
                               of $10,000,000 and represents 0.7% of the
                               initial mortgage pool balance, is part of a loan
                               combination comprised of two (2) mortgage loans
                               that are both secured by the Post Oak Apartments
                               mortgaged real property. The Post Oak Apartments
                               underlying mortgage loan is, following certain
                               events of default with respect to the Post Oak
                               Apartments loan pair, senior in right of payment
                               to the Post Oak Apartments non-trust mortgage
                               loan, which non-trust mortgage loan has an
                               unpaid principal balance of $625,000 and is held
                               by one of our affiliates.

                            As described below under "--One Lincoln Street
                            Mortgagee of Record, Master Servicer and Special
                            Servicer" and "--World Apparel Center Mortgagee of
                            Record, Master Servicer and Special Servicer," the
                            One Lincoln Street loan pair and the World Apparel
                            Center loan group are not being serviced under the
                            series 2004-C7 pooling and servicing agreement, but
                            are instead being serviced and administered
                            pursuant to the servicing arrangements for the
                            securitization of a related non-trust loan in that
                            loan combination. Each of the other five (5) loan
                            combinations will be serviced under the series
                            2004-C7 pooling and servicing agreement by the
                            master servicer and the special servicer
                            thereunder. Pursuant to one or more co-lender or
                            similar agreements with respect to each of the loan
                            combinations, the holder of a particular non-trust
                            mortgage loan in the subject loan combination, or a
                            group of holders of non-trust mortgage loans in the
                            subject loan combination (acting together), may be
                            granted various rights and powers, including (a)
                            cure rights with respect to the underlying mortgage
                            loan in that loan combination, (b) a purchase
                            option with respect to the underlying mortgage loan
                            in that loan combination and/or (c) the right to
                            advise, direct and/or consult with the applicable
                            servicer regarding various servicing matters,
                            including certain modifications, affecting that
                            loan combination. In some cases, those rights and
                            powers may be assignable or may be exercised
                            through a representative or designee. See
                            "Description of the Mortgage Pool--Loan
                            Combinations" in this prospectus supplement for a
                            more detailed description, with respect to each
                            loan combination, of the related co-lender
                            arrangement and the priority of payments among the
                            mortgage loans comprising such loan combination.
                            Also, see "Servicing Under the Series 2004-C7
                            Pooling and Servicing Agreement--The Series 2004-C7
                            Controlling Class Representative and the Non-Trust
                            Loan Noteholders," "Servicing of the One Lincoln
                            Street Loan Pair--Rights of the Series 2004-C3
                            Directing Certificateholders/Asset Status Report"
                            and "Servicing of the World Apparel Center Loan
                            Group--Certain Powers of the World Apparel Center
                            Majority Holders Under the World Apparel Center
                            Co-Lender Agreement" in this prospectus supplement
                            for a more detailed description of certain of the
                            foregoing rights of the respective non-trust
                            mortgage loan noteholders.

ONE LINCOLN STREET
 MORTGAGEE OF RECORD,
 MASTER SERVICER AND
 SPECIAL SERVICER........   The two (2) mortgage loans (including the subject
                            underlying mortgage loan) secured by the One Lincoln
                            Street mortgaged real property are being -- and,
                            upon issuance of the series 2004-C7 certificates,
                            will continue to be -- serviced and administered
                            pursuant to the trust and servicing agreement
                            relating to the One Lincoln Street Commercial
                            Mortgage Trust, Commercial Mortgage Pass-Through
                            Certificates, Series 2004-C3, which provides for
                            servicing arrangements

                                      S-17

                            that are similar but not identical to those under
                            the series 2004-C7 pooling and servicing agreement.
                            In that regard--

                            o  LaSalle Bank National Association, which is also
                               the trustee under the series 2004-C3 trust and
                               servicing agreement, will, in that capacity, be
                               the mortgagee of record with respect to both of
                               the above-described mortgage loans secured by
                               the One Lincoln Street mortgaged real property;

                            o  Wachovia Bank, National Association, which is
                               also the master servicer under the series
                               2004-C3 trust and servicing agreement, will, in
                               that capacity, be the initial master servicer
                               for the entire One Lincoln Street loan pair,
                               subject to replacement pursuant to the terms of
                               the series 2004-C3 trust and servicing
                               agreement; and

                            o  Wachovia Bank, National Association will, in
                               that capacity, be the initial special servicer
                               for the entire One Lincoln Street loan pair,
                               subject to replacement pursuant to the terms of
                               the series 2004-C3 trust and servicing
                               agreement, including, (i) with cause, by certain
                               specified parties under the series 2004-C3 trust
                               and servicing agreement, and (ii) without cause,
                               by the holder of the One Lincoln Street
                               underlying mortgage loan or its designee (which
                               designee, pursuant to the 2004-C7 pooling and
                               servicing agreement, will be the series 2004-C7
                               controlling class representative) in connection
                               with its one-time right to terminate and replace
                               the series 2004-C3 special servicer.

                            Notwithstanding the foregoing, references in this
                            prospectus supplement to the trustee, master
                            servicer and special servicer will mean the
                            trustee, master servicer and special servicer,
                            respectively, under the series 2004-C7 pooling and
                            servicing agreement, unless the context clearly
                            indicates otherwise.

WORLD APPAREL CENTER
 MORTGAGEE OF  RECORD,
 MASTER SERVICER AND
 SPECIAL SERVICER........   The four (4) mortgage loans secured by the World
                            Apparel Center mortgaged real property (including
                            the subject underlying mortgage loan) are being --
                            and, upon issuance of the series 2004-C7
                            certificates, will continue to be -- serviced and
                            administered pursuant to the pooling and servicing
                            agreement relating to the J.P. Morgan Chase
                            Commercial Mortgage Securities Corp, Commercial
                            Mortgage Pass-Through Certificates, Series 2004-LN2,
                            which provides for servicing arrangements that are
                            similar but not identical to those under the series
                            2004-C7 pooling and servicing agreement. In that
                            regard--

                            o  Wells Fargo Bank, N.A., which is the trustee
                               under the series 2004-LN2 pooling and servicing
                               agreement, will, in that capacity, be the
                               mortgagee of record with respect to all of the
                               above-described mortgage loans secured by the
                               World Apparel Center mortgaged real property;

                            o  GMAC Commercial Mortgage Corporation, which is
                               the master servicer under the series 2004-LN2
                               pooling and servicing agreement, will, in that
                               capacity, be the initial master servicer for the
                               entire World Apparel Center loan group, subject
                               to replacement pursuant to the terms of the
                               series 2004-LN2 pooling and servicing agreement;
                               and

                            o  Lennar Partners, Inc., which is the special
                               servicer under the series 2004-LN2 pooling and
                               servicing agreement, will, in that capacity, be
                               the initial special servicer for the entire
                               World Apparel Center loan group, subject to

                                      S-18

                               replacement pursuant to the terms of the series
                               2004-LN2 pooling and servicing agreement,
                               including, without cause, by the holders of a
                               majority interest in a designated controlling
                               class of series 2004-LN2 certificates.

                            Notwithstanding the foregoing, references in this
                            prospectus supplement to the trustee, master
                            servicer and special servicer will mean the
                            trustee, master servicer and special servicer,
                            respectively, under the series 2004-C7 pooling and
                            servicing agreement unless the context clearly
                            indicates otherwise.

CONTROLLING CLASS
 OF CERTIFICATEHOLDERS....  The holders or beneficial owners of certificates representing a majority interest in a designated
                            controlling class of the series 2004-C7 certificates
                            will have the right, subject to the conditions
                            described under "Servicing Under the Series 2004-C7
                            Pooling and Servicing Agreement--The Series 2004-C7
                            Controlling Class Representative and the Non-Trust
                            Loan Noteholders" and "--Replacement of the Special
                            Servicer by the Series 2004-C7 Controlling Class" in
                            this prospectus supplement, to--

                            o  replace the existing special servicer, with or
                               without cause, or any special servicer that has
                               resigned, been terminated or otherwise ceased to
                               serve as special servicer, and

                            o  select a representative that may direct and
                               advise the master servicer and/or the special
                               servicer, as applicable, on various servicing
                               matters with respect to the underlying mortgage
                               loans (exclusive of the One Lincoln Street
                               underlying mortgage loan and the World Apparel
                               Center underlying mortgage loan) under the
                               series 2004-C7 pooling and servicing agreement,
                               except to the extent that a related non-trust
                               mortgage loan noteholder or its representative
                               may otherwise do so.

                            Unless there are significant losses on the
                            underlying mortgage loans, the controlling class of
                            series 2004-C7 certificateholders will be the
                            holders of a non-offered class of series 2004-C7
                            certificates. Notwithstanding the foregoing, the
                            series 2004-C7 controlling class certificateholders
                            will generally not have any rights to replace,
                            advise or direct either (a) the special servicer
                            under the series 2004-C3 trust and servicing
                            agreement or any other applicable servicing
                            agreement with respect to the One Lincoln Street
                            underlying mortgage loan or (b) the special
                            servicer under the series 2004-LN2 pooling and
                            servicing agreement or any other applicable
                            servicing agreement with respect to the World
                            Apparel Center underlying mortgage loan; provided
                            that the holder of the One Lincoln Street
                            underlying mortgage loan (or its designee) will
                            have a limited one-time right to replace the
                            special servicer under the series 2004-C3 trust and
                            servicing agreement, subject to the conditions
                            described under "Servicing of the One Lincoln
                            Street Loan Pair--Replacement of Master Servicer
                            and Special Servicer Under the Series 2004-C3 Trust
                            and Servicing Agreement" in this prospectus
                            supplement.

UNDERWRITERS.............   Lehman Brothers Inc. and UBS Securities LLC are
                            the underwriters of this offering. With respect to
                            this offering--

                            o  Lehman Brothers Inc. is acting as co-lead
                               manager and sole bookrunner, and

                            o  UBS Securities LLC is acting as co-lead manager.

                            Lehman Brothers Inc. is our affiliate and an
                            affiliate of one or more of the mortgage loan
                            sellers. UBS Securities LLC is an affiliate of
                            another mortgage loan seller. See "Method of
                            Distribution" in this prospectus supplement.

                                      S-19

                           RELEVANT DATES AND PERIODS

CUT-OFF DATE.............   Four (4) mortgage loans that we intend to include
                            in the trust, representing 3.6% of the initial
                            mortgage pool balance, were originated after October
                            12, 2004. Accordingly, references to "cut-off date"
                            in this prospectus supplement mean, individually and
                            collectively,

                            o  October 12, 2004, in the case of each underlying
                               mortgage loan originated on or before that date;
                               and

                            o  the related date of origination, in the case of
                               each underlying mortgage loan originated after
                               October 12, 2004.

                            All payments and collections received on the
                            underlying mortgage loans after that cut-off date,
                            excluding any payments or collections that
                            represent amounts due on or before that cut-off
                            date, will belong to the trust.

                            With respect to the four (4) underlying mortgage
                            loans, representing 3.6% of the initial mortgage
                            pool balance, that were originated after October
                            12, 2004, the related mortgage loan seller will
                            supplement any amounts payable by the related
                            borrowers in November 2004, such that the trust
                            will receive, in November 2004, a full month's
                            interest with respect to each of those mortgage
                            loans. For purposes of determining distributions on
                            the series 2004-C7 certificates, each of those
                            supplemental interest and/or principal payments
                            should be considered a payment by the related
                            borrower.

ISSUE DATE...............   The date of initial issuance for the offered
                            certificates will be on or about November 3, 2004.

PAYMENT DATE.............   Payments on the offered certificates are scheduled
                            to occur monthly, commencing in November 2004.
                            During any given month, the payment date will be the
                            fourth business day following the 11th calendar day
                            of that month or, if that 11th calendar day is not a
                            business day, then the fifth business day following
                            that 11th calendar day.

RECORD DATE..............   The record date for each monthly payment on an
                            offered certificate will be the last business day of
                            the prior calendar month, except that the record
                            date for the first payment date will be the date of
                            initial issuance of the offered certificates. The
                            registered holders of the series 2004-C7
                            certificates at the close of business on each record
                            date will be entitled to receive, on the following
                            payment date, any payments on those certificates,
                            except that the last payment on any offered
                            certificate will be made only upon presentation and
                            surrender of the certificate.

COLLECTION PERIOD........   Amounts available for payment on the offered
                            certificates on any payment date will depend on the
                            payments and other collections received, and any
                            advances of payments due, on the underlying mortgage
                            loans during the related collection period. In
                            general, each collection period--

                            o  will relate to a particular payment date,

                            o  will be approximately one month long,

                            o  will begin immediately after the prior
                               collection period ends or, in the case of the
                               first collection period, will begin on the day
                               following the cut-off date, and

                                      S-20

                            o  will end on the 11th day of the same calendar
                               month as the related payment date or, if that
                               11th day is not a business day, the following
                               business day.

                            However, the collection period for any payment date
                            for the One Lincoln Street underlying mortgage loan
                            may differ from the collection period with respect
                            to the rest of the mortgage pool for that payment
                            date. Accordingly, there may be two (2) collection
                            periods with respect to each payment date--

                            o  a collection period with respect to the One
                               Lincoln Street underlying mortgage loan, and

                            o  a collection period with respect to the rest of
                               the mortgage pool,

                            which two (2) collection periods will not
                            necessarily coincide with each other. Unless the
                            context clearly indicates otherwise, references in
                            any other portion of this prospectus supplement to
                            "collection period" will mean, individually and
                            collectively, as applicable, the foregoing two (2)
                            collection periods, for the subject payment date.

INTEREST ACCRUAL PERIOD...  The amount of interest payable with respect to the offered certificates on any payment date will be a
                            function of the interest accrued during the related
                            interest accrual period. The interest accrual period
                            for any payment date will be the period commencing
                            on the 11th day of the month preceding the month in
                            which that payment date occurs and ending on the
                            10th day of the month in which that payment date
                            occurs.

RATED FINAL
 PAYMENT DATE.............  The rated final payment dates for the respective classes of the offered certificates are as follows:

                            o  for the class A-1, A-2, A-3, A-4, A-5, A-6 and
                               A-1A certificates, the payment date in
                                        ; and

                            o  for the class B, C, D, E and F certificates, the
                               payment date in          .

                            As discussed in this prospectus supplement, the
                            ratings assigned to the respective classes of
                            offered certificates will represent the likelihood
                            of--

                            o  timely receipt by the holders of all interest to
                               which they are entitled on each payment date,
                               and

                            o  the ultimate receipt by the holders of all
                               principal to which they are entitled by the
                               related rated final payment date.

ASSUMED FINAL
 PAYMENT DATE.............  With respect to any class of offered certificates, the assumed final payment date is the payment date
                            on which the holders of those certificates would be
                            expected to receive their last payment and the total
                            principal balance of those certificates would be
                            expected to be reduced to zero, based upon--

                            o  the assumption that each borrower timely makes
                               all payments on its underlying mortgage loan;

                            o  the assumption that each underlying mortgage
                               loan, if any, with an anticipated repayment date
                               is paid in full on that date;

                            o  the assumption that no borrower otherwise
                               prepays its underlying mortgage loan prior to
                               stated maturity; and

                                      S-21

                            o  the other modeling assumptions referred to under
                               "Yield and Maturity Considerations" in, and set
                               forth in the glossary to, this prospectus
                               supplement.

                            Accordingly, the assumed final payment date for
                            each class of offered certificates is the payment
                            date in the calendar month and year set forth below
                            for that class:

                                                    MONTH AND YEAR OF
                                                      ASSUMED FINAL
                                      CLASS           PAYMENT DATE
                                ----------------   ------------------
                                  A-1 ..........
                                  A-2 ..........
                                  A-3 ..........
                                  A-4 ..........
                                  A-5 ..........
                                  A-6 ..........
                                  A-1A .........
                                  B ............
                                  C ............
                                  D ............
                                  E ............
                                  F ............

                     DESCRIPTION OF THE OFFERED CERTIFICATES

REGISTRATION AND
 DENOMINATIONS............  We intend to deliver the offered certificates in book-entry form in original denominations of $10,000
                            initial principal balance and in any greater whole
                            dollar denominations.

                            You will initially hold your offered certificates,
                            directly or indirectly, through The Depository
                            Trust Company, and they will be registered in the
                            name of Cede & Co. as nominee for The Depository
                            Trust Company. As a result, you will not receive a
                            fully registered physical certificate representing
                            your interest in any offered certificate, except
                            under the limited circumstances described under
                            "Description of the Offered
                            Certificates--Registration and Denominations" in
                            this prospectus supplement and under "Description
                            of the Certificates--Book-Entry Registration" in
                            the accompanying prospectus.

PAYMENTS

A. GENERAL...............   For purposes of allocating payments on certain
                            classes of the series 2004-C7 certificates, the
                            mortgage pool will be divided into:

                            o  a loan group no. 1 consisting of all of the
                               underlying mortgage loans that are secured by
                               property types other than multifamily and mobile
                               home park, together with the underlying mortgage
                               loan secured by the mortgaged real property
                               identified on Annex A-1 to this prospectus
                               supplement as Palmetto Place Apartments; and

                            o  a loan group no. 2 consisting of all of the
                               underlying mortgage loans that are secured by
                               multifamily and mobile home park properties,
                               except for the underlying mortgage loan secured
                               by the mortgaged real property identified on
                               Annex A-1 to this prospectus supplement as
                               Palmetto Place Apartments.

                            The trustee will make payments of interest and,
                            except in the case of the class X-CL, X-CP and X-OL
                            certificates, principal to the following classes of
                            series 2004-C7 certificateholders, sequentially as
                            follows:

                                      S-22

                                     PAYMENT ORDER            CLASS
                                    ---------------   --------------------
                                     1st ..........    A-1, A-2, A-3, A-4,
                                                         A-5, A-6, A-1A,
                                                       X-CL, X-CP and X-OL
                                     2nd ..........             B
                                     3rd ..........             C
                                     4th ..........             D
                                     5th ..........             E
                                     6th ..........             F
                                     7th ..........             G
                                     8th ..........             H
                                     9th ..........             J
                                     10th .........             K
                                     11th .........             L
                                     12th .........             M
                                     13th .........             N
                                     14th .........             P
                                     15th .........             Q
                                     16th .........             S
                                     17th .........             T

                            Interest payments with respect to the class A-1,
                            A-2, A-3, A-4, A-5, A-6, A-1A, X-CL, X-CP and X-OL
                            certificates are to be made concurrently:

                            o  in the case of the class A-1, A-2, A-3, A-4, A-5
                               and A-6 certificates, on a pro rata basis in
                               accordance with the respective interest
                               entitlements evidenced by those classes of
                               series 2004-C7 certificates, from available
                               funds attributable to loan group no. 1;

                            o  in the case of the class A-1A certificates, from
                               available funds attributable to loan group no.
                               2; and

                            o  in the case of the class X-CL, X-CP and X-OL
                               certificates, on a pro rata basis in accordance
                               with the respective interest entitlements
                               evidenced by those classes of series 2004-C7
                               certificates, from available funds attributable
                               to loan group no. 1 and loan group no. 2;

                            provided that, if the foregoing would result in a
                            shortfall in the interest payment on any of the
                            class A-1, A-2, A-3, A-4, A-5, A-6, A-1A, X-CL,
                            X-CP and/or X-OL certificates, then payments of
                            interest will be made on those classes of series
                            2004-C7 certificates, on a pro rata basis in
                            accordance with the respective interest
                            entitlements evidenced thereby, from available
                            funds attributable to the entire mortgage pool.

                            Allocation of principal payments among the A-1,
                            A-2, A-3, A-4, A-5, A-6 and A-1A classes is
                            described under "--Payments of Principal" below.
                            The class X-CL, X-CP, X-OL, R-I, R-II, R-III and V
                            certificates do not have principal balances and do
                            not entitle their respective holders to payments of
                            principal.

                            See "Description of the Offered
                            Certificates--Payments--Priority of Payments" in
                            this prospectus supplement.

B. PAYMENTS OF INTEREST...  Each class of series 2004-C7 certificates, other than the class R-I, R-II, R-III and V certificates,
                            will bear interest. In each case, that interest will
                            accrue during each interest accrual period based
                            upon--

                                      S-23

                            o  the pass-through rate applicable for the
                               particular class for that interest accrual
                               period,

                            o  the total principal balance or notional amount,
                               as the case may be, of the particular class
                               outstanding immediately prior to the related
                               payment date, and

                            o  the assumption that each year consists of twelve
                               30-day months.

                            The borrowers under the underlying mortgage loans
                            are generally prohibited from making whole or
                            partial voluntary prepayments that are not
                            accompanied by a full month's interest on the
                            prepayment. If, however, a whole or partial
                            voluntary prepayment (or, to the extent it results
                            from the receipt of insurance proceeds or a
                            condemnation award, a whole or partial involuntary
                            prepayment) on an underlying mortgage loan is not
                            accompanied by the amount of one full month's
                            interest on the prepayment, then, as and to the
                            extent described under "Description of the Offered
                            Certificates--Payments--Payments of Interest" in
                            this prospectus supplement, the resulting
                            shortfall, less--

                            o  the amount of the master servicing fee that
                               would have been payable from that uncollected
                               interest, and

                            o  in the case of a voluntary prepayment on a
                               non-specially serviced mortgage loan, the
                               applicable portion of the payment made by the
                               master servicer to cover prepayment interest
                               shortfalls resulting from the voluntary
                               prepayments on non-specially serviced mortgage
                               loans during the related collection period,

                            will be allocated to reduce the amount of accrued
                            interest otherwise payable to the holders of all of
                            the interest-bearing classes of the series 2004-C7
                            certificates, including the offered certificates,
                            on a pro rata basis in accordance with the
                            respective amounts of interest actually accrued on
                            those classes during the corresponding interest
                            accrual period.

                            On each payment date, subject to available funds
                            and the payment priorities described under
                            "--Payments--General" above, you will be entitled
                            to receive your proportionate share of all unpaid
                            distributable interest accrued with respect to your
                            class of offered certificates through the end of
                            the related interest accrual period.

                            See "Description of the Offered
                            Certificates--Payments--Payments of Interest" and
                            "--Payments--Priority of Payments" in this
                            prospectus supplement.

C. PAYMENTS
 OF PRINCIPAL ...........   Subject to available funds and the payment
                            priorities described under "--Payments--General"
                            above, the holders of each class of offered
                            certificates will be entitled to receive a total
                            amount of principal over time equal to the total
                            principal balance of their particular class.

                            The total payments of principal to be made on the
                            series 2004-C7 certificates on any payment date
                            will, in general, be a function of--

                            o  the amount of scheduled payments of principal due
                               or, in some cases, deemed due on the underlying
                               mortgage loans during the related collection
                               period, which payments are either received as of
                               the end of that collection period or advanced by
                               the master servicer, the trustee or the fiscal
                               agent or, solely in the case of the underlying
                               mortgage loan secured by the mortgaged real
                               property identified on Annex A-1 to this
                               prospectus supplement as One

                                      S-24

                               Lincoln Street, advanced by the series 2004-C3
                               master servicer under the series 2004-C3 trust
                               and servicing agreement; and

                            o  the amount of any prepayments and other
                               unscheduled collections of previously unadvanced
                               principal with respect to the underlying mortgage
                               loans that are received during the related
                               collection period.

                            However, if the master servicer, the special
                            servicer, the trustee or the fiscal agent
                            reimburses itself out of general collections on the
                            mortgage pool for any advance that it has
                            determined is not recoverable out of collections on
                            the related underlying mortgage loan, then that
                            advance (together with accrued interest thereon)
                            will be deemed, to the fullest extent permitted, to
                            be reimbursed first out of payments and other
                            collections of principal otherwise distributable on
                            the series 2004-C7 principal balance certificates,
                            prior to being deemed reimbursed out of payments
                            and other collections of interest otherwise
                            distributable on the series 2004-C7 certificates.
                            In addition, if payments and other collections of
                            principal on the mortgage pool are applied to
                            reimburse, or pay interest on, any advance that is
                            determined to be nonrecoverable from collections on
                            the related underlying mortgage loan, as described
                            in the prior sentence, then that advance will be
                            reimbursed, and/or interest thereon will be paid,
                            first out of payments or other collections of
                            principal on the loan group (i.e., loan group no. 1
                            or loan group no. 2, as applicable) that includes
                            the subject underlying mortgage loan as to which
                            the advance was made, and prior to using payments
                            or other collections of principal on the other loan
                            group.

                            The trustee must make payments of principal in a
                            specified sequential order, taking account of
                            whether the payments (or advances in lieu thereof)
                            and other collections of principal that are to be
                            distributed were received and/or made with respect
                            to underlying mortgage loans in loan group no. 1 or
                            underlying mortgage loans in loan group no. 2, such
                            that:

                            o  no payments of principal will be made to the
                               holders of any of the class G, H, J, K, L, M, N,
                               P, Q, S and T certificates until the total
                               principal balance of the offered certificates is
                               reduced to zero;

                            o  no payments of principal will be made to the
                               holders of the class B, C, D, E or F certificates
                               until, in the case of each of those classes, the
                               total principal balance of all more senior
                               classes of offered certificates is reduced to
                               zero;

                            o  except as described in the paragraph following
                               these bullets, no payments of principal with
                               respect to loan group no. 1 will be made to the
                               holders of the class A-1A certificates until the
                               total principal balance of the class A-1, A-2,
                               A-3, A-4, A-5 and A-6 certificates is reduced to
                               zero;

                            o  except as described in the paragraph following
                               these bullets, no payments of principal with
                               respect to loan group no. 2 will be made to the
                               holders of the class A-1, A-2, A-3, A-4, A-5
                               and/or A-6 certificates until the total principal
                               balance of the class A-1A certificates is reduced
                               to zero; and

                            o  except as described in the paragraph following
                               these bullets, no payments of principal will be
                               made to the holders of the class A-6 certificates
                               until the total principal balance of the class
                               A-1, A-2, A-3, A-4 and A-5 certificates is
                               reduced to zero, no payments of principal will be
                               made to the holders of the class A-5 certificates
                               until the total principal balance of the class
                               A-1, A-2, A-3 and A-4 certificates is reduced to
                               zero, no payments of principal will be made to
                               the holders of the class A-4 certificates until
                               the total principal

                                      S-25

                               balance of the class A-1, A-2 and A-3
                               certificates is reduced to zero, no payments of
                               principal will be made to the holders of the
                               class A-3 certificates until the total principal
                               balance of the class A-1 and A-2 certificates is
                               reduced to zero, and no payments of principal
                               will be made to the holders of the class A-2
                               certificates until the total principal balance
                               of the class A-1 certificates is reduced to
                               zero.

                            Because of losses on the underlying mortgage loans
                            and/or default-related or other unanticipated
                            expenses of the trust, the total principal balance
                            of the class B, C, D, E, F, G, H, J, K, L, M, N, P,
                            Q, S and T certificates could be reduced to zero at
                            a time when the class A-1, A-2, A-3, A-4, A-5, A-6
                            and A-1A certificates, or any two or more of those
                            classes, remain outstanding. Under those
                            circumstances, any payments of principal on the
                            outstanding class A-1, A-2, A-3, A-4, A-5, A-6 and
                            A-1A certificates will be made on a pro rata basis
                            in accordance with the respective total principal
                            balances of those classes.

                            The class X-CL, X-CP, X-OL, R-I, R-II, R-III and V
                            certificates do not have principal balances and do
                            not entitle their holders to payments of principal.

                            See "Description of the Offered
                            Certificates--Payments--Payments of Principal" and
                            "--Payments--Priority of Payments" in this
                            prospectus supplement.

D. PAYMENTS OF PREPAYMENT
   PREMIUMS AND YIELD
   MAINTENANCE CHARGES....  If any prepayment premium or yield maintenance charge is collected on any of the underlying
                            mortgage loans, then the trustee will pay that
                            amount, net of any liquidation fee or workout fee
                            payable therefrom, in the proportions described
                            under "Description of the Offered
                            Certificates--Payments--Payments of Prepayment
                            Premiums and Yield Maintenance Charges" in this
                            prospectus supplement, to--

                            o  the holders of the class X-OL certificates, but
                               only if the subject prepayment premium or yield
                               maintenance charge is collected on the One
                               Lincoln Street underlying mortgage loan;

                            o  the holders of the class X-CL certificates,
                               and/or

                            o  the holders of any of the class A-1, A-2, A-3,
                               A-4, A-5, A-6, A-1A, B, C, D, E, F, G, H, J
                               and/or K certificates that are then entitled to
                               receive any principal payments with respect to
                               the loan group that includes the prepaid mortgage
                               loan.

REDUCTIONS OF CERTIFICATE
 PRINCIPAL BALANCES IN
 CONNECTION WITH LOSSES
 ON THE UNDERLYING MORTGAGE
 LOANS AND DEFAULT-RELATED
 AND OTHER UNANTICIPATED
 EXPENSES.................  Because of losses on the underlying mortgage loans
                            (including, for this purpose, advances that are
                            reimbursed out of general collections on the
                            mortgage pool because collections on the related
                            underlying mortgage loan are determined to be
                            insufficient to make such reimbursement) and/or
                            default-related and other unanticipated expenses of
                            the trust, the total principal balance of the
                            mortgage pool, net of outstanding advances of
                            principal, may fall below the total principal
                            balance of the series 2004-C7 principal balance
                            certificates. If and to the extent that those losses
                            on the underlying mortgage loans and/or expenses of
                            the trust cause such a deficit to exist following
                            the payments made on the series 2004-C7 certificates
                            on any payment date, the total principal balances of
                            the respective

                                      S-26

                            classes of series 2004-C7 principal balance
                            certificates will be sequentially reduced, in the
                            following order, until that deficit is eliminated:

                                    REDUCTION ORDER          CLASS
                                   ----------------- --------------------
                                     1st ...........           T
                                     2nd ...........           S
                                     3rd ...........           Q
                                     4th ...........           P
                                     5th ...........           N
                                     6th ...........           M
                                     7th ...........           L
                                     8th ...........           K
                                     9th ...........           J
                                     10th ..........           H
                                     11th ..........           G
                                     12th ..........           F
                                     13th ..........           E
                                     14th ..........           D
                                     15th ..........           C
                                     16th ..........           B
                                     17th ..........  A-1, A-2, A-3, A-4,
                                                       A-5, A-6 and A-1A

                            Any reduction to the respective total principal
                            balances of the A-1, A-2, A-3, A-4, A-5, A-6 and
                            A-1A classes will be made on a pro rata basis in
                            accordance with the relative sizes of those
                            principal balances.

                            See "Description of the Offered Certificates--
                            Reductions of Certificate Principal Balances in
                            Connection with Realized Losses and Additional
                            Trust Fund Expenses" in this prospectus
                            supplement.

ADVANCES OF DELINQUENT
 MONTHLY DEBT SERVICE
 PAYMENTS................   Except as described below in this "--Advances of
                            Delinquent Monthly Debt Service Payments"
                            subsection, the master servicer will be required to
                            make advances with respect to any delinquent
                            scheduled debt service payments, other than balloon
                            payments, due on the underlying mortgage loans, in
                            each case net of related master servicing fees and
                            workout fees (and, in the case of each of the One
                            Lincoln Street underlying mortgage loan and the
                            World Apparel Center underlying mortgage loan,
                            further net of any comparable fees payable pursuant
                            to the governing servicing agreement for that
                            mortgage loan). In addition, the trustee must make
                            any of those advances that the master servicer is
                            required, but fails, to make, and the fiscal agent
                            must make any of those advances that the trustee is
                            required, but fails, to make. As described below, in
                            the case of the One Lincoln Street underlying
                            mortgage loan, the master servicer will be required
                            to make advances of delinquent scheduled debt
                            service payments only to the extent the master
                            servicer under the series 2004-C3 trust and
                            servicing agreement fails to do so. As described
                            under "Description of the Offered Certificates--
                            Advances of Delinquent Monthly Debt Service
                            Payments" in this prospectus supplement, any party
                            that makes an advance will be entitled to be
                            reimbursed for that advance, together with interest
                            at the prime rate described in that section of this
                            prospectus supplement.

                                      S-27

                            Notwithstanding the foregoing, none of the master
                            servicer, the trustee or the fiscal agent will be
                            required to make any advance that it determines
                            (or, with respect to specially serviced mortgage
                            loans, that the special servicer determines) will
                            not be recoverable from proceeds of the related
                            underlying mortgage loan.

                            Subject to the discussions below regarding the One
                            Lincoln Street underlying mortgage loan and the
                            World Apparel Center underlying mortgage loan, if
                            any of the adverse events or circumstances that we
                            refer to under "Servicing Under the Series 2004-C7
                            Pooling and Servicing Agreement--Required
                            Appraisals" in, and identify in the glossary to,
                            this prospectus supplement, occurs or exists with
                            respect to any underlying mortgage loan or the
                            mortgaged real property for that mortgage loan,
                            then a new appraisal (or, in cases involving
                            underlying mortgage loans or mortgaged real
                            properties with principal balances or allocated
                            loan amounts, as the case may be, of less than
                            $2,000,000, a valuation estimate of that property)
                            must be obtained or conducted. If, based on that
                            appraisal or other valuation, subject to the
                            discussion in the next two paragraphs, it is
                            determined that--

                            o  the principal balance of, and other delinquent
                               amounts due under, the subject underlying
                               mortgage loan, exceed

                            o  an amount equal to--

                               1. 90% of the new appraised or estimated value of
                                  that real property (which value may be subject
                                  to reduction by the special servicer based on
                                  its review of the related appraisal and other
                                  relevant information), minus

                               2. the amount of any obligations secured by liens
                                  on the property, which liens are prior to the
                                  lien of the mortgage loan, plus

                               3. certain escrows and reserves and any letters
                                  of credit constituting additional security for
                                  the mortgage loan,

                            then the amount otherwise required to be advanced
                            with respect to interest on that mortgage loan will
                            be reduced. The reduction will be in generally the
                            same proportion that the excess, sometimes referred
                            to as an appraisal reduction amount, bears to the
                            principal balance of the mortgage loan, net of
                            related advances of principal. Due to the payment
                            priorities, any reduction in advances of interest
                            will, in general, reduce the funds available to pay
                            interest on the most subordinate interest-bearing
                            class or classes of series 2004-C7 certificates
                            then outstanding. Appraisal reduction amounts will
                            not affect the principal portion of P&I advances.

                            The One Lincoln Street underlying mortgage loan is
                            not being serviced under the series 2004-C7 pooling
                            and servicing agreement, and advances of delinquent
                            debt service payments for that underlying mortgage
                            loan will be made by the series 2004-C3 master
                            servicer under the series 2004-C3 trust and
                            servicing agreement (the governing document for the
                            securitization of the non-trust mortgage loan in
                            the One Lincoln Street loan pair). Those advances
                            will be made, on generally the same terms and
                            conditions described above, in accordance with the
                            terms of the series 2004-C3 trust and servicing
                            agreement (net of related master servicing fees
                            and/or primary servicing fees payable to the series
                            2004-C3 servicers and master servicing fees payable
                            to the series 2004-C7 master servicer). The master
                            servicer for the series 2004-C7 transaction, and,
                            if it fails to do so, the trustee, and then the
                            fiscal agent, for the series 2004-C7 transaction,

                                      S-28

                            will be required, however, to make a backup advance
                            of any delinquent monthly debt service payment with
                            respect to the One Lincoln Street underlying
                            mortgage loan that the master servicer under the
                            series 2004-C3 trust and servicing agreement is
                            required but fails to advance, unless the master
                            servicer, the trustee or the fiscal agent, as
                            applicable, for the series 2004-C3 transaction has
                            determined that such advance would not be
                            recoverable from collections on the One Lincoln
                            Street loan pair. The amount of those advances may
                            be reduced based on an appraisal performed by the
                            series 2004-C3 special servicer in accordance with
                            the series 2004-C3 trust and servicing agreement,
                            which reduction will be calculated with respect to
                            the One Lincoln Street underlying mortgage loan in
                            a manner similar but not identical to the
                            calculation described in the preceding paragraph.
                            Further, the trigger events for when an appraisal
                            of the related mortgaged real property is required
                            will be similar but not identical to the appraisal
                            trigger events under the series 2004-C7 pooling and
                            servicing agreement.

                            Although the World Apparel Center underlying
                            mortgage loan is not being serviced under the
                            series 2004-C7 pooling and servicing agreement,
                            advances of delinquent monthly debt service
                            payments with respect to that underlying mortgage
                            loan are being made by the master servicer, the
                            trustee or the fiscal agent pursuant to the series
                            2004-C7 pooling and servicing and not by any party
                            to the series 2004-LN2 pooling and servicing
                            agreement (which is the document governing the
                            servicing of the World Apparel Center loan group).
                            Further, the parties to each applicable pooling and
                            servicing agreement for each mortgage loan included
                            in the World Apparel Center loan group are required
                            to make independent determinations with respect to
                            recoverability of P&I advances on their respective
                            World Apparel Center mortgage loans. The amount of
                            P&I advances on the World Apparel Center underlying
                            mortgage loan, however, may be reduced based on an
                            appraisal performed by the series 2004-LN2 special
                            servicer in accordance with the series 2004-LN2
                            pooling and servicing agreement. Further, the
                            trigger events for when an appraisal of the related
                            mortgaged real property is required will be similar
                            but not identical to the appraisal trigger events
                            under the series 2004-C7 pooling and servicing
                            agreement.

                            The calculation of any appraisal reduction amount,
                            as described above under this "--Advances of
                            Delinquent Monthly Debt Service Payments" section,
                            in respect of the One Lincoln Street underlying
                            mortgage loan, the World Apparel Center underlying
                            mortgage loan, the International Residences
                            underlying mortgage loan, the Kimco Portfolio -
                            Enchanted Forest underlying mortgage loan, the
                            Kimco Portfolio - Wilkens Beltway Plaza underlying
                            mortgage loan, the Kimco Portfolio - Perry Hall
                            Super Fresh underlying mortgage loan or the Post
                            Oak Apartments underlying mortgage loan will, in
                            each case, take into account all of the mortgage
                            loans comprising the related loan combination. The
                            special servicer (or, in the case of the One
                            Lincoln Street underlying mortgage loan, the series
                            2004-C3 special servicer, and, in the case of the
                            World Apparel Center underlying mortgage loan, the
                            series 2004-LN2 special servicer) will determine
                            whether an appraisal reduction amount exists with
                            respect to the entire subject loan combination
                            based on a calculation that generally treats the
                            subject loan combination as if it was a single
                            underlying mortgage loan. With respect to the One
                            Lincoln Street loan pair, any resulting appraisal
                            reduction amount will be allocated, first, to the
                            four (4) subordinate loan components of the related
                            non-trust mortgage loan, up to the outstanding
                            principal balance thereof, and then, on a pro rata
                            basis by balance, to the subject underlying
                            mortgage loan and

                                      S-29

                            the most senior loan component of the related
                            non-trust mortgage loan. With respect to the World
                            Apparel Center loan group, any resulting appraisal
                            reduction amount will be allocated, on a pro rata
                            basis by balance, between the subject underlying
                            mortgage loan and the related non-trust mortgage
                            loans. Any resulting appraisal reduction amount
                            with respect to the Kimco Portfolio - Enchanted
                            Forest loan pair, the Kimco Portfolio - Wilkens
                            Beltway Plaza loan pair, the Kimco Portfolio -
                            Perry Hall Super Fresh loan pair, the International
                            Residences loan pair or the Post Oak Apartments
                            loan pair will, in each case, be allocated, first,
                            to the related subordinate non-trust mortgage loan
                            (up to the amount of the outstanding principal
                            balance of, and all accrued and unpaid interest
                            (other than default interest) on, that mortgage
                            loan), and then, to the subject underlying mortgage
                            loan. The amount of advances of interest on any of
                            the underlying mortgage loans that are part of a
                            loan combination will reflect any appraisal
                            reduction amount allocable thereto.

                            See "Description of the Offered
                            Certificates--Advances of Delinquent Monthly Debt
                            Service Payments," "Servicing Under the Series
                            2004-C7 Pooling and Servicing Agreement--Required
                            Appraisals," "Servicing of the One Lincoln Street
                            Loan Pair--Advances" and "--Appraisal Trigger
                            Event/Appraisal Reduction Amount Under the Series
                            2004-C3 Trust and Servicing Agreement" and
                            "Servicing of the World Apparel Center Loan
                            Group-Nonrecoverable Advances Under the Series
                            2004-LN2 Pooling and Servicing Agreement" and "--
                            Appraisal Trigger Event/Appraisal Reduction Amount
                            Under the Series 2004-LN2 Pooling and Servicing
                            Agreement" in this prospectus supplement. See also
                            "Description of the Certificates--Advances" in the
                            accompanying prospectus.
REPORTS TO
 CERTIFICATEHOLDERS.......  On each payment date, the trustee will provide or make available to the registered holders of the
                            series 2004-C7 certificates a monthly report
                            substantially in the form of Annex D to this
                            prospectus supplement. The trustee's report will
                            detail, among other things, the payments made to the
                            series 2004-C7 certificateholders on that payment
                            date and the performance of the underlying mortgage
                            loans and the mortgaged real properties.

                            Upon reasonable prior notice, you may also review
                            at the trustee's offices during normal business
                            hours a variety of information and documents that
                            pertain to the underlying mortgage loans and the
                            mortgaged real properties for those loans.

                            See "Description of the Offered
                            Certificates--Reports to Certificateholders;
                            Available Information" in this prospectus
                            supplement.

OPTIONAL TERMINATION.....   Specified parties to the transaction may terminate
                            the trust when the total principal balance of the
                            mortgage pool, net of outstanding advances of
                            principal, is less than 1.0% of the initial mortgage
                            pool balance. See "Description of the Offered
                            Certificates--Termination" in this prospectus
                            supplement.

         THE UNDERLYING MORTGAGE LOANS AND THE MORTGAGED REAL PROPERTIES

GENERAL..................   In this section, "--The Underlying Mortgage Loans
                            and the Mortgaged Real Properties," we provide
                            summary information with respect to the mortgage
                            loans that we intend to include in the trust. For
                            more detailed information regarding those mortgage
                            loans, you should review the following sections in
                            this prospectus supplement:

                                      S-30

                            o  "Description of the Mortgage Pool;"

                            o  "Risk Factors--Risks Related to the Underlying
                               Mortgage Loans;"

                            o  Annex A-1--Certain Characteristics of Individual
                               Underlying Mortgage Loans;

                            o  Annex A-2--Certain Characteristics of the
                               Mortgage Pool;

                            o  Annex A-3--Certain Characteristics of Loan Group
                               No. 1;

                            o  Annex A-4--Certain Characteristics of Loan Group
                               No. 2;

                            o  Annex A-5--Certain Monetary Terms of the
                               Underlying Mortgage Loans;

                            o  Annex A-6--Certain Information Regarding
                               Reserves; and

                            o  Annex B--Certain Information Regarding
                               Multifamily Properties.

                            For purposes of calculating distributions on
                            certain classes of the series 2004-C7 certificates,
                            the pool of mortgage loans backing the offered
                            certificates will be divided into a loan group no.
                            1 and a loan group no. 2.

                            Loan group no. 1 will consist of all of the
                            mortgage loans backing the series 2004-C7
                            certificates that are secured by property types
                            other than multifamily and mobile home park,
                            together with the underlying mortgage loan secured
                            by the mortgaged real property identified on Annex
                            A-1 to this prospectus supplement as Palmetto Place
                            Apartments. Loan group no. 1 will consist of 75
                            mortgage loans, with an initial loan group no. 1
                            balance of $1,295,343,975, representing
                            approximately 90.7% of the initial mortgage pool
                            balance.

                            Loan group no. 2 will consist of all of the
                            mortgage loans backing the series 2004-C7
                            certificates that are secured by the mortgaged real
                            properties that constitute multifamily and mobile
                            home park properties (other than the mortgaged real
                            property identified on Annex A-1 to this prospectus
                            supplement as Palmetto Place Apartments). Loan
                            group no. 2 will consist of 16 mortgage loans, with
                            an initial loan group no. 2 balance of
                            $132,477,002, representing approximately 9.3% of
                            the initial mortgage pool balance.

                            When reviewing the information that we have
                            included in this prospectus supplement, including
                            the Annexes hereto, with respect to the mortgage
                            loans that are to back the offered certificates,
                            please note that--

                            o  All numerical information provided with respect
                               to the underlying mortgage loans is provided on
                               an approximate basis.

                            o  References to initial mortgage pool balance mean
                               the aggregate cut-off date principal balance of
                               all the underlying mortgage loans, references to
                               the initial loan group no. 1 balance mean the
                               aggregate cut-off date principal balance of the
                               underlying mortgage loans in loan group no. 1 and
                               references to the initial loan group no. 2
                               balance mean the aggregate cut-off date principal
                               balance of the underlying mortgage loans in loan
                               group no. 2. We will transfer each of the
                               underlying mortgage loans, at its respective
                               cut-off date principal balance, to the trust. We
                               show the cut-off date principal balance for each
                               of the underlying mortgage loans on Annex A-1 to
                               this prospectus supplement.

                                      S-31

                            o  All weighted average information provided with
                               respect to the mortgage loans reflects a
                               weighting based on their respective cut-off date
                               principal balances.

                            o  When information with respect to mortgaged real
                               properties is expressed as a percentage of the
                               initial mortgage pool balance, the initial loan
                               group no. 1 balance or the initial loan group no.
                               2 balance, the percentages are based upon the
                               cut-off date principal balances of the related
                               mortgage loans or allocated portions of those
                               balances.

                            o  Certain statistical information (in particular,
                               information relating to debt service coverage and
                               loan-to-value ratios) in this prospectus
                               supplement (a) regarding the One Lincoln Street
                               underlying mortgage loan, takes into account the
                               most senior loan component (but not the four (4)
                               subordinate loan components) of the corresponding
                               non-trust mortgage loan, and (b) regarding the
                               World Apparel Center underlying mortgage loan,
                               takes into account the corresponding pari passu
                               non-trust mortgage loans. Furthermore, in the
                               case of each of the International Residences
                               underlying mortgage loan, the Kimco Portfolio -
                               Enchanted Forest underlying mortgage loan, the
                               Kimco Portfolio - Wilkens Beltway Plaza
                               underlying mortgage loan, the Kimco Portfolio -
                               Perry Hall Super Fresh underlying mortgage loan
                               and the Post Oak Apartments underlying mortgage
                               loan, that statistical information does not take
                               into account the corresponding subordinate
                               non-trust mortgage loan (even though that
                               corresponding subordinate non-trust mortgage loan
                               is cross-defaulted with the subject underlying
                               mortgage loan). For more information regarding
                               these loans, see "Description of the Mortgage
                               Pool--Significant Underlying Mortgage Loans" and
                               "--Loan Combinations" in this prospectus
                               supplement.

                            o  If any of the mortgage loans is secured by
                               multiple real properties located in more than one
                               state or representing more than one property
                               type, a portion of that mortgage loan has been
                               allocated to each of those properties.

                            o  The general characteristics of the entire
                               mortgage pool backing the offered certificates
                               are not necessarily representative of the general
                               characteristics of either loan group no. 1 or
                               loan group no. 2. The yield and risk of loss on
                               any class of offered certificates will depend on,
                               among other things, the composition of each of
                               loan group no. 1 and loan group no. 2. The
                               general characteristics of each such loan group
                               should also be analyzed when making an investment
                               decision. See "--Additional Statistical
                               Information" below.

                            o  Whenever we refer to a particular mortgaged real
                               property by name, we mean the mortgaged real
                               property identified by that name on Annex A-1 to
                               this prospectus supplement. Whenever we refer to
                               a particular mortgage loan by name, we mean the
                               mortgage loan secured by the mortgaged real
                               property identified by that name on Annex A-1 to
                               this prospectus supplement.

                            o  Four (4) mortgage loans that we intend to include
                               in the trust, representing 3.6% of the initial
                               mortgage pool balance, had not closed as of the
                               cut-off date and therefore certain mortgage loan
                               characteristics included in this prospectus
                               supplement for those mortgage loans, including
                               the interest rates thereof, have been estimated.
                               As a result, certain statistical information in
                               this prospectus supplement may change if those
                               mortgage loans bear a different interest rate
                               than anticipated. In addition, other statistical
                               information regarding the mortgage loans may
                               change prior to the date of initial

                                      S-32

                               issuance of the offered certificates due to
                               changes in the composition of the mortgage pool
                               prior to that date.

                            It has been confirmed to us by S&P and Moody's that
                            nine (9) of the mortgage loans that we intend to
                            include in the trust, representing 42.8% of the
                            initial mortgage pool balance, each has, in the
                            context of its inclusion in the mortgage pool,
                            credit characteristics consistent with investment
                            grade-rated obligations. Four (4) of those mortgage
                            loans are described under "Description of the
                            Mortgage Pool--Significant Underlying Mortgage
                            Loans" in this prospectus supplement.

SOURCE OF THE UNDERLYING
 MORTGAGE LOANS..........   We are not the originator of any of the mortgage
                            loans that we intend to include in the trust. We
                            will acquire those mortgage loans from two or more
                            parties. Except in six (6) cases, representing 5.5%
                            of the initial mortgage pool balance, each of those
                            mortgage loans was originated by--

                            o  the related mortgage loan seller from whom we
                               acquired the mortgage loan,

                            o  an affiliate of the related mortgage loan seller,
                               or

                            o  a correspondent in the related mortgage loan
                               seller's or its affiliate's conduit lending
                               program.

                            Lehman Brothers Inc. is our affiliate and an
                            affiliate of one or more of the mortgage loan
                            sellers. UBS Securities LLC is an affiliate of
                            another mortgage loan seller.

PAYMENT AND OTHER TERMS...  Each of the mortgage loans that we intend to include in the trust is the obligation of a borrower
                            to repay a specified sum with interest. Repayment of
                            each of the mortgage loans that we intend to include
                            in the trust is secured by a mortgage lien on the
                            fee and/or leasehold interest of the related
                            borrower or another party in one or more commercial
                            or multifamily real properties. Except for limited
                            permitted encumbrances, which we identify in the
                            glossary to this prospectus supplement, that
                            mortgage lien will be a first priority lien.

                            All of the mortgage loans that we intend to include
                            in the trust are or should be considered
                            nonrecourse. None of those mortgage loans is
                            insured or guaranteed by any governmental agency or
                            instrumentality or by any private mortgage insurer.

                            Each of the mortgage loans that we intend to
                            include in the trust currently accrues interest at
                            the annual rate specified with respect to that loan
                            on Annex A-1 to this prospectus supplement. Except
                            with respect to mortgage loans that have
                            anticipated repayment dates, as described below,
                            the mortgage interest rate for each underlying
                            mortgage loan is, in the absence of default, fixed
                            for the entire term of the loan.

                            Subject, in some cases, to a next business day
                            convention--

                            o  one (1) of the mortgage loans that we intend to
                               include in the trust fund, representing 0.2% of
                               the initial mortgage pool balance, provides for
                               scheduled payments of principal and/or interest
                               to be due on the first day of each month,

                                      S-33

                            o  one (1) of the mortgage loans that we intend to
                               include in the trust fund, representing 5.1% of
                               the initial mortgage pool balance, provides for
                               scheduled payments of principal and/or interest
                               to be due on the seventh day of each month,

                            o  five (5) of the mortgage loans that we intend to
                               include in the trust fund, representing 4.4% of
                               the initial mortgage pool balance, provide for
                               scheduled payments of principal and/or interest
                               to be due on the tenth day of each month, and

                            o  84 of the mortgage loans that we intend to
                               include in the trust fund, representing 90.3% of
                               the initial mortgage pool balance, provide for
                               scheduled payments of principal and/or interest
                               to be due on the eleventh day of each month.

                            Eighty-three (83) of the mortgage loans that we
                            intend to include in the trust, representing 76.4%
                            of the initial mortgage pool balance, of which 67
                            mortgage loans are in loan group no. 1,
                            representing 74.0% of the initial loan group no. 1
                            balance, and 16 mortgage loans are in loan group
                            no. 2, representing 100.0% of the initial loan
                            group no. 2 balance, respectively, provide for:

                            o  amortization schedules that are significantly
                               longer than their respective remaining terms to
                               stated maturity or for no amortization prior to
                               stated maturity; and

                            o  a substantial balloon payment of principal on
                               each of their respective maturity dates.

                            Five (5) of the 83 balloon mortgage loans
                            identified in the prior paragraph, representing
                            27.1% of the initial mortgage pool balance, of
                            which three (3) mortgage loans are in loan group
                            no. 1, representing 28.1% of the initial loan group
                            no. 1 balance, and two (2) mortgage loans are in
                            loan group no. 2, representing 17.6% of the initial
                            loan group no. 2 balance, respectively, require
                            payments of interest only to be due on each due
                            date until the stated maturity date. Another 20 of
                            the 83 balloon mortgage loans identified in the
                            prior paragraph, representing 22.8% of the initial
                            mortgage pool balance, of which 14 mortgage loans
                            are in loan group no. 1, representing 21.5% of the
                            initial loan group no. 1 balance, and six (6)
                            mortgage loans are in loan group no. 2,
                            representing 35.6% of the initial loan group no. 2
                            balance, respectively, require payments of interest
                            only to be due until the expiration of a designated
                            interest-only period that ends prior to the related
                            stated maturity date.

                            Six (6) of the mortgage loans that we intend to
                            include in the trust, representing 8.5% of the
                            initial mortgage pool balance, all of which
                            mortgage loans are in loan group no. 1,
                            representing 9.4% of the initial loan group no. 1
                            balance, provide material incentives to the related
                            borrower to pay the mortgage loan in full by a
                            specified date prior to the related maturity date.
                            We consider that date to be the anticipated
                            repayment date for each of those six (6) mortgage
                            loans. There can be no assurance, however, that
                            these incentives will result in the subject
                            mortgage loans being paid in full on or before
                            their respective anticipated repayment dates. The
                            incentives, which in each case will become
                            effective as of the related anticipated repayment
                            date, include:

                            o  The calculation of interest at a rate per annum
                               in excess of the initial mortgage interest rate.
                               The additional interest in excess of interest at
                               the initial mortgage interest rate will be
                               deferred and will be payable only after

                                      S-34

                            the outstanding principal balance of the
                            mortgage loan is paid in full.

                            o  The application of excess cash flow from the
                               mortgaged real property, after debt service
                               payments and any specified reserves or expenses
                               have been funded or paid, to pay the principal
                               amount of the mortgage loan. The payment of
                               principal from excess cash flow will be in
                               addition to the principal portion, if any, of the
                               normal monthly debt service payment.

                            Two (2) of the six (6) mortgage loans with
                            anticipated repayment dates identified in the prior
                            paragraph, representing 0.4% of the initial
                            mortgage pool balance, both of which mortgage loans
                            are in loan group no. 1, representing 0.4% of the
                            initial loan group no. 1 balance, require payments
                            of interest only to be due until the expiration of
                            a designated interest-only period that ends prior
                            to the related anticipated repayment date.

                            Two (2) of the mortgage loans that we intend to
                            include in the trust, representing 15.1% of the
                            initial mortgage pool balance, both of which
                            mortgage loans are in loan group no. 1,
                            representing 16.6% of the initial loan group no. 1
                            balance, each has a payment schedule that provides
                            for the payment of the subject mortgage loan in
                            full or substantially in full by its maturity date.
                            Those mortgage loans do not provide for any of the
                            repayment incentives associated with mortgage loans
                            with anticipated repayment dates.

DELINQUENCY STATUS.......   None of the mortgage loans that we intend to
                            include in the trust were 30 days or more delinquent
                            with respect to any monthly debt service payment as
                            of the cut-off date or at any time during the
                            12-month period preceding that date.

LOCKBOX TERMS............   Eighty-three (83) of the mortgage loans that we
                            intend to include in the trust, representing 98.3%
                            of the initial mortgage pool balance, generally
                            contain provisions for the payment of all rents,
                            credit card receipts, accounts receivable payments
                            and/or other income derived from the related
                            mortgaged real properties into a lockbox account
                            (either currently or upon the occurrence of a
                            triggering event).

                            The above-referenced mortgage loans provide for the
                            following types of lockbox accounts:

                                                    NUMBER OF     % OF INITIAL
                                                     MORTGAGE       MORTGAGE
                              TYPE OF LOCKBOX         LOANS       POOL BALANCE
                            --------------------   -----------   -------------
                             Hard ..............   14                 45.0%
                             Springing .........   69                 53.3%

                            A description of "springing" and "hard" lockbox
                            accounts with respect to the above referenced
                            mortgage loans is set forth under "Description of
                            the Mortgage Pool--Additional Loan and Property
                            Information--Lockboxes" in this prospectus
                            supplement.

PREPAYMENT LOCK-OUT,
 DEFEASANCE, PREPAYMENT
 PREMIUM AND YIELD
 MAINTENANCE PERIODS.....   An initial prepayment lock-out period is currently
                            in effect for 89 of the mortgage loans that we
                            intend to include in the trust, representing 98.2%
                            of the initial mortgage pool balance, of which 73
                            mortgage loans are in loan group no. 1, representing
                            98.0% of the initial loan group no. 1 balance, and
                            16 mortgage loans are in loan group no. 2,
                            representing 100.0% of the initial loan group no. 2
                            balance, respectively. A prepayment lock-out period
                            is a period during which

                                      S-35

                            the principal balance of a mortgage loan may not be
                            voluntarily prepaid in whole or in part. In most
                            cases, as described in the following paragraph, the
                            initial prepayment lock-out period is followed by a
                            defeasance period.

                            Eighty (80) of the mortgage loans that we intend to
                            include in the trust, representing 93.7% of the
                            initial mortgage pool balance, of which 66 mortgage
                            loans are in loan group no. 1, representing 94.2%
                            of the initial loan group no. 1 balance, and 14
                            mortgage loans are in loan group no. 2,
                            representing 88.8% of the initial loan group no. 2
                            balance, respectively, provide for a defeasance
                            period, following the initial prepayment lock-out
                            period, when voluntary prepayments are still
                            prohibited but the related borrower may obtain a
                            full or partial release of the mortgaged real
                            property from the related mortgage lien by
                            defeasing the mortgage loan through the delivery of
                            non-callable U.S. Treasury securities or other
                            non-callable government securities, within the
                            meaning of section 2(a)(16) of the Investment
                            Company Act of 1940, which are acceptable to the
                            applicable rating agencies, as substitute
                            collateral. None of these 80 mortgage loans may be
                            defeased in whole prior to the second anniversary
                            of the date of initial issuance of the offered
                            certificates. See "Description of the Mortgage
                            Pool--Cures and Repurchases" in this prospectus
                            supplement.

                            One (1) of the 80 mortgage loans referred to in the
                            preceding paragraph, representing 0.3% of the
                            initial mortgage pool balance, which mortgage loan
                            is in loan group no. 1 and represents 0.3% of the
                            initial loan group no. 1 balance, provides for a
                            period, following the initial prepayment
                            lock-out/defeasance period, when the loan is
                            prepayable together with a prepayment consideration
                            equal to 1% of the prepaid amount.

                            In addition, nine (9) other mortgage loans that we
                            intend to include in the trust, representing 4.5%
                            of the initial mortgage pool balance, of which
                            seven (7) mortgage loans are in loan group no. 1,
                            representing 3.8% of the initial loan group no. 1
                            balance, and two (2) mortgage loans are in loan
                            group no. 2, representing 11.2% of the initial loan
                            group no. 2 balance, respectively, provide for a
                            period, following the initial prepayment lock-out
                            period, when the loan is prepayable together with a
                            yield maintenance charge (which may in no event be
                            less than 1% of the prepaid amount), but do not
                            provide for defeasance.

                            Set forth below is information regarding the
                            remaining terms of the prepayment lock-out or
                            prepayment lock-out/defeasance periods, as
                            applicable, for the 89 underlying mortgage loans
                            referred to in the first paragraph of this "--
                            Prepayment Lock-Out, Defeasance, Prepayment Premium
                            and Yield Maintenance Periods" subsection:

                                                       MORTGAGE    LOAN GROUP   LOAN GROUP
                                                        POOL         NO. 1       NO. 2
                                                     ------------ ------------ -----------
                            Maximum remaining
                              prepayment lock-out
                              or lock-out/defeasance
                              period ................ 156 months   156 months   118 months
                            Minimum remaining
                              prepayment lock-out or
                              lock-out/defeasance
                              period ................  22 months    22 months    34 months
                            Weighted average
                              remaining prepayment
                              lock-out or
                              lock-out/defeasance
                              period ................ 102 months   104 months    86 months

                            Two (2) other mortgage loans that we intend to
                            include in the trust, representing 1.8% of the
                            initial mortgage pool balance, both of which are in
                            loan group no. 1, representing 2.0% of the initial
                            loan group no. 1 balance, do not provide for a

                                      S-36

                            prepayment lock-out period as of the cut-off date,
                            but are currently prepayable with the payment of
                            prepayment consideration in an amount equal to the
                            greater of (a) a yield maintenance charge and (b)
                            1.0% of the prepaid amount.

                            However, one (1) of the two (2) mortgage loans
                            referred to in the preceding paragraph,
                            representing 1.0% of the initial mortgage pool
                            balance, which mortgage loan is in loan group no. 1
                            and represents 1.1% of the initial loan group no. 1
                            balance, provides for a defeasance period following
                            the yield maintenance period.

ADDITIONAL STATISTICAL INFORMATION

A. GENERAL
   CHARACTERISTICS .....    The mortgage pool, loan group no. 1 and loan group
                            no. 2, respectively, will have the following general
                            characteristics as of the cut-off date:

                                                                      MORTGAGE           LOAN GROUP         LOAN GROUP
                                                                         POOL               NO. 1              NO. 2
                                                                 ------------------- ------------------- -----------------
                            Initial mortgage pool balance ...... $1,427,820,977      $1,295,343,975      $132,477,002
                            Number of mortgage loans ...........             91                  75                16
                            Number of mortgaged real
                              properties .......................            106                  78                28
                            Maximum cut-off date principal
                              balance .......................... $  203,094,752       $ 203,094,752       $24,000,000
                            Minimum cut-off date principal
                              balance .......................... $    1,248,782       $   1,248,782       $ 1,597,663
                            Average cut-off date principal
                              balance .......................... $   15,690,340       $  17,271,253       $ 8,279,813
                            Maximum mortgage interest
                              rate .............................         6.830%              6.830%            6.250%
                            Minimum mortgage interest
                              rate .............................         4.650%              4.650%            5.210%
                            Weighted average mortgage
                              interest rate ....................         5.554%              5.528%            5.811%
                            Maximum original term to
                              maturity or anticipated
                              repayment date ...................     180 months          180 months        120 months
                            Minimum original term to
                              maturity or anticipated
                              repayment date ...................      60 months           60 months         60 months
                            Weighted average original term
                              to maturity or anticipated
                              repayment date ...................     111 months          113 months         96 months
                            Maximum remaining term to
                              maturity or anticipated
                              repayment date ...................     180 months          180 months        120 months
                            Minimum remaining term to
                              maturity or anticipated
                              repayment date ...................      55 months           55 months         58 months
                            Weighted average remaining
                              term to maturity or
                              anticipated repayment date .......     108 months          110 months         95 months
                            Weighted average underwritten
                              debt service coverage ratio ......          1.61x               1.64x             1.32x
                            Weighted average cut-off date
                              loan-to-value ratio ..............          68.4%               67.5%             77.3%

                                      S-37

                            In reviewing the foregoing table, please note that:

                            o  The initial mortgage pool balance, the initial
                               loan group no. 1 balance and the initial loan
                               group no. 2 balance are each subject to a
                               permitted variance of plus or minus 5%.

                            o  Except as described below in the second
                               succeeding bullet, the underwritten debt service
                               coverage ratio for any mortgage loan that is to
                               be included in the trust is equal to the
                               underwritten annual net cash flow for the related
                               mortgaged real property, divided by the product
                               of 12 times the monthly debt service payment due
                               in respect of that underlying mortgage loan on
                               the first due date following the cut-off date or,
                               if that mortgage loan is currently in an
                               interest-only period, on the first due date after
                               the commencement of the scheduled amortization.

                            o  Except as described in the following bullet, the
                               cut-off date loan-to-value ratio for any mortgage
                               loan to be included in the trust is equal to its
                               cut-off date principal balance, divided by the
                               estimated value of the related mortgaged real
                               property as set forth in a related third-party
                               appraisal dated as specified on Annex A-1 to this
                               prospectus supplement.

                            o  The exceptions to the foregoing calculations of
                               underwritten debt service coverage ratio and
                               cut-off date loan-to-value ratio are as follows:

                               (1)   with respect to the underlying mortgage
                                     loans secured by the mortgaged real
                                     properties identified on Annex A-1 to this
                                     prospectus supplement as 600 Third Avenue,
                                     Westfield Shoppingtown Mission Valley,
                                     Carson Valley Plaza, Shadow Valley
                                     Apartments and Savannah at Citrus Park,
                                     respectively, each of which provides for
                                     payments of interest only until the
                                     related stated maturity date, the
                                     calculation of underwritten debt service
                                     coverage ratio in each such case is based
                                     upon the actual interest-only payments
                                     (calculated in accordance with the related
                                     loan documents) that will be due in
                                     respect of the subject mortgage loan
                                     during the 12-month period following the
                                     cut-off date;

                               (2)   with respect to the One Lincoln Street
                                     underlying mortgage loan, which is part of
                                     a loan combination comprised of the
                                     underlying mortgage loan and a related
                                     non-trust mortgage loan (which non-trust
                                     mortgage loan is divided into one (1)
                                     senior loan component and four (4)
                                     subordinate loan components) (see
                                     "Description of the Mortgage Pool--Loan
                                     Combinations" in this prospectus
                                     supplement), the underwritten debt service
                                     coverage ratio is calculated based on 12
                                     times the average of the monthly debt
                                     service payments that will be due in
                                     respect of the One Lincoln Street
                                     underlying mortgage loan and the most
                                     senior component of the related non-trust
                                     mortgage loan secured by the One Lincoln
                                     Street mortgaged real property (and not
                                     including the aggregate portion of the
                                     monthly debt service payments that
                                     represents interest accrued with respect
                                     to the four (4) subordinate components of
                                     the related non-trust mortgage loan), on
                                     all due dates commencing with the due date
                                     in October 2004 to and including October
                                     11, 2017, and the cut-off date
                                     loan-to-value ratio is calculated based on
                                     the total cut-off date principal balance
                                     of the One Lincoln Street underlying
                                     mortgage loan and the most senior
                                     component of the One Lincoln Street
                                     non-trust mortgage loan;

                               (3)   with respect to the World Apparel Center
                                     underlying mortgage loan, which is part of
                                     a loan combination comprised of four (4)
                                     pari passu

                                      S-38

                               mortgage loans and no subordinate mortgage
                               loan (see "Description of the Mortgage
                               Pool--Loan Combinations" in this prospectus
                               supplement), the underwritten debt service
                               coverage ratio is calculated based on 12 times
                               the aggregate constant monthly debt service
                               payment that will be due in respect of the
                               subject underlying mortgage loan and the
                               related non-trust mortgage loans commencing on
                               the due date in August 2007 (which follows the
                               expiration of the three-year interest-only
                               period);

                               (4)   with respect to each of the International
                                     Residences underlying mortgage loan, the
                                     Kimco Portfolio - Enchanted Forest
                                     underlying mortgage loan, the Kimco
                                     Portfolio - Wilkens Beltway Plaza and
                                     Kimco Portfolio - Perry Hall Super Fresh
                                     underlying mortgage loan and the Post Oak
                                     Apartments underlying mortgage loan, each
                                     of which underlying mortgage loans are
                                     each part of a loan combination comprised
                                     of the subject underlying mortgage loan
                                     and one (1) generally subordinate
                                     non-trust mortgage loan (see "Description
                                     of the Mortgage Pool--Loan Combinations"
                                     in this prospectus supplement), the
                                     underwritten debt service coverage ratio
                                     is calculated based on 12 times the
                                     constant monthly debt service payment due
                                     in respect of the subject underlying
                                     mortgage loan commencing on the first due
                                     date following the expiration of the
                                     related interest-only period, and the
                                     cut-off date loan-to-value ratio is
                                     calculated based solely on the cut-off
                                     date principal balance of the subject
                                     underlying mortgage loan, in each case
                                     without regard to the related non-trust
                                     mortgage loan secured by the related
                                     mortgaged real property.

                            o  In the case of some of the mortgage loans that we
                               intend to include in the trust, the calculation
                               of underwritten annual net cash flow for the
                               related mortgaged real property or properties
                               (which is, in turn, used in the calculation of
                               underwritten debt service coverage ratios) was
                               based on certain assumptions regarding projected
                               rental income and/or occupancy, including,
                               without limitation: (a) the assumption that a
                               particular tenant at the subject mortgaged real
                               property that has executed a lease, but has not
                               yet taken occupancy and/or has not yet commenced
                               paying rent, will take occupancy and commence
                               paying rent on a future date, (b) the assumption
                               that an unexecuted lease that is currently being
                               negotiated with respect to a particular tenant at
                               the subject mortgaged real property or is out for
                               signature will be executed and in place on a
                               future date, (c) the assumption that a portion of
                               the currently vacant and unleased space at the
                               subject mortgaged real property will be leased at
                               current market rates and consistent with
                               occupancy rates of comparable properties in the
                               subject market, (d) the assumption that certain
                               rental income payable on a future date under a
                               signed lease, but where the tenant is in an
                               initial rent abatement or free rent period, will
                               be paid commencing on such future date, (e)
                               assumptions regarding the renewal of particular
                               leases, incremental rent increases and/or the
                               re-leasing of certain space at the subject
                               mortgaged real property, and/or (f) certain
                               additional lease-up assumptions as may be
                               described in the footnotes to Annex A-1 to this
                               prospectus supplement. There is no assurance that
                               the foregoing assumptions made with respect to
                               any particular underlying mortgage loan will, in
                               fact, be consistent with actual property
                               performance; and, if they are not consistent,
                               actual annual net cash flow for a mortgaged
                               property may be less than the underwritten annual
                               net cash flow presented with respect to that
                               property in this prospectus supplement.

                                      S-39

                            o  The maximum mortgage interest rate, minimum
                               mortgage interest rate and weighted average
                               mortgage interest rate in the foregoing table is
                               based on anticipated interest rate information
                               for four (4) mortgage loans that we intend to
                               include in the trust, representing 3.6% of the
                               initial mortgage pool balance, that have not
                               closed as of the cut-off date, and therefore
                               those statistics may change if those mortgage
                               loans bear a different interest rate than
                               anticipated.

B. GEOGRAPHIC
   CONCENTRATION ........  The table below shows the number of, and percentage of the initial mortgage pool balance secured by,
                           mortgaged real properties located in the indicated
                           state:

                                                                  % OF INITIAL
                                                    NUMBER OF      MORTGAGE
                                   STATE            PROPERTIES     POOL BALANCE
                           ---------------------   ------------   -------------
                           New York ............         5             19.2%
                           Massachusetts .......         2             14.6%
                           California ..........         9             14.3%
                           Pennsylvania ........         3              7.3%
                           Texas ...............        14              6.6%
                           Florida .............        13              6.5%
                           Illinois ............         2              6.2%
                           Nevada ..............         2              4.1%

                       The remaining mortgaged real properties with respect to
                       the mortgage pool are located throughout 17 other
                       states, the District of Columbia and the Territory of
                       Guam. No more than 3.8% of the initial mortgage pool
                       balance is secured by mortgaged real properties located
                       in any of these other states.

C. PROPERTY TYPES........   The table below shows the number of, and
                            percentage of the initial mortgage pool balance
                            secured by, mortgaged real properties predominantly
                            operated for each indicated purpose:

                                                                   % OF INITIAL
                                                     NUMBER OF       MORTGAGE
                              PROPERTY TYPE          PROPERTIES    POOL BALANCE
                      ---------------------------   ------------   -------------
                      Office ....................        21             47.0%
                      Retail ....................        45             39.7%
                        Regional Mall ...........         3             19.2%
                        Anchored Retail. ........        25             15.0%
                        Unanchored Retail .......        17              5.6%
                      Multifamily ...............        26              8.9%
                      Industrial/Warehouse ......         5              2.0%
                      Self Storage ..............         7              1.4%
                      Mobile Home Park ..........         2              1.0%

D. ENCUMBERED INTERESTS...  The table below shows the number of mortgage loans and the percentage of the initial mortgage pool
                            balance represented thereby, that are secured by
                            mortgaged real properties for which the whole or
                            predominant encumbered interest is as indicated:

                       ENCUMBERED INTEREST                         % OF INITIAL
                        IN THE MORTGAGED            NUMBER OF        MORTGAGE
                          REAL PROPERTY           MORTGAGE LOANS   POOL BALANCE
                  ------------------------------ ---------------- -------------
                  Fee Simple ...................        84             87.3%
                  Fee Simple/Leasehold .........         3             11.8%
                  Leasehold ....................         4              0.9%

                                      S-40

                            It should be noted that each mortgage loan secured
                            by overlapping fee and leasehold interests or by a
                            predominant fee interest and a relatively minor
                            leasehold interest, is presented as being secured
                            by a fee simple interest in this prospectus
                            supplement and is therefore included within the
                            category referred to as "fee simple" in the chart
                            above.

E. SIGNIFICANT UNDERLYING
   MORTGAGE LOANS........   The mortgage pool will include five (5) mortgage
                            loans that have, in each such case, a cut-off date
                            principal balance that is equal to or greater than
                            5.0% of the initial mortgage pool balance. See
                            "Description of the Mortgage Pool--Significant
                            Underlying Mortgage Loans" in this prospectus
                            supplement. The following contains summary
                            information regarding those mortgage loans.

ONE LINCOLN STREET
 MORTGAGE LOAN............  Set forth below is loan and property information with respect to the underlying mortgage loan secured
                            by the mortgaged real property identified on Annex
                            A-1 to this prospectus supplement as One Lincoln
                            Street.

  Cut-off date principal balance .........................         $203,094,752
  Percentage of initial mortgage pool balance ............                14.2%
  Cut-off date mortgage interest rate ....................     5.790% per annum
  Maturity date ..........................................     October 11, 2023
  Lock-out/defeasance expiration date ....................        July 10, 2023
  Original amortization term .............................           13.6 years
  Cut-off date loan-to-value ratio .......................                65.6%
  Underwritten debt service coverage ratio ...............                1.36x
  Lockbox ................................................                 Hard
  Sponsor ................................................    American Financial
                                                                    Realty Trust
  Tenant .................................................    SSB Realty, LLC, a
                                                             subsidiary of State
                                                              Street Corporation
  Property type ..........................................                Office
  Property size (approximate net rentable area) .......... 1,045,106 square feet
  Property location ...................................... Boston, Massachusetts
  Appraised value ........................................          $733,000,000

                            In reviewing the foregoing table, please note that:

                            o  The subject underlying mortgage loan is part of a
                               loan pair comprised of two (2) mortgage loans
                               that are both secured by the One Lincoln Street
                               mortgaged real property. The non-trust mortgage
                               loan secured by the One Lincoln Street mortgaged
                               real property has an unpaid principal balance of
                               $311,000,000 and consists of five (5) loan
                               components with varying payment priorities. The
                               subject underlying mortgage loan is (i) prior to
                               an event of default, pari passu in right of
                               payment of interest only with the most senior
                               component of the One Lincoln Street non-trust
                               mortgage loan (which most senior component has an
                               unpaid principal balance of $277,500,000), senior
                               in right of payment of interest to the four (4)
                               subordinate components (which have an aggregate
                               unpaid principal balance of $33,500,000) of the
                               One Lincoln Street non-trust mortgage loan, and
                               senior in right of payment of principal to all
                               five (5) components of the One Lincoln Street
                               non-trust mortgage loan, and (ii) subsequent to
                               an event of default, pari passu in right

                                      S-41

                               of payment of principal and interest with the
                               most senior component, and senior in right of
                               payment of principal and interest to the
                               remaining four (4) components of the One Lincoln
                               Street non-trust mortgage loan.

                            o  The subject underlying mortgage loan and the
                               related non-trust mortgage loan comprising the
                               One Lincoln Street loan pair have a stated
                               maturity date as set forth above and a combined
                               original amortization term based on a 23.36-year
                               schedule; however, it is anticipated that the One
                               Lincoln Street underlying mortgage loan will be
                               paid in full as of October 11, 2017, assuming no
                               defaults, over a term of approximately 13 years,
                               seven months as set forth in the foregoing table.

                            o  The cut-off date loan-to-value ratio is
                               calculated based on the total cut-off date
                               principal balance of the subject underlying
                               mortgage loan and the most senior component of
                               the related non-trust mortgage loan secured by
                               the One Lincoln Street mortgaged real property.

                            o  The underwritten debt service coverage ratio is
                               calculated based on 12 times the average of the
                               monthly debt service payments that will be due in
                               respect of the subject underlying mortgage loan
                               and the most senior component of the related
                               non-trust mortgage loan secured by the One
                               Lincoln Street mortgaged real property (and not
                               including the aggregate portion of the monthly
                               debt service payments that represents interest
                               accrued with respect to the four (4) subordinate
                               components of the related non-trust mortgage
                               loan), on all due dates commencing with the due
                               date in October 2004 to and including October 11,
                               2017.

                            o  In addition, the underwritten debt service
                               coverage ratio of 1.36x is based on underwritten
                               net cash flow described under "Description of the
                               Mortgage Pool--Significant Underlying Mortgage
                               Loans--The One Lincoln Street Mortgage
                               Loan--Underwritten Debt Service Coverage Ratio"
                               in this prospectus supplement.

                            o  A hard lockbox means, with respect to the subject
                               underlying mortgage loan, that the borrower is
                               required to cause all rents from the mortgaged
                               real property to be deposited into a bank account
                               under the sole dominion and control of the
                               mortgagee; and on each monthly payment date under
                               the related loan documents, the mortgagee will be
                               authorized to disburse such funds in accordance
                               with the related loan documents and apply such
                               funds to the payment of the borrower's
                               obligations, including, among other things, debt
                               service payments, taxes and insurance and other
                               required reserve account deposits.

                            o  The tenant's lease obligations are guaranteed by
                               parent company State Street Corporation, which is
                               rated AA-/Aa3 by S&P and Moody's, respectively.

                            o  The cut-off date loan-to-value ratio and the
                               appraised value are based on the appraised value
                               of the One Lincoln Street mortgaged real property
                               as of February 6, 2004.

                            S&P and Moody's have each confirmed to us that the
                            underlying mortgage loan secured by the mortgaged
                            real property identified on Annex A-1 to this
                            prospectus supplement as One Lincoln Street has, in
                            the context of its inclusion in the trust, credit
                            characteristics consistent with that of an
                            obligation rated AAA/Aaa by S&P and Moody's,
                            respectively.

                                      S-42

                            See "Description of the Mortgage Pool--Significant
                            Underlying Mortgage Loans--The One Lincoln Street
                            Mortgage Loan" and "--Loan Combinations--The One
                            Lincoln Street Mortgage Loan" in this prospectus
                            supplement.
THE 600 THIRD AVENUE
 MORTGAGE LOAN............  Set forth below is loan and property information with respect to the underlying mortgage loan secured
                            by the mortgaged real property identified on Annex
                            A-1 to this prospectus supplement as 600 Third
                            Avenue.

                            Cut-off date principal balance .........................          $168,000,000
                            Percentage of initial mortgage pool balance ............                 11.8%
                            Cut-off date mortgage interest rate ....................     5.5495% per annum
                            Maturity date ..........................................      October 11, 2014
                            Lock-out/defeasance expiration date ....................        April 10, 2014
                            Original amortization term .............................                  None
                            Cut-off date loan-to-value ratio .......................                 74.7%
                            Underwritten debt service coverage ratio ...............                 1.44x
                            Lockbox ................................................             Springing
                            Sponsor ................................................      General Electric
                                                                                         Pension Trust/L&L
                                                                                         Acquisitions  LLC
                            Major tenants ..........................................    Court TV; Sumitomo
                                                                                            Corporation of
                                                                                                  America;
                                                                                        L-3 Communications
                                                                                               Corporation

                            Property type ..........................................                Office
                            Property size (approximate net rentable area) ..........   529,773 square feet
                            Property location ......................................    New York, New York
                            Appraised value ........................................          $225,000,000

                            In reviewing the foregoing table, please note that:

                            o  The subject underlying mortgage loan provides for
                               interest-only payments up to the maturity date.

                            o  The underwritten debt service coverage ratio is
                               calculated based on the actual interest-only
                               payments (calculated in accordance with the
                               related loan documents) that will be due in
                               respect of the subject underlying mortgage loan
                               during the 12-month period following the cut-off
                               date.

                            o  In addition, the underwritten debt service
                               coverage ratio of 1.44x is based on projected
                               underwritten net cash flow described under
                               "Description of the Mortgage Pool--Significant
                               Underlying Mortgage Loans--The 600 Third Avenue
                               Mortgage Loan--Underwritten Debt Service Coverage
                               Ratio" in this prospectus supplement.

                            o  A springing lockbox means, with respect to the
                               subject underlying mortgage loan, that income
                               from the related mortgaged real property will be
                               required to be deposited into a mortgagee
                               collection account established by the borrower;
                               however, prior to the occurrence of certain
                               specified triggering events, the funds in that
                               account will be swept on each business day to an
                               account controlled by the borrower. Upon the
                               occurrence and continuation of specified
                               triggering events, funds on deposit in the
                               collection account will be swept to a holding
                               account controlled by the mortgagee and will be

                                      S-43

                               disbursed in accordance with the related loan
                               documents to satisfy the borrower's obligation
                               to pay, among other things, debt service
                               payments, taxes, insurance premiums and reserve
                               account deposits.

                            o  The cut-off date loan-to-value ratio and the
                               appraised value are based on the appraised value
                               of the 600 Third Avenue mortgaged real property
                               as of September 1, 2004.

                            See "Description of the Mortgage Pool--Significant
                            Underlying Mortgage Loans--The 600 Third Avenue
                            Mortgage Loan" in this prospectus supplement.

THE WESTFIELD SHOPPINGTOWN
 MISSION VALLEY MORTGAGE
 LOAN....................   Set forth below is loan and property information
                            with respect to the underlying mortgage loan secured
                            by the mortgaged real property identified on Annex
                            A-1 to this prospectus supplement as Westfield
                            Shoppingtown Mission Valley.

  Cut-off date principal balance .....................              $150,000,000
  Percentage of initial mortgage pool balance ........                     10.5%
  Cut-off date mortgage interest rate ................          4.796% per annum
  Maturity date ......................................          October 11, 2009
  Lock-out/defeasance expiration date ................            April 10, 2009
  Original amortization term .........................                      None
  Cut-off date loan-to-value ratio ...................                     59.8%
  Underwritten debt service coverage ratio ...........                     2.44x
  Lockbox ............................................                      Hard
  Sponsors ...........................................   Westfield America, Inc.
  Anchor. ............................................        Macy's Home Store,
                                                           Robinsons-May, Target
  National in-line tenants ...........................   Aeropostale, Ann Taylor
                                                        Loft, Bath & Body Works,
                                                               Footlocker(Kid's,
                                                             Footlocker and Lady
                                                          Footlocker), GNC, Lane
                                                        Bryant, The Limited, New
                                                             York & Co., Outback
                                                             Steakhouse, Pacific
                                                             Sunwear, Victoria's
                                                              Secret and Tweeter
  Property type ......................................       Regional Mall/Power
                                                                          Center
  Property size (approximate gross leasable area
  of entire mall) ....................................     1,570,367 square feet
  Property location ..................................     San Diego, California
  Appraised value ....................................              $251,000,000

                            In reviewing the foregoing table, please note that:

                            o  The subject underlying mortgage loan provides for
                               payments of interest-only up to but excluding the
                               stated maturity date.

                            o  The underwritten debt service coverage ratio is
                               calculated based on the actual interest only
                               payments (calculated in accordance with the
                               related loan documents) that will be due in
                               respect of the subject underlying mortgage loan
                               during the 12-month period following the cut-off
                               date.

                                      S-44

                            o  In addition, the underwritten debt service
                               coverage ratio of 2.44x is based on underwritten
                               net cash flow, as described under "Description of
                               the Mortgage Pool--Significant Underlying
                               Mortgage Loans--The Westfield Shoppingtown
                               Mission Valley Mortgage Loan--Underwritten Debt
                               Service Coverage Ratio" in this prospectus
                               supplement.

                            o  The portion of the Westfield Shoppingtown Mission
                               Valley mortgaged real property that secures the
                               subject underlying mortgage loan consists of an
                               aggregate 654,099 square feet of retail space.

                            o  Each of Robinsons-May and Macy's Home Store owns
                               its respective store and pad, none of which are
                               collateral for the subject underlying mortgage
                               loan. Each of Target, Bank of America, Chevrolet
                               and AMC Theaters owns its respective store and
                               leases its respective pad from the Westfield
                               Shoppingtown Mission Valley borrower, and thus
                               the pad, but not the improvements, is part of the
                               collateral for the subject underlying mortgage
                               loan.

                            o  The entire 654,099 square feet of the mortgaged
                               real property identified on Annex A-1 to this
                               prospectus supplement as Westfield Shoppingtown
                               Mission Valley that secures the subject
                               underlying mortgage loan is comprised of a
                               leasehold interest in sidewalk and common areas
                               surrounding the Robinsons-May pad and underlying
                               a portion of the improvements and a fee interest
                               with respect to the remainder of the Westfield
                               Shoppingtown Mission Valley mortgaged real
                               property.

                            o  A hard lockbox means, with respect to the subject
                               underlying mortgage loan, that the borrowers are
                               required to cause all rents from the related
                               mortgaged real property to be deposited directly
                               by the tenants into an account controlled by the
                               mortgagee, with those funds to be swept on a
                               daily basis to an account controlled by the
                               borrowers. However, upon the occurrence and
                               continuation of certain trigger events, those
                               funds will be swept to a mortgagee-controlled
                               account and the mortgagee will be authorized to
                               disburse such funds in accordance with the
                               related loan documents to satisfy the borrowers'
                               obligation to pay, among other things, debt
                               service payments, taxes, insurance premiums and
                               reserve account deposits.

                            o  The cut-off date loan-to-value ratio and the
                               appraised value are based on the appraised value
                               of the Westfield Shoppingtown Mission Valley
                               mortgaged real property as of July 23, 2004.

                            S&P and Moody's have each confirmed to us that the
                            underlying mortgage loan secured by the mortgaged
                            real property identified on Annex A-1 to this
                            prospectus supplement as Westfield Shoppingtown
                            Mission Valley, in the context of its inclusion in
                            the trust, has credit characteristics consistent
                            with that of an obligation rated BBB+/Baa2 by S&P
                            and Moody's, respectively.

                            See "Description of the Mortgage Pool--Significant
                            Underlying Mortgage Loans--The Westfield
                            Shoppingtown Mission Valley Mortgage Loan" in this
                            prospectus supplement.

                                      S-45

THE MONTGOMERY MALL
 MORTGAGE LOAN............  Set forth below is loan and property information with respect to the underlying mortgage loan secured
                            by the mortgaged real property identified on Annex
                            A-1 to this prospectus supplement as Montgomery
                            Mall.

                            Cut-off date principal balance ...................                $ 95,478,361
                            Percentage of initial mortgage pool balance ......                        6.7%
                            Cut-off date mortgage interest rate ..............            5.173% per annum
                            Maturity date ....................................                May 11, 2034
                            Anticipated repayment date .......................                May 11, 2014
                            Lock-out/defeasance expiration date ..............           November 10, 2013
                            Original amortization term .......................                    30 years
                            Cut-off date loan-to-value ratio .................                       62.0%
                            Underwritten debt service coverage ratio .........                       1.94x
                            Lockbox ..........................................                        Hard
                            Sponsor ..........................................  Simon Property Group, Inc.
                            Anchors ..........................................      Macy's; Strawbridge's;
                                                                                           Sears; JCPenney
                            National in-line tenants .........................        Ann Taylor Loft; The
                                                                                         Limited; The Gap;
                                                                                American Eagle Outfitters;
                                                                                    Victoria's Secret; The
                                                                                          Children's Place
                            Property type ....................................               Regional Mall
                            Property size (approximate gross leasable area
                            of entire mall) ..................................       1,120,869 square feet
                            Property location ................................        Montgomery Township,
                                                                                              Pennsylvania
                            Appraised value ..................................                $154,000,000

                            o  The underwritten debt service coverage ratio of
                               1.94x is based on projected underwritten net cash
                               flow described under "Description of the Mortgage
                               Pool--Significant Underlying Mortgage Loans--The
                               Montgomery Mall Mortgage Loan--Underwritten Debt
                               Service Coverage Ratio" in this prospectus
                               supplement.

                            o  A hard lockbox means, with respect to the subject
                               underlying mortgage loan, that the borrower is
                               required to cause all rents from the related
                               mortgaged real property to be deposited directly
                               by tenants into an account controlled by the
                               mortgagee, with such funds, absent a triggering
                               event, to be swept on each business day to an
                               account controlled by borrower. Upon the
                               occurrence of certain triggering events and until
                               each such triggering event has ceased, those
                               funds shall instead be swept to an account under
                               the sole dominion and control of the mortgagee,
                               and the mortgagee will be authorized to disburse
                               such funds in accordance with the related loan
                               documents in satisfaction of borrower's
                               obligations thereunder, including, among other
                               things, debt service payments and tax and
                               insurance escrow account deposits.

                            o  The portion of Montgomery Mall that constitutes
                               the Montgomery Mall mortgaged real property and
                               thus secures the subject underlying mortgage loan
                               is comprised of approximately 558,884 square
                               feet.

                            o  Each of Macy's, Strawbridge's and Sears owns its
                               respective store and leases its respective pad
                               from the Montgomery Mall borrower and thus those
                               pads

                                      S-46

                               (but not the stores) are part of the collateral
                               for the subject underlying mortgage loan;
                               JCPenney leases its store and pad from the
                               Montgomery Mall borrower, both of which are part
                               of the collateral for the subject underlying
                               mortgage loan. The collateral for the subject
                               underlying mortgage loan also includes one
                               outparcel pad (together with 17,050 square feet
                               of improvements thereon that are owned by the
                               Montgomery Mall borrower) and two additional
                               outparcel pads (but not including the
                               tenant-owned improvements located on those
                               outparcels) that are leased from the Montgomery
                               Mall borrower.

                            o  The subject underlying mortgage loan is secured
                               by the related borrower's leasehold interest in
                               the related mortgaged property as well as by
                               ground lessor's fee interest therein. The ground
                               lessor owns directly and indirectly 100% of the
                               ownership interests in the related borrower.

                            o  The cut-off date loan-to-value ratio and the
                               appraised value are based on the appraised value
                               of the Montgomery Mall mortgaged real property as
                               of March 8, 2004.

                            S&P and Moody's have each confirmed to us that the
                            underlying mortgage loan secured by the mortgaged
                            real property identified on Annex A-1 to this
                            prospectus supplement as Montgomery Mall has, in
                            the context of its inclusion in the trust, credit
                            characteristics consistent with that of an
                            obligation rated AA/A3 by S&P and Moody's,
                            respectively.

                            See "Description of the Mortgage Pool--Significant
                            Underlying Mortgage Loans--The Montgomery Mall
                            Mortgage Loan" in this prospectus supplement.

THE WORLD APPAREL CENTER
 MORTGAGE LOAN...........   Set forth below is loan and property information
                            with respect to the underlying mortgage loan secured
                            by the mortgaged real property identified on Annex
                            A-1 to this prospectus supplement as World Apparel
                            Center.

                            Cut-off date principal balance ..................                $73,000,0000
                            Percentage of initial mortgage pool balance .....                        5.1%
                            Cut-off date mortgage interest rate .............            5.502% per annum
                            Maturity date ...................................                July 7, 2014
                            Lock-out/defeasance expiration date .............               April 6, 2014
                            Original amortization term ......................                    30 years
                            Cut-off date loan-to-value ratio ................                       55.4%
                            Underwritten debt service coverage ratio ........                       1.98x
                            Lockbox .........................................                   Springing
                            Sponsor ......................................... Trizec Properties, Inc. and
                                                                                      The Swig Investment
                                                                                                  Company
                            Major tenants ...................................  Jones Apparel Group, Inc.;
                                                                                     JPMorgan Chase Bank;
                                                                                  Levi, Strauss & Company
                            Property type ...................................                      Office
                            Property size (approximate net rentable area) ...       1,150,705 square feet
                            Property location ...............................          New York, New York
                            Appraised value .................................                $395,000,000

                                                                  S-47

                            In reviewing the foregoing table, please note that:

                            o  The subject underlying mortgage loan is part of a
                               loan combination that also includes three (3)
                               other mortgage loans secured by the World Apparel
                               Center mortgaged real property. Those three (3)
                               other mortgage loans, none of which are part of
                               the trust, are pari passu in right of payment
                               with the subject underlying mortgage loan.

                            o  The World Apparel Center loan group provides for
                               interest-only payments through and including the
                               due date in July 2007, and thereafter, for
                               constant monthly debt service payments based on a
                               30-year amortization schedule up to and including
                               the maturity date. All scheduled amortization on
                               the World Apparel Center loan group will be
                               allocated equally between the World Apparel
                               Center underlying mortgage loan and the related
                               non-trust mortgage loans.

                            o  The cut-off date loan-to-value ratio is
                               calculated based on the total cut-off date
                               principal balance of the subject underlying
                               mortgage loan and the related non-trust mortgage
                               loans.

                            o  The underwritten debt service coverage ratio is
                               calculated based on 12 times the constant monthly
                               debt service payment that will be due in respect
                               of the World Apparel Center underlying mortgage
                               loan and the related non-trust mortgage loans
                               secured by the World Apparel Center mortgaged
                               real property commencing on the due date in
                               August 2007 (which follows the expiration of the
                               three year interest-only period).

                            o  In addition, the underwritten debt service
                               coverage ratio of 1.98x is based on underwritten
                               net cash flow described under "Description of the
                               Mortgage Pool--Significant Underlying Mortgage
                               Loans--The World Apparel Center Mortgage
                               Loan--Underwritten Debt Service Coverage Ratio"
                               in this prospectus supplement.

                            o  A springing lockbox means, with respect to the
                               subject underlying mortgage loan, that the
                               borrower is required to cause all rents from the
                               related mortgaged real property to be deposited
                               directly by tenants into a mortgagee account;
                               however, prior to the occurrence of certain
                               specified triggering events, the funds in that
                               account will be swept on each business day to an
                               account controlled by the borrower. Upon the
                               occurrence of certain triggering events and until
                               each such triggering event has ceased, those
                               funds shall instead be swept to an account
                               controlled by the mortgagee and the mortgagee
                               will be authorized to disburse such funds in
                               accordance with the related loan documents in
                               satisfaction of borrower's obligations
                               thereunder, including, among other things, debt
                               service payments and tax and insurance escrow
                               account deposits.

                            o  The cut-off date loan-to-value ratio and the
                               appraised value are based on the appraised value
                               of the World Apparel Center mortgaged real
                               property as of May 1, 2004.

                            S&P and Moody's have each confirmed to us that the
                            underlying mortgage loan secured by the mortgaged
                            real property identified on Annex A-1 to this
                            prospectus supplement as World Apparel Center has,
                            in the context of its inclusion in the trust,
                            credit characteristics consistent with that of an
                            obligation rated A+/A2 by S&P and Moody's,
                            respectively.

                                      S-48

                            See "Description of the Mortgage Pool--Significant
                            Underlying Mortgage Loans--World Apparel Center
                            Mortgage Loan" and "--Loan Combinations--World
                            Apparel Center Mortgage Loan" in this prospectus
                            supplement.

                      LEGAL AND INVESTMENT CONSIDERATIONS

FEDERAL INCOME
 TAX CONSEQUENCES.........  The trustee or its agent will make elections to treat designated portions of the assets of the trust
                            as multiple real estate mortgage investment
                            conduits, or REMICs, under sections 860A through
                            860G of the Internal Revenue Code of 1986, as
                            amended. Those multiple REMICs are as follows:

                            o  REMIC I, which will consist of, among other
                               things, the underlying mortgage loans, but will
                               exclude collections of additional interest
                               accrued and deferred as to payment with respect
                               to each mortgage loan in REMIC I, if any, with an
                               anticipated repayment date that remains
                               outstanding past that date;

                            o  REMIC II, which will hold the regular interests
                               in REMIC I; and

                            o  REMIC III, which will hold the regular interests
                               in REMIC II.

                            Any assets of the trust not included in a REMIC
                            will constitute a grantor trust for federal income
                            tax purposes.

                            The offered certificates will be treated as regular
                            interests in REMIC III. This means that they will
                            be treated as newly issued debt instruments for
                            federal income tax purposes. You will have to
                            report income on your offered certificates in
                            accordance with the accrual method of accounting
                            even if you are otherwise a cash method taxpayer.
                            The offered certificates will not represent any
                            interest in the grantor trust referred to above.

                            One or more classes of the offered certificates may
                            be issued with more than a de minimis amount of
                            original issue discount. If you own an offered
                            certificate issued with original issue discount,
                            you may have to report original issue discount
                            income and be subject to a tax on this income
                            before you receive a corresponding cash payment.
                            When determining the rate of accrual of original
                            issue discount, market discount and premium, if
                            any, with respect to the series 2004-C7
                            certificates for federal income tax purposes, the
                            prepayment assumption used will be that following
                            any date of determination:

                            o  any underlying mortgage loans with anticipated
                               repayment dates will be paid in full on those
                               dates,

                            o  no mortgage loan in the trust will otherwise be
                               prepaid prior to maturity, and

                            o  there will be no extension of maturity for any
                               mortgage loan in the trust.

                            For a more detailed discussion of the federal
                            income tax aspects of investing in the offered
                            certificates, see "Federal Income Tax Consequences"
                            in each of this prospectus supplement and the
                            accompanying prospectus.

ERISA....................   We anticipate that, subject to satisfaction of the
                            conditions referred to under "ERISA Considerations"
                            in this prospectus supplement, retirement plans and
                            other employee benefit plans and arrangements
                            subject to--

                            o  Title I of the Employee Retirement Income
                               Security Act of 1974, as amended, or

                            o  section 4975 of the Internal Revenue Code of
                               1986, as amended,

                                      S-49

                            will be able to invest in the offered certificates
                            without giving rise to a prohibited transaction.
                            This is based upon an individual prohibited
                            transaction exemption granted to a predecessor to
                            Lehman Brothers Inc. by the U.S. Department of
                            Labor.

                            If you are a fiduciary of any retirement plan or
                            other employee benefit plan or arrangement subject
                            to Title I of ERISA or section 4975 of the Internal
                            Revenue Code of 1986, as amended, you should review
                            carefully with your legal advisors whether the
                            purchase or holding of the offered certificates
                            could give rise to a transaction that is prohibited
                            under ERISA or section 4975 of the Internal Revenue
                            Code of 1986, as amended. See "ERISA
                            Considerations" in this prospectus supplement and
                            in the accompanying prospectus.

LEGAL INVESTMENT.........   Upon initial issuance, the class A-1, A-2, A-3,
                            A-4, A-5, A-6, A-1A, B, C and D certificates will
                            be, and the class E and F certificates will not be,
                            mortgage related securities within the meaning of
                            the Secondary Mortgage Market Enhancement Act of
                            1984, as amended.

                            All institutions whose investment activities are
                            subject to legal investment laws and regulations,
                            regulatory capital requirements or review by
                            regulatory authorities should consult with their
                            own legal advisors in determining whether and to
                            what extent the offered certificates will be legal
                            investments for them. See "Legal Investment" in
                            this prospectus supplement and in the accompanying
                            prospectus.

INVESTMENT
 CONSIDERATIONS...........  The rate and timing of payments and other collections of principal on or with respect to the
                            underlying mortgage loans will affect the yield to
                            maturity on each offered certificate. In the case of
                            any offered certificates purchased at a discount, a
                            slower than anticipated rate of payments and other
                            collections of principal on the underlying mortgage
                            loans could result in a lower than anticipated
                            yield. In the case of any offered certificates
                            purchased at a premium, a faster than anticipated
                            rate of payments and other collections of principal
                            on the underlying mortgage loans could result in a
                            lower than anticipated yield.

                            Holders of the class A-1, A-2, A-3, A-4, A-5 and
                            A-6 certificates will be very affected by the rate
                            and timing of payments and other collections of
                            principal on the underlying mortgage loans in loan
                            group no. 1 and, in the absence of significant
                            losses, on the mortgage pool, should be largely
                            unaffected by the rate and timing of payments and
                            other collections of principal on the underlying
                            mortgage loans in loan group no. 2. Conversely,
                            holders of the class A-1A certificates will be very
                            affected by the rate and timing of payments and
                            other collections of principal on the underlying
                            mortgage loans in loan group no. 2 and, only after
                            the retirement of the class A-1, A-2, A-3, A-4, A-5
                            and A-6 certificates or in connection with
                            significant losses on the mortgage pool, will be
                            affected by the rate and timing of payments and
                            other collections of principal on the underlying
                            mortgage loans in loan group no. 1.

                            The yield on any offered certificate with a
                            variable or capped pass-through rate could also be
                            adversely affected if the underlying mortgage loans
                            with relatively higher net mortgage interest rates
                            pay principal faster than the mortgage loans with
                            relatively lower net mortgage interest rates.

                            See "Yield and Maturity Considerations" in this
                            prospectus supplement and in the accompanying
                            prospectus.

                                      S-50

                                 RISK FACTORS

     The offered certificates are not suitable investments for all investors.
You should not purchase any offered certificates unless you understand and are able to bear the risks associated with those certificates.

     The offered certificates are complex securities and it is important that you possess, either alone or together with an investment advisor, the expertise necessary to evaluate the information contained in this prospectus supplement and the accompanying prospectus in the context of your financial situation.

     You should consider the following factors, as well as those set forth under "Risk Factors" in the accompanying prospectus, in deciding whether to purchase any offered certificates. The "Risk Factors" section in the accompanying prospectus includes a number of general risks associated with making an investment in the offered certificates.

RISKS RELATED TO THE OFFERED CERTIFICATES

     The Class B, C, D, E and F Certificates Are Subordinate to, and Are
Therefore Riskier than, the Class A-1, A-2, A-3, A-4, A-5, A-6 and A-1A
Certificates. If you purchase class B, C, D, E and F certificates, then your offered certificates will provide credit support to other classes of series
2004-C7 certificates, including the A-1, A-2, A-3, A-4, A-5, A-6, A-1A, X-CL,
X-CP and X-OL classes. As a result, you will receive payments after, and must bear the effects of losses on the underlying mortgage loans before, the holders of those other classes of series 2004-C7 certificates.

     When making an investment decision, you should consider, among other things--

  (1)   the payment priorities of the respective classes of the series 2004-C7 certificates,

  (2)   the order in which the principal balances of the respective classes of the series 2004-C7 certificates with balances will be reduced in connection with losses and default-related shortfalls, and

  (3)   the characteristics and quality of the mortgage loans in the trust.

See "Description of the Mortgage Pool" and "Description of the Offered
Certificates--Payments" and "--Reductions of Certificate Principal Balances in
Connection with Realized Losses and Additional Trust Fund Expenses" in this prospectus supplement. See also "Risk Factors--The Investment Performance of
Your Offered Certificates Will Depend Upon Payments, Defaults and Losses on the
Underlying Mortgage Loans; and Those Payments, Defaults and Losses May Be
Highly Unpredictable," "--Any Credit Support for Your Offered Certificates May
Be Insufficient to Protect You Against All Potential Losses" and "--Payments on
the Offered Certificates Will Be Made Solely from the Limited Assets of the
Related Trust, and Those Assets May Be Insufficient to Make All Required
Payments on Those Certificates" in the accompanying prospectus.

     The Offered Certificates Have Uncertain Yields to Maturity. The yields on your offered certificates will depend on--

     o   the price you paid for your offered certificates, and

     o   the rate, timing and amount of payments on your offered certificates.

     The rate, timing and amount of payments on your offered certificates will depend on:

     (a) the pass-through rate for, and other payment terms of, your offered certificates;

     (b) the rate and timing of payments and other collections of principal on the underlying mortgage loans or, in some cases, a particular group of underlying mortgage loans;

     (c) the rate and timing of defaults, and the severity of losses, if any, on the underlying mortgage loans or, in some cases, a particular group of underlying mortgage loans;

     (d) the rate, timing, severity and allocation of other shortfalls and expenses that reduce amounts available for payment on your offered certificates;

     (e) the collection and payment of prepayment premiums and yield maintenance charges with respect to the underlying mortgage loans or, in some cases, a particular group of underlying mortgage loans; and

     (f) servicing decisions with respect to the underlying mortgage loans or, in some cases, a particular group of underlying mortgage loans.

     In general, these factors cannot be predicted with any certainty.
Accordingly, you may find it difficult to determine the effect that these factors might have on the yield to maturity of your offered certificates.

                                      S-51

     In the absence of significant losses on the mortgage pool, holders of the class A-1, A-2, A-3, A-4, A-5 and A-6 certificates should be concerned with the factors described in clauses (b) through (f) of the second preceding paragraph primarily insofar as they relate to the underlying mortgage loans in loan group
no. 1. Until the class A-1, A-2, A-3, A-4, A-5 and A-6 certificates are retired, holders of the class A-1A certificates should, in the absence of significant losses on the mortgage pool, be concerned with the factors described in clauses (b) through (f) of the second preceding paragraph primarily insofar as they relate to the underlying mortgage loans in loan group
no. 2.

     See "Description of the Mortgage Pool," "Servicing Under the Series
2004-C7 Pooling and Servicing Agreement," "Servicing of the One Lincoln Street
Loan Pair," "Servicing of the World Apparel Center Loan Group," "Description of
the Offered Certificates--Payments" and "--Reductions of Certificate Principal
Balances in Connection with Realized Losses and Additional Trust Fund Expenses"
and "Yield and Maturity Considerations" in this prospectus supplement. See also
"Risk Factors--The Investment Performance of Your Offered Certificates Will
Depend Upon Payments, Defaults and Losses on the Underlying Mortgage Loans; and
Those Payments, Defaults and Losses May Be Highly Unpredictable" and "Yield and
Maturity Considerations" in the accompanying prospectus.

     The Investment Performance of Your Offered Certificates May Vary
Materially and Adversely from Your Expectations Because the Rate of Prepayments and Other Unscheduled Collections of Principal on the Underlying Mortgage Loans
Is Faster or Slower than You Anticipated. If you purchase your offered certificates at a premium, and if payments and other collections of principal on the mortgage loans in the trust occur at a rate faster than you anticipated at the time of your purchase, then your actual yield to maturity may be lower than you had assumed at the time of your purchase. Conversely, if you purchase your offered certificates at a discount, and if payments and other collections of principal on the mortgage loans in the trust occur at a rate slower than you anticipated at the time of your purchase, then your actual yield to maturity may be lower than you had assumed at the time of your purchase.

     Holders of the class A-1, A-2, A-3, A-4, A-5 and A-6 certificates will be very affected by the rate of payments and other collections of principal on the underlying mortgage loans in loan group no. 1 and, in the absence of significant losses on the mortgage pool, should be largely unaffected by the rate of payments and other collections of principal on the underlying mortgage loans in loan group no. 2. Conversely, holders of the class A-1A certificates will be very affected by the rate and timing of payments and other collections of principal on the underlying mortgage loans in loan group no. 2 and, only after the retirement of the class A-1, A-2, A-3, A-4, A-5 and A-6 certificates or in connection with significant losses on the mortgage pool, will be affected by the rate and timing of payments and other collections of principal on the underlying mortgage loans in loan group no. 1.

     You should consider that prepayment premiums and yield maintenance charges may not be collected in all circumstances. Furthermore, even if a prepayment premium or yield maintenance charge is collected and payable on your offered certificates, it may not be sufficient to offset fully any loss in yield on your offered certificates resulting from the corresponding prepayment.

     The yield on any offered certificate with a variable or capped pass-through rate could also be adversely affected if the underlying mortgage loans with relatively higher net mortgage interest rates pay principal faster than the mortgage loans with relatively lower net mortgage interest rates.

     Two (2) of the Mortgage Loans That We Intend to Include in the Trust
(Including the Largest Mortgage Loan and Fifth Largest Mortgage Loan) Are Each
Being Serviced and Administered Pursuant to the Servicing Agreement for the
Securitization of a Non-Trust Mortgage Loan That is Part of the Same Loan
Combination as the Subject Underlying Mortgage Loan; Therefore, the Series
2004-C7 Certificateholders Will Have Limited Ability To Control the Servicing
of Those Underlying Mortgage Loans and the Parties with Control Over the
Servicing of Those Underlying Mortgage Loans May Have Interests that Conflict with Your Interests. The One Lincoln Street underlying mortgage loan, which is the largest mortgage loan that we intend to include in the trust, has an unpaid principal balance of $203,094,752 and represents 14.2% of the initial mortgage pool balance, is part of a loan combination comprised of two (2) mortgage loans that are both secured by a mortgage on the One Lincoln Street mortgaged real property, one (1) of which mortgage loans is not included in the trust. The One
Lincoln Street non-trust mortgage loan is the primary asset that backs the One
Lincoln Street Commercial Mortgage Trust, Commercial Mortgage Pass-Through
Certificates, Series 2004-C3. The intercreditor agreement that governs the relationship between the holders of the One Lincoln Street loan pair generally provides that the entire One Lincoln Street loan pair will be serviced and administered pursuant to the series 2004-C3 trust and servicing agreement (the governing document for the securitization of the One Lincoln non-trust mortgage loan), which trust and servicing agreement provides for servicing arrangements that are similar but not identical to those under the series 2004-C7 pooling and servicing agreement.

                                      S-52

     In addition, the World Apparel Center underlying mortgage loan, which is the fifth largest mortgage loan that we intend to include in the trust, has an unpaid principal balance of $73,000,000 and represents 5.1% of the initial mortgage pool balance, is part of a loan combination comprised of four (4)
mortgage loans that are all secured by a mortgage on the World Apparel Center mortgaged real property, three (3) of which mortgage loans are not included in the trust. The three (3) World Apparel Center non-trust mortgage loans are included in three (3) separate commercial mortgage securitizations. The co-lender agreement that governs the relationship between the holders of the
World Apparel Center loan group generally provides that the entire World
Apparel Center loan group will be serviced and administered pursuant to the series 2004-LN2 pooling and servicing agreement (the governing document for the securitization of one (1) of the World Apparel Center non-trust mortgage loans, involving the issuance of the J.P. Morgan Chase Commercial Mortgage Securities
Corp., Commercial Mortgage Pass-Through Certificates, Series 2004-LN2), which pooling and servicing agreement provides for servicing arrangements that are similar but not identical to those under the series 2004-C7 pooling and servicing agreement.

     Consequently, in the case of each of the One Lincoln Street underlying mortgage loan and the World Apparel Center underlying mortgage loan, the trustee as holder of the subject underlying mortgage loan will not have the ability to control the servicing or administration of that underlying mortgage loan or to exercise any independent remedies in the event of a default on that underlying mortgage loan, because, in each case, the applicable servicer will instead have those rights under the governing servicing agreement (which in neither case will be the series 2004-C7 pooling and servicing agreement). In servicing each of the One Lincoln Street and the World Apparel Center loan combinations, the master servicer and special servicer under the applicable governing servicing agreement must take into account the interests of another series of certificateholders besides the series 2004-C7 certificateholders, and those interests may conflict with your interests. Further, none of the master servicer, special servicer or trustee under the series 2004-C7 pooling and servicing agreement will have any obligation or authority to supervise the performance of any servicer under the governing servicing agreement for the One
Lincoln Street loan pair or the World Apparel Center loan group or to make servicing advances with respect to the related mortgaged real property. In addition, one or more of the legal and/or beneficial owners of the non-trust mortgage loan(s) in the One Lincoln Street and World Apparel Center loan combinations have certain rights, directly or through representatives, under the respective governing servicing agreements with respect to the subject underlying mortgage loan and the related mortgaged real property, including with respect to arranging for and directing the servicing of the underlying mortgage loan, appointing a special servicer with respect thereto, and/or consenting to or providing advice with respect to certain related servicing actions. Those legal and/or beneficial owners have no obligation to act for the benefit of the holder of the subject underlying mortgage loan or the series
2004-C7 certificateholders and may have interests that conflict with your interests.

     The Interests of the Series 2004-C7 Controlling Class Certificateholders
May Be in Conflict with the Interests of the Offered Certificateholders. The holders or beneficial owners of series 2004-C7 certificates representing a majority interest in the controlling class of series 2004-C7 certificates will be entitled to: (a) appoint a representative having the rights and powers described under "Servicing Under the Series 2004-C7 Pooling and Servicing
Agreement--The Series 2004-C7 Controlling Class Representative and the
Non-Trust Loan Noteholders" in this prospectus supplement; and (b) replace the special servicer under the series 2004-C7 pooling and servicing agreement, subject to satisfaction of the conditions described under "Servicing Under the
Series 2004-C7 Pooling and Servicing Agreement--Replacement of the Special
Servicer by the Series 2004-C7 Controlling Class" in this prospectus supplement. Among other things, the series 2004-C7 controlling class representative may direct the special servicer under the series 2004-C7 pooling and servicing agreement to take, or to refrain from taking, certain actions with respect to the servicing and/or administration of any specially serviced mortgage loans and foreclosure properties in the trust fund (other than the One
Lincoln Street underlying mortgage loan, the World Apparel Center underlying mortgage loan and any related foreclosure properties) that the series 2004-C7 controlling class representative may consider advisable, except to the extent that, in connection with any such underlying mortgage loan that is part of a loan combination, a related non-trust mortgage loan noteholder or a designee or representative thereof may otherwise do so.

     In the absence of significant losses on the underlying mortgage loans, the series 2004-C7 controlling class will be a non-offered class of series 2004-C7 certificates. The series 2004-C7 controlling class certificateholders are therefore likely to have interests that conflict with those of the holders of the offered certificates. You should expect that the series 2004-C7 controlling class representative will exercise its rights and powers on behalf of the series 2004-C7 controlling class certificateholders, and it will not be liable to any other class of series 2004-C7 certificateholders for so doing.

RISKS RELATED TO THE UNDERLYING MORTGAGE LOANS

     The Absence of or Inadequacy of Insurance Coverage on the Mortgaged
Properties May Adversely Affect Payments on Your Certificates. After the
September 11, 2001 terrorist attacks in New York City, the Washington, D.C.
area and

                                      S-53

Pennsylvania, the cost of insurance coverage for acts of terrorism increased and the availability of such insurance decreased. In an attempt to redress this situation, President George W. Bush signed into law the Terrorism Risk
Insurance Act of 2002, which establishes a three-year federal back-stop program under which the federal government and the insurance industry will share in the risk of loss associated with certain future terrorist attacks. Pursuant to the provisions of the act, (a) qualifying insurers must offer terrorism insurance coverage in all property and casualty insurance policies on terms not materially different than terms applicable to other losses, (b) the federal government will reimburse insurers 90% of amounts paid on claims, in excess of a specified deductible, provided that aggregate property and casualty insurance losses resulting from an act of terrorism exceed $5,000,000, (c) the federal government's aggregate insured losses are limited to $100 billion per program year, (d) reimbursement to insurers will require a claim based on a loss from a terrorist act, (e) to qualify for reimbursement, an insurer must have previously disclosed to the policyholder the premium charged for terrorism coverage and its share of anticipated recovery for insured losses under the federal program, and (f) the federal program by its terms will terminate
December 31, 2005. With regard to policies in existence on November 26, 2002, the act provides that any terrorism exclusion in a property and casualty insurance contract in force on such date is void if such exclusion exempts losses that would otherwise be subject to the act, provided, that an insurer may reinstate such a terrorism exclusion if the insured either (x) authorizes such reinstatement in writing or (y) fails to pay the premium increase related to the terrorism coverage within 30 days of receiving notice of such premium increase and of its rights in connection with such coverage.

     The Terrorism Risk Insurance Act of 2002 only applies to losses resulting from attacks that have been committed by individuals on behalf of a foreign person or foreign interest, and does not cover acts of purely domestic terrorism. Further, any such attack must be certified as an "act of terrorism"
by the federal government, which decision is not subject to judicial review. As a result, insurers may continue to try to exclude from coverage under their policies losses resulting from terrorist acts not covered by the act. Moreover, the act's deductible and copayment provisions still leave insurers with high potential exposure for terrorism-related claims. Because nothing in the act prevents an insurer from raising premium rates on policyholders to cover potential losses, or from obtaining reinsurance coverage to offset its increased liability, the cost of premiums for such insurance terrorism coverage is still expected to be high. Finally, upon expiration of the federal program established by the act, there is no assurance that subsequent terrorism legislation would be passed.

     With respect to substantially all of the mortgage loans that we intend to include in the trust, the related loan documents generally provide that either
(a) the borrowers are required to maintain full or partial insurance coverage for property damage to the related mortgaged real property against certain acts of terrorism (except that the requirement to obtain such insurance coverage may be subject to, in certain instances, the commercial availability of that coverage, certain limitations with respect to the cost thereof and/or whether such hazards are at the time commonly insured against for property similar to such mortgaged real properties and located in or around the region in which such mortgaged real property is located), (b) the borrowers are required to provide such additional insurance coverage as lender may reasonably require to protect its interests or to cover such hazards as are commonly insured against for similarly situated properties, (c) a credit-rated tenant is obligated to restore the mortgaged real property in the event of a casualty, or (d) a principal of the borrower has agreed to be responsible for losses resulting from terrorist acts which are not otherwise covered by insurance. If the related mortgage loan documents do not expressly require insurance against acts of terrorism, but permit the lender to require such other insurance as is reasonable, the related borrower may challenge whether maintaining insurance against acts of terrorism is reasonable in light of all the circumstances, including the cost.

     In the case of some of the mortgaged real properties securing mortgage loans that we intend to include in the trust fund, the insurance covering any of such mortgaged real properties for acts of terrorism may be provided through a blanket policy that also covers properties unrelated to the trust fund. Acts of terrorism at those other properties could exhaust coverage under the blanket policy. No representation is made as to the adequacy of any such insurance coverage provided under a blanket policy, in light of the fact that multiple properties are covered by that policy.

     If a borrower is required to maintain insurance for terrorist or similar acts that was not previously maintained, the borrower may incur higher costs for insurance premiums in obtaining such coverage which would have an adverse effect on the net cash flow of the related mortgaged real property. In the event that any mortgaged real property securing an underlying mortgage loan sustains damage as a result of an uninsured terrorist or similar act, such damaged mortgaged real property may not generate adequate cash flow to pay, and/or provide adequate collateral to satisfy, all amounts owing under such mortgage loan, which could result in a default on that mortgage loan and, potentially, losses on some classes of the series 2004-C7 certificates.

     Repayment of the Underlying Mortgage Loans Depends on the Operation of the
Mortgaged Real Properties. The underlying mortgage loans are secured by mortgage liens on fee and/or leasehold interests in the following types of real property:

                                      S-54

     o   office;

     o   regional malls;

     o   anchored retail;

     o   multifamily rental;

     o   unanchored retail;

     o   industrial/warehouse;

     o   self-storage; and

     o   mobile home park.

     The risks associated with lending on these types of real properties are inherently different from those associated with lending on the security of single-family residential properties. This is because, among other reasons, repayment of each of the underlying mortgage loans is dependent on--

     o   the successful operation and value of the related mortgaged real property, and

     o   the related borrower's ability to refinance the mortgage loan or sell the related mortgaged real property.

     See "Risk Factors--Repayment of a Commercial or Multifamily Mortgage Loan
Depends Upon the Performance and Value of the Underlying Real Property, Which
May Decline Over Time, and the Related Borrower's Ability to Refinance the
Property, of Which There Is No Assurance" and "Description of the Trust
Assets--Mortgage Loans--A Discussion of the Various Types of Multifamily and
Commercial Properties that May Secure Mortgage Loans Underlying a Series of
Offered Certificates" in the accompanying prospectus.

     Risks Associated with Condominium Ownership. One (1) mortgage loan that we intend to include in the trust, secured by the mortgaged real properties identified on Annex A-1 to this prospectus supplement as Guam Multifamily representing 1.7% of the initial mortgage pool balance, is partially secured by the related borrower's interest in certain residential condominium units.

     In the case of condominiums, a board of managers generally has discretion to make decisions affecting the condominium building and there is no assurance that the borrower under a mortgage loan secured by one or more interests in that condominium will have any control over decisions made by the related board of managers. Thus, decisions made by that board of managers, including regarding assessments to be paid by the unit owners, insurance to be maintained on the condominium building, restoration following a casualty and many other decisions affecting the maintenance of that building, may not be in accordance with the mortgage loan documents and may have an adverse impact on the underlying mortgage loans that are secured by mortgaged real properties consisting of such condominium interests.

     There can be no assurance that the related board of managers will always act in the best interests of the borrower under those mortgage loans. Further, due to the nature of condominiums, a default on the part of the borrower with respect to such mortgaged real properties will not allow the special servicer the same flexibility in realizing on the collateral as is generally available with respect to commercial properties that are not condominiums. The rights of other unit owners, the documents governing the management of the condominium units and the state and local laws applicable to condominium units must be considered. In addition, in the event of a casualty with respect to the subject mortgaged real property, due to the possible existence of multiple loss payees on any insurance policy covering such mortgaged real property, there could be a delay in the restoration of the mortgaged real property and/or the allocation of related insurance proceeds, if any. Consequently, servicing and realizing upon the collateral described above could subject the series 2004-C7 certificateholders to a greater delay, expense and risk than with respect to a mortgage loan secured by a commercial property that is not a condominium.

     The Underlying Mortgage Loans Have a Variety of Characteristics Which May
Expose Investors to Greater Risk of Default and Loss. When making an investment decision, you should consider, among other things, the following characteristics of the underlying mortgage loans and/or the mortgaged real properties for those loans. Any or all of these characteristics can affect, perhaps materially and adversely, the investment performance of your offered certificates. Several of the items below include a cross-reference to where the associated risks are further discussed in this prospectus supplement or in the accompanying prospectus. In addition, several of those items may include a cross reference to where further information about the particular characteristic may be found in this prospectus supplement.

                                      S-55

     o   The Mortgaged Real Property Will Be the Sole Asset Available to Satisfy
         the Amounts Owing Under an Underlying Mortgage Loan in the Event of
         Default. All of the mortgage loans that we intend to include in the trust are or should be considered nonrecourse loans. You should anticipate that, if the related borrower defaults on any of the underlying mortgage loans, only the mortgaged real property and any additional collateral for the relevant loan, such as escrows or letters of credit, but none of the other assets of the borrower, is available to satisfy the debt. Even if the related loan documents permit recourse to the borrower or a guarantor, the trust may not be able to ultimately collect the amount due under a defaulted mortgage loan or under a guaranty. None of the mortgage loans are insured or guaranteed by any governmental agency or instrumentality or by any private mortgage insurer. See "Risk Factors--Repayment of a Commercial or Multifamily
         Mortgage Loan Depends Upon the Performance and Value of the Underlying
         Real Property, Which May Decline Over Time, and the Related Borrower's
         Ability to Refinance the Property, of Which There Is No Assurance--Most
         of the Mortgage Loans Underlying Your Offered Certificates Will Be
         Nonrecourse" in the accompanying prospectus.

     o   In Some Cases, Payments on an Underlying Mortgage Loan Are Dependent on
         a Single Tenant or on One or a Few Major Tenants at the Related
         Mortgaged Real Property. In the case of 44 mortgaged real properties, securing 45.9% of the initial mortgage pool balance, the related borrower has leased the property to at least one tenant that occupies
         25% or more of the particular property. In the case of 14 of those properties, securing 19.7% of the initial mortgage pool balance, the related borrower has leased the particular property to a single tenant that occupies all or substantially all of the property. For example, in the case of the One Lincoln Street underlying mortgage loan, the related mortgaged real property is 100% leased to a single tenant. See
         "Description of the Mortgage Pool-- Significant Underlying Mortgage
         Loans--The One Lincoln Street Mortgage Loan--One Lincoln Street" and
         "--The One Lincoln Street Mortgage Loan--The State Street Lease."
         Accordingly, the full and timely payment of each of the related underlying mortgage loans is highly dependent on the continued
         operation of one or more major tenants, which, in some cases, is the sole tenant at the mortgaged real property. See "Risk
         Factors--Repayment of a Commercial or Multifamily Mortgage Loan Depends
         Upon the Performance and Value of the Underlying Real Property, Which
         May Decline Over Time, and the Related Borrower's Ability to Refinance
         the Property, of Which There Is No Assurance--The Successful Operation
         of a Multifamily or Commercial Property Depends on Tenants,"
         "--Repayment of a Commercial or Multifamily Mortgage Loan Depends Upon
         the Performance and Value of the Underlying Real Property, Which May
         Decline Over Time, and the Related Borrower's Ability to Refinance the
         Property, of Which There Is No Assurance--Dependence on a Single Tenant
         or a Small Number of Tenants Makes a Property Riskier Collateral" and
         "--Repayment of a Commercial or Multifamily Mortgage Loan Depends Upon
         the Performance and Value of the Underlying Real Property, Which May
         Decline Over Time and the Related Borrower's Ability to Refinance the
         Property, of Which There Is No Assurance--Tenant Bankruptcy Adversely
         Affects Property Performance" in the accompanying prospectus.

     o   Eight Percent or More of the Initial Mortgage Pool Balance Will Be
         Secured by Mortgage Liens on the Respective Borrower's Interests in
         Each of the Following Property Types--Office, Retail and Multifamily.
         Twenty-one (21) of the mortgaged real properties, securing 47.0% of the initial mortgage pool balance, are primarily used for office purposes.
         Some of those office properties are heavily dependent on one or a few major tenants that lease a substantial portion of or the entire property.

     A number of factors may adversely affect the value and successful operation of an office property. Some of these factors include:

     1.  the strength, stability, number and quality of the tenants;

     2.  accessibility from surrounding highways/streets;

     3.  the physical condition and amenities of the subject building in relation to competing buildings, including the condition of the HVAC system, parking and the subject building's compatibility with current business wiring requirements;

     4.  whether the area is a desirable business location, including local labor cost and quality, access to transportation, tax environment, including tax benefits, and quality of life issues, such as schools and cultural amenities; and

     5.  the financial condition of the owner of the subject property.

     See "Description of the Trust Assets--Mortgage Loans--A Discussion of the
     Various Types of Multifamily and Commercial Properties that May Secure
     Mortgage Loans Underlying a Series of Offered Certificates--Office
     Properties" in the accompanying prospectus.

                                      S-56

     Forty-five (45) of the mortgaged real properties, securing 39.7% of the initial mortgage pool balance, are primarily used for retail purposes. A number of factors may adversely affect the value and successful operation of a retail property. Some of these factors include:

     1.  the strength, stability, number and quality of the tenants;

     2.  tenants' sales;

     3.  tenant mix;

     4.  whether the subject property is in a desirable location;

     5.  the physical condition and amenities of the subject building in relation to competing buildings;

     6.  competition from nontraditional sources such as catalog retailers, home shopping networks, electronic media shopping, telemarketing and outlet centers;

     7.  whether a retail property is anchored, shadow anchored or unanchored and, if anchored or shadow anchored, the strength, stability, quality and continuous occupancy of the anchor tenant or the shadow anchor, as the case may be, are particularly important factors; and

     8.  the financial condition of the owner of the subject property.

     We consider 28 of the subject retail properties (which include regional malls), securing 34.1% of the initial mortgage pool balance, to be anchored, including shadow anchored; and 17 of the subject retail properties, securing 5.6% of the initial mortgage pool balance, to be unanchored. Retail properties that are anchored have traditionally been perceived as less risky than unanchored properties. As to any given retail property, an anchor tenant is generally understood to be a nationally or regionally recognized tenant whose space is, in general, materially larger in size than the space occupied by other tenants at the subject property and is important in attracting customers to the subject property. A shadow anchor is a store or business that satisfies the criteria for an anchor tenant, but which may be located at an adjoining property or on a portion of the subject retail property that is not collateral for the related mortgage loan.

     At some retail properties, the anchor tenant owns the space it occupies.
     In those cases where the property owner does not control the space occupied by the anchor tenant, the property owner may not be able to take actions with respect to the space that it otherwise typically would, such as granting concessions to retain an anchor tenant or removing an ineffective anchor tenant. In some cases, an anchor tenant (or a shadow anchor tenant) may cease to operate at the property, thereby leaving its space unoccupied even though it continues to own or pay rent on the vacant space. If an anchor tenant or a shadow anchor tenant ceases operations at a retail property or if their sales do not reach a specified threshold, other tenants at the property may be entitled to terminate their leases prior to the scheduled termination date or to pay rent at a reduced rate for the remaining term of the lease.

     See "Description of the Trust Assets--Mortgage Loans--A Discussion of the
     Various Types of Multifamily and Commercial Properties that May Secure
     Mortgage Loans Underlying a Series of Offered Certificates--Retail
     Properties" in the accompanying prospectus.

     Twenty-six (26) of the mortgaged real properties, securing 8.9% of the initial mortgage pool balance, are primarily used for multifamily rental purposes. A number of factors may adversely affect the value and successful operation of a multifamily rental property. Some of these factors include:

     1.  the number of competing residential developments in the local market, including apartment buildings and site-built single family homes;

     2.  the physical condition and amenities of the subject apartment building in relation to competing buildings;

     3.  the subject property's reputation;

     4.  applicable state and local regulations designed to protect tenants in connection with evictions and rent increases;

     5.  local factory or other large employer closings;

     6.  the level of mortgage interest rates to the extent it encourages tenants to purchase single-family housing;

     7.  compliance and continuance of any government housing rental subsidiary programs from which the subject property receives benefits;

                                      S-57

     8.  distance from employment centers and shopping areas; and

     9.  the financial condition of the owner of the subject property.

     In addition, multifamily rental properties are typically in markets that, in general, are characterized by low barriers to entry. Thus, a particular multifamily rental property market with historically low vacancies could experience substantial new construction and a resultant oversupply of rental units within a relatively short period of time. Since apartments within a multifamily rental property are typically leased on a short-term basis, the tenants residing at a particular property may easily move to alternative multifamily rental properties with more desirable amenities or locations or to single family housing.

     Some of the multifamily rental properties that will secure mortgage loans that we intend to include in the trust fund are subject to land use restrictive covenants or contractual covenants in favor of federal or state housing agencies. These covenants normally require that a minimum number or percentage of units be rented to tenants who have incomes that are substantially lower than median incomes in the applicable area or region. These covenants may limit the potential rental rates that may govern rentals at any of those properties, the potential tenant base for any of those properties or both.

     With respect to the mortgaged real properties identified on Annex A-1 to this prospectus supplement as Guam Multifamily, which mortgaged real properties secure a mortgage loan representing 1.7% of the initial mortgage pool balance, one of the leading sources of employment in the
     Territory of Guam, in which the mortgaged properties are located, is the
     U.S. military. A significant number of U.S. military personnel are tenants at the mortgaged real properties. Occupancy rates at the mortgaged real properties would be directly impacted by shifts in the number of military personnel stationed in the Territory of Guam, particularly if U.S.
     military bases in the Territory of Guam were to close.

     See "Description of the Trust Assets--Mortgage Loans--A Discussion of the
     Various Types of Multifamily and Commercial Properties that May Secure
     Mortgage Loans Underlying a Series of Offered Certificates--Multifamily
     Rental Properties" in the accompanying prospectus.

     In general, the inclusion in the trust of a significant concentration of mortgage loans that are secured by mortgage liens on a particular type of income-producing property makes the overall performance of the mortgage pool materially more dependent on the factors that affect the operations at and value of that property type. See "Description of the Trust
     Assets--Mortgage Loans--A Discussion of the Various Types of Multifamily
     and Commercial Properties That May Secure Mortgage Loans Underlying a
     Series of Offered Certificates" in the accompanying prospectus.

 o   Five Percent or More of the Initial Mortgage Pool Balance Will Be Secured
     by Mortgage Liens on Real Properties Located in Each of the Following
     Jurisdictions--New York, Massachusetts, California, Pennsylvania, Texas,
     Florida, and Illinois. The mortgaged real properties located in each of the following jurisdictions secure mortgage loans or allocated portions of mortgage loans that represent 5.0% or more of the initial mortgage pool balance:

                                                             % OF INITIAL
                                              NUMBER OF        MORTGAGE
                       STATE                  PROPERTIES     POOL BALANCE
        ----------------------------------   ------------   -------------
          New York .......................         5             19.2%
          Massachusetts ..................         2             14.6%
          California .....................         9             14.3%
          Pennsylvania ...................         3              7.3%
          Texas ..........................        14              6.6%
          Florida ........................        13              6.5%
          Illinois .......................         2              6.2%

     The inclusion in the trust of a significant concentration of mortgage loans that are secured by mortgage liens on real properties located in a particular jurisdiction makes the overall performance of the mortgage pool materially more dependent on economic and other conditions or events in that jurisdiction. See "Risk Factors--Geographic Concentration Within a
     Trust Exposes Investors to Greater Risk of Default and Loss" in the
     accompanying prospectus. The mortgaged real properties located in any given state or jurisdiction may be concentrated in one or more areas within that state. Annex A-1 to this prospectus supplement contains the address for each mortgaged real property.

                                      S-58

     o   The Mortgage Pool Will Include Material Concentrations of Balloon Loans
         and Loans with Anticipated Repayment Dates. Eighty-three (83) mortgage loans, representing 76.4% of the initial mortgage pool balance, of which 67 mortgage loans are in loan group no. 1, representing 74.0% of the initial loan group no. 1 balance, and 16 mortgage loans are in loan group no. 2, representing 100.0% of the initial loan group no. 2 balance, respectively, are balloon loans. Five (5) of those balloon mortgage loans, representing 27.1% of the initial mortgage pool balance, of which three (3) mortgage loans are in loan group no. 1, representing 28.1% of the initial loan group no. 1 balance, and two (2)
         mortgage loans are in loan group no. 2, representing 17.6% of the initial loan group no. 2 balance, respectively, are interest-only balloon loans. In addition, six (6) mortgage loans, representing 8.5%
         of the initial mortgage pool balance, of which all mortgage loans are in loan group no. 1, representing 9.4% of the initial loan group no. 1 balance, each provides material incentives for the related borrower to repay the loan by an anticipated repayment date prior to maturity. The ability of a borrower to make the required balloon payment on a balloon loan, or payment of the entire principal balance of an interest-only balloon loan, at maturity, and the ability of a borrower to repay a mortgage loan, on or before any related anticipated repayment date, in each case depends upon the borrower's ability either to refinance the loan or to sell the mortgaged real property. Although a mortgage loan may provide the related borrower with incentives to repay the loan by an anticipated repayment date prior to maturity, the failure of that borrower to do so will not be a default under that loan. See
         "Description of the Mortgage Pool--Terms and Conditions of the
         Underlying Mortgage Loans" in this prospectus supplement and "Risk
         Factors--The Investment Performance of Your Offered Certificates Will
         Depend Upon Payments, Defaults and Losses on the Underlying Mortgage
         Loans; and Those Payments, Defaults and Losses May Be Highly
         Unpredictable--There Is an Increased Risk of Default Associated with
         Balloon Payments" in the accompanying prospectus.

     o   The Mortgage Pool Will Include Some Disproportionately Large Mortgage
         Loans. The inclusion in the mortgage pool of one or more loans that have outstanding principal balances that are substantially larger than the other mortgage loans in that pool can result in losses that are more severe, relative to the size of the mortgage pool, than would be the case if the total balance of the mortgage pool were distributed more evenly. The five (5) largest mortgage loans to be included in the trust represent 48.3% of the initial mortgage pool balance, and the ten
         (10) largest mortgage loans and/or groups of cross-collateralized mortgage loans to be included in the trust represent 63.2% of the initial mortgage pool balance. It has been confirmed to us by S&P and
         Moody's, however, that four of the five largest mortgage loans to be included in the trust, each has, in the context of its inclusion in the mortgage pool, credit characteristics consistent with investment grade-rated obligations. See "Description of the Mortgage
         Pool--General," "--Cross-Collateralized Mortgage Loans, Multi-Property
         Mortgage Loans and Mortgage Loans with Affiliated Borrowers" and
         "--Significant Underlying Mortgage Loans" in this prospectus supplement and "Risk Factors--Loan Concentration Within a Trust Exposes Investors
         to Greater Risk of Default and Loss" in the accompanying prospectus.

     o   The Mortgage Pool Will Include Leasehold Mortgage Loans and Lending on
         a Leasehold Interest in Real Property is Riskier Than Lending on an
         Actual Ownership Interest in That Property. Seven (7) mortgage loans, representing 12.7% of the initial mortgage pool balance, are secured by a mortgage lien on the related borrower's leasehold interest (but not by the underlying fee interest) in all or a material portion of the related mortgaged real property. Because of possible termination of the related ground lease, lending on a leasehold interest in a real property is riskier than lending on an actual ownership interest in that property notwithstanding the fact that a lender, such as the trustee on behalf of the trust, generally will have the right to cure defaults under the related ground lease. In addition, the terms of certain ground leases may require that insurance proceeds or condemnation awards be applied to restore the property or be paid, in whole or in part, to the ground lessor rather than be applied against the outstanding principal balance of the related mortgage loan.
         Finally, there can be no assurance that any of the ground leases securing an underlying mortgage loan contain all of the provisions that a lender may consider necessary or desirable to protect its interest as a lender with respect to a leasehold mortgage loan. See "Description of the Mortgage Pool--Additional Loan and Property Information--Ground
         Leases" in this prospectus supplement. See also "Legal Aspects of
         Mortgage Loans--Foreclosure--Leasehold Considerations" in the
         accompanying prospectus.

     o   Some of the Mortgaged Real Properties Are Legal Nonconforming Uses or
         Legal Nonconforming Structures. Some of the mortgage loans are secured by a mortgage lien on a real property that is a legal nonconforming use or a legal nonconforming structure. This may impair the ability of the borrower to restore the improvements on a mortgaged real property to its current form or use following a major casualty. See "Description of the Mortgage Pool--Additional Loan and Property Information--Zoning and
         Building Code Compliance" in this

                                      S-59

         prospectus supplement and "Risk Factors--Changes in Zoning Laws May
         Adversely Affect the Use or Value of a Real Property" in the
         accompanying prospectus.

     o   Some of the Mortgaged Real Properties May Not Comply with All Local
         Building Codes or with the Americans with Disabilities Act of 1990.
         Some of the mortgaged real properties securing mortgage loans that we intend to include in the trust may not comply with all local building codes or with the Americans with Disabilities Act of 1990. Compliance, if required, can be expensive. There can be no assurance that any of the mortgage loans that we intend to include in the trust do not have outstanding building code violations. See "Risk Factors--Compliance with the Americans with Disabilities Act of 1990 May Be Expensive" and
         "Legal Aspects of Mortgage Loans--Americans with Disabilities Act" in the accompanying prospectus.

     o   Multiple Mortgaged Real Properties Are Owned by the Same Borrower,
         Affiliated Borrowers or Borrowers with Related Principals or Are
         Occupied, in Whole or in Part, by the Same Tenant or Affiliated
         Tenants, Which Presents a Greater Risk to the Trust Fund in the Event
         of the Bankruptcy or Insolvency of Any Such Borrower or Tenant. Seven
         (7) separate groups of mortgage loans that we intend to include in the trust have borrowers that, in the case of each of those groups, are the same or under common control. The five (5) largest of these separate groups represent 3.5%, 3.2%, 2.4%, 1.9% and 0.5%, respectively, of the initial mortgage pool balance. See "Description of the Mortgage
         Pool--Cross-Collateralized Mortgage Loans, Multi-Property Mortgage
         Loans and Mortgage Loans with Affiliated Borrowers" in this prospectus supplement.

         In addition, there are tenants who lease space at more than one mortgaged real property securing mortgage loans that we intend to include in the trust. Furthermore, there may be tenants that are related to or affiliated with a borrower. See Annex A-1 to this prospectus supplement for a list of the three most significant tenants at each of the mortgaged real properties used for retail, office and/or industrial/warehouse purposes.

         The bankruptcy or insolvency of, or other financial problems with respect to, any borrower or tenant that is, directly or through affiliation, associated with two or more of the mortgaged real properties securing the underlying mortgage loans could have an adverse effect on all of those properties and on the ability of those properties to produce sufficient cash flow to make required payments on the related mortgage loans in the trust. See "Risk Factors--Repayment of a Commercial or Multifamily Mortgage Loan Depends Upon the
         Performance and Value of the Underlying Real Property, Which May
         Decline Over Time, and the Related Borrower's Ability to Refinance the
         Property, of Which There Is No Assurance--Tenant Bankruptcy Adversely
         Affects Property Performance," "--Repayment of a Commercial or
         Multifamily Mortgage Loan Depends Upon the Performance and Value of the
         Underlying Real Property, Which May Decline Over Time, and the Related
         Borrower's Ability to Refinance the Property, of Which There Is No
         Assurance"--Borrower Concentration Within a Trust Exposes Investors to
         Greater Risk of Default and Loss" and "--Repayment of a Commercial or
         Multifamily Mortgage Loan Depends Upon the Performance and Value of the
         Underlying Real Property, Which May Decline Over Time, and the Related
         Borrower's Ability to Refinance the Property, of Which There Is No
         Assurance"--Borrower Bankruptcy Proceedings Can Delay and Impair
         Recovery on a Mortgage Loan Underlying Your Offered Certificates" in
         the accompanying prospectus.

     o   Some of the Mortgaged Real Properties Are or May Be Encumbered by
         Additional Debt and the Ownership Interests in Some Borrowers Have Been
         or May Be Pledged to Secure Debt Which, in Either Case, May Reduce the
         Cash Flow Available to the Subject Mortgaged Real Property. Seven (7)
         mortgage loans that we intend to include in the trust, which are described under "Description of the Mortgage Pool--Loan Combinations"
         and/or "--Significant Underlying Mortgage Loans" in this prospectus supplement, and which represent 14.2%, 5.1%, 1.4%, 0.8%, 0.7%, 0.6% and
         0.4%, respectively, of the initial mortgage pool balance, are each part of a loan combination that includes one or more additional mortgage loans (not included in the trust) that are secured by the same mortgage instrument(s) encumbering the same mortgaged real property or properties, as applicable, as is the subject underlying mortgage loan.
         In that regard--

         (a)  the mortgaged real property identified on Annex A-1 to this prospectus supplement as One Lincoln Street is encumbered by a mortgage instrument that secures:

              (i)  the related underlying mortgage loan, which mortgage loan is expected to have a cut-off date principal balance of
                   $203,094,752, representing 14.2% of the initial mortgage pool balance; and

              (ii) one (1) other mortgage loan that will not be part of the trust fund, which other mortgage loan is expected to have an unpaid principal balance as of the cut-off date of
                   approximately $311,000,000 and is comprised

                                      S-60

                   of five (5) separate loan components (one (1) senior loan
                   component with a cut-off date principal balance of
                   $277,500,000 which is generally pari passu in right of
                   payment of interest and, following an event of default,
                   principal, with the subject underlying mortgage loan and four
                   (4) subordinate loan components with an aggregate cut-off
                   date principal balance of $33,500,000 which are generally
                   subordinate in right of payment of interest and principal to the subject underlying mortgage loan);

         (b)  the mortgaged real property identified on Annex A-1 to this prospectus supplement as World Apparel Center is encumbered by a mortgage instrument that secures:

              (i)  the related underlying mortgage loan, which mortgage loan is expected to have a cut-off date principal balance of
                   $73,000,000, representing 5.1% of the initial mortgage pool balance; and

              (ii) three (3) other mortgage loans that will not be part of the trust fund, which other mortgage loans are expected to have unpaid principal balances as of the cut-off date of
                   $73,000,000, $37,230,000 and $35,770,000, respectively, and are each pari passu in right of payment with the subject
                   underlying mortgage loan;

         (c)  the mortgaged real properties identified on Annex A-1 to this prospectus supplement as International Residences is encumbered by a mortgage instrument that secures:

              (i)  the related underlying mortgage loan, which mortgage loan has a cut-off date principal balance of $20,600,000, representing
                   1.4% of the initial mortgage pool balance; and

              (ii) one (1) other mortgage loan that will not be part of the trust fund, which other mortgage loan has a cut-off date
                   principal balance of approximately $900,000 and is, following certain events of default with respect to the International
                   Residences loan pair, generally subordinate in right of
                   payment to the subject underlying mortgage loan;

         (d)  the mortgaged real property identified on Annex A-1 to this prospectus supplement as Kimco Portfolio -- Enchanted Forest is encumbered by a mortgage instrument that secures:

              (i)  the related underlying mortgage loan, which mortgage loan has a cut-off date principal balance of $11,900,000, representing
                   0.8% of the initial mortgage pool balance; and

              (ii) one (1) other mortgage loan that will not be part of the trust fund, which other mortgage loan has a cut-off date
                   principal balance of approximately $9,730,000 and is,
                   following certain events of default with respect to the Kimco
                   Portfolio -- Enchanted Forest loan pair, generally
                   subordinate in right of payment to the subject underlying
                   mortgage loan;

         (e)  the mortgaged real property identified on Annex A-1 to this prospectus supplement as Post Oak Apartments is encumbered by a mortgage instrument that secures:

              (i)  the related underlying mortgage loan, which mortgage loan has a cut-off date principal balance of $10,000,000, representing
                   0.7% of the initial mortgage pool balance; and

              (ii) one (1) other mortgage loan that will not be part of the trust fund, which other mortgage loan has a cut-off date
                   principal balance of approximately $625,000 and is, following certain events of default with respect to the Post Oak
                   Apartments loan pair, generally subordinate in right of
                   payment to the subject underlying mortgage loan;

         (f)  the mortgaged real property identified on Annex A-1 to this prospectus supplement as Kimco Portfolio -- Wilkens Beltway
              Plaza is encumbered by a mortgage instrument that secures:

              (i)  the related underlying mortgage loan, which mortgage loan has a cut-off date principal balance of $8,900,000,
                   representing 0.6% of the initial mortgage pool balance; and

              (ii) one (1) other mortgage loan that will not be part of the trust fund, which other mortgage loan has a cut-off date
                   principal balance of approximately $7,100,000 and is,
                   following certain events of default with respect to the
                   Kimco Portfolio -- Wilkens Beltway Plaza loan pair,
                   generally subordinate in right of payment to the subject
                   underlying mortgage loan; and

         (g)  the mortgaged real property identified on Annex A-1 to this prospectus supplement as Kimco Portfolio -- Perry Hall Super
              Fresh is encumbered by a mortgage instrument that secures:

                                      S-61

              (i)  the related underlying mortgage loan, which mortgage loan has a cut-off date principal balance of $6,000,000, representing
                   0.4% of the initial mortgage pool balance; and

              (ii) one (1) other mortgage loan that will not be part of the trust fund, which other mortgage loan has a cut-off date
                   principal balance of approximately $3,700,000 and is,
                   following certain events of default with respect to the Kimco
                   Portfolio -- Perry Hall Super Fresh loan pair, generally
                   subordinate in right of payment to the subject underlying
                   mortgage loan.

     Further, with respect to each of the following mortgage loans that we intend to include in the trust, the related borrower has the right to obtain subordinate financing, secured by the related mortgaged property, provided that the requirements set forth in the related loan documents are satisfied, as described under "Description of the Mortgage
     Pool--Additional Loan and Property Information--Other Financing" in this prospectus supplement:

     1.  the underlying mortgage loan secured by the mortgaged real property identified on Annex A-1 to this prospectus supplement as Richard's of
         Greenwich, which mortgage loan represents 1.6% of the initial mortgage pool balance; and

     2.  the underlying mortgage loan secured by the mortgaged real property identified on Annex A-1 to this prospectus supplement as Mitchell's of
         Westport, which mortgage loan represents 0.8% of the initial mortgage pool balance.

     The existence of additional secured indebtedness may adversely affect the borrower's financial viability and/or the trust's security interest in the mortgaged real property. Any or all of the following may result from the existence of additional secured indebtedness on a mortgaged real property:

     1.  refinancing the related underlying mortgage loan at maturity for the purpose of making any balloon payments may be more difficult;

     2.  reduced cash flow could result in deferred maintenance at the particular real property;

     3.  if the holder of the additional secured debt files for bankruptcy or is placed in involuntary receivership, foreclosing on the particular real property could be delayed; and

     4.  if the mortgaged real property depreciates for whatever reason, the related borrower's equity is more likely to be extinguished, thereby eliminating the related borrower's incentive to continue making payments on its mortgage loan in the trust.

     With respect to each of the following mortgage loans that we intend to include in the trust, 100% of the direct or indirect equity interests in the related borrower have been pledged to secure a related mezzanine loan, in each case as described under "Description of the Mortgage
     Pool--Additional Loan and Property Information--Other Financing" in this prospectus supplement:

     1.  in the case of the underlying mortgage loan secured by the mortgaged real property identified on Annex A-1 to this prospectus supplement as
         One Lincoln Street, which mortgage loan represents 14.2% of the initial mortgage pool balance, there exists a related mezzanine loan in the original principal amount of $50,000,000, as described under
         "Description of the Mortgage Pool--Significant Underlying Mortgage
         Loans--The One Lincoln Street Mortgage Loan--Mezzanine Financing" in
         this prospectus supplement.

     Further, with respect to each of the following mortgage loans that we intend to include in the trust, the equity holders of the borrower have a right to obtain mezzanine financing, secured by a pledge of the direct or indirect ownership interests in the borrower, provided that the requirements set forth in the related loan documents are satisfied, as described under "Description of the Mortgage Pool--Additional Loan and
     Property Information--Other Financing" in this prospectus supplement:

     1.  the underlying mortgage loan secured by the mortgaged real property identified on Annex A-1 to this prospectus supplement as 200 North
         LaSalle Street, which mortgage loan represents 4.6% of the initial mortgage pool balance;

     2.  the underlying mortgage loan secured by the mortgaged real property identified on Annex A-1 to this prospectus supplement as Center Office
         Building, which mortgage loan represents 1.1% of the initial mortgage pool balance;

     3.  the underlying mortgage loan secured by the mortgaged real property identified on Annex A-1 to this prospectus supplement as Southway
         Shopping Center, which mortgage loan represents 1.0% of the initial mortgage pool balance;

                                      S-62

     4.  the underlying mortgage loan secured by the mortgaged real property identified on Annex A-1 to this prospectus supplement as Orangewood
         Plaza, which mortgage loan represents 0.4% of the initial mortgage pool balance; and

     5.  the underlying mortgage loan secured by the mortgaged real property identified on Annex A-1 to this prospectus supplement as Corona Self
         Storage, which mortgage loan represents 0.2% of the initial mortgage pool balance.

     In addition, in the case of some of the other mortgage loans that we intend to include in the trust, one or more of the principals of the related borrower may have incurred or may in the future also incur mezzanine debt.

     Mezzanine debt is secured by the principal's direct ownership interest in the related borrower. While the mezzanine debt lender has no security interest in or rights to the related mortgaged real properties, a default under the subject mezzanine loan could cause a change in control of the related borrower. Mezzanine financing reduces the subject principal's indirect equity in the subject mortgaged real property, and therefore may reduce its incentive to support such mortgaged real property.

     See "Description of the Mortgage Pool--Additional Loan and Property
     Information--Other Financing" in this prospectus supplement and "Risk
     Factors--Subordinate Debt Increases the Likelihood that a Borrower Will
     Default on a Mortgage Loan Underlying Your Offered Certificates" in the
     accompanying prospectus.

 o   Certain Borrower Covenants May Affect That Borrower's Available Cash
     Flow. Borrower covenants with respect to payments for landlord improvements, required repairs, taxes and other matters may adversely affect a borrower's available cash flow. For instance, one of the mortgage loans we intend to include in the trust, representing 1.7% of the initial mortgage pool balance, is secured by mortgaged real properties located in the Territory of Guam. Pursuant to the related loan documents, all payments due under the loan documents are to be free and clear of and without deduction or withholding for any present and/or future taxes, deductions, charges or withholdings and all liabilities with respect thereto. In addition, the related borrower covenanted that if the borrower is required at any time to deduct, withhold or pay amounts that should have been deducted with respect to any such taxes from or in respect of any sum payable or paid to lender pursuant to the loan documents, (a) the monthly payment due under the loan documents will be increased as necessary so that after making all required deductions, withholdings or payments in respect of prior deductions, the lender receives an amount equal to the sum it would have received had no such deductions, withholdings or payments been made, (b) the borrower will make such deductions, withholdings or payments, (c) the borrower will pay the full amount deducted or withheld to the relevant authority in accordance with applicable law and (d) the borrower will indemnify the lender for all penalties, charges, costs, expenses and liabilities imposed on or suffered by the lender for any failure to withhold such taxes. Although that mortgage loan is fully recourse to the related borrower and a principal thereof, there can be no assurance that the borrower or such principal will have sufficient funds to comply with such covenants.

 o   Some Borrowers Under the Underlying Mortgage Loans Will Not Be Special
     Purpose Entities. The business activities of the borrowers under the underlying mortgage loans with cut-off date principal balances below
     $5,000,000 are in many cases not limited to owning their respective mortgaged real properties. In addition, the business activities of borrowers under underlying mortgage loans with cut-off date principal balances above $5,000,000 may, in some cases, not be limited to owning their respective mortgaged real properties. For example, with respect to one (1) underlying mortgage loan (which underlying mortgage loan has a cut-off date principal balance in excess of $5,000,000, is secured by the mortgaged real property identified on Annex A-1 to this prospectus supplement as 2100 Pennsylvania Avenue, and represents 3.6% of the initial mortgage pool balance), the related borrower is the George Washington
     University, which is not a single purpose entity. While the related loan documents prohibit further encumbrance of the 2100 Pennsylvania Avenue mortgaged real property, they impose no restrictions on the related borrower's other business activities, on the transfer of beneficial interests in such borrower, or on such borrower's ability to incur other additional debt. In addition, with respect to the Montgomery Mall underlying mortgage loan, which represents 6.7% of the initial mortgage pool balance, where the subject mortgage loan is secured by a mortgage on the related borrower's leasehold interest in the related mortgaged real property, in addition to the underlying fee interest in such property, the related borrower is a single purpose entity, however, the owner and pledgor of the related fee interest (which also secures the subject underlying mortgage loan) is not a special purpose entity.

     In general, as a result of a borrower not being a special purpose entity or not being limited to owning the related mortgaged real property, the borrower may be engaged in activities unrelated to the subject mortgaged real property

                                      S-63

     and may incur indebtedness or suffer liabilities with respect to those activities. This could negatively impact the borrower's financial conditions and thus its ability to pay amounts due and owing under the subject underlying mortgage loan. Furthermore, borrowers that are not special purpose entities and thus are not structured to limit the possibility of becoming insolvent or bankrupt, may be more likely to become insolvent or the subject of a voluntary or involuntary bankruptcy proceeding because the borrowers may be (a) operating entities with business distinct from the operation of the property with the associated liabilities and risks of operating an ongoing business, or (b) individuals that have personal liabilities unrelated to the property. The bankruptcy of a borrower, or a general partner or managing member of a borrower, may impair the ability of the lender to enforce its rights and remedies under the related mortgage.

     However, any borrower, even a special purpose entity structured to be bankruptcy-remote, as an owner of real estate may be subject to certain potential liabilities and risks. We cannot assure you that any borrower will not file for bankruptcy protection or that creditors of a borrower or a corporate or individual general partner or managing member of a borrower will not initiate a bankruptcy or similar proceeding against the borrower or corporate or individual general partner or managing member.

     Tenancies in Common May Hinder Recovery. Certain of the mortgage loans that we intend to include in the trust fund have borrowers that own the related mortgaged real properties as tenants-in-common. Under certain circumstances, a tenant-in-common can be forced to sell its property, including by a bankruptcy trustee, by one or more tenants-in-common seeking to partition the property and/or by a governmental lienholder in the event of unpaid taxes. Such a forced sale or action for partition of a mortgaged real property may occur during a market downturn and could result in an early repayment of the related mortgage loan, a significant delay in recovery against the tenant-in-common borrowers and/or a substantial decrease in the amount recoverable upon the related mortgage loan. Additionally, mortgaged real properties owned by tenant-in-common borrowers may be characterized by inefficient property management, inability to raise capital, possible serial bankruptcy filings and the need to deal with multiple borrowers in the event of a default on the loan.
Each of the mortgaged real properties identified on Annex A-1 to this prospectus supplement as 585 Stewart Avenue, 95 East Putnam, 41-51 West Fordham
Road, Tara Oaks Apartments, Orangewood Plaza, Savannah at Citrus Park and
Spring Ridge Plaza, respectively, which secure mortgage loans that collectively represent 3.9% of the initial mortgage pool balance, are owned by individuals or entities as tenants-in-common. Not all tenants-in-common for these mortgage loans are special purpose entities.

     Changes in Mortgage Pool Composition Can Change the Nature of Your
Investment. In general, if you purchase any offered certificates that have a relatively longer weighted average life, then you will be more exposed to risks associated with changes in concentrations of borrower, loan or property characteristics than are persons that own offered certificates with relatively shorter weighted average lives. See "Risk Factors--Changes in Pool Composition
Will Change the Nature of Your Investment" in the accompanying prospectus.

     Lending on Income-Producing Real Properties Entails Environmental
Risks. The trust could become liable for a material adverse environmental condition at any of the mortgaged real properties securing the mortgage loans in the trust. Any potential environmental liability could reduce or delay payments on the offered certificates.

     With respect to each of the mortgaged real properties securing mortgage loans that we intend to include in the trust, a third-party consultant conducted a Phase I environmental site assessment, updated a previously conducted Phase I environmental site assessment or, in the case of 16 mortgaged real properties, securing 3.0% of the initial mortgage pool balance, conducted a transaction screen. All of the environmental assessments, updates, and transaction screens referred to in the first sentence of this paragraph were completed during the 12-month period ending on the cut-off date.

     The above-described environmental assessments may have identified various adverse or potentially adverse environmental conditions at the respective mortgaged real properties. If the particular condition is significant, it could result in a claim for damages by any party injured by that condition.

     In many cases, the environmental assessments described above identified the presence of asbestos-containing materials, lead-based paint, mold and/or radon. Where a material amount of asbestos-containing materials or lead-based paint was present above actionable levels, the environmental consultant generally recommended, and the related loan documents generally required--

     o   the continuation or the establishment of an operation and maintenance plan to address the issue, or

     o   the implementation of a remediation or mitigation program to address the issue;

                                      S-64

provided that, in lieu of the actions contemplated by the preceding two bullets, an indemnity or a guaranty from an individual or an entity for, or an environmental insurance policy against, losses, costs and damages resulting from the required remediation or abatement of asbestos-containing materials and/or lead-based paint, may have been required to be delivered.

     In certain cases where the environmental consultant recommended that action be taken in respect of a materially adverse or potentially material adverse environmental condition at the related mortgaged real property, then:

     o   an environmental consultant investigated those conditions and recommended no further investigations or remediation; or

     o   a responsible third party was identified as being responsible for the remediation; or

     o   the related originator of the subject underlying mortgage loan generally required the related borrower to:

         (a)  to take investigative and/or remedial action; or

         (b)  to carry out an operation and maintenance plan or other specific remedial measures post-closing and/or to establish an escrow reserve in an amount generally equal to 125% of the estimated cost of obtaining that plan and/or the remediation;
              or

         (c)  to monitor the environmental condition and/or to carry out additional testing, in the manner and within the time frame specified in the related loan documents; or

         (d)  to obtain or seek a letter from the applicable regulatory authority stating that no further action was required; or

         (e)  to obtain environmental insurance (in the form of a secured creditor impaired property policy or other form of
              environmental insurance) or provide an indemnity from an
              individual or an entity.

     Some borrowers under the subject underlying mortgage loans may not have satisfied or may not satisfy all post-closing obligations required by the related loan documents with respect to environmental matters. There can be no assurance that recommended operations and maintenance plans have been implemented or will continue to be complied with.

     In some cases, the environmental consultant did not recommend that any action be taken by the related borrower with respect to a potential adverse environmental condition at a mortgaged real property because a responsible party, other than the related borrower, had been identified with respect to that condition. There can be no assurance, however, that such a responsible party will be willing or financially able to address the subject condition.

     In certain cases, the environmental assessments described above identified potential and, in some cases, serious environmental problems, at properties adjacent or otherwise near to the related mortgaged real properties. Such assessment generally indicated, however, that:

     o   the mortgaged real property had not been affected or had been minimally affected,

     o   the potential for the problem to affect the mortgaged real property was limited, or

     o   a person responsible for remediation had been identified.

     Where such problems posed a material adverse impact to a related mortgaged real property, the related borrower was generally required to monitor or further mitigate the environmental condition and/or to carry out additional testing, a responsible third party was identified, an indemnity was obtained, environmental insurance was obtained and/or some confirmation was sought that a responsible party was undertaking appropriate measures at the problem site.

     With respect to the mortgaged real property identified on Annex A-1 to this prospectus supplement as 585 Stewart Avenue, which mortgaged real property secures a mortgage loan representing 1.4% of the initial mortgage pool balance, the mortgaged real property is located within an area of regional groundwater contamination. The former Roosevelt Air Field, for which the Department of
Defense is the designated responsible party, contaminated the regional aquifer with, among other things, solvents, petroleum hydrocarbons and heavy metals.
Per information from the related borrower, remediation at the former Roosevelt
Air Field is being addressed by the federal government. The mortgaged real property uses groundwater to cool its HVAC unit. Pursuant to a groundwater use permit, impacted water is pumped into the HVAC unit, filtered and treated, and then discharged back into the environment. Indoor air quality was tested and deemed unaffected. However, prior to the issuance of such permit, no permit was obtained with respect to discharges from the HVAC system into the environment and such discharges were not supervised. To date, no violations have been noted, however there can be no

                                      S-65

assurance that contamination was not discharged in the past or will not be discharged in the future or that groundwater will continue to be a permitted source of cooling water for the HVAC system. A change in the source of cooling water may result in increased operating and capital charges at the related mortgaged real property. The related borrower purchased a ten year, $10,000,000
AIG Pollution Legal Liability insurance policy, naming the lender as an additional insured.

     With respect to the mortgaged real property identified on Annex A-1 to this prospectus supplement as 1901 State Road 240, which mortgaged real property secures a mortgage loan representing 0.9% of the initial mortgage pool balance, subsurface investigations performed by two independent third parties, one on behalf of International Business Machines Corporation ("IBM"), the
former owner and occupant of the mortgaged real property, and one on behalf of the related borrower, identified impacted groundwater at the mortgaged real property due to the activities of IBM, including halogenated solvents stored in underground tanks, a chemical storage area, a gravel filter bed and a former burn pit. Groundwater cleanup activities, under the control of IBM, are currently being performed at the mortgaged real property. IBM provided the borrower with an indemnification for claims arising within seven years of the origination date of the related mortgage loan, or in the case of certain chemicals identified in the environmental investigations conducted by an independent third party on behalf of IBM, within 13 years of the origination date of the related mortgage loan. IBM also provided the borrower with an indemnification for any such claims arising more than 13 years after the origination date of the related mortgage loan, unless IBM can prove that the claim resulted from activities performed by the borrower. Both independent third party investigations conclude that no further action is currently recommended since remediation at the mortgaged real property is under the supervision of the State of Indiana. There can be no assurance that such ground water clean up activities will be completed by IBM or that IBM will have sufficient funds to honor such indemnifications.

     With respect to the mortgaged real property identified on Annex A-1 to this prospectus supplement as Kimco Portfolio -- Enchanted Forest, which mortgaged real property secures a mortgage loan representing 0.8% of the initial mortgage pool balance, the Phase I environmental assessment reported that: (a) a prior subsurface environmental investigation conducted in July 2003 revealed the presence of chlorinated solvents above state regulatory limits in soil samples at the subject property; (b) an on-site dry cleaning facility currently uses chlorinated solvents in a "closed loop" system; and (c) the prior environmental investigations indicated the presence of chlorinated solvents above the most stringent standard for groundwater, but below the cleanup standard for direct contact with soil at residential properties. The
Phase I environmental assessment recommended reporting the chlorinated solvent release to the Maryland Department of Environment (MDOE), constructing secondary containment around the dry cleaning facility's chlorinated solvent disposal drums, and conducting an additional subsurface investigation to further evaluate potential subsurface impacts from the dry cleaning facility.
The borrower has secured an environmental consulting firm to conduct certain follow-up including additional investigation at the subject property. In addition, the borrower submitted an application to the Maryland Department of the Environment to enter the subject property into the state cleanup program with the intent of securing a no further action status letter for the subject mortgaged real property. An environmental consulting firm concluded that remediation at the subject property, if necessary, involving limited soil excavation and disposal, may cost between $64,500 to $232,500. In addition, an environmental insurance policy is in place for the subject property.

     With respect to the mortgaged real property identified on Annex A-1 to this prospectus supplement as Kimco Portfolio -- Wilkens Beltway Plaza, which mortgaged real property secures a mortgage loan representing 0.6% of the initial mortgage pool balance, the Phase I environmental assessment reported that: (a) a prior subsurface environmental investigation conducted in March
2003 revealed the presence of chlorinated solvents in soil and groundwater above the most stringent standard for groundwater; (b) an on-site dry cleaning facility currently uses chlorinated solvents in a "closed loop" system; and (c)
a neighboring upgradient property, the Charlestown Retirement Community, is listed in the state Leaking Underground Storage Tank ("LUST") database for the historical operation of a motor/lube oil tank with a recorded release. The
Phase I environmental assessment recommended: (1) conducting an additional subsurface investigation to further characterize and quantify any subsurface impacts associated with the dry cleaning facility; and (2) conducting an additional subsurface investigation along the northern property line of the subject property to characterize any impacts at the subject property from the neighboring LUST incident. The borrower has secured an environmental consulting firm to conduct certain follow-up including additional investigation at the subject property. In addition, the borrower submitted an application to the
Maryland Department of the Environment to enter the subject property into the state cleanup program with the intent of securing a no further action status letter for the subject mortgaged real property. An environmental consulting firm concluded that remediation at the subject property, if necessary, involving limited soil excavation and disposal, may cost between $50,000 to
$100,000. In addition, an environmental insurance policy is in place for the subject property.

     With respect to the mortgaged real property identified on Annex A-1 to this prospectus supplement as U-Stor-It Self Storage, which mortgaged real property secures a mortgage loan representing 0.2% of the initial mortgage pool balance, a

                                      S-66

transformer located in the northern portion of the office building located on the mortgaged real property leaked PCBs into the soil. A clean up plan was put in place and an asphalt paving cap was placed over the affected area. A settlement agreement with respect to the contamination was reached with the
State of Rhode Island on May 27, 1998 and the Rhode Island Department of
Environmental Management issued a letter of compliance dated January 22, 1999.
Among other things, such letter of compliance restricts the construction of subsurface structures or residential development on the mortgaged real property and the disturbance of the soil under the asphalt cap. There can be no assurance that such restrictions will be complied with or that compliance with such restrictions will not impair the marketability or use of the related mortgaged real property.

     A particular environmental assessment may not have conducted a review for all potentially adverse conditions. For example, an analysis for lead-based paint, lead in drinking water, mold, and/or radon was done only if the originating lender determined or the environmental consultant recommended that the use, age, location and condition of the subject property warranted that analysis. There can be no assurance that--

     o   the environmental assessments referred to above identified all material adverse environmental conditions and circumstances at the subject properties;

     o   the results of the environmental testing were accurately evaluated in all cases;

     o   the recommendation of the environmental consultant was, in the case of all identified problems, the appropriate action to take;

     o   the related borrowers have implemented or will implement all operations and maintenance plans and other remedial actions recommended by the related environmental consultant;

     o   the recommended action will fully remediate or otherwise address all the identified adverse environmental conditions and risks;

     o   any environmental insurance or indemnities will be sufficient or will cover the recommended remediation or other action; and/or

     o   any environmental escrows that may have been established will be sufficient to cover the recommended remediation or other action.

     See "Description of the Mortgage Pool--Assessments of Property
Condition--Environmental Assessments" in this prospectus supplement and "Risk
Factors--Environmental Liabilities Will Adversely Affect the Value and
Operation of the Contaminated Property and May Deter a Lender from Foreclosing"
and "Legal Aspects of Mortgage Loans--Environmental Considerations" in the
accompanying prospectus.

     Lending on Income-Producing Properties Entails Risks Related to Property
Condition. Engineering firms inspected all of the mortgaged real properties during the 12-month period preceding the cut-off date, in order to assess--

     o   the structure, exterior walls, roofing, interior construction, mechanical and electrical systems, and

     o   the general condition of the site, buildings and other improvements located at each property.

     In some cases, the inspections identified, at origination of the related mortgage loan, conditions requiring escrows to be established for repairs or replacements or other work to be performed at the related mortgaged real property, in each case estimated to cost in excess of $100,000. In those cases, the originator generally required the related borrower or a sponsor of the borrower to fund reserves, or deliver letters of credit, guaranties or other instruments, to cover or partially cover these costs. There can be no assurance that, in any such case, the reserves established by the related borrower to cover the costs of required repairs, replacements or installations will be sufficient for their intended purpose or that the related borrowers will complete such repairs, replacements or installations which, in some cases, are necessary to maintain compliance with state or municipal regulations.

     In addition, with respect to the mortgaged real property identified on
Annex A-1 to this prospectus supplement as 600 Third Avenue, which mortgaged real property secures a mortgage loan representing 11.8% of the initial mortgage pool balance, a third-party engineering report recites wind resistance and bolt maintenance issues existing with respect to such property, as discussed under "Description of the Mortgage Pool--Significant Underlying
Mortgage Loans--The 600 Third Avenue Mortgage Loan--600 Third Avenue
Engineering Reports."

     Uninsured Loss; Sufficiency of Insurance. The borrowers under the mortgage loans that we intend to include in the trust are, with limited exception, required to maintain the insurance coverage described under "Description of the
Mortgage

                                      S-67

Pool--Additional Loan and Property Information--Property, Liability and Other
Insurance" in this prospectus supplement. Some types of losses, however, may be either uninsurable or not economically insurable, such as losses due to riots, acts of war or terrorism, certain nuclear, biological or chemical materials, floods or earthquakes. There is a also possibility of casualty losses on a mortgaged real property for which insurance proceeds may not be adequate to pay the mortgage loan in full or rebuild the improvements. Consequently, there can be no assurance that each casualty loss incurred with respect to a mortgaged real property securing one of the underlying mortgage loans will be fully covered by insurance.

     Furthermore, various forms of insurance maintained with respect to any of the mortgaged real properties for the underlying mortgage loans, including casualty insurance, environmental insurance and earthquake insurance, may be provided under a blanket insurance policy. That blanket insurance policy will also cover other real properties, some of which may not secure loans in the trust. As a result of total limits under any of those blanket policies, losses at other properties covered by the blanket insurance policy may reduce the amount of insurance coverage with respect to a property securing one of the loans in the trust. See "Risk Factors--Lack of Insurance Coverage Exposes a
Trust to Risk for Particular Special Hazard Losses" in the accompanying prospectus.

     With respect to the mortgaged real properties identified on Annex A-1 to this prospectus supplement as A&P Portfolio, which mortgaged real properties secure a mortgage loan representing 0.7 % of the initial mortgage pool balance, in the case of a casualty or condemnation with respect to any such mortgaged real property and pursuant to the lease of the improvements thereon, after restoration of the related mortgaged real property, any excess insurance proceeds or condemnation awards are required to be delivered to the related lessee.

     Property Managers and Borrowers May Each Experience Conflicts of Interest
in Managing Multiple Properties. In the case of many of the mortgage loans that we intend to include in the trust fund, the related property managers and borrowers may experience conflicts of interest in the management and/or ownership of the related mortgaged real properties because:

     o   the mortgaged real properties may be managed by property managers that are affiliated with the related borrowers;

     o   the property managers also may manage additional properties, including properties that may compete with those mortgaged real properties; or

   o affiliates of the property managers and/or the borrowers, or the property managers and/or the borrowers themselves, also may own other properties, including properties that may compete with those mortgaged real properties.

     With Respect to Seven (7) Mortgage Loans (Including the Largest Mortgage
Loan and Fifth Largest Mortgage Loan) That We Intend to Include in the Trust,
the Mortgaged Real Property or Properties That Secure the Subject Mortgage Loan
in the Trust Also Secure One (1) or More Related Mortgage Loans That Are Not in
the Trust; The Mortgage Loans That Comprise Each Such Loan Combination Are
Cross-Defaulted; The Interests of the Holders of Those Non-Trust Mortgage Loans
May Conflict with Your Interests. Seven (7) mortgage loans that we intend to include in the trust, which are described under "Description of the Mortgage
Pool--Loan Combinations" and/or "--Significant Underlying Mortgage Loans" in
this prospectus supplement, and which represent 14.2%, 5.1%, 1.4%, 0.8%, 0.7%,
0.6% and 0.4%, respectively, of the initial mortgage pool balance, are each part of a loan combination that includes one or more additional mortgage loans
(not included in the trust) that are secured by the same mortgage instrument(s)
encumbering the same mortgaged real property or properties, as applicable, as is the subject underlying mortgage loan. Pursuant to one or more co-lender or similar agreements, a holder of a particular non-trust mortgage loan in a subject loan combination, or a group of holders of non-trust mortgage loans in a subject loan combination (acting together), may be granted various rights and powers that affect the underlying mortgage loan in that loan combination, including (a) cure rights with respect to the underlying mortgage loan in that loan combination, (b) a purchase option with respect to the underlying mortgage loan in that loan combination and/or (c) the right to advise, direct and/or consult with the applicable servicer (which, in the case of the One Lincoln
Street loan pair, will be a servicer under the series 2004-C3 trust and servicing agreement, and which, in the case of the World Apparel Center loan group, will be a servicer under the series 2004-LN2 pooling and servicing agreement) regarding various servicing matters, including certain modifications, affecting that loan combination. In some cases, those rights and powers may be assignable or may be exercised through a representative or designee. In connection with exercising any of the foregoing rights afforded to it, the holder of any of the non-trust mortgage loans in any of the above-described loan combinations (or, if applicable, any representative, designee or assignee thereof with respect to the particular right) will likely not be an interested party with respect to the series 2004-C7 securitization, will have no obligation to consider the interests of, or the impact of exercising such rights on, the series 2004-C7 certificateholders and may have interests that conflict with your interests. If any such non-trust mortgage loan is included in a securitization, then the representative, designee or assignee exercising any of the rights of the holder of that non-trust mortgage loan may be a securityholder, an operating advisor, a controlling class

                                      S-68

representative or other comparable party or a servicer from that securitization. You should expect that a non-trust mortgage loan noteholder will exercise its rights and powers to protect its own economic interests, and will not be liable to the series 2004-C7 certificateholders for so doing. See
"Description of the Mortgage Pool--Loan Combinations" in this prospectus supplement for a more detailed description, with respect to each loan combination, of the related co-lender arrangement and the priority of payments among the mortgage loans comprising that loan combination. Also, see "Servicing
Under the Series 2004-C7 Pooling and Servicing Agreement--The Series 2004-C7
Controlling Class Representative and the Non-Trust Loan Noteholders,"
"Servicing of the One Lincoln Street Loan Pair--Rights of the Series 2004-C3
Directing Certificateholders/  Asset Status Report" and "Servicing of the World
Apparel Center Loan Group--Certain Powers of the World Apparel Center Majority
Holders Under the World Apparel Center Co-Lender Agreement" in this prospectus supplement for a more detailed description of certain of the foregoing rights of the respective non-trust noteholders.

     Conflicts of Interest May Exist in Connection with the Master Servicer and/or the Special Servicer. The master servicer, the special servicer or any of their respective affiliates may have interests when dealing with the underlying mortgage loans that are in conflict with those of holders of the offered certificates. These relationships may create conflicts of interest. If the special servicer, an affiliate thereof or any other related entity holds any of the 2004-C7 non-offered certificates, it might seek to reduce the potential for losses on those non-offered certificates by deferring acceleration or other action with respect to a defaulted or specially serviced mortgage loan in the hope of maximizing future proceeds. That failure to take immediate action, however, might pose a greater risk to the trust and ultimately result in less proceeds to the trust than would be realized if earlier action had been taken. In general, the master servicer and the special servicer are required to service in accordance with a servicing standard that considers the series 2004-C7 certificateholders, as a collective whole, and no servicer is required to act in a manner more favorable to the offered certificates or any particular class of offered certificates than to the series
2004-C7 non-offered certificates. In addition, the applicable master servicer or special servicer with respect to the One Lincoln Street underlying mortgage loan or the World Apparel Center underlying mortgage loan, or any affiliates thereof, may have interests when dealing with the subject underlying mortgage loan under the respective governing servicing agreement that are in conflict with those of holders of the offered certificates, and those relationships may create conflicts of interest.

     Furthermore, the master servicer and/or the special servicer may service, in the ordinary course of its business, existing and new mortgage loans or portfolios of mortgage loan for third parties that are similar to the mortgage loans that will be included in the trust. The real properties securing those other mortgage loans may be in the same markets as, and compete with, certain of the mortgaged real properties securing the underlying mortgage loans.
Consequently, the performance by the master servicer and/or the special servicer of services with respect to the underlying mortgage loans and related mortgaged real properties at the same time as they are performing services on behalf of other persons with respect to other mortgage loans and competing properties may pose inherent conflicts for such servicer.

     Conflicts of Interest May Exist in Connection with the Interest of a
Mortgage Loan Seller in Certain of the Underlying Mortgage Loans or as a Result
of Certain Interested Parties Having an Ownership Interest in the Related
Borrower. Certain of the underlying mortgage loans may have been refinancings of debt previously held by a mortgage loan seller or an affiliate of a mortgage loan seller, or a mortgage loan seller or its respective affiliates may have or have had equity investments in the borrowers or mortgaged real properties under certain of the mortgage loans included in the trust. A mortgage loan seller and its affiliates have made and/or may make loans to, or equity investments in, affiliates of the borrowers under the mortgage loans in the trust. Additional financial interests in, or other financial dealings with, a borrower or its affiliates under any of the mortgage loans in the trust may create conflicts of interest.

     With respect to the underlying mortgage loan secured by the mortgaged real property identified on Annex A-1 to this prospectus supplement as Shadow Valley
Apartments, which mortgage loan represents 0.5 % of the initial mortgage pool balance, the initial lender and related mortgage loan seller have an ownership interest in the related borrower, as limited partner. In the foregoing case, such ownership interest existed at the time the subject underlying mortgage loan was originated and may have presented a conflict of interest.

     Limitations on Enforceability of Cross-Collateralization May Reduce Its
Benefits. The mortgage pool will include mortgage loans that are secured, including through cross-collateralization with other mortgage loans, by multiple mortgaged real properties. These mortgage loans are identified in the tables contained in Annex A-1 to this prospectus supplement. The purpose of securing any particular mortgage loan or group of cross-collateralized mortgage loans with multiple real properties is to reduce the risk of default or ultimate loss as a result of an inability of any particular property to generate sufficient net operating income to pay debt service. However, some of these mortgage loans may permit--

     o   the release of one or more of the mortgaged real properties from the related mortgage lien, and/or

                                      S-69

     o   a full or partial termination of the applicable cross-
         collateralization,

in each case, upon the satisfaction of the conditions described under
"Description of the Mortgage Pool--Terms and Conditions of the Underlying
Mortgage Loans" and "--Cross Collateralized Mortgage Loans, Multi-Property
Mortgage Loans and Mortgage Loans With Affiliated Borrowers" in this prospectus supplement.

     If the borrower under any mortgage loan that is cross-collateralized with the mortgage loans of other borrowers were to become a debtor in a bankruptcy case, the creditors of that borrower or the representative of that borrower's bankruptcy estate could challenge that borrower's pledging of the underlying mortgaged real property as a fraudulent conveyance. See "Risk Factors--Some
Provisions in the Mortgage Loans Underlying Your Offered Certificates May Be
Challenged as Being Unenforceable--Cross-Collateralization Arrangements" in the
accompanying prospectus.

     In addition, when multiple real properties secure an individual mortgage loan or group of cross-collateralized mortgage loans, the amount of the mortgage encumbering any particular one of those properties may be less than the full amount of that individual mortgage loan or group of cross-collateralized mortgage loans, generally to avoid recording tax. This mortgage amount may equal the appraised value or allocated loan amount for the mortgaged real property and will limit the extent to which proceeds from the property will be available to offset declines in value of the other properties securing the same mortgage loan or group of cross-collateralized mortgage loans.

     Limited Information Causes Uncertainty. Some of the mortgage loans that we intend to include in the trust are loans that were made to enable the related borrower to acquire the related mortgaged real property. Accordingly, for certain of these loans limited or no historical operating information is available with respect to the related mortgaged real properties. As a result, you may find it difficult to analyze the historical performance of those properties.

     Tax and Other Considerations Related to Foreclosure May Adversely Affect
Distributions on the Series 2004-C7 Certificates. If the trust were to acquire an underlying real property through foreclosure or similar action, the special servicer may be required to retain an independent contractor to operate and manage the property. Any net income from that operation and management, other than qualifying rents from real property within the meaning of section 856(d)
of the Internal Revenue Code of 1986, as amended, as well as any rental income based on the net profits of a tenant or sub-tenant or allocable to a service that is non-customary in the area and for the type of building involved, will subject the trust to federal, and possibly state or local, tax as described under "Federal Income Tax Consequences--REMICs--Prohibited Transactions Tax and
Other Taxes" in the accompanying prospectus. The risk of taxation being imposed on income derived from the operation of foreclosed real property is particularly present in the case of hospitality properties. Those taxes, and the cost of retaining an independent contractor, would reduce net proceeds available for distribution with respect to the series 2004-C7 certificates.

     In addition, in connection with the trust's acquisition of an underlying real property, through foreclosure or similar action, and/or its liquidation of such property, the trust may in certain jurisdictions, particularly in New York and California, be required to pay state or local transfer or excise taxes.
Such state or local taxes may reduce net proceeds available for distribution to the series 2004-C7 certificates.

     One (1) of the mortgage loans we intend to include in the trust, representing 1.7% of the initial mortgage pool balance, is secured by mortgaged real properties located in the Territory of Guam. If the trust were to acquire any of those mortgaged real properties through foreclosure or similar action, withholding or income taxes, if applicable and imposed by the Territory of
Guam, could reduce any rental income derived from that mortgaged real property.
In addition, taxes, if applicable and imposed by the Territory of Guam, could reduce or delay the receipt of proceeds from the sale or other disposition of that mortgaged real property. Any such reduction or delay could adversely affect the cash proceeds from the rental or liquidation of that mortgaged real property available for distribution to the series 2004-C7 certificates.

     With respect to the mortgaged real properties identified on Annex A-1 to this prospectus supplement as A&P Portfolio, which mortgaged real properties secure a mortgage loan representing 0.7% of the initial mortgage pool balance, pursuant to the lease of the improvements on each such mortgaged real property, neither the borrower nor any subsequent transferee (including a transferee taking ownership of the mortgaged real property through foreclosure or deed-in-lieu of foreclosure) may transfer any such mortgaged real property unless the transferee delivers to the lessee (a) an officer's certificate to the effect that either the transferee is not an "employee benefit plan" or a related trust as defined in Section 3(3) of ERISA or a "plan" or related trust as defined in Section 3(3) of ERISA or Section 4975(e)(1) of the Internal
Revenue Code of 1986 or such transfer will not result in a "non-exempt prohibited transaction" under Section 4975 of the Internal Revenue Code of 1986 or Section 406 of ERISA and (b) an agreement that such transferee will sell the mortgaged real property if its ownership interest is about to become such a
"non-exempt prohibited transaction". In addition, any proposed transferee

                                      S-70

(other than a transferee taking ownership of the mortgaged real property through foreclosure) must provide an officer's certificate to the lessee certifying that such transferee is not engaged in the retail or wholesale sale or distribution of food products within 100 miles of any such mortgaged real property. Such transfer restrictions and certification requirements may limit the number of prospective purchasers of the mortgaged real properties and may delay or prevent the transfer of the mortgaged real properties, including in connection with a foreclosure or deed-in-lieu of foreclosure.

     Investors May Want to Consider Prior Bankruptcies. We are aware of seven
(7) mortgage loans that we intend to include in the trust, representing 1.8% of the initial mortgage pool balance, where the related borrower, a controlling principal in the related borrower or a guarantor has been a party to prior bankruptcy proceedings within the last 10 years. However, there is no assurance that principals or affiliates of other borrowers have not been a party to bankruptcy proceedings. See "Risk Factors--Borrower Bankruptcy Proceedings Can
Delay and Impair Recovery on a Mortgage Loan Underlying Your Offered
Certificates" in the accompanying prospectus.

     With respect to the mortgaged real property identified on Annex A-1 to this prospectus supplement as Millpond Village Apartments, which mortgaged real property secures a mortgage loan representing 0.5% of the initial mortgage pool balance, the borrower purchased the mortgaged real property from the bankruptcy estate of the prior owner. A number of the principals in the borrower were also principals of the prior owner of the mortgaged real property. The remaining creditor of the prior owner has agreed to arbitrate its claim. Proceeds from the mortgage loan in the amount of $120,000 were placed in an escrow account in order to satisfy potential liability to a creditor of the prior owner of the mortgaged real property, if any. There is no assurance that such escrow will be sufficient to satisfy any such liability.

     In addition, certain tenants at some of the underlying mortgaged real properties are a party to a bankruptcy proceeding. Other tenants may, in the future, be a party to a bankruptcy proceeding.

     Litigation May Adversely Affect Property Performance. There may be pending or threatened legal proceedings against the borrowers and/or guarantors under the underlying mortgage loans, the managers of the related mortgaged real properties and their respective affiliates, arising out of the ordinary business of those borrowers, managers and affiliates. We cannot assure you that litigation will not have a material adverse effect on your investment.

     For example, with respect to the mortgaged real property identified on
Annex A-1 to this prospectus supplement as Palmetto Place Apartments, which mortgaged real property secures a mortgage loan representing 0.8% of the initial mortgage pool balance, the borrower is currently the subject of litigation related to an alleged agreement by the borrower to sell the mortgaged real property for approximately $30,000,000 and pay related sales commissions. If the court adjudicating this matter grants specific performance, the mortgage loan becomes full recourse to a principal of the borrower, and the lender, at its option, may accelerate payment of the mortgage loan including a yield maintenance fee. If the borrower loses the suit for specific performance, litigation costs may be payable by the borrower with respect thereto. In addition, loss of the suit for specific performance may result in the early prepayment of the mortgage loan. See "Risk Factors--The Investment Performance of Your Offered Certificates May Vary Materially and Adversely from Your
Expectations Because the Rate of Prepayments and Other Unscheduled Collections
of Principal on the Underlying Mortgage Loans is Faster or Slower than You
Anticipated" in this prospectus supplement for a more detailed description of the risks associated with prepayments.

     Future Terrorist Attacks and Military Actions May Adversely Affect the
Value of the Offered Certificates and Payments on the Underlying Mortgage
Loans. It is impossible to predict whether, or the extent to which, future terrorist activities may occur in the United States or with respect to U.S.
interests around the world. It is uncertain what effects any future terrorist activities in the United States or abroad and/or any consequent actions on the part of the United States Government and others, including military action, will have on: (a) U.S. and world financial markets; (b) local, regional and national economies; (c) real estate markets across the U.S.; (d) particular business segments, including those that are important to the performance of the mortgaged real properties that secure the underlying mortgage loans; and/or (e)
insurance costs and the availability of insurance coverage for terrorist acts in the future. Any such negative financial impact could adversely affect the cash flow at the related mortgaged real properties and ultimately the ability of borrowers to pay interest and/or principal on the underlying mortgage loans.
Among other things, reduced investor confidence could result in substantial volatility in securities markets and a decline in real estate-related investments. In addition, reduced consumer confidence, as well as a heightened concern for personal safety, could result in a material decline in personal spending and travel.

     As a result of the foregoing, defaults on commercial real estate loans could increase; and, regardless of the performance of the underlying mortgage loans, the liquidity and market value of the offered certificates may be impaired. See "Risk Factors--Lack of Liquidity Will Impair Your Ability to Sell
Your Offered Certificates and May Have an Adverse Effect on

                                      S-71

the Market Value of Your Offered Certificates," "--The Market Value of Your
Offered Certificates May Be Adversely Affected by Factors Unrelated to the
Performance of Your Offered Certificates and the Underlying Mortgage Assets,
Such as Fluctuations in Interest Rates and the Supply and Demand of CMBS
Generally" and "--Repayment of a Commercial or Multifamily Mortgage Loan
Depends Upon the Performance and Value of the Underlying Real Property, Which
May Decline Over Time, and the Related Borrower's Ability to Refinance the
Property, of Which There Is No Assurance" in the accompanying prospectus.

             CAPITALIZED TERMS USED IN THIS PROSPECTUS SUPPLEMENT

     From time to time we use capitalized terms in this prospectus supplement, including in Annexes A-1, A-2, A-3, A-4, A-5, A-6 and B to this prospectus supplement. Each of those capitalized terms will have the meaning assigned to it in the glossary attached to this prospectus supplement.

                          FORWARD-LOOKING STATEMENTS

     This prospectus supplement and the accompanying prospectus include the words "expects," "intends," "anticipates," "estimates" and similar words and expressions. These words and expressions are intended to identify forward-looking statements. Any forward-looking statements are made subject to risks and uncertainties which could cause actual results to differ materially from those stated. These risks and uncertainties include, among other things, declines in general economic and business conditions, increased competition, changes in demographics, changes in political and social conditions, regulatory initiatives and changes in customer preferences, many of which are beyond our control and the control of any other person or entity related to this offering.
The forward-looking statements made in this prospectus supplement are accurate as of the date stated on the cover of this prospectus supplement. We have no obligation to update or revise any forward-looking statement.

                                      S-72

                       DESCRIPTION OF THE MORTGAGE POOL

GENERAL

     We intend to include the 91 mortgage loans identified on Annex A-1 to this prospectus supplement in the trust. The mortgage pool consisting of those loans will have an initial mortgage pool balance of $1,427,820,977. However, the actual initial mortgage pool balance may be as much as 5% smaller or larger than that amount if any of those mortgage loans are removed from the mortgage pool or any other mortgage loans are added to the mortgage pool. See "--Changes in Mortgage Pool Characteristics" below.

     Loan group no. 1 will consist of all of the mortgage loans backing the series 2004-C7 certificates that are secured by property types other than multifamily and mobile home park, together with the Palmetto Place Apartments
Mortgage Loan. Loan group no. 1 will consist of 75 mortgage loans, with an initial loan group no. 1 balance of $1,295,343,975, representing approximately
90.7% of the initial mortgage pool balance.

     Loan group no. 2 will consist of all of the mortgage loans backing the series 2004-C7 certificates that are secured by multifamily and mobile home park properties (other than the Palmetto Place Apartments Mortgage Loan). Loan group no. 2 will consist of 16 mortgage loans, with an initial loan group no. 2 balance of $132,477,002, representing approximately 9.3% of the initial mortgage pool balance. See Annex B--Certain Information Regarding Multifamily
Properties.

     The initial mortgage pool balance will equal the total cut-off date principal balance of the mortgage loans included in the trust, the initial loan group no. 1 balance will equal the total cut-off date principal balance of the mortgage loans in loan group no. 1, and the initial loan group no. 2 balance will equal the total cut-off date principal balance of the mortgage loans in loan group no. 2. The cut-off date principal balance of any mortgage loan is equal to its unpaid principal balance as of the cut-off date, after application of all monthly debt service payments due with respect to the mortgage loan on or before that date, whether or not those payments were received. The cut-off date principal balance of each mortgage loan that we intend to include in the trust is shown on Annex A-1 to this prospectus supplement. Those cut-off date principal balances range from $1,248,782 to $203,094,752, and the average of those cut-off date principal balances is $15,690,340.

     Except in the case of the six (6) underlying mortgage loans, collectively, representing 5.5% of the initial mortgage pool balance, each of the mortgage loans that we intend to include in the trust was originated by the related mortgage loan seller, by an affiliate of the related mortgage loan seller or by a correspondent in the related mortgage loan seller's or one of its affiliates'
conduit lending program.

     The Lehman Mortgage Loan Seller is our affiliate and an affiliate of
Lehman Brothers Inc. The UBS Mortgage Loan Seller is an affiliate of UBS
Securities LLC.

     Each of the mortgage loans that we intend to include in the trust is an obligation of the related borrower to repay a specified sum with interest. Each of those mortgage loans is evidenced by one or more promissory notes and secured by a mortgage, deed of trust or other similar security instrument that creates a mortgage lien on the fee and/or leasehold interest of the related borrower or another party in one or more commercial or multifamily real properties. Subject to the discussion under "--Loan Combinations" below, that mortgage lien will, in all cases, be a first priority lien, subject only to
Permitted Encumbrances.

     You should consider each of the underlying mortgage loans to be a nonrecourse obligation of the related borrower. You should anticipate that, in the event of a payment default by the related borrower, recourse will be limited to the corresponding mortgaged real property or properties for satisfaction of that borrower's obligations. In those cases where recourse to a borrower or guarantor is permitted under the related loan documents, we have not undertaken an evaluation of the financial condition of any of these persons. None of the underlying mortgage loans will be insured or guaranteed by any governmental agency or instrumentality or by any private mortgage insurer.

     It has been confirmed to us by S&P and Moody's that nine (9) of the mortgage loans that we intend to include in the trust, representing 42.8% of the initial mortgage pool balance, each has, in the context of its inclusion in the trust, credit characteristics consistent with investment grade-rated obligations.

     We provide in this prospectus supplement a variety of information regarding the mortgage loans that we intend to include in the trust. When reviewing this information, please note that--

     o   All numerical information provided with respect to the mortgage loans is provided on an approximate basis.

     o   All weighted average information provided with respect to the mortgage loans reflects a weighting by their respective cut-off date principal balances.

                                      S-73

     o   If a mortgage loan is secured by multiple mortgaged real properties located in more than one state or representing more than one property type, a portion of that mortgage loan has been allocated to each of those properties.

     o   When information with respect to mortgaged real properties is expressed as a percentage of the initial mortgage pool balance, the initial loan group no. 1 balance or the initial loan group no. 2 balance, the percentages are based upon the cut-off date principal balances of the related mortgage loans or allocated portions of those balances.

     o   The general characteristics of the entire mortgage pool backing the offered certificates are not necessarily representative of the general characteristics of either loan group no. 1 or loan group no. 2. The yield and risk of loss on any class of offered certificates will depend on, among other things, the composition of each of loan group no. 1 and loan group no. 2. The general characteristics of each such loan group should also be analyzed when making an investment decision.

     o   Four (4) mortgage loans that we intend to include in the trust, representing 3.6% of the initial mortgage pool balance, had not closed as of the cut-off date, and therefore certain mortgage loan characteristics included in this prospectus supplement for those mortgage loans, including the interest rates thereof, have been estimated. As a result, certain statistical information in this prospectus supplement may change if those mortgage loans bear a different interest rate than anticipated. In addition, other statistical information regarding the mortgage loans may change prior to the date of initial issuance of the offered certificates due to changes in the composition of the mortgage pool prior to that date.

CROSS-COLLATERALIZED MORTGAGE LOANS, MULTI-PROPERTY MORTGAGE LOANS AND MORTGAGE
LOANS WITH AFFILIATED BORROWERS

     The mortgage pool will include five (5) mortgage loans, representing 3.0%
of the initial mortgage pool balance, that are, in each case, individually or through cross-collateralization with other underlying mortgage loans, secured by two or more real properties. However, the amount of the mortgage lien encumbering any particular one of those properties may be less than the full amount of the related mortgage loan or group of cross-collateralized mortgage loans, generally to minimize the amount of mortgage recording tax due in connection with the transaction. The mortgage amount may equal the appraised value or allocated loan amount for the particular real property. This would limit the extent to which proceeds from that property would be available to offset declines in value of the other mortgaged real properties securing the same mortgage loan or group of cross-collateralized mortgage loans.

     The table below identifies, by name of the property or property group set forth on Annex A-1 to this prospectus supplement, each individual multi-property mortgage loan and/or group of cross-collateralized mortgage loans that represents at least 1.0% of the initial mortgage pool balance.

                                                % OF INITIAL
                                  NUMBER OF       MORTGAGE
   PROPERTY/PORTFOLIO NAMES      PROPERTIES     POOL BALANCE
-----------------------------   ------------   -------------
1. Guam Multifamily .........       13              1.7%

     The following table identifies four (4) separate groups of mortgaged real properties that are under common ownership and/or control and that secure two or more non-cross-collateralized mortgage loans or groups of mortgage loans that represent at least 1.0% of the initial mortgage pool balance.

                                                                                                              % OF INITIAL
                                                                                              NUMBER OF         MORTGAGE
                                     PROPERTY NAMES                                        MORTGAGE LOANS     POOL BALANCE
---------------------------------------------------------------------------------------   ----------------   -------------

1. Wind Point Shopping Center, Kimco Portfolio - Enchanted Forest, Kimco
   Portfolio - Wilkins Beltway Plaza and Kimco Portfolio - Perry Hall Super Fresh .....          4                 3.5%
2. International Residences, Post Oak Apartments, Hampton Woods Apartments
   and Sierra Village .................................................................          4                 3.2%
3. Richard's of Greenwich and Mitchell's of Westport ..................................          2                 2.4%
4. 585 Stewart Avenue, 95 East Putnam and 41-51 West Fordham Road .....................          3                 1.9%

                                      S-74

     None of the cross-collateralized mortgage loan groups or individual multi-property mortgage loans that we intend to include in the trust entitle the related borrower(s) to a release of any of the corresponding mortgaged real properties through partial defeasance (except as described under "Description of the Mortgage Pool--Additional Partial Releases" below in the prospectus supplement). See "--Terms and Conditions of the Underlying Mortgage
Loans--Defeasance Loans" below.

ADDITIONAL PARTIAL RELEASES

     With respect to the mortgaged real property identified on Annex A-1 to this prospectus supplement as Westfield Shoppingtown Mission Valley, which mortgaged real property secures a mortgage loan representing 10.5% of the initial mortgage loan balance, the borrower is permitted, under certain conditions specified in the related mortgage loan documents, to partially defease the mortgage loan upon certain conditions and a portion of the related mortgaged real property will be released in connection therewith. For additional information, see "Description of the Mortgage Pool--The Westfield
Shoppingtown Mission Valley Mortgage Loan--Interest Rate; Application of
Payments; Prepayments; Defeasance" in this prospectus supplement.

     With respect to the mortgaged real properties identified on Annex A-1 to this prospectus supplement as A&P Portfolio, which mortgaged real properties secure a mortgage loan representing 0.7% of the initial mortgage pool balance, in connection with a casualty or condemnation of any that mortgaged real property where applicable zoning law prevents restoring or rebuilding the improvements on that mortgaged real property, the related tenant is required to offer to purchase that mortgaged real property. The borrower, at the direction of the lender, may accept or reject any such offer. In the event such offer is accepted, the borrower is required to partially defease the mortgage loan in an amount equal to 125% of the allocated loan amount and the related mortgaged real property will be released from the lien of related mortgage loan.

     In addition, some of the other mortgage loans that we intend to include in the trust may permit the release of one or more undeveloped or non-income producing parcels or outparcels that, in each such case, do not represent a significant portion of the appraised value of the related mortgaged real property, or have been excluded from the appraised value of the related mortgaged real property, shown on Annex A-1 to this prospectus supplement. For example, the underlying mortgage loans secured by the mortgaged real properties identified on Annex A-1 to this prospectus supplement as Montgomery Mall, West
6th Avenue and Huszti Building, representing 6.7%, 0.5% and 0.1%, respectively, of the initial mortgage pool balance, each permits the related borrower to transfer, without consent of the related mortgagee, immaterial or non-income producing portions of the related mortgaged real property for public use or further development and obtain the release thereof upon the satisfaction of various specified conditions.

TERMS AND CONDITIONS OF THE UNDERLYING MORTGAGE LOANS

     Due Dates. Subject, in some cases, to a next business day convention--

     o   one (1) of the mortgage loans that we intend to include in the trust fund, representing 0.2% of the initial mortgage pool balance, provides for scheduled payments of principal and/or interest to be due on the first day of each month,

     o   one (1) of the mortgage loans that we intend to include in the trust fund, representing 5.1% of the initial mortgage pool balance, provides for scheduled payments of principal and/or interest to be due on the seventh day of each month, and

     o   five (5) of the mortgage loans that we intend to include in the trust fund, representing 4.4% of the initial mortgage pool balance, provide for scheduled payments of principal and/or interest to be due on the tenth day of each month, and

     o   84 of the mortgage loans that we intend to include in the trust, representing 90.3% of the initial mortgage pool balance, provide for scheduled payments of principal and/or interest to be due on the eleventh day of each month.

     Each mortgage loan that we intend to include in the trust provides for one or both of the following--

     o   a grace period for the payment of each monthly debt service payment that does not go beyond the 11th day of the month or, if that 11th day is not a business day, then beyond the next business day, and/or

     o   that either Default Interest will commence accruing or late payment charges will be due in the event that a monthly debt service payment has not been made as of the 11th day of the month or, if that 11th day is not a business day, then as of the next business day.

     Mortgage Rates; Calculations of Interest. In general, each of the mortgage loans that we intend to include in the trust bears interest at a mortgage interest rate that, in the absence of default, is fixed until maturity.
However, as described below

                                      S-75

under "--ARD Loans," an ARD Loan that remains outstanding past its anticipated repayment date will accrue interest after that date at a rate that is in excess of its mortgage interest rate prior to that date, but the additional interest will not be payable until the entire principal balance of the mortgage loan has been paid in full.

     The current mortgage interest rate for each of the mortgage loans that we intend to include in the trust is shown on Annex A-1 to this prospectus supplement. As of the cut-off date, those mortgage interest rates ranged from
4.650% per annum to 6.830% per annum, and the weighted average of those mortgage interest rates was 5.554% per annum.

     Except in the case of ARD Loans, none of the mortgage loans that we intend to include in the trust provides for negative amortization or for the deferral of interest.

     Each of the underlying mortgage loans will accrue interest on an
Actual/360 Basis or, in the case of five (5) underlying mortgage loans, representing 4.4% of the initial mortgage pool balance, on a 30/360 Basis.

     Balloon Loans. Eighty-three (83) of the mortgage loans that we intend to include in the trust, representing 76.4% of the initial mortgage pool balance, of which 67 mortgage loans are in loan group no. 1, representing 74.0% of the initial loan group no. 1 balance, and 16 mortgage loans are in loan group no.
2, representing 100.0% of the initial loan group no. 2 balance, respectively, are Balloon Loans and are characterized by--

     o   an amortization schedule that is significantly longer than the actual term of the mortgage loan or for no amortization prior to stated
         maturity, and

     o   a substantial balloon payment being due with respect to the mortgage loan on its stated maturity date.

     Five (5) of the Balloon Loans identified in the prior paragraph, representing 27.1% of the initial mortgage pool balance, of which three (3)
mortgage loans are in loan group no. 1, representing 28.1% of the initial loan group no. 1 balance, and two (2) mortgage loans are in loan group no. 2, representing 17.6% of the initial loan group no. 2 balance, respectively, require payments of interest only to be due on each due date until the stated
maturity date. Another 20 of the Balloon Loans identified in the prior paragraph, representing 22.8% of the initial mortgage pool balance, of which 14 mortgage loans are in loan group no. 1, representing 21.5% of the initial loan group no. 1 balance, and six (6) mortgage loans are in loan group no. 2, representing 35.6% of the initial loan group no. 2 balance, respectively, require payments of interest only to be due until the expiration of a designated interest-only period that ends prior to the stated maturity date.

     ARD Loans. Six (6) of the mortgage loans that we intend to include in the trust, representing 8.5% of the initial mortgage pool balance, all of which mortgage loans are in loan group no. 1, representing 9.4% of the initial loan group no. 1 balance, are ARD Loans and, as such, are characterized by the following features:

     o   A maturity date that is at least 15 years following origination.

     o   The designation of an anticipated repayment date that is generally 10 to 15 years following origination. The anticipated repayment date for each ARD Loan is listed on Annex A-1 to this prospectus supplement.

     o   The ability of the related borrower to prepay the subject ARD Loan, without restriction, including without any obligation to pay a prepayment premium or a yield maintenance charge, at any time on or after a date that is generally not more than 12 months prior to the related anticipated repayment date.

     o   Until its anticipated repayment date, the calculation of interest at its initial mortgage interest rate.

     o   From and after its anticipated repayment date, the accrual of interest at a revised annual rate that will be in excess of its initial mortgage interest rate.

     o   The deferral of any additional interest accrued with respect to the mortgage loan from and after the related anticipated repayment date at the difference between its revised mortgage interest rate and its initial mortgage interest rate. Any Post-ARD Additional Interest accrued with respect to the subject ARD Loan following its anticipated repayment date will not be payable until the entire principal balance of that mortgage loan has been paid in full, but may compound at the new revised mortgage interest rate.

     o   From and after its anticipated repayment date, the accelerated amortization of the subject ARD Loan out of any and all monthly cash flow from the corresponding mortgaged real property which remains after payment of the applicable monthly debt service payment, permitted operating expenses, capital expenditures and/or specified reserves, as the case may be. These accelerated amortization payments and the
         Post-ARD Additional Interest are considered separate from the monthly debt service payments due with respect to the subject ARD Loan.

                                      S-76

     The ratings on the respective classes of offered certificates do not represent any assessment of whether any ARD Loan will be paid in full by its anticipated repayment date or whether and to what extent Post-ARD Additional
Interest will be received.

     Except with respect to the Montgomery Mall Mortgage Loan, each of the ARD
Loans that we intend to include in the trust requires the related borrower to enter into a cash management agreement no later than the related anticipated repayment date, if it has not already done so. The related borrower or the manager of the corresponding mortgaged real property will be required under the terms of that cash management agreement to deposit or cause the deposit of all revenue from that property received after the related anticipated repayment date into a designated account controlled by the lender under that ARD Loan. In the case of the Montgomery Mall Mortgage Loan, however, the occurrence of the anticipated repayment date does not constitute a cash management event. See
"Description of the Mortgage Pool--Significant Underlying Mortgage Loans--The
Montgomery Mall Mortgage Loan--Interest Rate; Application of Payments;
Prepayments; Defeasance" and "--Significant Underlying Mortgage Loans--The
Montgomery Mall Mortgage Loan--Lockbox.

     Amortization of Principal. The table below shows, in months, the original and, as of the cut-off date, the remaining amortization schedules and terms to maturity for the mortgage loans that we expect to back the offered certificates or the specified sub-groups of those mortgage loans. For purposes of the following table, the ARD Loans are assumed to mature on their respective anticipated repayment dates.

                                         BALLOON LOANS                ARD LOANS
                                   -------------------------- --------------------------
                                                LOAN    LOAN               LOAN    LOAN
                                    MORTGAGE   GROUP   GROUP   MORTGAGE   GROUP   GROUP
                                      POOL     NO. 1   NO. 2     POOL     NO. 1   NO. 2
                                   ---------- ------- ------- ---------- ------- -------

ORIGINAL TERM TO MATURITY (MOS.)
Maximum ..........................     121      121     120        180     180     N/A
Minimum ..........................      60       60      60        120     120     N/A
Weighted Average .................     100      101      96        123     123     N/A

REMAINING TERM TO MATURITY (MOS.)
Maximum ..........................     121      121     120        180     180     N/A
Minimum ..........................      55       55      58        115     115     N/A
Weighted Average .................      98       99      95        119     119     N/A

ORIGINAL AMORTIZATION TERM (MOS.)
Maximum ..........................     360      360     360        360     360     N/A
Minimum ..........................     204      204     300        180     180     N/A
Weighted Average .................     353      352     357        341     341     N/A

REMAINING AMORTIZATION TERM (MOS.)
Maximum ..........................     360      360     360        360     360     N/A
Minimum ..........................     202      202     296        180     180     N/A
Weighted Average .................     351      350     356        337     337     N/A

                                     FULLY AMORTIZING LOANS      ALL MORTGAGE LOANS
                                   -------------------------- -------------------------
                                                LOAN    LOAN               LOAN   LOAN
                                    MORTGAGE   GROUP   GROUP   MORTGAGE   GROUP   GROUP
                                      POOL     NO. 1   NO. 2     POOL     NO. 1   NO. 2
                                   ---------- ------- ------- ---------- ------- ------

ORIGINAL TERM TO MATURITY (MOS.)
Maximum ..........................     163     163      N/A        180    180      120
Minimum ..........................     120     120      N/A         60     60       60
Weighted Average .................     161     161      N/A        111    113       96
REMAINING TERM TO MATURITY (MOS.)
Maximum ..........................     156     156      N/A        180    180      120
Minimum ..........................     119     119      N/A         55     55       58
Weighted Average .................     154     154      N/A        108    110       95

ORIGINAL AMORTIZATION TERM (MOS.)
Maximum ..........................     163     163      N/A        360    360      360
Minimum ..........................     120     120      N/A        120    120      300
Weighted Average .................     161     161      N/A        312    307      357

REMAINING AMORTIZATION TERM (MOS.)
Maximum ..........................     156     156      N/A        360    360      360
Minimum ..........................     119     119      N/A        119    119      296
Weighted Average .................     154     154      N/A        309    303      356

     The calculation of original and remaining amortization terms in the foregoing table does not take into account five (5) mortgage loans that we intend to include in the trust, collectively representing 27.1% of the initial mortgage pool balance, each of which provides for payments of interest only until the related stated maturity date. In addition, with respect to 22 other mortgage loans that we intend to include in the trust, representing 23.2% of the initial mortgage pool balance, of which 16 mortgage loans are in loan group
no. 1, representing 21.9% of the initial loan group no. 1 balance, and six (6)
mortgage loans are in loan group no. 2, representing 35.6% of the initial loan group no. 2 balance, respectively, payments of interest only are made during a specified interest-only period following origination of that mortgage loan. The original and remaining amortization terms in the table above for the mortgage loans referred to in the prior sentence are, in each case, calculated assuming the amortization term commences as of the end of the interest-only period.

     In the case of the One Lincoln Street Mortgage Loan, the One Lincoln
Street Borrower has the ability to prepay the mortgage loan at any time on or after July 11, 2023, which is three months prior to the stated maturity date of
October 11, 2023. However, because of the application of principal of the One
Lincoln Street Loan Pair entirely to pay down the One Lincoln Street Mortgage
Loan, it is expected that the One Lincoln Street Mortgage Loan will be fully repaid as of October 11, 2017, assuming no defaults. Accordingly, for purposes of the table above, the One Lincoln Street Mortgage Loan is presented as if it has a 13.6-year original term to maturity, a 13-year remaining term to maturity, a 13.6-year original amortization term and a 13-year remaining amortization term.

                                      S-77

     With respect to the underlying mortgage loan identified on Annex A-1 to this prospectus supplement as Guam Multifamily, which provides for a 30-year amortization schedule, the related borrower is required to make additional monthly amortization payments, to the extent available from excess cash flow, beginning with the November 2004 due date and continuing until maturity, which payments, if made, would effectively cause the loan to amortize on a 25-year schedule and which payments will continue to be due and payable to the extent not made. It is assumed in this prospectus supplement that such additional monthly amortization payments will be made. It is not an event of default if excess cash flow is insufficient to make such additional monthly amortization payments.

     Some of the underlying mortgage loans will, in each case, provide for a recast of the amortization schedule and an adjustment of the scheduled debt service payments on the mortgage loan upon application of specified amounts of condemnation proceeds or insurance proceeds to pay the related unpaid principal balance.

     Prepayment Provisions. An initial prepayment lock-out period is currently in effect for 89 of the mortgage loans that we intend to include in the trust, representing 98.2% of the initial mortgage pool balance, of which 73 mortgage loans are in loan group no. 1, representing 98.0% of the initial loan group no.
1 balance, and 16 mortgage loans are in loan group no. 2, representing 100.0%
of the initial loan group no. 2 balance, respectively, during which voluntary principal prepayments are prohibited, followed by one or more of the following--

     o   a defeasance period, during which voluntary principal prepayments are still prohibited, but the related borrower may obtain a release of the related mortgaged real property through defeasance,

     o   a prepayment consideration period, during which voluntary prepayments are permitted, subject to the payment of a yield maintenance premium or other additional consideration for the prepayment, and

     o   an open prepayment period, during which voluntary principal prepayments may be made without any prepayment consideration.

     As described below under "--Defeasance Loans," most of the underlying mortgage loans will permit the related borrower to obtain a full or partial release of the corresponding mortgaged real property from the related mortgage lien by delivering Government Securities. None of these mortgage loans may be defeased in whole prior to the second anniversary of the Issue Date.

     Notwithstanding otherwise applicable lock-out periods, partial prepayments of some of the underlying mortgage loans may occur under the circumstances described under "--Terms and Conditions of the Underlying Mortgage Loans--
Prepayment Provisions--Other Prepayment Provisions" below. The prepayment terms of each of the mortgage loans that we intend to include in the trust are more particularly described in Annex A-1 to this prospectus supplement.

     Prepayment Lock-Out/Defeasance Periods. As of the cut-off date, an initial prepayment lock-out period is currently in effect for 89 of the mortgage loans that we intend to include in the trust, representing 98.2% of the initial mortgage pool balance, of which 73 mortgage loans are in loan group no. 1, representing 98.0% of the initial loan group no. 1 balance, and 16 mortgage loans are in loan group no. 2, representing 100.0% of the initial loan group
no. 2 balance, respectively. With respect to 80 of those 89 underlying mortgage loans, representing 93.7% of the initial mortgage pool balance, of which 66 mortgage loans are in loan group no. 1, representing 94.2% of the initial loan group no. 1 balance, and 14 mortgage loans are in loan group no. 2, representing 88.8% of the initial loan group no. 2 balance, respectively, the initial prepayment lock-out period is followed by a defeasance period during which principal prepayments are still prohibited. Set forth below is information regarding the remaining terms of the prepayment lock-out and prepayment lock-out/defeasance periods, as applicable, for the 89 mortgage loans referred to in the first sentence of this paragraph.

     o   the maximum remaining prepayment lock-out or prepayment
         lock-out/defeasance period as of the cut-off date is 156 months with respect to the entire mortgage pool, 156 months with respect to loan group no. 1 and 118 months with respect to loan group no. 2,

     o   the minimum remaining prepayment lock-out or prepayment
         lock-out/defeasance period as of the cut-off date is 22 months with respect to the entire mortgage pool, 22 months with respect to loan group no. 1 and 34 months with respect to loan group no. 2, and

     o   the weighted average remaining prepayment lock-out or prepayment lock-out/defeasance period as of the cut-off date is 102 months with respect to the entire mortgage pool, 104 months with respect to loan group no. 1 and 86 months with respect to loan group no. 2.

     Notwithstanding otherwise applicable lock-out periods, partial prepayments of some of the underlying mortgage loans may occur under the circumstances described under "--Terms and Conditions of the Underlying Mortgage Loans--
Prepayment Provisions--Other Prepayment Provisions" below.

                                      S-78

     Prepayment Consideration Periods. One (1) of the mortgage loans that we intend to include in the trust, representing 0.3% of the initial mortgage pool balance, which mortgage loan is in loan group no. 1 and represents 0.3% of the initial loan group no. 1 balance, provides for a period, following the initial prepayment lock-out/defeasance period, when the loan is voluntarily prepayable with a prepayment consideration equal to 1% of the prepaid amount.

     In addition, nine (9) other mortgage loans that we intend to include in the trust, representing 4.5% of the initial mortgage pool balance, seven (7) of which are in loan group no. 1, representing 3.8% of the initial loan group no.
1 balance, and two (2) of which are in loan group no. 2, representing 11.2% of the initial loan no. 2 balance, respectively provide for a period, following the initial prepayment lock-out period, when the loan is prepayable together with a yield maintenance charge (which may in no event be less than 1% of the prepaid amount), but do not provide for defeasance.

     In addition, two (2) other mortgage loans that we intend to include in the trust, representing 1.8% of the initial mortgage pool balance, both of which are in loan group no. 1, representing 2.0% of the initial loan group no. 1 balance, do not provide for a prepayment lock-out period as of the cut-off date, but are currently prepayable with the payment of a prepayment consideration in an amount equal to the greater of (a) a yield maintenance charge and (b) 1.0% of the prepaid amount. Those two (2) mortgage loans include the Palmetto Place Apartments Mortgage Loan, which represents 0.8% of the initial mortgage pool balance. The borrower under the Palmetto Place Apartments
Mortgage Loan is currently the subject of a suit for specific performance of an alleged agreement by the borrower to sell the Palmetto Place Apartments
Mortgaged Property for approximately $30,000,000 and the payment of related sales commissions. If the court adjudicating this matter grants specific performance, the lender, at its option, may accelerate payment of the outstanding balance of the Palmetto Place Apartments Mortgage Loan plus a yield maintenance charge, without regard to any otherwise applicable prepayment lockout period. Therefore, such mortgage loan is treated in this prospectus supplement as having no prepayment lockout period.

     Prepayment premiums and yield maintenance charges received on the underlying mortgage loans, whether in connection with voluntary or involuntary prepayments, will be allocated and paid to the holders of certain classes of the series 2004-C7 certificates, in the amounts and in accordance with the priorities described under "Description of the Offered Certificates--
Payments--Payments of Prepayment Premiums and Yield Maintenance Charges" in
this prospectus supplement. However, limitations may exist under applicable state law on the enforceability of the provisions of the underlying mortgage loans that require payment of prepayment premiums or yield maintenance charges.
In addition, in the event of a liquidation of a defaulted mortgage loan in the trust, prepayment consideration will be one of the last items to which the related liquidation proceeds will be applied. Neither we nor the underwriters make any representation or warranty as to the collectability of any prepayment premium or yield maintenance charge with respect to any of the mortgage loans included in the trust. See "Risk Factors--Some Provisions in the Mortgage Loans
Underlying Your Offered Certificates May Be Challenged as Being
Unenforceable--Prepayment Premiums, Fees and Charges" and "Legal Aspects of
Mortgage Loans--Default Interest and Limitations on Prepayments" in the
accompanying prospectus.

     Open Prepayment Periods. Without regard to the One Lincoln Street Mortgage
Loan (which, in the absence of default, would be paid to zero before the commencement of any open prepayment period), 63 mortgage loans that we intend to include in the trust, representing 75.6% of the initial mortgage pool balance, of which 50 mortgage loans are in loan group no. 1, representing 74.8%
of the initial loan group no. 1 balance, and 13 mortgage loans are in loan group no. 2, representing 83.5% of the initial loan group no. 2 balance, respectively, provide for an open prepayment period. That open prepayment period generally begins not more than 12 months prior to stated maturity or, in the case of an ARD Loan, prior to the related anticipated repayment date.

     Other Prepayment Provisions. Generally, the mortgage loans that we intend to include in the trust provide that condemnation proceeds and insurance proceeds may be applied to reduce the mortgage loan's principal balance, to the extent such funds will not be used to repair the improvements on the mortgaged real property or given to the related borrower, in many or all cases without prepayment consideration. In addition, some of the mortgage loans that we intend to include in the trust may also in certain cases permit, in connection with the lender's application of insurance or condemnation proceeds to a partial prepayment of the related mortgage loan, the related borrower to prepay the entire remaining principal balance of the mortgage loan, in many or all cases without prepayment consideration. Investors should not expect any prepayment consideration to be paid in connection with any partial or full prepayment described in this paragraph. With respect to certain mortgage loans, particularly those secured in whole or in part by a ground lease, single tenant mortgage loans and other mortgage loans which require that insurance and/or condemnation proceeds be used to repair or restore the mortgaged real property, such proceeds may be required to be used to restore the related mortgaged real property rather than to prepay that mortgage loan or, where a ground lease is involved, may be payable in whole or in part to the ground lessor.

                                      S-79

     With respect to the Montgomery Mall Mortgage Loan, representing 6.7% of the initial mortgage pool balance, in connection with any transfer of currently unimproved, non-income revenue generating parcels not necessary to the operation of the Montgomery Mall Mortgaged Property, the Montgomery Mall
Borrower may retain the first $750,000 of net proceeds from such transfer and the balance, if any, will be held by the mortgagee as additional collateral for the Montgomery Mall Mortgage Loan.

     With respect to the three (3) Kimco Portfolio Mortgage Loans, collectively representing 1.9% of the initial mortgage pool balance, in connection with a permitted transfer of the related mortgaged property pursuant to the related mortgage loan documents, in lieu of defeasance, each related borrower has a one-time right to prepay the subject Kimco Portfolio Mortgage Loan, in full, but not in part, with the payment of a yield maintenance premium.

     Defeasance Loans. Eighty-one (81) of the mortgage loans that we intend to include in the trust, representing 94.7% of the initial mortgage pool balance, of which 67 mortgage loans are in loan group no. 1, representing 95.3% of the initial loan group no. 1 balance, and 14 mortgage loans are in loan group no.
2, representing 88.8% of the initial loan group no. 2 balance, permit the respective borrowers to defease the subject mortgage loan in whole or, in some cases, in part, during a period that voluntary prepayments are prohibited. Each of these mortgage loans permits the related borrower, during specified periods and subject to specified conditions, to defease the mortgage loan, in whole or, in certain cases, in part, by pledging to the holder of the mortgage loan the requisite amount of Government Securities and obtaining a release of the related mortgaged real property or, if applicable, one or more of the related mortgaged real properties.

     With respect to the mortgaged real property identified on Annex A-1 to this prospectus supplement as Westfield Shoppingtown Mission Valley, which mortgaged real property secures a mortgage loan representing 10.5% of the initial mortgage pool balance, the borrower is permitted, under certain conditions specified in the related mortgage loan documents, to partially defease the mortgage loan. For additional information, see "Description of the
Mortgage Pool--The Westfield Shoppingtown Mission Valley Mortgage Loan."

     With respect to the mortgaged real properties identified on Annex A-1 to this prospectus supplement as A&P Portfolio, which mortgaged real properties secure a mortgage loan representing 0.7% of the initial mortgage pool balance, in connection with a casualty or condemnation of any such mortgaged real property, where applicable zoning law prevents restoring or rebuilding the improvements on such mortgaged real property, the related tenant is required to offer to purchase such mortgaged real property. The borrower, at the direction of the lender, may accept or reject any such offer. In the event such offer is accepted, the borrower is required to partially defease the mortgage loan in an amount equal to 125% of the allocated loan amount.

     In general, the Government Securities that are to be delivered in connection with the defeasance of any underlying mortgage loan, must provide for a series of payments that:

     o   will be made prior, but as closely as possible, to all successive due dates through and including the maturity date or, if applicable, the related anticipated repayment date or, in some instances, the expiration of the prepayment lock-out period; and

     o   will, in the case of each due date, be in a total amount equal to or greater than the scheduled debt service payment, including any applicable balloon payment, scheduled to be due or deemed due on that date, with any excess to be returned to the related borrower.

     In connection with any delivery of defeasance collateral, the related borrower will be required to deliver a security agreement granting the trust a first priority security interest in the collateral, together with an opinion of counsel confirming the first priority status of the security interest. Also, a borrower will generally be required to deliver a certification from an independent accounting firm to the effect that the defeasance collateral is sufficient to make all scheduled debt service payments under the related mortgage loan through maturity or, if applicable, the related anticipated repayment date.

                                      S-80

     In general, the defeasance collateral will consist of U.S. Treasury securities. However, subject to obtaining ratings confirmations from the related rating agencies, some borrowers may be entitled to defease their respective mortgage loans with other types of obligations that constitute
Government Securities.

     Except as described in the fourth preceding paragraph, none of the cross-collateralized mortgage loan groups or individual multi-property mortgage loans that we intend to include in the trust may be partially defeased during the related loan term.

     None of the mortgage loans that we intend to include in the trust may be defeased in whole prior to the second anniversary of the Issue Date.

     Due-on-Sale and Due-on-Encumbrance Provisions. All of the mortgage loans that we intend to include in the trust contain both a due-on-sale clause and a due-on-encumbrance clause. In general, except for the permitted transfers or encumbrances discussed below in this "--Due-on-Sale and Due-on-Encumbrance
Provisions" subsection and in "Description of the Mortgage Pool--Significant
Underlying Mortgage Loans--The Westfield Shoppingtown Mission Valley Mortgage
Loan--Interest Rate; Application of Payments; Prepayments; Defeasance", these clauses either:

     o   permit the holder of the related mortgage to accelerate the maturity of the mortgage loan if the borrower sells or otherwise transfers or encumbers the corresponding mortgaged real property, or

     o   prohibit the borrower from transferring or encumbering the corresponding mortgaged real property without the consent of the holder of the mortgage.

     See, however, "Risk Factors--The Investment Performance of Your Offered
Certificates Will Depend Upon Payments, Defaults and Losses on the Underlying
Mortgage Loans; and Those Payments, Defaults and Losses May Be Highly
Unpredictable--Delinquencies, Defaults and Losses on the Underlying Mortgage
Loans May Affect the Amount and Timing of Payments on Your Offered
Certificates; and the Rate and Timing of Those Delinquencies and Defaults, and
the Severity of Those Losses, Are Highly Unpredictable" and "--Some Provisions
in the Mortgage Loans Underlying Your Offered Certificates May Be Challenged as
Being Unenforceable--Due-on-Sale and Debt Acceleration Clauses" and "Legal
Aspects of Mortgage Loans--Due-on-Sale and Due-on-Encumbrance Provisions" in
the accompanying prospectus.

     All of the mortgage loans that we intend to include in the trust permit one or more of the following types of transfers:

     o   transfers of the corresponding mortgaged real property if specified conditions are satisfied, which conditions normally include one or both of the following--

         1.  confirmation by each applicable rating agency that the transfer will not result in a qualification, downgrade or withdrawal of any of its then current ratings of the certificates, or

         2.  the reasonable acceptability of the transferee to the lender;

     o   a transfer of the corresponding mortgaged real property to a person that is affiliated with or otherwise related to the borrower or a principal of the borrower;

     o   transfers by the borrower of the corresponding mortgaged real property to specified entities or types of entities;

     o   issuance by the borrower of new partnership or membership interests;

     o   changes in ownership between existing shareholders, partners or members, as applicable, of the related borrower;

     o   a transfer of non-controlling ownership interests in the related borrower;

     o   a transfer of controlling ownership interests in the related borrower to specified persons, entities or types of entities and/or subject to the satisfaction of certain gross asset tests or other conditions specified in the related mortgage loan documents;

     o   transfers of interests in the related borrower for estate planning purposes or otherwise upon the death of a principal; or

     o   other transfers similar in nature to the foregoing.

MORTGAGE POOL CHARACTERISTICS

     A detailed presentation of various characteristics of the mortgage loans that we intend to include in the trust, and of the corresponding mortgaged real properties, on an individual basis and in tabular format, is shown on Annex
A-1, Annex A-2,

                                      S-81

Annex A-3, Annex A-4, Annex A-5, Annex A-6 and Annex B to this prospectus supplement. The statistics in the tables and schedules on Annex A-1, Annex A-2,
Annex A-3, Annex A-4, Annex A-5, Annex A-6 and Annex B to this prospectus supplement were derived, in many cases, from information and operating statements furnished by or on behalf of the respective borrowers. The information and the operating statements were generally unaudited and have not been independently verified by us or the underwriters.

SIGNIFICANT UNDERLYING MORTGAGE LOANS

     General. The mortgage pool will include five (5) mortgage loans that have, in each such case, a cut-off date principal balance in excess of 5.0% of the initial mortgage pool balance.

                                      S-82

 THE ONE LINCOLN STREET MORTGAGE LOAN

     General. The One Lincoln Street Mortgage Loan has a cut-off date principal balance of $203,094,752, representing 14.2% of the initial mortgage pool balance. The One Lincoln Street Mortgage Loan is one of two (2) mortgage loans, together referred to as the One Lincoln Street Loan Pair, both of which are secured by a first priority mortgage lien on the fee simple interest of the One
Lincoln Street Borrower in the One Lincoln Street Mortgaged Property. Both
mortgage loans in the One Lincoln Street Loan Pair are obligations of the One
Lincoln Street Borrower and are cross-defaulted. The One Lincoln Street
Mortgaged Property, also known as State Street Financial Center, is a recently developed 36-story class A office building with approximately 1,045,106 square feet of net rentable area and a 900-space below-grade parking garage located in
Boston, Massachusetts. See "--One Lincoln Street" below.

     The One Lincoln Street Loan Pair is comprised of: (a) the One Lincoln
Street Mortgage Loan, and (b) one (1) mortgage loan in the aggregate principal amount of $311,000,000 that will not be included in the trust fund, which mortgage loan is identified in this prospectus supplement as the "One Lincoln
Street Non-Trust Loan." The One Lincoln Street Non-Trust Loan is comprised of five (5) loan components with differing payment priorities. The most senior loan component of the One Lincoln Street Non-Trust Loan has an unpaid principal balance of $277,500,000 and is referred to in this prospectus supplement as the
One Lincoln Street Non-Trust Loan Pari Passu Component; and the remaining four
(4) subordinate loan components of the One Lincoln Street Non-Trust Loan have an aggregate unpaid principal balance of $33,500,000 and are collectively referred to in this prospectus supplement as the One Lincoln Street Non-Trust
Loan Subordinate Components.

     The respective rights of the holder of the One Lincoln Street Mortgage
Loan and the One Lincoln Street Non-Trust Loan Noteholder will be governed by the One Lincoln Street Intercreditor Agreement. See "--Loan Combinations--The
One Lincoln Street Mortgage Loan--Intercreditor Agreement" below. In addition, the entire One Lincoln Street Loan Pair is being serviced and administered pursuant to the servicing arrangements for the securitization of the
One-Lincoln Street Non-Trust Loan. See "Servicing of the One Lincoln Street
Loan Pair" in this prospectus supplement.

     S&P and Moody's have confirmed to us that the One Lincoln Street Mortgage
Loan has, in the context of its inclusion in the trust, credit characteristics consistent with that of an obligation rated AAA/Aaa by S&P and Moody's, respectively.

     The Borrower and Sponsor. The One Lincoln Street Borrower is First States
Investors 228, LLC, a Delaware limited liability company, which is ultimately approximately 95% owned or controlled by American Financial Realty Trust
American Financial Realty Trust, is a self-managed, self-administered publicly traded real estate investment trust, which is focused on acquiring and operating properties leased to financial institutions such as Bank of America and Wachovia (which American Financial Realty Trust reports are its two largest tenants). American Financial Realty Trust, which was formed in May 2002, completed an initial public offering in June 2003 and is listed on the New York
Stock Exchange under the symbol AFR. As of December 31, 2003, American
Financial Realty Trust owned or held leasehold interests in 578 properties located in 27 states and Washington, D.C. The portfolio consists of 358 bank branches and 220 office buildings, containing an aggregate of approximately
17.2 million square feet.

     Interest Rate; Application of Payments; Prepayments; Defeasance. The One
Lincoln Street Mortgage Loan and the One Lincoln Street Non-Trust Loan have a stated maturity date of October 11, 2023. The One Lincoln Street Loan Pair will accrue interest on an Actual/360 Basis. The entire One Lincoln Street Loan
Pair, in the absence of default, will accrue interest at a fixed rate of 5.790%
per annum.

     On the eleventh day of each month beginning with the payment date in
October 2004 to but not including the stated maturity date, the One Lincoln
Street Borrower is required to make a constant monthly debt service payment on the One Lincoln Street Loan Pair equal to $3,388,110.70 (based on a 23.36-year amortization schedule).

     The One Lincoln Street Mortgage Loan is (i) prior to an event of default, pari passu in right of payment of interest only with the One Lincoln Street
Non-Trust Loan Pari Passu Component and senior in right of payment of principal to the entire the One Lincoln Street Non-Trust Loan (including all five (5)
components), and (ii) subsequent to an event of default, pari passu in right of payment of principal and interest with the One Lincoln Street Non-Trust Loan
Pari Passu Component, and senior in right of payment of principal and interest to all of the One Lincoln Street Non-Trust Loan Subordinate Components. Thus,
prior to an event of default with respect to the One Lincoln Street Loan Pair, all amortization is applied to the One Lincoln Street Mortgage Loan until the principal balance thereof is reduced to zero. For a description of the allocation of amounts received with respect to the One Lincoln Street Loan Pair to the One Lincoln Street Mortgage Loan, the One Lincoln Street Non-Trust Loan
Pari Passu Component and the One Lincoln Street Non-Trust Loan Subordinate
Components, see "--Loan Combinations--The One Lincoln Street Mortgage
Loan--Priority of Payments" below.

     The One Lincoln Street Borrower is also required to make the reserve and escrow payments described under "--Reserves and Escrows" and "--Additional
Casualty Insurance; Casualty Guaranty" below.

                                      S-83

     The One Lincoln Street Borrower is prohibited from voluntarily prepaying the One Lincoln Street Loan Pair, in whole or in part, prior to July 11, 2023.
From and after July 11, 2023, the One Lincoln Street Borrower may prepay the
One Lincoln Street Loan Pair, in whole but not in part, without payment of any prepayment consideration.

     The One Lincoln Street Borrower may defease the One Lincoln Street Loan
Pair, in whole only, on any date after the expiration of the earlier of (a)
September 11, 2007 and (b) two years following the initial issuance of the series 2004-C7 certificates, and prior to July 11, 2023, and by doing so obtain the release of the One Lincoln Street Mortgaged Property. A defeasance will be effected by the One Lincoln Street Borrower's pledging substitute collateral that consists of direct, non-callable United States Treasury obligations that produce payments which replicate the payment obligations of the One Lincoln
Street Borrower under the One Lincoln Street Loan Pair and that are sufficient to pay off the One Lincoln Street Loan Pair in its entirety on its stated
maturity date.

     Mezzanine Financing. First States Investors 228 Holdings, LLC, a Delaware
limited liability company (the "One Lincoln Street Mezzanine Borrower"), has incurred mezzanine financing (the "One Lincoln Street Mezzanine Loan") in the initial principal amount of $50,000,000, which accrues interest until October
11, 2006 at a per annum floating rate based on LIBOR and thereafter at a fixed rate per annum. The One Lincoln Street Mezzanine Loan is secured by a pledge of
100% of the ownership interests of the One Lincoln Street Mezzanine Borrower in the One Lincoln Street Borrower (the "One Lincoln Street Mezzanine
Collateral"). As of the date of this prospectus supplement, the One Lincoln
Street Mezzanine Lender is SBF Funding, Inc. The One Lincoln Street Mezzanine
Loan matures on July 11, 2013. On the eleventh day of each month through the due date in October 2006, the One Lincoln Street Mezzanine Loan Borrower is
required to make an interest-only payment in arrears on the One Lincoln Street
Mezzanine Loan. On the eleventh day of each month commencing with the due date in November 2006, and through the maturity date, the One Lincoln Street
Mezzanine Borrower is required to make a monthly scheduled amortization payment with respect to the One Lincoln Street Mezzanine Loan, in order to amortize the mezzanine loan in full on the maturity date. The holders of the One Lincoln
Street Loan Pair and the One Lincoln Street Mezzanine Lender have entered into an intercreditor agreement (the "One Lincoln Street Mezzanine Intercreditor
Agreement"), that sets forth the relative priorities between the One Lincoln
Street Loan Pair and the One Lincoln Street Mezzanine Loan. The One Lincoln
Street Mezzanine Intercreditor Agreement provides that, among other things:

     o   The One Lincoln Street Mezzanine Lender may not foreclose on the One
         Lincoln Street Mezzanine Collateral unless certain conditions are satisfied, including that any transferee, if not the One Lincoln Street
         Mezzanine Lender, must generally be an institutional investor that meets specified tests as of the date of transfer or that has first obtained written confirmation from the rating agencies that such transfer will not in itself result in the downgrade, withdrawal or qualification of the then-current ratings assigned to any class of the series 2004-C7 certificates.

     o   The One Lincoln Street Mezzanine Loan is generally subordinate to the
         One Lincoln Street Loan Pair in right of payment; provided, however, that so long as no event of default has occurred and is continuing with respect to the One Lincoln Street Loan Pair, the One Lincoln Street
         Mezzanine Lender may accept payments due and payable from time to time under the related mezzanine loan documents.

     o   Upon an "event of default" under the One Lincoln Street Mezzanine Loan, the One Lincoln Street Mezzanine Lender will have the right, subject to the terms of the One Lincoln Street Mezzanine Intercreditor Agreement,
         to select a replacement manager (including any asset manager) or leasing agent for the One Lincoln Street Mortgaged Property, which replacement manager, asset manager and/or leasing agent must be a reputable and experienced manager of assets similar to the One Lincoln
         Street Mortgaged Property and consisting of not less than a specified number of pad sites and similar properties or otherwise acceptable to
         S&P and Moody's as evidenced by written confirmation from the rating agencies that selection of such replacement manager will not in itself result in the downgrade, withdrawal or qualification of the then-current ratings assigned to any class of the series 2004-C7 certificates.

     o   The One Lincoln Street Mezzanine Lender has the right pursuant to the
         One Lincoln Street Mezzanine Intercreditor Agreement to receive notice of any event of default under the One Lincoln Street Mortgage Loan and the right to cure any monetary default within a period ending five business days after receipt of such notice; provided, however, that the
         One Lincoln Street Mezzanine Lender shall not have the right to cure with respect to monthly scheduled debt service payments for a period of more than four consecutive months unless the One Lincoln Street
         Mezzanine Lender has commenced and is continuing to diligently pursue its rights against the One Lincoln Street Mezzanine Collateral. In addition, if the default is of a non-monetary nature, the One Lincoln
         Street Mezzanine Lender will have the same period of time as the One
         Lincoln Street Borrower to cure such non-monetary default under the One

                                      S-84

         Lincoln Street Mortgage Loan document; provided, however, that, if such non-monetary default is susceptible of cure but cannot reasonably be cured within such period then, subject to certain conditions, the One
         Lincoln Street Mezzanine Lender will be given an additional period of time as is reasonably necessary in the exercise of due diligence to cure such non-monetary default.

     o   If the One Lincoln Street Mortgage Loan has been accelerated, or any proceeding to foreclose or otherwise enforce the mortgages or other security for the One Lincoln Street Mortgage Loan has been commenced, then the One Lincoln Street Mezzanine Lender has the right to purchase the One Lincoln Street Mortgage Loan in whole for a price equal to the outstanding principal balance thereof, together with all accrued interest and other amounts due thereon, any protective advances made by the mortgagee and any interest charged by the mortgagee on any advances for monthly payments of interest on the One Lincoln Street Mortgage
         Loan and/or on any protective advances, and all costs and expenses
         (including legal fees and expenses) actually incurred by the lender under the One Lincoln Street Loan Pair in enforcing the terms of the
         One Lincoln Street Loan Pair documents. Such purchase option will expire upon a foreclosure sale, sale by power of sale or delivery of a deed in lieu of foreclosure of the One Lincoln Street Loan Pair or the
         One Lincoln Street Mortgaged Property.

     o   The One Lincoln Street Mezzanine Loan documents generally may be modified without the One Lincoln Street Loan Pair mortgagee's consent, although certain provisions of the One Lincoln Street Mezzanine Loan documents may not be modified without the mortgage lender's consent, including, without limitation, increasing in any material respect any monetary obligations of the One Lincoln Street Mezzanine Loan Borrower.
         Notwithstanding the foregoing, in addressing an event of default that has occurred under the One Lincoln Street Mezzanine Loan documents, the
         One Lincoln Street Mezzanine Lender will be permitted, subject to the satisfaction of certain conditions, to amend or modify the One Lincoln
         Street Mezzanine Loan in a manner that increases the interest rate under the One Lincoln Street Mezzanine Loan documents.

     One Lincoln Street. One Lincoln Street, also known as State Street
Financial Center, is a recently developed Class A office building with
1,045,106 square feet of net rentable area, located in the financial district sub-market of downtown Boston, within walking distance of the Back Bay, Beacon
Hill, South Street Station and many of Boston's hotels, stores and restaurants.
Completed in the fall of 2003, One Lincoln Street is a 36-story office tower, which includes a seven-story low-rise component and a below-grade parking garage with 900 parking spaces. As of August 31, 2004, One Lincoln Street was
100% leased to SSB Realty, LLC ("SSB"), a subsidiary of State Street
Corporation, under a 20-year office lease that expires September 30, 2023 (the
"State Street Office Lease"), subject to SSB's right to exercise two 10-year renewal options, and under a coterminous garage lease, subject to SSB's right to exercise two 10-year renewal options (the "State Street Garage Lease" and, together with the State Street Office Lease, the "State Street Lease"). Under
the terms of the State Street Office Lease, SSB is obligated to pay basic rent with respect to the One Lincoln Street Mortgaged Property and is also generally responsible for all operating expenses (excluding certain obligations of the
One Lincoln Street Borrower regarding completion of SSB's space and SSB's cost of insuring its interior work at the One Lincoln Street Mortgaged Property) and real estate taxes, to the extent such amounts exceed $16.00 per square foot. In addition, under the State Street Garage Lease, SSB is obligated to pay rent for the parking garage, on a triple net basis, of $2,500,000 per year, subject to increases over the loan term (which increases will be in fixed amounts through
2008 with additional rent increases beyond 2008 to be tied to the consumer price index (CPI)). State Street Corporation (NYSE: STT) fully guarantees SSB's obligations under the State Street Lease. State Street Corporation (rated
AA--/Aa3 by S&P and Moody's, respectively) is a leading Boston-based global financial services firm.

     Property Management. The One Lincoln Street Mortgaged Property is managed by First States Management Corp., LLC, an affiliate of the One Lincoln Street
Borrower. First States Management Corp., LLC has engaged The Gale Company, LLC, a third-party management company, to act as the day-to-day on-site building manager of the One State Street Mortgaged Property. The tenant under the State
Street Office Lease may, in certain circumstances, require the One Lincoln
Street Borrower to replace the on-site manager.

     Cut-off Date Loan-to-Value Ratio. Based on an appraisal conducted in
February 2004 by a third-party appraiser, the appraised value of the One
Lincoln Street Mortgaged Property, as of February 6, 2004, is $733,000,000
(which value includes the parking garage). Based upon that appraised value, the
One Lincoln Street Mortgage Loan has a Cut-off Date Loan-to-Value Ratio of
65.6% (taking into account the One Lincoln Street Non-Trust Loan Pari Passu
Component, but without regard to the One Lincoln Street Non-Trust Loan
Subordinate Components), and the Cut-off Date Loan-to-Value Ratio of the entire
One Lincoln Street Loan Pair (including all components of the One Lincoln
Street Non-Trust Loan), is 70.1%.

                                      S-85

     Underwritten Debt Service Coverage Ratio. The U/W Net Cash Flow for the
One Lincoln Street Mortgaged Property was calculated to be $52,433,713, based on certain lease-up assumptions. Based on that U/W Net Cash Flow, the One
Lincoln Street Mortgage Loan would have an Underwritten Debt Service Coverage
Ratio of 1.36x (taking into account the One Lincoln Street Non-Trust Loan Pari
Passu Component, but without regard to the One Lincoln Street Non-Trust Loan
Subordinate Components), and the entire One Lincoln Street Loan Pair (including all components of the One Lincoln Street Non-Trust Loan) would have an
Underwritten Debt Service Coverage Ratio of 1.29x.

     Lockbox. The One Lincoln Street Borrower is required to cause all income from the One Lincoln Street Mortgaged Property to be deposited into a lockbox account under the control of the mortgagee from which account all funds on deposit therein shall be swept each business day to a cash collateral account under the control of the mortgagee. On the eleventh day of each month, provided no event of default shall have occurred, monies in the cash collateral account will be applied as follows: (a) to the tax and insurance fund in the amount of the monthly deposit for taxes and insurance, (b) to the debt service payment amount due on such date, (c) to the replacement reserve account in the amount of the monthly replacement reserve deposit, (d) to the One Lincoln Street
Borrower for operating expenses and capital expenditures in accordance with the annual budget, (e) to the One Lincoln Street Borrower for extraordinary expenses approved by the mortgage lender, (f) to any other amounts then due and payable under the related loan documents, (g) to the One Lincoln Street
Mezzanine Lender the amount of debt service and other amounts then due and payable in respect of the One Lincoln Street Mezzanine Loan and (h) unless an event of default shall have occurred, the excess to the One Lincoln Street
Borrower. During the existence of an event of default, the mortgagee may apply all funds on deposit in the cash collateral account in such order and priority as such mortgagee shall determine.

     Reserves and Escrows. Concurrently with the closing of the One Lincoln
Street Loan Pair, the One Lincoln Street Borrower deposited the sum of
$1,046,579.22 into the tax and insurance escrow fund and the sum of $8,754.98 into the replacement reserve fund. The One Lincoln Street Borrower is required to make on each monthly payment date: (a) escrow payments for the payment of taxes and insurance premiums; and (b) deposits into a replacement reserve account in an amount equal to (i) $8,754.68 per month through and including the payment date in February 2014, (ii) $17,509.37 per month for the period commencing on the payment date in March 2014 through and including the payment date in February 2019, and (iii) $26,264.05 per month for the period commencing on the payment date in March 2019 to but not including the maturity date.
During the term of the State Street Lease, amounts deposited in the replacement reserve account may only be used to fulfill the One Lincoln Street Borrower's repair and replacement obligations under the State Street Lease. The mortgage lender may increase the amount of the monthly replacement reserve deposit upon
30 days' notice to the One Lincoln Street Borrower if it determines in its reasonable discretion that an increase is necessary to maintain the proper maintenance and operation of the One Lincoln Street Mortgaged Property.

     In connection with the One Lincoln Street Borrower's acquisition of the
One Lincoln Street Mortgaged Property, certain reserves established by the prior property owner in the aggregate amount of $21,187,685 were set aside into one or more escrow accounts for the payment of (a) costs related to the completion of certain unfinished portions of the building, as set forth in a list provided by the tenant to the One Lincoln Street Borrower and (b) a portion of the tenant's cost for certain interior improvements to be made by the tenant pursuant to the State Street Lease. The funds held in the unfunded tenant allowance accounts are not collateral for the One Lincoln Street Loan
Pair. Such escrow accounts are not controlled by the One Lincoln Street Loan
Pair mortgagee, nor are they collateral for the One Lincoln Street Loan Pair.
Consequently, if the One Lincoln Street Borrower is unable to obtain access to such funds, the One Lincoln Street Borrower will be required under the terms of the State Street Office Lease to pay for the landlord's share of the tenant improvements. If the One Lincoln Street Borrower does not make these payments, it will be an event of default under the State Street Lease.

     Additional Casualty Insurance; Casualty Guaranty. The related loan agreement requires that the One Lincoln Street Borrower maintain, in addition to a policy of property insurance with insurable limits of not less than the full replacement cost of the One Lincoln Street Mortgaged Property, additional casualty insurance, with liability limits equal to the difference if any in the
"full replacement cost" of the One Lincoln Street Mortgaged Property and the outstanding principal balance of the One Lincoln Street Loan Pair, but in no event more than $200,000,000. The One Lincoln Street guarantor has further guaranteed the payment of any amount by which the indebtedness evidenced by the
One Lincoln Street Loan Pair exceeds the amount of net proceeds of a casualty or condemnation (inclusive of amounts paid or required to be paid under policies properly carried by the One Lincoln Street Borrower and amounts held in the One Lincoln Street Additional Reserve Fund (as defined below)) available for application to such indebtedness, such guaranty to be in effect until such time as the One Lincoln Street Borrower has (a) provided other insurance acceptable to the One Lincoln Street Loan Pair mortgagee or (b) obtained an amendment of either the State Street Lease or the policy of additional casualty insurance such that the required period of restoration under both in the event of a casualty shall be either 18 months or 36 months.

                                      S-86

     The related loan agreement provides that for so long as the foregoing casualty guarantee is in effect, if (a) the guarantor's net worth, consisting of total consolidated stockholder's and partners' equity minus (to the extent reflected in determining the stockholders' equity of the guarantor) (i) the amount of any write-up in the book value of any assets due to their revaluation or any write-up in excess of the cost of such assets acquired and (ii) the total amount of assets considered to be intangible assets under GAAP (other than lease and real-estate-related intangibles), all determined on a consolidated basis, is less than (b) twice the amount by which the principal balance of the One Lincoln Street Loan Pair and any permitted mezzanine debt, if incurred (as described under "--Mezzanine Financing" above), exceeds the aggregate insurance maintained by the One Lincoln Street Borrower, including any additional casualty insurance maintained by the One Lincoln Street Borrower
(the "One Lincoln Street Net Worth Threshold"), then in such event the mortgage lender will retain in a reserve fund (the "One Lincoln Street Additional
Reserve Fund") the gross operating income received with respect to the One
Lincoln Street Mortgaged Property, after the payment of operating expenses, capital expenditures and any payments of principal and interest due under the
One Lincoln Street Loan Pair and the mezzanine loan. If the guarantor's net worth is at any time less than one and one-half times the One Lincoln Street
Net Worth Threshold, the One Lincoln Street Borrower will be required to deposit with the mortgage lender in the One Lincoln Street Additional Reserve
Fund an amount equal to one year's gross income with respect to the One Lincoln
Street Mortgaged Property, after the payment of operating expenses, capital expenditures and any payments of principal and interest due under the One
Lincoln Street Loan Pair and the mezzanine loan, which will be added to the One
Lincoln Street Additional Reserve Fund described in the preceding sentence. If at any time the guarantor's net worth is equal to or greater than the One
Lincoln Street Net Worth Threshold or the casualty guarantee has been terminated, so long as no event of default has occurred or is continuing, the
One Lincoln Street Borrower will be entitled to any remaining amounts, including interest thereon, held in the One Lincoln Street Additional Reserve
Fund.

     Terrorism Insurance. The One Lincoln Street Borrower is required, in accordance with the related loan documents, to maintain an all-risk property insurance policy and business interruption insurance policy which does not exclude liability for perils of terrorism or acts of terrorism or, in the event of such exclusion, to obtain a separate insurance policy satisfying all of the general requirements for insurance under the related loan agreement and including liability for such peril and acts, including, without limitation, acts which are "certified acts of terrorism" pursuant to the Terrorism Risk
Insurance Act of 2002 ("TRIA"). In the event that no insurer of the required claims paying ability shall then be issuing such insurance, the One Lincoln
Street Borrower is required to obtain (by endorsement or separate policy)
coverage from a provider having at least an investment grade rating from S&P and Moody's insuring against: (a) so long as TRIA shall be in effect, (i)
"certified acts of terrorism," non-certified acts of terrorism and "fire following," with respect to the first $100,000,000 primary layer of coverage and (ii) with respect to the remaining coverage, all "certified acts of terrorism," non-certified acts of terrorism and "fire following," each of (i)
and (ii) in an amount not less than actual replacement value as set forth in the related loan agreement of the One Lincoln Street Mortgaged Property; and
(b) if TRIA shall not be in effect, acts of terrorism or other similar acts or events or "fire following" in an amount determined by the One Lincoln Street
Loan Pair mortgagee; provided, however, that in the case clause (a) or (b) the
One Lincoln Street Borrower shall not be required to expend more that
$1,660,000 for such coverage.

     The State Street Lease.

     Lease Term. The One Lincoln Street Loan Pair matures in the month following the expiration of the State Street Lease and the last scheduled payment under such lease. Although, the State Street Lease allows for two renewal terms of 10 years each, if the tenant under the State Street Lease (the
"State Street Tenant") does vacate the Mortgaged Property on or before the expiration of the State Street Lease, the One Lincoln Street Borrower's ability to refinance the One Lincoln Street Mortgage Loan or sell to the One Lincoln
Street Mortgaged Property may be negatively affected. Even if vacated space is successfully relet, the costs associated with reletting, including tenant improvements and leasing commissions, could be substantial and could reduce cash flow from the One Lincoln Street Mortgaged Property. Such reductions in cash flow may adversely affect the amount and timing of payments on the One
Lincoln Street Mortgage Loan and, consequently, the amount and timing of distributions on the 2004-C7 Certificates as well as the ability to refinance the full amount of the payment due at loan maturity.

     The State Street Tenant has, with respect to each of the State Street
Office Lease and the State Street Garage Lease, certain rights of termination in the event of casualties or takings exceeding certain thresholds set forth in such leases. In addition, in connection with certain casualties and takings, the State Street Tenant may have the ability to abate the rent payable under the applicable lease. The State Street Lease also permits the State Street
Tenant rights of offset against rent due under the applicable lease in the specific circumstances identified in such lease.

     Right of First Offer. During the term of the State Street Lease (provided no event of default has occurred thereunder and provided that the State Street
Lease is then in full force and effect), the State Street Tenant is entitled to exercise a right

                                      S-87

of first offer in the event the One Lincoln Street Borrower decides to sell the
One Lincoln Street Mortgaged Property (or any interest therein, including any interest in the entity owning such property) to a non-affiliated third party.
The One Lincoln Street Borrower is required to notify the State Street Tenant in writing of its intention and specifying the interests that the One Lincoln
Street Borrower intends to sell and the material terms and conditions of any proposed sale, including the price at which the One Lincoln Street Borrower intends to offer such interests. The State Street Tenant will have 15 days from the date of such notice in which to accept or reject such offer. If the State
Street Tenant rejects or is deemed to reject such offer, or subsequently withdraws its acceptance thereof, the One Lincoln Street Borrower will be free to sell the specified interests to a bona fide third party at a purchase price not less than 103.5% of the price offered to the State Street Tenant, net of any monetary concessions granted to the buyer but not given to the State Street
Tenant in the notice of offer and provided that the One Lincoln Street Borrower accepts a bona fide offer within 12 months and the transaction closes within 18 months after the earlier of (i) the expiration of the 15-day reply period of the State Street Tenant or (ii) receipt by the Borrower of a notice from State
Street Tenant that it declines to purchase the specified interest. The State
Street Tenant's rights to first offer shall be reinstated in the event a sale is not timely consummated in accordance with the foregoing and, in the event of a timely and proper sale, will continue with respect to any subsequent decision by any subsequent owner of the Mortgaged Property (or any interest in the
Mortgaged Property) to sell an interest in the Mortgaged Property or in any entity owning the Mortgaged Property during the term of the State Street Lease.
The State Street Tenant's right of first offer shall not apply to any sale by the exercise of the power of sale or of foreclosure by a mortgagee, nor to any acceptance of deed in lieu of foreclosure of a mortgage by the mortgagee or its nominee.

     Assignment and Subletting. With the exception of assignments and subleases to certain affiliates of the State Street Tenant, the landlord's consent is generally required in connection with any sublease of the demised premises or any assignment of the State Street Lease; provided that pursuant to both leases comprising the State Street Lease, landlord's consent to a proposed assignment or sublease is not to be unreasonably withheld, conditioned or delayed subject to the satisfaction of certain specified conditions. In specified circumstances under the State Street Office Lease, the landlord may also elect to recapture the demised space and/or the lease by entering into a sublease with the State
Street Tenant or terminating all or a portion of the State Street Office Lease.

                                      S-88

     THE 600 THIRD AVENUE MORTGAGE LOAN

     General. The 600 Third Avenue Mortgage Loan has a cut-off date principal balance of $168,000,000, representing 11.8% of the initial mortgage pool balance. The 600 Third Avenue Mortgage Loan is secured by a first priority mortgage lien on the fee simple interest of the 600 Third Avenue Borrower in the 600 Third Avenue Mortgaged Property. The 600 Third Avenue Mortgaged
Property is a 42-story class A office building with approximately 529,773 square feet of net rentable area located in New York, New York. See "--600
Third Avenue" below.

     The Borrower and Sponsor. The 600 Third Avenue Borrower is 600 Third
Avenue Owner LLC, a Delaware limited liability company whose sole equity member is 600 Third Avenue Member LLC, a Delaware limited liability company. 600 Third
Avenue Member LLC is a joint venture that includes a wholly-owned subsidiary of
General Electric Pension Trust and an entity controlled by Robert T. Lapidus and David W. Levinson. General Electric Pension Trust is advised by General
Electric Asset Management, Incorporated, a wholly owned subsidiary of General
Electric Company. General Electric Asset Management was established in 1988 to provide investment management services to institutional and retail investors.
As of June 30, 2004, General Electric Asset Management reported approximately
$169 billion of assets under management. Mr. Lapidus and Mr. Levinson are the principals of L&L Acquisitions, LLC ("L&L"). Some of L&L's acquisitions include
Metropolitan Tower on West 57th Street, 250 West 39th Street, 261 Fifth Avenue
and 150 Fifth Avenue.

     Interest Rate; Application of Payments; Prepayments; Defeasance. The 600
Third Avenue Mortgage Loan is a ten-year loan with a stated maturity date of
October 11, 2014. The 600 Third Avenue Mortgage Loan will accrue interest on an
Actual/360 Basis. Up to its stated maturity, in the absence of default, the 600
Third Avenue Mortgage Loan will accrue interest at a fixed rate of 5.5495% per annum.

     On the eleventh day of each month, up to but excluding the stated maturity date, the 600 Third Avenue Borrower is required to make monthly payments of interest only calculated on the outstanding principal balance of the 600 Third
Avenue Mortgage Loan.

     The 600 Third Avenue Borrower is also required to make the reserve and escrow payments described under "--Reserves and Escrows" below.

     The 600 Third Avenue Borrower is prohibited from voluntarily prepaying the
600 Third Avenue Mortgage Loan, in whole or in part, prior to April 11, 2014.
From and after April 11, 2014, the 600 Third Avenue Borrower may prepay the 600
Third Avenue Mortgage Loan, in whole only, without payment of any prepayment consideration.

     The 600 Third Avenue Borrower may defease the 600 Third Avenue Mortgage
Loan, in whole only, at any time after two years following the initial issuance of the series 2004-C7 certificates, and by doing so obtain the release of the
600 Third Avenue Mortgaged Property. A defeasance will be effected by the 600
Third Avenue Borrower's pledging substitute collateral that consists of non-callable, fixed rate obligations that are "government securities" within the meaning of Section 2(a)(16) of the Investment Company Act of 1940, as
amended, that produce payments which replicate the payment obligations of the
600 Third Avenue Borrower under the 600 Third Avenue Mortgage Loan and that are sufficient to pay off the 600 Third Avenue Mortgage Loan in its entirety on the stated maturity date.

     The 600 Third Avenue Borrower's right to defease the 600 Third Avenue
Mortgage Loan is subject to S&P confirming that the defeasance would not result in a qualification, downgrade or withdrawal of the rating then assigned to any class of series 2004-C7 certificates by such rating agency.

     600 Third Avenue. 600 Third Avenue is a 42-story class A black glass and steel office building, spanning an entire block front on Third Avenue between
39th and 40th Streets in the Grand Central submarket of New York, with 529,773 square feet of net rentable area. The 600 Third Avenue Borrower purchased the
600 Third Avenue Mortgaged Property in September 2004 from Sumitomo Corporation of America, which owned the property since 1982 and remains a major tenant.
Constructed in 1970, 600 Third Avenue has been consistently upgraded over the years by its prior owner. As of October 1, 2004, based on square footage leased including a new lease with Sumitomo, 600 Third Avenue was 95.0% occupied by a range of companies within a diverse set of industries. Approximately 47.1% of the building's net rentable area is leased to investment grade rated tenants or tenants either owned or guaranteed by an investment grade credit rated entity, such as Court TV (lease guaranteed by Time Warner, Inc. rated BBB+/Baa1 by S&P and Moody's, respectively) with 130,821 square feet leased through 2010, L-3
Communications Corporation (lease guaranteed by Lockheed Martin Corp. rated
BBB/Baa2 by S&P and Moody's, respectively) with 53,756 square feet leased through 2005 and 2013, Sumitomo Corporation of America (rated BBB+/Baa1 by S&P and Moody's, respectively) with 53,352 square feet expiring in 2009, and
Neuberger Berman (a subsidiary of Lehman Brothers, Inc. which is rated A/A1 by
S&P and Moody's, respectively) with 11,600 square feet expiring in 2008.

                                      S-89

        FIVE LARGEST TENANTS AT THE 600 THIRD AVENUE MORTGAGED PROPERTY

                                                                 % OF TOTAL       % OF TOTAL                       LEASE
TENANT                                          SQUARE FEET     SQUARE FEET     BASE REVENUES      RATINGS       EXPIRATION
--------------------------------------------   -------------   -------------   ---------------   -----------   -------------

Court TV ...................................      130,821           24.7%            23.6%       BBB+/Baa1      12/31/2010
L-3 Communications Corporation .............       53,756           10.1             11.8        BBB/Baa2       12/31/2013
Sumitomo Corporation of America ............       53,352           10.1             12.7        BBB+/Baa1       7/31/2009
Loral Space & Communications Corp. .........       38,011            7.2              6.7        NR/NR          12/31/2007
Graubard Mollen & Miller ...................       24,358            4.6              3.5        NR/NR           1/31/2005
                                                  -------           ----             ----
TOTAL ......................................      300,298           56.7%            58.3%

     The following should be noted with respect to the table above--

     o   The five largest tenants are ranked by approximate square feet.

     o   The total percentages may not reflect the exact sum of the information in the related columns due to rounding.

     o   5,015 square feet of L-3 Communications Corporation's space expires
         September 30, 2005.

     o   Loral Space & Communications Corp., a satellite communications company, filed Chapter 11 bankruptcy proceedings in July 2003 and is in discussions to renegotiate its existing leases, for which 3,585 square feet currently expires March 31, 2005, 826 square feet currently expires December 31, 2007 and 33,600 square feet currently expires
         October 31, 2013. The lease expiration date in the table above is an estimate of the anticipated lease expiration dates (expected to result from the current negotiation) and assumes that 15,185 square feet will expire March 31, 2005 and 22,826 square feet will expire December 31,
         2007.

     o   Credit ratings are by S&P and Moody's, respectively, and reflect the lease guarantor company's rating, where applicable, and otherwise may reflect the parent company rating (regardless of whether or not it is obligated under the related lease) if tenant company is not rated.

     o   NR means not rated.

      LEASE EXPIRATION SCHEDULE FOR THE 600 THIRD AVENUE MORTGAGED PROPERTY

                                  APPROXIMATE        AS % OF TOTAL
               YEAR          EXPIRING SQUARE FEET     SQUARE FEET  CUMULATIVE %
---------------------------  ---------------------  -------------- ------------
2004 ......................               0                0.0%         0.0%
2005 ......................          76,383               14.4         14.4%
2006 ......................           2,475                0.5         14.9%
2007 ......................          47,318                8.9         23.8%
2008 ......................          45,112                8.5         32.3%
2009 ......................          77,790               14.7         47.0%
2010 ......................         164,971               31.1         78.2%
2011 ......................               0                0.0         78.2%
2012 ......................           3,177                0.6         78.8%
2013 ......................          57,225               10.8         89.6%
2014 and beyond ...........          28,766                5.4         95.0%
Vacant ....................          26,556                5.0        100.0%
                                    -------              -----
TOTAL .....................         529,773              100.0%
5 year average rollover ...          34,258                6.5%
7 year average rollover ...          59,150               11.2%

     The following should be noted with respect to the table above--

     o   The total square foot percentage presented may not reflect the exact sum of the information in the related column due to rounding.

     o   The average rollover information shown at the bottom of the table reflects actual leased rollover based on total square feet.

                                      S-90

     Property Management. The 600 Third Avenue Mortgaged Property is managed by
CB Richard Ellis, Inc. L&L is the exclusive leasing agent for the 600 Third
Avenue Mortgaged Property. L&L 600 Third Avenue Manager LLC, an affiliate of
L&L, is an asset manager entitled to receive an asset management fee of
$250,000 per annum in exchange for certain services rendered on behalf of the
600 Third Avenue Borrower.

     Cut-off Date Loan-to-Value Ratio. Based on an appraisal conducted in
August 2004 by a third-party appraiser, the appraised value of the 600 Third
Avenue Mortgaged Property, as of September 1, 2004, is $225,000,000. Based upon that appraised value, the 600 Third Avenue Mortgage Loan has a Cut-off Date
Loan-to-Value Ratio of 74.7%.

     Underwritten Debt Service Coverage Ratio. The in-place U/W Net Cash Flow of the 600 Third Avenue Mortgaged Property was calculated to be $12,751,817.
Based on that in-place U/W Net Cash Flow, the 600 Third Avenue Mortgage Loan has an Underwritten Debt Service Coverage Ratio of 1.35x. The projected U/W Net
Cash Flow for the 600 Third Avenue Mortgaged Property was calculated to be
$13,610,285, based on certain lease-up assumptions. Based on that projected U/W
Net Cash Flow, the 600 Third Avenue Mortgage Loan would have an Underwritten
Debt Service Coverage Ratio of 1.44x.

     Lockbox. The 600 Third Avenue Borrower is required to deposit all income from the 600 Third Avenue Mortgaged Property into a segregated lockbox account that has been pledged to the 600 Third Avenue Mortgage Loan mortgagee. Prior to
(a) the occurrence of an event of default with respect to the 600 Third Avenue
Mortgage Loan or (b) the debt service coverage ratio for the 600 Third Avenue
Mortgage Loan declining below 1.15x (each, a "600 Third Avenue Triggering
Event"), the bank holding the lockbox account is authorized by the 600 Third
Avenue Mortgage Loan mortgagee to disburse all proceeds from the lockbox account directly to an account designated by the 600 Third Avenue Borrower.
Following a 600 Third Avenue Triggering Event, all amounts in the lockbox account will be transferred to an account designated by the 600 Third Avenue
Mortgage Loan mortgagee (the "600 Third Avenue Lender Collateral Account"). So
long as no event of default exists, all amounts in the 600 Third Avenue Lender
Collateral Account will be applied on each monthly payment date to the payment of monthly debt service and reserve payments due with respect to the 600 Third
Avenue Mortgage Loan, and the balance, if any, will be distributed to the 600
Third Avenue Borrower. If an event of default exists with respect to the 600
Third Avenue Mortgage Loan, the 600 Third Avenue Mortgage Loan mortgagee may apply amounts in the 600 Third Avenue Lender Collateral Account to the payment of the debt in any order in its sole discretion. If the debt service coverage ratio is restored above 1.15x for two consecutive quarters, and if no 600 Third
Avenue Triggering Event exists, then the 600 Third Avenue Mortgage Loan mortgagee will reinstate its instruction to the bank to disburse amounts in the lockbox account to an account designated by the 600 Third Avenue Borrower.

     Reserves and Escrows. Prior to a 600 Third Avenue Triggering Event, the
600 Third Avenue Borrower is required, pursuant to the loan documents, to deposit into an account (the "600 Third Avenue Rollover Expenditure Account"),
on each monthly payment date, an amount, if any, determined by the 600 Third
Avenue Borrower in good faith to be required with respect to its need for cash reserves for tenant improvements and leasing commissions from time to time.

     At the closing of the 600 Third Avenue Mortgage Loan, the 600 Third Avenue
Borrower deposited $6,863,828.72 into an account pledged to the 600 Third
Avenue Mortgage Loan mortgagee (the "600 Third Avenue Initial Capital
Expenditure Account"). The bank holding the 600 Third Avenue Initial Capital
Expenditure Account is authorized to disburse funds from the account without the 600 Third Avenue mortgagee's review or approval upon the 600 Third Avenue
Borrower's submission of a written request to the bank. The 600 Third Avenue
Borrower has agreed to apply all such sums to the payment of capital expenditures, tenant improvements and leasing commissions, except that the 600
Third Avenue Borrower may apply up to $2,100,272.13 in such account to the payment of operating expenses at the 600 Third Avenue Mortgaged Property.

     Following a 600 Third Avenue Triggering Event, (i) all amounts in the 600
Third Avenue Initial Capital Expenditure Account are required to be deposited into separate accounts established with the 600 Third Avenue Mortgage Loan mortgagee for the payment of capital repairs and replacements (the "600 Third
Avenue Replacement Account") and tenant improvements and leasing commissions
(the "600 Third Avenue Leasing Account"), as directed by the 600 Third Avenue
Borrower (with the 600 Third Avenue Borrower having the right to re-allocate the amounts initially transferred between the 600 Third Avenue Replacement
Account and the 600 Third Avenue Leasing Account), (ii) all amounts in the
Rollover Expenditure Account are required to be transferred to the 600 Third
Avenue Leasing Account, and (iii) the 600 Third Avenue Borrower is required to make monthly escrow payments for the payment of taxes and insurance premiums, monthly payments of $5,298 to the 600 Third Avenue Replacement Account and
monthly payments of $88,295 to the 600 Third Avenue Leasing Account.

     After the debt service coverage ratio is restored to at least 1.15x for two consecutive quarters, and if no event of default exists with respect to the
600 Third Avenue Mortgage Loan, (a) the remaining undisbursed portion of the amount initially

                                      S-91

transferred to the 600 Third Avenue Replacement Account and the 600 Third
Avenue Leasing Account from the 600 Third Avenue Initial Capital Expenditure
Account will be transferred back to the 600 Third Avenue Initial Capital
Expenditure Account, and the remaining undisbursed portion of the amount initially transferred to the 600 Third Avenue Leasing Account from the 600
Third Avenue Rollover Expenditure Account will be transferred back to the 600
Third Avenue Rollover Expenditure Account and (b) all other amounts in the 600
Third Avenue Replacement Account and the 600 Third Avenue Leasing Account will be disbursed to the 600 Third Avenue Borrower. Amounts disbursed from the 600
Third Avenue Leasing Account and the 600 Third Avenue Replacement Account prior to the restoration of the debt service coverage ratio will be deemed to have been disbursed first from the funds transferred from the 600 Third Avenue
Initial Capital Expenditure Account and the 600 Third Avenue Rollover
Expenditure Account.

     Terrorism Insurance. The 600 Third Avenue Borrower is required, in accordance with the related loan documents, to maintain insurance against acts of terrorism, provided such insurance is commercially available at a cost not in excess of one and one-half times the cost of such insurance carried by the
600 Third Avenue Borrower as of the closing date. Insurance against acts of terrorism is defined as all risk insurance that does not include an exclusion for, or that affirmatively insures against, acts of terrorism (including bio-terrorism, if commercially available), provided, however, that while the
Terrorism Risk Insurance Act of 2002, as amended, is in effect, insurance against terrorism will mean insurance against an "Act of Terrorism" as such term is defined in such act.

     600 Third Avenue Engineering Report. A third-party property condition assessment conducted with respect to the 600 Third Avenue Mortgaged Property in connection with the origination of the 600 Third Avenue Mortgage Loan (a portion of which was based on a review of certain studies commissioned and completed for others in approximately the years 2000-2002) (the "600 Third
Avenue Report") reports that the curtain wall system appears to be in good to fair condition. The 600 Third Avenue Report states that several connecting anchors and bolts on the curtain wall were previously found to be loose or missing on the exterior facade and the former owner performed repairs which included the tightening or replacement of those connecting bolts. The 600 Third
Avenue Report also states that, based on a previous report, some beams at the building were slightly overstressed and some of the structural elements that resist force were experiencing moments larger than acceptable under the municipal building code, and the building could be subjected to higher wind pressures than such code required for design and this could cause deflections at the building that are considerably higher than acceptable. The 600 Third
Avenue Report also noted the existence of cracks throughout the stair tower walls and floors of the building. Based on previous studies, the movement of the building as described above may have been the cause of the conditions identified in the reports. The 600 Third Avenue Report additionally states that further action may be required, which may include the installation of a damping system at the building in conjunction with periodic continued inspections of the facade and the curtain wall. Accordingly, the 600 Third Avenue Borrower has agreed, pursuant to certain documents delivered in connection with origination of the 600 Third Avenue Mortgage Loan, at its expense and within six months of closing, to cause a structural engineer to perform an inspection of the bolts that fasten the structural steel at the property and to deliver a written report to the lender, including the engineer's recommendations for any repairs, improvements, maintenance and inspections at the property, and to implement such maintenance program (and to make any further changes to such program as are recommended in future reports from the engineer). Additionally, the 600
Third Avenue Borrower has agreed to adopt and implement a capital repair and improvement program and a base building upgrade program as may be reasonably necessary to maintain and operate the 600 Third Avenue Mortgaged Property in a manner consistent with the practices of prudent owners of first class office buildings in the midtown Manhattan marketplace. Any work required to be performed at the 600 Third Avenue Mortgaged Property in connection with the foregoing may be costly. There can be no assurance that such remedial measures will effectively or successfully address the issues at the building or that the
600 Third Avenue Borrower will have the financial ability to cover the cost of any such maintenance or remediation.

                                      S-92

THE WESTFIELD SHOPPINGTOWN MISSION VALLEY MORTGAGE LOAN

     General. The Westfield Shoppingtown Mission Valley Mortgage Loan has a
cut-off date principal balance of $150,000,000, and represents 10.5% of the initial mortgage pool balance. The Westfield Shoppingtown Mission Valley
Mortgage Loan is secured by a first priority mortgage lien on the fee simple and leasehold interests of the Westfield Shoppingtown Mission Valley Borrower
in the Westfield Shoppingtown Mission Valley Mortgaged Property.

     The Westfield Shoppingtown Mission Valley Mortgaged Property consists of the property known as Westfield Shoppingtown Mission Valley, a regional mall and power center consisting of approximately 654,099 square feet of gross leasable area in retail buildings, located in San Diego, California. See
"--Westfield Shoppingtown Mission Valley" below. The Westfield Shoppingtown
Mission Valley Borrower's interest in the Westfield Shoppingtown Mission Valley
Mortgaged Property consists of a leasehold interest with respect to sidewalk and common areas surrounding the Robinsons-May pad and underlying a portion of the improvements and a fee interest with respect to the remainder of the
Westfield Shoppingtown Mission Valley Mortgaged Property. S&P and Moody's have each confirmed to us that the Westfield Shoppingtown Mission Valley Mortgage
Loan, in the context of its inclusion in the trust, has credit characteristics consistent with that of an obligation rated BBB+/Baa2 by S&P and Moody's, respectively.

     The Borrower and Sponsor. The borrower under the Westfield Shoppingtown
Mission Valley Mortgage Loan (the "Westfield Shoppingtown Mission Valley
Borrower") is Mission Valley Shoppingtown LLC, a single-purpose entity, sponsored and controlled by Westfield America, Inc. (the "Westfield
Shoppingtown Mission Valley Sponsor"). Westfield America, Inc. owns an approximate 75.80% indirect interest in the Westfield Shoppingtown Mission
Valley Borrower. Westfield America, Inc. is the U.S.-based affiliate of
Westfield Group, a newly consolidated Westfield company. Following the July
2004 merger of three publicly traded Westfield entities, Westfield Trust,
Westfield America Trust and Westfield Holdings Limited, Westfield Group reports that it is the largest retail property group in the world, by equity market capitalization, and the eighth largest publicly traded entity in Australia and is listed on the Australian Stock Exchange under its new symbol WDC. The newly merged entity, Westfield Group, is rated A/A2 by S&P and Moody's, respectively.
Westfield Group reports that it has interests in 123 shopping centers with approximately 19,700 retail outlets in Australia, New Zealand, the United
States and United Kingdom. Westfield Group's holdings in the United States consist of interests in 66 shopping centers, comprised of super-regional and regional malls and power centers, located across the United States with approximately 68 million square feet of retail space and approximately 9,300 retail outlets.

     Interest Rate; Application of Payments; Prepayments; Defeasance. The
Westfield Shoppingtown Mission Valley Mortgage Loan has a stated maturity date of October 11, 2009, and accrues interest on an Actual/360 Basis. Up to its stated maturity date, in the absence of default, the Westfield Shoppingtown
Mission Valley Mortgage Loan will accrue interest at the rate of 4.796% per annum.

     On the eleventh day of each month, up to but excluding the stated maturity date, the Westfield Shoppingtown Mission Valley Borrower is required to make monthly payments of interest-only calculated on the outstanding principal balance of the Westfield Shoppingtown Mission Valley Mortgage Loan.

     The Westfield Shoppingtown Mission Valley Borrower is prohibited from voluntarily prepaying the Westfield Shoppingtown Mission Valley Mortgage Loan,
in whole or in part, prior to April 11, 2009. On and after April 11, 2009, the
Westfield Shoppingtown Mission Valley Borrower may prepay the Westfield
Shoppingtown Mission Valley Mortgage Loan, in whole, without payment of any prepayment consideration.

     The Westfield Shoppingtown Mission Valley Borrower may defease the
Westfield Shoppingtown Mission Valley Mortgage Loan, in whole only, on any date after the earlier of (a) August 20, 2007 and (b) the expiration of two years following the securitization of the Westfield Shoppingtown Mission Valley
Mortgage Loan, and by doing so obtain the release of the Westfield Shoppingtown
Mission Valley Mortgaged Property. A defeasance will be effected by the
Westfield Shoppingtown Mission Valley Borrower's pledging substitute collateral that consists of obligations or securities which are "government securities" as defined in section 2(a)(16) of the Investment Company Act of 1940 and qualify under section 1.860G-2(a)8 of the U.S. Treasury regulations that produce payments which replicate the payment obligations of the Westfield Shoppingtown
Mission Valley Borrower under the Westfield Shoppingtown Mission Valley
Mortgage Loan and that is sufficient to pay off the Westfield Shoppingtown
Mission Valley Mortgage Loan in its entirety on its maturity date.

     The Westfield Shoppingtown Mission Valley Borrower has the option to partially defease the Westfield Shoppingtown Mission Valley Mortgage Loan in
the principal amount of $5,300,000 in accordance with the requirements of any applicable rating agencies for partial defeasance of similar loans and properties and otherwise in accordance with the provisions of the related loan agreement, in which event the Target Pad (defined below) shall be released from the lien of the mortgage and the Target Lease Guaranty (described below) shall terminate.

                                      S-93

     The Westfield Shoppingtown Mission Valley Borrower's right to defease the
Westfield Shoppingtown Mission Valley Mortgage Loan is subject to, among other things, S&P and Moody's each confirming that the defeasance would not result in a qualification, downgrade or withdrawal of the ratings then assigned to any class of series 2004-C7 certificates by such rating agency.

     Westfield Shoppingtown Mission Valley. Westfield Shoppingtown Mission
Valley is a regional mall and power center consisting of approximately
1,570,367 square feet of gross leasable area in retail buildings located in San
Diego, California. Opened in 1961 and renovated in 1995, 1996, 2001 and 2004,
Westfield Shoppingtown Mission Valley consists of a regional mall with
1,355,513 square feet of retail space and a power center with 214,854 square feet of retail space. The regional mall is anchored by a 400,794 square foot
Robinsons-May, a 219,303 square foot Target and a 173,227 square foot Macy's
Home Store. The Westfield Shoppingtown Mission Valley Mortgaged Property that is collateral consists of 654,099 square feet of gross leasable area (inclusive of approximately 474,129 square feet in the regional mall and 179,970 square feet in the power center). In addition to the 793,324 square feet of anchor space, Westfield Shoppingtown Mission Valley's retail space consists of 249,998 square feet of in-line stores, 339,131 square feet of mini-anchors, 64,970 of other retail space and 122,944 square feet of ground lease parcels.
Robinsons-May and Macy's Home Store each own their respective land and improvements and therefore neither the land nor the improvements are part of the collateral. Target owns its improvements but not the underlying land, therefore the land, but not the improvements, is part of the collateral.
In-line and other retail tenants include nationally recognized retailers such as Aeropostale, Ann Taylor Loft, Bath & Body Works, Footlocker (Kid's
Footlocker and Lady Footlocker), GNC, Lane Bryant, The Limited, New York & Co.,
Outback Steakhouse, Pacific Sunwear, Victoria's Secret and Tweeter. Westfield
Shoppingtown Mission Valley's comparable retail sales for stores under 10,000 square feet were $385 per square foot at the regional mall and $439 per square foot at the power center for the trailing 12 months ending June 30, 2004 and occupancy costs were 12.5% at the regional mall and 6.2% at the power center for the same period. As of August 10, 2004, based on square footage leased, overall occupancy at Westfield Shoppingtown Mission Valley was 96.9% (97.7%
occupancy at the regional mall and 92.3% occupancy at the power center).

  GROSS LEASABLE AREA (GLA) OVERVIEW OF WESTFIELD SHOPPINGTOWN MISSION VALLEY

                                  APPROXIMATE       AS %       ANCHOR LEASE
STORE                             SQUARE FEET      OF GLA       EXPIRATION
------------------------------   -------------   ----------   -------------
ANCHOR .......................
 Robinsons-May ...............       400,794         25.5%         NAP
 Target ......................       219,303         14.0       1/31/2012
 Macy's Home Store ...........       173,227         11.0          NAP
                                     -------        -----
                                     793,324         50.5%
TOTAL ANCHOR SPACE
Mini Anchors .................       339,131         21.6%
In-Line Space ................       249,998         15.9
Ground Lease Parcels .........       122,944          7.8
Other Retail Space ...........        64,970          4.1
                                     -------        -----
TOTAL GLA ....................     1,570,367        100.0%

     The following should be noted with respect to the table above--

     o   The total GLA percentage presented may not reflect the exact sum of the information in the related column due to rounding.

     o   Robinsons-May and Macy's Home Store each own their respective land and improvements and therefore are not part of the collateral. Target owns its improvements but not the underlying land, therefore the land, but not the improvements, is part of the collateral.

     o   Mini Anchors are defined as non-anchor tenants greater than 15,000 square feet, excluding the ground leased parcels.

                                      S-94

                  FIVE LARGEST NON-ANCHOR RETAIL TENANTS AT THE
            WESTFIELD SHOPPINGTOWN MISSION VALLEY MORTGAGED PROPERTY

                                APPROXIMATE        LEASE
TENANT                          SQUARE FEET      EXPIRATION
----------------------------   -------------   -------------
Bed, Bath & Beyond .........       77,925        1/31/2006
AMC Theaters ...............       76,485       12/31/2025
Nordstrom Rack .............       52,876        2/28/2007
Sports Chalet ..............       47,000        6/01/2008
Courtesy Chevrolet .........       34,884       12/31/2058
                                   ------
TOTAL ......................      289,170

     The following should be noted with respect to the table above--

   o Both AMC Theaters and Courtesy Chevrolet are the subject of ground leases and therefore the land, but not the improvements, are part of the mortgaged real property.

              LEASE EXPIRATION SCHEDULE FOR IN-LINE TENANTS AT THE
            WESTFIELD SHOPPINGTOWN MISSION VALLEY MORTGAGED PROPERTY

                                  APPROXIMATE        % OF TOTAL
                               EXPIRING IN-LINE       IN-LINE
YEAR                              SQUARE FEET       SQUARE FEET    CUMULATIVE %
----------------------------   -----------------   -------------   ------------
2004 .......................              0              0.0%           0.0%
2005 .......................         40,415             16.2           16.2
2006 .......................          3,205              1.3           17.4
2007 .......................         26,853             10.7           28.2
2008 .......................         46,373             18.5           46.7
2009 .......................         10,439              4.2           50.9
2010 .......................         17,938              7.2           58.1
2011 .......................         27,118             10.8           68.9
2012 .......................          9,787              3.9           72.9
2013 .......................          5,657              2.3           75.1
2014 and beyond ............         30,605             12.2           87.4
Vacant .....................         31,608             12.6          100.0%
                                     ------            -----
TOTAL ......................        249,998            100.0%
5 year average rollover ....         23,369              9.3%
7 year average rollover ....         20,746              8.3%

     The following should be noted with respect to the table above--

     o   The total in-line square foot percentage presented may not reflect the exact sum of the information in the related column due to rounding.

     o   The average rollover information shown at the bottom of the table reflects actual leased rollover based on total in-line square feet.

     Property Management. The Westfield Shoppingtown Mission Valley Mortgaged
Property is managed by Westfield Management Company, an affiliate of the
Westfield Shoppingtown Mission Valley Sponsor.

     Cut-off Date Loan-to-Value Ratio. Based on an appraisal conducted in July
2004 by a third-party appraiser, the appraised value of the Westfield
Shoppingtown Mission Valley Mortgaged Property as of July 23, 2004 is
$251,000,000. Based on that appraised value, the Westfield Shoppingtown Mission
Valley Mortgage Loan has a Cut-off Date Loan-to-Value Ratio of 59.8%.

     Underwritten Debt Service Coverage Ratio. The U/W Net Cash Flow for the
Westfield Shoppingtown Mission Valley Mortgaged Property was calculated to be
$17,793,929. Based on that U/W Net Cash Flow, the Westfield Shoppingtown
Mission Valley Mortgage Loan has an Underwritten Debt Service Coverage Ratio of
2.44x.

                                      S-95

     Replacement and Rollover Reserve Guaranty. In lieu of making required monthly deposits into the replacement and rollover reserve account, the
Westfield Shoppingtown Mission Valley Sponsor has executed a guaranty in favor of the mortgagee, under which the Westfield Shoppingtown Mission Valley Sponsor guarantees to the mortgagee the payment and performance of: (a) certain leasing expenses, maintenance or repair expenses incurred by the Westfield Shoppingtown
Mission Valley Borrower which are approved by the mortgagee and the work associated with such expenses, in accordance with the related loan documents;
and (b) the completion of certain specified improvements or other work to be performed by or on behalf of the Westfield Shoppingtown Mission Valley Borrower under certain leases. The Westfield Shoppingtown Mission Valley Sponsor's liability under such replacement and rollover reserve guaranty is limited to the difference between (x) the amounts that the Westfield Shoppingtown Mission
Valley Borrower would have been required to deposit in the replacement and rollover reserve account had its monthly deposit been calculated based upon
$1.20 per square foot per annum of in-line tenant space and had such replacement and rollover reserve guaranty not been in effect and (y) the amount actually deposited in the replacement and rollover reserve account by the
Westfield Shoppingtown Mission Valley Borrower. Upon a Westfield Shoppingtown
Mission Valley Cash Management Event, the Westfield Shoppingtown Mission Valley
Borrower is required to deposit amounts in the replacement and rollover reserve account.

     Lockbox. The Westfield Shoppingtown Mission Valley Borrower is required to cause the tenants to deposit all rents derived from the Westfield Shoppingtown
Mission Valley Mortgaged Property directly into a segregated lockbox account under the control of the mortgagee; provided that prior to the occurrence of and following the termination of a Westfield Shoppingtown Mission Valley Cash
Management Event (as defined below), funds on deposit in the lockbox account will be swept on a daily basis to an account controlled and maintained by the
Westfield Shoppingtown Mission Valley Borrower. Following the occurrence and during the continuance of any one or more of the following events (each, a
"Westfield Shoppingtown Mission Valley Cash Management Event"):

     o   an event of default;

     o   the debt service coverage ratio, calculated pursuant to the related loan documents, falling below 1.05x; or

     o   the Westfield Shoppingtown Mission Valley Sponsor fails to satisfy certain liquidity requirements in the loan documents or if the applicable guaranty is not in full force and effect;

funds in the lockbox account will be allocated as set forth below until the
Westfield Shoppingtown Mission Valley Cash Management Event terminates in accordance with the related loan agreement. A Westfield Shoppingtown Mission
Valley Cash Management Event may be terminated no more than six times during the term of the loan upon, among other things, achieving a debt service coverage ratio of 1.10x for one fiscal quarter (if such Westfield Shoppingtown
Mission Valley Cash Management Event was due to the debt service coverage ratio falling below 1.05x) or curing the event of default which caused such Westfield
Shoppingtown Mission Valley Cash Management Event.

     During the continuation of a Westfield Shoppingtown Mission Valley Cash
Management Event, provided that no event of default has occurred and is continuing, funds on deposit in the lockbox account will be allocated as follows: (a) monthly tax and insurance amounts to the tax and insurance account; (b) cash management fees to the fee agent; (c) monthly debt service payment amount to the debt service reserve account; (d) approved operating expenses pertaining to the property; (e) monthly replacement and rollover expense deposit to the replacement and rollover reserve account; and (f) the remainder to the Westfield Shoppingtown Mission Valley Borrower unless an event of default has occurred and is continuing.

     Tax and Insurance Guaranty. In lieu of making required monthly deposits into the tax and insurance reserve account, the Westfield Shoppingtown Mission
Valley Sponsor has executed a guaranty of real estate taxes and insurance premiums in favor of the mortgagee. Under that tax and insurance guaranty, the
Westfield Shoppingtown Mission Valley Sponsor guarantees the payment of all real estate taxes and insurance premiums in accordance with the terms and provisions of the related loan agreement. Upon a Westfield Shoppingtown Mission
Valley Cash Management Event, the Westfield Shoppingtown Mission Valley
Borrower is required to deposit amounts in the tax and insurance reserve account, unless the Westfield Shoppingtown Mission Valley Mortgaged Property is
insured under a blanket insurance policy, in which event the Westfield
Shoppingtown Mission Valley Borrower is required to deposit amounts for taxes only in the tax and insurance reserve account.

     Target Lease Guaranty. Pursuant to the lease with Target, the Westfield
Shoppingtown Mission Valley Borrower may be required to execute a fee mortgage
(the "Target Fee Mortgage") of the pad occupied by Target (the "Target Pad").
In the event that there is a subsequent foreclosure by the holder of the Target
Fee Mortgage resulting in the Westfield Shoppingtown Mission Valley Borrower's
loss of fee title to the Target Pad and/or the termination of the lease with
Target (a "Target Termination"), the Westfield Shoppingtown Mission Valley
Sponsor has executed a guaranty under which the

                                      S-96

Westfield Shoppingtown Mission Valley Sponsor unconditionally guarantees, and assumes liability as a primary obligor with respect to, the payment of rent and all other charges due and payable from lessee to lessor under the lease with
Target on or after a Target Termination (the "Target Rent") in such amounts and at such times as the Target Rent would otherwise be due and payable under the lease with Target, notwithstanding the Target Termination. Such guaranty will terminate if (a) the Westfield Shoppingtown Mission Valley Borrower exercises its option to partially defease the Westfield Shoppingtown Mission Valley
Mortgage Loan as described in "--Interest Rate; Application of Payments;
Prepayments; Defeasance" above, (b) an amendment or other agreement is entered into eliminating the Westfield Shoppingtown Mission Valley Borrower's
obligation to grant a fee mortgage on the Target Pad or (c) the Westfield
Shoppingtown Mission Valley Borrower posts a letter of credit or cash with the lender in an amount equal to amounts otherwise due and payable under the Target ground lease.

     Terrorism Insurance. The Westfield Shoppingtown Mission Valley Borrower is
required, in accordance with the related loan documents, to maintain an all-risk property insurance policy which does not exclude liability for acts of terrorism or obtain a separate insurance policy insuring against acts of terrorism in an amount equal to the full replacement cost of the Westfield
Shoppingtown Mission Valley Mortgaged Property; provided, that the Westfield
Shoppingtown Mission Valley Borrower is not required to maintain such terrorism coverage in amounts in excess of what would be available for an annual premium of no greater than $300,000.

                                      S-97

   THE MONTGOMERY MALL MORTGAGE LOAN

     General. The Montgomery Mall Mortgage Loan has a cut-off date principal balance of $95,478,361, and represents 6.7% of the initial mortgage pool balance. The Montgomery Mall Mortgage Loan is secured by a first priority mortgage lien on both the leasehold interest of the Montgomery Mall Borrower in the Montgomery Mall Mortgaged Property and the underlying fee simple interest of Montgomeryville Associates (described under "--The Borrower and Sponsor"
below) in the Montgomery Mall Mortgaged Property. The Montgomery Mall Mortgaged
Property consists of a portion of the Montgomery Mall, which is an approximate
1,120,869 square foot, super-regional mall located in Montgomery Township,
Pennsylvania, and anchored by four department stores. Three of the four anchors
-- Macy's, Strawbridge's and Sears -- own their stores and lease their pads from the Montgomery Mall Borrower. The fourth anchor -- JCPenney -- leases its store and pad from the Montgomery Mall Borrower. The Montgomery Mall Mortgaged
Property consists of 558,884 square feet and is comprised of the 149,325 square foot JCPenney anchor store and pad, 392,509 square feet of in-line mall space, an outparcel pad with 17,050 square feet of improvements, the Macy's,
Strawbridge's and Sears anchor pads (excluding the anchor stores) and two other outparcel pads (excluding the tenant-owned improvements on these outparcels).
See "--Montgomery Mall" below.

     S&P and Moody's have confirmed to us that the Montgomery Mall Mortgage
Loan has, in the context of its inclusion in the trust, credit characteristics consistent with that of an obligation rated AA/A3 by S&P and Moody's, respectively.

     The Borrower and Sponsor. The Montgomery Mall Borrower is Mall at
Montgomeryville, L.P., a Delaware limited partnership that is 100% directly and indirectly owned by affiliates of Montgomeryville Associates, a Pennsylvania joint venture. Montgomeryville Associates, a Pennsylvania joint venture, is the fee owner of the Montgomery Mall Mortgaged Property. Approximately 55% of
Montgomeryville Associates is owned and controlled by affiliates of Simon
Property Group, Inc. and the remainder by various individuals, family trusts, and other entities controlled by former owners of the Montgomery Mall Mortgaged
Property. Simon Property Group, Inc., headquartered in Indianapolis, Indiana, reports that it is the largest publicly traded retail real estate company in
North America and the country's largest owner, developer and manager of real estate, predominately regional malls and community shopping centers. Listed on the NYSE under the symbol SPG and rated BBB+ by S&P, Simon Property Group,
Inc., through its lead subsidiary Simon Property Group, L.P. (rated BBB/Baa2 by
S&P and Moody's, respectively) reports that it currently owns or has interests in approximately 244 properties in North America, containing an aggregate of
188 million square feet of gross leasable area, located in 37 states plus
Puerto Rico and Canada. The company also reports interests in 48 assets in
Europe.

     Interest Rate; Application of Payments; Prepayments; Defeasance. The
Montgomery Mall Mortgage Loan is an ARD Loan with an anticipated repayment date of May 11, 2014 and a stated maturity date of May 11, 2034. The Montgomery Mall
Mortgage Loan accrues interest on an Actual/360 Basis. Until the related anticipated repayment date, in the absence of default, the Montgomery Mall
Mortgage Loan will accrue interest at the rate of 5.173% per annum. From and after its anticipated repayment date, in the absence of default, the Montgomery
Mall Mortgage Loan will accrue interest at a revised interest rate equal to the greater of (a) 10.173% per annum and (b) a specified treasury rate plus 5%.

     On the eleventh day of each month to and including the anticipated repayment date, the Montgomery Mall Borrower is required to make a constant monthly debt service payment on the Montgomery Mall Mortgage Loan equal to
$525,546 (based on a 30-year amortization schedule). From and after the anticipated repayment date, the Montgomery Mall Borrower must continue to make a constant monthly debt service payment of $525,546 and in addition must apply excess cash flow (calculated in accordance with the related loan documents after the payment of scheduled debt service and certain reserves) from the
Montgomery Mall Mortgaged Property toward additional amortization of the
Montgomery Mall Mortgage Loan. Following the anticipated repayment date, the constant monthly debt service payments will be applied to principal and to interest based on the pre-anticipated repayment date rate of interest, and the payment of any Post-ARD Additional Interest accrued on the Montgomery Mall
Mortgage Loan will be deferred until the principal balance of the Montgomery
Mall Mortgage Loan is repaid in full. To the extent permitted by law, that
Post-ARD Additional Interest will compound at the revised interest rate. The anticipated repayment date does not trigger a Montgomery Mall Cash Management
Event (as defined under "--Lockbox" below) and accordingly, absent the occurrence and continuance of a Montgomery Mall Cash Management Event, excess cash flow, which is required to be applied toward additional amortization, will not be swept from the lockbox account to the lender's cash management account.
See "--Lockbox" below.

     The Montgomery Mall Borrower is also required to make the reserve and escrow payments described under "--Reserves and Escrows" below.

     The Montgomery Mall Borrower is prohibited from voluntarily prepaying the
Montgomery Mall Mortgage Loan, in whole or in part, prior to November 11, 2013.
From and after November 11, 2013, the Montgomery Mall Borrower may prepay the
Montgomery Mall Mortgage Loan, in whole only, without payment of any prepayment consideration.

                                      S-98

     The Montgomery Mall Borrower may defease the Montgomery Mall Mortgage
Loan, in whole only, provided no event of default then exists, on any due date after the expiration of two years following the Issue Date and prior to
November 11, 2013, and by doing so obtain the release of the Montgomery Mall
Mortgaged Property. A defeasance will be effected by the Montgomery Mall
Borrower's pledging substitute collateral that consists of non-callable United
States Treasury obligations or, to the extent acceptable to each rating agency then rating any certificates issued in respect of the Montgomery Mall Mortgage
Loan, other "governmental securities" in accordance with the related loan agreement that produce payments which replicate the payment obligations of the
Montgomery Mall Borrower under the Montgomery Mall Mortgage Loan and that are sufficient to pay off the Montgomery Mall Mortgage Loan in its entirety on
November 11, 2013.

     The Montgomery Mall Borrower's right to defease the Montgomery Mall
Mortgage Loan is, if required by the lender, subject to each rating agency then rating any certificates issued in respect of the Montgomery Mall Mortgage Loan confirming that the defeasance would not result in a qualification, downgrade or withdrawal of the ratings then assigned to any such certificates by such rating agency.

     Ground Lease. The Montgomery Mall Mortgaged Property, is subject to a ground lease (the "Montgomery Mall Ground Lease"), with an annual base rent payable under the Montgomery Mall Ground Lease of $10.00. The Montgomery Mall
Ground Lease expires in March 2034, approximately two months prior to the stated maturity date of the Montgomery Mall Mortgage Loan. However, the
Montgomery Mall Ground Lease requires the ground lessor to encumber its fee interest in the premises and the ground lessor under the Montgomery Mall
Mortgaged Property has encumbered such fee interest as security for the
Montgomery Mall Mortgage Loan. The Montgomery Mall Ground Lease permits the ground lessee thereunder to sublet all or any part of the premises demised under the Montgomery Mall Ground Lease, requires the ground lessor's recognition of such subleases, permits the encumbrance of the ground lessee's leasehold interest under the Montgomery Mall Ground Lease, affords the leasehold mortgagee the right to receive notice of defaults and the opportunity to cure the ground lessee's defaults or commence foreclosure proceedings, while curing all monetary defaults, provides that in the event of such lease's termination, the ground lessor thereunder will enter into a new lease with mortgagee on the same terms as the original Montgomery Mall Ground Lease and also provides that so long as the leasehold mortgage is outstanding, the
Montgomery Mall Ground Lease will not be modified, changed or supplemented.

     Montgomery Mall. Montgomery Mall, located in Montgomery Township,
Pennsylvania, approximately 20 miles northwest of Philadelphia, is a super-regional mall with 1,120,869 square feet of gross leasable area. The mall is anchored by four department stores, Macy's, Strawbridge's, JCPenney and
Sears, with an aggregate of 684,855 square feet. Macy's, Strawbridge's and
Sears own their stores and lease their pads from the Montgomery Mall Borrower, and thus those pads, but not the stores, are part of the Montgomery Mall
Mortgaged Property. JCPenney leases its store and pad from the Montgomery Mall
Borrower and thus both are part of the Montgomery Mall Mortgaged Property.
Montgomery Mall was built in 1977 and was most recently renovated in 1996. In addition, Strawbridge's recently underwent a renovation of its store. In addition to its anchors, Montgomery Mall offers approximately 392,509 square feet of in-line mall shops with approximately 115 in-line tenants including national and specialty retail tenants such as The Gap, H&M, Ann Taylor Loft,
American Eagle Outfitters, Express, The Children's Place and Bath & Body Works.
The Montgomery Mall Mortgaged Property totals 558,884 square feet, which is comprised of the 149,325 square foot JCPenney anchor store, 392,509 square feet of in-line mall space, and the 17,050 square foot JCPenney/Firestone Auto
Center (leased under the JCPenney lease). The Montgomery Mall Mortgaged
Property also includes the Macy's, Strawbridge's, and Sears anchor pads (but not the stores) and the two additional outparcels (but not the tenant-owned improvements on those outparcels). Montgomery Mall generated comparable in-line sales for tenants under 10,000 square feet of $363 per square foot for the 12 months ending January 2004 and in-line occupancy costs of 13.2% for the year ending December 2003. Based on square footage leased as of August 2, 2004, in-line occupancy at Montgomery Mall was 88.9% and overall mall occupancy was
96.1%.

                                      S-99

             GROSS LEASABLE AREA (GLA) OVERVIEW OF MONTGOMERY MALL

                                  APPROXIMATE       AS %       ANCHOR LEASE
STORE                             SQUARE FEET      OF GLA       EXPIRATION
------------------------------   -------------   ----------   -------------
  ANCHORS
    Macy's ...................       217,976         19.4%       7/31/2009
    Strawbridge's ............       167,629         15.0        2/25/2007
    Sears ....................       149,925         13.4       10/12/2020
    JCPenney .................       149,325         13.3        3/15/2007
                                     -------        -----
  TOTAL ANCHOR SPACE .........       684,855         61.1%
  In-Line Mall Space .........       392,509         35.0
  Outparcels .................        43,505          3.9
                                     -------        -----
  TOTAL GLA ..................     1,120,869        100.0%

     The following should be noted with respect to the table above--

     o   The total GLA percentage and the anchor space percentage presented may not reflect the exact sum of the information in the related column due to rounding.

     o   Macy's, Strawbridge's and Sears each owns its respective store and leases its pad from the Montgomery Mall Borrower and thus those pads, but not the stores, are part of the collateral. JCPenney leases its store and pad from the Montgomery Mall Borrower, both of which are part of the collateral.

     o   The Macy's pad lease provides for successive, 5-year renewal options through August 7, 2077.

     o   The Strawbridge's pad lease provides for one, 20-year renewal option and four, 10-year renewal options.

     o   The Sears' pad lease provides for five, 10-year renewal options.

     o   The JCPenney lease provides for one, 10-year renewal option and three,
         5-year renewal options.

     o   One outparcel pad and its 17,050 square feet of improvements, leased by
         JCPenney and occupied by JCPenney/ Firestone Auto Center, is part of the collateral. Two other outparcel pads leased from the Montgomery
         Mall Borrower, but not the tenant-owned improvements on those pads, are part of the collateral.

     FIVE LARGEST IN-LINE TENANTS AT THE MONTGOMERY MALL MORTGAGED PROPERTY

                                                     APPROXIMATE       LEASE
TENANT                                               SQUARE FEET     EXPIRATION
------------------------------                      -------------   -----------
  The Limited ..................................        16,241       1/31/2007
  Tweeter ......................................        12,021       9/30/2005
  New York & Company ...........................         9,422       1/31/2006
  The Gap ......................................         9,149       1/31/2008
  Express ......................................         8,830       1/31/2014
                                                        ------
  TOTAL ........................................        55,663

                                      S-100

LEASE EXPIRATION SCHEDULE FOR IN-LINE TENANTS AT THE MONTGOMERY MALL MORTGAGED
                                    PROPERTY

                                APPROXIMATE
                                  EXPIRING      AS % OF TOTAL
                                  IN-LINE          IN-LINE
YEAR                            SQUARE FEET      SQUARE FEET     CUMULATIVE %
-----------------------------  -------------   --------------   -------------
  2004 ......................      17,434             4.4%            4.4%
  2005 ......................      48,290            12.3            16.7%
  2006 ......................      52,147            13.3            30.0%
  2007 ......................      38,177             9.7            39.8%
  2008 ......................      56,130            14.3            54.1%
  2009 ......................      17,440             4.4            58.5%
  2010 ......................      23,318             5.9            64.4%
  2011 ......................       8,568             2.2            66.6%
  2012 ......................      14,774             3.8            70.4%
  2013 ......................      27,357             7.0            77.4%
  2014 and beyond ...........      45,409            11.6            88.9%
  Vacant ....................      43,465            11.1           100.0%
                                   ------           -----           -----
  TOTAL .....................     392,509           100.0%
  5 year average rollover ...      42,436            10.8%
  7 year average rollover ...      36,134             9.2%

     The following should be noted with respect to the table above--

     o   2004 includes any month-to-month tenants.

     o   The total in-line square foot percentage presented may not reflect the exact sum of the information in the related column due to rounding.

     o   The average rollover information shown at the bottom of the table reflects actual leased rollover based on total in-line square feet.

     Property Management. The Montgomery Mall Mortgaged Property is managed by
Kravco Simon Company, an affiliate of the Montgomery Mall Borrower.

     Cut-off Date Loan-to-Value Ratio. Based on an appraisal conducted in March
2004 by a third-party appraiser, the appraised value of the Montgomery Mall
Mortgaged Property, as of March 8, 2004, is $154,000,000. Based upon that appraised value, the Montgomery Mall Mortgage Loan has a Cut-off Date
Loan-to-Value Ratio of 62.0%.

     Underwritten Debt Service Coverage Ratio. The U/W Net Cash Flow for the
Montgomery Mall Mortgaged Property was calculated to be $12,251,449, based on certain lease-up assumptions. Based on that U/W Net Cash Flow, the Montgomery
Mall Mortgage Loan would have an Underwritten Debt Service Coverage Ratio of
1.94x.

     Lockbox. The Montgomery Mall Borrower is required to cause the tenants to deposit all rents derived from the Montgomery Mall Mortgaged Property directly into a segregated lockbox account under the control of the related mortgagee;
provided that prior to the occurrence of and following the termination of a
Montgomery Mall Cash Management Event (as defined below), the funds on deposit in the lockbox account will be swept on each business day to an account controlled and maintained by the Montgomery Mall Borrower.

     A "Montgomery Mall Cash Management Event" includes any one or more of the following:

     o   an event of default; and

     o   net operating income, calculated pursuant to the related loan documents, is less than $7,900,000, for the trailing four calendar quarters.

     A Montgomery Mall Cash Management Event resulting from a failure to achieve the minimum net operating income amount will terminate when the net operating income of the Montgomery Mortgaged Property as of the end of two
consecutive calendar quarters for the trailing four calendar quarters is equal to or greater than $7,900,000. A Montgomery Mall Cash Management Event resulting from an event of default, so long as it is not an event of default based upon the failure of the Montgomery Mall Borrower to pay its monthly debt service payment amount, will terminate upon the Montgomery Mall Borrower's prompt cure of such event of default; provided no other event of default occurred either previously or simultaneously and is then continuing.

                                     S-101

     Following the occurrence and during the continuance of a Montgomery Mall
Cash Management Event, funds on deposit in the lockbox account will no longer be swept to an account maintained and controlled by the Montgomery Mall
Borrower, but will instead be swept on a weekly basis to a cash management account under the sole control of the related mortgagee, until such Montgomery
Mall Cash Management Event terminates in accordance with the related loan agreement.

     During the existence of a Montgomery Mall Cash Management Event, provided no event of default has occurred and is continuing, prior to the anticipated repayment date, funds in the cash management account will be applied as follows: (a) monthly tax and insurance deposit to the tax and insurance reserve, (b) monthly debt service payment to the debt service account; (c) the amount of any default rate interest and late charges to the debt service account, (d) fees and expenses incurred in connection with the cash management account or lockbox account and (e) provided no event of default is then existing, release of any excess to the Montgomery Mall Borrower.

     During the existence of a Montgomery Mall Cash Management Event, following the anticipated repayment, provided no event of default has occurred and is continuing, funds on deposit in the cash management account will be applied as follows: (a) monthly tax and insurance payments, (b) monthly debt service payment, (c) interest, if any, accruing at the default rate and any late charges, (d) monthly operating expenses in accordance with an approved budget,
(e) any extraordinary expenses approved by the mortgagee, (f) outstanding principal on the Montgomery Mall Mortgage Loan, (g) Post-ARD Additional
Interest and (h) provided no event of default is then existing, release of any excess to the Montgomery Mall Borrower.

     Reserves and Escrows. Subject to the following discussion, the Montgomery
Mall Borrower is required to make monthly escrow payments for the payment of taxes and insurance premiums.

     Notwithstanding the foregoing, the Montgomery Mall Borrower will not be required to make monthly payments for insurance premiums so long as the
Montgomery Mall Borrower certifies that insurance is in effect pursuant to a blanket insurance policy. As of the Cut-off Date, the Montgomery Mall Borrower has provided such evidence of insurance.

     In addition, the Montgomery Mall Borrower will not be required to make monthly payments for taxes or insurance if the Simon Property Group, L.P.
guarantees, pursuant to a guaranty of payment acceptable to mortgagee, the payment of taxes and insurance premiums and the Montgomery Mall Borrower delivers an insolvency opinion with respect to Simon Property Group, L.P.
However, the related loan agreement provides for the reinstatement of that obligation for monthly deposits in the event that Simon Property Group, L.P.
ceases to have an investment grade rating or better by S&P and Moody's.

     Insurance. The related loan documents limit the deductible permitted under any policy of property insurance to a maximum of $200,000, unless the
Montgomery Mall Borrower provides, in the amount by which the proposed deductible would exceed the permitted maximum, a cash escrow, a letter of credit or, as long as Simon Property Group L.P. is rated investment grade by
S&P and Moody's), a guaranty by Simon Property Group, L.P.

     The Montgomery Mall Borrower is required to maintain commercial property and business interruption insurance which includes coverage against losses resulting from perils and acts of terrorism. However, to the extent that such coverage is generally not included in the "all risk" policies which are commercially available to prudent owners of real estate comparable to the
Montgomery Mall Mortgaged Property, the Montgomery Mall Borrower may maintain coverage against such losses under a policy covering multiple locations providing an annual aggregate coverage of at least $100,000,000, with a deductible of not more than $2,000,000 so long as: (a) if any claim is made under that policy which reduces the amount of coverage below $90,000,000, the
Montgomery Mall Borrower increases the amount of then available coverage to at least $90,000,000 to the extent such coverage is commercially available for similarly situated retail shopping centers; and (b) the Montgomery Mall
Mortgaged Property is insured with deductibles not exceeding (i)(A) as to property insurance, $1,000,000 and (B) as to business interruption, the projected gross income of the Montgomery Mall Mortgaged Property for 30 days or
(ii) a higher deductible, if the Montgomery Mall Borrower provides, in the amount (not to exceed $2,000,000) by which the proposed deductible exceeds the aggregate of clauses (A) and (B), a cash escrow, a letter of credit or, so long as Simon Property Group L.P. is rated investment grade by S&P and Moody's, a guaranty by Simon Property Group, L.P.

                                     S-102

  WORLD APPAREL CENTER MORTGAGE LOAN

     General. The World Apparel Center Mortgage Loan has a cut-off date principal balance of $73,000,000, representing 5.1% of the initial mortgage pool balance. The World Apparel Center Mortgage Loan is one of four (4)
mortgage loans, collectively referred to as the World Apparel Center Loan
Group, that are all secured by a first priority mortgage lien on the fee simple interest in the World Apparel Center Mortgaged Property. The World Apparel
Center Mortgaged Property is a 40-story class A office building with approximately 1,150,705 square feet of net rentable area located at 1411
Broadway in New York, New York. See "--World Apparel Center" below.

     The World Apparel Center Loan Group is comprised of: (a) the World Apparel
Center Mortgage Loan; and (b) three (3) mortgage loans in the aggregate principal amount of $146,000,000 that will not be included in the trust and are, at all times, pari passu in right of payment with the World Apparel Center
Mortgage Loan, which mortgage loans are identified in this prospectus supplement as the World Apparel Center Non-Trust Loans. The mortgage loans in the World Apparel Center Loan Group are all obligations of the World Apparel
Center Borrower and are cross-defaulted.

     The respective rights of the holder of the World Apparel Center Mortgage
Loan and the World Apparel Center Non-Trust Loan Noteholders will be governed by the World Apparel Center Co-Lender Agreement. For a description of the World
Apparel Center Co-Lender Agreement, see "--Loan Combinations--World Apparel
Center Mortgage Loan--Co-Lender Agreement" below. In addition, the entire World
Apparel Center Loan Group is being serviced and administered pursuant to the servicing arrangements for the securitization of one of the World Apparel
Center Non-Trust Loans. For a description of certain of those servicing arrangements, see "Servicing of the World Apparel Center Loan Group" in this prospectus supplement.

     S&P and Moody's have confirmed to us that the World Apparel Center
Mortgage Loan has, in the context of its inclusion in the trust, credit characteristics consistent with that of an obligation rated A+/A2 by S&P and
Moody's, respectively.

     The Borrower and Sponsor. The World Apparel Center Borrower is 1411
TrizecHahn-Swig, L.L.C., a Delaware limited liability company, owned by entities affiliated with Trizec Properties, Inc., and The Swig Investment
Company. The Swig Investment Company, a California general partnership, and its affiliates, have over 60 years of operating history with significant interests in a portfolio of real estate properties in cities across the United States.
The Swig Investment Company reports that it and its affiliates currently own more than seven million square feet of downtown and suburban office space, four commercial development sites, and 1,600 full service hotel rooms. Trizec
Properties, Inc., headquartered in Chicago, Illinois, is a publicly traded real estate investment trust (NYSE: TRZ) and is one of the largest owners and managers of commercial property in North America. Trizec Properties, Inc.
reports that it has interests in and manages a portfolio of approximately 61 office properties with approximately 41 million square feet in major markets throughout the United States including Chicago, New York, Washington D.C.,
Atlanta, Houston and Los Angeles.

     Interest Rate; Application of Payments; Prepayments; Defeasance. The World
Apparel Center Mortgage Loan (as well as each of the World Apparel Center
Non-Trust Loans) is a ten-year loan with a stated maturity date of July 7,
2014. The entire World Apparel Center Loan Group accrues interest on an
Actual/360 Basis at an interest rate, in the absence of default, of 5.502% per annum.

     On the seventh day of each month through and including the due date in
July 2007, the World Apparel Center Borrower is required to make monthly interest-only payments on the World Apparel Center Loan Group and thereafter, up to and including the stated maturity date, the World Apparel Center Borrower is required to make a constant monthly debt service payment on the World
Apparel Center Loan Group equal to $1,243,732.73 (based on a 30-year amortization schedule for the entire World Apparel Center Loan Group).

     Distributions of amounts received with respect to the World Apparel Center
Mortgage Loan and the World Apparel Center Non-Trust Loans will be distributed among the holders thereof on a pari passu basis as described under "--Loan
Combinations--The World Apparel Center Mortgage Loan--Priority of Payments"
below.

     The World Apparel Center Borrower is also required to make the reserve and escrow payments described under "--Reserves and Escrows" below.

     The World Apparel Center Borrower is prohibited from voluntarily prepaying the World Apparel Center Loan Group, in whole or in part, prior to April 7,
2014. From and after April 7, 2014, the World Apparel Center Borrower may prepay the World Apparel Center Loan Group, in whole only, without payment of any prepayment consideration.

     The World Apparel Center Borrower may defease the World Apparel Center
Loan Group, in whole only, provided no event of default then exists, at any time after the earlier of June 18, 2007 or the date two years following the initial issuance

                                     S-103

of all certificates issued as a result of the latest securitization of any mortgage loan in the World Apparel Center Loan Group, and by doing so obtain the release of the World Apparel Center Mortgaged Property. A defeasance will be effected by the World Apparel Center Borrower pledging substitute collateral that consists of direct, non-callable United States Treasury obligations that produce payments which replicate the payment obligations of the World Apparel
Center Borrower under the World Apparel Center Loan Group and that are sufficient to pay off the World Apparel Center Loan Group in its entirety on the due date occurring in April 2014.

     The World Apparel Center Borrower's right to defease the World Apparel
Center Loan Group is subject to each rating agency then rating any certificates issued in respect of the World Apparel Center Loan Group confirming that the defeasance would not result in a qualification, downgrade or withdrawal of the ratings then assigned to any such certificates by such rating agency.

     World Apparel Center. The World Apparel Center, located at 1411 Broadway in New York, New York, is a 40-story class A office building with approximately
1,150,705 square feet of net rentable area comprised of approximately 1,113,899 square feet of office space and 36,806 square feet of retail space. The World
Apparel Center, built in 1970, spans an entire city square block and is bounded on four sides by Broadway, Seventh Avenue, 39th Street and 40th Street. It is
located in the heart of New York City's Garment District. The World Apparel
Center building has been continuously upgraded and renovated over the years, most recently in 1999. The World Apparel Center also includes a 150-space below-grade parking garage. The World Apparel Center provides its fashion industry tenants with custom-designed showroom space located in close proximity to showrooms occupied by other companies in the industry. The World Apparel
Center is occupied by over 100 tenants with the five largest tenants leasing approximately 38.3% of the building's total space and representing approximately 37.7% of total base revenues of the building. Leading tenants include Jones Apparel Group, Inc., JPMorgan Chase Bank (formerly known as Chase
Manhattan Bank), Levi Strauss & Company, Urban Menswear, LLC and Alarmex
Holdings, LLC. As of May 1, 2004, based on square footage leased, occupancy at the World Apparel Center was 97.9%.

                  FIVE LARGEST TENANTS AT WORLD APPAREL CENTER

                                                        % OF TOTAL       % OF TOTAL                      LEASE
TENANT                                 SQUARE FEET     SQUARE FEET     BASE REVENUES      RATINGS      EXPIRATION
-----------------------------------   -------------   -------------   ---------------   ----------   -------------

Jones Apparel Group, Inc. .........      254,987           22.2%            22.4%        BBB/Baa2      4/30/2012
JPMorgan Chase Bank ...............       72,383            6.3              3.5          AA-/Aa2     10/31/2009
Levi Strauss & Company ............       43,004            3.7              5.0          CCC/Ca       1/31/2012
Urban Menswear, LLC ...............       35,675            3.1              3.7            NR        12/31/2009
Alarmex Holdings, LLC .............       35,080            3.0              3.1            NR        12/31/2012
                                         -------           ----             ----
TOTAL .............................      441,129           38.3%            37.7%

     The following should be noted with respect to the table above--

     o   The five largest tenants are ranked by approximate square feet.

     o   The total percentages may not reflect the exact sum of the information in the related columns due to rounding.

     o   JPMorgan Chase Bank's space includes 29,381 square feet of retail space.

     o   Credit ratings are by S&P and Moody's, respectively, and may reflect the parent company rating (regardless of whether or not it is obligated under the related lease) if tenant company is not rated.

     o   NR means not rated.

                                     S-104

   LEASE EXPIRATION SCHEDULE FOR THE WORLD APPAREL CENTER MORTGAGED PROPERTY

                                  APPROXIMATE       AS % OF TOTAL
YEAR                         EXPIRING SQUARE FEET    SQUARE FEET    CUMULATIVE %
---------------------------  --------------------   -------------   ------------
 2004 .....................           60,577              5.3%           5.3%
 2005 .....................          178,786             15.5           20.8%
 2006 .....................          136,741             11.9           32.7%
 2007 .....................           20,197              1.8           34.4%
 2008 .....................          146,670             12.7           47.2%
 2009 .....................          182,731             15.9           63.1%
 2010 .....................            8,163              0.7           63.8%
 2011 .....................           34,862              3.0           66.8%
 2012 .....................          333,071             28.9           95.7%
 2013 .....................           24,283              2.1           97.9%
 2014 and beyond ..........                0              0.0           97.9%
 Vacant ...................           24,424              2.1          100.0%
                                     -------            -----          -----
 TOTAL ....................        1,150,705            100.0%
 5 year average rollover ..          108,594              9.4%
 7 year average rollover ..          104,838              9.1%

     The following should be noted with respect to the table above--

     o   2004 includes any month-to-month tenants.

     o   The total square foot percentage presented may not reflect the exact sum of the information in the related column due to rounding.

     o   The average rollover information shown at the bottom of the table reflects actual leased rollover based on total square feet.

     Property Management. The World Apparel Center Mortgaged Property is
managed by Trizec Holdings, Inc., an affiliate of the World Apparel Center
Borrower.

     Cut-off Date Loan-to-Value Ratio. Based on an appraisal conducted in May
2004 by a third-party appraiser, the appraised value of the World Apparel
Center Mortgaged Property, as of May 1, 2004, is $395,000,000. Based upon that appraised value, the World Apparel Center Mortgage Loan has a Cut-off Date
Loan-to-Value Ratio of 55.4% (taking into account the World Apparel Center
Non-Trust Loans).

     Underwritten Debt Service Coverage Ratio. The U/W Net Cash Flow for the
World Apparel Center Mortgaged Property was calculated to be $29,608,161, based on certain lease-up assumptions. Based on that U/W Net Cash Flow, the World
Apparel Center Mortgage Loan would have an Underwritten Debt Service Coverage
Ratio of 1.98x (taking into account the World Apparel Center Non-Trust Loans), based on 12 times the aggregate constant monthly debt service payment for the
World Apparel Center Loan Group commencing on the due date in August 2007, which is the first due date following a three-year interest-only period.

     Lockbox. The World Apparel Center Borrower is required to deposit all rents and other income from the World Apparel Center Mortgaged Property into a segregated lockbox account controlled by, and pledged to, the World Apparel
Center Loan Group mortgagee. When a World Apparel Center Cash Sweep Period does not exist, the bank holding the lockbox account is authorized by the World
Apparel Center Loan Group mortgagee to sweep each business day all proceeds from the lockbox account directly to an account designated by the World Apparel
Center Borrower. During a World Apparel Center Cash Sweep Period, all amounts in the lockbox account will be swept to a cash management account designated by the World Apparel Center Loan Group mortgagee. Provided no event of default exists, all amounts in the cash management account will be applied on each monthly payment date to the payment of monthly debt service and reserve payments due with respect to the World Apparel Center Loan Group, and the balance, if any, will be distributed to the World Apparel Center Borrower. If an event of default exists with respect to the World Apparel Center Loan Group, the World Apparel Center Loan Group mortgagee may apply amounts in the lockbox account and cash management account to the payment of the debt in any order in its sole discretion.

                                     S-105

     A "World Apparel Center Cash Sweep Period" is the period of time during which one or more of the following events exists:

     (a)  the occurrence and continuance of an event of default under the World
          Apparel Center Loan Group, or

     (b)  the occurrence, as of the last day of any calendar quarter, that the annualized net cash flow for the World Apparel Center Mortgaged
          Property (as determined in accordance with the related loan documents)
          is less than $25,500,000, and continues until such time, if any, that the annualized net cash flow for two consecutive calendar quarters is equal to or greater than $25,500,000.

     Reserves and Escrows. During the period of time a World Apparel Center
Cash Sweep Period is in effect, the World Apparel Center Borrower is required to make on each monthly payment date: (a) escrow payments for the payment of taxes and insurance premiums; (b) deposits in the amount of $10,775 to a capital expenditure account; and (c) deposits in the amount of $119,865 to a tenant rollover account.

     In addition, on each monthly payment date commencing on April 7, 2011 and continuing for the next 12 succeeding monthly payment dates, the World Apparel
Center Borrower is required to make deposits equal to one-twelfth the product of $20 per square foot of the space leased at such time under the Jones Apparel
Group lease, so long as the Jones Apparel Group has not renewed its lease or entered into a new lease on or before April 7, 2011. Notwithstanding the foregoing, the World Apparel Center Borrower is not required to make the Jones
Apparel Group monthly deposits in the event that as of April 7, 2011, the Jones
Apparel Group leases less than 30,000 square feet of its space and the World
Apparel Center Borrower has re-leased the approximately 222,867 square feet of the remaining space.

     Terrorism Insurance. The World Apparel Center Borrower is required, in accordance with the related loan documents, to maintain commercial property and business interruption insurance which includes coverage against losses resulting from perils and acts of terrorism or through separate policies covering multiple locations if excluded from the property and business interruption policies. Coverage against losses resulting from perils and acts of terrorism may be provided by Concord Insurance Limited, an affiliate of the
World Apparel Center Borrower, so long as (1) the applicable insurance policy has (a) no aggregate limit, (b) a per occurrence limit of no less than
$500,000,000 and (c) a deductible of no greater than $100,000, and (2) other than the $100,000 deductible, such insurance is reinsured under the Terrorism
Risk Insurance Act and/or by a carrier rated at least "A" (or equivalent). In no event will the World Apparel Center Borrower be required to pay annual premiums for such stand-alone policy insurance covering losses from acts of terrorism in excess of a premium limit of $750,000. If the cost of such insurance against acts of terrorism exceeds such premium limit, the World
Apparel Center Borrower is required to obtain as much coverage as is available at a cost equal to such premium limit.

                                     S-106

LOAN COMBINATIONS

     The mortgage pool will include seven (7) mortgage loans that are each part of a separate loan combination. Each of those loan combinations consists of the particular mortgage loan that we intend to include in the trust and one or more other mortgage loans that we will not include in the trust. Each mortgage loan comprising a particular loan combination is evidenced by a separate promissory note. The aggregate debt represented by the entire loan combination, however, is secured by the same mortgage(s) or deed(s) of trust on the related mortgaged real property or properties. The mortgage loans constituting a particular loan combination are obligations of the same borrower and are cross-defaulted. The allocation of payments to the respective mortgage loans comprising a loan combination, whether on a senior/subordinated or a pari passu basis (or some combination thereof), is either effected through a co-lender agreement or other intercreditor arrangement to which the respective holders of the subject promissory notes are parties and/or may be reflected in the subject promissory notes and/or a common loan agreement. Such co-lender agreement or other intercreditor arrangement will, in general, govern the respective rights of the noteholders, including in connection with the servicing of the respective mortgage loans comprising a loan combination. Further, each such co-lender agreement or other intercreditor arrangement will generally prohibit the transfer of the ownership of any mortgage loan that is part of a loan combination to any person or entity -- other than institutional lenders, institutional investors, investment funds or other substantially similar institutions, affiliates of the foregoing, or a trustee of a rated securitization trust that, in each such case, exceed a minimum net worth, surplus or shareholder equity requirement and are regularly engaged in the business of making or owning mortgage loans similar to the underlying mortgage loans.

     Set forth below is a brief description of the co-lender arrangement regarding the seven (7) underlying mortgage loans that are each part of a separate loan combination.

     The One Lincoln Street Mortgage Loan. The One Lincoln Street Mortgage
Loan, which has an unpaid principal balance of $203,094,752 and represents
14.2% of the initial mortgage pool balance, is part of the One Lincoln Street
Loan Pair, which is comprised of the One Lincoln Street Mortgage Loan and the
One Lincoln Street Non-Trust Loan, both of which are secured by a single mortgage instrument on the One Lincoln Street Mortgaged Property. The One
Lincoln Street Non-Trust Loan has an unpaid principal balance of $311,000,000, consists of five (5) loan components with differing payment priorities, and will be the primary asset that directly backs the One Lincoln Street Commercial
Mortgage Trust, Commercial Mortgage Pass-Through Certificates, Series 2004-C3.
The One Lincoln Street Mortgage Loan is generally: (a) prior to an event of default, (i) pari passu in right of payment of interest only with the One
Lincoln Street Non-Trust Loan Pari Passu Component (which is the most senior component and has an unpaid principal balance of $277,500,000), (ii) senior in right of payment of interest to the four (4) One Lincoln Street Non-Trust Loan
Subordinate Components (which have an aggregate unpaid principal balance of
$33,500,000) and (iii) senior in right of payment of principal to the entire
One Lincoln Street Non-Trust Loan (including all five (5) components); and (b)
subsequent to an event of default, (i) pari passu in right of payment of principal and interest with the One Lincoln Street Non-Trust Loan Pari Passu
Component, and (ii) senior in right of payment of principal and interest to the four (4) One Lincoln Street Non-Trust Loan Subordinate Components. See
"--Significant Underlying Mortgage Loans--The One Lincoln Street Mortgage Loan"
above for a more detailed description of the One Lincoln Street Mortgage Loan.
See "Servicing of the One Lincoln Street Loan Pair--Rights of the Series
2004-C3 Directing Certificateholders/Asset Status Report" in this prospectus supplement for a more detailed description of certain rights of the One Lincoln
Street Non-Trust Loan Noteholder, as those rights may be exercised through representatives and designees. The One Lincoln Street Loan Pair is being serviced and administered, and will continue to be serviced and administered, pursuant to the series 2004-C3 trust and servicing agreement (the governing document for the securitization of the One Lincoln Street Non-Trust Loan and the issuance of the series 2004-C3 certificates), which provides for servicing arrangements that are similar but not identical to those under the series
2004-C7 pooling and servicing agreement. Certain provisions of the series
2004-C3 trust and servicing agreement are more fully described under "Servicing of the One Lincoln Street Loan Pair" in this prospectus supplement.

     Intercreditor Agreement. The two holders of the mortgage loans comprising the One Lincoln Street Loan Pair are bound by the terms and provisions of the
One Lincoln Street Intercreditor Agreement, executed in May 2004 (the "One
Lincoln Street Intercreditor Agreement"). The One Lincoln Street Intercreditor
Agreement generally includes the following provisions, among others:

     o   The series 2004-C3 special servicer is required to prepare and deliver an asset status report to the series 2004-C7 master servicer and to each series 2004-C3 directing class certificateholder regarding the One
         Lincoln Street Loan Pair and the One Lincoln Street Mortgaged Property
         within 30 days after the One Lincoln Street Loan Pair become specially serviced loans under the series 2004-C3 trust and servicing agreement.
         The holder of the One Lincoln Street

                                     S-107

         Mortgage Loan or its representative (which representative, under the series 2004-C7 pooling and servicing agreement, will be the series
         2004-C7 controlling class representative) will be entitled to consult
         (provided that such consultation will be non-binding) with the series
         2004-C3 directing certificateholders and the series 2004-C3 special servicer with respect to certain special servicing actions, including any of the matters contained in the asset status report. In the event that the series 2004-C3 directing certificateholders and the holder of the One Lincoln Street Mortgage Loan are not in agreement with respect to the matters covered by the asset status report, then the series
         2004-C3 special servicer is required to follow the direction of the series 2004-C3 directing certificateholder subject to the conditions and in accordance with the procedures set forth in the series 2004-C3 trust and servicing agreement. See "Servicing of the One Lincoln Street
         Loan Pair--Rights of the Series 2004-C3 Directing
         Certificateholders/Asset Status Report" in this prospectus supplement.

     o   The holder of the One Lincoln Street Mortgage Loan or its
         representative (which representative, under the series 2004-C7 pooling and servicing agreement, will be the series 2004-C7 controlling class representative) will have the one time right to terminate, and designate a replacement for, the series 2004-C3 special servicer, without cause, upon receipt of written confirmation from S&P that such termination would not result in the downgrade, withdrawal or qualification of the then current ratings of any of the series 2004-C3 certificates. See "Servicing of the One Lincoln Street Loan
         Pair--Replacement of Master Servicer and Special Servicer Under the
         Series 2004-C3 Trust and Servicing Agreement" below in this prospectus supplement

     Certain provisions of the One Lincoln Street Intercreditor Agreement are
more fully described under "Servicing of the One Lincoln Street Loan Pair" in this prospectus supplement.

     Priority of Payments. Pursuant to the One Lincoln Street Intercreditor
Agreement, following the allocation of payments to each mortgage loan in the
One Lincoln Street Loan Pair in accordance with the related loan documents, prior to the occurrence of a default with respect to the One Lincoln Street
Loan Pair, collections on the One Lincoln Street Loan Pair will be allocated
(after application to certain related unreimbursed or unpaid costs and expenses, including outstanding advances, together with interest thereon, and unpaid servicing compensation) generally in the following manner:

     o   first, to the payment of interest on the One Lincoln Street Mortgage
         Loan and the One Lincoln Street Non-Trust Loan Pari Passu Component, on
         a pro rata and pari passu basis;

     o   second, to pay the principal portion of the related monthly payment in reduction of the stated principal balance of the One Lincoln Street
         Mortgage Loan, until reduced to zero, and then to the reduction of the stated principal balance of the One Lincoln Street Non-Trust Loan Pari
         Passu Component, until reduced to zero; and

     o   third, to make payments of interest and principal on the One Lincoln
         Street Non-Trust Loan Subordinate Components (in the case of principal until the stated principal balance of each such One Lincoln Street
         Non-Trust Loan Subordinate Component is reduced to zero), in the manner set forth in the series 2004-C3 trust and servicing agreement.

     Any involuntary prepayments received, and any principal payments
(including any balloon payment or other unscheduled payment) in excess of the principal portion of the scheduled monthly payment received after the expiration of the lockout period, will be applied in the same manner as the principal portion of the monthly payment.

     During the continuance of a default but prior to a final recovery determination with respect to the One Lincoln Street Loan Pair, all amounts received with respect to the One Lincoln Street Loan Pair will be allocated
(after application to certain related unreimbursed or unpaid costs and expenses, including outstanding advances, together with interest thereon, and unpaid servicing compensation) generally in the following manner:

     o   first, to the payment of interest on the One Lincoln Street Non-Trust
         Loan Pari Passu Component and the One Lincoln Street Mortgage Loan, on
         a pro rata and pari passu basis;

     o   second, to pay the principal portion of the related monthly payment and any other voluntary or involuntary prepayment or other unscheduled principal payment in reduction of the stated principal balances of the
         One Lincoln Street Mortgage Loan and the One Lincoln Street Non-Trust
         Loan Pari Passu Component, pro rata, in accordance with the stated
         principal balances thereof, until each is reduced to zero;

     o   third, to make payments of interest and principal on the One Lincoln
         Street Non-Trust Loan Subordinate Components (in the case of principal until the stated principal balance of each such One Lincoln Street
         Non-Trust Loan Subordinate Component is reduced to zero), in the manner set forth in the series 2004-C3 trust and servicing agreement;

                                     S-108

     o   fourth, to the payment of any other amounts (except for those identified in the next two bullets) then due and payable under the related loan documents;

     o   fifth, to the payment of all accrued and unpaid interest on the One
         Lincoln Street Mortgage Loan calculated at the applicable default rate
         (less interest paid on the One Lincoln Street Mortgage Loan pursuant to clause first above) and on the One Lincoln Street Non-Trust Loan Pari
         Passu Component calculated at the applicable default rate (less interest paid on the One Lincoln Street Non-Trust Loan Pari Passu
         Component pursuant to clause first above), on a pro rata and pari passu basis; and

     o   sixth, to the payment of all accrued and unpaid interest on each One
         Lincoln Street Non-Trust Loan Subordinate Component, calculated at the applicable default rate for such component (less interest paid on each such One Lincoln Street Non-Trust Loan Subordinate Component pursuant to clause third above), in the manner set forth in the series 2004-C3 trust and servicing agreement.

     Pursuant to the terms of the One Lincoln Street Intercreditor Agreement, upon a final recovery determination with respect to the One Lincoln Street Loan
Pair, all amounts received with respect to the One Lincoln Street Loan Pair will be allocated (after application to certain related unreimbursed or unpaid costs and expenses, including outstanding advances, together with interest thereon, and unpaid servicing compensation) in the following priority:

     o   first, to the payment of interest on the One Lincoln Street Non-Trust
         Loan Pari Passu Component and the One Lincoln Street Mortgage Loan, on
         a pro rata and pari passu basis;

     o   second, to the reduction of the stated principal balances of the One
         Lincoln Street Mortgage Loan and the One Lincoln Street Non-Trust Loan
         Pari Passu Component, pro rata, in accordance with the stated principal balances thereof, until each is reduced to zero;

     o   third, to make payments of interest and principal on the One Lincoln
         Street Non-Trust Loan Subordinate Components (in the case of principal until the stated principal balance of each such One Lincoln Street
         Non-Trust Loan Subordinate Component is reduced to zero), in the manner set forth in the series 2004-C3 trust and servicing agreement;

     o   fourth, to the payment of any other amounts (except for those identified in the next two bullets) then due and payable under the related loan documents;

     o   fifth, to the payment of all accrued and unpaid interest on the One
         Lincoln Street Mortgage Loan calculated at the applicable default rate
         (less interest paid on the One Lincoln Street Mortgage Loan pursuant to clause first above) and on the One Lincoln Street Non-Trust Loan Pari
         Passu Component calculated at the applicable default rate (less interest paid on the One Lincoln Street Non-Trust Loan Pari Passu
         Component pursuant to clause first above), on a pro rata and pari passu basis;

     o   sixth, to the payment of all accrued and unpaid interest on each One
         Lincoln Street Non-Trust Loan Subordinate Component, calculated at the applicable default rate for such component (less interest paid on each such One Lincoln Street Non-Trust Loan Subordinate Component pursuant to clause third above), in the manner set forth in the series 2004-C3 trust and servicing agreement; and

     o   seventh, to the payment of any remaining amount among the One Lincoln
         Street Mortgage Loan, the One Lincoln Street Non-Trust Loan Pari Passu
         Component and each One Lincoln Street Non-Trust Loan Subordinate
         Component, pro rata based on their respective initial stated principal balances.

     In the event that the One Lincoln Street Loan Pair is prepaid in full after the conclusion of the lockout period, all amounts received will be applied in the same order of priority as clauses first through third in the preceding paragraph.

     The World Apparel Center Mortgage Loan. The World Apparel Center Mortgage
Loan, which has an unpaid principal balance of $73,000,000 and represents 5.1%
of the initial mortgage balance, is part of a loan combination comprised of four (4) mortgage loans that are all secured by the World Apparel Center
Mortgaged Property. The World Apparel Center Mortgage Loan is pari passu in right of payment with the World Apparel Center Non-Trust Loans. The World
Apparel Center Non-Trust Loans consist of: (i) one mortgage loan with an unpaid principal balance of $73,000,000 which is, together with other commercial and multifamily mortgage loans, included in a commercial mortgage securitization involving the issuance of the J.P. Morgan Chase Commercial Mortgage Securities
Corp., Commercial Mortgage Pass-Through Certificates, Series 2004-LN2; (ii) one
mortgage loan with an unpaid principal balance of $37,230,000 which is, together with other commercial and multifamily mortgage loans, included in a commercial mortgage securitization involving the issuance of the

                                     S-109

Morgan Stanley Capital I Trust 2004-IQ8, Series 2004-IQ8 Commercial Mortgage
Pass-Through Certificates; and (iii) one mortgage loan with an unpaid principal balance of $35,770,000 which is, together with other commercial and multifamily mortgage loans, included in a commercial mortgage securitization involving the issuance of the Bear Stearns Commercial Mortgage Securities Trust 2004-PWR5,
Series 2004-PWR5 Commercial Mortgage Pass-Through Certificates. See "--
Significant Underlying Mortgage Loans--The World Apparel Center Mortgage Loan"
above for a more detailed description of the World Apparel Center Mortgage
Loan. See "Servicing of the World Apparel Center Loan Group--Certain Powers of
the World Apparel Center Majority Holders Under the World Apparel Center
Co-Lender Agreement" in this prospectus supplement for a more detailed description of certain rights of the World Apparel Center Non-Trust Loan
Noteholders. The World Apparel Center Loan Group is being serviced and administered, and will continue to be serviced and administered, pursuant to the series 2004-LN2 pooling and servicing agreement (the governing document for the securitization of the World Apparel Center Note A1 Non-Trust Loan and the
issuance of the series 2004-LN2 certificates), which provides for servicing arrangements that are similar but not identical to those under the series
2004-C7 pooling and servicing agreement. Certain provisions of the series
2004-LN2 pooling and servicing agreement are more fully described under
"Servicing of the World Apparel Center Loan Group" in this prospectus supplement.

     Co-Lender Agreement. The four holders of the mortgage loans comprising the
World Apparel Center Loan Group are bound by the terms and provisions of the
World Apparel Center Co-Lender Agreement, dated as of June 18, 2004 (the "World
Apparel Center Co-Lender Agreement"). The World Apparel Center Co-Lender
Agreement generally includes the following provisions, among others:

     o   the holders of mortgage loans representing more than 50% of the unpaid principal balance of the World Apparel Center Loan Group, directly or through representatives (which representative, in the case of the World
         Apparel Center Mortgage Loan, under the series 2004-C7 pooling and servicing agreement, will be the series 2004-C7 controlling class representative), will have the ability to advise and direct the series
         2004-LN2 master servicer and/or the series 2004-LN2 special servicer with respect to certain specified servicing actions under the series
         2004-LN2 pooling and servicing agreement regarding the World Apparel
         Center Loan Group, including those involving foreclosure or material modification of the World Apparel Center Loan Group; provided that, in the event that a majority (by unpaid principal balance of their respective mortgage loans) of the holders of the mortgage loans in the
         World Apparel Center Loan Group have not, within the requisite time period, directly or through representatives, executed a mutual consent with respect to any advice, consent or direction regarding a specified servicing action, the series 2004-LN2 special servicer or master servicer, as applicable, will implement such servicing action that it deems to be in accordance with the series 2004-LN2 servicing standards, and the decision of such special servicer or master servicer, as applicable, will be binding on all such parties, subject to the conditions described under "Servicing of the World Apparel Center Loan
         Group--Certain Powers of the World Apparel Center Majority Holders
         Under the World Apparel Center Co-Lender Agreement" in this prospectus supplement; and

     o   the series 2004-LN2 directing certificateholder, as designee of the
         World Apparel Center Note A1 Non-Trust Loan Noteholder, is entitled to terminate the series 2004-LN2 special servicer, with or without cause, under the series 2004-LN2 pooling and servicing agreement, upon ten business days' notice to specified parties to the series 2004-LN2 pooling and servicing agreement and each holder of the World Apparel
         Center Loan Group; provided, that, the World Apparel Center Note A1
         Non-Trust Loan Noteholder or its designee is required to consult (which consultation will be nonbinding) with the other holders of the World
         Apparel Center Loan Group prior to appointing a replacement special servicer, as described under "Servicing of the World Apparel Center
         Loan Group--Certain Powers of the World Apparel Center Majority Holders
         Under the World Apparel Center Co-Lender Agreement" in this prospectus supplement.

     Certain provisions of the World Apparel Center Co-Lender Agreement are
more fully described under "Servicing of the World Apparel Center Loan Group"
in this prospectus supplement.

     Priority of Payments. Pursuant to the World Apparel Center Co-Lender
Agreement, all amounts received with respect to the World Apparel Center Loan
Group will generally be among the four (4) mortgage loans comprising the World
Apparel Center Loan Group on a pro rata and pari passu basis.

     The International Residences Mortgage Loan and the Post Oak Apartments
Mortgage Loan. The International Residences Mortgage Loan, which has an unpaid principal balance of $20,600,000 and represents 1.4% of the initial mortgage pool balance, is part of a loan combination comprised of two (2) mortgage loans that are both secured by the International Residences Mortgaged Property. The
International Residences Mortgage Loan is, following certain events of default with respect to the International Residences Loan Pair, senior in right of payment to the International Residences Non-Trust

                                     S-110

Loan, which Non-Trust Loan has an unpaid principal balance of $900,000 and is held by one of our affiliates. See "Servicing Under the Series 2004-C7 Pooling and Servicing Agreement--The Series 2004-C7 Controlling Class Representative
and the Non-Trust Loan Noteholders" in this prospectus supplement for a more detailed description of certain rights of the International Residences
Non-Trust Loan Noteholder. The International Residences Non-Trust Loan will be serviced, along with the International Residences Mortgage Loan, under the series 2004-C7 pooling and servicing agreement by the master servicer and the special servicer, generally as if that Non-Trust Loan was a mortgage loan in the trust. The Underwritten Debt Service Coverage Ratio and the Cut-off Date
Loan-to-Value Ratio for the entire International Residences Loan Pair
(calculated as if it was a single underlying mortgage loan) are 1.11x and
81.4%, respectively. The International Residences Non-Trust Loan is cross-defaulted with the International Residences Mortgage Loan.

     The Post Oak Apartments Mortgage Loan, which has an unpaid principal balance of $10,000,000 and represents 0.7% of the initial mortgage pool balance, is part of a loan combination comprised of two (2) mortgage loans that are both secured by the Post Oak Apartments Mortgaged Property. The Post Oak
Apartments Mortgage Loan is, following certain events of default with respect to the Post Oak Apartments Loan Pair, senior in right of payment to the Post
Oak Apartments Non-Trust Loan, which Non-Trust Loan has an unpaid principal balance of $625,000 and is held by one of our affiliates. See "Servicing Under the Series 2004-C7 Pooling and Servicing Agreement--The Series 2004-C7
Controlling Class Representative and the Non-Trust Loan Noteholders" in this prospectus supplement for a more detailed description of certain rights of the
Post Oak Apartments Non-Trust Loan Noteholder. The Post Oak Apartments
Non-Trust Loan will be serviced, along with the Post Oak Apartments Mortgage
Loan, under the series 2004-C7 pooling and servicing agreement by the master servicer and the special servicer, generally as if that Non-Trust Loan was a mortgage loan in the trust. The Underwritten Debt Service Coverage Ratio and the Cut-off Date Loan-to-Value Ratio for the entire Post Oak Apartments Loan
Pair (calculated as if it was a single underlying mortgage loan) are 1.31x and
85.0%, respectively. The Post Oak Apartments Non-Trust Loan is cross-defaulted with the Post Oak Apartments Mortgage Loan.

     Co-Lender Agreement. The two holders of the mortgage loans comprising the
International Residences Loan Pair are bound by the terms and provisions of the
International Residences Co-Lender Agreement, dated as of October 12, 2004 (the
"International Residences Co-Lender Agreement"). The two holders of the mortgage loans comprising the Post Oaks Apartments Loan Pair are bound by the terms and provisions of the Post Oaks Apartments Co-Lender Agreement, dated as of October 12, 2004 (the "Post Oaks Apartments Co-Lender Agreement"). Each of
the International Residences Co-Lender Agreement and the Post Oaks Apartments
Co-Lender Agreement generally includes the following provisions, among others:

     o   for so long as the unpaid principal balance of the related Non-Trust
         Loan, net of that portion of any existing Appraisal Reduction Amount with respect to the subject Loan Pair that is allocable to such
         Non-Trust Loan, is equal to or greater than 25% of the original principal balance of such Non-Trust Loan, the related Non-Trust Loan
         Noteholder will have the ability to advise and direct the master servicer and/or the special servicer with respect to certain specified servicing actions regarding the subject Loan Pair, including those involving foreclosure or material modification of the related underlying mortgage loan and the related Non-Trust Loan (see "Servicing
         Under the Series 2004-C7 Pooling and Servicing Agreement--The Series
         2004-C7 Controlling Class Representative and the Non-Trust Loan
         Noteholders" in this prospectus supplement);

     o   if the unpaid principal balance of the related Non-Trust Loan, net of that portion of any existing Appraisal Reduction Amount with respect to the subject Loan Pair that is allocable to such Non-Trust Loan, is less than 25% of the original principal balance of such Non-Trust Loan, the ability to advise and direct the master servicer and/or the special servicer referred to in the preceding bullet will belong to the holder of the underlying mortgage loan or its designee (which designee, in accordance with the series 2004-C7 pooling and servicing agreement, will be the series 2004-C7 controlling class representative); and

     o   if and for so long as the subject Loan Pair is specially serviced and a scheduled payment on such Loan Pair is at least 60 days delinquent, the related Non-Trust Loan Noteholder (or its assignee) has the option to purchase the underlying mortgage loan at a price generally equal to the unpaid principal balance of such underlying mortgage loan, together with all accrued unpaid interest on that loan (other than Default
         Interest) to but not including the date of such purchase, and any servicing compensation, advances and interest on advances payable or reimbursable to any party to the series 2004-C7 pooling and servicing agreement pursuant thereto (but exclusive of any prepayment consideration).

     Priority of Payments. Pursuant to the each of the International Residences
Co-Lender Agreement and the Post Oak Apartments Co-Lender Agreement, following the allocation of payments to each mortgage loan in the subject Loan Pair in

                                     S-111

accordance with the related loan documents, unless there exist either (a)
certain monetary events of default as to the underlying mortgage loan or (b)
certain non-monetary events of default with respect to the underlying mortgage loan at a time when the underlying mortgage loan is being specially serviced, collections on the subject Loan Pair will be allocated (after application to certain related unreimbursed or unpaid costs and expenses, including outstanding advances, together with interest thereon, and unpaid servicing compensation) to the related underlying mortgage loan and the related non-trust loan generally in the following manner:

     o   first, to the underlying mortgage loan, in an amount equal to all accrued and unpaid interest (other than Default Interest) on the principal balance thereof (net of related master servicing fees), until all such interest is paid in full;

     o   second, to the underlying mortgage loan, in an amount equal to (a) all scheduled principal payments attributable to the underlying mortgage loan in accordance with the related loan documents, (b) all voluntary principal prepayments attributable to the underlying mortgage loan in accordance with the related loan documents, (c) all unscheduled principal payments on account of the application of insurance or condemnation proceeds attributable to the underlying mortgage loan in accordance with the related loan documents and (d) on the maturity date, all principal payments attributable to the underlying mortgage loan in accordance with the related loan documents;

     o   third, to the Non-Trust Loan, in an amount equal to all accrued and unpaid interest (other than Default Interest) on the unpaid principal balance thereof (net of related master servicing fees), until all such interest is paid in full;

     o   fourth, to the Non-Trust Loan, in an amount equal to (a) all scheduled principal payments attributable to the Non-Trust Loan in accordance with the related loan documents, (b) all voluntary principal prepayments attributable to the Non-Trust Loan in accordance with the related loan documents, (c) all unscheduled principal payments on account of the application of insurance or condemnation proceeds attributable to the Non-Trust Loan in accordance with the related loan documents and (d) on the maturity date, all principal payments attributable to the underlying mortgage loan in accordance with the related loan documents;

     o   fifth, to the underlying mortgage loan, any prepayment premium attributable to the underlying mortgage loan in accordance with the related loan documents;

     o   sixth, to the Non-Trust Loan, any prepayment premium attributable to the Non-Trust Loan in accordance with the related loan documents;

     o   seventh, to the underlying mortgage loan, any late payment charges and
         Default Interest due in respect of the underlying mortgage loan in accordance with the related loan documents (after application as provided in the applicable servicing agreement);

     o   eighth, to the Non-Trust Loan, any late payment charges and Default
         Interest due in respect of the Non-Trust Loan in accordance with the related loan documents (after application as provided in the applicable servicing agreement);

     o   ninth, to the Non-Trust Loan, up to the amount of any unreimbursed costs and expenses paid or advanced by the related Non-Trust Loan
         Noteholder with respect to the subject Loan Pair pursuant to the related Co-Lender Agreement or the applicable servicing agreement; and

     o   tenth, for such remaining purposes as are provided in the related
         Co-Lender Agreement.

     Pursuant to each of the International Residences Co-Lender Agreement and the Post Oak Apartments Co-Lender Agreement, during the existence of: (a)
certain monetary events of default with respect to the underlying mortgage loan or (b) certain non-monetary events of default with respect to the underlying mortgage loan at a time when the underlying mortgage loan is being specially serviced, collections on the subject Loan Pair will be allocated (after application to certain related unreimbursed or unpaid costs and expenses, including outstanding advances, together with interest thereon, and unpaid servicing compensation) to the related underlying mortgage loan and the related non-trust loan generally in the following manner:

     o   first, to the underlying mortgage loan, in an amount equal to accrued and unpaid interest (excluding Default Interest) on the principal balance thereof (net of related master servicing fees);

     o   second, to the underlying mortgage loan, in an amount equal to the principal balance thereof, until such principal balance has been reduced to zero;

     o   third, to the Non-Trust Loan in an amount equal to accrued and unpaid interest (excluding Default Interest) on the principal balance thereof
         (net of related master servicing fees);

                                     S-112

     o   fourth, to the Non-Trust Loan in an amount equal to the principal balance thereof, until such principal balance has been reduced to zero;

     o   fifth, to the underlying mortgage loan, any prepayment premium attributable to the underlying mortgage loan in accordance with the related loan documents;

     o   sixth, to the Non-Trust Loan, any prepayment premium attributable to the Non-Trust Loan in accordance with the related loan documents;

     o   seventh, to the underlying mortgage loan, any late payment charges and
         Default Interest due in respect of the underlying mortgage loan in accordance with the related loan documents (after application as provided in the applicable servicing agreement);

     o   eighth, to the Non-Trust Loan, any late payment charges and Default
         Interest due in respect of the Non-Trust Loan in accordance with the related loan documents (after application as provided in the applicable servicing agreement);

     o   ninth, to the underlying mortgage loan, any other amounts paid by the related borrower and due in respect of the underlying mortgage loan;

     o   tenth, to the Non-Trust Loan, any other amounts paid by the related borrower and due in respect of the Non-Trust Loan;

     o   eleventh, to the Non-Trust Loan, up to the amount of any unreimbursed costs and expenses paid or advanced by the related Non-Trust Loan
         Noteholder with respect to the subject Loan Pair pursuant to the related Co-Lender Agreement or the applicable servicing agreement; and

     o   twelfth, for such remaining purposes as are provided in the related
         Co-Lender Agreement.

     The Kimco Portfolio Mortgage Loans. The three (3) Kimco Portfolio Mortgage
Loans, which have unpaid principal balances of $11,900,000, $8,900,000 and
$6,000,000, respectively, and collectively represent 1.9% of the initial mortgage pool balance, are each part of a loan combination comprised of two (2)
mortgage loans that are both secured by the same related Kimco Portfolio
Mortgaged Property. Each Kimco Portfolio Mortgage Loan is, following certain events of default with respect to the subject Kimco Portfolio Loan Pair, senior in right of payment to the related Kimco Portfolio Non-Trust Loan. The Kimco
Portfolio Non-Trust Loans have unpaid principal balances of $9,730,000,
$7,100,000 and $3,700,000, respectively, and are, in each case, held by a third party institutional investor. See "Servicing Under the Series 2004-C7 Pooling and Servicing Agreement--The Series 2004-C7 Controlling Class Representative
and the Non-Trust Loan Noteholders" in this prospectus supplement for a more detailed description of certain rights of the Kimco Portfolio Non-Trust Loan
Noteholders. The Kimco Portfolio Non-Trust Loans will each be serviced, along with the related Kimco Portfolio Mortgage Loan, under the series 2004-C7 pooling and servicing agreement by the master servicer and the special servicer, generally as if that Non-Trust Loan was a mortgage loan in the trust.

     The Underwritten Debt Service Coverage Ratio and the Cut-off Date
Loan-to-Value Ratio for the Kimco Portfolio Enchanted Forest Loan Pair
(calculated as if it was a single underlying mortgage loan) are 1.57x and
72.1%, respectively; the Underwritten Debt Service Coverage Ratio and the
Cut-off Date Loan-to-Value Ratio for the Kimco Portfolio Wilkens Beltway Plaza
Loan Pair (calculated as if it was a single underlying mortgage loan) are 1.63x and 67.8%, respectively; and the Underwritten Debt Service Coverage Ratio and
the Cut-off Date Loan-to-Value Ratio for the Kimco Portfolio Perry Hall Loan
Pair (calculated as if it was a single underlying mortgage loan) are 1.65x and
68.3%, respectively.

     The three (3) Kimco Portfolio Mortgage Loans are not cross-collateralized or cross-defaulted with each other. With respect to each Kimco Portfolio Loan
Pair, however, the related Kimco Portfolio Non-Trust Loan is cross-defaulted with the related Kimco Portfolio Mortgage Loan.

     Co-Lender Agreement. With respect to each Kimco Portfolio Loan Pair, the two holders of the mortgage loans comprising such Kimco Portfolio Loan Pair are bound by the terms and conditions of the related Kimco Portfolio Co-Lender
Agreement, each executed in April 2004 (each a "Kimco Portfolio Co-Lender
Agreement"). The Kimco Portfolio Co-Lender Agreement for each Kimco Portfolio
Loan Pair generally includes the following provisions, among others:

     o   for so long as the unpaid principal balance of the related Kimco
         Portfolio Non-Trust Loan, net of that portion of any existing Appraisal
         Reduction Amount with respect to the subject Kimco Portfolio Loan Pair that is allocable to such Kimco Portfolio Non-Trust Loan, is equal to or greater than 27.5% of an amount equal to (a) the original principal balance of such Kimco Portfolio Non-Trust Loan, less (b) any principal payments made by the related borrower and

                                     S-113

         received on and allocated to such Kimco Portfolio Non-Trust Loan, the related Kimco Portfolio Non-Trust Loan Noteholder will have the ability to advise and direct the master servicer and/or the special servicer with respect to certain specified servicing actions regarding the subject Kimco Portfolio Loan Pair, including those involving foreclosure or material modification of both the Kimco Portfolio
         Mortgage Loan and the Kimco Portfolio Non-Trust Loan that comprise such
         Kimco Portfolio Loan Pair (see "Servicing Under the Series 2004-C7
         Pooling and Servicing Agreement--The Series 2004-C7 Controlling Class
         Representative and the Non-Trust Loan Noteholders" in this prospectus supplement);

     o   if the unpaid principal balance of the related Kimco Portfolio
         Non-Trust Loan, net of that portion of any existing Appraisal Reduction
         Amount with respect to the subject Kimco Portfolio Loan Pair that is allocable to such Kimco Portfolio Non-Trust Loan, is less than 27.5% of an amount equal to (a) the original principal balance of the related
         Kimco Portfolio Non-Trust Loan, less (b) any principal payments made by the related borrower and received on and allocated to the related Kimco
         Portfolio Non-Trust Loan, the ability to advise and direct the master servicer and/or the special servicer referred to in the preceding bullet will belong to the holder of the related Kimco Portfolio
         Mortgage Loan or its designee (which designee, in accordance with the series 2004-C7 pooling and servicing agreement, will be the series
         2004-C7 controlling class representative);

     o   if and for so long as the subject Kimco Portfolio Loan Pair is specially serviced, then, upon the earlier to occur of (a) a scheduled payment on such Kimco Portfolio Loan Pair is at least 60 days delinquent or (b) immediately prior to the related Kimco Portfolio
         Non-Trust Loan Noteholder losing its rights to advise and direct the master servicer and special servicer with respect to certain specified servicing actions regarding the subject Kimco Portfolio Loan Pair as referred to in the preceding bullet (provided that an event of default has occurred or is reasonably foreseeable), the related Kimco Portfolio
         Non-Trust Loan Noteholder (or its assignee) has the option to purchase the related Kimco Portfolio Mortgage Loan at a price generally equal to the aggregate unpaid principal balance of such Kimco Portfolio Mortgage
         Loan, together with all accrued unpaid interest thereon (other than
         Default Interest) to but not including the date of such purchase, and any servicing compensation, advances and interest on advances payable or reimbursable to any party to the series 2004-C7 pooling and servicing agreement pursuant thereto (but exclusive of any prepayment consideration); and

     o   the related Kimco Portfolio Non-Trust Loan Noteholder has the assignable right to cure a monetary default or a default susceptible to cure by the payment of money within 10 business days of the later of
         (a) receipt by such Kimco Portfolio Non-Trust Loan Noteholder of notice of the subject event of default and (b) the expiration of the applicable grace period for the subject event of default; provided that
         (i) no more than seven such cure events are permitted during the term of the subject Kimco Portfolio Loan Pair, (ii) no more than three consecutive cure events are permitted and (iii) no more than four cure events are permitted within any 12-month period.

     Priority of Payments. Pursuant to each Kimco Portfolio Co-Lender
Agreement, following the allocation of payments to each mortgage loan in the subject Kimco Portfolio Loan Pair in accordance with the related loan documents, unless there exist either (a) certain monetary events of default as to the related Kimco Portfolio Mortgage Loan for which the related Kimco
Portfolio Non-Trust Loan Noteholder or its designee has not exercised its cure rights as described in the fourth bullet under "--Loan Combinations--The Kimco
Portfolio Mortgage Loans--Co-Lender Agreement" above, or (b) certain non-monetary events of default with respect to the related Kimco Portfolio
Mortgage Loan at a time when such Kimco Portfolio Mortgage Loan is being specially serviced, collections on the subject Kimco Portfolio Loan Pair will be allocated (after application to certain related unreimbursed or unpaid costs and expenses, including outstanding advances, together with interest thereon, and unpaid servicing compensation) to the related Kimco Portfolio Mortgage Loan and the related Kimco Portfolio Non-Trust Loan generally in the following manner:

     o   first, to the Kimco Portfolio Mortgage Loan, in an amount equal to all accrued and unpaid interest (other than Default Interest) on the principal balance thereof (net of related master servicing fees), until all such interest is paid in full;

     o   second, to the Kimco Portfolio Mortgage Loan, in an amount equal to (i)
         all voluntary principal prepayments attributable to the Kimco Portfolio
         Mortgage Loan in accordance with the related loan documents, (ii) all unscheduled principal payments on account of the application of insurance or condemnation proceeds attributable to the Kimco Portfolio
         Mortgage Loan in accordance with the related loan documents and (iii)
         all principal payments received on and attributable to the Kimco
         Portfolio Mortgage Loan in accordance with the related loan documents;

                                     S-114

     o   third, to the Kimco Portfolio Non-Trust Loan, in an amount equal to all accrued and unpaid interest (other than Default Interest) on the unpaid principal balance thereof (net of related master servicing fees), until all such interest is paid in full;

     o   fourth, to the Kimco Portfolio Non-Trust Loan in an amount equal to (i)
         all voluntary principal prepayments attributable to the Kimco Portfolio
         Non-Trust Loan in accordance with the related loan documents, (ii) all unscheduled principal payments on account of the application of insurance or condemnation proceeds attributable to the Kimco Portfolio
         Non-Trust Loan in accordance with the related loan documents and (iii)
         all principal payments received on and attributable to the Kimco
         Portfolio Non-Trust Loan in accordance with the related loan documents;

     o   fifth, to the Kimco Portfolio Mortgage Loan, any prepayment premium attributable to the Kimco Portfolio Mortgage Loan in accordance with the related loan documents;

     o   sixth, to the Kimco Portfolio Non-Trust Loan, any prepayment premium attributable to the Kimco Portfolio Non-Trust Loan in accordance with the related loan documents;

     o   seventh, to the Kimco Portfolio Mortgage Loan, any late payment charges and Default Interest due in respect of the Kimco Portfolio Mortgage
         Loan in accordance with the related loan documents (after application as provided in the applicable servicing agreement);

     o   eighth, to the Kimco Portfolio Non-Trust Loan, any late payment charges and Default Interest due in respect of the Kimco Portfolio Non-Trust
         Loan in accordance with the related loan documents (after application as provided in the applicable servicing agreement);

     o   ninth, to the Kimco Portfolio Non-Trust Loan, up to the amount of any unreimbursed costs and expenses paid or advanced by the related Kimco
         Portfolio Non-Trust Loan Noteholder with respect to the subject Kimco
         Portfolio Loan Pair pursuant to the related Kimco Portfolio Co-Lender
         Agreement or the applicable servicing agreement; and

     o   tenth, for such remaining purposes as are provided in the related Kimco
         Portfolio Co-Lender Agreement.

     Notwithstanding the foregoing, if the related Kimco Portfolio Non-Trust
Loan Noteholder or its designee has previously made a cure payment in respect of an event of default with respect to the related Kimco Portfolio Mortgage
Loan, then the related Kimco Portfolio Non-Trust Loan Noteholder or its designee will be entitled to reimbursement for that cure payment from collections on the subject Kimco Portfolio Loan Pair, after all amounts which are payable at such time in accordance with clauses first through ninth of the prior paragraph (and prior to any amounts which are payable at such time in accordance with clause tenth of the prior paragraph) have been paid; provided that payments are not required to be applied as described in the next paragraph.

     Pursuant to each Kimco Portfolio Co-Lender Agreement, during the continuance of: (a) certain monetary events of default with respect to the related Kimco Portfolio Mortgage Loan for which the related Kimco Portfolio
Non-Trust Loan Noteholder or its designee has not exercised its cure rights as described in the fourth bullet under "--The Kimco Portfolio Mortgage
Loans--Co-Lender Agreement" above, or (b) certain non-monetary events of default with respect to the related Kimco Portfolio Mortgage Loan at a time when such Kimco Portfolio Mortgage Loan is being specially serviced, collections on the subject Kimco Portfolio Loan Pair will be allocated (after application to certain related unreimbursed or unpaid costs and expenses, including outstanding advances, together with interest thereon, and unpaid servicing compensation) to the related Kimco Portfolio Mortgage Loan and the related Kimco Portfolio Non-Trust Loan generally in the following manner:

     o   first, to the Kimco Portfolio Mortgage Loan, in an amount equal to accrued and unpaid interest (excluding Default Interest) on the principal balance thereof (net of related master servicing fees);

     o   second, to the Kimco Portfolio Mortgage Loan, in an amount equal to the principal balance thereof, until such principal balance has been reduced to zero;

     o   third, to the Kimco Portfolio Non-Trust Loan, in an amount equal to accrued and unpaid interest (excluding Default Interest) on the principal balance thereof (net of related master servicing fees);

     o   fourth, to the Kimco Portfolio Non-Trust Loan, in an amount equal to the principal balance thereof, until such principal balance has been reduced to zero;

     o   fifth, to the Kimco Portfolio Mortgage Loan, any prepayment premium attributable to the Kimco Portfolio Mortgage Loan in accordance with the related loan documents;

                                     S-115

     o   sixth, to the Kimco Portfolio Non-Trust Loan, any prepayment premium attributable to the Kimco Portfolio Non-Trust Loan in accordance with the related loan documents;

     o   seventh, to the Kimco Portfolio Mortgage Loan, any late payment charges and Default Interest due in respect of the Kimco Portfolio Mortgage
         Loan in accordance with the related loan documents (after application as provided in the applicable servicing agreement);

     o   eighth, to the Kimco Portfolio Non-Trust Loan, any late payment charges and Default Interest due in respect of the Kimco Portfolio Non-Trust
         Loan in accordance with the related loan documents (after application as provided in the applicable servicing agreement);

     o   ninth, to the Kimco Portfolio Mortgage Loan, any other amounts paid by the related borrower and due in respect of the Kimco Portfolio Mortgage
         Loan;

     o   tenth, to the Kimco Portfolio Non-Trust Loan, any other amounts paid by the related borrower and due in respect of the Kimco Portfolio
         Non-Trust Loan;

     o   eleventh, to the Kimco Portfolio Non-Trust Loan, up to the amount of any unreimbursed costs and expenses paid or advanced by the Kimco
         Portfolio Non-Trust Loan Noteholder with respect to the Kimco Portfolio
         Loan Pair pursuant to such Kimco Portfolio Co-Lender Agreement or the applicable servicing agreement; and

     o   twelfth, for such remaining purposes as are provided in such Kimco
         Portfolio Co-Lender Agreement.

     Collections with respect to one Kimco Portfolio Loan Pair will not be available to make payments with respect to any other Kimco Portfolio Loan Pair.

ADDITIONAL LOAN AND PROPERTY INFORMATION

     Delinquencies. None of the mortgage loans that we intend to include in the trust were, as of the cut-off date, or have been at any time during the
12-month period preceding that date, 30 days or more delinquent with respect to any monthly debt service payment due thereunder.

     Tenant Matters. Described and listed below are special considerations regarding tenants at the mortgaged real properties for the mortgage loans that we intend to include in the trust--

     o   Forty-four (44) of the mortgaged real properties, securing 45.9% of the initial mortgage pool balance, are, in each case, a retail property, an office property or an industrial/warehouse property that is leased to one or more major tenants that each occupies at least 25% of the net rentable area of the particular property.

     o   Fourteen (14) of the mortgaged real properties, securing 19.7% of the initial mortgage pool balance, are entirely or substantially leased to a single tenant.

     o   A number of companies are major tenants at more than one of the mortgaged real properties.

     o   There are several cases in which a particular entity is a tenant at more than one of the mortgaged real properties, and although it may not be a major tenant at any of those properties, it is significant to the success of the properties.

     o   Two (2) of the mortgaged real properties, securing 1.3% of the initial mortgage pool balance, are, in each case, a multifamily rental property that has a material tenant concentration of students. Those mortgaged real properties may experience more fluctuations in occupancy rate than other types of properties.

     o   Twelve (12) of the mortgaged real properties, securing 1.5% of the initial mortgage pool balance, are, in each case, a multifamily rental property that has a material tenant concentration of military personnel. Each of those mortgaged real properties could be adversely affected by the closing of the local military base.

     o   Certain tenant leases at the mortgaged real properties have terms that are shorter than the terms of the related mortgage loans and, in some cases, significantly shorter.

     o   Several anchors at the retail properties do not have operating covenants or those covenants have lapsed.

     o   Certain of the mortgaged real properties used for multifamily rental purposes are located in states and/or municipalities where laws or ordinances impose limitations on increases in rent on the rental units of such mortgaged real properties.

                                     S-116

     o   Eight (8) of the mortgaged real properties, collectively securing 1.3%
         of the initial mortgage pool balance, are multifamily rental properties that, in each case, receive rent subsidies from the United States
         Department of Housing and Urban Development under its Section 8 Housing
         Assistance Program or otherwise.

     Ground Leases. Seven (7) of the mortgage loans that we intend to include in the trust, representing 12.7% of the initial mortgage pool balance, are secured by a mortgage lien on the related borrower's leasehold interest (but not by the underlying fee interest) in all or a material portion of the related mortgaged real property. In each of those cases, the related ground lease, taking into account all exercised extension options and all options that may be exercised by the lender (if not already exercised by the borrower), expires more than 10 years after the stated maturity of the related mortgage loan and the related lessor has agreed to give the holder of that mortgage loan notice of, and the right to cure, any default or breach by the lessee.

     Other Financing. In the case of the One Lincoln Street Mortgage Loan, which represents 14.2% of the initial mortgage pool balance, the World Apparel
Center Mortgage Loan, which represents 5.1% of the initial mortgage pool balance, the International Residences Mortgage Loan, which represents 1.4% of the initial mortgage pool balance, the three (3) Kimco Portfolio Mortgage
Loans, which collectively represent 1.9% of the initial mortgage pool balance and the Post Oak Apartments Mortgage Loan, which represents 0.7% of the initial mortgage pool balance, the mortgaged real property or properties that secure each such underlying mortgage loan also secure one or more related mortgage loans that are not included in the trust. See "Risk Factors--Some of the
Mortgaged Real Properties Are or May Be Encumbered by Additional Debt and the
Ownership Interests in Some Borrowers Have Been or May Be Pledged to Secure
Debt Which, in Either Case, May Reduce the Cash Flow Available to the Subject
Mortgaged Real Property" and "Description of the Mortgage Pool--Loan
Combinations," "--Significant Underlying Mortgage Loans--The One Lincoln Street
Mortgage Loan" and "--Significant Underlying Mortgage Loans--The World Apparel
Center Mortgage Loan" in this prospectus supplement.

     With respect to the underlying mortgage loan secured by the mortgaged real property identified on Annex A-1 to this prospectus supplement as Richard's of
Greenwich, which mortgage loan represents 1.6% of the initial mortgage pool balance, the related borrower has the right to obtain subordinate financing, secured by related mortgaged property, provided that the following requirements, among others, are satisfied: (a) achievement of a combined minimum debt service coverage ratio of 1.15x and a combined maximum loan-to-value ratio of 85%; (b) delivery of a subordination and intercreditor agreement acceptable to the lender under the related underlying mortgage loan;
and (c) the subordinate financing does not render the related borrower insolvent.

     With respect to the underlying mortgage loan secured by the mortgaged real property identified on Annex A-1 to this prospectus supplement as Mitchell's of
Westport, which mortgage loan represents 0.8% of the initial mortgage pool balance, the related borrower has the right to obtain subordinate financing, secured by related mortgaged property, provided that the following requirements, among others, are satisfied: (a) achievement of a combined minimum debt service coverage ratio of 1.15x and a combined maximum loan-to-value ratio of 85%; (b) delivery of a subordination and intercreditor agreement acceptable to the lender under the related underlying mortgage loan;
and (c) the subordinate financing does not render the related borrower insolvent.

     Except as disclosed under this "--Other Financing" subsection, we are not aware of any other borrowers under the mortgage loans that we intend to include in the trust, that have any additional secured debt encumbering the related mortgaged real property. However, the direct or indirect equity interests in borrowers under some of the underlying mortgage loans have been pledged to secure mezzanine debt. "Mezzanine debt" is debt secured by the principal's direct or indirect ownership interest in a related borrower.

     In the case of the One Lincoln Street Mortgage Loan, representing 14.2% of the initial mortgage pool balance, the equity holders of the One Lincoln Street
Borrower have pledged 100% of the equity interests in such borrowers to secure a mezzanine loan in the original principal amount of $50,000,000. See
"Description of the Mortgage Pool--Significant Underlying Mortgage Loans--The
One Lincoln Street Mortgage Loan--Mezzanine Financing" in this prospectus supplement.

     With respect to the underlying mortgage loan secured by the mortgaged real property identified on Annex A-1 to this prospectus supplement as 200 North
LaSalle Street, which mortgage loan represents 4.6% of the initial mortgage pool balance, the sole member of the related borrower has the right to obtain mezzanine financing from a mezzanine lender approved by the lender under the related underlying mortgage loan, secured by a pledge of the ownership interests in the related borrower, provided that the following requirements, among others, are satisfied: (a) achievement of a combined maximum loan-to-value ratio of 80%; and (b) delivery of an intercreditor agreement acceptable to the lender under the related underlying mortgage loan.

                                     S-117

     With respect to the underlying mortgage loan secured by the mortgaged real property identified on Annex A-1 to this prospectus supplement as Center Office
Building, which mortgage loan represents 1.1% of the initial mortgage pool balance, the owners of the direct and indirect ownership interests in the related borrower have the right to obtain mezzanine financing from a qualified lender as defined in the related loan documents, secured by a pledge of the ownership interests in the related borrower, provided that the following requirements, among others, are satisfied: (a) achievement of a combined minimum debt service coverage ratio of 1.25x and a combined maximum loan-to-value ratio of 77%; and (b) delivery of an intercreditor agreement acceptable to the lender under the related mortgage loan.

     With respect to the underlying mortgage loan secured by the mortgaged real property identified on Annex A-1 to this prospectus supplement as Southway
Shopping Center, which represents 1.0% of the initial mortgage pool balance, in connection with a mortgagee-approved transfer by the related borrower of the related mortgaged real property, the equity holders of the first such transferee of that mortgaged real property have a one-time right to obtain mezzanine financing from the related borrower or another approved lender, secured by ownership interests in the subject transferee, provided that the following requirements, among others, are satisfied: (a) achievement of a combined 1.15x debt service coverage ratio and a combined 90% loan-to-value ratio; and (b) delivery of a subordination and intercreditor agreement acceptable to the mortgagee for the subject underlying mortgage loan.

     With respect to the underlying mortgage loan secured by the mortgaged real property identified on Annex A-1 to this prospectus supplement as Orangewood
Plaza, which mortgage loan represents 0.4% of the initial mortgage pool balance, the owners of the direct and indirect ownership interests in the related borrower have the right to obtain mezzanine financing from a qualified lender as defined in the related loan documents, secured by a pledge of the ownership interests in the related borrower, provided that the following requirements, among others, are satisfied: (a) achievement of a combined minimum debt service coverage ratio of 1.15x and a combined maximum loan-to-value ratio of 85%; and (b) delivery of a subordination and intercreditor agreement acceptable to the lender under the related mortgage loan.

     With respect to the underlying mortgage loan secured by the mortgaged real property identified on Annex A-1 to this prospectus supplement as Corona Self
Storage, which mortgage loan represents 0.2% of the initial mortgage pool balance, the owner of the direct and indirect ownership interests in the related borrower have the right to obtain mezzanine financing from a qualified lender as defined in the related loan documents, secured by a pledge of the ownership interests in the related borrower, provided that the following requirements, among others, are satisfied: (a) achievement of a combined minimum debt service coverage ratio of 1.15x and a combined maximum loan-to-value ratio of 85%; and (b) delivery of a subordination and intercreditor agreement acceptable to the lender under the related mortgage loan.

     In addition, in the case of some of the other mortgage loans that we intend to include in the trust, one or more of the principals of the related borrower may have incurred or may in the future also incur mezzanine debt.

     Except as disclosed under this "--Other Financing" subsection, we are not aware of any other mezzanine debt affecting borrowers under the mortgage loans that we intend to include in the trust.

     In addition, some of the borrowers under the mortgage loans that we intend to include in the trust have incurred or may, in the future, be permitted to incur unsecured debt in addition to customary trade debt and equipment financing.

     Additional debt, in any form, may cause a diversion of funds from property maintenance and increase the likelihood that the borrower will become the subject of a bankruptcy proceeding. See "Risk Factors--Subordinate Debt
Increases the Likelihood that a Borrower Will Default on a Mortgage Loan
Underlying Your Offered Certificates" and "Legal Aspects of Mortgage
Loans--Subordinate Financing" in the accompanying prospectus.

     Zoning and Building Code Compliance. In connection with the origination of each mortgage loan that we intend to include in the trust, the related originator generally examined whether the use and occupancy of the mortgaged real property were in material compliance with zoning, land-use, building rules, regulations and orders then applicable to that property. Evidence of this compliance may have been in the form of legal opinions, surveys, recorded documents, temporary or permanent certificates of occupancy, letters from government officials or agencies, title insurance endorsements, engineering or consulting reports and/or representations by the related borrower. Where the property as currently operated is a permitted nonconforming use and/or structure and the improvements may not be rebuilt to the same dimensions or used in the same manner in the event of a major casualty, the related originator--

     o   determined that any major casualty that would prevent rebuilding has a sufficiently remote likelihood of occurring;

     o   determined that casualty insurance proceeds together with the value of any additional collateral would be available in an amount estimated by the originator to be sufficient to pay off the related mortgage loan in full;

                                     S-118

     o   determined that the mortgaged real property, if permitted to be repaired or restored in conformity with current law, would in the originator's judgment constitute adequate security for the related mortgage loan; and/or

     o   required law and ordinance insurance.

     Outstanding building and/or fire code violations may exist with respect to some of the mortgaged real properties. In some of those circumstances, the borrower under the related mortgage loan has agreed to cure such violations within a set period of time from the date of the closing of such mortgage loan.
There can be no assurance that those borrowers will comply with their obligations to cure any such violations with respect to the related mortgaged real properties.

     Lockboxes. Eighty-three (83) mortgage loans that we intend to include in the trust fund, representing approximately 98.3% of the initial mortgage pool balance, generally provide that all rents, credit card receipts, accounts receivables payments and other income derived from the related mortgaged real properties will be paid, currently or upon the occurrence of a triggering event, into one of the following types of lockboxes:

     o   HARD LOCKBOX. Tenants are directed to pay rents directly to a lockbox account controlled by the lender, except that with respect to multifamily properties (including mobile home park properties), income is collected and deposited in the lockbox account by the manager of the mortgaged real property or, in some cases, the borrower, and with respect to hospitality properties, cash or "over-the-counter" receipts are deposited into the lockbox account by the manager. In the case of a hard lockbox, funds deposited into the lockbox account either--

         1.  are disbursed in accordance with the related loan documents to satisfy the borrower's obligation to pay, among other things, current debt service payments, taxes and insurance, reserve account deposits and operating expenses, with the remainder disbursed to the borrower; or

         2.  are disbursed to or at the direction of the borrower on a daily or other periodic basis, until the occurrence of a triggering event, following which the funds will be disbursed to satisfy the borrower's obligation to pay, among other things, debt service payments, taxes and insurance and reserve account deposits.

     o   SPRINGING LOCKBOX. Income is collected by or otherwise accessible to the borrower until the occurrence of a triggering event, following which a hard lockbox as described above is put in place (or, alternatively, an existing account becomes a hard lockbox as described above), from which funds are disbursed to a lender controlled account and used to pay, among other things, debt service payments, taxes and insurance and reserve account deposits, with the remainder disbursed to the borrower. Examples of triggering events may include:

         1.  a failure to pay the related mortgage loan in full on or before any related anticipated repayment date; or

         2.  a decline, by more than a specified amount, in the net operating income of the related mortgaged real property; or

         3.  a failure to meet a specified debt service coverage ratio; or

         4.  an event of default under the mortgage.

         For purposes of this prospectus supplement, a springing lockbox can be either an account that is currently under the control of both the lender and the borrower, but which comes under the sole control of the lender upon the occurrence of the trigger event, or an account that is required to be established by the borrower upon the occurrence of the trigger event.

     All of the 83 mortgage loans referred to above provide for lockbox accounts as follows:

                                                                   % OF INITIAL
                                                   NUMBER OF         MORTGAGE
TYPE OF LOCKBOX                                 MORTGAGE LOANS     POOL BALANCE
-------------------                            ----------------   -------------
Hard .......................................         14                45.0%
Springing ..................................         69                53.3%

     Property, Liability and Other Insurance. Although exceptions exist, such as in cases where tenants maintain insurance or are permitted to self-insure, the loan documents for each of the mortgage loans that we intend to include in the trust generally require the related borrower to maintain or cause to be maintained with respect to the corresponding mortgaged real property the following insurance coverage:

                                     S-119

     o   property insurance in an amount that generally is, subject to a customary deductible, at least equal to the lesser of--

         1.  the outstanding principal balance of the subject underlying mortgage loan (together with, in the case of an underlying mortgage loan that is part of a Loan Combination, the Non-Trust
             Loan(s) that are part of that Loan Combination), and

         2.  the full insurable value or the full insurable replacement cost of the improvements located on the insured property;

     o   if any portion of the improvements at the property was in an area identified in the federal register by the Federal Emergency Management
         Agency as having special flood hazards, flood insurance meeting the requirements of the Federal Insurance Administration guidelines, if available, in an amount that is equal to the least of--

         1.  the outstanding principal balance of the subject underlying mortgage loan (together with, in the case of an underlying mortgage loan that is part of a Loan Combination, the Non-Trust
             Loan(s) that are part of that Loan Combination),

         2.  the full insurable value of the improvements on the insured property that are located in the area identified as having specific flood hazards,

         3.  the maximum amount of insurance available under the National Flood
             Insurance Act of 1968, and

         4.  the full insurable replacement cost of the improvements located on the mortgaged real property;

     o   comprehensive general liability insurance against claims for personal and bodily injury, death or property damage occurring on, in or about the insured property, in such an amount as is generally required by reasonably prudent commercial lenders with respect to properties similar to the mortgaged real properties in similar locales; and

     o   business interruption or rent loss insurance in an amount not less than the projected rental income or revenue from the insured property for at least 12 months.

     With respect to the World Apparel Center underlying mortgage loan, the related borrower is required, in accordance with the related loan documents, to maintain business interruption insurance covering loss of income following an insurance casualty for a period of 12 months following repair of damage occasioned by such casualty. However, the related borrower's current business interruption insurance only extends six months and is from a company that does not meet applicable credit rating requirements. The related borrower is required to upgrade its business interruption insurance coverage and insurer to required levels by December 31, 2004.

     With respect to substantially all of the mortgage loans that we intend to include in the trust, the related loan documents generally provide for at least one of the following: (a) the related borrower is required to maintain full or partial insurance coverage for property damage to the related mortgaged real property against certain acts of terrorism (except that the requirement to obtain such insurance coverage may be subject to, in certain instances, the commercial availability of that coverage, certain limitations with respect to the cost thereof and/or whether such hazards are at the time commonly insured against for property similar to such mortgaged real properties and located in or around the region in which such mortgaged real property is located); (b) the related borrower is required to provide such additional insurance coverage as the lender may reasonably require to protect its interests or to cover such hazards as are commonly insured against for similarly situated properties; (c)
a credit-rated tenant is obligated to restore the related mortgaged real property in the event of a casualty; or (d) a principal of the related borrower is responsible for losses resulting from terrorist acts which are not otherwise covered by insurance. Such policies generally do not provide coverage for biological, chemical or nuclear events or domestic terrorism.

     Notwithstanding the foregoing, in the case of each of the Kimco Portfolio
Mortgage Loans, the related loan documents do not specify the insurance required to be maintained by the borrower with respect to the related mortgaged real property, but instead require that the related borrower carry such insurance as the lender shall require.

     The mortgaged real properties for the mortgage loans that we intend to include in the trust, including certain of those properties located in
California, are generally not insured against earthquake risks. However, if a mortgaged real property was located in California or in seismic zones 3 or 4 and seismic reports obtained in connection with the origination of the mortgage loan concluded that the mortgaged real property was likely to experience a probable maximum or bounded loss in excess of 20% of the estimated replacement cost of the improvements as a result of an earthquake, the borrower or a tenant occupying the entire mortgaged real property was required to obtain earthquake insurance. It should be noted, however, that

                                     S-120

because the seismic assessments may not necessarily have used the same assumptions in assessing probable maximum loss, it is possible that some of the mortgaged real properties that were considered unlikely to experience a probable maximum loss in excess of 20% of estimated replacement cost might have been the subject of a higher estimate had different assumptions been used.

     Forty-three (43) of the mortgaged real properties, securing 15.4% of the initial mortgage pool balance, are located in Florida, Texas, Louisiana and the
Territory of Guam, regions that have historically been at greater risk than other regions regarding other acts of nature, such as hurricanes and tornadoes.
The related mortgage loan documents with respect to most of those mortgaged real properties, together with the related mortgage loan documents with respect to a significant number of mortgaged real properties located in various other regions, require the related borrower to maintain windstorm insurance.

     Various forms of insurance maintained with respect to any of the mortgaged real properties for the underlying mortgage loans, including casualty insurance, environmental insurance and earthquake insurance, may be provided under a blanket insurance policy. That blanket insurance policy will also cover other real properties, some of which may not secure loans in the trust. As a result of total limits under any of those blanket policies, losses at other properties covered by the blanket insurance policy may reduce the amount of insurance coverage with respect to a property securing one of the loans in the trust. See "Risk Factors--Lack of Insurance Coverage Exposes a Trust to Risk
for Particular Special Hazard Losses" in the accompanying prospectus.

     The applicable originator and its successors and assigns are the beneficiaries under separate title insurance policies with respect to each mortgage loan that we intend to include in the trust. Each title insurer may enter into such co-insurance and reinsurance arrangements with respect to the title insurance policy as are customary in the title insurance industry.
Subject to standard exceptions and/or exclusions, including those regarding claims made in the context of insolvency proceedings, each title insurance policy will provide coverage to the trustee for the benefit of the series
2004-C7 certificateholders for claims made against the trustee regarding the priority and validity of the borrowers' title to the subject mortgaged real property.

ASSESSMENTS OF PROPERTY CONDITION

     Property Inspections. Each of the mortgaged real properties securing a mortgage loan that we intend to include in the trust was inspected in connection with the origination or acquisition of that mortgage loan to assess its general condition.

     Appraisals. Each of the mortgaged real properties securing a mortgage loan that we intend to include in the trust was appraised by a state certified appraiser or an appraiser belonging to the Appraisal Institute. Those appraisals were conducted in accordance with the Appraisal Foundation's Uniform
Standards of Professional Appraisal Practices. Each of those appraisals was conducted within approximately 12 months of the origination of the related mortgage loan that we intend to include in the trust and generally have not been updated. Except in the case of one mortgage loan, representing 1.7% of the initial mortgage pool balance, each of the resulting appraisal reports or a separate letter contains a statement by the appraiser stating that the guidelines in Title XI of the Financial Institutions Reform, Recovery and
Enforcement Act of 1989 were followed in preparing the appraisal. We have not independently verified the accuracy of that statement with respect to any of those properties. The primary purpose of each of those appraisals was to provide an opinion of the fair market value of the related mortgaged real property. There can be no assurance that another appraiser would have arrived at the same opinion of value. The dates of the subject appraisals, or appraisal updates, and the resulting appraised values are shown on Annex A-1 to this prospectus supplement.

     Environmental Assessments. A third-party consultant conducted a Phase I environmental site assessment, updated a previously conducted Phase I environmental site assessment or, in the case of 16 mortgaged real properties, securing 3.0% of the initial mortgage pool balance, conducted a transaction screen, with respect to each of the mortgaged real properties securing the underlying mortgage loans. All of the environmental assessments, updates, and transaction screens referred to in the first sentence of this paragraph were completed during the 12-month period ending on the cut-off date.

     The environmental assessment conducted at any particular mortgaged real property did not necessarily cover all potential environmental issues. For example, an analysis for radon, lead-based paint, mold and lead in drinking water was conducted in most instances only at multifamily rental properties and only when the originator of the related mortgage loan or the environmental consultant involved believed that such an analysis was warranted under the circumstances.

     The above-described environmental assessments may have identified various adverse or potentially adverse environmental conditions at the respective mortgaged real properties. If the particular condition is significant, then this could result in a claim for damages by any party injured by the condition.

                                     S-121

     In many cases, the environmental assessments described above identified the presence of asbestos-containing materials, lead-based paint, mold and/or radon. Where a material amount of asbestos-containing materials or lead-based paint was present above actionable levels, the environmental consultant generally recommended, and the related loan documents generally required--

     o   the continuation or the establishment of an operation and maintenance plan to address the issue, or

     o   the implementation of a remediation or mitigation program to address the issue;

provided that, in lieu of the actions contemplated by the preceding two bullets, an indemnity or a guaranty from an individual or an entity for, or an environmental insurance policy against, losses, costs and damages resulting from the required remediation or abatement of asbestos-containing materials and/or lead-based paint, may have been required to be delivered.

     In certain cases where the environmental consultant recommended that action be taken in respect of a materially adverse or potentially material adverse environmental condition at the related mortgaged real property, then:

     o   an environmental consultant investigated those conditions and recommended no further investigations or remediation; or

     o   a responsible third party was identified as being responsible for the remediation; or

     o   the related originator of the subject underlying mortgage loan generally required the related borrower to:

         (a)  to take investigative and/or remedial action; or

         (b)  to carry out an operation and maintenance plan or other specific remedial measures post-closing and/or to establish an escrow reserve in an amount generally equal to 125% of the estimated cost of obtaining that plan and/or the remediation; or

         (c)  to monitor the environmental condition and/or to carry out additional testing, in the manner and within the time frame specified in the related loan documents; or

         (d)  to obtain or seek a letter from the applicable regulatory authority stating that no further action was required; or

         (e)  to obtain environmental insurance (in the form of a secured creditor impaired property policy or other form of environmental insurance) or provide an indemnity from an individual or an entity.

     Some borrowers under the subject underlying mortgage loans may not have satisfied or may not satisfy all post-closing obligations required by the related loan documents with respect to environmental matters. There can be no assurance that recommended operations and maintenance plans have been implemented or will continue to be complied with.

     In some cases, the environmental consultant did not recommend that any action be taken by the related borrower with respect to a potential adverse environmental condition at a mortgaged real property because a responsible party with respect to that condition had already been identified. There can be no assurance, however, that such a responsible party will be willing or financially able to address the subject condition.

     In certain cases, the environmental assessments described above identified potential and, in some cases, serious environmental problems, at properties adjacent or otherwise near to the related mortgaged real properties. Such assessment generally indicated, however, that:

     o   the mortgaged real property had not been affected or had been minimally affected,

     o   the potential for the problem to affect the mortgaged real property was limited, or

     o   a person responsible for remediation had been identified.

     Where such problems posed a material adverse impact to a related mortgaged real property, the related borrower was generally required to monitor or further mitigate the environmental condition and/or to carry out additional testing, a responsible third party was identified, an indemnity was obtained, environmental insurance was obtained and/or some confirmation was sought that a responsible party was undertaking appropriate measures at the problem site.

     With respect to the mortgaged real property identified on Annex A-1 to this prospectus supplement as Kimco Portfolio -- Wilkens Beltway Plaza, which mortgaged real property secures a mortgage loan representing 0.6% of the initial mortgage pool balance, the Phase I environmental assessment reported that: (a) a prior subsurface environmental investigation

                                     S-122

conducted in March 2003 revealed the presence of chlorinated solvents in soil and groundwater above the most stringent standard for groundwater; (b) an on-site dry cleaning facility currently uses chlorinated solvents in a "closed loop" system; and (c) a neighboring upgradient property, the Charlestown
Retirement Community, is listed in the state Leaking Underground Storage Tank
("LUST") database for the historical operation of a motor/lube oil tank with a recorded release. The Phase I environmental assessment recommended: (1)
conducting an additional subsurface investigation to further characterize and quantify any subsurface impacts associated with the dry cleaning facility; and
(2) conducting an additional subsurface investigation along the northern property line of the subject property to characterize any impacts at the subject property from the neighboring LUST incident. The borrower has secured an environmental consulting firm to conduct certain follow-up including additional investigation at the subject property. In addition, the borrower submitted an application to the Maryland Department of the Environment to enter the subject property into the state cleanup program with the intent of securing a no further action status letter for the subject mortgaged real property. An environmental consulting firm concluded that remediation at the subject property, if necessary, involving limited soil excavation and disposal, may cost between $50,000 to $100,000. In addition, an environmental insurance policy is in place for the subject property.

     With respect to the mortgaged real property identified on Annex A-1 to this prospectus supplement as Kimco Portfolio -- Enchanted Forest, which mortgaged real property secures a mortgage loan representing 0.8% of the initial mortgage pool balance, the Phase I environmental assessment reported that: (a) a prior subsurface environmental investigation conducted in July 2003 revealed the presence of chlorinated solvents above state regulatory limits in soil samples at the subject property; (b) an on-site dry cleaning facility currently uses chlorinated solvents in a "closed loop" system.; and (c) the prior environmental investigations indicated the presence of chlorinated solvents above the most stringent standard for groundwater, but below the cleanup standard for direct contact with soil at residential properties. The
Phase I environmental assessment recommended reporting the chlorinated solvent release to the Maryland Department of Environment (MDOE), constructing secondary containment around the dry cleaning facility's chlorinated solvent disposal drums, and conducting an additional subsurface investigation to further evaluate potential subsurface impacts from the dry cleaning facility.
The borrower has secured an environmental consulting firm to conduct certain follow-up including additional investigation at the subject property. In addition, the borrower submitted an application to the Maryland Department of the Environment to enter the subject property into the state cleanup program with the intent of securing a no further action status letter for the subject mortgaged real property. An environmental consulting firm concluded that remediation at the subject property, if necessary, involving limited soil excavation and disposal, may cost between $64,500 to $232,500. In addition, an environmental insurance policy is in place for the subject property.

     With respect to the mortgaged real property identified on Annex A-1 to this prospectus supplement as 585 Stewart Avenue, which mortgaged real property secures a mortgage loan representing 1.4% of the initial mortgage pool balance, the mortgaged real property is located within an area of regional groundwater contamination. The former Roosevelt Air Field, for which the Department of
Defense is the designated responsible party, contaminated the regional aquifer with, among other things, solvents, petroleum hydrocarbons and heavy metals.
Per information from the related borrower, remediation at the former Roosevelt
Air Field is being addressed by the federal government. The mortgaged real property uses groundwater to cool its HVAC unit. Pursuant to a groundwater use permit, impacted water is pumped into the HVAC unit, filtered and treated, and then discharged back into the environment. Indoor air quality was tested and deemed unaffected. However, prior to the issuance of such permit, no permit was obtained with respect to discharges from the HVAC system into the environment and such discharges were not supervised. The related borrower purchased a ten year, $10,000,000 AIG Pollution Legal Liability insurance policy, naming the lender as an additional insured.

     With respect to the mortgaged real property identified on Annex A-1 to this prospectus supplement as U-Stor-It Self Storage, which mortgaged real property secures a mortgage loan representing 0.2% of the initial mortgage pool balance, a transformer located in the northern portion of the office building located on the mortgaged real property leaked PCBs into the soil. A clean up plan was put in place and an asphalt paving cap was placed over the affected area. A settlement agreement with respect to the contamination was reached with the State of Rhode Island on May 27, 1998 and the Rhode Island Department of
Environmental Management issued a letter of compliance dated January 22, 1999.
Among other things, such letter of compliance restricts the construction of subsurface structures or residential development on the mortgaged real property and the disturbance of the soil under the asphalt cap.

     With respect to the mortgaged real property identified on Annex A-1 to this prospectus supplement as 1901 State Road 240, which mortgaged real property secures a mortgage loan representing 0.9% of the initial mortgage pool balance, subsurface investigations performed by two independent third parties, one on behalf of International Business Machines Corporation ("IBM"), the
former owner and occupant of the mortgaged real property, and one on behalf of the related borrower, identified impacted groundwater at the mortgaged real property due to the activities of IBM, including halogenated

                                     S-123

solvents stored in underground tanks, a chemical storage area, a gravel filter bed and a former burn pit. Groundwater cleanup activities, under the control of
IBM, are currently being performed at the mortgaged real property. IBM provided the borrower with an indemnification for claims arising within seven years of the origination date of the related mortgage loan, or in the case of certain chemicals identified in the environmental investigations conducted by an independent third party on behalf of IBM, within 13 years of the origination date of the related mortgage loan. IBM also provided the borrower with an indemnification for any such claims arising more than 13 years after the origination date of the related mortgage loan, unless IBM can prove that the claim resulted from activities performed by the borrower. Both independent third party investigations conclude that no further action is currently recommended since remediation at the mortgaged real property is under the supervision of the State of Indiana.

     The information provided by us in this prospectus supplement regarding environmental conditions at the respective mortgaged real properties is based on the results of the environmental assessments referred to in this
"--Assessments of Property Condition--Environmental Assessments" subsection and has not been independently verified by us, the underwriters or any of our or their respective affiliates.

     There can be no assurance that the environmental assessments referred to above identified all environmental conditions and risks at, or that any environmental conditions will not have a material adverse effect on the value of or cash flow from, one or more of the mortgaged real properties securing the underlying mortgage loans.

     Environmental Insurance. As discussed above, certain mortgaged real properties securing the underlying mortgage loans may, in each case, be covered by a secured creditor impaired property policy. Each of these policies provides coverage for the following losses, subject to the applicable deductible, policy terms and exclusions, individual and policy aggregate limits, and further subject to the conditions and limitations set forth below:

         1.   With respect to secured creditor impaired property policies which provide full loan balance coverage, if during the term of the policy there is an event of default under the subject mortgage loan and a pollution condition that was discovered prior to or during the default, or that was disclosed to the insurer prior to the effective date of the policy, and the holder of the note has not foreclosed on the collateral, the insurer will (if the pollution condition exists at the time of default) indemnify the trust for the outstanding balance on the date of default,
              including interest from the date of default until the date that the outstanding balance is paid, interest on any advances of scheduled payments made by the trust after the date of default as well as advances and interest on advances for property protection for up to 10% of the outstanding balance on the date of default.
              Under the policy, a "pollution condition" is the presence of hazardous substances on, under or emanating from the property in concentrations or amounts exceeding the maximum levels allowed by applicable environmental laws or a government order or directive.
              With respect to certain other secured creditor impaired property policies, policy terms may limit the coverage under such policies to the lesser of actual losses resulting from such pollution condition or the amount of the related mortgage loan.

         2.   If the trust becomes legally obligated to pay for claims for bodily injury, property damage or clean-up costs resulting from pollution conditions on, under or emanating from the property that are made against the insured and reported to the insurer during the policy period, the insurer will defend against and pay such claims.

         3.   If the trust incurs clean-up costs after enforcing the related mortgage, the insurer will pay for clean-up costs sustained as a result of pollution conditions on, under or emanating from the property provided that the trust reports the pollution conditions to the appropriate governmental agency in accordance with
              applicable environmental laws in effect at the time of the discovery of the pollution conditions.

     The secured creditor impaired property policies described above require that the insured or the party having direct responsibility for administering or servicing the trust provide the insurer with written notice of a claim as soon as possible but no later than 45 days after first learning of the default and pollution condition or loss. In addition to other excluded matters, the policy does not cover claims arising out of the presence of lead-based paint or asbestos, penalties arising out of violations of law or clean-up costs that are voluntarily incurred. The environmental insurance may be provided under a blanket insurance policy covering other real properties, some of which may not secure loans in the trust. See "--Property, Liability and Other Insurance"
above.

     The premium for the secured creditor impaired property policies described above has been paid in full as of the Issue Date.

     Engineering Assessments. In connection with the origination process, various engineering firms inspected the respective mortgaged real properties securing the mortgage loans that we intend to include in the trust, to assess the structure, exterior

                                     S-124

walls, roofing, interior structure and mechanical and electrical systems. The resulting reports indicated deferred maintenance items and/or recommended capital improvements with respect to some of those mortgaged real properties.
In cases where the cost of repair was deemed material, the related borrowers were generally required to deposit with the lender an amount generally equal to
125% of the engineering firm's estimated cost of the recommended repairs, corrections or replacements to assure their completion.

ASSIGNMENT OF THE UNDERLYING MORTGAGE LOANS

     On or before the Issue Date, we will acquire--

     o   62 mortgage loans, representing $1,039,796,409 of the initial mortgage pool balance, from the Lehman Mortgage Loan Seller, and

     o   29 mortgage loans, representing $388,024,568 of the initial mortgage pool balance, from the UBS Mortgage Loan Seller.

     We will transfer all of the underlying mortgage loans to the trust.

     In each case, the transferor will assign the subject mortgage loans, without recourse, to the transferee. In connection with the foregoing transfers, the UBS Mortgage Loan Seller will be required to deliver to the trustee, with respect to each UBS Mortgage Loan, and we will be required to deliver to the trustee, with respect to each Lehman Mortgage Loan, the following documents:

     o   either--

         1.   the original promissory note(s) evidencing that mortgage loan, or

         2.   if any original promissory note has been lost, a copy of that note, together with a lost note affidavit and indemnity;

     o   the original or a copy of the mortgage instrument, together with originals or copies of any intervening assignments of the mortgage instrument;

     o   the original or a copy of any separate assignment of leases and rents, together with originals or copies of any intervening assignments of that assignment of leases and rents;

     o   either--

         1.   an executed assignment of the mortgage instrument in favor of the trustee, in recordable form except for missing recording
              information relating to a mortgage instrument that has not been returned from the applicable recording office, or

         2.   a certified copy of that assignment as sent for recording;

     o   either--

         1.   an executed assignment of any separate assignment of leases and rents in favor of the trustee, in recordable form except for missing recording information relating to an assignment of leases and rents that has not been returned from the applicable recording office, or

         2.   a certified copy of that assignment as sent for recording; and

     o   an original or copy of the related lender's title insurance policy, or if a title insurance policy has not yet been issued, a "marked-up"
         commitment for title insurance or a pro forma policy;

provided that, in the case of each of the One Lincoln Street Mortgage Loan and the World Apparel Center Mortgage Loan, the Lehman Mortgage Loan Seller will only be obligated to deliver the original promissory note evidencing that mortgage loan, a copy of the related Co-Lender Agreement and a copy of the agreement governing the servicing of that mortgage loan.

     The trustee, either directly or through a custodian, is required to hold all of the documents delivered to it with respect to the underlying mortgage loans, in trust for the benefit of the series 2004-C7 certificateholders.
Within a specified period of time following that delivery, the trustee, directly or through a custodian, will be further required to conduct a review of those documents. The scope of the trustee's review of those documents will, in general, be limited solely to confirming that they have been received. None of the trustee, the master servicer, the special servicer or any custodian is under any duty or

                                     S-125

obligation to inspect, review or examine any of the documents relating to the underlying mortgage loans to determine whether the document is valid, effective, enforceable, in recordable form or otherwise appropriate for the represented purpose.

     The above loan documents, among others, with respect to the One Lincoln
Street Mortgage Loan (with the exception of the original mortgage note evidencing the One Lincoln Street Mortgage Loan) have been delivered to the trustee under the series 2004-C3 trust and servicing agreement, which governs the securitization of the One Lincoln Street Non-Trust Loan. The above loan documents, among others, with respect to the World Apparel Center Mortgage Loan
(with the exception of the original mortgage note evidencing the World Apparel
Center Mortgage Loan) have been delivered to the trustee under the series
2004-LN2 pooling and servicing agreement, which governs the securitization of the World Apparel Center Note A1 Non-Trust Loan.

     If, as provided in the series 2004-C7 pooling and servicing agreement--

     o   any of the above-described documents required to be delivered by us or the UBS Mortgage Loan Seller to the trustee is not delivered,

     o   we or the UBS Mortgage Loan Seller, as applicable, are, subject to the discussion in the next sentence, notified of the missing document, and

     o   either (a) we, in the case of a Lehman Mortgage Loan, and the UBS
         Mortgage Loan Seller, in the case of a UBS Mortgage Loan, agree that, or (b) a court of competent jurisdiction makes a final non-appealable determination that, in the case of (a) or (b), such omission materially and adversely affects the value of the subject underlying mortgage loan, such material and adverse effect to be determined (i) with respect to any notice of a document omission that is delivered within the 24-month period following the Issue Date, as of the pricing date for the series 2004-C7 certificates, and (ii) with respect to any notice of a document omission that is delivered subsequent to the
         24-month period following the Issue Date, as of the date of such notice,

then the omission will constitute a material document omission (a "Material
Document Omission") as to which the trust will have the rights against us or the UBS Mortgage Loan Seller, as applicable, that are described under "--Cures and Repurchases" below. Notwithstanding the foregoing, under certain circumstances, a notice of a Material Document Omission with respect to an underlying mortgage loan must be delivered to us or the UBS Mortgage Loan
Seller, as applicable, within a 12-month period following the first anniversary of the initial custodial certification given with respect to such mortgage loan, as required under the series 2004-C7 pooling and servicing agreement, in order for that notice to be effective and give rise to any rights against us or the UBS Mortgage Loan Seller, as applicable.

     Within a specified period following the later of--

     o   the Issue Date, and

     o   the date on which all recording information necessary to complete the subject document is received by the trustee,

one or more independent third party contractors, retained at the expense of the
Lehman Mortgage Loan Seller and the UBS Mortgage Loan Seller, must submit for recording in the real property records of the applicable jurisdiction each of the assignments of recorded loan documents in favor of the trustee described above. Because most of the mortgage loans that we intend to include in the trust are newly originated, many of those assignments cannot be completed and recorded until the related mortgage and/or assignment of leases and rents, reflecting the necessary recording information, is returned from the applicable recording office.

     In addition to the foregoing, the UBS Mortgage Loan Seller will be required to deliver to the master servicer with respect to each UBS Mortgage
Loan, and we will be required to deliver to the master servicer with respect to each Lehman Mortgage Loan (other than the Outside Serviced Trust Mortgage
Loans), the documents required to be included in the related Servicing File for the subject underlying mortgage loan. In addition, if any document required to be included in the related Servicing File and delivered to the master servicer with respect to any underlying mortgage loan is not so delivered, and if a written request therefor is not made by the master servicer within approximately 15 months of the closing date, then neither we nor the UBS
Mortgage Loan Seller, as applicable, will have any further obligation to deliver that document with respect to the subject mortgage loan. With respect to each underlying mortgage loan, within a specified period of time following the Issue Date, the master servicer will be required to certify solely as to the existence but not the sufficiency or accuracy of the documents constituting the Servicing File that are then in its possession. The master servicer will not be under any duty or obligation to inspect, review or examine any of those documents to determine whether they are valid, effective, enforceable

                                     S-126

or otherwise appropriate for the represented purpose and will not be obligated to pursue any remedies against us or the UBS Mortgage Loan Seller, as the case may be, in the event those documents are not delivered.

REPRESENTATIONS AND WARRANTIES

     As of the Issue Date, and subject to certain exceptions, we will make with respect to each Lehman Mortgage Loan that we include in the trust, and the UBS
Mortgage Loan Seller will make with respect to each UBS Mortgage Loan that we include in the trust, representations and warranties generally to the effect described below, together with any other representations and warranties as may be required by the applicable rating agencies:

     o   The information pertaining to the mortgage loan set forth in the loan schedule attached to the series 2004-C7 pooling and servicing agreement, regarding, among other things, its cut-off date principal balance, its mortgage interest rate and the amount of the next monthly payment, will be true and correct in all material respects as of the cut-off date.

     o   The representing party is the owner of the mortgage loan, has good title to it, has full right, power and authority to sell, assign and transfer the mortgage loan and is transferring the mortgage loan free and clear of any and all liens, pledges, charges and security interests of any nature encumbering the mortgage loan, other than servicing rights.

     o   To the actual knowledge of the representing party, as of the date of its origination, the mortgage loan complied in all material respects with, or was exempt from, all requirements of federal, state or local law relating to the origination of the mortgage loan, including applicable usury laws.

     o   The proceeds of the mortgage loan have been fully disbursed (except in those cases where the full amount of the mortgage loan has been disbursed but a portion thereof is being held in escrow or reserve accounts pending the satisfaction of certain conditions relating to leasing, repairs or other matters with respect to the related mortgaged real property), and there is no requirement for future advances thereunder.

     o   The promissory note, each mortgage instrument and each assignment of leases and rents, if separate from the related mortgage instrument, with respect to the mortgage loan is the legal, valid and binding obligation of the maker thereof, subject to any nonrecourse provisions in the particular document and any state anti-deficiency legislation, and is enforceable in accordance with its terms, except that (1) such enforcement may be limited by (a) bankruptcy, insolvency, receivership, reorganization, liquidation, voidable preference, fraudulent conveyance and transfer, moratorium and/or other similar laws affecting the enforcement of creditors' rights generally and (b) by general principles of equity, regardless of whether that enforcement is considered in a proceeding in equity or at law, and (2) certain provisions in the subject agreement or instrument may be further limited or rendered unenforceable by applicable law, but subject to the limitations set forth in clause (1) of this bullet, those limitations will not render the subject agreement or instrument invalid as a whole or substantially interfere with the mortgagee's realization of the principal benefits and/or security provided by the subject agreement or instrument.

     o   Each related mortgage instrument is a valid and, subject to the exceptions and limitations in the preceding bullet, enforceable first lien on the related mortgaged real property, which mortgaged real property is free and clear of all encumbrances and liens having priority over or on a parity with the first lien of the mortgage instrument, except for Permitted Encumbrances, and except that the mortgage instrument relating to each underlying mortgage loan that is part of a Loan Combination also secures one or more related Non-Trust
         Loans that will not be included in the trust. The Permitted
         Encumbrances do not, individually or in the aggregate, materially and adversely interfere with the benefits of the security intended to be provided by the related mortgage instrument, the current principal use of the related mortgaged real property or the current ability of the related mortgaged real property to generate sufficient cashflow to enable the related borrower to timely pay in full the principal and interest on the subject mortgage loan (other than a balloon payment, which would require a refinancing).

     o   To the actual knowledge of the representing party, subject to the exceptions and limitations on enforceability in the second preceding bullet, there is no valid offset, defense, counterclaim or right of rescission with respect to the promissory note or any related mortgage instrument or other agreement executed by the related borrower in connection with the mortgage loan.

     o   The assignment of each related mortgage instrument in favor of the trustee (or, in the case of the One Lincoln Street Mortgage Loan, the trustee under the series 2004-C3 trust and servicing agreement, or, in the case of the World Apparel Center Mortgage Loan, the trustee under the series 2004-LN2 pooling and servicing agreement) constitutes the legal, valid, binding and, subject to the limitations and exceptions in the third preceding bullet, enforceable assignment of that mortgage instrument to the trustee.

                                     S-127

     o   To the actual knowledge of the representing party, all taxes and governmental assessments which, in all such cases, were directly related to the subject mortgaged real property and could constitute liens on the subject mortgaged real property prior to the lien of the related mortgage, and that prior to the cut-off date became due and payable in respect of, and materially affect, any related mortgaged real property, have been paid or are not yet delinquent, or an escrow of funds in an amount sufficient to cover those payments has been established.

     o   To the actual knowledge of the representing party, there is no proceeding pending for total or partial condemnation of any related mortgaged real property that materially affects its value, and such related mortgaged real property was free of material damage.

     o   To the actual knowledge of the representing party, as of the date of origination of the mortgage loan, except where a tenant is permitted under a lease to insure or self-insure, all insurance required under the mortgage loan was in full force and effect with respect to each related mortgaged real property; provided that the insurance for acts of terrorism and the amount thereof may be limited by the commercial availability of such coverage, whether the mortgagee may reasonably require such insurance, cost limitations and/or whether such hazards are commonly insured against for similar properties.

     o   As of the Issue Date, the mortgage loan is not 30 days or more past due in respect of any scheduled payment of principal and/or interest.

     o   To the actual knowledge of the representing party, as of the date of origination of the mortgage loan, the related borrower is not a debtor in any bankruptcy, reorganization, insolvency or comparable proceeding.

     If, as provided in the series 2004-C7 pooling and servicing agreement--

     o   there exists a breach of any of the above-described representations and warranties made by us or the UBS Mortgage Loan Seller,

     o   we or the UBS Mortgage Loan Seller, as applicable, are notified of that breach, and

     o   either (a) we, in the case of a Lehman Mortgage Loan, and the UBS
         Mortgage Loan Seller, in the case of a UBS Mortgage Loan, agree that, or (b) a court of competent jurisdiction makes a final non-appealable determination that, in the case of (a) or (b), such breach materially and adversely affects the value of the subject underlying mortgage loan, such material and adverse effect to be determined (i) with respect to any notice of a breach that is delivered within the 24-month period following the Issue Date, as of the pricing date for the series
         2004-C7 certificates, and (ii) with respect to any notice of a breach that is delivered subsequent to the 24-month period following the Issue
         Date, as of the date of such notice,

then that breach will be a material breach (a "Material Breach") as to which the trust will have the rights against us or the UBS Mortgage Loan Seller, as applicable, that are described under "--Cures and Repurchases" below.

CURES AND REPURCHASES

     If there exists a Material Breach of any of the representations and warranties made by us with respect to any of the Lehman Mortgage Loans or by the UBS Mortgage Loan Seller with respect to any of the UBS Mortgage Loans, as discussed under "--Representations and Warranties" above, or if there exists a
Material Document Omission with respect to any Lehman Mortgage Loan or UBS
Mortgage Loan, as discussed under "--Assignment of the Underlying Mortgage
Loans" above, then we, in the case of a Lehman Mortgage Loan, and the UBS
Mortgage Loan Seller, in the case of a UBS Mortgage Loan, will be required either:

     o   to cure that Material Breach or Material Document Omission, as the case may be, in all material respects,

     o   at our option (in the case of a Lehman Mortgage Loan) or at the option of the UBS Mortgage Loan Seller (in the case of a UBS Mortgage Loan), in the event such party determines that such Material Breach or
         Material Document Omission cannot be cured, to pay an amount (which would be held in a reserve fund and applied to any losses on and expenses related to the subject underlying mortgage loan) equal to the loss of value directly attributed to such Material Breach or Material
         Document Omission, provided that there can be no assurance that any such loss of value payment will, in fact, cover the amount of actual losses and expenses incurred by the trust in connection with the subject underlying mortgage loan, including, without limitation, unpaid special servicing compensation and other related costs and expenses, and provided, further, that the foregoing option will not be available if 95% or more of the loss of value of the subject underlying mortgage loan was caused by the subject Material Breach or Material Document
         Omission, as applicable, and the subject Material Breach or Material
         Document Omission is not capable of being cured, or

                                     S-128

     o   to repurchase the affected mortgage loan at a price generally equal to the sum of--

         1.  the unpaid principal balance of that mortgage loan at the time of purchase, plus

         2.  all unpaid interest, other than Post-ARD Additional Interest and
             Default Interest, due with respect to that mortgage loan pursuant to the related loan documents through the due date in the
             collection period of purchase, plus

         3.  all unreimbursed servicing advances made under the series 2004-C7 pooling and servicing agreement with respect to that mortgage loan, plus

         4.  all unpaid interest accrued on advances made under the series
             2004-C7 pooling and servicing agreement with respect to that mortgage loan, plus

         5.  subject to certain limitations, to the extent not otherwise covered by clause 4. of this bullet, all unpaid special servicing fees and other Additional Trust Fund Expenses related to that mortgage loan
             (including any liquidation fee, if payable under the series 2004-C7 pooling and servicing agreement).

     The time period within which we or the UBS Mortgage Loan Seller must complete that cure or repurchase will generally be limited to 90 days following the date on which the determination is made (which may be by a court of competent jurisdiction) that a Material Breach or a Material Document Omission, as the case may be, exists. However, if the responsible party is diligently attempting to correct the problem, then, with limited exception, it will be entitled to as much as an additional 90 days (or more in the case of a Material
Document Omission resulting from the failure of the responsible party to have received the recorded documents) to complete that cure or repurchase.

     If a Material Breach or a Material Document Omission exists with respect to any underlying mortgage loan that is cross-collateralized with one or more other mortgage loans in the trust, if the cross-collateralization can be terminated without any adverse tax consequence for the trust, and if the series
2004-C7 controlling class representative so consents, then we or the UBS
Mortgage Loan Seller, as applicable, will be permitted, subject to specified conditions, to repurchase only the affected mortgage loan. Otherwise, the entire cross-collateralized group will be treated as a single mortgage loan for purposes of--

     o   determining the materiality of the subject breach or document omission,
         and

     o   the repurchase remedy.

     The cure/payment/repurchase obligations of us and the UBS Mortgage Loan
Seller described above will constitute the sole remedies available to the series 2004-C7 certificateholders in connection with a Material Breach or a
Material Document Omission with respect to any mortgage loan in the trust.

     No other person will be obligated to repurchase any affected mortgage loan in connection with, or otherwise address, a Material Breach or a Material
Document Omission, if we or the UBS Mortgage Loan Seller, as the case may be, default on our obligations to do so. There can be no assurance that we or the
UBS Mortgage Loan Seller will have sufficient assets to cure, pay the loss of value or repurchase a mortgage loan if required to do so.

CHANGES IN MORTGAGE POOL CHARACTERISTICS

     The description in this prospectus supplement of the mortgage pool is based upon the mortgage pool as it is expected to be constituted at the time the offered certificates are issued, with adjustments for the monthly debt service payments due on the underlying mortgage loans on or before the cut-off date. Prior to the Issue Date, one or more mortgage loans may be removed from the mortgage pool if we consider the removal necessary or appropriate. A limited number of other mortgage loans may be included in the mortgage pool prior to the Issue Date, unless including those mortgage loans would materially alter the characteristics of the mortgage pool as described in this prospectus supplement. We believe that the information in this prospectus supplement will be generally representative of the characteristics of the mortgage pool as it will be constituted at the time the offered certificates are issued. However, the range of mortgage interest rates and maturities, as well as the other characteristics of the underlying mortgage loans described in this prospectus supplement, may vary, and the actual initial mortgage pool balance may be as much as 5% larger or smaller than the initial mortgage pool balance specified in this prospectus supplement.

     A current report on Form 8-K will be available to purchasers of the offered certificates on or shortly after the Issue Date. We will file that current report on Form 8-K, together with the series 2004-C7 pooling and servicing agreement as an exhibit, with the SEC within 15 days after the Issue
Date. If mortgage loans are removed from or added to the mortgage pool, that removal or addition will be noted in that current report on Form 8-K.

                                     S-129

      SERVICING UNDER THE SERIES 2004-C7 POOLING AND SERVICING AGREEMENT

GENERAL

     The series 2004-C7 pooling and servicing agreement will govern the servicing and administration of the mortgage loans in the trust (other than the
Outside Serviced Trust Mortgage Loans), as well as the servicing and administration of (a) the International Residences Non-Trust Loan, (b) the
Kimco Portfolio Non-Trust Loans, (c) the Post Oak Apartments Non-Trust Loan and
(d) any REO Properties acquired by the special servicer on behalf of the trust and, if and when applicable, the related Non-Trust Loan Noteholder as a result of foreclosure or other similar action. The following summaries describe some of the provisions of the series 2004-C7 pooling and servicing agreement relating to the servicing and administration of those mortgage loans and REO
Properties. You should also refer to the accompanying prospectus, in particular the section captioned "Description of the Governing Documents" for additional important information regarding provisions of the series 2004-C7 pooling and servicing agreement that relate to the rights and obligations of the master servicer and the special servicer.

     Because five (5) of the Loan Combinations are to be serviced and administered under the series 2004-C7 pooling and servicing agreement, while two (2) of the Loan Combinations are subject to other servicing arrangements, we have adopted the use of the following terms:

     o   "Serviced Loan Combinations," which refers to the International
         Residences Loan Pair, the Kimco Portfolio Loan Pairs and the Post Oak
         Apartments Loan Pair;

     o   "Serviced Non-Trust Loans," which refers to the International
         Residences Non-Trust Loan, the Kimco Portfolio Non-Trust Loans and the
         Post Oak Apartments Non-Trust Loan;

     o   "Serviced Non-Trust Loan Noteholders," which refers to the
         International Residences Non-Trust Loan Noteholder, the Kimco Portfolio
         Non-Trust Loan Noteholders and the Post Oak Apartments Non-Trust Loan
         Noteholder;

     o   "Outside Serviced Loan Combinations," which refers to the One Lincoln
         Street Loan Pair and the World Apparel Center Loan Group; and

     o   "Outside Serviced Trust Mortgage Loans," which refers to the One
         Lincoln Street Mortgage Loan and the World Apparel Center Mortgage
         Loan.

     The series 2004-C7 pooling and servicing agreement provides that the master servicer and the special servicer must each service and administer the mortgage loans (other than the Outside Serviced Trust Mortgage Loans) and any
REO Properties in the trust for which it is responsible, together with, when appropriate, the Serviced Non-Trust Loans, directly or through sub-servicers, in accordance with--

     o   any and all applicable laws,

     o   the express terms of the series 2004-C7 pooling and servicing agreement,

     o   the express terms of the subject mortgage loans and any and all related intercreditor, co-lender and/or similar agreements, and

     o   to the extent consistent with the foregoing, the Servicing Standard.

     In general, the master servicer will be responsible for the servicing and administration of each underlying mortgage loan (other than the Outside
Serviced Trust Mortgage Loans) and each Serviced Non-Trust Loan--

     o   as to which no Servicing Transfer Event has occurred, or

     o   that is a worked-out mortgage loan as to which no new Servicing
         Transfer Event has occurred.

     The special servicer, on the other hand, will be responsible for the servicing and administration of each underlying mortgage loan (other than, if applicable, the Outside Serviced Trust Mortgage Loans) and Serviced Non-Trust
Loan as to which a Servicing Transfer Event has occurred and which has not yet become a worked-out mortgage loan with respect to that Servicing Transfer
Event. The special servicer will also be responsible for the administration of each REO Property acquired by the trust.

     Despite the foregoing, the series 2004-C7 pooling and servicing agreement will require the master servicer to continue to receive information (which information, with respect to the Outside Serviced Trust Mortgage Loans, will be received from

                                     S-130

the master servicer under the governing servicing agreement for the related
Outside Serviced Loan Combination) and prepare all reports to the trustee required to be received or prepared with respect to any specially serviced mortgage loans (other than, if applicable, the Outside Serviced Trust Mortgage
Loans) and, otherwise, to render other incidental services with respect to any specially serviced mortgage loans (other than, if applicable, the Outside
Serviced Loan Combinations). In addition, the special servicer will perform limited duties and have certain approval rights regarding servicing actions with respect to non-specially serviced mortgage loans (other than the Outside
Serviced Trust Mortgage Loans). Neither the master servicer nor the special servicer will have responsibility for the performance by the other of its respective obligations and duties under the series 2004-C7 pooling and servicing agreement.

     The master servicer will transfer servicing of a mortgage loan for which it is responsible under the series 2004-C7 pooling and servicing agreement to the special servicer upon the occurrence of a Servicing Transfer Event with respect to that mortgage loan. The special servicer will return the servicing of that mortgage loan to the master servicer, and that mortgage loan will be considered to have been worked-out, if and when all Servicing Transfer Events with respect to that mortgage loan cease to exist in accordance with the definition of "Servicing Transfer Event" in the glossary to this prospectus supplement.

     The occurrence of a Servicing Transfer Event with respect to any mortgage loan in a Serviced Loan Combination will automatically result in the occurrence of a Servicing Transfer Event with respect to the other mortgage loan(s) in that Loan Combination.

     Some of the mortgage loans that we intend to include in the trust are currently being serviced by third-party servicers that are entitled to and will become sub-servicers of these loans on behalf of the master servicer. Neither the trustee nor any other successor master servicer may terminate the sub-servicing agreement for any of those sub-servicers without cause.

     In general, the Serviced Non-Trust Loans will be serviced and administered under the series 2004-C7 pooling and servicing agreement as if each such
Non-Trust Loan was a mortgage loan in the trust.

     Notwithstanding the foregoing, the two Outside Serviced Trust Mortgage
Loans will not be serviced under the series 2004-C7 pooling and servicing agreement. Under the terms of the One Lincoln Street Intercreditor Agreement, for so long as the One Lincoln Street Non-Trust Loan is part of the Series
2004-C3 Securitization, the One Lincoln Street Loan Pair will be serviced and administered by the master servicer and special servicer for the Series 2004-C3
Securitization (subject to replacement of each such party), in accordance with the series 2004-C3 trust and servicing agreement (or any permitted successor servicing agreement). Under the terms of the World Apparel Center Co-Lender
Agreement, for so long as the World Apparel Center Note A1 Non-Trust Loan is part of the Series 2004-LN2 Securitization, the World Apparel Center Loan Group
will be serviced and administered by the master servicer and a special servicer for the Series 2004-LN2 Securitization (subject to replacement of each such party), in accordance with the series 2004-LN2 pooling and servicing agreement
(or any permitted successor servicing agreement). The discussion below regarding servicing generally relates solely to the servicing of the underlying mortgage loans (other than the Outside Serviced Trust Mortgage Loans) under the series 2004-C7 pooling and servicing agreement. The servicing arrangements under the series 2004-C3 trust and servicing agreement (with respect to the One
Lincoln Street Mortgage Loan) and under the series 2004-LN2 pooling and servicing agreement (with respect to the World Apparel Center Mortgage Loan)
are similar but not identical to those servicing arrangements under the series
2004-C7 pooling and servicing agreement. For a description of certain of the servicing arrangements for the One Lincoln Street Loan Pair, see "Servicing of
the One Lincoln Street Loan Pair" below in this prospectus supplement, and for a description of certain of the servicing arrangements for the World Apparel
Center Loan Group, see "Servicing of the World Apparel Center Loan Group" in
this prospectus supplement.

THE INITIAL MASTER SERVICER AND THE INITIAL SPECIAL SERVICER

     The Master Servicer. Wachovia Bank, National Association will act as master servicer under the series 2004-C7 pooling and servicing agreement.
Wachovia is a wholly owned subsidiary of Wachovia Corporation. Its principal servicing offices are located at 8739 Research Drive-URP 4, Charlotte, North
Carolina 28262-1075.

     As of September 30, 2004, Wachovia and its affiliates were responsible for master or primary servicing approximately 15,087 commercial and multifamily loans, totaling approximately $136 billion in aggregate outstanding principal amount, including loans securitized in mortgage-backed securitization transactions. Wachovia will make no representations as to the validity or sufficiency of the series 2004-C7 pooling and servicing agreement, the series
2004-C7 certificates, the underlying mortgage loans or this prospectus supplement.

     The information set forth in this prospectus supplement concerning
Wachovia has been provided by it. Neither we nor any underwriter makes any representation or warranty as to the accuracy or completeness of that information.

                                     S-131

     Wachovia is also the master servicer under the series 2004-C3 trust and servicing agreement, which governs the servicing of the One Lincoln Street Loan
Pair.

     GMAC Commercial Mortgage Corporation ("GMACCM"), a California corporation, is the series 2004-LN2 master servicer responsible for servicing the World
Apparel Center Mortgage Loan in accordance with the series 2004-LN2 pooling and servicing agreement. GMACCM's principal master servicing offices are located at
200 Witmer Road, Horsham, Pennsylvania 19044.

     The Special Servicer. GMACCM will act as the initial special servicer under the series 2004-C7 pooling and servicing agreement. The principal special servicing offices of GMACCM are located at 550 California Street, San
Francisco, California 94104. As of August 31, 2004, GMACCM was responsible for performing certain special servicing functions with respect to commercial and multifamily loans totaling approximately $94.6 billion in aggregate outstanding principal balance. GMACCM will make no representations as to the validity or sufficiency of the series 2004-C7 pooling and servicing agreement, the series
2004-C7 certificates, the mortgage loans or this prospectus supplement.

     The information set forth in this prospectus supplement concerning GMACCM has been provided by them. Neither we nor either of the underwriters makes any representation or warranty as to the accuracy or completeness of this information.

     Wachovia is the initial special servicer under the series 2004-C3 trust and servicing agreement, which governs the servicing of the One Lincoln Street
Loan Pair. The principal special servicing offices of Wachovia are located at
One Wachovia Center, 301 South College Street, Charlotte, North Carolina 28288.

     Lennar Partners, Inc., a Florida corporation and a subsidiary of LNR
Property Corporation, is the initial special servicer under the series 2004-LN2 pooling and servicing agreement, which governs the servicing of the World
Apparel Center Loan Group. The principal executive offices of Lennar are located at 1601 Washington Avenue, Miami Beach, Florida 33139, and its
telephone number is (305) 695-5600.

SERVICING AND OTHER COMPENSATION AND PAYMENT OF EXPENSES

     The Master Servicing Fee. The principal compensation to be paid to the master servicer with respect to its master servicing activities will be the master servicing fee.

     The master servicing fee will be earned with respect to each and every mortgage loan in the trust (including the Outside Serviced Trust Mortgage
Loans) and each Serviced Non-Trust Loan, including each such mortgage loan--

     o   that is being specially serviced;

     o   as to which the corresponding mortgaged real property has become an REO
         Property; or

     o   that has been defeased.

     In the case of each mortgage loan in the trust, the master servicing fee will--

     o   be calculated on a 30/360 Basis, except in the case of partial periods of less than a month, when it will be computed on the basis of the actual number of days elapsed in the partial period and a 360-day year,

     o   accrue at the related master servicing fee rate,

     o   accrue on the same principal amount as interest accrues or is deemed to accrue from time to time with respect to that mortgage loan, and

     o   be payable monthly from amounts received with respect to, or allocable as recoveries of, interest on that mortgage loan or, following liquidation of that mortgage loan and any related REO Property, from general collections on the other mortgage loans and REO Properties in the trust.

     The master servicing fee rate with respect to the underlying mortgage loans, under the series 2004-C7 pooling and servicing agreement, will vary on a loan-by-loan basis and ranges from 0.015% per annum to 0.115% per annum. The weighted average master servicing fee rate for the mortgage pool was 0.036% as of the cut-off date. Except in the case of the Outside Serviced Trust Mortgage
Loans, that master servicing fee rate includes any servicing fee rate payable to any third-party servicers that sub-service or primary service the loans on behalf of the master servicer.

     A fee comparable to the above-described master servicing fee will also be payable with respect to the One Lincoln Street Mortgage Loan under the series
2004-C3 trust and servicing agreement, which fee will be calculated on an
Actual/360 Basis

                                     S-132

at 0.05% per annum, and a fee comparable to the above-described master servicing fee will also be payable with respect to the World Apparel Center
Mortgage Loan under the series 2004-LN2 pooling and servicing agreement, which fee will be calculated on an Actual/360 Basis at 0.02% per annum.

     Additional Master Servicing Compensation. As additional master servicing compensation, the master servicer will be entitled to receive any and all
Prepayment Interest Excesses collected with respect to the entire mortgage pool
(other than the One Lincoln Street Mortgage Loan).

     In addition, the master servicer will generally be authorized to invest or direct the investment of funds held in its custodial account, and in any and all escrow and/or reserve accounts maintained by the master servicer, in
Permitted Investments. See "--Custodial Account" below. In general, the master servicer will be entitled to retain any interest or other income earned on those funds that is not otherwise payable to the borrowers and, to the extent the investments are made for its benefit, will be required to cover any losses of principal from its own funds. The master servicer will not be obligated, however, to cover any losses resulting from the bankruptcy or insolvency of any depository institution or trust company holding any of those accounts.

     All modification fees, assumption fees, assumption application fees, defeasance fees, extension fees, consent/waiver fees and other comparable transaction fees and charges, if any, collected with respect to the underlying mortgage loans (other than the Outside Serviced Trust Mortgage Loans) will be paid to, and allocated between, the master servicer and the special servicer, as additional compensation, in accordance with the series 2004-C7 pooling and servicing agreement. Similarly, any late payment charges and Default Interest actually collected with respect to any underlying mortgage loan (other than any
Outside Serviced Trust Mortgage Loan) during any collection period will be paid to, and allocated between, the master servicer and the special servicer, as additional compensation, as provided in the series 2004-C7 pooling and servicing agreement, but only to the extent that those late payment charges and
Default Interest are not otherwise allocable--

     o   to pay the master servicer, the special servicer, the trustee or the fiscal agent, as applicable, any unpaid interest on advances reimbursed to that party, during that collection period, with respect to the subject mortgage loan or the related mortgaged real property,

     o   to pay any other expenses, excluding special servicing fees, liquidation fees and workout fees, that are then outstanding with respect to the subject mortgage loan or the related mortgaged real property, and that, if paid from collections on the mortgage pool other than late payment charges and Default Interest collected with respect to the subject mortgage loan, would be an Additional Trust Fund
         Expense, or

     o   to reimburse the trust for any Additional Trust Fund Expenses, including interest on advances, but excluding special servicing fees, liquidation fees and workout fees, that were previously paid with respect to the subject mortgage loan or the related mortgaged real property from collections on the mortgage pool (other than late payment charges and Default Interest collected with respect to the subject mortgage loan) and that were not previously reimbursed in accordance with this bullet.

     Some or all of the items referred to in the prior paragraph (exclusive of
Default Interest and late payment charges) that are collected in respect of the
Serviced Non-Trust Loans may also be paid to, and allocated between, the master servicer and the special servicer, as additional compensation, as provided in the series 2004-C7 pooling and servicing agreement. Some or all of the items referred to in the prior paragraph that are collected in respect of the Outside
Serviced Trust Mortgage Loans will likely be paid to, and allocated between, the applicable servicers as additional compensation, as provided under the governing servicing agreement for the related Outside Serviced Loan
Combination. Notwithstanding the foregoing, Default Interest and late payment charges allocable to an Outside Serviced Trust Mortgage Loan may first be applied, in accordance with the governing servicing agreement, to offset interest on advances made with respect to the subject Outside Serviced Loan
Combination, prior to being applied as additional servicing compensation under such governing servicing agreement.

     Prepayment Interest Shortfalls. The series 2004-C7 pooling and servicing agreement generally provides that if any Prepayment Interest Shortfalls are incurred in connection with the voluntary prepayment by borrowers of non-specially serviced mortgage loans in the mortgage pool (including, if applicable, the Outside Serviced Trust Mortgage Loans) during any collection period, the master servicer must make a non-reimbursable payment with respect to the related payment date in an amount equal to the lesser of:

     o   the total amount of those Prepayment Interest Shortfalls, and

     o   the sum of the following components of the master servicer's total servicing compensation for that same collection period--

                                     S-133

        1.   all Prepayment Interest Excesses, if any, collected with respect to the entire mortgage pool during that collection period, and

        2.   with respect to each and every mortgage loan in the trust for which the master servicer receives master servicing fees during that collection period, the portion of those fees calculated, in each case, at an annual rate of 0.015% per annum.

     No other master servicing compensation will be available to cover
Prepayment Interest Shortfalls.

     Any payments made by the master servicer with respect to any payment date to cover Prepayment Interest Shortfalls will be included among the amounts payable as principal and interest on the series 2004-C7 certificates on that payment date as described under "Description of the Offered
Certificates--Payments" in this prospectus supplement. If the amount of the payments made by the master servicer with respect to any payment date to cover
Prepayment Interest Shortfalls is less than the total of all the Prepayment
Interest Shortfalls incurred with respect to the mortgage pool during the related collection period, then the resulting Net Aggregate Prepayment Interest
Shortfall will be allocated among the respective interest-bearing classes of the series 2004-C7 certificates, in reduction of the interest payable on those certificates, as and to the extent described under "Description of the Offered
Certificates--Payments--Payments of Interest" in this prospectus supplement.

     Principal Special Servicing Compensation. The principal compensation to be paid to the special servicer with respect to its special servicing activities in respect of the mortgage pool (other than the Outside Serviced Trust Mortgage
Loans) and the Serviced Non-Trust Loans will be--

     o   the special servicing fee,

     o   the workout fee, and

     o   the liquidation fee.

     The Special Servicing Fee. The special servicing fee will be earned with respect to each underlying mortgage loan (other than the Outside Serviced Trust
Mortgage Loans) and each Serviced Non-Trust Loan--

     o   that is being specially serviced, or

     o   as to which the corresponding mortgaged real property has become an REO
         Property.

     In the case of each underlying mortgage loan that satisfies the criteria described in the prior paragraph, the special servicing fee will--

     o   be calculated on a 30/360 Basis, except in the case of partial periods of less than a month, when it will be computed on the basis of the actual number of days elapsed in the partial period and a 360-day year,

     o   accrue at a special servicing fee rate of 0.25% per annum,

     o   accrue on the same principal amount as interest accrues or is deemed to accrue from time to time with respect to that mortgage loan, and

     o   generally be payable monthly from general collections on all the mortgage loans and any REO Properties in the trust.

     Special servicing fees earned with respect to a Serviced Non-Trust Loan may be paid out of collections on the entire subject Loan Combination.

     The Workout Fee. The special servicer will, in general, be entitled to receive a workout fee with respect to each underlying mortgage loan (other than the Outside Serviced Trust Mortgage Loans) and each Serviced Non-Trust Loan that is a worked-out mortgage loan. The workout fee will generally be payable out of, and will be calculated by application of a workout fee rate of 1.0% to, each collection of--

     o   interest, other than Default Interest and Post-ARD Additional Interest,

     o   principal, and

     o   prepayment consideration,

received on the subject mortgage loan for so long as it remains a worked-out mortgage loan; provided that any workout fees in respect of a Serviced Loan
Combination will generally be payable out of and based on collections on the entire such Loan Combination.

                                     S-134

     The workout fee with respect to any worked-out mortgage loan referred to in the prior paragraph will cease to be payable if a new Servicing Transfer
Event occurs with respect to that loan. However, a new workout fee would become payable if that mortgage loan again became a worked-out mortgage loan with respect to that new Servicing Transfer Event.

     If the special servicer is terminated or replaced (other than for cause)
or resigns, then it will retain the right to receive any and all workout fees payable with respect to each mortgage loan serviced under the series 2004-C7 pooling and servicing agreement that became a worked-out mortgage loan during the period that it acted as special servicer and remained a worked-out mortgage loan at the time of its termination, replacement or resignation. The successor special servicer will not be entitled to any portion of those workout fees.

     Although workout fees are intended to provide the special servicer with an incentive to better perform its duties, the payment of any workout fee will reduce amounts payable to the series 2004-C7 certificateholders.

     The Liquidation Fee. The special servicer will be entitled to receive a liquidation fee with respect to each specially serviced mortgage loan (other than, if applicable, an Outside Serviced Trust Mortgage Loan) for which it obtains a full, partial or discounted payoff from the related borrower, except as described in the next paragraph. The special servicer will also be entitled to receive a liquidation fee with respect to any specially serviced mortgage loan or REO Property (other than, if applicable, an Outside Serviced Trust
Mortgage Loan or any related REO Property) as to which it receives any
Liquidation Proceeds, except as described in the next paragraph. As to each such specially serviced mortgage loan and REO Property, the liquidation fee will generally be payable from, and will be calculated by application of a liquidation fee rate of 1.0% to, the related payment or proceeds, exclusive of any portion of that payment or proceeds that represents a recovery of Default
Interest or Post-ARD Additional Interest; provided that any liquidation fees in respect of a Serviced Loan Combination will be payable out of and based on collections on the entire such Loan Combination.

     Despite anything to the contrary described in the prior paragraph, no liquidation fee will be payable based on, or out of, amounts received in connection with:

     o   a specially serviced mortgage loan that becomes a corrected mortgage loan;

     o   the repurchase of any mortgage loan in the trust by us or the UBS
         Mortgage Loan Seller, due to a breach of representation or warranty or for missing mortgage loan documentation, prior to the expiration of a specified period of time set forth in the series 2004-C7 pooling and servicing agreement, as described under "Description of the Mortgage
         Pool--Cures and Repurchases" in this prospectus supplement;

     o   the purchase of any specially serviced mortgage loan out of the trust by any holder of the fair value purchase option, as described under
         "--Fair Value Option" below;

     o   the purchase of any defaulted mortgage loan in the trust by a related mezzanine lender in connection with repurchase rights set forth in the applicable intercreditor agreement, unless the liquidation fee is payable and is actually paid pursuant to such intercreditor agreement;

     o   the purchase of all of the mortgage loans and REO Properties in the trust by us, Lehman Brothers Inc., the special servicer, any certificateholder(s) of the series 2004-C7 controlling class or the master servicer in connection with the termination of the trust, as described under "Description of the Offered Certificates--Termination"
         in this prospectus supplement;

     o   the purchase of an underlying mortgage loan that is part of a Loan
         Combination by any related Non-Trust Loan Noteholder or its designee in accordance with the related Co-Lender Agreement, unless the liquidation fee is payable and is actually paid pursuant to such Co-Lender
         Agreement; or

     o   the receipt or application of loss of value payments, as described under "Description of the Mortgage Pool--Cures and Repurchases" in this prospectus supplement.

     Although liquidation fees are intended to provide the special servicer with an incentive to better perform its duties, the payment of any liquidation fee will reduce amounts payable to the series 2004-C7 certificateholders.

     Outside Serviced Loan Combinations. Special Servicing fees, liquidation fees and workout fees will be payable with respect to the Outside Serviced Loan
Combinations in accordance with the applicable governing servicing agreement under generally the same circumstances as such fees will be payable with respect to the Serviced Loan Combinations under the series 2004-C7 pooling and servicing agreement.

     Additional Special Servicing Compensation. As additional special servicing compensation, the special servicer will be authorized to invest or direct the investment of funds held in its REO account in Permitted Investments. See
"--REO

                                     S-135

Properties" below. In general, the special servicer will be entitled to retain any interest or other income earned on those funds and will be required to cover any losses of principal from its own funds without any right to reimbursement. The special servicer will not be obligated, however, to cover any losses resulting from the bankruptcy or insolvency of any depository institution or trust company holding the special servicer's REO account.

     All modification fees, assumption fees, assumption application fees, extension fees, defeasance fees, consent/waiver fees and other comparable transaction fees and charges, if any, collected with respect to the underlying mortgage loans (other than the Outside Serviced Trust Mortgage Loans) will be paid to, and allocated between, the master servicer and the special servicer, as additional compensation, in accordance with the series 2004-C7 pooling and servicing agreement. Similarly, any late payment charges and Default Interest actually collected with respect to any underlying mortgage loan (other than any
Outside Serviced Trust Mortgage Loan) during any collection period will be paid to, and allocated between, the master servicer and the special servicer, as additional compensation, as provided in the series 2004-C7 pooling and servicing agreement, but only to the extent that those late payment charges and
Default Interest are not otherwise allocable--

     o   to pay the master servicer, the special servicer, the trustee or the fiscal agent, as applicable, any unpaid interest on advances reimbursed to that party, during that collection period, with respect to the subject mortgage loan or the related mortgaged real property,

     o   to pay any other expenses, excluding special servicing fees, liquidation fees and workout fees, that are then outstanding with respect to the subject mortgage loan or the related mortgaged real property, and that, if paid from collections on the mortgage pool other than late payment charges and Default Interest collected with respect to the subject mortgage loan, would be an Additional Trust Fund
         Expense, or

     o   to reimburse the trust for any Additional Trust Fund Expenses, including interest on advances, but excluding special servicing fees, liquidation fees and workout fees, that were previously paid with respect to the subject mortgage loan or the related mortgaged real property from collections on the mortgage pool (other than late payment charges and Default Interest collected with respect to the subject mortgage loan) and that were not previously reimbursed in accordance with this bullet.

     Some or all of the items referred to in the prior paragraph (exclusive of
Default Interest and late payment charges) that are collected in respect of the
Serviced Non-Trust Loans may also be paid to, and allocated between, the master servicer and the special servicer, as additional compensation, as provided in the series 2004-C7 pooling and servicing agreement. Some or all of the items referred to in the prior paragraph that are collected in respect of the Outside
Serviced Trust Mortgage Loans will likely be paid to, and allocated between, the applicable servicers as additional compensation, as provided under the governing servicing agreement for the related Outside Serviced Loan
Combination. Notwithstanding the foregoing, Default Interest and late payment charges allocable to an Outside Serviced Trust Mortgage Loan may first be applied, in accordance with the governing servicing agreement, to offset interest on advances made with respect to the subject Outside Serviced Loan
Combination, prior to being applied as additional servicing compensation under such governing servicing agreement.

     Payment of Expenses; Servicing Advances. Each of the master servicer and the special servicer will be required to pay its overhead costs and any general and administrative expenses incurred by it in connection with its servicing activities under the series 2004-C7 pooling and servicing agreement. The master servicer and the special servicer will not be entitled to reimbursement for these expenses except as expressly provided in the series 2004-C7 pooling and servicing agreement.

     Any and all customary, reasonable and necessary out-of-pocket costs and expenses incurred by the master servicer, the special servicer, the trustee or the fiscal agent in connection with the servicing of a mortgage loan under the series 2004-C7 pooling and servicing agreement, if a default is imminent or after a default, delinquency or other unanticipated event has occurred with respect to that loan, or in connection with the administration of any REO
Property, will be servicing advances. Servicing advances will be reimbursable from future payments and other collections, including Insurance Proceeds,
Condemnation Proceeds and Liquidation Proceeds, in connection with the related mortgage loan or REO Property.

     The special servicer may request that the master servicer make servicing advances with respect to a specially serviced mortgage loan or REO Property under the series 2004-C7 pooling and servicing agreement, in lieu of the special servicer's making that advance itself. The special servicer must make the request a specified number of days in advance of when the servicing advance is required to be made under the series 2004-C7 pooling and servicing agreement. The master servicer, in turn, must make the requested servicing advance within a specified number of days following the master servicer's receipt of the request. If the request is timely and properly made, the special servicer will be relieved of any obligations with respect to a servicing advance that it requests that the master servicer make, regardless of whether or not the master servicer actually makes that advance.

                                     S-136

     If the master servicer or the special servicer is required under the series 2004-C7 pooling and servicing agreement to make a servicing advance, but it does not do so within 15 days after the servicing advance is required to be made, then the trustee will be required:

     o   if it has actual knowledge of the failure, to give the master servicer or the special servicer, as applicable, notice of its failure; and

     o   if the failure continues for three more business days, to make the servicing advance.

     The series 2004-C7 pooling and servicing agreement will obligate the fiscal agent to make any servicing advances that the trustee was obligated, but failed, to make.

     Despite the foregoing discussion or anything else to the contrary in this prospectus supplement, none of the master servicer, the special servicer, the trustee or the fiscal agent will be obligated to make servicing advances that, in the judgment of the party making the advance, or in the judgment of the special servicer (with regard to advances by parties other than the special servicer on specially serviced mortgage loans or REO Properties), would not be ultimately recoverable from expected collections on the related mortgage loan or REO Property. If the master servicer, the special servicer, the trustee or the fiscal agent makes any servicing advance that it subsequently determines
(or, with regard to advances by parties other than the special servicer on specially serviced mortgage loans or REO Properties, that the special servicer subsequently determines) is not recoverable from expected collections on the related mortgage loan or REO Property, it may obtain reimbursement for that advance, together with interest on the advance, out of general collections on the mortgage loans and any REO Properties on deposit in the master servicer's custodial account from time to time.

     Notwithstanding the foregoing, upon a determination that a previously made servicing advance is not recoverable from expected collections on the related mortgage loan or REO Property in the trust, instead of obtaining reimbursement out of general collections on the mortgage pool immediately, any of the master servicer, the special servicer, the trustee or the fiscal agent, as applicable, may, in its sole discretion, elect to obtain reimbursement for such non-recoverable servicing advance over a period of time (not to exceed 12 months without the consent of the series 2004-C7 controlling class representative), with interest thereon at the prime rate described below. At any time after such a determination to obtain reimbursement over time in accordance with the preceding sentence, the master servicer, the special servicer, the trustee or the fiscal agent, as applicable, may, in its sole discretion, decide to obtain reimbursement from general collections on the mortgage pool immediately. The fact that a decision to recover a non-recoverable servicing advance over time, or not to do so, benefits some classes of series 2004-C7 certificateholders to the detriment of other classes of series 2004-C7 certificateholders will not constitute a violation of the
Servicing Standard by the master servicer or the special servicer or a breach of the terms of the series 2004-C7 pooling and servicing agreement by any party thereto or a violation of any fiduciary duty owed by any party thereto to the series 2004-C7 certificateholders.

     If the master servicer, the special servicer, the trustee or the fiscal agent reimburses itself out of general collections on the mortgage pool for any servicing advance that it has determined is not recoverable out of collections on the related mortgage loan, then that advance (together with accrued interest thereon) will be deemed, to the fullest extent permitted, to be reimbursed first out of payments and other collections of principal on the underlying mortgage loans otherwise distributable on the series 2004-C7 principal balance certificates (prior to being deemed reimbursed out of payments and other collections of interest on the underlying mortgage loans otherwise distributable on the series 2004-C7 certificates), thereby reducing the payments of principal on the series 2004-C7 principal balance certificates. In addition, if payments and other collections of principal on the mortgage pool are applied to reimburse, or pay interest on, any advance that is determined to be nonrecoverable from collections on the related underlying mortgage loan, as described in the prior sentence, then that advance will be reimbursed, and/or interest thereon will be paid, first out of payments and other collections of principal on the loan group that includes the subject underlying mortgage loan as to which the advance was made, and prior to using payments or other collections of principal on the other loan group.

     The master servicer will be permitted to pay, and the special servicer may direct the payment of, some servicing expenses out of general pool-wide collections on deposit in the master servicer's custodial account. Servicing expenses that may be so paid include the cost to remediate any adverse environmental circumstance or condition at any of the mortgaged real properties securing an underlying mortgage loan serviced under the series 2004-C7 pooling and servicing agreement. In addition, the series 2004-C7 pooling and servicing agreement will permit the master servicer, at the direction of the special servicer if a specially serviced asset is involved, to pay directly out of the master servicer's custodial account any servicing expense that, if advanced by the master servicer or the special servicer, would not be recoverable from expected collections on the related mortgage loan or REO Property. This is only to be done, however, when the master servicer, or the special

                                     S-137

servicer if a specially serviced asset is involved, has determined in accordance with the Servicing Standard that making the payment is in the best interests of the series 2004-C7 certificateholders (or, if the subject specially serviced asset is a Serviced Loan Combination or any related REO
Property, the best interests of the series 2004-C7 certificateholders and the related Serviced Non-Trust Loan Noteholder(s)), as a collective whole.

     The master servicer, the special servicer, the trustee and the fiscal agent will be entitled to receive interest on servicing advances made by them.
The interest will accrue on the amount of each servicing advance, and compound annually, for so long as the servicing advance is outstanding, at a rate per annum equal to the prime rate as published in the "Money Rates" section of The
Wall Street Journal, as that prime rate may change from time to time. Interest accrued with respect to any servicing advance will generally be payable--

     o   first, out of Default Interest and late payment charges on deposit in the master servicer's collection account that were collected on the related underlying mortgage loan in the collection period in which that servicing advance was reimbursed, and

     o   then, after or at the same time that advance is reimbursed, but only if and to the extent that the Default Interest and late payment charges referred to in the preceding bullet are insufficient to cover the advance interest, out of any other amounts then on deposit in the master servicer's custodial account.

     Notwithstanding the foregoing, none of the master servicer, the special servicer, the trustee or the fiscal agent will be required to make any servicing advances with respect to any Outside Serviced Trust Mortgage Loan or any related mortgaged real property under the series 2004-C7 pooling and servicing agreement. Those servicing advances will be made by the applicable master servicer, special servicer, trustee or fiscal agent (and will be reimbursable together with interest thereon) under the governing servicing agreement for the related Outside Serviced Loan Combination, on generally the same terms and conditions as are applicable under the series 2004-C7 pooling and servicing agreement. See "Servicing of the One Lincoln Street Loan Pair"
and "Servicing of the World Apparel Center Loan Group" in this prospectus supplement.

THE SERIES 2004-C7 CONTROLLING CLASS REPRESENTATIVE AND THE NON-TRUST LOAN
NOTEHOLDERS

     Series 2004-C7 Controlling Class. As of any date of determination, the controlling class of series 2004-C7 certificateholders will be the holders of the most subordinate class of series 2004-C7 principal balance certificates then outstanding that has a total principal balance that is not less than 25%
of that class's original total principal balance. However, if no class of series 2004-C7 principal balance certificates has a total principal balance that satisfies this requirement, then the controlling class of series 2004-C7 certificateholders will be the holders of the most subordinate class of series
2004-C7 principal balance certificates then outstanding that has a total principal balance greater than zero. The class A-1, A-2, A-3, A-4, A-5, A-6 and
A-1A certificates will be treated as one class for purposes of determining, and exercising the rights of, the controlling class of series 2004-C7 certificates.

     Selection of the Series 2004-C7 Controlling Class Representative. The
series 2004-C7 pooling and servicing agreement permits the holder or holders of series 2004-C7 certificates representing a majority of the voting rights allocated to the series 2004-C7 controlling class to select a representative with the rights and powers described below in this "--The Series 2004-C7
Controlling Class Representative and the Non-Trust Loan Noteholders" section and elsewhere in this prospectus supplement. In addition, if the series 2004-C7 controlling class is held in book-entry form and confirmation of the identities of the related beneficial owners has been provided to the trustee, those beneficial owners entitled to a majority of the voting rights allocated to the series 2004-C7 controlling class will be entitled to directly select a controlling class representative. Notwithstanding the foregoing, until a series
2004-C7 controlling class representative is so selected in accordance with the preceding two sentences, or after receipt of a notice from the holders (or, if applicable, the beneficial owners) of series 2004-C7 certificates representing a majority of the voting rights allocated to the series 2004-C7 controlling class that a series 2004-C7 controlling class representative is no longer designated, any party identified to the trustee that beneficially owns more than 50% of the aggregate principal balance of the series 2004-C7 controlling class certificates will be the series 2004-C7 controlling class representative.

     If the series 2004-C7 controlling class of certificates is held in book-entry form, then costs incurred in determining the identity of the series
2004-C7 controlling class representative may be an expense of the trust.

     Designation of the Loan Combination Controlling Parties. The Co-Lender
Agreement for each Loan Combination provides for, or allows for, one or more particular holders of the mortgage loans comprising that Loan Combination or its or their designee or designees (as to that Loan Combination, the "Loan
Combination Controlling Party") to provide advice and direction to the master servicer and/or the special servicer (or, with respect to an Outside Serviced
Loan Combination,

                                     S-138

to provide advice and direction to the master servicer and special servicer under the governing servicing agreement for such Loan Combination) with respect to various servicing actions regarding that Loan Combination, as described below in this "--The Series 2004-C7 Controlling Class Representative and the
Non-Trust Loan Noteholders" section.

     The following is the applicable Loan Combination Controlling Party with respect to each Loan Combination:

     o   with respect to the One Lincoln Street Loan Pair, the holder of the One
         Lincoln Street Non-Trust Mortgage Loan or its designee (which designee, pursuant to the series 2004-C3 trust and servicing agreement, will be the series 2004-C3 directing certificateholder);

     o   with respect to the World Apparel Center Loan Group, the holders of mortgage loans representing greater than 50% of the unpaid principal balance of the World Apparel Center Loan Group or their respective designees (which designee, in the case of the World Apparel Center
         Mortgage Loan, pursuant to the series 2004-C7 pooling and servicing agreement, will be the series 2004-C7 controlling class
         representative);

     o   with respect to each of the International Residences Loan Pair and the
         Post Oak Apartments Loan Pair, either (a) the related Non-Trust Loan
         Noteholder or its designee, but only if and for so long as the unpaid principal amount of the related Non-Trust Loan, net of that portion of any existing Appraisal Reduction Amount with respect to the subject
         Loan Pair that is allocable to the related Non-Trust Loan, is equal to or greater than 25% of the original unpaid principal amount of the related Non-Trust Loan, or (b) the series 2004-C7 controlling class representative (as the designee of the trust as holder of the related underlying mortgage loan), but only if and for so long as the unpaid principal amount of the related Non-Trust Loan, net of that portion of any existing Appraisal Reduction Amount with respect to the subject
         Loan Pair that is allocable to the related Non-Trust Loan, is less than
         25% of the original unpaid principal amount of the related Non-Trust
         Loan; and

     o   with respect to each of the three (3) Kimco Portfolio Loan Pairs, (1)
         the related Kimco Portfolio Non-Trust Loan Noteholder, but only if and for so long as the unpaid principal balance of the related Kimco
         Portfolio Non-Trust Loan, net of that portion of any existing Appraisal
         Reduction Amount with respect to the subject Kimco Portfolio Loan Pair that is allocable to such Kimco Portfolio Non-Trust Loan, is equal to or greater than 27.5% of an amount equal to (a) the original principal balance of such Kimco Portfolio Non-Trust Loan, less (b) any principal payments made by the related borrower and received on and allocated to such Kimco Portfolio Non-Trust Loan, and (2) the series 2004-C7 controlling class representative (as the designee of the trust as holder of the related Kimco Portfolio Mortgage Loan), but only if and for so long as the unpaid principal balance of the related Kimco
         Portfolio Non-Trust Loan, net of that portion of any existing Appraisal
         Reduction Amount with respect to the subject Kimco Portfolio Loan Pair that is allocable to such Kimco Portfolio Non-Trust Loan, is less than
         27.5% of an amount equal to (a) the original principal balance of the related Kimco Portfolio Non-Trust Loan, less (b) any principal payments made by the related borrower and received on and allocated to the related Kimco Portfolio Non-Trust Loan.

     Rights and Powers of the Series 2004-C7 Controlling Class Representative
and the Non-Trust Loan Noteholders. The special servicer will, in general, not be permitted to take, or consent to the master servicer's taking, any of the following actions under the series 2004-C7 pooling and servicing agreement with respect to the mortgage pool (exclusive of each underlying mortgage loan that is part of a Loan Combination), as to which action the series 2004-C7 controlling class representative has objected in writing within 10 business days (or, in the case of certain of those actions, 5 business days) of having been notified in writing of the particular action and having been provided with all reasonably requested information with respect to the particular action--

     o   any foreclosure upon or comparable conversion, which may include acquisitions of an REO Property, of the ownership of properties securing those specially serviced mortgage loans in the trust as come into and continue in default;

     o   any modification, extension, amendment or waiver of a monetary term
         (including the timing of payments, but excluding the waiver of Default
         Interest and late charges) (or, in the case of a non-specially serviced mortgage loan, a material monetary term) or any material non-monetary term (including any material term relating to insurance) of a mortgage loan in the trust;

     o   any proposed sale of an REO Property in the trust, other than in connection with the termination of the trust as described under
         "Description of the Offered Certificates--Termination" in this prospectus supplement, for less than an amount approximately equal to the unpaid principal balance of the related mortgage loan, plus accrued interest (other than Default Interest and Post-ARD Additional Interest)
         thereon, plus any related unreimbursed servicing advances thereon;

                                     S-139

     o   any acceptance of a discounted payoff with respect to a specially serviced mortgage loan in the trust;

     o   any determination to bring an REO Property, or the mortgaged real property securing a specially serviced mortgage loan, held by the trust into compliance with applicable environmental laws or to otherwise address hazardous materials located at that property;

     o   any release of collateral for certain mortgage loans in the trust, subject to conditions set forth in the series 2004-C7 pooling and servicing agreement;

     o   any acceptance of substitute or additional collateral for a mortgage loan in the trust, subject to conditions set forth in the series
         2004-C7 pooling and servicing agreement;

     o   any acceptance of a change in the property management company for a mortgage loan in the trust that has an unpaid principal balance greater than $5,000,000, unless no material lender discretion is involved;

     o   any waiver of a due-on-sale or due-on-encumbrance clause with respect to an underlying mortgage loan;

     o   any acceptance of an assumption agreement releasing a borrower from liability under an underlying mortgage loan; and

     o   any other actions specified in the series 2004-C7 pooling and servicing agreement;

provided that, if the special servicer determines that failure to take such action would violate the Servicing Standard, then the special servicer may take
(or consent to the master servicer's taking) any such action without waiting for the series 2004-C7 controlling class representative's response.

     Similarly, neither the special servicer nor the master servicer (to the extent the master servicer is permitted to take such action under the series
2004-C7 pooling and servicing agreement) will be permitted to take (or, in case of the special servicer, if and when appropriate, to consent to the master servicer's taking) any of the following actions (or, subject to the related
Co-Lender Agreement, some subset of the following actions) under the series
2004-C7 pooling and servicing agreement with respect to a Serviced Loan
Combination, as to which action the related Loan Combination Controlling Party has objected within 10 business days of having been notified thereof in writing and having been provided with all reasonably requested information with respect thereto:

     o   any proposed foreclosure upon or comparable conversion, which may include acquisitions of an REO Property, of the related mortgaged real property and the other collateral securing the subject Serviced Loan
         Combination if it comes into and continues in default;

     o   any modification, extension, amendment or waiver of a monetary term
         (including, without limitation, the timing of payments) or any material non-monetary term (including a material term relating to insurance) of a mortgage loan that is part of the subject Serviced Loan Combination;

     o   any proposed sale of a related REO Property;

     o   any acceptance of a discounted payoff of a mortgage loan that is part of the subject Serviced Loan Combination;

     o   any determination to bring the related mortgaged real property
         (including if it is an REO Property) into compliance with applicable environmental laws or to otherwise address hazardous materials located at the related mortgaged real property;

     o   any renewal or replacement of the then existing insurance policies to the extent that the renewal or replacement policy does not comply with the terms of the related loan documents or any waiver, modification or amendment of any insurance requirements under the related loan documents, in each case if lender's approval is required by the related loan documents;

     o   any adoption or approval of a plan in bankruptcy of the related borrower;

     o   any release of collateral for the subject Serviced Loan Combination
         (including, but not limited to, the termination or release of any reserves, escrows or letters of credit), other than in accordance with the terms of, or upon satisfaction of, the subject Serviced Loan
         Combination;

     o   any acceptance of substitute or additional collateral for the subject
         Serviced Loan Combination, other than in accordance with the terms thereof;

     o   any waiver of a "due-on-sale" or "due-on-encumbrance" clause with respect to the subject Serviced Loan Combination;

                                     S-140

     o   any acceptance of an assumption agreement releasing the related borrower from liability under the subject Serviced Loan Combination;

     o   any approval of a material capital expenditure, if approval is required by the related loan documents;

     o   any replacement of the property manager, if lender's approval is required by the related loan documents;

     o   any approval of the incurrence of additional indebtedness secured by the related mortgaged real property, if lender's approval is required by the related loan documents; and

     o   any modification, extension, renewal or termination of an anchor tenant lease at the related mortgaged real property if lender's consent is required;

provided that, if the special servicer or the master servicer, as applicable, determines that immediate action is necessary to protect the interests of the series 2004-C7 certificateholders and the related Serviced Non-Trust Loan
Noteholder(s), as a collective whole, then the special servicer or the master servicer (to the extent the master servicer is otherwise permitted to take such action under the series 2004-C7 pooling and servicing agreement), as applicable, may take any such action without waiting for the related Loan
Combination Controlling Party's response.

     In addition, the series 2004-C7 controlling class representative may direct the special servicer to take, or to refrain from taking, any actions with respect to the servicing and/or administration of any specially serviced mortgage loans and REO Properties in the trust fund (other than any such mortgage loans that are part of, and any such REO Properties that relate to, a
Loan Combination) that the series 2004-C7 controlling class representative may consider advisable or as to which provision is otherwise made in the series
2004-C7 pooling and servicing agreement. Similarly, in general, the related
Loan Combination Controlling Party may direct the special servicer (or, with respect to an Outside Serviced Loan Combination, the applicable servicer under the governing servicing agreement for that Loan Combination) to take, or refrain from taking, such actions with respect to a Loan Combination, to the extent provided in the related Co-Lender Agreement.

     Notwithstanding the foregoing, no advice, direction or objection given or made by the series 2004-C7 controlling class representative or by the Loan
Combination Controlling Party for any Serviced Loan Combination, as
contemplated by any of the foregoing paragraphs in this "--The Series 2004-C7
Controlling Class Representative and the Non-Trust Loan Noteholders--Rights and
Powers of the Series 2004-C7 Controlling Class Representative and the Non-Trust
Loan Noteholders" subsection, may require or cause the special servicer or master servicer, as applicable, to violate (a) any other provision of the series 2004-C7 pooling and servicing agreement described in this prospectus supplement or the accompanying prospectus, including the obligation of that servicer to act in accordance with the Servicing Standard, (b) the related mortgage loan documents, including any applicable co-lender and/or intercreditor agreements, or (c) applicable law, including the REMIC provisions of the Internal Revenue Code; and that servicer is to ignore any such advice, direction or objection that would cause such a violation.

     Furthermore, the special servicer will not be obligated to seek approval from the series 2004-C7 controlling class representative (or, in the case of a
Serviced Loan Combination, from the related Loan Combination Controlling Party)
for any actions to be taken by that servicer with respect to the workout or liquidation of any particular specially serviced mortgage loan in the trust fund (or specially serviced Loan Combination) if--

     o   the special servicer has, as described above, notified the series
         2004-C7 controlling class representative (or, in the case of a Serviced
         Loan Combination, the related Loan Combination Controlling Party) in writing of various actions that the special servicer proposes to take with respect to the workout or liquidation of that mortgage loan (or that Loan Combination), and

     o   for 60 days following the first of those notices, the series 2004-C7 controlling class representative (or, in the case of a Serviced Loan
         Combination, the related Loan Combination Controlling Party) has objected to all of those proposed actions and has failed to suggest any alternative actions that the special servicer considers to be consistent with the Servicing Standard.

     Notwithstanding the foregoing, with respect to the One Lincoln Street Loan
Pair, which is being serviced under the series 2004-C3 trust and servicing agreement, the series 2004-C7 controlling class representative will not have any of the rights and powers described above with respect to the One Lincoln
Street Mortgage Loan, although the series 2004-C7 controlling class representative (in the form of non-binding consultation rights) and the applicable Loan Combination Controlling Party will have the respective rights and powers described under "Servicing of the One Lincoln Street Loan
Pair--Rights of the Series 2004-C3 Directing Certificateholders/Asset Status
Report" below in this prospectus supplement.

                                     S-141

     Further notwithstanding the foregoing, with respect to the World Apparel
Center Loan Group, which is being serviced under the series 2004-LN2 pooling and servicing agreement, the series 2004-C7 controlling class representative will not have any of the rights and powers described above with respect to the
World Apparel Center Mortgage Loan, although the series 2004-C7 controlling class representative (either in the form of non-binding consultation rights or as one of the parties that constitutes the applicable Loan Combination
Controlling Party) and the applicable Loan Combination Controlling Party will have the respective rights and powers described under "Servicing of the World
Apparel Center Loan Group--Asset Status Report Under the Series 2004-LN2
Pooling and Servicing Agreement" and "--Certain Powers of the World Apparel
Center Majority Holders Under the World Apparel Center Co-Lender Agreement"
below in this prospectus supplement.

     With respect to each of the Outside Serviced Loan Combinations, for a description of certain provisions of the related governing servicing agreement and the related Co-Lender Agreement analogous to those described above in this
"--The Series 2004-C7 Controlling Class Representative and the Non-Trust Loan
Noteholders--Rights and Powers of the Series 2004-C7 Controlling Class
Representative and the Non-Trust Loan Noteholders" section, see "Servicing of the One Lincoln Street Loan Pair--Rights of the Series 2004-C3 Directing
Certificateholders/Asset Status Report" and "Servicing of the World Apparel
Center Loan Group--Asset Status Report Under the Series 2004-LN2 Pooling and
Servicing Agreement" and "--Certain Powers of the World Apparel Center Majority
Holders Under the World Apparel Center Co-Lender Agreement" in this prospectus supplement.

     Limitation on Liability of the Series 2004-C7 Controlling Class
Representative and the Serviced Non-Trust Loan Noteholders. The series 2004-C7 controlling class representative will not be liable to the trust or the series
2004-C7 certificateholders for any action taken, or for refraining from the taking of any action, or for errors in judgment; except that the series 2004-C7 controlling class representative will not be protected against any liability to a series 2004-C7 controlling class certificateholder which would otherwise be imposed by reason of willful misfeasance, bad faith or negligence in the performance of duties or by reason of reckless disregard of obligations or duties. Each series 2004-C7 certificateholder acknowledges and agrees, by its acceptance of its series 2004-C7 certificates, that:

     o   the series 2004-C7 controlling class representative may have special relationships and interests that conflict with those of the holders of one or more classes of the series 2004-C7 certificates;

     o   the series 2004-C7 controlling class representative may act solely in the interests of the holders of the series 2004-C7 controlling class;

     o   the series 2004-C7 controlling class representative does not have any duties or liability to the holders of any class of series 2004-C7 certificates other than the series 2004-C7 controlling class;

     o   the series 2004-C7 controlling class representative may take actions that favor the interests of the holders of the series 2004-C7 controlling class over the interests of the holders of one or more other classes of series 2004-C7 certificates;

     o   the series 2004-C7 controlling class representative will not be deemed to have been negligent or reckless, or to have acted in bad faith or engaged in willful misconduct, by reason of its having acted solely in the interests of the holders of the series 2004-C7 controlling class;
         and

     o   the series 2004-C7 controlling class representative will have no liability whatsoever for having acted solely in the interests of the holders of the series 2004-C7 controlling class, and no series 2004-C7 certificateholder may take any action whatsoever against the series
         2004-C7 controlling class representative for having so acted.

     A Serviced Non-Trust Loan Noteholder or its designee, in connection with exercising the rights and powers of the related Loan Combination Controlling
Party described under "--The Series 2004-C7 Controlling Class Representative and the Non-Trust Loan Noteholders--Rights and Powers of the Series 2004-C7
Controlling Class Representative and the Non-Trust Loan Noteholders" above with respect to a Serviced Loan Combination will be entitled to substantially the same limitations on liability to which the series 2004-C7 controlling class representative is entitled.

     Additional Rights of the Non-Trust Loan Noteholders; Right to Purchase and
Right to Cure Defaults.

     Right to Purchase. Pursuant to the related Co-Lender Agreement, if and for so long as:

     (a)   the International Residences Loan Pair or the Post Oak Apartments
           Loan Pair, as the case may be, is specially serviced, and any monthly payment with respect to such specially serviced Loan
           Combination is delinquent for at least 60 days, then the related
           Non-Trust Loan Noteholder with respect to such Loan Combination has an assignable right to purchase the related underlying mortgage loan, at a price generally equal to the unpaid principal balance of such underlying mortgage loan, plus accrued unpaid interest thereon at the related net mortgage interest

                                     S-142

      rate, plus any servicing compensation, unreimbursed advances and interest on all such related advances payable or reimbursable to any party to the series 2004-C7 pooling and servicing agreement (but exclusive of any prepayment consideration); and

      (b)  any Kimco Portfolio Loan Pair is specially serviced, then, upon the earlier to occur of (i) a scheduled payment on such specially serviced Kimco Portfolio Loan Pair is at least 60 days delinquent or (ii) immediately prior to the related Kimco Portfolio Non-Trust
           Loan Noteholder losing its rights to advise and direct the master servicer and special servicer with respect to certain specified servicing actions regarding such Kimco Portfolio Loan Pair, as referred to under "--The Series 2004-C7 Controlling Class
           Representative and the Non-Trust Loan Noteholders--Designation of
           the Loan Combination Controlling Parties" above, and provided that an event of default has occurred or is reasonably foreseeable, the related Non-Trust Loan Noteholder with respect to such Loan
           Combination has an assignable option to purchase the related Kimco
           Portfolio Mortgage Loan at a price generally equal to the unpaid principal balance of such Kimco Portfolio Mortgage Loan, together with all accrued unpaid interest thereon (other than Default
           Interest) to but not including the date of such purchase, and any servicing compensation, advances and interest on advances payable or reimbursable to any party to the series 2004-C7 pooling and servicing agreement pursuant thereto (but exclusive of any prepayment consideration).

     Right to Cure Defaults. Further, pursuant to the Kimco Portfolio Co-Lender
Agreements, each Kimco Portfolio Non-Trust Loan Noteholder has an assignable right to cure certain events of default with respect to the related Kimco
Portfolio Mortgage Loan, which events of default are either monetary in nature or otherwise susceptible of cure by the payment of money, within 10 business days of the later of (a) receipt by such Kimco Portfolio Non-Trust Noteholder of notice of the subject event of default and (b) the expiration of the applicable grace period for the subject event of default; provided that (i)
there can be no more than seven cure events over the life of such Kimco
Portfolio Loan Pair, (ii) no more than three consecutive cure events are permitted, and (iii) no more than four cure events are permitted in any
12-month period.

REPLACEMENT OF THE SPECIAL SERVICER BY THE SERIES 2004-C7 CONTROLLING CLASS

     Subject to the discussion below in this "--Replacement of the Special
Servicer by the Series 2004-C7 Controlling Class" section, series 2004-C7 certificateholders entitled to a majority of the voting rights allocated to the series 2004-C7 controlling class may--

     o   terminate an existing special servicer with or without cause, and

     o   appoint a successor to any special servicer that has resigned or been terminated.

     Any termination of an existing special servicer and/or appointment of a successor special servicer will be subject to, among other things, receipt by the trustee of--

     1.  written confirmation from each of S&P and Moody's that the appointment will not result in a qualification, downgrade or withdrawal of any of the ratings then assigned thereby to any class of the series 2004-C7 certificates, and

     2.  the written agreement of the proposed special servicer to be bound by the terms and conditions of the series 2004-C7 pooling and servicing agreement, together with an opinion of counsel regarding, among other things, the enforceability of the series 2004-C7 pooling and servicing agreement against the proposed special servicer.

     If the controlling class of series 2004-C7 certificates is held in book-entry form and confirmation of the identities of the related beneficial owners has been provided to the trustee, then the beneficial owners entitled to a majority of the voting rights allocated to the series 2004-C7 controlling class will be entitled to directly replace an existing special servicer and appoint a successor, in the manner described above.

     Any costs and expenses incurred in connection with the removal of a special servicer (without cause) that are not paid by the replacement special servicer will be payable by the holders or beneficial owners entitled to a majority of the voting rights allocated to the series 2004-C7 controlling class.

     The series 2004-C7 controlling class certificateholders will not have any similar right to terminate, appoint or replace the parties responsible for the servicing and administration of the World Apparel Center Mortgage Loan. The
holder of the One Lincoln Street Mortgage Loan or its designee (which designee, under the series 2004-C7 pooling and servicing agreement, will be the series
2004-C7 controlling class representative) will have a limited one-time right to replace the special servicer under the series 2004-C3 trust and servicing agreement, subject to the conditions described under "Servicing of the One
Lincoln

                                     S-143

Street Loan Pair--Replacement of Master Servicer and Special Servicer Under the
Series 2004-C3 Trust and Servicing Agreement" below in this prospectus supplement.

ENFORCEMENT OF DUE-ON-SALE AND DUE-ON-ENCUMBRANCE PROVISIONS

     Subject to the discussion under "--The Series 2004-C7 Controlling Class
Representative and the Non-Trust Loan Noteholders" above, the special servicer, in accordance with the series 2004-C7 pooling and servicing agreement, will be required to determine, in a manner consistent with the Servicing Standard, whether to exercise any right the lender under any underlying mortgage loan
(other than the Outside Serviced Trust Mortgage Loans) may have under either a due-on-sale or due-on-encumbrance clause to accelerate payment of that mortgage loan. However, subject to the related loan documents and applicable law, the special servicer may not waive its rights or grant its consent under any such due-on-sale or due-on-encumbrance clause, unless either (a) written confirmation has been received from each of S&P and Moody's that this action would not result in the qualification, downgrade or withdrawal of any of the ratings then assigned by that rating agency to any class of series 2004-C7 certificates, or (b) such confirmation of ratings is not necessary because of the satisfaction of such criteria, including the size of the subject mortgage loan being below any minimum threshold, as may be established by those rating agencies and set forth in the series 2004-C7 pooling and servicing agreement.

     Notwithstanding the foregoing, with respect to an Outside Serviced Trust
Mortgage Loan, the master servicer and special servicer for the related Outside
Serviced Loan Combination will be responsible for enforcing or waiving the mortgagee's rights under any applicable due-on-encumbrance or due-on-sale clause in a manner consistent with that described above.

MODIFICATIONS, WAIVERS, AMENDMENTS AND CONSENTS

     In general, except as described below and in certain other limited matters, the master servicer will not be permitted to agree to waive, modify or amend any term of any mortgage loan. The special servicer, subject to the limitations described below in this "--Modifications, Waivers, Amendments and
Consents" section, will generally be responsible for any waivers, modifications or amendments of any mortgage loan documents (other than with respect to the
Outside Serviced Trust Mortgage Loans).

     With respect to any mortgage loan in the trust (other than an Outside
Serviced Trust Mortgage Loan) that is not specially serviced, the master servicer may, without receiving prior confirmation from any applicable rating agency or the consent of the special servicer or the series 2004-C7 controlling class representative--

     o   consent to subordination of the lien of the subject mortgage loan to an easement or right-of-way for utilities, access, parking, public improvements or another purpose, provided that the master servicer has determined in accordance with the Servicing Standard that such easement or right-of-way shall not materially interfere with the then-current use of the related mortgaged real property, or the security intended to be provided by the related mortgage instrument, the related borrower's ability to repay the subject mortgage loan, or materially or adversely affect the value of the related mortgaged real property;

     o   grant waivers of minor covenant defaults (other than financial covenants) including late financial statements;

     o   grant releases of non-material parcels of a property (provided that releases as to which the related loan documents expressly require the mortgagee thereunder to grant the release upon the satisfaction of certain conditions shall be made as required by the related loan documents);

     o   approve routine leasing activity with respect to (a) leases (other than ground leases) for less than 5,000 square feet (provided that no subordination, non-disturbance and attornment agreement exists with respect to the subject lease) or (b) leases (other than ground leases)
         of more than 5,000 square feet and less than 10,000 square feet, provided that (i) no subordination, non-disturbance and attornment agreement exists with respect to the subject lease and (ii) each such lease is not more than 20% of the related mortgaged real property);

     o   approve or consent to grants of easements and rights-of-way that do not materially affect the use or value of the related mortgaged real property or the related borrower's ability to make any payments with respect to the subject mortgage loan; and

     o   grant other non-material waivers, consents, modifications or amendments;

provided that (1) any such modification, waiver or amendment would not in any way affect a payment term of the related mortgage loan (other than, in the case of a non-specially serviced mortgage loan, a waiver of payment of Default
Interest or

                                     S-144

a late payment charge), (2) agreeing to such modification, waiver or amendment would be consistent with the Servicing Standard, (3) agreeing to such modification, waiver or amendment will not violate the terms, provisions or limitations of the series 2004-C7 pooling and servicing agreement and (4) the master servicer will not grant or enter into any subordination, non-disturbance and attornment agreements (or waivers, consents, approvals, amendments or modifications in connection therewith) without the prior written consent of the special servicer. Furthermore, the master servicer may not agree to any modification, extension, waiver or amendment of any term of any mortgage loan that would cause any REMIC or grantor trust created under the series 2004-C7 pooling and servicing agreement to fail to qualify as such under the Internal
Revenue Code or result in the imposition of any tax on "prohibited transactions" or "contributions" after the startup day under the REMIC provisions of the Internal Revenue Code.

     Furthermore, none of the trustee, the master servicer or the special servicer, as applicable, may give any consent, approval or direction regarding the termination of the related property manager or the designation of any replacement property manager or, if the related mortgaged real property is hospitality property, give any consent, approval or direction regarding the termination of the franchise or the designation of a new franchise, with respect to any mortgaged real property that secures a mortgage loan in the trust with an unpaid principal balance that is at least equal to the lesser of
$20,000,000 and 2% of the then aggregate principal balance of the mortgage pool, unless: (1) the mortgagee is not given discretion under the terms of the related mortgage loan to withhold its consent; or (2) it has received prior written confirmation from each of S&P and Moody's that such action will not result in the qualification, downgrade or withdrawal of any of the ratings then assigned by that rating agency to any class of the series 2004-C7 certificates.

     In addition, with respect to any underlying mortgage loan, the special servicer and not the master servicer will have the right, under the series
2004-C7 pooling and servicing agreement, to direct, manage, prosecute and/or defend any and all litigation and/or claims relating to (a) the enforcement of the obligations of the related borrower under the related loan documents
(except in the case of the One Lincoln Street Mortgage Loan, which is serviced under the series 2004-C3 trust and servicing agreement, and the World Apparel
Center Mortgage Loan, which is serviced under the series 2004-LN2 pooling and servicing agreement) and (b) any claim or action brought by a related borrower against the trust, subject (in the case of clauses (a) and (b) above) to certain rights of the master servicer, as set forth in the series 2004-C7 pooling and servicing agreement, with respect to any such litigation and/or claim that may impose liability on, or otherwise materially and adversely affect, the master servicer.

     The series 2004-C7 pooling and servicing agreement will permit the special servicer to modify, extend, waive or amend any term of any mortgage loan serviced thereunder if that modification, extension, waiver or amendment:

     o   is consistent with the Servicing Standard, and

     o   except under the circumstances described below or as otherwise described under "--Enforcement of Due-on-Sale and Due-on-Encumbrance
         Provisions" above and/or "--Maintenance of Insurance" below, will not--

         1.  affect the amount or timing of any scheduled payments of principal, interest or other amounts, including prepayment premiums and yield maintenance charges, but excluding Default Interest and, with some limitations, other amounts constituting additional servicing compensation, payable under the mortgage loan,

         2.  affect the obligation of the related borrower to pay a prepayment premium or yield maintenance charge or permit a principal
             prepayment during the applicable prepayment lock-out period,

         3.  except as expressly provided by the related mortgage instrument or in connection with a material adverse environmental condition at the related mortgaged real property, result in a release of the lien of the related mortgage instrument on any material portion of that property without a corresponding principal prepayment, or

         4.  in the special servicer's judgment, materially impair the security for the mortgage loan or reduce the likelihood of timely payment of amounts due on the mortgage loan.

     Notwithstanding the second bullet of the preceding paragraph, but subject to the following paragraph and the discussion under "--The Series 2004-C7
Controlling Class Representative and the Non-Trust Loan Noteholders" above, the special servicer may--

     o   reduce the amounts owing under any specially serviced mortgage loan by forgiving principal, accrued interest, including Post-ARD Additional
         Interest, and/or any prepayment premium or yield maintenance charge,

     o   reduce the amount of the monthly debt service payment on any specially serviced mortgage loan, including by way of a reduction in the related mortgage interest rate,

                                     S-145

     o   forbear in the enforcement of any right granted under any mortgage note, mortgage instrument or other loan document relating to a specially serviced mortgage loan,

     o   accept a principal prepayment on a specially serviced mortgage loan during any prepayment lock-out period, or

     o   subject to the limitations described in the following paragraph, extend the maturity date of a specially serviced mortgage loan;

     provided that--

     1.  the related borrower is in monetary default or material non-monetary default with respect to the specially serviced mortgage loan or, in the judgment of the special servicer, that default is reasonably foreseeable,

     2.  in the judgment of the special servicer, that modification, extension, waiver or amendment would increase the recovery to the series 2004-C7 certificateholders (or, if a Serviced Loan Combination is involved, to the series 2004-C7 certificateholders and the related Serviced
         Non-Trust Loan Noteholder), as a collective whole, on a present value basis,

     3.  that modification, extension, waiver or amendment does not result in a tax on "prohibited transactions" or "contributions" being imposed on the trust after the startup day under the REMIC provisions of the
         Internal Revenue Code or cause any REMIC or grantor trust created pursuant to the series 2004-C7 pooling and servicing agreement to fail to qualify as such under the Internal Revenue Code, and

     4.  the subject mortgage loan is not the One Lincoln Street Mortgage Loan or the World Apparel Center Mortgage Loan.

     In no event, however, will the special servicer be permitted to:

     o   extend the maturity date of a mortgage loan beyond a date that is two years prior to the last rated final payment date;

     o   extend the maturity date of a mortgage loan for more than five years beyond its original maturity date; or

     o   if the mortgage loan is secured solely or primarily by a lien on a ground lease, but not by the related fee interest, extend the maturity date of that mortgage loan beyond the date that is 20 years or, to the extent consistent with the Servicing Standard, giving due consideration to the remaining term of the ground lease, ten years, prior to the end of the term of that ground lease.

     The master servicer will be permitted, with the special servicer's consent, to waive any or all Post-ARD Additional Interest accrued on an ARD
Loan, if--

     o   that ARD Loan is not being specially serviced,

     o   prior to the related maturity date, the related borrower has requested the right to prepay the mortgage loan in full, together with all payments required by the related loan documents in connection with the prepayment except for all or a portion of that Post-ARD Additional
         Interest, and

     o   the master servicer has determined that the waiver of all or a portion of Post-ARD Additional Interest would result in a greater recovery to the series 2004-C7 certificateholders, as a collective whole, on a present value basis, than not waiving it.

     The master servicer will not have any liability to the trust, the series
2004-C7 certificateholders or any other person for the determination referred to in the third bullet of the preceding sentence if it is made in accordance with the Servicing Standard. The series 2004-C7 pooling and servicing agreement will also limit the master servicer's and the special servicer's ability to institute an enforcement action solely for the collection of Post-ARD
Additional Interest.

     Any modification, extension, waiver or amendment of the payment terms of a
Serviced Loan Combination will be required to be structured so as to be reasonably consistent with the allocation and payment priorities in the related loan documents and the related co-lender or similar agreement, such that neither the trust as holder of the subject underlying mortgage loan, on the one hand, nor the related Serviced Non-Trust Loan Noteholder, on the other hand, gains a priority over the other that is not reflected in the related loan documents and the related Co-Lender Agreement.

     Further, with respect to each Serviced Loan Combination, to the extent consistent with the Servicing Standard, taking into account the subordinate position of the related Serviced Non-Trust Loan:

     o   no waiver, reduction or deferral of any amounts due on the underlying mortgage loan in such Loan Combination will be effected prior to the waiver, reduction or deferral of the entire corresponding item in respect of the related Serviced Non-Trust Loan; and

                                     S-146

     o   no reduction of the mortgage interest rate of the underlying mortgage loan in such Loan Combination may be effected prior to the reduction of the mortgage interest rate of the related Subordinate Non-Trust Loan, to the fullest extent possible.

     The special servicer and master servicer will each be required to notify the trustee of any modification, waiver or amendment of any term of any underlying mortgage loan agreed to by it, and to deliver to the trustee, for deposit in the related mortgage file, an original counterpart of the agreement relating to that modification, waiver or amendment promptly following its execution. Upon reasonable prior written notice to the trustee, copies of each agreement by which any modification, waiver or amendment of any term of any mortgage loan is effected are required to be available for review during normal business hours at the offices of the trustee. See "Description of the Offered
Certificates--Reports to Certificateholders; Available Information" in this prospectus supplement.

REQUIRED APPRAISALS

     Within a specified number of days after the date on which any Appraisal
Trigger Event has occurred with respect to any of the underlying mortgage loans
(other than an Outside Serviced Trust Mortgage Loan), the special servicer must obtain, and deliver to the trustee a copy of, an appraisal of the related mortgaged real property, from an independent appraiser meeting the qualifications imposed in the series 2004-C7 pooling and servicing agreement, unless an appraisal had previously been obtained within the prior 12 months and the special servicer believes, in accordance with the Servicing Standard, there has been no subsequent material change in the circumstances surrounding that property that would draw into question the applicability of that appraisal.
Notwithstanding the foregoing, if the Stated Principal Balance of the subject mortgage loan is less than $2,000,000, the special servicer may perform an internal valuation of the mortgaged real property instead of obtaining an appraisal. Also notwithstanding the foregoing, if the portion of the Stated
Principal Balance of the subject mortgage loan that has been allocated to any particular mortgaged real property, assuming there is more than one mortgaged real property securing the related mortgage loan, is less than $2,000,000, the special servicer may perform an internal valuation of the particular mortgaged real property instead of obtaining an appraisal.

     As a result of any appraisal or other valuation, it may be determined that an Appraisal Reduction Amount exists with respect to the subject mortgage loan or, if applicable, the subject Serviced Loan Combination. An Appraisal
Reduction Amount is relevant to the determination of the amount of any advances of delinquent interest required to be made with respect to the affected mortgage loan and, in the case of a Serviced Loan Combination, may be relevant to the determination of the identity of the related Loan Combination
Controlling Party. See "Description of the Offered Certificates--Advances of
Delinquent Monthly Debt Service Payments" in this prospectus supplement and
"--The Series 2004-C7 Controlling Class Representative and the Non-Trust Loan
Noteholders" above. The Appraisal Reduction Amount for any mortgage loan or
Serviced Loan Combination will be determined following either--

     o   the occurrence of the Appraisal Trigger Event, if no new appraisal or estimate is required or obtained, or

     o   the receipt of a new appraisal or estimate, if one is required and obtained,

and on a monthly basis thereafter until satisfaction of the conditions described in the bullets to the next paragraph.

     If an Appraisal Trigger Event occurs with respect to any mortgage loan in the trust (other than an Outside Serviced Trust Mortgage Loan), then the special servicer will have an ongoing obligation to obtain or perform, as applicable, on or about each anniversary of the occurrence of that Appraisal
Trigger Event, an update of the prior required appraisal or other valuation.
Based upon that update, the special servicer is to redetermine and report to the trustee and the master servicer the new Appraisal Reduction Amount, if any, with respect to the mortgage loan. This ongoing obligation will cease, except in the case of a mortgage loan as to which the Appraisal Trigger Event was the expiration of five years following the initial extension of its maturity, if and when--

     o   if the subject mortgage loan had become a specially serviced mortgage loan, it has become a worked-out mortgage loan as contemplated under
         "--General" above,

     o   the subject mortgage loan has remained current for at least three consecutive monthly debt service payments, and

     o   no other Appraisal Trigger Event has occurred with respect to the subject mortgage loan during the preceding three months.

     The cost of each required appraisal, and any update of that appraisal, will be advanced by the master servicer, at the request of the special servicer, and will be reimbursable to the master servicer as a servicing advance.

                                     S-147

     At any time that an Appraisal Reduction Amount exists with respect to any mortgage loan in the trust (other than an Outside Serviced Trust Mortgage Loan)
or, if applicable, any Serviced Loan Combination, the series 2004-C7 controlling class representative (or, in cases involving a Serviced Loan
Combination, the related Loan Combination Controlling Party) will be entitled, at its own expense, to obtain and deliver to the master servicer, the special servicer and the trustee an appraisal reasonably satisfactory to the special servicer. Upon request of the series 2004-C7 controlling class representative or the related Loan Combination Controlling Party, as the case may be, the special servicer will be required to recalculate the Appraisal Reduction Amount with respect to the subject mortgage loan(s) based on that appraisal and to report the recalculated Appraisal Reduction Amount to the master servicer.

     Subject to the Servicing Standard, the special servicer will be permitted to adjust downward (but not upward) the value of any mortgaged real property as reflected in an appraisal obtained by it.

     Notwithstanding the foregoing, any Appraisal Reduction Amounts with respect to the One Lincoln Street Loan Pair will be determined based upon appraisals obtained in accordance with the series 2004-C3 trust and servicing agreement and will affect the amount of any advances of delinquent interest required to be made on the One Lincoln Street Mortgage Loan by the series
2004-C3 master servicer, as described under "Servicing of the One Lincoln
Street Loan Pair--Advances" and "--Appraisal Trigger Event/Appraisal Reduction
Amount Under the Series 2004-C3 Trust and Servicing Agreement" in this prospectus supplement, in addition to the amount of any backup advances of delinquent interest required to be made on the One Lincoln Street Mortgage Loan by the master servicer, the trustee and the fiscal agent under the 2004-C7 pooling and servicing agreement. Any Appraisal Reduction Amounts with respect to the World Apparel Center Loan Group will be determined based upon appraisals obtained in accordance with the series 2004-LN2 pooling and servicing agreement, as described under "Servicing of the World Apparel Center Loan
Group--Appraisal Trigger Event/Appraisal Reduction Amount Under the Series
2004-LN2 Pooling and Servicing Agreement" in this prospectus supplement, and will affect the amount of any advances of delinquent interest required to be made on the World Apparel Center Mortgage Loan by the master servicer.

CUSTODIAL ACCOUNT

     General. The master servicer will be required to establish and maintain a custodial account for purposes of holding payments and other collections that it receives with respect to the underlying mortgage loans. That custodial account must be maintained in a manner and with a depository institution that satisfies rating agency standards for securitizations similar to the one involving the offered certificates. Payments and collections received in respect of the Serviced Non-Trust Loans will not be deposited in the custodial account.

     The funds held in the master servicer's custodial account may be held as cash or invested in Permitted Investments. Any interest or other income earned on funds in the master servicer's custodial account will be paid to the master servicer as additional compensation subject to the limitations set forth in the series 2004-C7 pooling and servicing agreement.

     Deposits. Under the series 2004-C7 pooling and servicing agreement, the master servicer is required to deposit or cause to be deposited in its custodial account within one business day following receipt, in the case of payments and other collections on the underlying mortgage loans, or as otherwise required under the series 2004-C7 pooling and servicing agreement, the following payments and collections received or made by or on behalf of the master servicer with respect to the mortgage pool subsequent to the Issue Date, other than monthly debt service payments due on or before the cut-off date, which monthly debt service payments belong to the related mortgage loan seller:

     o   all payments on account of principal on the underlying mortgage loans, including principal prepayments;

     o   all payments on account of interest on the underlying mortgage loans, including Default Interest and Post-ARD Additional Interest;

     o   all prepayment premiums, yield maintenance charges and late payment charges collected with respect to the underlying mortgage loans;

     o   all Insurance Proceeds, Condemnation Proceeds and Liquidation Proceeds
         collected on the underlying mortgage loans, except to the extent that any of those proceeds are to be deposited in the special servicer's REO account;

     o   any amounts representing a reimbursement, payment and/or contribution due and owing to the Trust from any Non-Trust Loan Noteholder in accordance with the related Co-Lender Agreement;

     o   all remittances to the Trust under the series 2004-C3 trust and servicing agreement and/or the One Lincoln Street Intercreditor
         Agreement with respect to the One Lincoln Street Mortgage Loan or any related REO Property;

                                     S-148

     o   all remittances to the Trust under the series 2004-LN2 pooling and servicing agreement and/or the World Apparel Center Co-Lender Agreement
         with respect to the World Apparel Center Mortgage Loan or any related
         REO Property;

     o   any amounts required to be deposited by the master servicer in connection with losses incurred with respect to Permitted Investments of funds held in the custodial account;

     o   all payments required to be paid by the master servicer or the special servicer with respect to any deductible clause in any blanket or master force placed insurance policy maintained by it as described under
         "--Maintenance of Insurance" below;

     o   any amount required to be transferred from a loss of value reserve fund, any Serviced Loan Combination custodial account or the special servicer's REO account;

     o   any amounts required to be transferred from any debt service reserve accounts with respect to the mortgage loans; and

     o   insofar as they do not constitute escrow payments, any amount paid by a borrower with respect to an underlying mortgage loan specifically to cover items for which a servicing advance has been made.

     Upon its receipt of any of the amounts described in the first four bullets and the last bullet of the prior paragraph with respect to any specially serviced mortgage loan in the trust (other than, if applicable, the Outside
Serviced Trust Mortgage Loans), the special servicer is required to promptly remit those amounts to the master servicer for deposit in the master servicer's custodial account.

     The obligation of the master servicer to deposit the amounts identified in this "--Custodial Account--Deposits" section with respect to any Outside
Serviced Trust Mortgage Loan is dependent upon its receipt of such amounts from a party responsible for servicing or administering such Outside Serviced Trust
Mortgage Loan.

     Notwithstanding the foregoing, amounts received on each underlying mortgage loan that is part of a Serviced Loan Combination will be deposited into a separate account (or a separate sub-account of the custodial account)
maintained by the master servicer before being transferred to the master servicer's custodial account.

     Withdrawals. The master servicer may make withdrawals from its custodial account for any of the following purposes, which are not listed in any order of priority:

     1.  to remit to the trustee for deposit in the trustee's collection account described under "Description of the Offered Certificates--Collection
         Account" in this prospectus supplement, on the business day preceding each payment date, all payments and other collections on the mortgage loans and any REO Properties in the trust that are then on deposit in the custodial account, exclusive of any portion of those payments and other collections that represents one or more of the following--

         (a) monthly debt service payments due on a due date subsequent to the end of the related collection period,

         (b) payments and other collections received by the relevant servicer after the end of the related collection period, and

         (c) amounts that are payable or reimbursable from the custodial account to any person other than the series 2004-C7
             certificateholders in accordance with any of clauses 3. through 23.
             below;

     2.  apply amounts held for future distribution on the series 2004-C7 certificates to make advances to cover delinquent scheduled debt service payments, other than balloon payments, as and to the extent described under "Description of the Offered Certificates--Advances of
         Delinquent Monthly Debt Service Payments" in this prospectus supplement;

     3.  to reimburse the fiscal agent, the trustee, itself or the special servicer, as applicable, for any unreimbursed advances made by that party under the series 2004-C7 pooling and servicing agreement, which reimbursement is to be made out of collections on the underlying mortgage loan or REO Property as to which the advance was made;

     4.  to pay itself earned and unpaid master servicing fees in respect of each mortgage loan in the trust, which payment is first to be made out of amounts received on or with respect to that mortgage loan that are allocable as a recovery of interest and then, if the subject underlying mortgage loan and any related REO Property has been liquidated, out of general collections on deposit in the custodial account;

                                     S-149

     5.  to pay the special servicer, out of general collections on deposit in the custodial account, earned and unpaid special servicing fees with respect to each mortgage loan in the trust (other than the Outside
         Serviced Trust Mortgage Loans), that is either--

         (a)  specially serviced mortgage loan, or

         (b)  mortgage loan as to which the related mortgaged real property has become an REO Property;

     6.  to pay the special servicer earned and unpaid workout fees and liquidation fees to which it is entitled with respect to any mortgage loan in the trust (other than the Outside Serviced Trust Mortgage
         Loans), which payment is to be made from the sources described under
         "--Servicing and Other Compensation and Payment of Expenses" above;

     7.  to reimburse the fiscal agent, the trustee, itself or the special servicer, as applicable, out of general collections on deposit in the custodial account, for any unreimbursed advance made by that party under the series 2004-C7 pooling and servicing agreement that has been determined not to be ultimately recoverable as described in clause 3.
         above or otherwise out of collections on the subject mortgage loan or any related REO Property;

     8.  to pay the fiscal agent, the trustee, itself or the special servicer, as applicable, unpaid interest on any advance made by and then being reimbursed to that party under the series 2004-C7 pooling and servicing agreement, which payment is to be made out of Default Interest and late payment charges on deposit in the custodial account that were received, during the collection period in which the advance is reimbursed, with respect to the underlying mortgage loan as to which that advance was made;

     9.  to pay unpaid expenses (other than interest on advances which is covered by clauses 8. above and 10. below, and other than special servicing fees, workout fees and liquidation fees) that were incurred with respect to any underlying mortgage loan or related REO Property and that, if paid from collections on the mortgage pool other than the late payment charges and Default Interest received with respect to that mortgage loan, would constitute Additional Trust Fund Expenses, which payment is to be made out of Default Interest and late payment charges on deposit in the custodial account that were received with respect to the mortgage loan as to which the expense was incurred, to the extent such amounts have not been otherwise applied according to clause 8.
         above;

     10. in connection with the reimbursement of advances as described in clause
         3. or 7. above or out of the trustee's collection account, to pay the fiscal agent, the trustee, itself or the special servicer, as the case may be, out of general collections on deposit in the custodial account, any interest accrued and payable on that advance and not otherwise payable under clause 8. above;

     11. to pay itself any items of additional master servicing compensation on deposit in the custodial account as discussed under "--Servicing and
         Other Compensation and Payment of Expenses--Additional Master Servicing
         Compensation" above;

     12. to pay the special servicer any items of additional special servicing compensation on deposit in the custodial account as discussed under
         "--Servicing and Other Compensation and Payment of Expenses--Additional
         Special Servicing Compensation" above;

     13. to pay, out of general collections on deposit in the custodial account, certain servicing expenses that, if advanced, would not be recoverable under clause 3. above, as discussed under "--Servicing and Other
         Compensation and Payment of Expenses--Payment of Expenses; Servicing
         Advances" above;

     14. to pay, out of general collections on deposit in the custodial account, for costs and expenses incurred by the trust in connection with the remediation of adverse environmental conditions at any mortgaged real property that secures a defaulted mortgage loan in the trust;

     15. to pay the fiscal agent, the trustee, itself, the special servicer, us or any of their or our respective members, managers, directors, officers, employees and agents, as the case may be, out of general collections on deposit in the custodial account, any of the reimbursements or indemnities to which we or any of those other persons or entities are entitled as described under "Description of the
         Governing Documents--Matters Regarding the Master Servicer, the Special
         Servicer, the Manager and Us" and "--Matters Regarding the Trustee" in
         the accompanying prospectus and under "Description of the Offered
         Certificates--The Fiscal Agent" in this prospectus supplement;

     16. to pay, out of general collections on deposit in the custodial account, for the cost of an independent appraiser or other expert in real estate matters retained by the trustee pursuant to the series 2004-C7 pooling and servicing agreement;

                                     S-150

     17. in the event any of the master servicer, the trustee or the fiscal agent determines that it has received insufficient information from the series 2004-C3 servicers with respect to the One Lincoln Street
         Mortgage Loan to make a recoverability determination with respect to required backup P&I Advances on that underlying mortgage loan, to pay, out of general collections on deposit in the custodial account, for costs incurred in connection with obtaining an appraisal and/or other relevant information necessary to make such determination;

     18. in the event the master servicer determines, in accordance with the
         Servicing Standard, that it has received insufficient information from the series 2004-LN2 servicers with respect to the World Apparel Center
         Mortgage Loan to make a recoverability determination with respect to required P&I Advances on that underlying mortgage loan, to pay, out of general collections on deposit in the custodial account, for costs incurred in connection with obtaining an appraisal and/or other relevant information necessary to make such determination

     19. to pay, out of general collections on deposit in the custodial account, for the cost of certain advice of counsel and tax accountants, the cost of various opinions of counsel, the cost of recording the series
         2004-C7 pooling and servicing agreement and the cost of the trustee's transferring mortgage files to a successor after having been terminated by series 2004-C7 certificateholders without cause, all as set forth in the series 2004-C7 pooling and servicing agreement;

     20. with respect to each mortgage loan purchased out of the trust, to pay to the purchaser all amounts received on that mortgage loan following the purchase that have been deposited in the custodial account;

     21. to make any required payments (other than normal monthly remittances)
         due under the related Co-Lender Agreement from the trust, as holder of an underlying mortgage loan that is part of a Loan Combination;

     22. to pay any other items described in this prospectus supplement as being payable from the custodial account;

     23. to withdraw amounts deposited in the custodial account in error; and

     24. to clear and terminate the custodial account upon the termination of the series 2004-C7 pooling and servicing agreement.

     The series 2004-C7 pooling and servicing agreement will prohibit the application of amounts received on a Serviced Non-Trust Loan to cover expenses payable or reimbursable out of general collections with respect to mortgage loans and REO Properties in the trust that are not related to such Serviced
Non-Trust Loan or the applicable Serviced Loan Combination.

MAINTENANCE OF INSURANCE

     The series 2004-C7 pooling and servicing agreement will require the master servicer, consistent with the Servicing Standard, to use reasonable efforts to cause to be maintained for each mortgaged real property (other than the One
Lincoln Street Mortgaged Property and the World Apparel Center Mortgaged
Property) that is not an REO Property all insurance coverage as is required under the related underlying mortgage loan. However, the master servicer will generally be required to cause to be maintained any such insurance that the related borrower is required (but fails) to maintain only to the extent that
(a) the trust has an insurable interest and (b) the subject insurance is available at a commercially reasonable rate.

     Notwithstanding the foregoing, neither the master servicer nor the special servicer, as applicable, will be required to maintain or cause a borrower to maintain for a mortgaged real property all-risk casualty or other insurance that provides coverage for acts of terrorism, despite the fact that such insurance may be required under the terms of the related underlying mortgage loan, in the event that the special servicer determines that such insurance (a)
is not available at commercially reasonable rates and such hazards are not commonly insured against at the time for properties similar to the subject mortgaged real property and located in and around the region in which the subject mortgaged real property is located or (b) is not available at any rate.

     The related Loan Combination Controlling Party, in the case of a mortgaged real property that secures a Serviced Loan Combination, or the series 2004-C7 controlling class representative, otherwise, may request that earthquake insurance be secured for one or more mortgaged real properties by the related borrower, to the extent that insurance may be obtained at a commercially reasonable price and to the extent the related mortgage loan requires the borrower to obtain earthquake insurance at the mortgagee's request.

     The series 2004-C7 pooling and servicing agreement will require the special servicer, consistent with the Servicing Standard, to cause to be maintained for each REO Property (other than an REO Property relating to an
Outside Serviced

                                     S-151

Loan Combination) no less insurance coverage than was previously required of the applicable borrower under the related mortgage loan, but only if and to the extent that (a) such insurance is available at a commercially reasonable rate and (b) the subject hazards are at the time commonly insured against for properties similar to the subject REO Property and located in or around the region in which such REO Property is located, except that in the case of insurance coverage for acts of terrorism, the special servicer may be required to obtain that insurance at rates that may not be considered commercially reasonable.

     If either the master servicer or the special servicer obtains and maintains a blanket policy or master force placed policy insuring against hazard losses on all the mortgage loans and/or REO Properties that it is required to service and administer under the series 2004-C7 pooling and servicing agreement, then, to the extent such policy--

     o   is obtained from an insurer having a claims-paying ability or financial strength rating that meets, or whose obligations are guaranteed or backed in writing by an entity having a claims-paying ability or financial strength rating that meets, the requirements of the series
         2004-C7 pooling and servicing agreement, and

     o   provides protection equivalent to the individual policies otherwise required,

the master servicer or the special servicer, as the case may be, will be deemed to have satisfied its obligation to cause hazard insurance to be maintained on the related mortgaged real properties and/or REO Properties. That blanket policy or master force placed policy may contain a customary deductible clause, except that if there has not been maintained on the related mortgaged real property or REO Property an individual hazard insurance policy complying with the requirements described above in this "--Maintenance of Insurance" section, and there occur one or more losses that would have been covered by an individual policy, then the master servicer or special servicer, as appropriate, must promptly deposit into the master servicer's custodial account from its own funds the amount of those losses that would have been covered by an individual policy, taking account of any applicable (or, to the extent consistent with the Servicing Standard, deemed) deductible clause, but are not covered under the blanket policy or master force placed policy because of the deductible clause in the blanket policy or master force placed policy.

     In the case of each Outside Serviced Loan Combination, the master servicer and/or the special servicer under the applicable governing servicing agreement will be responsible for causing the related borrower to maintain insurance on the related mortgaged real property on substantially similar terms to those described above. See "Servicing of the One Lincoln Street Loan
Pair--Maintenance of Insurance under the One Lincoln Street Loan Pair" and
"Servicing of the World Apparel Center Loan Group--Maintenance of Insurance
under the World Apparel Center Loan Group" in this prospectus supplement.

FAIR VALUE OPTION

     Any single certificateholder or group of certificateholders with a majority interest in the series 2004-C7 controlling class, the special servicer and any assignees thereof will have the option to purchase any specially serviced mortgage loan in the trust (including, if applicable, the World
Apparel Center Mortgage Loan, but in any event excluding the One Lincoln Street
Mortgage Loan) as to which a material default exists, at a price generally equal to the sum of--

     o   the outstanding principal balance of that mortgage loan,

     o   all accrued and unpaid interest on that mortgage loan, other than
         Default Interest and Post-ARD Additional Interest,

     o   all unreimbursed servicing advances with respect to that mortgage loan,

     o   all unpaid interest accrued on advances made by the master servicer, the special servicer, the trustee and/or the fiscal agent with respect to that mortgage loan, and

     o   any other amounts payable under the series 2004-C7 pooling and servicing agreement.

     The special servicer is required to accept the first offer by a holder of the purchase option above that is at least equal to that purchase price.

     If none of the purchase option holders exercises its option to purchase any specially serviced mortgage loan in the trust as to which a material default exists, as described in the second preceding paragraph, then each holder of the purchase option will also have the option to purchase that specially serviced mortgage loan at a price equal to the fair value of that loan. Upon receipt of a written request from any holder of the purchase option to determine the fair value price in contemplation of its

                                     S-152

intention to exercise its option to purchase that specially serviced mortgage loan at a price that is below the purchase price set forth in the first paragraph of this "--Fair Value Option" section, the special servicer is required to promptly obtain an appraisal of the related mortgaged real property by an independent appraiser (unless such an appraisal was obtained within one year of such date and the special servicer has no knowledge of any circumstances that would materially affect the validity of that appraisal).
Promptly after obtaining that appraisal, the special servicer must determine the fair value price in accordance with the Servicing Standard and the discussion in the eighth paragraph of this "--Fair Value Option" section.
Promptly after determining the fair value price, the special servicer is required to report such fair value price to the trustee and each holder of the purchase option.

     In the event that the special servicer determines that it is willing, or another holder of the purchase option notifies the special servicer that it is willing, to purchase any specially serviced mortgage loan at a price equal to or above the fair value price, the special servicer will notify all other holders of the purchase option that it has made or received, as the case may be, such a bid (without disclosing the amount of that bid). All other holders of the purchase option may submit competing bids within the ten business day period following such notice. At the conclusion of the above-described ten-business-day period, the special servicer will be required, subject to the following sentence, to accept the highest bid received from any holder of the purchase option that is at least equal to the fair value price. If the special servicer accepts the bid of any holder of the purchase option, that holder of the purchase option will be required to purchase the subject specially serviced mortgage loan within ten business days of receipt of notice of the acceptance.

     If the special servicer has not accepted a bid at the fair value price prior to the expiration of 120 days from its determination of the fair value price and thereafter receives a bid at the fair value price or a request from a holder of the purchase option for an updated fair value price, the special servicer is required to, within 45 days, recalculate the fair value price and repeat the notice and bidding procedure described above until the purchase option terminates.

     If the party exercising the purchase option at the fair value price for any specially serviced mortgage loan is the special servicer or an affiliate thereof, the trustee is required to verify that the fair value price is at least equal to the fair value of such mortgage loan. In determining whether the fair value price is at least equal to the fair value of such mortgage loan the trustee is permitted to conclusively rely on an appraisal obtained by the trustee from an independent appraiser at the time it is required to verify the fair value price, and/or the opinion of an independent expert in real estate matters (including the master servicer) with at least five years' experience in valuing or investing in loans, similar to such mortgage loan, that has been selected by the trustee with reasonable care at the expense of the trust.

     Any holder of the purchase option may, once such option is exercisable, assign its purchase option with respect to any specially serviced mortgage loan to a third party other than another holder of the purchase option; and, upon such assignment, that third party will have all of the rights that had been granted to the assignor in respect of the purchase option. Such assignment will only be effective after written notice (together with a copy of the executed assignment and assumption agreement) has been delivered to the trustee, the master servicer and the special servicer.

     In determining the fair value price for any specially serviced mortgage loan, the special servicer may take into account and rely upon, among other factors, the results of any appraisal or updated appraisal that it or the master servicer may have obtained in accordance with the series 2004-C7 pooling and servicing agreement within the prior 12 months; the opinions on fair value expressed by independent investors in mortgage loans comparable to the subject specially serviced mortgage loan; the period and amount of any delinquency on the subject specially serviced mortgage loan; the physical condition of the related mortgaged real property; the state of the local economy; and the expected recoveries from the subject specially serviced mortgage loan if the special servicer were to pursue a workout or foreclosure strategy instead of selling such mortgage loan to a holder of the purchase option.

     The purchase option for any specially serviced mortgage loan will terminate, and will not be exercisable (or if exercised, but the purchase of the subject mortgage loan has not yet occurred, will terminate and be of no further force or effect) if (a) the special servicer has accepted a bid at the fair value price, (b) such specially serviced mortgage loan has ceased to be a specially serviced mortgage loan or is otherwise no longer in material default,
(c) the related mortgaged real property has become an REO Property, (d) a final recovery determination has been made with respect to such specially serviced mortgage loan or (e) such specially serviced mortgage loan has been removed from the trust fund. Until a bid at the fair value price is accepted, the special servicer is required to continue to pursue all of the other resolution options available to it with respect to the specially serviced mortgage loan in accordance with the series 2004-C7 pooling and servicing agreement and the
Servicing Standard.

     The purchase option described above in this "--Fair Value Option" section will not apply to the One Lincoln Street Mortgage Loan. For a description of the purchase option applicable to the One Lincoln Street Mortgage Loan under the

                                     S-153

series 2004-C3 trust and servicing agreement, see "Servicing of the One Lincoln
Street Loan Pair--Sale of One Lincoln Street Loan Pair if They Become Defaulted
Loans to Certain Parties Under the Series 2004-C3 Trust and Servicing Agreement
(Including Each Holder of the Series 2004-C7 Controlling Class)" in this prospectus supplement.

REALIZATION UPON DEFAULTED MORTGAGE LOANS

     If a default on an underlying mortgage loan (other than an Outside
Serviced Trust Mortgage Loan) or Serviced Loan Combination has occurred, then, subject to the discussion under "--The Series 2004-C7 Controlling Class
Representative and the Non-Trust Loan Noteholders" above and applicable law, the special servicer may, on behalf of the trust and, if applicable, the related Serviced Non-Trust Loan Noteholder, take any of the following actions:

     o   institute foreclosure proceedings;

     o   exercise any power of sale contained in the related mortgage instrument;

     o   obtain a deed in lieu of foreclosure; or

     o   otherwise acquire title to the corresponding mortgaged real property, by operation of law or otherwise.

     With respect to the mortgaged real properties identified on Annex A-1 to this prospectus supplement as A&P Portfolio, which mortgaged real properties secure a mortgage loan representing 0.7% of the initial mortgage pool balance, pursuant to the lease of the improvements on each such mortgaged real property, neither the borrower nor any subsequent transferee (including a transferee taking ownership of the mortgaged real property through foreclosure or deed-in-lieu of foreclosure) may transfer any such mortgaged real property unless the transferee delivers to the lessee (a) an officer's certificate to the effect that either the transferee is not an "employee benefit plan" or a related trust as defined in Section 3(3) of ERISA or a "plan" or related trust as defined in Section 3(3) of ERISA or Section 4975(e)(1) of the Internal
Revenue Code or such transfer will not result in a "non-exempt prohibited transaction" under Section 4975 of the Internal Revenue Code or Section 406 of
ERISA and (b) an agreement that such transferee will sell the mortgaged real property if its ownership interest is about to become such a "non-exempt prohibited transaction". In addition, any proposed transferee (other than a transferee taking ownership of the mortgaged real property through foreclosure)
must provide an officer's certificate to the lessee certifying that such transferee is not engaged in the retail or wholesale sale or distribution of food products within 100 miles of any such mortgaged real property. Such transfer restrictions and certification requirements may limit the number of prospective purchasers of the mortgaged real properties and may delay or prevent the transfer of the mortgaged real properties, including in connection with a foreclosure or deed-in-lieu of foreclosure.

     Notwithstanding the foregoing, the special servicer may not, on behalf of the trust and, if applicable, the related Serviced Non-Trust Loan Noteholder, obtain title to a mortgaged real property by foreclosure, deed in lieu of foreclosure or otherwise, or take any other action with respect to any mortgaged real property, if, as a result of that action, the trustee, on behalf of the series 2004-C7 certificateholders and, if applicable, the related
Serviced Non-Trust Loan Noteholder, could, in the judgment of the special servicer, exercised in accordance with the Servicing Standard, be considered to hold title to, to be a mortgagee-in-possession of, or to be an owner or operator of, that mortgaged real property within the meaning of CERCLA or any comparable law, unless:

     o   the special servicer has previously determined in accordance with the
         Servicing Standard, based on a report prepared by a person who regularly conducts environmental audits, that the mortgaged real property is in compliance with applicable environmental laws and regulations and there are no circumstances or conditions present at the mortgaged real property that have resulted in any contamination for which investigation, testing, monitoring, containment, clean-up or remediation could be required under any applicable environmental laws and regulations; or

     o   in the event that the determination described in the preceding bullet cannot be made, the special servicer has previously determined in accordance with the Servicing Standard, on the same basis as described in the preceding bullet, that it would maximize the recovery to the series 2004-C7 certificateholders and, if the subject mortgaged real property secures a Serviced Loan Combination, the affected Serviced
         Non-Trust Loan Noteholder, as a collective whole, on a present value basis, to acquire title to or possession of the mortgaged real property and to take such remedial, corrective and/or other further actions as are necessary to bring the mortgaged real property into compliance with applicable environmental laws and regulations and to appropriately address any of the circumstances and conditions referred to in the preceding bullet.

     See, however, "--The Series 2004-C7 Controlling Class Representative and
the Non-Trust Loan Noteholders--Rights and Powers of the Series 2004-C7
Controlling Class Representative and the Non-Trust Loan Noteholders" above.

                                     S-154

     The cost of any environmental testing will be covered by, and reimbursable as, a servicing advance, and the cost of any remedial, corrective or other further action contemplated by the second bullet of the second paragraph of this "--Realization Upon Defaulted Mortgage Loans" section will generally be payable directly out of the master servicer's custodial account.

     If neither of the conditions set forth in the two bullets of the second paragraph of this "--Realization Upon Defaulted Mortgage Loans" section has been satisfied with respect to any mortgaged real property securing a defaulted mortgage loan serviced under the series 2004-C7 pooling and servicing agreement, the special servicer will be required to take such action as is in accordance with the Servicing Standard, other than proceeding against the subject mortgaged real property. In connection with the foregoing, the special servicer may, on behalf of the trust and, if applicable, the related Serviced
Non-Trust Loan Noteholder, but subject to the discussion under "--The Series
2004-C7 Controlling Class Representative and the Non-Trust Loan
Noteholders--Rights and Powers of the Series 2004-C7 Controlling Class
Representative and the Non-Trust Loan Noteholders" above, release all or a portion of the subject mortgaged real property from the lien of the related mortgage.

     If Liquidation Proceeds collected with respect to a defaulted mortgage loan in the trust are less than the outstanding principal balance of the defaulted mortgage loan, together with accrued interest on and reimbursable expenses incurred by the special servicer, the master servicer and/or any other applicable party in connection with that mortgage loan, then the trust will realize a loss in the amount of the shortfall. The special servicer and/or the master servicer will be entitled to reimbursement out of the Liquidation
Proceeds recovered on any defaulted mortgage loan, prior to the payment of the
Liquidation Proceeds to the series 2004-C7 certificateholders, for--

     o   any and all amounts that represent unpaid servicing compensation with respect to the mortgage loan,

     o   any unreimbursed servicing expenses incurred with respect to the mortgage loan, and

     o   any unreimbursed advances of delinquent payments made with respect to the mortgage loan.

     In addition, amounts otherwise payable on the series 2004-C7 certificates may be further reduced by interest payable to the master servicer and/or special servicer on the servicing expenses and advances.

     With respect to each Outside Serviced Trust Mortgage Loan, the special servicer under the applicable governing servicing agreement will be responsible for realizing against the related mortgaged real property following an event of default under the related Outside Serviced Loan Combination, and assuming no alternative arrangements can be made for the resolution of that event of default. See "Servicing of the One Lincoln Street Loan Pair" and "Servicing of
the World Apparel Center Loan Group" in this prospectus supplement.

REO PROPERTIES

     If title to any mortgaged real property is acquired by the special servicer on behalf of the trust and, if applicable, the related Serviced
Non-Trust Loan Noteholder(s), then the special servicer will be required to sell that property not later than the end of the third calendar year following the year of acquisition, unless--

     o   the IRS grants an extension of time to sell the property, or

     o   the special servicer obtains an opinion of independent counsel generally to the effect that the holding of the property subsequent to the end of the third calendar year following the year in which the acquisition occurred will not result in the imposition of a tax on the trust assets or cause any REMIC created under the series 2004-C7 pooling and servicing agreement to fail to qualify as such under the
         Internal Revenue Code.

     Subject to the foregoing, the special servicer will generally be required to solicit cash offers for any REO Property held by the trust in a manner that will be reasonably likely to realize a fair price for the property; provided that the special servicer will not be obligated to accept the highest cash bid for the subject REO Property if, subject to the discussion under "--The Series
2004-C7 Controlling Class Representative and the Non-Trust Loan Noteholders"
above, the special servicer determines, in accordance with the Servicing
Standard, that acceptance of a lower cash bid would be in the best interests of the series 2004-C7 certificateholders (and, if the subject REO Property relates to a Serviced Loan Combination, the related Serviced Non-Trust Loan
Noteholder), as a collective whole. The special servicer may retain an independent contractor to operate and manage the REO Property. The retention of an independent contractor will not relieve the special servicer of its obligations with respect to the REO Property. Regardless of whether the special servicer applies for or is granted an extension of time to sell the property, the special servicer must act in accordance with the Servicing Standard to liquidate the property on a timely basis. If an extension is granted or opinion given, the special servicer must sell the REO Property within the period specified in the extension or opinion, as the case may be.

                                     S-155

     Neither the trustee, in its individual capacity, nor any of its affiliates may bid for or purchase from the trust any REO Property.

     In general, the special servicer or an independent contractor employed by the special servicer at the expense of the trust will be obligated to operate and manage any REO Property held by the trust in a manner that:

     o   maintains its status as foreclosure property under the REMIC provisions of the Internal Revenue Code, and

     o   would, to the extent commercially reasonable and consistent with the preceding bullet, maximize net after-tax proceeds received from that property without materially impairing the special servicer's ability to sell the REO Property promptly at a fair price.

     The special servicer must review the operation of each REO Property held by the trust and consult with the trustee, or any person appointed by the trustee to act as tax administrator, to determine the trust's federal income tax reporting position with respect to the income it is anticipated that the trust would derive from the property. The special servicer could determine that it would not be commercially reasonable to manage and operate the property in a manner that would avoid the imposition of--

     o   a tax on net income from foreclosure property, within the meaning of section 860G(c) of the Internal Revenue Code, or

     o   a tax on prohibited transactions under section 860F of the Internal
         Revenue Code.

     To the extent that income the trust receives from an REO Property is subject to--

     o   a tax on net income from foreclosure property, that income would be subject to federal tax at the highest marginal corporate tax rate, which is currently 35%, or

     o   a tax on prohibited transactions, that income would be subject to federal tax at a 100% rate.

     The determination as to whether income from an REO Property held by the trust would be subject to a tax will depend on the specific facts and circumstances relating to the management and operation of each REO Property.
The risk of taxation being imposed on income derived from the operation of foreclosed real property is particularly present in the case of hospitality and healthcare properties. Generally, income from an REO Property that is directly operated by the special servicer would be apportioned and classified as service or non-service income. The service portion of the income could be subject to federal tax either at the highest marginal corporate tax rate or at the 100%
rate. The non-service portion of the income could be subject to federal tax at the highest marginal corporate tax rate or, although it appears unlikely, at the 100% rate. Any tax imposed on the trust's income from an REO Property would reduce the amount available for payment to the series 2004-C7 certificateholders. See "Federal Income Tax Consequences" in this prospectus supplement and in the accompanying prospectus. The reasonable out-of-pocket costs and expenses of obtaining professional tax advice in connection with the foregoing will be payable out of the master servicer's custodial account.

     One (1) of the mortgage loans we intend to include in the trust,
representing    % of the initial mortgage pool balance, is located in the
Territory of Guam. If the trust were to acquire such mortgaged real property through foreclosure or similar action, withholding or income taxes imposed by the Territory of Guam could reduce any rental income derived from such mortgaged real property. In addition, taxes imposed by the Territory of Guam could reduce or delay the receipt of proceeds from the sale or other disposition of such mortgaged real property. Any such reduction or delay could adversely affect the cash proceeds from the rental or liquidation of such mortgaged real property available for distribution to the series 2004-C7 certificates.

     The special servicer will be required to segregate and hold all funds collected and received in connection with any REO Property held by the trust separate and apart from its own funds and general assets. If an REO Property is acquired by the trust, the special servicer will be required to establish and maintain an account for the retention of revenues and other proceeds derived from the REO Property. That REO account must be maintained in a manner and with a depository institution that satisfies rating agency standards for securitizations similar to the one involving the offered certificates. The special servicer will be required to deposit, or cause to be deposited, in its
REO account, upon receipt, all net income, Insurance Proceeds, Condemnation
Proceeds and Liquidation Proceeds received by it with respect to each REO
Property held by the trust. The funds held in this REO account may be held as cash or invested in Permitted Investments. Any interest or other income earned on funds in the special servicer's REO account will be payable to the special servicer, subject to the limitations described in the series 2004-C7 pooling and servicing agreement.

     The special servicer will be required to withdraw from its REO account funds necessary for the proper operation, management, leasing, maintenance and disposition of any REO Property held by the trust, but only to the extent of amounts

                                     S-156

on deposit in the account relating to that particular REO Property. Promptly following the end of each collection period, the special servicer will be required to withdraw from the REO account and deposit, or deliver to the master servicer for deposit, into the master servicer's custodial account the total of all amounts received with respect to each REO Property held by the trust during that collection period, net of--

     o   any withdrawals made out of those amounts as described in the preceding sentence, and

     o   any portion of those amounts that may be retained as reserves as described in the next paragraph.

     The special servicer may, subject to the limitations described in the series 2004-C7 pooling and servicing agreement, retain in its REO account that portion of the proceeds and collections as may be necessary to maintain a reserve of sufficient funds for the proper operation, management, leasing, maintenance and disposition of the related REO Property, including the creation of a reasonable reserve for repairs, replacements, necessary capital improvements and other related expenses.

     The special servicer must keep and maintain separate records, on a property-by-property basis, for the purpose of accounting for all deposits to, and withdrawals from, its REO account.

     Notwithstanding anything to the contrary described above, the special servicer will not have any obligations with respect to any REO Property relating to an Outside Serviced Loan Combination. In the event a mortgaged real property relating to an Outside Serviced Loan Combination is acquired as an REO property under the governing servicing agreement for such Loan Combination, the special servicer under that servicing agreement will be required to operate, manage, lease, maintain and dispose of that property substantially in a manner similar to that described above with respect to the special servicer under the series 2004-C7 pooling and servicing agreement and any REO Properties administered thereunder.

INSPECTIONS; COLLECTION OF OPERATING INFORMATION

     The special servicer will be required to perform or cause to be performed a physical inspection of a mortgaged real property as soon as practicable after the related underlying mortgage loan becomes a specially serviced mortgage loan and annually thereafter for so long as the related underlying mortgage loan remains a specially serviced mortgage loan, provided that the cost of each of those inspections will be borne by the trust and payable out of the master servicer's custodial account. In addition, the special servicer must perform or cause to be performed a physical inspection of each of the REO Properties held by the trust at least once per calendar year, provided that the cost of each of those inspections will be borne by the trust and payable out of the master servicer's custodial account. Beginning in 2005, the master servicer will be required at its expense to perform or cause to be performed a physical inspection of each mortgaged real property securing a non-specially serviced mortgage loan--

     o   at least once every two calendar years in the case of mortgaged real properties securing underlying mortgage loans that have outstanding principal balances, or with allocated loan amounts, of $2,000,000 or less, and

     o   at least once every calendar year in the case of all other mortgaged real properties;

provided that the master servicer will not be required to perform or cause to be performed an inspection on a mortgaged real property if such property has been inspected by the master servicer or the special servicer in the preceding six months. Notwithstanding the foregoing, however, neither the master servicer nor the special servicer will be obligated to inspect the One Lincoln Street
Mortgaged Property or the World Apparel Center Mortgaged Property.

     The master servicer and the special servicer will each be required to prepare or cause to be prepared and deliver to the trustee a written report of each of the inspections performed by it that generally describes the condition of the subject mortgaged real property and, insofar as the master servicer or the special servicer is aware thereof, that specifies the existence of any sale, transfer or abandonment of the subject mortgaged real property or any material change in its condition or value.

     With respect to each Outside Serviced Loan Combination, periodic inspections of the related mortgaged real properties are to be performed by the master servicer and/or special servicer under the governing servicing agreement for that Loan Combination.

     The special servicer, in the case of any specially serviced mortgage loans for which it is responsible, and the master servicer, in the case of all other mortgage loans serviced under the series 2004-C7 pooling and servicing agreement, will also be required, consistent with the Servicing Standard, to use reasonable efforts to collect from the related borrowers required to deliver them and review the quarterly and annual operating statements and related rent rolls with respect to each of the related mortgaged real properties. The special servicer will also be required to obtain operating statements and rent rolls with respect to any REO Properties held by the trust.
The special servicer will be required to deliver to the master servicer copies

                                     S-157

of the operating statements and rent rolls it collects, and the master servicer will be required to deliver to the trustee copies of the operating statements and rent rolls it collects or receives, in each case upon request. The master servicer or the special servicer, as applicable, will be required to prepare and, upon request, deliver to the trustee, an operating statement analysis report with respect to each mortgaged real property and REO Property for the applicable period. See "Description of the Offered Certificates--Reports to
Certificateholders; Available Information" in this prospectus supplement. Each of the mortgage loans in the trust requires the related borrower to deliver an annual property operating statement or other annual financial information. The foregoing notwithstanding, there can be no assurance that any operating statements required to be delivered will in fact be delivered, nor are the master servicer and the special servicer likely to have any practical means of compelling their delivery in the case of an otherwise performing mortgage loan.

     With respect to the Outside Serviced Trust Mortgage Loans, a servicer under the governing servicing agreement for the related Loan Combination will be responsible for collecting financial information with respect to the related mortgaged real properties and will be required to deliver such information to the master servicer under the series 2004-C7 pooling and servicing agreement.
Such information will be made available to the series 2004-C7 certificateholders by the trustee as provided in this prospectus supplement.

EVIDENCE AS TO COMPLIANCE

     No later than April 30 of each year, beginning in 2005, each of the master servicer and the special servicer must:

     o   at its expense, cause a firm of independent public accountants, that is a member of the American Institute of Certified Public Accountants to
         furnish a statement to the trustee and the Serviced Non-Trust Loan
         Noteholders, among others, to the effect that--

         1.  the firm has obtained a letter of representation regarding certain matters from the management of the master servicer or special servicer, as applicable, which includes an assertion that the master servicer or special servicer, as applicable, has complied with minimum mortgage loan servicing standards, to the extent applicable to commercial and multifamily mortgage loans, identified in the Uniform Single Attestation Program for Mortgage Bankers
             established by the Mortgage Bankers Association of America, with respect to the servicing of commercial and multifamily mortgage loans during the most recently completed calendar year, and

         2.  on the basis of an examination conducted by the firm in accordance with standards established by the American Institute of Certified
             Public Accountants, that representation is fairly stated in all material respects, subject to those exceptions and other
             qualifications that may be appropriate;

         except that, in rendering its report the firm may rely, as to matters relating to the direct servicing of commercial and multifamily mortgage loans by sub-servicers, upon comparable reports of firms of independent certified public accountants rendered on the basis of examinations conducted in accordance with the same standards, rendered within one year of such report, with respect to those sub-servicers and, further, except that the special servicer will not be required to cause such a report to be delivered if there were no specially serviced mortgage loans during the most recently ended calendar year; and

     o   deliver to the trustee and the Serviced Non-Trust Loan Noteholders, among others, a statement signed by an officer of the master servicer or the special servicer, as the case may be, to the effect that, to the knowledge of that officer, the master servicer or special servicer, as the case may be, has fulfilled its material obligations under the series 2004-C7 pooling and servicing agreement in all material respects throughout the preceding calendar year or the portion of that year during which the series 2004-C7 certificates were outstanding.

     Copies of the above-mentioned annual accountants' statement and officer's certificate of each of the master servicer and the special servicer will be made available to series 2004-C7 certificateholders, at their expense, upon written request to the trustee.

EVENTS OF DEFAULT

     Each of the following events, circumstances and conditions will be considered events of default under the series 2004-C7 pooling and servicing agreement:

     o   the master servicer or the special servicer fails to deposit, or to remit to the appropriate party for deposit, into the master servicer's custodial account or the special servicer's REO account, as applicable, any amount required to be so deposited, which failure is not remedied within one business day following the date on which the deposit or remittance was required to be made;

                                     S-158

     o   the master servicer fails to remit to the trustee for deposit in the trustee's collection account any amount required to be so remitted, or the master servicer fails to make in a timely manner any payments required to be made to a Serviced Non-Trust Loan Noteholder, and, in either case, that failure continues unremedied until 11:00 a.m., New
         York City time, on the next business day;

     o   the master servicer or the special servicer fails to timely make any servicing advance required to be made by it under the series 2004-C7 pooling and servicing agreement, and that failure continues unremedied for three business days following the date on which notice of such failure has been given to the master servicer or the special servicer, as applicable, by any party to the series 2004-C7 pooling and servicing agreement;

     o   the master servicer or the special servicer fails to observe or perform in any material respect any of its other covenants or agreements under the series 2004-C7 pooling and servicing agreement, and that failure continues unremedied for 30 days or, if the responsible party is diligently attempting to remedy the failure, 60 days after written notice of the failure (requiring it to be remedied) has been given to the master servicer or the special servicer, as the case may be, by any other party to the series 2004-C7 pooling and servicing agreement, by series 2004-C7 certificateholders entitled to not less than 25% of the voting rights for the series 2004-C7 certificates or by any affected
         Serviced Non-Trust Loan Noteholder;

     o   it is determined that there is a breach by the master servicer or the special servicer of any of its representations or warranties contained in the series 2004-C7 pooling and servicing agreement that materially and adversely affects the interests of any class of series 2004-C7 certificateholders or any Serviced Non-Trust Loan Noteholder, and that breach continues unremedied for 30 days or, if the responsible party is diligently attempting to cure the breach, 60 days after written notice of the breach (requiring it to be remedied) has been given to the master servicer or the special servicer, as the case may be, by any other party to the series 2004-C7 pooling and servicing agreement, by series 2004-C7 certificateholders entitled to not less than 25% of the voting rights for the series 2004-C7 certificates or by any affected
         Serviced Non-Trust Loan Noteholder;

     o   various events of bankruptcy, insolvency, readjustment of debt, marshalling of assets and liabilities, or similar proceedings occur with respect to the master servicer or the special servicer, or the master servicer or the special servicer takes various actions indicating its bankruptcy, insolvency or inability to pay its obligations;

     o   the master servicer or the special servicer is removed from S&P's approved master servicer list or special servicer list, as the case may be, and the ratings assigned by S&P to one or more classes of the series 2004-C7 certificates are qualified, downgraded or withdrawn in connection with that removal; and

     o   a servicing officer of the master servicer or the special servicer, as the case may be, obtains actual knowledge that one or more ratings assigned by Moody's to one or more classes of the series 2004-C7 certificates have been qualified, downgraded or withdrawn, or otherwise made the subject of a "negative" credit watch that remains in effect for at least 60 days, which action Moody's has determined, and provided notification in writing or electronically, is solely or in material part a result of the master servicer or special servicer, as the case may be, acting in such capacity.

     The series 2004-C3 trust and servicing agreement and the series 2004-LN2 pooling and servicing agreement each provides for similar, but not identical, events of default as to the respective master servicers and special servicers thereunder. See "Servicing of the One Lincoln Street Loan Pair--Replacement of
Master Servicer and Special Servicer Under the Series 2004-C3 Trust and
Servicing Agreement" and "Servicing of the World Apparel Center Loan
Group--Events of Default and Termination of Servicers Under the Series 2004-LN2
Pooling and Servicing Agreement."

RIGHTS UPON EVENT OF DEFAULT

     If an event of default described above under "--Events of Default" occurs with respect to the master servicer or the special servicer and remains unremedied, the trustee will be authorized, and at the written direction of the series 2004-C7 certificateholders entitled to not less than 25% of the voting rights for the series 2004-C7 certificates, the trustee will be required, to terminate all of the future rights and obligations of the defaulting party under the series 2004-C7 pooling and servicing agreement and in and to the trust assets other than any rights the defaulting party may have as a series
2004-C7 certificateholder. Upon any termination, the trustee must either:

     o   succeed to all of the responsibilities, duties and liabilities of the master servicer or special servicer, as the case may be, under the series 2004-C7 pooling and servicing agreement; or

     o   appoint an established mortgage loan servicing institution to act as successor master servicer or special servicer, as the case may be, under the series 2004-C7 pooling and servicing agreement.

                                     S-159

     The holders of series 2004-C7 certificates entitled to a majority of the voting rights for the series 2004-C7 Certificates may require the trustee to appoint an established mortgage loan servicing institution to act as successor master servicer or special servicer, as the case may be, under the series
2004-C7 pooling and servicing agreement, rather than have the trustee act as that successor.

     Notwithstanding the foregoing discussion in this "--Rights Upon Event of
Default" section, if the master servicer is terminated under the circumstances described above because of the occurrence of any of the events of default described in the last two bullets under "--Events of Default" above, the master servicer will have the right for a period of 45 days (during which time the master servicer will continue to master service the mortgage loans), at its expense, to sell its master servicing rights with respect to the mortgage pool to a master servicer whose appointment Moody's and S&P have each confirmed will not result in a qualification, downgrade or withdrawal of any of the then-current ratings of the series 2004-C7 certificates.

     In general, series 2004-C7 certificateholders entitled to at least 66-2/3%
of the voting rights allocated to each class of series 2004-C7 certificates affected by any event of default may waive the event of default. However, the events of default described in the first, second, seventh and eighth bullets under "--Events of Default" above may only be waived by all of the holders of the affected classes of the series 2004-C7 certificates. Upon any waiver of an event of default, the event of default will cease to exist and will be deemed to have been remedied for every purpose under the series 2004-C7 pooling and servicing agreement.

     Notwithstanding the foregoing in this "--Rights Upon Event of Default"
section, (a) if an event of default on the part of the master servicer affects a Serviced Non-Trust Loan and the master servicer is not otherwise terminated as provided above, then the master servicer may not be terminated by or at the direction of the related Serviced Non-Trust Loan Noteholder and (b)
furthermore, if an event of default affects solely a Serviced Non-Trust Loan, then the master servicer may not be terminated by the trustee. However, in the case of each of clause (a) and (b) of the prior sentence, at the request of the affected Serviced Non-Trust Loan Noteholder, the master servicer must appoint a sub-servicer that will be responsible for servicing the subject Serviced Loan
Combination.

     Also notwithstanding the foregoing in this "--Rights Upon Event of
Default" section, if an event of default on the part of the special servicer affects a Serviced Non-Trust Loan and the special servicer is not otherwise terminated as provided above, then the related Serviced Non-Trust Loan
Noteholder may, subject to certain conditions, require the termination of the duties and obligations of the special servicer with respect to the subject
Serviced Loan Combination only, but no other mortgage loan in the trust, in accordance with the terms of the series 2004-C7 pooling and servicing agreement. If the special servicer for a Serviced Loan Combination is different from the special servicer for the rest of the mortgage loans serviced under the series 2004-C7 pooling and servicing agreement, then (unless the context indicates otherwise) all references to the special servicer in this prospectus supplement are intended to mean the applicable special servicer or both special servicers together, as appropriate in light of the circumstances.

     For a description of certain of the rights of the trustee, as holder of the Outside Serviced Trust Mortgage Loans, in respect of events of default on the part of the master servicer and/or the special servicer under the respective governing servicing agreements and the Co-Lender Agreements for the
Outside Serviced Trust Mortgage Loans, see "Servicing of the One Lincoln Street
Loan Pair--Replacement of Master Servicer and Special Servicer Under the Series
2004-C3 Trust and Servicing Agreement" and "Servicing of the World Apparel
Center Loan Group--Events of Default and Termination of Servicers Under the
Series 2004-LN2 Pooling and Servicing Agreement."

     No series 2004-C7 certificateholder will have the right under the series
2004-C7 pooling and servicing agreement to institute any suit, action or proceeding with respect to that agreement or any underlying mortgage loan unless--

     o   that holder previously has given to the trustee written notice of default,

     o   except in the case of a default by the trustee, series 2004-C7 certificateholders entitled to not less than 25% of the series 2004-C7 voting rights have made written request to the trustee to institute that suit, action or proceeding in its own name as trustee under the series 2004-C7 pooling and servicing agreement and have offered to the trustee such reasonable indemnity as it may require, and

     o   except in the case of a default by the trustee, the trustee for 60 days has neglected or refused to institute that suit, action or proceeding.

     The trustee, however, will be under no obligation to exercise any of the trusts or powers vested in it by the series 2004-C7 pooling and servicing agreement or to make any investigation of matters arising under that agreement or to institute, conduct or defend any litigation under that agreement or in relation to that agreement at the request, order or direction of any of the

                                     S-160

series 2004-C7 certificateholders, unless in the trustee's opinion, those certificateholders have offered to the trustee reasonable security or indemnity against the costs, expenses and liabilities which may be incurred as a result of any investigation or litigation.

ADMINISTRATION OF THE OUTSIDE SERVICED TRUST MORTGAGE LOANS

     The Outside Serviced Trust Mortgage Loans and any related REO Properties will, in each case, be serviced and administered in accordance with the governing servicing agreement for the related Loan Combination. If the trustee is requested to take any action in its capacity as holder of an Outside
Serviced Trust Mortgage Loan, pursuant to that governing servicing agreement, or if a responsible officer of the trustee becomes aware of a default or event of default on the part of any party under that governing servicing agreement, then (subject to any more specific discussion within this prospectus supplement with respect to the matter in question) the trustee will notify, and act in accordance with the instructions of, the series 2004-C7 controlling class representative.

                                     S-161

                 SERVICING OF THE ONE LINCOLN STREET LOAN PAIR

GENERAL

     The One Lincoln Street Mortgage Loan, the One Lincoln Street Non-Trust
Loan and any related foreclosure property will initially be serviced under the series 2004-C3 trust and servicing agreement, which is the governing document for the Series 2004-C3 Securitization, which closed prior to the Issue Date. In the event the One Lincoln Street Non-Trust Loan is no longer part of a securitization and provided that the One Lincoln Street Mortgage Loan is included in a securitization, the One Lincoln Street Intercreditor Agreement
provides that the One Lincoln Street Loan Pair will continue to be serviced in accordance with the applicable provisions of the series 2004-C3 trust and servicing agreement by the series 2004-C3 master servicer and the series
2004-C3 special servicer (or successors meeting the requirements of the series
2004-C3 trust and servicing agreement). The master servicer, special servicer and trustee under the series 2003-C7 pooling and servicing agreement will have no obligation or authority to supervise the series 2004-C3 master servicer, special servicer or trustee or to make servicing advances with respect to the
One Lincoln Street Loan Pair. The series 2004-C3 trust and servicing agreement provides for servicing in a manner acceptable for rated transactions similar in nature to the series 2003-C7 securitization and the servicing arrangements under that trust and servicing agreement are generally similar to the servicing arrangements under the series 2003-C7 pooling and servicing agreement. There are, however, some differences, including, but not limited to, those described below in this "Servicing of the One Lincoln Street Loan Pair" section.

ADVANCES

     On or prior to each remittance date with respect to the One Lincoln Street
Loan Pair (which remittance date precedes the series 2004-C7 payment date each month), the series 2004-C3 master servicer is required to make P&I advances to the holder of the One Lincoln Street Mortgage Loan in the amount of scheduled installments of principal and interest (net of related master servicing fees and/or primary servicing fees payable to the series 2004-C3 servicers and master servicing fees payable to the series 2004-C7 master servicer) on the One
Lincoln Street Mortgage Loan, which were due on the related loan payment date and not collected, unless that P&I advance when considered in light of any other previously unreimbursed advances, in the good faith judgment of such master servicer evidenced by an officer's certificate setting forth the procedures and considerations of such master servicer (including, without limitation, an appraisal of the One Lincoln Street Mortgaged Property conducted within the past 12 months) delivered to the series 2004-C3 trustee, would not be ultimately recoverable from certain payments and collections on the One
Lincoln Street Loan Pair (including, without limitation, default interest, insurance proceeds and liquidation proceeds) or otherwise. The series 2004-C7 pooling and servicing agreement will provide that the master servicer for the series 2004-C7 transaction, will be required to make any advance of a delinquent monthly debt service payment with respect to the One Lincoln Street
Mortgage Loan that the master servicer under the series 2004-C3 trust and servicing agreement is required but fails to make, unless either of those master servicers has determined that such advance would not be recoverable from collections on the One Lincoln Street Loan Pair. The amount of any P&I advances may be reduced based on an Appraisal Reduction Amount as described in the fourth succeeding paragraph.

     If the One Lincoln Street Borrower fails to make any payment for (1)
property protection expenses, including taxes, assessments, insurance premiums and other similar items, or (2) property improvement expenses on a timely basis, or collections from the One Lincoln Street Borrower are insufficient to pay any such expenses when due, the series 2004-C3 master servicer is required to advance the amount of any shortfall as a property protection advance. In the event that the series 2004-C3 master servicer fails to make a property protection advance for reasons other than a determination of non-recoverability, the series 2004-C3 trustee will be required to make that property protection advance, subject to a determination of recoverability. In the event that the series 2004-C3 trustee fails to make a property protection advance for reasons other than a determination of non-recoverability, the series 2004-C3 fiscal agent will be required to make that property protection advance, subject to a determination of recoverability. The series 2004-C3 trustee and the series 2004-C3 fiscal agent will be entitled to conclusively rely upon such determination of nonrecoverability of the series 2004-C3 master servicer. A property protection advance will be deemed nonrecoverable when that property protection advance, considered in light of any other previously unreimbursed advances, in the good faith judgment of the series 2004-C3 master servicer, trustee or fiscal agent, evidenced by an officer's certificate setting forth the procedures and considerations of such party (including, without limitation, an appraisal of the One Lincoln Street Mortgaged Property conducted within the past 12 months) delivered to the series 2004-C3 trustee and the series 2004-C7 trustee and series 2004-C7 master servicer, would not be ultimately recoverable from certain payments and collections on the One Lincoln
Street Loan Pair (including, without limitation, default interest, insurance proceeds and liquidation proceeds) or otherwise. However, under certain conditions, the series 2004-C3 master servicer may, but is not obligated to, make a property protection advance even if it determines that such property protection advance would not be recoverable.

                                     S-162

     The right of reimbursement with respect to P&I advances (including backup
P&I advances made by the series 2004-C7 master servicer, trustee and fiscal agent) and property protection advances for the One Lincoln Street Loan Pair is prior to the right of holders of the series 2004-C3 and series 2004-C7 certificates, to distributions. Interest will accrue on any P&I advance and property protection advance made pursuant to the series 2004-C3 trust and servicing agreement at the "advance rate" compounded annually, which is defined under the series 2004-C3 trust and servicing agreement as the prime rate in effect on such date of determination as set forth in the most recently published "Money Rates" section of The Wall Street Journal, or the average of such rates if more than one rate is published on any one date. Interest will accrue on any backup P&I advances made by the series 2004-C7 master servicer, trustee and fiscal agent in accordance with the series 2004-C7 pooling and servicing agreement.

     The obligation of the series 2004-C3 master servicer to make P&I advances and property protection advance pursuant to the series 2004-C3 trust and servicing agreement continues through the foreclosure of the One Lincoln Street
Loan Pair and until the liquidation thereof or of the related REO Property.

     In addition, if it is determined that an Appraisal Reduction Amount exists with respect to the One Lincoln Street Loan Pair, then, with respect to the series 2004-C3 distribution date immediately following the date of such determination and with respect to each subsequent series 2004-C3 distribution date for as long as that Appraisal Reduction Amount exists, the series 2004-C3 master servicer will be required in the event of subsequent delinquencies to advance in respect of interest on the One Lincoln Street Loan Pair only an amount equal to the product of (i) the amount of the interest portion of the
P&I advance that would otherwise be required without regard to this sentence, multiplied by (ii) a fraction, the numerator of which is equal to the principal balance of the One Lincoln Street Loan Pair, net of such Appraisal Reduction
Amount, and the denominator of which is equal to the principal balance of the
One Lincoln Street Loan Pair. Such reduction in the amount advanced may reduce the amount available to make distributions to series 2004-C7 certificateholders with respect to the One Lincoln Street Mortgage Loan. The reduced interest portion of the P&I advance as a result of an Appraisal Reduction Amount will be allocated first, to the One Lincoln Street Non-Trust Loan Subordinate
Components, and thereafter to the One Lincoln Street Non-Trust Loan Pari Passu
Component and the One Lincoln Street Mortgage Loan on a pro rata and pari passu basis.

MAINTENANCE OF INSURANCE POLICIES UNDER THE SERIES 2004-C3 TRUST AND SERVICING
AGREEMENT

     The series 2004-C3 master servicer is required to use reasonable efforts consistent with the series 2004-C3 servicing standard to maintain or cause the
One Lincoln Street Borrower to maintain, and if the One Lincoln Street Borrower does not so maintain, will itself maintain (subject to the provisions of the series 2004-C3 trust and servicing agreement concerning recoverability of advances, to the extent the series 2004-C3 trustee has an insurable interest)
and keep in full force and effect for the One Lincoln Street Loan Pair fire and hazard insurance with extended coverage on the One Lincoln Street Mortgaged
Property and such other types of insurance and in such amounts as is required to be maintained under the related loan agreement; provided, however, that the series 2004-C3 master servicer shall not be required to maintain, or cause the
One Lincoln Street Borrower to maintain, terrorism insurance if the series
2004-C3 special servicer determines that such insurance is not required to be maintained under the related loan agreement. In the event that the One Lincoln
Street Loan Pair is converted into REO Property, the series 2004-C3 master servicer must also cause to be maintained with respect to such REO Property public liability insurance providing coverage against such risks as that servicer determines, in accordance with the series 2004-C3 servicing standard, to be in the best interests of the series 2004-C3 trust fund and must cause to be maintained with respect to such REO Property insurance providing coverage against up to 24 months of rent interruptions. No earthquake or other additional insurance is to be required of the One Lincoln Street Borrower or to be maintained by the series 2004-C3 master servicer other than pursuant to the terms of the related loan agreement and pursuant to such applicable laws and regulations as may at any time be in force and require such additional insurance. At any time the series 2004-C3 master servicer has knowledge that the location of the One Lincoln Street Mortgaged Property is designated as a federal special flood hazard area, the series 2004-C3 master servicer is required to use reasonable efforts to cause the One Lincoln Street Borrower to maintain or will itself obtain flood insurance in respect thereof, to the extent available, in an amount at least equal to the lesser of (a) the unpaid principal amount of the One Lincoln Street Loan Pair or (b) the maximum coverage required by the related loan agreement and as is available under the
National Flood Insurance Act.

THE SERIES 2004-C3 SERVICING STANDARD

     The series 2004-C3 master servicer and the series 2004-C3 special servicer are required to service and administer the One Lincoln Street Loan Pair on behalf of and in the best interests of and for the benefit of the series
2004-C3 certificateholders and the holder of the One Lincoln Street Mortgage
Loan, in accordance with applicable law and the terms of the series

                                     S-163

2004-C3 trust and servicing agreement, the related loan documents and the One
Lincoln Street Intercreditor Agreement and, to the extent consistent with the foregoing, the following standard: (a)(i) in the same manner in which, and with the same care, skill, prudence and diligence with which, the series 2004-C3 master servicer or the series 2004-C3 special servicer, as applicable, services and administers similar mortgage loans with similar borrowers for other third party portfolios, giving due consideration to customary and usual standards of practice of prudent institutional commercial mortgage lenders servicing their own loans and to the maximization of net present value of the One Lincoln
Street Loan Pair to the series 2004-C3 certificateholders and the holder of the
One Lincoln Street Mortgage Loan (as a collective whole), or (ii) with the same care, skill, prudence and diligence which the series 2004-C3 master servicer or the series 2004-C3 special servicer, as applicable, uses to service and administer similar loans which the series 2004-C3 master servicer or the series
2004-C3 special servicer owns, whichever servicing procedure is of a higher standard; and (b) without regard to (i) any relationship that the series
2004-C3 master servicer, the series 2004-C3 special servicer or any affiliate thereof may have with the One Lincoln Street Borrower, us or any other parties to the series 2004-C3 transaction; (ii) the ownership of any series 2004-C3 certificate by the series 2004-C3 master servicer, the series 2004-C3 special servicer or any affiliate thereof; (iii) the series 2004-C3 master servicer's obligation to make advances or otherwise incur servicing expenses with respect to the One Lincoln Street Loan Pair; (iv) the right of the series 2004-C3 master servicer, the series 2004-C3 special servicer or any affiliate thereof to receive compensation or other fees for its services under the series 2004-C3 trust and servicing agreement; and (v) the ownership, servicing or management for others of any other mortgage loans or mortgaged property.

SPECIALLY SERVICED MORTGAGE LOAN UNDER THE SERIES 2004-C3 TRUST AND SERVICING
AGREEMENT

     The series 2004-C3 special servicer will be responsible for the servicing and administration of the One Lincoln Street Loan Pair if they become specially serviced loans. The One Lincoln Street Loan Pair will become "specially serviced loans" if--

     (1) the One Lincoln Street Borrower has not made two consecutive monthly payments (and has not cured at least one delinquency by the next loan payment date under the One Lincoln Street Loan Pair) or the payment due on the maturity date;

     (2) the One Lincoln Street Borrower has expressed to the series 2004-C3 master servicer an inability to pay or a hardship in paying the One
         Lincoln Street Loan Pair in accordance with their terms or, in the judgment of the series 2004-C3 master servicer (consistent with the series 2004-C3 servicing standard), a default under the One Lincoln
         Street Loan Pair is imminent, and in either case the series 2004-C3 special servicer will be required to engage in modification negotiations relating to material terms or payment terms or other typical special servicing activities in connection therewith;

     (3) the series 2004-C3 master servicer has received notice that the One
         Lincoln Street Borrower has become the subject of any bankruptcy, insolvency or similar proceeding, admitted in writing the inability to pay its debts as they come due or made an assignment for the benefit of creditors;

     (4) the series 2004-C3 master servicer has received notice of a foreclosure or threatened foreclosure of any lien on the One Lincoln Street
         Mortgaged Property; or

     (5) a default of which the series 2004-C3 master servicer has notice (other than a failure by the One Lincoln Street Borrower to pay principal or interest as required pursuant to the related loan documents) and which materially and adversely affects the interests of the series 2004-C3 certificateholders or the holder of the One Lincoln Street Mortgage
         Loan has occurred and remained unremedied for the applicable grace period specified in the related loan agreement (or, if no grace period is specified, 60 days); provided that such 60-day grace period does not apply to a default that gives rise to an immediate acceleration without application of a grace period; and provided further, that a default requiring a property protection advance will be deemed to materially and adversely affect the interests of the series 2004-C3
         certificateholders.

     The One Lincoln Street Loan Pair will cease to be specially serviced loans and will become "corrected mortgage loans": (a) with respect to the circumstances described in clause (1) above, when the One Lincoln Street
Borrower has brought the One Lincoln Street Loan Pair current and thereafter made three consecutive full and timely monthly payments (including pursuant to any workout of the One Lincoln Street Loan Pair); (b) with respect to the circumstances described in clauses (2), (3) and (4) above, when such circumstances cease to exist in the good faith judgment of the series 2004-C3 master servicer (or with respect to the circumstances described in the second part of clause (2), pursuant to any work-out implemented by the series 2004-C3 special servicer); or (c) with respect to the circumstances described in clause
(5) above, when such default

                                     S-164

is cured, and provided, that at that time no circumstance identified in clauses
(1) through (5) above exists that would cause the One Lincoln Street Loan Pair to continue to be characterized as "specially serviced loans."

APPRAISAL TRIGGER EVENT/APPRAISAL REDUCTION AMOUNT UNDER THE SERIES 2004-C3
TRUST AND SERVICING AGREEMENT

     Under the series 2004-C3 trust and servicing agreement, Appraisal Trigger
Events or the equivalent include the following:

     o   the One Lincoln Street Loan Pair is 60 days delinquent in respect of any monthly payment;

     o   the One Lincoln Street Mortgaged Property is acquired on behalf of the series 2004-C3 trust fund and the holder of the One Lincoln Street
         Mortgage Loan;

     o   either of the mortgage loans constituting the One Lincoln Street Loan
         Pair is modified to reduce the amount of any monthly payment;

     o   a receiver is appointed and continues in such capacity in respect of the One Lincoln Street Mortgaged Property for at least 30 days;

     o   the One Lincoln Street Borrower is subject to any bankruptcy, insolvency or similar proceeding; or

     o   the One Lincoln Street Loan Pair is due and has not been paid on the maturity date.

     Upon the occurrence of any of the foregoing Appraisal Trigger Events, the series 2004-C3 special servicer will thereupon be required to obtain (within 60 days of the applicable required appraisal date) an appraisal of the One Lincoln
Street Mortgaged Property conducted in accordance with the standards of the appraisal institute by a "qualified appraiser" (as defined under the series
2004-C3 trust and servicing agreement), unless such an appraisal had been previously obtained within the prior 12 months and the series 2004-C3 special servicer has no actual notice that a material change has occurred with respect to the One Lincoln Street Mortgaged Property that would draw into question the applicability of such appraisal.

     An Appraisal Reduction Amount with respect to the One Lincoln Street Loan
Pair will equal the excess, if any, of: (a) the sum, without duplication, of
(i) the principal balance of the One Lincoln Street Loan Pair, (ii) to the extent not previously advanced, all unpaid interest on the One Lincoln Street
Loan Pair through the most recent loan payment date at a per annum rate equal to the applicable mortgage interest rate (exclusive of any default interest),
(iii) all accrued but unpaid primary servicing fees, master servicing fees, special servicing fees, trustee fees, unreimbursed advances (together with interest thereon) and other expenses of the series 2004-C3 trust fund and the series 2004-C7 trust fund related to the One Lincoln Street Loan Pair, and (iv)
all currently due and unpaid real estate taxes, assessments and insurance premiums in respect of the One Lincoln Street Mortgaged Property (net of any
amount escrowed or advanced therefor), over (b) an amount equal to 90% of the appraised value (net of any prior liens) of the One Lincoln Street Mortgaged
Property as determined by such appraisals or estimates.

     In the event that after the occurrence of an Appraisal Trigger Event with respect thereto, the One Lincoln Street Loan Pair have remained current for six consecutive loan payment dates, and no other Appraisal Trigger Event has occurred and is continuing, the series 2004-C3 special servicer may, within 30 days after the date of that sixth loan payment date, order an appraisal (which may be an update of the prior appraisal), the cost of which is required to be paid by the series 2004-C3 master servicer as a property protection advance.
Based upon that appraisal, the series 2004-C3 master servicer is required to redetermine and report to the series 2004-C3 trustee and the series 2004-C7 master servicer, the Appraisal Reduction Amount with respect to the One Lincoln
Street Loan Pair and such redetermined Appraisal Reduction Amount will replace the prior Appraisal Reduction Amount with respect to the One Lincoln Street
Loan Pair.

MODIFICATIONS UNDER THE SERIES 2004-C3 TRUST AND SERVICING AGREEMENT

     Consistent with the series 2004-C3 servicing standard and the provisions of the series 2004-C3 trust and servicing agreement, the series 2004-C3 master servicer and the series 2004-C3 special servicer may, in their respective discretion, waive any late payment charge or penalty interest in connection with any delinquent monthly payment with respect to the One Lincoln Street Loan
Pair. In addition, absent a default, modifications, waivers or amendments to the One Lincoln Street Loan Pair that do not affect payment terms or materially affect the security afforded by the One Lincoln Street Loan Pair may be made by the series 2004-C3 master servicer or the series 2004-C3 special servicer, as applicable, in accordance with the series 2004-C3 servicing standard without the consent of the series 2004-C3 certificateholders, the holder of the One
Lincoln Street Mortgage Loan or the series 2004-C3 trustee, provided, that any such modification, waiver or amendment would not be

                                     S-165

"significant" as such term is defined in the Internal Revenue Code and treasury regulations thereunder, as evidenced by an opinion of counsel, would not cause the One Lincoln Street Mortgage Loan to fail to qualify as a "qualified mortgage" within the meaning of Section 860G(a)(3) of the Internal Revenue
Code, and does not otherwise adversely affect the status of any REMIC holding the One Lincoln Street Mortgage Loan (and the series 2004-C3 master servicer may rely on an opinion of counsel in making such determinations (at the expense of the party seeking such modification or amendment)). If a default has occurred or is reasonably foreseeable, the series 2004-C3 special servicer, only if it determines in accordance with the series 2004-C3 servicing standard
(evidenced by an officer's certificate delivered to the series 2004-C3 trustee)
that a modification, waiver or amendment of the terms of the One Lincoln Street
Loan Pair is reasonably likely to produce a greater recovery on a present value basis (as a collective whole) than liquidation of the One Lincoln Street Loan
Pair, may agree to a modification, waiver or amendment to the terms of the One
Lincoln Street Loan Pair, subject to the rights of the series 2004-C3 directing certificateholders, as described below.

SALE OF ONE LINCOLN STREET LOAN PAIR IF THEY BECOME DEFAULTED LOANS TO CERTAIN
PARTIES UNDER THE SERIES 2004-C3 TRUST AND SERVICING AGREEMENT (INCLUDING EACH
HOLDER OF THE SERIES 2004-C7 CONTROLLING CLASS)

     Within five business days after the One Lincoln Street Loan Pair have become "defaulted loans" (as defined below), the series 2004-C3 special servicer is required to give notice of that event to each series 2004-C3 certificateholder of the series 2004-C3 directing class, the holder of the One
Lincoln Street Mortgage Loan and the series 2004-C3 trustee. Any single series
2004-C3 certificateholder or group of series 2004-C3 certificateholders with a majority interest in the series 2004-C3 directing class, the holder of the One
Lincoln Street Mortgage Loan and each holder of the series 2004-C7 controlling class or the series 2004-C3 special servicer and any assignees thereof (but excluding any of the foregoing that is an affiliate of the One Lincoln Street
Borrower at the time the One Lincoln Street Loan Pair become defaulted loans), will have the option to purchase the defaulted One Lincoln Street Loan Pair at a price generally equal to the sum of, without duplication: (i) the outstanding principal balance of the One Lincoln Street Loan Pair, (ii) all accrued and unpaid interest on the One Lincoln Street Loan Pair, other than default interest, (iii) all unreimbursed advances (net of accrued and unpaid interest specified in the preceding bullet point) with respect to the One Lincoln Street
Loan Pair, (iv) various unpaid interest accrued on advances made by the series
2004-C3 master servicer, the series 2004-C3 special servicer, the series
2004-C3 trustee and/or the series 2004-C3 fiscal agent with respect to the One
Lincoln Street Loan Pair, and (v) various unpaid or unreimbursed expenses with respect to the One Lincoln Street Loan Pair. The series 2004-C3 special servicer is required to accept the first offer by a holder of the purchase option above that is at least equal to the purchase price specified in the preceding paragraph.

     If none of the purchase option holders exercises its option to purchase the One Lincoln Street Loan Pair when they become defaulted loans as described in the prior paragraph, then each holder of the purchase option will also have the option to purchase the One Lincoln Street Loan Pair at a price (the "fair value price") equal to the fair value of the One Lincoln Street Loan Pair. Upon receipt of a request from any holder of the purchase option to determine the fair value price in contemplation of its intention to exercise its option to purchase the One Lincoln Street Loan Pair at a price that is below the purchase price set forth in the preceding paragraph, the series 2004-C3 special servicer is required to promptly obtain an appraisal of the One Lincoln Street Mortgaged
Property by an independent appraiser (unless such an appraisal was obtained within one year of that date and the series 2004-C3 special servicer has no knowledge of any circumstances that would materially affect the validity of that appraisal). Promptly after obtaining that appraisal, the series 2004-C3 special servicer must determine the fair value price in accordance with the series 2004-C3 servicing standard and the discussion below. Promptly after determining the fair value price, the series 2004-C3 special servicer is required to report that fair value price to the series 2004-C3 trustee and each holder of the purchase option.

     In the event that the series 2004-C3 special servicer determines that it is willing, or another holder of the purchase option notifies the series
2004-C3 special servicer that it is willing, to purchase the One Lincoln Street
Loan Pair if they become defaulted loans at a price equal to or above the fair value price, the series 2004-C3 special servicer will notify all other holders of the purchase option that it has made or received, as the case may be, such a bid (without disclosing the amount of such bid). All other holders of the purchase option may submit competing bids within the ten business day period following such notice. At the conclusion of the above-described ten business day period, the series 2004-C3 special servicer is required to accept the highest bid received from any holder of the purchase option that is at least equal to the fair value price. If the series 2004-C3 special servicer accepts the bid of any holder of the purchase option, such holder of the purchase option will be required to purchase the One Lincoln Street Loan Pair within ten business days of receipt of notice of such acceptance. If the series 2004-C3 special servicer has not accepted a bid at the fair value price prior to the expiration of 120 days from its determination of the fair value price and thereafter receives a bid at the fair value price or a request from a holder of the purchase option for an updated fair value price, the series 2004-C3 special servicer is required to, within 45 days, recalculate

                                     S-166

the fair value price and repeat the notice and bidding procedure described above until the purchase option terminates. If the party exercising the purchase option at the fair value price for the One Lincoln Street Loan Pair is the series 2004-C3 special servicer or an affiliate thereof, the series 2004-C3 trustee is required to verify that the fair value price is at least equal to the fair value of the One Lincoln Street Loan Pair. In determining whether the fair value price is at least equal to the fair value of One Lincoln Street Loan
Pair the series 2004-C3 trustee is permitted to conclusively rely on an appraisal obtained by the series 2004-C3 trustee from an independent appraiser at the time it is required to verify the fair value price, and/or the opinion of an independent expert in real estate matters (including the series 2004-C3 master servicer) with at least five years' experience in valuing or investing in loans, similar to the One Lincoln Street Loan Pair, that has been selected by the series 2004-C3 trustee with reasonable care at the expense of the trust fund.

     Any holder of the purchase option may, once that option is exercisable, assign its purchase option with respect to the One Lincoln Street Loan Pair to a third party other than another holder of the purchase option and, upon such assignment, such third party will have all of the rights that had been granted to the assignor in respect of the purchase option. Such assignment will only be effective after notice (together with a copy of the executed assignment and assumption agreement) has been delivered to the series 2004-C3 trustee, the series 2004-C3 master servicer and the series 2004-C3 special servicer.

     In determining the fair value price for the One Lincoln Street Loan Pair, the series 2004-C3 special servicer will take into account, among other factors, the results of any appraisal or updated appraisal that it or the series 2004-C3 master servicer may have obtained in accordance with the series
2004-C3 trust and servicing agreement within the prior 12 months; the opinions on fair value expressed by independent investors in mortgage loans comparable to the One Lincoln Street Loan Pair; the period and amount of any delinquency on the One Lincoln Street Loan Pair; the physical condition of the One Lincoln
Street Mortgaged Property; the state of the local economy; and the expected recoveries from the One Lincoln Street Loan Pair if the series 2004-C3 special servicer were to pursue a workout or foreclosure strategy instead of selling the One Lincoln Street Loan Pair to a holder of the purchase option.

     The purchase option for any One Lincoln Street Loan Pair will terminate, and will not be exercisable (or if exercised, but the purchase of the One
Lincoln Street Loan Pair has not yet occurred, will terminate and be of no further force or effect) if (a) the series 2004-C3 special servicer has accepted a bid at the fair value price, (b) the One Lincoln Street Loan Pair have ceased to be defaulted loans, (c) the One Lincoln Street Mortgaged
Property has become an REO Property or (d) a final recovery determination has been made with respect to the One Lincoln Street Loan Pair. Until a bid at the
fair value price is accepted, the series 2004-C3 special servicer is required to continue to pursue all of the other resolution options available to it with respect to the One Lincoln Street Loan Pair in accordance with the series
2004-C3 servicing standard.

     The One Lincoln Street Loan Pair will be "defaulted loans" if they are specially serviced loans which are in monetary default under the terms of the related loan agreement or are in non-monetary default in a manner that has caused an interest shortfall to certain classes of series 2004-C3 certificateholders or a realized loss to occur, in either case, beyond any applicable cure period.

REMEDIAL RIGHTS

     All decisions, consents, waivers, approvals and other actions authorized to be taken under or in connection with any of the mortgage loan documents relating to the One Lincoln Street Loan Pair will be taken by the One Lincoln
Street Non-Trust Noteholder, in its discretion reasonably exercised, in accordance with the series 2004-C3 trust and servicing agreement and the applicable servicing standard, and the holder of the One Lincoln Street
Mortgage Loan may not exercise any such rights with respect to the One Lincoln
Street Mortgage Loan or otherwise. Pursuant to the series 2004-C3 trust and servicing agreement, the One Lincoln Street Non-Trust Loan Noteholder has
delegated all servicing and administrative functions with respect to the One
Lincoln Street Loan Pair to the series 2004-C3 master servicer and series
2004-C3 special servicer, and the series 2004-C3 master servicer and series
2004-C3 special servicer may exercise all rights and remedies of the One
Lincoln Street Non-Trust Loan Noteholder on behalf of the One Lincoln Street
Non-Trust Loan Noteholder. Subject to the terms of the series 2004-C3 trust and servicing agreement, the One Lincoln Street Non-Trust Loan Noteholder may,
without the consent of the holder of the One Lincoln Street Mortgage Loan, but subject to certain conditions, (i) consent or withhold consent to any action or request by the One Lincoln Street Borrower, (ii) exercise or refrain from exercising any power, rights or remedies under the related loan documents or otherwise in respect of the One Lincoln Street Loan Pair, (iii) waive any conditions in any related loan documents, (iv) amend or modify the related loan documents or (v) take any other action authorized to be taken under or in connection with the related loan documents; provided, that, prior to the occurrence of an event of default under the One Lincoln Street Loan Pair, the
One Lincoln Street Non-Trust Loan Noteholder shall not consent to any amendment to Section 2.2 of the related loan agreement without the consent of the holder of the One Lincoln Street Mortgage Loan.

                                     S-167

     In addition to the foregoing, until the satisfaction in full of the obligations of the One Lincoln Street Borrower under the One Lincoln Street
Loan Pair, except as provided in the series 2004-C3 trust and servicing agreement, the series 2004-C3 trustee as holder of the One Lincoln Street
Mortgage Loan may not institute or commence a proceeding or case under or file a petition (in each case, either by itself or in conjunction with any other persons) under the United States Bankruptcy Code (or join any person in any such petition) or otherwise invoke or cause any other person to institute or commence an insolvency proceeding with respect to or against the One Lincoln
Street Borrower or seek to appoint a receiver, liquidator, assignee, trustee, custodian, sequestrator or other similar official with respect to the One
Lincoln Street Borrower or all or any part of its property or assets ordering the winding-up or liquidation of the affairs of that borrower. The holder of the One Lincoln Street Mortgage Loan, pursuant to the One Lincoln Street
Intercreditor Agreement, has appointed the One Lincoln Street Non-Trust
Noteholder as its agent for the purpose of exercising any and all rights and taking any and all actions available to the holder of the One Lincoln Street
Mortgage Loan in connection with any case by or against the One Lincoln Street
Borrower under the United States Bankruptcy Code or in any other insolvency proceeding.

REPLACEMENT OF MASTER SERVICER AND SPECIAL SERVICER UNDER THE SERIES 2004-C3
TRUST AND SERVICING AGREEMENT

     If any event of default with respect to the series 2004-C3 master servicer or the series 2004-C3 special servicer exists under the series 2004-C3 trust and servicing agreement, then (unless such series 2004-C3 master servicer default is waived by holders of series 2004-C3 certificates evidencing not less than 66-2/3% of the aggregate voting rights of all series 2004-C3 certificates and the holder of the One Lincoln Street Mortgage Loan in accordance with the terms of the series 2004-C3 trust and servicing agreement or, with respect to series 2004-C3 master servicer defaults consisting of the failure to distribute any principal of or interest on, or other amounts due under, the One Lincoln
Street Loan Pair or the failure of the series 2004-C3 master servicer to make any advance, 100% of the aggregate voting rights of all series 2004-C3 certificates and the holder of the One Lincoln Street Mortgage Loan), the holder of the One Lincoln Street Mortgage Loan, the holders of greater than 51%
of the aggregate voting rights of the series 2004-C3 certificates and any other persons specified in the series 2004-C3 trust and servicing agreement, may each direct the series 2004-C3 trustee to terminate the series 2004-C3 master servicer or the series 2004-C3 special servicer, as applicable, in accordance with the provisions of the series 2004-C3 trust and servicing agreement, and the series 2004-C3 trustee will be required to serve as or appoint a successor series 2004-C3 master servicer or series 2004-C3 special servicer, as applicable, as provided in the series 2004-C3 trust and servicing agreement.
Any such termination is conditioned upon receipt of written confirmation from
S&P that such termination would not result in the downgrade, withdrawal or qualification of the then current ratings of any of the series 2004-C3 certificates. The rights of the holder of the One Lincoln Street Mortgage Loan described in this paragraph shall be exercised by the series 2004-C7 trustee at the direction of the series 2004-C7 controlling class representative or the holders of series 2004-C7 certificates entitled to at least 25% of the series
2004-C7 voting rights.

     In addition, the holder of the One Lincoln Street Mortgage Loan (or its representative which, under the series 2004-C7 pooling and servicing agreement, for this purpose, will be the series 2004-C7 controlling class representative)
will have the right to terminate the series 2004-C3 special servicer and designate a successor therefor once during the term of the One Lincoln Street
Loan Pair upon 30 days written notice to the series 2004-C3 trustee, the series
2004-C3 master servicer and series 2004-C3 special servicer; provided that (i)
the applicable rating agency confirms to the series 2004-C3 trustee in writing that such replacement, in and of itself, will not cause a qualification, withdrawal or downgrading of the then current ratings assigned to any class of series 2004-C3 certificates, (ii) any expenses incurred by the series 2004-C3 trustee or the terminated series 2004-C3 special servicer in connection with the replacement of the series 2004-C3 special servicer are paid by the holder of the One Lincoln Street Mortgage Loan, (iii) any successor series 2004-C3 special servicer designated by the holder of the One Lincoln Street Mortgage
Loan is on S&P's list of approved servicers, and (iv) such successor series
2004-C3 special servicer executes and delivers to the series 2004-C3 trustee an agreement, which contains an assumption by such person of the due and punctual performance and observance of each covenant and condition to be performed or observed by the series 2004-C3 special servicer under the series 2004-C3 trust and servicing agreement from and after the date of such agreement; and (v) the rates at which the special servicing fee, disposition fee and work-out fee (or any component thereof) under the series 2004-C3 trust and servicing agreement are calculated do not exceed the rates then in effect.

RIGHTS OF THE SERIES 2004-C3 DIRECTING CERTIFICATEHOLDERS/ASSET STATUS REPORT

     The "series 2004-C3 directing certificateholders" are the holders of a majority of the voting rights of the series 2004-C3 directing class. The
"series 2004-C3 directing class" is collectively, the three most subordinate classes of series 2004-C3 certificates or, if the aggregate of the certificate principal balance of such classes (after giving effect to Appraisal Reduction
Amounts allocated thereto) is less than 25% of the aggregate initial certificate principal balance of those classes, the next

                                     S-168

more senior class of series 2004-C3 certificates, or if the certificate principal balance of that class (after giving effect to Appraisal Reduction
Amounts allocated thereto) is less than 25% of its initial certificate principal balance, the most senior class of series 2004-C3 certificates. The series 2004-C3 directing certificateholders will have the right to advise the series 2004-C3 special servicer with respect to certain actions of the series
2004-C3 special servicer.

     Pursuant to the series 2004-C3 trust and servicing agreement, no later than 30 days after the One Lincoln Street Loan Pair become specially serviced loans, the series 2004-C3 special servicer is required to prepare and deliver an "asset status report" to S&P, the series 2004-C3 master servicer, the series
2004-C7 master servicer and each series 2004-C3 certificateholder of the series
2004-C3 directing class with respect to the One Lincoln Street Loan Pair and the One Lincoln Street Mortgaged Property. Any asset status report prepared by the series 2004-C3 special servicer will set forth the following information, to the extent reasonably determined, which includes, among other things: (i) a summary of the status of the specially serviced loans, (ii) a discussion of the legal and environmental considerations reasonably known to the series 2004-C3 special servicer, consistent with the series 2004-C3 servicing standard, that are applicable to the exercise of remedies and whether outside legal counsel has been retained, (iii) a current rent roll and income or operating statement available for the One Lincoln Street Mortgaged Property, (iv) the appraised value of the property together with the assumptions used in the calculation thereof, (v) a recommendation by the series 2004-C3 special servicer as to how the specially serviced loans might be returned to performing status, returned to the series 2004-C3 master servicer for regular servicing or otherwise realized upon, (vi) a summary of any proposed action, (vii) a status report on any foreclosure actions or other proceedings undertaken with respect to the One
Lincoln Street Mortgaged Property.

     If, within ten business days following delivery of the asset status report, the series 2004-C3 directing certificateholder does not disapprove in writing of any action proposed to be taken in such asset status report, the series 2004-C3 special servicer is required (subject to consultation with the holder of the One Lincoln Street Mortgage Loan and obtaining any required consent of any series 2004-C3 certificateholders) to implement the recommended action as outlined in such asset status report. If the series 2004-C3 directing certificateholder disapproves in writing of such asset status report, the series 2004-C3 special servicer is required to revise and deliver a new asset status report within 30 days after the series 2004-C3 directing certificateholder's disapproval. The series 2004-C3 special servicer must continue to revise such asset status report until either the series 2004-C3 directing certificateholder fails to disapprove such revised asset status report within the earlier of ten business days of receipt or the passage of 60 days from the date of preparation of the first asset status report.

     The holder of the One Lincoln Street Mortgage Loan or its representative
(which, under the series 2004-C7 pooling and servicing agreement, will be the series 2004-C7 controlling class representative) and each of the series 2004-C3 certificateholders of the series 2004-C3 directing class will have the right to consult with the series 2004-C3 special servicer concerning any of the matters contained in the asset status report and to suggest alternate strategies or actions with respect to the One Lincoln Street Loan Pair for a period of ten business days following the delivery of such asset status report; provided, that if any such party has not responded within such period, it will be deemed to have approved the actions proposed in the asset status report. The series
2004-C3 special servicer is under no obligation to comply with any advice or consultation provided by the holder of the One Lincoln Street Mortgage Loan or its representative or any series 2004-C3 certificateholders of the series
2004-C3 directing class. Subject to the limitations below, in the event that the holder of the One Lincoln Street Mortgage Loan or its representative and any series 2004-C3 certificateholders of the series 2004-C3 directing class and/or the series 2004-C3 directing certificateholder disagree with any element of the asset status report, but such parties are in agreement with each other about an alternate course of action, the series 2004-C3 special servicer must revise the asset status report to reflect such alternate course, and shall follow such alternate course of action. In the event that the holder of the One
Lincoln Street Mortgage Loan and the series 2004-C3 directing certificateholder are not in agreement with respect to the matters covered by the asset status report, then the series 2004-C3 special servicer must follow the direction of the series 2004-C3 directing certificateholder in accordance with the procedures described above.

     Notwithstanding the foregoing, the series 2004-C3 special servicer may take any action set forth in an asset status report at any time if (i) the series 2004-C3 special servicer determines that failure to take that action would materially and adversely affect the interests of the series 2004-C3 certificateholders or the holder of the One Lincoln Street Mortgage Loan, as the case may be, and (ii) the series 2004-C3 special servicer has made a reasonable effort to contact the series 2004-C3 directing certificateholder.
The series 2004-C3 special servicer is not permitted to take any action inconsistent with an approved asset status report, unless that action would be required in the series 2004-C3 special servicer's reasonable judgment in accordance with the series 2004-C3 servicing standard. Further notwithstanding the foregoing, no advice, direction or objection by the series 2004-C3 directing certificateholder or the holder of the One Lincoln Street Mortgage
Loan contemplated by any of the foregoing may (a) require or cause the series
2004-C3 special servicer to violate any applicable law, (b) be inconsistent with the series 2004-C3 servicing standard, (c) require or cause the series
2004-C3 special servicer to violate the provisions of the

                                     S-169

series 2004-C7 pooling and servicing agreement relating to REMIC status, (d)
require or cause the series 2004-C3 special servicer to violate any other provisions of the series 2004-C3 trust and servicing agreement, (e) require or cause the series 2004-C3 special servicer to violate the terms of the One
Lincoln Street Loan Pair, (f) expose the series 2004-C3 master servicer, the series 2004-C3 special servicer, or any other party to the series 2004-C3 trust and servicing agreement or their affiliates, officers, directors, employees or agents to any claim, suit or liability, or (g) materially expand the scope of the series 2004-C3 master servicer's or series 2004-C3 special servicer's responsibilities under the series 2004-C3 trust and servicing agreement.

CERTAIN RATING AGENCY CONFIRMATIONS ARE NOT REQUIRED UNDER THE SERIES 2004-C3
TRUST AND SERVICING AGREEMENT

     None of the parties to the series 2004-C3 trust and servicing agreement are required to obtain confirmation that any servicing actions taken with respect to the One Lincoln Street Loan Pair or under the series 2004-C3 trust and servicing agreement -- including, without limitation, waiver of due-on-sale or due-on-encumbrance clauses, consent to defeasance, approval of successor property managers or appointment of a successor series 2004-C3 master servicer, series 2004-C3 special servicer or series 2004-C3 trustee -- would not affect the then-current ratings assigned to any class of series 2004-C7 certificates, which confirmation would otherwise be required under the series 2004-C7 pooling and servicing agreement.

INDEMNIFICATION, REIMBURSEMENTS, FEES AND LIMITATIONS ON LIABILITY

     The respective parties to the series 2004-C3 trust and servicing agreement will be entitled to indemnities, reimbursements, fees (including, without limitation, master servicing fees, special servicing fees, workout fees and/or liquidation fees and other additional servicing compensation specified in the series 2004-C3 trust and servicing agreement) and limitations on liability in connection with the servicing and administration of the One Lincoln Street Loan
Pair that are substantially similar to the indemnities, reimbursements, fees and limitations on liability to which the respective parties to the series
2004-C7 pooling and servicing agreement are entitled in connection with the servicing and administration of mortgage loans thereunder, including, to the extent applicable, the One Lincoln Street Mortgage Loan.

                                     S-170

               SERVICING OF THE WORLD APPAREL CENTER LOAN GROUP

GENERAL

     The World Apparel Center Mortgage Loan, the World Apparel Center Non-Trust
Loans and any related foreclosure property will initially be serviced under the series 2004-LN2 pooling and servicing agreement. The series 2004-LN2 pooling and servicing agreement will be the governing document for the Series 2004-LN2
Securitization, which closed prior to the Issue Date. The master servicer, special servicer and trustee under the series 2004-C7 pooling and servicing agreement will have no obligation or authority to supervise the series 2004-LN2 master servicer, special servicer or trustee or to make servicing advances with respect to the World Apparel Center Loan Group. The series 2004-LN2 pooling and servicing agreement provides for servicing in a manner acceptable for rated transactions similar in nature to the series 2004-C7 securitization and the servicing arrangements under that pooling and servicing agreement are generally similar to the servicing arrangements under the series 2004-C7 pooling and servicing agreement. There are, however, some differences, including, but not limited to, those described below in this "Servicing of the World Apparel
Center Loan Group" section.

SERIES 2004-LN2 SPECIAL SERVICER RESPONSIBLE FOR SPECIAL SERVICING THE WORLD
APPAREL CENTER LOAN GROUP

     The series 2004-LN2 pooling and servicing agreement prohibits the series
2004-LN2 special servicer from entering into any sub-servicing agreement which provides for the performance by third parties of any or all of its obligations under that agreement, except that the series 2004-LN2 special servicer is expressly permitted to enter into a sub-servicing agreement with Allied Capital
Corporation for the performance of any and all of its obligations under the series 2004-LN2 pooling and servicing agreement without the consent of any party other than the series 2004-LN2 directing certificateholder (and, with respect to the World Apparel Center Loan Group, the World Apparel Center
Majority Holders) and without the need for a rating agency confirmation.

SERVICING ADVANCES UNDER THE SERIES 2004-LN2 POOLING AND SERVICING AGREEMENT

     The series 2004-LN2 master servicer (or the series 2004-LN2 trustee, to the extent the series 2004-LN2 trustee has actual knowledge that such advance has not been made) is required to make servicing advances to the extent provided in the series 2004-LN2 pooling and servicing agreement, except to the extent that it has determined, in accordance with the series 2004-LN2 pooling and servicing agreement, that any such advance would be a nonrecoverable advance. The series 2004-LN2 special servicer is not obligated to make any servicing advance under the series 2004-LN2 pooling and servicing agreement. If the series 2004-LN2 master servicer, the series 2004-LN2 trustee, or the series
2004-LN2 special servicer, as applicable, determines that such advance would constitute a nonrecoverable advance, then such party is required to deliver notice of such determination to, among others, the series 2004-C7 servicer.
Notwithstanding a determination of nonrecoverability, the series 2004-LN2 master servicer may, in its good faith judgment, elect to make a servicing advance from amounts on deposit in the series 2004-LN2 certificate account, to pay for certain expenses that the series 2004-LN2 master servicer has determined would prevent (i) the World Apparel Center Mortgaged Property from being uninsured or being sold at a tax sale or (ii) any event that would cause a loss of the priority of the lien of the related Mortgage, or the loss of any security for the World Apparel Center Mortgage Loan; provided that in each instance, the series 2004-LN2 master servicer determines in accordance with the series 2004-LN2 servicing standards (as evidenced by an officer's certificate delivered to the series 2004-LN2 trustee) that making such expenditure is in the best interest of the series 2004-LN2 certificateholders and the holders of the World Apparel Center Loan Group, as a collective whole. With respect to any servicing advances made on the World Apparel Center Loan Group under the series
2004-LN2 pooling and servicing agreement, the advancing party is entitled to reimbursement for such advances from amounts collected with respect to the
World Apparel Center Loan Group, on a pro rata basis among the subject mortgage loans.

NONRECOVERABLE ADVANCES UNDER THE SERIES 2004-LN2 POOLING AND SERVICING
AGREEMENT

     A "nonrecoverable servicing advance" is defined under the series 2004-LN2 pooling and servicing agreement as any servicing advance previously made or proposed to be made which, in the reasonable judgment of the series 2004-LN2 master servicer, the series 2004-LN2 special servicer or the series 2004-LN2 trustee, as the case may be, will not be ultimately recoverable, together with any accrued and unpaid interest thereon, at the reimbursement rate (which is the prime rate, for any day, set forth in The Wall Street Journal, New York edition), from late collections or any other recovery on or in respect of the
World Apparel Center Mortgage Loan or related REO Property. In making such recoverability determination, such person will be entitled to consider (among other things) only the obligations of the World Apparel Center Borrower under

                                     S-171

the terms of the World Apparel Center Mortgage Loan as it may have been modified, to consider (among other things) the World Apparel Center Mortgaged
Property in its "as is" or then current condition and occupancy, as modified by such party's assumptions (consistent with the series 2004-LN2 servicing standards in the case of the series 2004-LN2 master servicer or the series
2004-LN2 special servicer) regarding the possibility and effects of future adverse change with respect to the World Apparel Center Mortgaged Property, to estimate and consider (consistent with the series 2004-LN2 servicing standards in the case of the series 2004-LN2 master servicer or the series 2004-LN2 special servicer) (among other things) future expenses and to estimate and consider (among other things) the timing of recoveries. In addition, any person, in considering whether a series 2004-LN2 servicing advance is a nonrecoverable advance, will be entitled to give due regard to the existence of any nonrecoverable advance or workout delayed reimbursement amounts (as defined in the following paragraph) with respect to other mortgage loans the recovery of which, at the time of such consideration, are being deferred or delayed by the applicable servicer, in light of the fact that proceeds on the World
Apparel Center Note A1 Non-Trust Loan are a source of recovery not only for the series 2004-LN2 servicing advance under consideration, but also as a potential source of recovery of such nonrecoverable advance or workout delayed reimbursement amounts which are or may be deferred or delayed. A determination of nonrecoverability by the series 2004-LN2 master servicer or the series
2004-LN2 special servicer is conclusive and binding on the series 2004-LN2 trustee, the series 2004-LN2 certificateholders and on the holder of the World
Apparel Center Mortgage Loan. In addition, the series 2004-LN2 master servicer will be entitled to conclusively rely on the series 2004-LN2 special servicer's determination that a servicing advance will be or would be nonrecoverable. If the funds in the series 2004-LN2 certificate account relating to the World
Apparel Center Loan Group allocable to principal thereon are insufficient to fully reimburse the party entitled to reimbursement, then such party may elect, on a monthly basis, at its sole option and discretion to defer reimbursement of the portion that exceeds such amount allocable to principal (in which case interest will continue to accrue on the unreimbursed portion of the advance)
for a time as required to reimburse the excess portion from principal for a consecutive period up to 12 months.

     In addition, each of the series 2004-LN2 master servicer and the series
2004-LN2 trustee will be entitled to recover any servicing advance (together with interest on that servicing advance) that is outstanding at the time that the World Apparel Center Loan Group is modified but is not repaid in full by the World Apparel Center Borrower in connection with such modification but instead becomes an obligation of the World Apparel Center Borrower to pay such amounts in the future (such advance is referred to as "workout-delayed reimbursement amounts" in the series 2004-LN2 pooling and servicing agreement)
out of principal collections on the World Apparel Center Loan Group in the series 2004-LN2 certificate account. Any amount that constitutes all or a portion of any workout-delayed reimbursement amount may in the future be determined to constitute a nonrecoverable advance and thereafter be recoverable as any other nonrecoverable advance in accordance with the series 2004-LN2 pooling and servicing agreement.

THE SERIES 2004-LN2 SERVICING STANDARDS

     The series 2004-LN2 master servicer is required to service and administer the World Apparel Center Loan Group on behalf of and in the best interests of and for the benefit of the series 2004-LN2 certificateholders, the holders of the World Apparel Center Loan Group and the series 2004-LN2 trustee, as a collective whole, taking into account the pari passu nature of the World
Apparel Center Loan Group (as determined by the series 2004-LN2 master servicer in its reasonable judgment) in accordance with applicable law, the terms of the series 2004-LN2 pooling and servicing agreement, the World Apparel Center
Co-Lender Agreement and the terms of the World Apparel Center Loan Group, and to the extent consistent with the foregoing, in accordance with the following standards of care: (1) with the same care, skill and diligence as is normal and usual in its mortgage servicing activities on behalf of third parties or on behalf of itself, whichever is higher, with respect to mortgage loans that are comparable to the World Apparel Center Loan Group, (2) with a view to the timely collection of all principal and interest and other amounts due and payable under the World Apparel Center Loan Group, as a collective whole, taking into account the pari passu nature of the World Apparel Center Loan
Group, and (3) without regard to: (a) any relationship that the series 2004-LN2 master servicer or any affiliate of the series 2004-LN2 master servicer may have with any borrower; (b) the ownership of any certificate by the series
2004-LN2 master servicer or any affiliate of the series 2004-LN2 master servicer; (c) the series 2004-LN2 master servicer's obligation to make advances and (d) the adequacy of the series 2004-LN2 master servicer's right to receive compensation payable to it and reimbursement for its costs under the series
2004-LN2 pooling and servicing agreement or with respect to any particular transaction. In the event of a conflict between the series 2004-LN2 pooling and servicing agreement and the World Apparel Center Co-Lender Agreement, the World
Apparel Center Co-Lender Agreement will control.

     The series 2004-LN2 special servicer is required to diligently service and administer the World Apparel Center Loan Group on behalf of the series 2004-LN2 trust and in the best interests of and for the benefit of the holders of the
World

                                     S-172

Apparel Center Loan Group and the series 2004-LN2 trustee (as determined by the series 2004-LN2 special servicer in its reasonable judgment) in accordance with applicable law, the terms of the series 2004-LN2 pooling and servicing agreement, the World Apparel Center Co-Lender Agreement and the terms of the
World Apparel Center Loan Group, taking into account the pari passu nature of the World Apparel Center Loan Group. In the event of a conflict between the series 2004-LN2 pooling and servicing agreement and the World Apparel Center
Co-Lender Agreement, the World Apparel Center Co-Lender Agreement will control;
provided, that, the series 2004-LN2 special servicer is not permitted to take any action or omit to take any action in accordance with the terms of World
Apparel Center Co-Lender Agreement that would cause the series 2004-LN2 special servicer to violate the series 2004-LN2 special servicer servicing standard. To the extent consistent with the foregoing, the series 2004-LN2 special servicer is required to service the World Apparel Center Loan Group in accordance with the higher of the following standards of care: (1) in the same manner in which, and with the same care, skill, prudence and diligence with which the series
2004-LN2 special servicer services and administers similar mortgage loans for other third-party portfolios and (2) the same care, skill, prudence and diligence with which the series 2004-LN2 special servicer services and administers similar mortgage loans owned by the series 2004-LN2 special servicer, in either case, with a view to the maximization of recovery of principal and interest on a net present value basis on the World Apparel Center
Loan Group, and the best interests of the holders of the World Apparel Center
Loan Group (all as a collective whole) taking into account the pari passu nature of the World Apparel Center Loan Group, as determined by the series
2004-LN2 special servicer in its reasonable judgment, but without regard to:
(i) any relationship that the series 2004-LN2 special servicer or any affiliate of the series 2004-LN2 special servicer may have with any borrower or any affiliate of such borrower, any mortgage loan seller, or any other parties to the series 2004-LN2 pooling and servicing agreement; (ii) the ownership of any
Certificate by the series 2004-LN2 special servicer or any affiliate of the series 2004-LN2 special servicer; (iii) the series 2004-LN2 special servicer's right to receive compensation for its services and reimbursement for its costs hereunder or with respect to any particular transaction; (iv) the ownership, servicing or management for others of any other mortgage loans or mortgaged properties by the series 2004-LN2 special servicer; and (v) any other debt the series 2004-LN2 special servicer or any of its affiliates have extended to any borrower or any of its known affiliates.

     Furthermore, the servicing and administration of the World Apparel Center
Loan Group will be required under the series 2004-LN2 pooling and servicing agreement even if the World Apparel Center Note A1 is no longer part of the series 2004-LN2 trust fund, unless a separate servicing agreement is entered into in accordance with the World Apparel Center Co-Lender Agreement.

MAINTENANCE OF INSURANCE UNDER THE SERIES 2004-LN2 POOLING AND SERVICING
AGREEMENT

     With respect to the World Apparel Center Loan Group, the series 2004-LN2 master servicer or the series 2004-LN2 special servicer (with respect to specially serviced mortgage loans and REO properties), will use its efforts consistent with the series 2004-LN2 servicing standards to cause the World
Apparel Center Borrower to maintain for the World Apparel Center Mortgaged
Property, to the extent required by the terms of the mortgage notes relating to the World Apparel Center Loan Group, all insurance coverage as is required under the mortgage relating to the World Apparel Center Loan Group. If the
World Apparel Center Borrower does not so maintain such insurance coverage, then the series 2004-LN2 master servicer (at the direction of the series
2004-LN2 special servicer in the case of a specially serviced mortgage loan) or the series 2004-LN2 special servicer (with respect to REO Properties) will cause to be maintained such insurance as is required under the related mortgage and only in the event the series 2004-LN2 trustee has an insurable interest therein and such insurance is available to the series 2004-LN2 master servicer or the series 2004-LN2 special servicer and, if available, can be obtained at commercially reasonable rates, and except to the extent that the failure of the
World Apparel Center Borrower to do so is an "acceptable insurance default" (as defined below). The payment of the cost of such insurance will be a servicing advance.

     An "acceptable insurance default" is defined under the series 2004-LN2 pooling and servicing agreement as a default under the World Apparel Center
Mortgage Loan documents arising by reason of (i) any failure on the part of the
World Apparel Center Borrower to maintain with respect to the World Apparel
Center Mortgaged Property specific insurance coverage with respect to, or an all-risk casualty insurance policy that does not specifically exclude, terrorist or similar acts, and/or (ii) any failure on the part of the World
Apparel Center Borrower to maintain with respect to the World Apparel Center
Borrower insurance coverage with respect to terrorist or similar acts upon terms not materially less favorable than those in place as of August 20, 2004, in each case, as to which default the series 2004-LN2 master servicer and series 2004-LN2 special servicer may forbear taking any enforcement action, provided that the series 2004-LN2 master servicer or series 2004-LN2 special servicer (with respect to specially serviced mortgage loans), as applicable, has determined based on inquiry consistent with the series 2004-LN2 servicing standards and after consultation with the World Apparel Center Majority
Noteholders (who will have 30 days to respond and who will not be required to be consulted in exigent circumstances), that

                                     S-173

either (a) such insurance is not available at commercially reasonable rates and that such hazards are not at the time commonly insured against for properties similar to the World Apparel Center Mortgaged Property and located in or around the region in which such property is located, or (b) such insurance is not available at any rate. Each of the series 2004-LN2 master servicer and series
2004-LN2 special servicer shall be entitled to rely on insurance consultants in making determinations described above, the cost of which shall be a servicing advance.

INDEMNIFICATION, REIMBURSEMENTS, FEES AND LIMITATIONS ON LIABILITY

     The respective parties to the series 2004-LN2 pooling and servicing agreement will be entitled to indemnities, reimbursements, fees (including, without limitation, master servicing fees, special servicing fees, workout fees and/or liquidation fees and other additional servicing compensation specified in the series 2004-LN2 pooling and servicing agreement) and limitations on liability in connection with the servicing and administration of the World
Apparel Center Loan Group substantially similar to the indemnities, reimbursements, fees and limitations on liability to which the respective parties to the series 2004-C7 pooling and servicing agreement are entitled in connection with the servicing and administration of mortgage loans thereunder, including, to the extent applicable, the World Apparel Center Mortgage Loan. In addition, each of the series 2004-LN2 master servicer, the series 2004-LN2 special servicer and the series 2004-LN2 depositor will be permitted, in the exercise of its discretion, to undertake any action that it may deem necessary or desirable with respect to the enforcement and/or protection of the rights and duties of the parties to the series 2004-LN2 pooling and servicing agreement, the interests of the series 2004-LN2 certificateholders and, in the case of the World Apparel Center Loan Group, the holders of the World Apparel
Center Loan Group (as a collective whole); provided, that if the World Apparel
Center Loan Group is involved, such expenses, costs and liabilities will be payable first out of funds related to the World Apparel Center Loan Group.

SPECIALLY SERVICED MORTGAGE LOAN UNDER THE SERIES 2004-LN2 POOLING AND
SERVICING AGREEMENT

     Under the series 2004-LN2 pooling and servicing agreement, the World
Apparel Center Loan Group would be transferred to special servicing if and when:

     o   the balloon payment with respect to the World Apparel Center Loan Group is delinquent, provided, however, that, if (i) the World Apparel Center
         Borrower is diligently seeking a refinancing commitment (and delivers a statement to that effect to the series 2004-LN2 special servicer and the holders of the World Apparel Center Loan Group) within 30 days after the default, (ii) the World Apparel Center Borrower continues to make its monthly payment and the interest thereto, (iii) none of the
         World Apparel Center Loan Group has become a specially serviced mortgage loan, and (iv) the World Apparel Center Majority Holders consent that such World Apparel Center Loan Group will not become a specially serviced mortgage loan until 60 days beyond the related maturity date; and provided, further, that, if the World Apparel Center
         Borrower has delivered to the series 2004-LN2 master servicer (who will promptly deliver a copy to the series 2004-LN2 special servicer and the holders of the World Apparel Center Loan Group), on or before the 60th day after the related maturity date, a refinancing commitment reasonably acceptable to the World Apparel Center Majority Holders, and the World Apparel Center Borrower continues to make its monthly payment and the interest thereto (and none of the World Apparel Center Loan
         Group has become a specially serviced mortgage loan), the World Apparel
         Center Loan Group will not become a specially serviced mortgage loan until the earlier of (a) 120 days beyond the related maturity date and
         (b) the termination of the refinancing commitment;

     o   any monthly payment with respect to the World Apparel Center Loan Group
         (other than the balloon payment) is more than 60 days delinquent;

     o   the series 2004-LN2 master servicer makes a judgment, or receives from the series 2004-LN2 special servicer a written determination of the series 2004-LN2 special servicer concurred in by the World Apparel
         Center Majority Holders, that a payment default with respect to the
         World Apparel Center Loan Group is imminent and is not likely to be cured by the World Apparel Center Borrower within 60 days;

     o   a decree or order of a court or agency or supervisory authority having jurisdiction in the premises in an involuntary case under any present or future federal or state bankruptcy, insolvency or similar law, or the appointment of a conservator, receiver or liquidator in any insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, is entered against the World Apparel Center Borrower; provided that if such decree or order is discharged or stayed within 60 days of being entered, or if, as to

                                     S-174

         a bankruptcy, the automatic stay is lifted within 60 days of a filing for relief or the case is dismissed, upon such discharge, stay, lifting or dismissal, the World Apparel Center Loan Group will no longer be a specially serviced mortgage loan (and no special servicing fees, workout fees or liquidation fees will be payable with respect thereto and any such fees actually paid shall be reimbursed by the series
         2004-LN2 special servicer);

     o   the World Apparel Center Borrower consents to the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings of or relating to such borrower or to all or substantially all of its property;

     o   the World Apparel Center Borrower admits in writing its inability to pay its debts generally as they become due, files a petition to take advantage of any applicable insolvency or reorganization statute, makes an assignment for the benefit of its creditors, or voluntarily suspends payment of its obligations;

     o   a default occurs with respect to the World Apparel Center Loan Group of which the series 2004-LN2 master servicer or series 2004-LN2 special servicer has notice (other than a failure by the World Apparel Center
         Borrower to pay principal or interest) and which the series 2004-LN2 master servicer or the series 2004-LN2 special servicer (in the case of the series 2004-LN2 special servicer, with the consent of the World
         Apparel Center Majority Holder) determines in its good faith reasonable judgment may materially and adversely affects the interests of the holders of the World Apparel Center Loan Group, and that default remains unremedied for the applicable grace period specified in the
         World Apparel Center Loan Group (or if no grace period is specified for those defaults which are capable of cure, 60 days);

     o   the series 2004-LN2 master servicer has received notice of the foreclosure or proposed foreclosure of any other lien on the World
         Apparel Center Mortgaged Property; or

     o   the series 2004-LN2 master servicer or the series 2004-LN2 special servicer (in the case of the series 2004-LN2 special servicer, with the
         World Apparel Center Majority Holders' consent) determines that (i) a default with respect to the World Apparel Center Loan Group is imminent, (ii) such default will materially impair the value of the
         World Apparel Center Mortgaged Property as security for the World
         Apparel Center Loan Group (if any) or otherwise materially adversely affect the interests of the holders of the World Apparel Center Loan
         Group, and (iii) the default will continue unremedied for the applicable cure period under the terms of the World Apparel Center Loan
         Group or, if no cure period is specified and the default is capable of being cured, for 30 days (provided that such 30-day grace period does not apply to a default that gives rise to immediate acceleration without application of a grace period under the terms of the World
         Apparel Center Loan Group); provided that any determination that a
         World Apparel Center Loan Group has become a specially serviced mortgage loan solely by reason of the failure (or imminent failure) of the World Apparel Center Borrower to maintain or cause to be maintained insurance coverage against damages or losses arising from acts of terrorism may only be made by the series 2004-LN2 special servicer
         (with the consent of the World Apparel Center Majority Holders).

     The "World Apparel Center Majority Holders" are defined under the World
Apparel Center Co-Lender Agreement as the holders of the World Apparel Center
Loan Group then holding greater than 50% of the then aggregate outstanding principal balance of the World Apparel Center Loan Group. Pursuant to the World
Apparel Center Co-Lender Agreement, each holder of the World Apparel Center
Loan Group may designate a representative to exercise its rights and powers under the co-lender agreement. The representative of the holder of the World
Apparel Center Mortgage Loan, in accordance with the series 2004-C7 pooling and servicing agreement, will generally be the series 2004-C7 controlling class representative. However, when deciding to terminate the series 2004-LN2 master servicer or the series 2004-LN2 special servicer for an event of default under the series 2004-LN2 pooling and servicing agreement, the series 2004-C7 trustee, as holder of the World Apparel Center Mortgage Loan, will exercise such rights as it may have to effect that termination at the direction of the series 2004-C7 controlling class representative or the holders of series
2004-C7 certificates evidencing at least 25% of the series 2004-C7 voting rights. See "--Events of Default and Termination of Servicers under the Series
2004-LN2 Pooling and Servicing Agreement" below.

ASSET STATUS REPORT UNDER THE SERIES 2004-LN2 POOLING AND SERVICING AGREEMENT

     Pursuant to the series 2004-LN2 pooling and servicing agreement, no later than 60 days after the World Apparel Center Loan Group become specially serviced loans, the series 2004-LN2 special servicer is required to prepare and deliver an "asset status report" with respect to the World Apparel Center
Mortgaged Property to S&P and Moody's, the series 2004-LN2 trustee, the series
2004-LN2 paying agent and the holders of the World Apparel Center Loan Group.
Any asset status report

                                     S-175

prepared by the series 2004-LN2 special servicer will set forth the following information, to the extent reasonably determined, which includes: (i) a summary of the status of the specially serviced loans, (ii) a discussion of the legal and environmental considerations reasonably known to the series 2004-LN2 special servicer, consistent with the series 2004-LN2 servicing standards, that are applicable to the exercise of remedies and whether outside legal counsel has been retained, (iii) a current rent roll and income or operating statement available for the World Apparel Center Mortgaged Property, (iv) a
recommendation by the series 2004-LN2 special servicer as to how the specially serviced loans might be returned to performing status, (v) a copy of the last obtained appraisal of the World Apparel Center Mortgaged Property; and (vi)
such other information as the series 2004-LN2 special servicer deems relevant in light of the series 2004-LN2 servicing standards.

     If, within ten business days following delivery of the asset status report, the World Apparel Center Majority Holders do not disapprove in writing of any action proposed to be taken in such asset status report, the series
2004-LN2 special servicer is required to implement the recommended action as outlined in such asset status report, subject to the applicable law, the series
2004-LN2 servicing standards and the terms of the World Apparel Center loan documents. If the World Apparel Center Majority Holders disapprove in writing of such asset status report within ten business days of receipt, the series
2004-LN2 special servicer is required to revise and deliver a new asset status report to the holders of the World Apparel Center Loan Group, S&P, Moody's, the
series 2004-LN2 trustee and the series 2004-LN2 master servicer, within 30 days after the World Apparel Center Majority Holders' disapproval. The series
2004-LN2 special servicer will continue to revise such asset status report until either the World Apparel Center Majority Holders fail to disapprove such revised asset status report within ten (10) business days of receipt or the series 2004-LN2 special servicer makes one of the determinations described in the succeeding paragraph below.

     In the event that the World Apparel Center Majority Holders and the series
2004-LN2 special servicer are unable to agree upon an asset status report within 90 days with respect to the World Apparel Center Loan Group that have become specially serviced loans, the series 2004-LN2 special servicer, subject to the rights of the holders of the World Apparel Center Loan Group pursuant to the World Apparel Center Co-Lender Agreement, is required to implement the actions described in the most recent asset status report submitted to the World
Apparel Center Majority Holders. Notwithstanding the foregoing, the series
2004-LN2 special servicer (i) may take any action set forth in such asset status report before the expiration of a ten business day period if the series
2004-LN2 special servicer determines that failure to take such action would materially and adversely affect the interests of the holders of the World
Apparel Center Loan Group, and it has made a reasonable effort to contact the holders of the World Apparel Center Loan Group, and (ii) is required to determine whether such affirmative disapproval is not in the best interest of all the series 2004-LN2 certificateholders pursuant to the series 2004-LN2 servicing standards.

CERTAIN POWERS OF THE WORLD APPAREL CENTER MAJORITY HOLDERS UNDER THE WORLD
APPAREL CENTER CO-LENDER AGREEMENT

     The series 2004-LN2 master servicer and the series 2004-LNL2 special servicer are not permitted to take (or, in the case of the series 2004-LN2 special servicer, if applicable, to consent to the series 2004-LN2 master servicer's taking) any of the following actions unless and until it has notified each holder of the World Apparel Center Loan Group in writing and the
World Apparel Center Majority Holders have not objected in writing within 30 days of having been notified thereof and having been provided with all reasonably requested information with respect thereto (it being understood and agreed that if no written objection has been received by the applicable servicer from the World Apparel Center Majority Holders within 30 days of having been notified thereof and having been provided with all reasonably requested information with respect thereto, then the World Apparel Center
Majority Holder's approval will be deemed to have been given):

     o   any proposed or actual foreclosure upon or comparable conversion (which may include acquisitions of the related REO Property) of the ownership of the World Apparel Center Mortgaged Property following a default under the World Apparel Center Loan Group;

     o   any modification, consent to a modification or waiver of any monetary term or material non-monetary term (including, without limitation, the timing of payments and acceptance of discounted payoffs) of any mortgage loan in the World Apparel Center Loan Group or any extension of the maturity date of such mortgage loan;

     o   any proposed sale of a defaulted mortgage loan in the World Apparel
         Center Loan Group or related REO Property for less than the applicable purchase price (other than in connection with the exercise of a fair value purchase option for each related note);

     o   any determination to bring the related REO Property into compliance with applicable environmental laws or to otherwise address hazardous materials located at the REO Property;

                                     S-176

     o   any release of collateral or any acceptance of substitute or additional collateral for a mortgage loan in the World Apparel Center Loan Group or any consent to either of the foregoing, other than pursuant to the specific terms of such mortgage loan;

     o   any waiver of a "due-on-sale" or "due-on-encumbrance" clause with respect to the World Apparel Center Loan Group or consent to a transfer of the World Apparel Center Mortgaged Property or interests in the
         World Apparel Center Borrower or consent to the incurrence of additional debt, other than any such transfer or incurrence of debt as may be effected without the consent of the lender under the related loan agreement;

     o   any property management company changes with respect to a mortgage loan in the World Apparel Center Loan Group as to which the applicable servicer is required to consent or approve;

     o   releases of any escrow accounts, reserve accounts or letters of credit held as performance escrows or reserves, in an amount greater than or equal to $1,500,000, other than those required pursuant to the specific terms of the World Apparel Center Loan Group;

     o   any acceptance of an assumption agreement releasing the World Apparel
         Center Borrower from liability under the World Apparel Center Loan
         Group other than pursuant to the specific terms of the World Apparel
         Center Loan Group;

     o   any determination of an acceptable insurance default under the World
         Apparel Center Co-Lender Agreement;

     o   any approval of a material capital expenditure, if lenders' approval is required under the related loan documents; and

     o   any adoption or approval of a plan in bankruptcy of the World Apparel
         Center Borrower;

provided that, in the event that the applicable servicer determines that immediate action is necessary to protect the interests of the lenders (as a collective whole), the applicable servicer may take (or, in the case of the series 2004-LN2 special servicer, if and when appropriate under the applicable servicing agreement, may consent to the series 2004-LN2 master servicer's taking) any such action without waiting for the World Apparel Center Majority
Holders' response.

     If the World Apparel Center Majority Holders (or their designees) have not executed a mutual written consent to a course of action that satisfies the
World Apparel Center Co-Lender Agreement with respect to one of the foregoing servicing actions within 30 days (or such shorter period as may be required by the related loan documents to the extent the lender's approval is required) of having been notified of the proposed action or inaction and having been provided with all reasonably requested information with respect thereto, then the series 2004-LN2 master servicer (with the consent of the series 2004-LN2 special servicer) or the series 2004-LN2 special servicer, as applicable, shall implement such servicing action or inaction that it deems to be in accordance with the series 2004-LN2 servicing standards and, in such event, the decision of the series 2004-LN2 special servicer (including any decision to consent to an action by the series 2004-LN2 master servicer) shall be binding on all of the holders of the World Apparel Center Loan Group. Any such agreement, consent or advice by or from the World Apparel Center Majority Holders must be evidenced solely by a written instrument executed by a responsible officer of each holder that constitutes one of the World Apparel Center Majority Holders,
and the series 2004-LN2 master servicer or series 2004-LN2 special servicer, as applicable, shall be entitled to rely on such written instrument and, in the absence of such written consent or agreement (regarding a course of action specified in the preceding bullets that satisfies the World Apparel Center
Co-Lender Agreement within the time period specified therefor), shall be permitted to implement such servicing action or inaction that it deems to be in accordance with the series 2004-LN2 servicing standards. In addition, subject to the requirements of the World Apparel Center Co-Lender Agreement, upon notice to the other holders of the World Apparel Center Loan Group, the World
Apparel Center Majority Holders may direct the applicable servicer to take, or to refrain from taking, such actions as the World Apparel Center Majority
Holders may deem consistent with the World Apparel Center Co-Lender Agreement.

     No advice, direction or objection from or by the World Apparel Center
Majority Holders may (and the applicable servicer must ignore and act without regard to any such advice, direction or objection that the applicable servicer has determined, in its reasonable, good faith judgment, will) require, cause or permit the applicable servicer to violate any provision of the World Apparel
Center Co-Lender Agreement or the series 2004-LN2 pooling and servicing agreement (including the applicable servicer's obligation to act in accordance with the series 2004-LN2 servicing standards), the related loan documents or applicable law or result in an adverse REMIC event or an adverse grantor trust event. Furthermore, the applicable servicer shall not be obligated to seek approval from the World Apparel Center Majority Holders for any actions to be taken by the applicable servicer with respect to the workout or liquidation of the World Apparel Center Loan Group if (i) the applicable servicer has notified the holders of the World Apparel Center Loan Group in writing of various actions

                                     S-177

that the applicable servicer proposes to take with respect to the workout or liquidation of the World Apparel Center Loan Group, and (ii) for 30 days following the first such notice, the World Apparel Center Majority Holders have objected to all of those proposed actions and have failed to suggest any alternative actions that the applicable servicer considers to be consistent with the series 2004-LN2 servicing standards.

     The World Apparel Center Majority Holders will have no liability to the other holders of the World Apparel Center Loan Group for any action taken, or for refraining from the taking of any action, in good faith pursuant to the
World Apparel Center Co-Lender Agreement and the series 2004-LN2 pooling and servicing agreement, or for errors in judgment; provided, that the World
Apparel Center Majority Holders will not be protected against any liability which would otherwise be imposed by reason of willful misfeasance, bad faith or negligence in the performance of duties or by reason of negligent disregard of obligations or duties.

THE SERIES 2004-LN2 DIRECTING CERTIFICATEHOLDER/CONTROLLING CLASS
CERTIFICATEHOLDER UNDER THE SERIES 2004-LN2 POOLING AND SERVICING AGREEMENT

     The "series 2004-LN2 directing certificateholder" will be the series
2004-LN2 controlling class certificateholder selected by more than 50% of the series 2004-LN2 controlling class certificateholders, by certificate principal balance, as certified by the series 2004-LN2 certificate registrar from time to time; provided, that in the absence of such selection, the series 2004-LN2 controlling class certificateholder that owns the largest aggregate certificate principal balance of the series 2004-LN2 controlling class will be the series
2004-LN2 directing certificateholder. A "series 2004-LN2 controlling class certificateholder" is each holder (or certificate owner, if applicable) of a certificate of the series 2004-LN2 controlling class as certified to the series
2004-LN2 certificate registrar from time to time by the holder (or certificate owner). The "series 2004-LN2 controlling class" will be as of any time of determination the most subordinate class of series 2004-LN2 certificates (other than the class X certificates) then outstanding that has a certificate principal balance at least equal to 25% of the initial certificate principal balance of that class (without taking into account any appraisal reduction amount allocated to that class).

APPRAISAL TRIGGER EVENT/APPRAISAL REDUCTION AMOUNT UNDER THE SERIES 2004-LN2
POOLING AND SERVICING AGREEMENT

     Under the series 2004-LN2 pooling and servicing agreement, an appraisal would be required to be obtained with respect to the World Apparel Center
Mortgaged Property, within a specified period after the earliest of the following (each, as to the World Apparel Center Loan Group, an "Appraisal
Trigger Event"):

     o   the date 120 days after the occurrence of any uncured delinquency in payment (without regard to the application of any grace period) with respect to the World Apparel Center Loan Group;

     o   the date on which a reduction in the monthly payments on the World
         Apparel Center Loan Group, or a change in any other material economic term (other than an extension of the maturity date), becomes effective as a result of a modification of the World Apparel Center Loan Group by the series 2004-LN2 special servicer;

     o   the date on which a receiver has been appointed;

     o   the date 60 days after the World Apparel Center Borrower has filed a bankruptcy petition or an involuntary bankruptcy has occurred, provided that such petition remains in effect;

     o   the date 90 days after an uncured delinquency occurs in respect of the balloon payment with respect to the World Apparel Center Loan Group, except where a refinancing is anticipated within 120 days after the related maturity date, in which case the date 120 days after such uncured delinquency; and

     o   the date the World Apparel Center Mortgaged Property becomes an REO
         Property;

     No such Appraisal Trigger Event may occur at any time when the aggregate certificate balance of the series 2004-LN2 certificates (other than the series
2004-LN2 class A certificate) has been reduced to zero.

     Any Appraisal Reduction Amount with respect to the World Apparel Center
Loan Group, which will be calculated by the series 2004-LN2 special servicer, in consultation with the holders of the World Apparel Center Loan Group, will equal the excess of (a) the principal balance of the World Apparel Center Loan
Group, over (b) the excess of (i) the sum of (A) 90% of the appraised value of the World Apparel Center Mortgaged Property as determined by such appraisals and (B) all escrows, letters of credit and reserves in respect of the World
Apparel Center Loan Group, over (ii) the sum of, as of the due date, (A) all unpaid interest on the World Apparel Center Loan Group at a per annum rate equal to its mortgage rate (to the extent not previously advanced by the series
2004-LN2 master servicer or the series 2004-LN2 trustee, (B) all

                                     S-178

unreimbursed advances and any advances that were not reimbursed out of collections on the World Apparel Center Loan Group, and interest thereon, and
(C) all currently due and unpaid real estate taxes, assessments, insurance premiums, ground rents, unpaid special servicing fees and all other amounts due and unpaid with respect to the World Apparel Center Loan Group.

     In the event that an appraisal reduction event has occurred with respect to the World Apparel Center Loan Group, unless the World Apparel Center Loan
Group has become a corrected mortgage loan, the series 2004-LN2 special servicer will be required to order an appraisal within 30 days of each anniversary of the Appraisal Reduction Event, the cost of which will be paid by the series 2004-LN2 master servicer as a servicing advance, and deliver a copy of such appraisal to the series 2004-LN2 master servicer, the series 2004-LN2 paying agent, the series 2004-LN2 trustee and the holders of the World Apparel
Center Loan Group. Based upon such appraisal, the series 2004-LN2 special servicer is required to redetermine, in consultation with the World Apparel
Center Majority Holders, the series 2004-LN2 master servicer, the series
2004-LN2 paying agent and the series 2004-LN2 trustee, the Appraisal Reduction
Amount with respect to the World Apparel Center Loan Group and such redetermined Appraisal Reduction Amount will replace the prior Appraisal
Reduction Amount with respect to the World Apparel Center Loan Group. The World
Apparel Center Loan Group will be treated as a single mortgage loan for purposes of calculating an Appraisal Reduction Amount with respect thereto. Any
Appraisal Reduction Amount in respect of the World Apparel Center Loan Group will be allocated to the mortgage loans comprising the World Apparel Center
Loan Group on a pro rata basis.

MODIFICATIONS UNDER THE SERIES 2004-LN2 POOLING AND SERVICING AGREEMENT

     The series 2004-LN2 pooling and servicing agreement provides for modifications, extensions and/or waivers with respect to the World Apparel
Center Loan Group that are similar, but not identical, to those provided for under the series 2004-C7 pooling and servicing agreement. For example, the series 2004-LN2 special servicer may determine that a modification, waiver or amendment (including, without limitation, the forgiveness or deferral of interest or principal or the substitution of collateral pursuant to the terms of the World Apparel Center Loan Group or otherwise, the release of collateral or the pledge of additional collateral) of the terms of a specially serviced mortgage loan (with respect to which a payment default or other material default has occurred, or a payment default or other material default is, in the series 2004-LN2 special servicer's judgment, reasonably foreseeable, as evidenced by an officer's certificate) is reasonably likely to produce a greater recovery on a net present value basis to, in the case of the World
Apparel Center Loan Group, the holders of the World Apparel Center Loan Group, than liquidation of such specially serviced mortgage loan, then the series
2004-LN2 special servicer may agree to a modification, waiver or amendment of such specially serviced mortgage loan, subject to, in the case of the World
Apparel Center Loan Group, the rights of the World Apparel Center Majority
Holders pursuant to the World Apparel Center Co-Lender Agreement

     Notwithstanding the foregoing, the series 2004-LN2 master servicer and the series 2004-LN2 special servicer may agree to any waiver, modification or amendment of the World Apparel Center Loan Group when it is not in default and no default is reasonably foreseeable, only if it provides the series 2004-LN2 trustee and the holders of the World Apparel Center Loan Group with an opinion of counsel to the effect that the contemplated waiver, modification or amendment (i) will not be a "significant modification" of the mortgage loan within the meaning of Treasury Regulations Section 1.860G-2(b) and (ii) will not cause any REMIC as to which a REMIC election with respect to any mortgage loan in the World Apparel Center Loan Group has been made or will be made to fail to qualify as a REMIC for purposes of the Internal Revenue Code or such
REMIC to be subject to any tax under the REMIC Provisions.

     Any modification, extension, waiver or amendment of the payment terms of the World Apparel Center Loan Group will be required to be structured so as to be consistent with the allocation and payment priorities in the related loan documents and the World Apparel Center Co-Lender Agreement, such that neither the trust as holder of the World Apparel Center Mortgage Loan nor any World
Apparel Center Non-Trust Noteholder gains a priority over the other such holder that is not reflected in the related loan documents and the World Apparel
Center Co-Lender Agreement.

SALE OF THE WORLD APPAREL CENTER MORTGAGE LOAN IF IT BECOMES A SPECIALLY
SERVICED MORTGAGE LOAN

     The World Apparel Center Co-Lender Agreement provides that each holder of a mortgage loan in the World Apparel Center Loan Group has the right to sell its respective mortgage loan in accordance with it respective securitization agreement (which, in the case of the World Apparel Center Mortgage Loan, is the series 2004-C7 pooling and servicing agreement), if the World Apparel Center
Loan Group become specially serviced mortgage loans under the series 2004-LN2 pooling and servicing agreement, at the price set forth in or determined in accordance with its respective securitization servicing

                                     S-179

agreement. No holder of a mortgage loan in the World Apparel Center Loan Group has the right to purchase any other mortgage loan in the World Apparel Center
Loan Group if it becomes a specially serviced mortgage loan.

     Following an appraisal reduction event with respect to the World Apparel
Center Loan Group, the series 2004-LN2 special servicer will be required to obtain an appraisal of the World Apparel Center Mortgaged Property, determine the fair value of the World Apparel Center Note A1 Non-Trust Loan, promptly notify the series 2004-C7 trust fund of that fair value determination (and any subsequent adjustments to such determination) and deliver to the series 2004-C7 trust fund a copy the appraisal and such other third-party reports and other information then in that special servicer's possession that it reasonably believes to be relevant to the fair value determination with respect to that mortgage loan. A purchase option will exist with respect to the World Apparel
Center Mortgage Loan, which option will be generally exercisable as described under "Servicing of the Mortgage Loans Under the Series 2004-C7 Pooling and
Servicing Agreement--Fair Value Option" in this prospectus supplement.

GENERAL SERVICING MATTERS UNDER THE WORLD APPAREL CENTER CO-LENDER AGREEMENT

     Pursuant to the World Apparel Center Co-Lender Agreement, the World
Apparel Center Note A1 Non-Trust Loan Noteholder on behalf of the other holders of the World Apparel Center Loan Group is authorized to engage one or more servicers, pursuant to one or more servicing agreements, for purposes of servicing and administering the World Apparel Center Loan Group and the World
Apparel Center Mortgaged Property from time to time; provided that, prior to entering into any such servicing agreement(s) (other than the series 2004-LN2 pooling and servicing agreement) the World Apparel Center Note A1 Non-Trust
Loan Noteholder is required to obtain rating agency confirmation.

     If at any time none of the World Apparel Center Note A1 Non-Trust Loan or the World Apparel Center Mortgaged Property is an asset of the commercial mortgage trust created under the series 2004-LN2 pooling and servicing agreement, and a separate servicing agreement has not been entered into in accordance with the World Apparel Center Co-Lender Agreement, then, until such time as a separate servicing agreement is entered into, the series 2004-LN2 master servicer and, if applicable, the series 2004-LN2 special servicer will continue to service and administer the World Apparel Center Loan Group and/or the World Apparel Center Mortgaged Property, for the benefit of the holders of the World Apparel Center Loan Group, under the series 2004-LN2 pooling and servicing agreement as if such mortgage loans or property were the sole assets subject thereto.

     No holder of a mortgage loan in the World Apparel Center Loan Group may directly service and administer the World Apparel Center Loan Group or the
World Apparel Center Mortgaged Property, including the taking of any enforcement action or workout action or exercising rights in any insolvency proceeding, unless it is acting as the applicable servicer under the governing servicing agreement then in effect, or unless the written consent of the other holders of the World Apparel Center Loan Group has been obtained. In the event of a bankruptcy or insolvency of the World Apparel Center Borrower, no holder of a mortgage loan in the World Apparel Center Loan Group may object to or oppose any efforts by the applicable servicer to obtain relief from the automatic stay provisions of the United States Bankruptcy Code or to seek to cause the World Apparel Center Borrower's bankruptcy estate to abandon the
World Apparel Center Mortgaged Property (or any portion thereof).

     In any insolvency proceeding with respect to the World Apparel Center
Borrower, the applicable servicer will (i) file a proof of claim in respect of the holders of the World Apparel Center Loan Group' claims against such borrower, (ii) have the exclusive right to exercise any voting rights in respect of the claims of the holders of the World Apparel Center Loan Group against the World Apparel Center Borrower, and (iii) otherwise represent the holders of the World Apparel Center Loan Group in such insolvency proceeding.
The holders of the World Apparel Center Loan Group have jointly appointed the series 2004-LN2 special servicer as their agent, and have granted to the series
2004-LN2 special servicer an irrevocable power of attorney coupled with an interest, and their proxy, for the purpose of exercising any and all rights and taking any and all actions available to the holders of the World Apparel Center
Loan Group in connection with any case by or against the World Apparel Center
Borrower under the Bankruptcy Code.

EVENTS OF DEFAULT AND TERMINATION OF SERVICERS UNDER THE SERIES 2004-LN2
POOLING AND SERVICING AGREEMENT

     Events of default and provisions for terminating the series 2004-LN2 master servicer or the series 2004-LN2 special servicer pursuant to the series
2004-LN2 pooling and servicing agreement in connection with such events of default are substantially similar, but not identical, to the corresponding provisions of the series 2004-C7 pooling and servicing agreement. However, if
(i) an event of default on the part of the series 2004-LN2 master servicer materially and adversely affects only

                                     S-180

the World Apparel Center Loan Group, (ii) the series 2004-LN2 master servicer fails to make any payment on any of the World Apparel Center Lon Group when required under the series 2004-LN2 pooling and servicing agreement, or (iii)
any qualification, downgrade or withdrawal by any series 2004-LN2 rating agency occurs as a result of any action or inaction of the series 2004-LN2 master servicer, then the World Apparel Center Majority Holders may direct the series
2004-LN2 trustee and the series 2004-LN2 trustee will be required to: (a)
terminate all of the rights and obligations of the series 2004-LN2 master servicer under the series 2004-LN2 pooling and servicing agreement and the
World Apparel Center Co-Lender Agreement, but solely to the extent such rights and obligations relate to the World Apparel Center Loan Group, and (b) appoint a replacement master servicer with respect to the World Apparel Center Loan
Group selected by the World Apparel Center Majority Holders (or their designees) that will be responsible for all of the servicing obligations and be required to succeed to and assume the rights and obligations of the replaced master servicer with respect to the World Apparel Center Loan Group under the series 2004-LN2 pooling and servicing agreement and the World Apparel Center
Co-Lender Agreement. If the World Apparel Center Majority Holders are not able to agree on a replacement master servicer with respect to the World Apparel
Center Loan Group within 45 days, the series 2004-LN2 directing certificateholder will appoint the replacement master servicer. The replacement master servicer with respect to the World Apparel Center Loan Group is required to meet the eligibility requirements in accordance with the series 2004-LN2 pooling and servicing agreement (including receipt of a confirmation from each series 2004-LN2 rating agency that such appointment would not cause such series
2004-LN2 rating agency to qualify, withdraw or downgrade any of its then-current ratings on the series 2004-LN2 certificates and any related World
Apparel Center Loan Group-backed securities, including the series 2004-C7 certificates) and the eligibility requirements of any World Apparel Center Loan
Group securitization pooling and servicing agreement.

     The series 2004-LN2 directing certificateholder, as designee of the World
Apparel Center A1 Non-Trust Noteholder, is entitled to terminate the series
2004-LN2 special servicer, with or without cause, under the series 2004-LN2 pooling and servicing agreement, upon ten business days' notice to specified parties to the series 2004-LN2 pooling and servicing agreement and each holder of the World Apparel Center Loan Group, such termination to be effective upon the appointment of a successor special servicer meeting the requirements of the series 2004-LN2 pooling and servicing agreement. Upon a termination or resignation of the series 2004-LN2 special servicer, the series 2004-LN2 directing certificateholder will appoint a successor series 2004-LN2 special servicer that meets the requirements of the series 2004-LN2 pooling and servicing agreement; provided, that, in accordance with the World Apparel
Center Co-Lender Agreement, the World Apparel Center Note A1 Non-Trust Loan
Noteholder or its designee is required to consult with the other holders of the
World Apparel Center Loan Group prior to appointing a replacement special servicer. Each holder of the World Apparel Center Loan Group is required to provide its response to the replacement special servicer within five days upon its receipt of notice of any such proposed replacement. Notwithstanding the foregoing, the World Apparel Center A1 Noteholder may, in its sole discretion, reject any advice or consultation with respect to such appointment provided by the other holders of the World Apparel Center Loan Group.

                                     S-181

                    DESCRIPTION OF THE OFFERED CERTIFICATES

GENERAL

     The series 2004-C7 certificates will be issued, on or about November 3,
2004, under the series 2004-C7 pooling and servicing agreement. They will represent the entire beneficial ownership interest of the trust. The assets of the trust will include:

     o   the underlying mortgage loans;

     o   any and all payments under and proceeds of the underlying mortgage loans received after the cut-off date, exclusive of payments of principal, interest and other amounts due on or before that date;

     o   the loan documents for the underlying mortgage loans;

     o   our rights under our mortgage loan purchase agreement with the UBS
         Mortgage Loan Seller;

     o   any REO Properties acquired by the special servicer on behalf of the trust with respect to defaulted mortgage loans; and

     o   those funds or assets as from time to time are deposited in the master servicer's custodial account described under "Servicing Under the
         Series 2004-C7 Pooling and Servicing Agreement--Custodial Account," the
         special servicer's REO account described under "Servicing Under the
         Series 2004-C7 Pooling and Servicing Agreement--REO Properties," the
         trustee's collection account described under "--Collection Account"
         below or the trustee's interest reserve account described under
         "--Interest Reserve Account" below.

     The series 2004-C7 certificates will include the following classes:

     o   the A-1, A-2, A-3, A-4, A-5, A-6, A-1A, B, C, D, E and F classes, which are the classes of series 2004-C7 certificates that are offered by this prospectus supplement, and

     o   the X-CL, X-CP, X-OL, G, H, J, K, L, M, N, P, Q, S, T, R-I, R-II, R-III
         and V classes, which are the classes of series 2004-C7 certificates that--

         1.  will be retained or privately placed by us, and

         2.  are not offered by this prospectus supplement.

     The class A-1, A-2, A-3, A-4, A-5, A-6, A-1A, B, C, D, E, F, G, H, J, K,
L, M, N, P, Q, S and T certificates are the series 2004-C7 certificates that will have principal balances and are sometimes referred to as the series
2004-C7 principal balance certificates. The principal balance of any of these certificates will represent the total payments of principal to which the holder of the certificate is entitled over time out of payments, or advances in lieu of payments, and other collections on the assets of the trust. Accordingly, on each payment date, the principal balance of each of these certificates will be reduced by any payments of principal actually made with respect to the certificate on that payment date. See "--Payments" below. On any particular payment date, the principal balance of each of these certificates may also be reduced, without any corresponding payment, in connection with Realized Losses on the underlying mortgage loans and Additional Trust Fund Expenses. However, in limited circumstances, if and to the extent the total Stated Principal
Balance of the mortgage pool exceeds the total principal balance of the series
2004-C7 principal balance certificates immediately following the distributions to be made with respect to those certificates on any payment date, the total principal balance of a class of series 2004-C7 principal balance certificates that was previously so reduced without a corresponding payment of principal, may be reinstated (up to the amount of that prior reduction), with past due interest. See "--Reductions of Certificate Principal Balances in Connection
with Realized Losses and Additional Trust Fund Expenses" below.

     The class X-CL, X-CP and X-OL certificates will not have principal balances and are sometimes referred to as the series 2004-C7 interest-only certificates. For purposes of calculating the amount of accrued interest, each class of series 2004-C7 interest-only certificates will have a total notional amount.

     The total notional amount of the class X-CL certificates will equal the total principal balance of the class A-1, A-2, A-3, A-4, A-5, A-6, A-1A, B, C,
D, E, F, G, H, J, K, L, M, N, P, Q, S and T certificates outstanding from time to time. The total initial notional amount of the class X-CL certificates will
be approximately $           , although it may be as much as 5% larger or
smaller.

                                     S-182

      The total notional amount of the class X-CP certificates will equal:

      o  during the period from the Issue Date through and including the payment
         date in            , the sum of (a) the lesser of $          and the
         total principal balance of the class     certificates outstanding from
         time to time, (b) the lesser of $          and the total principal
         balance of the class     certificates outstanding from time to time,
         and (c) the total principal balance of the class    ,    ,    ,    ,
         ,    ,    ,    , and     certificates outstanding from time to time;

     o   during the period following the payment date in             through and
         including the payment date in            , the sum of (a) the lesser of
         $          and the total principal balance of the class    certificates
         outstanding from time to time, (b) the lesser of $        and the total
         principal balance of the class     certificates outstanding from time
         to time, and (c) the total principal balance of the class    ,    ,
         ,    ,    ,    ,    ,    ,     and     certificates outstanding from
         time to time;

     o   during the period following the payment date in             through and
         including the payment date in            , the sum of (a) the lesser of
         $         and the total principal balance of the class     certificates
         outstanding from time to time, (b) the lesser of $        and the total
         principal balance of the class    certificates outstanding from time to
         time, and (c) the total principal balance of the class   ,   ,   ,   ,
         ,    ,    ,     and     certificates outstanding from time to time;

     o  during the period following the payment date in             through and
        including the payment date in            , the sum of (a) the lesser of
        $          and the total principal balance of the class     certificates
        outstanding from time to time, (b) the lesser of $         and the total
        principal balance of the class     certificates outstanding from time to
        time, (c) the total principal balance of the class    ,    ,    ,    ,
        ,    ,     and     certificates outstanding from time to time, and (d)
        the lesser of $          and the total principal balance of the class
        certificates outstanding from time to time;

     o  during the period following the payment date in             through and
        including the payment date in          , the sum of (a) the lesser of
        $          and the total principal balance of the class     certificates
        outstanding from time to time, (b) the lesser of $         and the total
        principal balance of the class     certificates outstanding from time to
        time, (c) the total principal balance of the class    ,    ,    ,    ,
        ,     and     certificates outstanding from time to time, and (d) the
        lesser of $          and the total principal balance of the class
        certificates outstanding from time to time;

     o  during the period following the payment date in           through and
        including the payment date in            , the sum of (a) the lesser of
        $          and the total principal balance of the class     certificates
        outstanding from time to time, (b) the lesser of $         and the total
        principal balance of the class     certificates outstanding from time to
        time, (c) the total principal balance of the class    ,    ,    ,    and
            certificates outstanding from time to time, and (d) the lesser of
        $          and the total principal balance of the class     certificates
        outstanding from time to time;

     o  during the period following the payment date in             through and
        including the payment date in            , the sum of (a) the lesser of
        $          and the total principal balance of the class     certificates
        outstanding from time to time, (b) the lesser of $         and the total
        principal balance of the class     certificates outstanding from time to
        time, (c) the total principal balance of the class    ,     and
        certificates outstanding from time to time, and (d) the lesser of
        $          and the total principal balance of the class     certificates
        outstanding from time to time;

     o  during the period following the payment date in             through and
        including the payment date in            , the sum of (a) the lesser of
        $             and the total principal balance of the class
        certificates outstanding from time to time, (b) the lesser of $
        and the total principal balance of the class    certificates outstanding
        from time to time, (c) the total principal balance of the class certificates outstanding from time to time, and (d) the lesser of
        $             and the total principal balance of the class
        certificates outstanding from time to time; and

     o  following the payment date in            , $0.

     The total initial notional amount of the class X-CP certificates will be
approximately $         , although it may be as much as 10% larger or smaller.

                                     S-183

     The class X-OL certificates will have a total notional amount equal to the
Stated Principal Balance outstanding from time to time of the One Lincoln
Street Mortgage Loan. The initial notional amount of the class X-OL
certificates will be approximately $           .

     The class R-I, R-II, R-III and V certificates will not have principal balances or notional amounts.

     In general, principal balances and notional amounts will be reported on a class-by-class basis. In order to determine the principal balance of any of your offered certificates from time to time, you may multiply the original principal balance of that certificate as of the Issue Date, as specified on the face of that certificate, by the then applicable certificate factor for the relevant class. The certificate factor for any class of offered certificates, as of any date of determination, will equal a fraction, expressed as a percentage, the numerator of which will be the then outstanding total principal balance of that class, and the denominator of which will be the original total principal balance of that class. Certificate factors will be reported monthly in the trustee's payment date statement.

REGISTRATION AND DENOMINATIONS

     General. The offered certificates will be issued in book-entry form in original denominations of $10,000 initial principal balance and in any additional whole dollar denominations.

     Each class of offered certificates will initially be represented by one or more certificates registered in the name of Cede & Co., as nominee of The
Depository Trust Company. You will not be entitled to receive an offered certificate issued in fully registered, certificated form, except under the limited circumstances described in the accompanying prospectus under
"Description of the Certificates--Book-Entry Registration." For so long as any class of offered certificates is held in book-entry form--

     o   all references to actions by holders of those certificates will refer to actions taken by DTC upon instructions received from beneficial owners of those certificates through its participating organizations,
         and

     o   all references in this prospectus supplement to payments, notices, reports, statements and other information to holders of those certificates will refer to payments, notices, reports and statements to
         DTC or Cede & Co., as the registered holder of those certificates, for payment to beneficial owners of offered certificates through its participating organizations in accordance with DTC's procedures.

     The trustee will initially serve as registrar for purposes of providing for the registration of the offered certificates and, if and to the extent physical certificates are issued to the actual beneficial owners of any of the offered certificates, the registration of transfers and exchanges of those certificates.

     DTC, Euroclear and Clearstream. You will hold your certificates through
DTC, in the United States, or Clearstream Banking Luxembourg or The Euroclear
System, in Europe, if you are a participating organization of the applicable system, or indirectly through organizations that are participants in the applicable system. Clearstream and Euroclear will hold omnibus positions on behalf of organizations that are participants in either of these systems, through customers' securities accounts in Clearstream's or Euroclear's names on the books of their respective depositaries. Those depositaries will, in turn, hold those positions in customers' securities accounts in the depositaries'
names on the books of DTC. For a discussion of DTC, Euroclear and Clearstream, see "Description of the Certificates--Book-Entry Registration--DTC, Euroclear
and Clearstream" in the accompanying prospectus.

     Transfers between participants in DTC will occur in accordance with DTC's rules. Transfers between participants in Clearstream and Euroclear will occur in accordance with their applicable rules and operating procedures.
Cross-market transfers between persons holding directly or indirectly through
DTC, on the one hand, and directly or indirectly through participants in
Clearstream or Euroclear, on the other, will be accomplished through DTC in accordance with DTC rules on behalf of the relevant European international clearing system by its depositary. See "Description of the
Certificates--Book-Entry Registration--Holding and Transferring Book-Entry
Certificates" in the accompanying prospectus. For additional information regarding clearance and settlement procedures for the offered certificates and for information with respect to tax documentation procedures relating to the offered certificates, see Annex F hereto.

COLLECTION ACCOUNT

     General. The trustee must establish and maintain an account in which it will hold funds pending their payment on the series 2004-C7 certificates and from which it will make those payments. That collection account must be maintained in a manner and with a depository institution that satisfies rating agency standards for securitizations similar to the one involving

                                     S-184

the offered certificates. Funds held in the trustee's collection account may be invested in Permitted Investments for the benefit and at the risk of the
Trustee. See "--The Trustee" below.

     Deposits. On the business day prior to each payment date, the master servicer will be required to remit to the trustee for deposit in the collection account the following funds:

     o   All payments and other collections on the mortgage loans and any REO
         Properties in the trust that are then on deposit in the master servicer's custodial account, exclusive of any portion of those payments and other collections that represents one or more of the following:

         1.  monthly debt service payments due on a due date subsequent to the end of the related collection period;

         2.  payments and other collections received by the relevant servicer after the end of the related collection period;

         3.  amounts that are payable or reimbursable from the master servicer's custodial account to any person other than the series 2004-C7 certificateholders, including--

             (a) amounts payable to the master servicer or the special
                 servicer as compensation, as described under "Servicing
                 Under the Series 2004-C7 Pooling and Servicing
                 Agreement--Servicing and Other Compensation and Payment of
                 Expenses" in this prospectus supplement,

             (b) amounts payable in reimbursement of outstanding advances, together with interest on those advances, as permitted under the series 2004-C7 pooling and servicing agreement, and

             (c) amounts payable with respect to other expenses of the trust;
                 and

         4.  amounts deposited in the master servicer's custodial account in error.

     o   Any advances of delinquent monthly debt service payments made by the master servicer (or, in the case of the One Lincoln Street Mortgage
         Loan, by the series 2004-C3 master servicer) on the underlying mortgage loans with respect to that payment date.

     o   Any payments made by the master servicer to cover Prepayment Interest
         Shortfalls incurred during the related collection period.

     See "--Advances of Delinquent Monthly Debt Service Payments" below and
"Servicing Under the Series 2004-C7 Pooling and Servicing Agreement--Custodial
Account" and "--Servicing and Other Compensation and Payment of Expenses" in
this prospectus supplement.

     With respect to each payment date that occurs during March, commencing in
2005, the trustee will be required to transfer from its interest reserve account, which we describe under "--Interest Reserve Account" below, to its collection account the interest reserve amounts that are then being held in that interest reserve account with respect to the underlying mortgage loans that accrue interest on an Actual/360 Basis.

     Withdrawals. The trustee may from time to time make withdrawals from its collection account for any of the following purposes:

     o   to pay itself a monthly fee, which is described under "--The Trustee"
         below, and investment earnings on Permitted Investments of funds in the collection account;

     o   to indemnify itself and various related persons as described under
         "Description of the Governing Documents--Matters Regarding the Trustee"
         in the accompanying prospectus, and to make comparable indemnifications with respect to the fiscal agent and various related persons;

     o   to pay for various opinions of counsel or the advice of counsel required to be obtained in connection with any amendments to the series
         2004-C7 pooling and servicing agreement and the administration of the trust;

     o   to pay any federal, state and local taxes imposed on the trust, its assets and/or transactions, together with all incidental costs and expenses, that are required to be borne by the trust as described under
         "Federal Income Tax Consequences--REMICs--Prohibited Transactions Tax
         and Other Taxes" in the accompanying prospectus and "Servicing Under the Series 2004-C7 Pooling and Servicing Agreement--REO Properties" in
         this prospectus supplement;

     o   to pay the cost of transferring mortgage files to a successor trustee where the trustee has been terminated without cause and that cost is not otherwise covered;

                                     S-185

     o   with respect to each payment date during January of 2005 or any year thereafter that is not a leap year or during February of 2005 or any year thereafter, to transfer to the trustee's interest reserve account the interest reserve amounts required to be so transferred in that month with respect to the underlying mortgage loans that accrue interest on an Actual/360 Basis; and

     o   to pay to the person entitled thereto any amounts deposited in the collection account in error.

     On each payment date, all amounts on deposit in the trustee's collection account, exclusive of any portion of those amounts that are to be withdrawn for the purposes contemplated in the foregoing paragraph, will be withdrawn and applied to make payments on the series 2004-C7 certificates. For any payment date, those funds will consist of the following separate components--

     o   the portion of those funds that represent prepayment consideration collected on the underlying mortgage loans as a result of voluntary or involuntary prepayments that occurred during the related collection period, which will be paid to the holders of the class A-1, A-2, A-3,
         A-4, A-5, A-6, A-1A, B, C, D, E, F, G, H, J, K, X-CL and/or X-OL
         certificates, as described under "--Payments--Payments of Prepayment
         Premiums and Yield Maintenance Charges" below,

     o   the portion of those funds that represent Post-ARD Additional Interest collected on the ARD Loans in the trust during the related collection period, which will be paid to the holders of the class V certificates as described under "--Payments--Payments of Post-ARD Additional
         Interest" below, and

     o   the remaining portion of those funds, which--

         1.  we refer to as the Available P&I Funds, and

         2.  will be paid to the holders of all the series 2004-C7 certificates, other than the class V certificates, as described under "--Payments
             --Priority of Payments" below.

INTEREST RESERVE ACCOUNT

     The trustee must maintain an account in which it will hold the interest reserve amounts described in the next paragraph with respect to the underlying mortgage loans that accrue interest on an Actual/360 Basis. That interest reserve account must be maintained in a manner and with a depository that satisfies rating agency standards for similar securitizations as the one involving the offered certificates. Funds held in the trustee's interest reserve account may be invested in Permitted Investments for the benefit and at the risk of the Trustee. See "--The Trustee" below.

     During January, except in a leap year, and February of each calendar year, beginning with January 2005, the trustee will, on or before the payment date in that month, withdraw from its collection account and deposit in its interest reserve account the interest reserve amounts with respect to those underlying mortgage loans that accrue interest on an Actual/360 Basis, and for which the monthly debt service payment due in that month was either received or advanced.
That interest reserve amount for each of those mortgage loans will, in general, equal one day's interest accrued at the related mortgage interest rate (or, in the case of the One Lincoln Street Mortgage Loan, the related mortgage interest rate, minus 0.05%, or, in the case of the World Apparel Center Mortgage Loan, the related mortgage interest rate, minus 0.02%) on the Stated Principal
Balance of that loan as of the end of the related collection period, exclusive, however, of Post-ARD Additional Interest.

     During March of each calendar year, beginning with March 2005, the trustee will, on or before the payment date in that month, withdraw from its interest reserve account and deposit in its collection account any and all interest reserve amounts then on deposit in the interest reserve account with respect to the underlying mortgage loans that accrue interest on an Actual/360 Basis. All interest reserve amounts that are so transferred from the interest reserve account to the collection account will be included in the Available P&I Funds for the payment date during the month of transfer.

PAYMENTS

     General. For purposes of allocating payments on the respective classes of series 2004-C7 certificates, the pool of mortgage loans backing the series
2004-C7 certificates will be divided into:

     1.  Loan group no. 1, which will consist of all of the underlying mortgage loans backing the series 2004-C7 certificates that are secured by property types other than multifamily and mobile home park, together with the Palmetto Place Apartments Mortgage Loan. Loan group no. 1 will consist of 75 mortgage loans, with an initial loan group no. 1 balance of $1,295,343,975, representing approximately 90.7% of the initial mortgage pool balance.

                                     S-186

     2.  Loan group no. 2, which will consist of all of the mortgage loans backing the series 2004-C7 certificates that are secured by multifamily and mobile home park properties (except for the Palmetto Place
         Apartments Mortgaged Property). Loan group no. 2 will consist of 16 mortgage loans, with an initial loan group no. 2 balance of
         $132,477,002, representing approximately 9.3% of the initial mortgage pool balance.

     On each payment date, the trustee will, subject to the available funds, make all payments required to be made on the series 2004-C7 certificates on that date to the holders of record as of the close of business on the last business day of the calendar month preceding the month in which those payments are to occur (or, in the case of payments to be made on the initial payment date, as of the close of business on the Issue Date). The final payment of principal and/or interest on any offered certificate, however, will be made only upon presentation and surrender of that certificate at the location to be specified in a notice of the pendency of that final payment.

     In order for a series 2004-C7 certificateholder to receive payments by wire transfer on and after any particular payment date, that certificateholder must provide the trustee with written wiring instructions no less than five business days prior to the record date for that payment date (or, in the case of the initial payment date, no later than the close of business on the Issue
Date). Otherwise, that certificateholder will receive its payments by check mailed to it.

     Cede & Co. will be the registered holder of your offered certificates, and you will receive payments on your offered certificates through DTC and its participating organizations, until physical certificates are issued to the actual beneficial owners. See "--Registration and Denominations" above.

     Payments of Interest. All of the classes of the series 2004-C7 certificates will bear interest, except for the R-I, R-II, R-III and V classes.

     With respect to each interest-bearing class of the series 2004-C7 certificates, that interest will accrue during each interest accrual period based upon--

     o   the pass-through rate applicable for that class for that interest accrual period,

     o   the total principal balance or notional amount, as the case may be, of that class outstanding immediately prior to the related payment date,
         and

     o   the assumption that each year consists of twelve 30-day months.

     On each payment date, subject to the Available P&I Funds for that date and the priorities of payment described under "--Payments--Priority of Payments"
below, the holders of each interest-bearing class of the series 2004-C7 certificates will be entitled to receive--

     o   the total amount of interest accrued during the related interest accrual period with respect to that class of certificates, reduced by

     o   the portion of any Net Aggregate Prepayment Interest Shortfall for that payment date that is allocable to that class of certificates.

     If the holders of any interest-bearing class of the series 2004-C7 certificates do not receive all of the interest to which they are entitled on any payment date, then they will continue to be entitled to receive the unpaid portion of that interest on future payment dates, without further interest accrued on the unpaid portion, subject to the Available P&I Funds for those future payment dates and the priorities of payment described under
"--Payments--Priority of Payments" below.

     The Net Aggregate Prepayment Interest Shortfall for any payment date will be allocated among the respective interest-bearing classes of the series
2004-C7 certificates on a pro rata basis in accordance with the respective amounts of accrued interest in respect of those classes of series 2004-C7 certificates for the related interest accrual period.

     Calculation of Pass-Through Rates. The pass-through rates for the class
A-1, A-2, A-3, A-4 and X-OL certificates will, in the case of each of those classes, be fixed at the rate per annum identified in the table on page S-5 of this prospectus supplement as the initial pass-through rate for that class.

     The pass-through rates for the class A-5, A-6, A-1A, B, C, D, E, F, G, L,
M, N, P, Q, S and T certificates will, in the case of each of those classes, generally be fixed at the rate per annum identified in the table on page S-5 of this prospectus supplement as the initial pass-through rate for that class.
However, with respect to any interest accrual period, if the Weighted Average
Pool Pass-Through Rate is below the identified initial pass-through rate for the class A-5, A-6, A-1A, B, C, D, E, F, G, L, M, N, P, Q, S or T certificates, as the case may be, then the pass-through rate that will be in effect for the subject class of series 2004-C7 certificates during that interest accrual period will be that Weighted Average Pool Pass-Through Rate.

                                     S-187

     The pass-through rates for the class H and J certificates will, in the case of each of those classes, for any interest accrual period, equal the
Weighted Average Pool Pass-Through Rate for that interest accrual period, minus a specified class margin. That class margin is, as to each such class, set forth below.

                                                   CLASS
                      CLASS                        MARGIN
                     -------                      -------
                         H                             %
                         J                             %

     The pass-through rates for the class K certificates will, with respect to any interest accrual period, equal the Weighted Average Pool Pass-Through Rate for that interest accrual period.

     The pass-through rate for the class X-CP certificates, for each interest accrual period from and including the initial interest accrual period through
and including the interest accrual period that ends in                , will
equal the weighted average of the respective strip rates, which we refer to as class X-CP strip rates, at which interest accrues during the subject interest accrual period on the respective components of the total notional amount of the class X-CP certificates outstanding immediately prior to the related payment date, with the relevant weighting to be done based upon the relative sizes of those components. Each of those components will be comprised of all or a designated portion of the total principal balance of a specified class of series 2004-C7 principal balance certificates. If all or a designated portion of the total principal balance of any class of series 2004-C7 principal balance certificates is identified under "--General" above as being part of the total notional amount of the class X-CP certificates immediately prior to any payment date, then that total principal balance (or designated portion thereof) will represent a separate component of the total notional amount of the class X-CP certificates for purposes of calculating the accrual of interest during the related interest accrual period.

     For purposes of accruing interest during any interest accrual period, from and including the initial interest accrual period through and including the
interest accrual period that ends in                , on any particular
component of the total notional amount of the class X-CP certificates outstanding immediately prior to the related payment date, the applicable class
X-CP strip rate will equal the excess, if any, of:

     (1) the lesser of (a) the reference rate specified on Annex E to this prospectus supplement for that interest accrual period and (b) the
         Weighted Average Pool Pass-Through Rate for that interest accrual period, over

     (2) the pass-through rate in effect during that interest accrual period for the class of series 2004-C7 principal balance certificates whose total principal balance, or a designated portion thereof, comprises the subject component.

     Following the interest accrual period that ends in                , the
class X-CP certificates will cease to accrue interest. In connection therewith, the class X-CP certificates will have a 0% pass-through rate for the interest
accrual period beginning in                 and for each interest accrual
period thereafter.

     The pass-through rate for the class X-CL certificates for any interest accrual period will equal the weighted average of the respective strip rates, which we refer to as class X-CL strip rates, at which interest accrues during that interest accrual period on the respective components of the total notional amount of the class X-CL certificates outstanding immediately prior to the related payment date, with the relevant weighting to be done based upon the relative sizes of those components. Each of those components will be comprised of all or a designated portion of the total principal balance of one of the classes of series 2004-C7 principal balance certificates. In general, the total principal balance of each class of series 2004-C7 principal balance certificates will constitute a separate component of the total notional amount of the class X-CL certificates; provided that, if a portion, but not all, of the total principal balance of any particular class of series 2004-C7 principal balance certificates is identified under "--General" above as being part of the total notional amount of the class X-CP certificates outstanding immediately prior to any payment date, then that identified portion of such total principal balance will represent one separate component of the total notional amount of the class X-CL certificates for purposes of calculating the accrual of interest during the related interest accrual period, and the remaining portion of such total principal balance will represent another separate component of the class
X-CL certificates for purposes of calculating the accrual of interest during the related interest accrual period.

     For purposes of accruing interest during any interest accrual period, from and including the initial interest accrual period through and including the
interest accrual period that ends in                , on any particular
component of the total notional amount of the class X-CL certificates outstanding immediately prior to the related payment date, the applicable class
X-CL strip rate will be calculated as follows:

     (1) if the subject component consists of the entire total principal balance of any class of series 2004-C7 principal balance certificates, and if that total principal balance also constitutes, in its entirety, a component of the total

                                     S-188

         notional amount of the class X-CP certificates outstanding immediately prior to the related payment date, then the applicable class X-CL strip rate will equal the excess, if any, of (a) the Weighted Average Pool
         Pass-Through Rate for that interest accrual period, over (b) the greater of (i) the reference rate specified on Annex E to this prospectus supplement for that interest accrual period and (ii) the pass-through rate in effect during that interest accrual period for that class of series 2004-C7 principal balance certificates;

     (2) if the subject component consists of a designated portion (but not all)
         of the total principal balance of any class of series 2004-C7 principal balance certificates, and if that designated portion of that total principal balance also constitutes a component of the total notional amount of the class X-CP certificates outstanding immediately prior to the related payment date, then the applicable class X-CL strip rate will equal the excess, if any, of (a) the Weighted Average Pool
         Pass-Through Rate for that interest accrual period, over (b) the greater of (i) the reference rate specified on Annex E to this prospectus supplement for that interest accrual period and (ii) the pass-through rate in effect during that interest accrual period for that class of series 2004-C7 principal balance certificates;

     (3) if the subject component consists of the entire total principal balance of any class of series 2004-C7 principal balance certificates, and if that total principal balance does not, in whole or in part, also constitute a component of the total notional amount of the class X-CP certificates outstanding immediately prior to the related payment date, then the applicable class X-CL strip rate will equal the excess, if any, of (a) the Weighted Average Pool Pass-Through Rate for that interest accrual period, over (b) the pass-through rate in effect during that interest accrual period for that class of series 2004-C7 principal balance certificates; and

     (4) if the subject component consists of a designated portion (but not all)
         of the total principal balance of any class of series 2004-C7 principal balance certificates, and if that designated portion of that total principal balance does not also constitute a component of the total notional amount of the class X-CP certificates outstanding immediately prior to the related payment date, then the applicable class X-CL strip rate will equal the excess, if any, of (a) the Weighted Average Pool
         Pass-Through Rate for that interest accrual period, over (b) the pass-through rate in effect during that interest accrual period for that class of series 2004-C7 principal balance certificates.

     Notwithstanding the foregoing, for purposes of accruing interest on the class X-CL certificates during each interest accrual period subsequent to the
interest accrual period that ends in                , the total principal
balance of each class of series 2004-C7 principal balance certificates will constitute a single separate component of the total notional amount of the class X-CL certificates, and the applicable class X-CL strip rate with respect to each of those components for each of those interest accrual periods will equal the excess, if any, of (a) the Weighted Average Pool Pass-Through Rate
for the subject interest accrual period, over (b) the pass-through rate in effect during the subject interest accrual period for the class of series
2004-C7 principal balance certificates whose total principal balance makes up that component.

     The calculation of the Weighted Average Pool Pass-Through Rate will be unaffected by any change in the mortgage interest rate for any underlying mortgage loan from what it was on the Issue Date, including in connection with any bankruptcy or insolvency of the related borrower or any modification of that mortgage loan agreed to by the master servicer or the special servicer.

     The class R-I, R-II, R-III and V certificates will not be interest-bearing and, therefore, will not have pass-through rates.

     Payments of Principal. Subject to the Available P&I Funds and the priority of payments described under "--Payments--Priority of Payments" below, the total amount of principal payable with respect to each class of the series 2004-C7 principal balance certificates on each payment date will equal the portion of the Total Principal Payment Amount for that payment date allocable to that class.

     In general, subject to the Available P&I Funds and the priority of payments described under "--Payments--Priority of Payments" below, the total amount of principal to which the holders of the class A-1A, A-1, A-2, A-3, A-4,
A-5 and A-6 certificates will be entitled on each payment date will, in the case of each of those classes, generally equal:

     o   in the case of the class A-1A certificates, an amount (not to exceed the total principal balance of the class A-1A certificates outstanding immediately prior to the subject payment date) equal to the portion of the Total Principal Payment Amount for the subject payment date that is attributable to loan group no. 2;

     o   in the case of the class A-1 certificates, an amount (not to exceed the total principal balance of the class A-1 certificates outstanding immediately prior to the subject payment date) equal to the Total
         Principal Payment Amount for the subject payment date (exclusive of any payments of principal to which the holders of the class A-1A certificates are entitled on the subject payment date as described in the immediately preceding bullet);

                                     S-189

     o   in the case of the class A-2 certificates, an amount (not to exceed the total principal balance of the class A-2 certificates outstanding immediately prior to the subject payment date) equal to the Total
         Principal Payment Amount for the subject payment date (exclusive of any payments of principal to which the holders of the class A-1A and/or A-1 certificates are entitled on the subject payment date as described in the immediately preceding two bullets);

     o   in the case of the class A-3 certificates, an amount (not to exceed the total principal balance of the class A-3 certificates outstanding immediately prior to the subject payment date) equal to the Total
         Principal Payment Amount for the subject payment date (exclusive of any payments of principal to which the holders of the class A-1A, A-1 and/or A-2 certificates are entitled on the subject payment date as described in the immediately preceding three bullets);

     o   in the case of the class A-4 certificates, an amount (not to exceed the total principal balance of the class A-4 certificates outstanding immediately prior to the subject payment date) equal to the Total
         Principal Payment Amount for the subject payment date (exclusive of any payments of principal to which the holders of the class A-1A, A-1, A-2 and/or A-3 certificates are entitled on the subject payment date as described in the immediately preceding four bullets);

     o   in the case of the class A-5 certificates, an amount (not to exceed the total principal balance of the class A-5 certificates outstanding immediately prior to the subject payment date) equal to the Total
         Principal Payment Amount for the subject payment date (exclusive of any payments of principal to which the holders of the class A-1A, A-1, A-2,
         A-3 and/or A-4 certificates are entitled on the subject payment date as described in the immediately preceding five bullets); and

     o   in the case of the class A-6 certificates, an amount (not to exceed the total principal balance of the class A-6 certificates outstanding immediately prior to the subject payment date) equal to the Total
         Principal Payment Amount for the subject payment date (exclusive of any payments of principal to which the holders of the class A-1A, A-1, A-2,
         A-3, A-4 and/or A-5 certificates are entitled on the subject payment date as described in the immediately preceding six bullets).

     In addition, if the total principal balance of the class A-1, A-2, A-3,
A-4, A-5 and A-6 certificates is reduced to zero before the total principal balance of the class A-1A certificates is reduced to zero, then (subject to the
Available P&I Funds and the priority of payments described under "--Payments--
Priority of Payments" below) the holders of the class A-1A certificates, to the extent necessary to reduce the total principal balance of the class A-1A certificates to zero, will be entitled to an additional payment of principal up to the portion of the Total Principal Payment Amount for each payment date attributable to loan group no. 1 (to the extent such portion of the Total
Principal Payment Amount was not otherwise applied, on that payment date, to reduce the total principal balance of class A-1, A-2, A-3, A-4, A-5 and/or A-6 certificates to zero).

     Notwithstanding the foregoing, on each payment date coinciding with or following the Class A Principal Payment Cross-Over Date, and in any event on the final payment date in connection with the termination of the trust, assuming that any two or more of the A-1, A-2, A-3, A-4, A-5, A-6 and A-1A classes are outstanding at that time, payments of principal on the A-1, A-2,
A-3, A-4, A-5, A-6 and/or A-1A classes, as applicable, will be made on a pro rata basis in accordance with the respective total principal balances of those classes then outstanding, generally up to the Total Principal Payment Amount for the subject payment date.

     In general, subject to the Available P&I Funds and the priority of payments described under "--Payments--Priority of Payments" below, the total amount of principal to which the holders of the class B, C, D, E, F, G, H, J,
K, L, M, N, P, Q, S and T certificates will be entitled on each payment date will, in the case of each of those classes, generally equal the lesser of:

     o   the total principal balance of the subject class of series 2004-C7 principal balance certificates outstanding immediately prior to the subject payment date; and

     o   the excess, if any, of (a) the Total Principal Payment Amount for the
         subject payment date, over (b) the total principal balance of all other classes of series 2004-C7 principal balance certificates that, as described under "--Payments--Priority of Payments" below, are senior in right of payment to the subject class of series 2004-C7 principal balance certificates.

     IN NO EVENT WILL THE HOLDERS OF THE CLASS B, C, D, E, F, G, H, J, K, L, M,
N, P, Q, S AND T CERTIFICATES BE ENTITLED TO RECEIVE ANY PAYMENTS OF PRINCIPAL
UNTIL THE TOTAL PRINCIPAL BALANCE OF THE CLASS A-1A, A-1, A-2, A-3, A-4, A-5
AND A-6 CERTIFICATES IS REDUCED TO ZERO. FURTHERMORE, IN NO EVENT WILL THE
HOLDERS OF ANY CLASS OF SERIES 2004-C7 PRINCIPAL BALANCE CERTIFICATES

                                     S-190

(EXCLUSIVE OF THE CLASS A-1A, A-1, A-2, A-3, A-4, A-5 AND A-6 CERTIFICATES) BE
ENTITLED TO RECEIVE ANY PAYMENTS OF PRINCIPAL UNTIL THE TOTAL PRINCIPAL BALANCE
OF ALL OTHER MORE SENIOR CLASSES OF SERIES 2004-C7 PRINCIPAL BALANCE
CERTIFICATES IS REDUCED TO ZERO.

     Notwithstanding the foregoing, on the final payment date in connection with a termination of the trust, subject to the Available P&I Funds for that final payment date and the priority of payments described under
"--Payments--Priority of Payments" below, the holders of each class of series
2004-C7 principal balance certificates will be entitled to payments of principal up to the total principal balance of that class of series 2004-C7 principal balance certificates outstanding immediately prior to that final payment date.

     If the master servicer, the special servicer, the trustee or the fiscal agent reimburses itself out of general collections on the mortgage pool for any advance that it has determined is not recoverable out of collections on the related mortgage loan, then that advance (together with accrued interest thereon) will be deemed, to the fullest extent permitted, to be reimbursed first out of payments and other collections of principal on the underlying mortgage loans otherwise distributable on the series 2004-C7 principal balance certificates (prior to being deemed reimbursed out of payments and other collections of interest on the underlying mortgage loans otherwise distributable on the series 2004-C7 certificates), thereby reducing the payments of principal on the series 2004-C7 principal balance certificates. As a result, the Total Principal Payment Amount for the corresponding payment date would be reduced, to not less than zero, by the amount of any such reimbursement. In addition, if payments and other collections of principal on the mortgage pool are applied to reimburse, or pay interest on, any advance that is determined to be nonrecoverable from collections on the related underlying mortgage loan, as described in the prior sentence, then that advance will be reimbursed, and/or interest thereon will be paid, first out of payments or other collections of principal on the loan group that includes the subject underlying mortgage loan as to which the advance was made, and prior to using payments or other collections of principal on the other loan group.

     If any advance is considered to be nonrecoverable from collections on the related underlying mortgage loan and, therefore, is reimbursed out of payments and other collections of principal with respect to the entire mortgage pool as described in the preceding paragraph, and if there is a subsequent recovery of that item, that subsequent recovery would generally be included as part of the amounts payable as principal with respect to the series 2004-C7 principal balance certificates. In addition, if any advance is determined to be nonrecoverable from collections on the related underlying mortgage loan and, therefore, interest on that advance is paid out of general principal collections on the mortgage pool, and if interest on that advance is subsequently reimbursed to the trust out of Default Interest, late payment charges or any other amounts collected on the underlying mortgage loan as to which that advance was made, then the portion of such Default Interest, late payment charge or other amount that was applied to reimburse the trust for interest on that advance would also generally be included as amounts payable as principal with respect to the series 2004-C7 principal balance certificates.
For purposes of determining the respective portions of the Total Principal
Payment Amount attributable to each loan group, those subsequent recoveries that are to be included as amounts payable as principal with respect to the series 2004-C7 principal balance certificates will be deemed allocated to offset the corresponding prior reductions in amounts attributable to each loan group in reverse order to that set forth in the last sentence of the prior paragraph.

     Reimbursement Amounts. As discussed under "--Reductions of Certificate
Principal Balances in Connection with Realized Losses and Additional Trust Fund
Expenses" below, the total principal balance of any class of series 2004-C7 principal balance certificates may be reduced without a corresponding payment of principal. If that occurs with respect to any class of series 2004-C7 principal balance certificates, then, subject to the Available P&I Funds and the priority of payments described under "--Payments--Priority of Payments"
below, the holders of that class will be entitled to be reimbursed for the amount of that reduction, without interest. References to the "loss reimbursement amount" under "--Payments--Priority of Payments" below mean, in the case of any class of series 2004-C7 principal balance certificates for any payment date, the total amount to which the holders of that class are entitled as reimbursement for all previously unreimbursed reductions, if any, made in the total principal balance of that class on all prior payment dates as discussed under "--Reductions of Certificate Principal Balances in Connection
with Realized Losses and Additional Trust Fund Expenses" below.

     In limited circumstances, if and to the extent the total Stated Principal
Balance of the mortgage pool exceeds the total principal balance of the series
2004-C7 principal balance certificates immediately following the distributions to be made with respect to those certificates on any payment date, the total principal balance of a class of series 2004-C7 principal balance certificates that was previously reduced as described in the preceding paragraph without a corresponding payment of principal, may be reinstated (up to the amount of the prior reduction), with past due interest. Any such reinstatement of principal balance would result in a corresponding reduction in the loss reimbursement amount otherwise payable to the

                                     S-191

holders of the subject class of series 2004-C7 principal balance certificates.
See "--Reductions of Certificate Principal Balances in Connection with Realized
Losses and Additional Trust Fund Expenses" below.

     Priority of Payments. On each payment date, the trustee will apply the
Available P&I Funds for that date for the following purposes and in the following order of priority, in each case to the extent of the remaining
Available P&I Funds:

     (1)  concurrently, (a) from the portion of the Available P&I Funds attributable to loan group no. 2, to pay interest to the holders of the class A-1A certificates up to the total amount of interest payable with respect to such class on the subject payment date, (b) from the portion of the Available P&I Funds attributable to loan group no. 1, to pay interest to the holders of the class A-1, A-2, A-3, A-4, A-5 and A-6 certificates, pro rata in accordance with their respective interest entitlements, up to the total amount of interest payable with respect to each such class on the subject payment date, and (c) from any and all Available P&I Funds, to pay interest to the holders of the class X-CL, X-CP and X-OL certificates, pro rata in accordance with their respective interest entitlements, up to the total amount of interest payable with respect to each such class on the subject payment date; provided, however, that if the Available P&I Funds for the subject payment date, or the applicable portion of those Available
          P&I Funds attributable to either loan group, is insufficient to pay in full the total amount of interest to be distributable with respect to any of those classes as described above, the Available P&I Funds will be allocated among all those classes pro rata in proportion to the respective amounts of interest then payable thereon, without regard to loan group;

     (2)  to pay principal to the holders of the class A-1A certificates, until the total principal balance of the class A-1A certificates has been reduced to zero, in an amount up to the portion of the Total Principal
          Payment Amount for the subject payment date that is attributable to loan group no. 2;

     (3)  to pay principal to the holders of the class A-1, A-2, A-3, A-4, A-5,
          A-6 and A-1A certificates, sequentially in that order, in each case until the total principal balance of the subject class of series
          2004-C7 certificates has been reduced to zero, in an amount up to the
          Total Principal Payment Amount for the subject payment date, exclusive of any payments of principal made with respect to the class A-1A certificates on the subject payment date as described in the immediately preceding clause (2); and

     (4)  to make payments to the holders of the class A-1, A-2, A-3, A-4, A-5,
          A-6 and A-1A certificates, in an amount up to, and on a pro rata basis in accordance with, the respective loss reimbursement amounts with respect to those classes for the subject payment date;

provided that, on each payment date coinciding with or following the Class A
Principal Payment Cross-Over Date, and in any event on the final payment date, assuming any two or more of the A-1, A-2, A-3, A-4, A-5, A-6 and A-1A classes are outstanding at that time, the allocations and order of principal payments described in clauses (2) and (3) above will be ignored and payments of principal on the A-1, A-2, A-3, A-4, A-5, A-6 and/or A-1A classes will be made on a pro rata basis in accordance with the respective total principal balances of those classes then outstanding, up to the Total Principal Payment Amount for the subject payment date or, in the case of the final payment date, up to the then remaining total principal balance of those classes.

     On each payment date, following the payments to be made with respect to the class A-1, A-2, A-3, A-4, A-5, A-6, A-1A, X-CL, X-CP and X-OL certificates as described above, the trustee will apply any remaining Available P&I Funds for that date to make the following payments in the following order of priority, in each case to the extent of the remaining Available P&I Funds:

     (1)  payments to the holders of the class B certificates--

          first, in respect of interest, up to the total amount of interest payable with respect to the class B certificates on the subject payment date,

          second, in respect of principal, until the total principal balance of the class B certificates is reduced to zero, up to an amount equal to the excess, if any, of the Total Principal Payment Amount for the
          subject payment date, over the total principal balance of the class
          A-1, A-2, A-3, A-4, A-5, A-6 and A-1A certificates outstanding immediately prior to the subject payment date, and

          third, as a reimbursement, up to the then loss reimbursement amount for the class B certificates;

     (2)  payments to the holders of the class C certificates--

          first, in respect of interest, up to the total amount of interest payable with respect to the class C certificates on the subject payment date,

                                     S-192

          second, in respect of principal, until the total principal balance of the class C certificates is reduced to zero, up to an amount equal to the excess, if any, of the Total Principal Payment Amount for the
          subject payment date, over the total principal balance of the class
          A-1, A-2, A-3, A-4, A-5, A-6, A-1A and B certificates outstanding immediately prior to the subject payment date, and

          third, as a reimbursement, up to the then loss reimbursement amount for the class C certificates;

     (3)  payments to the holders of the class D certificates--

          first, in respect of interest, up to the total amount of interest payable with respect to the class D certificates on the subject payment date,

          second, in respect of principal, until the total principal balance of the class D certificates is reduced to zero, up to an amount equal to the excess, if any, of the Total Principal Payment Amount for the
          subject payment date, over the total principal balance of the class
          A-1, A-2, A-3, A-4, A-5, A-6, A-1A, B and C certificates outstanding immediately prior to the subject payment date, and

          third, as a reimbursement, up to the then loss reimbursement amount for the class D certificates;

     (4)  payments to the holders of the class E certificates--

          first, in respect of interest, up to the total amount of interest payable with respect to the class E certificates on the subject payment date,

          second, in respect of principal, until the total principal balance of the class E certificates is reduced to zero, up to an amount equal to the excess, if any, of the Total Principal Payment Amount for the
          subject payment date, over the total principal balance of the class
          A-1, A-2, A-3, A-4, A-5, A-6, A-1A, B, C and D certificates outstanding immediately prior to the subject payment date, and third, as a reimbursement, up to the then loss reimbursement amount for the class E certificates;

     (5)  payments to the holders of the class F certificates--

          first, in respect of interest, up to the total amount of interest payable with respect to the class F certificates on the subject payment date,

          second, in respect of principal, until the total principal balance of the class F certificates is reduced to zero, up to an amount equal to the excess, if any, of the Total Principal Payment Amount for the
          subject payment date, over the total principal balance of the class
          A-1, A-2, A-3, A-4, A-5, A-6, A-1A, B, C, D and E certificates outstanding immediately prior to the subject payment date, and third, as a reimbursement, up to the then loss reimbursement amount for the class F certificates;

     (6)  payments to the holders of the class G certificates--

          first, in respect of interest, up to the total amount of interest payable with respect to the class G certificates on the subject payment date,

          second, in respect of principal, until the total principal balance of the class G certificates is reduced to zero, up to an amount equal to the excess, if any, of the Total Principal Payment Amount for the
          subject payment date, over the total principal balance of the class
          A-1, A-2, A-3, A-4, A-5, A-6, A-1A, B, C, D, E and F certificates outstanding immediately prior to the subject payment date, and third, as a reimbursement, up to the then loss reimbursement amount for the class G certificates;

     (7)  payments to the holders of the class H certificates--

          first, in respect of interest, up to the total amount of interest payable with respect to the class H certificates on the subject payment date,

          second, in respect of principal, until the total principal balance of the class H certificates is reduced to zero, up to an amount equal to the excess, if any, of the Total Principal Payment Amount for the
          subject payment date, over the total principal balance of the class
          A-1, A-2, A-3, A-4, A-5, A-6, A-1A, B, C, D, E, F and G certificates outstanding immediately prior to the subject payment date, and third, as a reimbursement, up to the then loss reimbursement amount for the class H certificates;

                                     S-193

     (8)  payments to the holders of the class J certificates--

          first, in respect of interest, up to the total amount of interest payable with respect to the class J certificates on the subject payment date,

          second, in respect of principal, until the total principal balance of the class J certificates is reduced to zero, up to an amount equal to the excess, if any, of the Total Principal Payment Amount for the
          subject payment date, over the total principal balance of the class
          A-1, A-2, A-3, A-4, A-5, A-6, A-1A, B, C, D, E, F, G and H
          certificates outstanding immediately prior to the subject payment date, and

          third, as a reimbursement, up to the then loss reimbursement amount for the class J certificates;

     (9)  payments to the holders of the class K certificates--

          first, in respect of interest, up to the total amount of interest payable with respect to the class K certificates on the subject payment date,

          second, in respect of principal, until the total principal balance of the class K certificates is reduced to zero, up to an amount equal to the excess, if any, of the Total Principal Payment Amount for the
          subject payment date, over the total principal balance of the class
          A-1, A-2, A-3, A-4, A-5, A-6, A-1A, B, C, D, E, F, G, H and J
          certificates outstanding immediately prior to the subject payment date, and

          third, as a reimbursement, up to the then loss reimbursement amount for the class K certificates;

     (10) payments to the holders of the class L certificates--

          first, in respect of interest, up to the total amount of interest payable with respect to the class L certificates on the subject payment date,

          second, in respect of principal, until the total principal balance of the class L certificates is reduced to zero, up to an amount equal to the excess, if any, of the Total Principal Payment Amount for the
          subject payment date, over the total principal balance of the class
          A-1, A-2, A-3, A-4, A-5, A-6, A-1A, B, C, D, E, F, G, H, J and K
          certificates outstanding immediately prior to the subject payment date, and

          third, as a reimbursement, up to the then loss reimbursement amount for the class L certificates;

     (11) payments to the holders of the class M certificates--

          first, in respect of interest, up to the total amount of interest payable with respect to the class M certificates on the subject payment date,

          second, in respect of principal, until the total principal balance of the class M certificates is reduced to zero, up to an amount equal to the excess, if any, of the Total Principal Payment Amount for the
          subject payment date, over the total principal balance of the class
          A-1, A-2, A-3, A-4, A-5, A-6, A-1A, B, C, D, E, F, G, H, J, K and L
          certificates outstanding immediately prior to the subject payment date, and

          third, as a reimbursement, up to the then loss reimbursement amount for the class M certificates;

     (12) payments to the holders of the class N certificates--

          first, in respect of interest, up to the total amount of interest payable with respect to the class N certificates on the subject payment date,

          second, in respect of principal, until the total principal balance of the class N certificates is reduced to zero, up to an amount equal to the excess, if any, of the Total Principal Payment Amount for the
          subject payment date, over the total principal balance of the class
          A-1, A-2, A-3, A-4, A-5, A-6, A-1A, B, C, D, E, F, G, H, J, K, L and M
          certificates outstanding immediately prior to the subject payment date, and

          third, as a reimbursement, up to the then loss reimbursement amount for the class N certificates;

     (13) payments to the holders of the class P certificates--

          first, in respect of interest, up to the total amount of interest payable with respect to the class P certificates on the subject payment date,

          second, in respect of principal, until the total principal balance of the class P certificates is reduced to zero, up to an amount equal to the excess, if any, of the Total Principal Payment Amount for the
          subject payment date, over

                                     S-194

          the total principal balance of the class A-1, A-2, A-3, A-4, A-5, A-6,
          A-1A, B, C, D, E, F, G, H, J, K, L, M and N certificates outstanding immediately prior to the subject payment date, and

          third, as a reimbursement, up to the then loss reimbursement amount for the class P certificates;

     (14) payments to the holders of the class Q certificates--

          first, in respect of interest, up to the total amount of interest payable with respect to the class Q certificates on the subject payment date,

          second, in respect of principal, until the total principal balance of the class Q certificates is reduced to zero, up to an amount equal to the excess, if any, of the Total Principal Payment Amount for the
          subject payment date, over the total principal balance of the class
          A-1, A-2, A-3, A-4, A-5, A-6, A-1A, B, C, D, E, F, G, H, J, K, L, M, N
          and P certificates outstanding immediately prior to the subject payment date, and

          third, as a reimbursement, up to the then loss reimbursement amount for the class Q certificates;

     (15) payments to the holders of the class S certificates--

          first, in respect of interest, up to the total amount of interest payable with respect to the class S certificates on the subject payment date,

          second, in respect of principal, until the total principal balance of the class S certificates is reduced to zero, up to an amount equal to the excess, if any, of the Total Principal Payment Amount for the
          subject payment date, over the total principal balance of the class
          A-1, A-2, A-3, A-4, A-5, A-6, A-1A, B, C, D, E, F, G, H, J, K, L, M,
          N, P and Q certificates outstanding immediately prior to the subject payment date, and

          third, as a reimbursement, up to the then loss reimbursement amount for the class S certificates;

     (16) payments to the holders of the class T certificates--

          first, in respect of interest, up to the total amount of interest payable with respect to the class T certificates on the subject payment date,

          second, in respect of principal, until the total principal balance of the class T certificates is reduced to zero, up to an amount equal to the excess, if any, of the Total Principal Payment Amount for the
          subject payment date, over the total principal balance of the class
          A-1, A-2, A-3, A-4, A-5, A-6, A-1A, B, C, D, E, F, G, H, J, K, L, M,
          N, P, Q and S certificates outstanding immediately prior to the subject payment date, and

          third, as a reimbursement, up to the then loss reimbursement amount for the class T certificates; and

     (17) payments to the holders of the class R-I, R-II and R-III certificates, up to the amount of any remaining Available P&I Funds.

     Payments of Prepayment Premiums and Yield Maintenance Charges. If any
prepayment consideration is collected during any particular collection period with respect to any mortgage loan in the trust, regardless of whether that prepayment consideration is calculated as a percentage of the amount prepaid or in accordance with a yield maintenance formula, then on the payment date corresponding to that collection period, the trustee will pay a portion of that prepayment consideration to the holders of any class A-1, A-2, A-3, A-4, A-5,
A-6, A-1A, B, C, D, E, F, G, H, J or K certificates that are then entitled to payments of principal from the loan group (i.e., loan group no. 1 or loan group
no. 2) that includes the prepaid mortgage loan, up to an amount equal to, in the case of any particular class of those certificates, the product of--

     o   the amount of that prepayment consideration, net of workout fees and/or liquidation fees payable from it, multiplied by

     o   a fraction, which in no event may be greater than 1.0 or less than 0.0, the numerator of which is equal to the excess, if any, of the pass-through rate for that class of series 2004-C7 certificates over the relevant Discount Rate, and the denominator of which is equal to the excess, if any, of the mortgage interest rate of the prepaid mortgage loan over the relevant Discount Rate, and further multiplied by

     o   a fraction, the numerator of which is equal to the amount of principal payable to the holders of that class of series 2004-C7 certificates on that payment date with respect to the loan group that includes the prepaid mortgage loan, and the denominator of which is the portion of the Total Principal Payment Amount for that payment date attributable to the loan group that includes the prepaid mortgage loan.

                                     S-195

     The trustee will thereafter pay any remaining portion of that prepayment consideration, net of workout fees and/or liquidation fees payable from it--

     o   to the holders of the class X-CL certificates, if the prepayment consideration is received with respect to any underlying mortgage loan other than the One Lincoln Street Mortgage Loan; and

     o   to the holders of the class X-OL certificates, if the prepayment consideration is received with respect to the One Lincoln Street
         Mortgage Loan.

     For purposes of the foregoing, to the extent that amounts available to make payments of principal on any class of series 2004-C7 principal balance certificates on any payment date consist of a combination of principal amounts allocable to loan group no. 1 and principal amounts allocable to loan group no.
2, the trustee will assume that payments of principal on that class of series
2004-C7 principal balance certificates on that payment date are made from amounts allocable to each loan group, on a pro rata basis in accordance with the respective amounts allocable to each loan group that were available for payment on that class.

     Neither we nor the underwriters make any representation as to--

     o   the enforceability of the provision of any promissory note evidencing one of the mortgage loans requiring the payment of a prepayment premium or yield maintenance charge, or

     o   the collectability of any prepayment premium or yield maintenance charge.

     See "Description of the Mortgage Pool--Terms and Conditions of the
Underlying Mortgage Loans--Prepayment Provisions" in this prospectus supplement.

     Payments of Post-ARD Additional Interest. The holders of the class V certificates will be entitled to all amounts, if any, applied as Post-ARD
Additional Interest collected on the ARD Loans in the trust.

TREATMENT OF REO PROPERTIES

     Notwithstanding that any mortgaged real property securing an underlying mortgage loan may become an REO Property through foreclosure, deed in lieu of foreclosure or otherwise, the related mortgage loan(s) will be treated as having remained outstanding, until the REO Property is liquidated, for purposes of determining--

     o   payments on the series 2004-C7 certificates,

     o   allocations of Realized Losses and Additional Trust Fund Expenses to
         the series 2004-C7 certificates, and

     o   the amount of all fees payable to the master servicer, the special servicer and the trustee under the series 2004-C7 pooling and servicing agreement.

     In connection with the foregoing, the related underlying mortgage loan will be taken into account when determining the Weighted Average Pool
Pass-Through Rate and the Total Principal Payment Amount for each payment date.

     Operating revenues and other proceeds derived from an REO Property administered under the series 2004-C7 pooling and servicing agreement will be applied--

     o   first, to pay, or to reimburse the master servicer, the special servicer, the trustee and/or the fiscal agent for the payment of, some of the costs and expenses incurred in connection with the operation and disposition of the REO Property, and

     o   thereafter, as collections of principal, interest and other amounts due on the related mortgage loan(s).

     To the extent described under "--Advances of Delinquent Monthly Debt
Service Payments" below, the master servicer, the trustee and the fiscal agent will be required to advance delinquent monthly debt service payments with respect to each underlying mortgage loan as to which the corresponding mortgaged real property has become an REO Property, in all cases as if the mortgage loan had remained outstanding; provided that with respect to the One
Lincoln Street Mortgage Loan, such advances will primarily be made by the series 2004-C3 master servicer, as described under "Servicing of the One
Lincoln Street Loan Pair--Advances" in this prospectus supplement.

REDUCTIONS OF CERTIFICATE PRINCIPAL BALANCES IN CONNECTION WITH REALIZED LOSSES
AND ADDITIONAL TRUST FUND EXPENSES

     As a result of Realized Losses and Additional Trust Fund Expenses, the
total Stated Principal Balance of the mortgage pool may decline below the total principal balance of the series 2004-C7 principal balance certificates. If this occurs following

                                     S-196

the payments made to the series 2004-C7 certificateholders on any payment date, then the respective total principal balances of the following classes of the series 2004-C7 principal balance certificates are to be successively reduced in the following order, until the total principal balance of those classes of certificates equals the total Stated Principal Balance of the mortgage pool that will be outstanding immediately following that payment date.

              ORDER OF ALLOCATION                   CLASS
              -------------------                   -----
                       1st                            T
                       2nd                            S
                       3rd                            Q
                       4th                            P
                       5th                            N
                       6th                            M
                       7th                            L
                       8th                            K
                       9th                            J
                       10th                           H
                       11th                           G
                       12th                           F
                       13th                           E
                       14th                           D
                       15th                           C
                       16th                           B
                       17th                  A-1, A-2, A-3, A-4,
                                              A-5, A-6 and A-1A,
                                           pro rata based on total
                                        outstanding principal balances

     The reductions in the total principal balances of the respective classes of series 2004-C7 principal balance certificates, as described above, will represent an allocation of the Realized Losses and/or Additional Trust Fund
Expenses that caused the particular mismatch in principal balances between the underlying mortgage loans and those classes of series 2004-C7 certificates.

     The Realized Loss with respect to a liquidated mortgage loan, or related
REO Property, will generally equal the excess, if any, of:

     o   the outstanding principal balance of the mortgage loan as of the date of liquidation, together with all accrued and unpaid interest on the mortgage loan to but not including the due date in the collection period in which the liquidation occurred (exclusive, however, of any portion of that interest that represents Default Interest or Post-ARD
         Additional Interest), over

     o   the total amount of Liquidation Proceeds, if any, recovered in connection with the subject liquidation that are available to pay principal of, and interest (other than Default Interest and/or Post-ARD
         Additional Interest) on, that mortgage loan.

     If any portion of the debt due under a mortgage loan is forgiven, whether in connection with a modification, waiver or amendment granted or agreed to by the master servicer or the special servicer or in connection with the bankruptcy, insolvency or similar proceeding involving the related borrower, the amount forgiven (other than Default Interest and Post-ARD Additional
Interest) also will be treated as a Realized Loss.

     Realized Losses will include advances that are determined to be non-recoverable from collections on the related underlying mortgage loan and are therefore recovered out of general collections on the Mortgage Pool.

     Additional Trust Fund Expenses may include:

     o   any special servicing fees, workout fees and liquidation fees paid to the special servicer;

     o   any interest paid to the master servicer, the special servicer, the trustee and/or the fiscal agent with respect to unreimbursed advances, which interest payment, in any particular case, is not covered out of late payment charges and Default Interest actually collected on the related underlying mortgage loan;

                                     S-197

     o   the cost of various opinions of counsel required or permitted to be obtained in connection with the servicing of the underlying mortgage loans and the administration of the other trust assets that, in any particular case, is not paid for by the related borrower or covered out of late payment charges and Default Interest actually collected on the related underlying mortgage loan;

     o   any unanticipated, non-mortgage loan specific expense of the trust, including--

         1.  any reimbursements and indemnifications to the trustee, the fiscal agent and various related persons described under "Description of the Governing Documents--Matters Regarding the Trustee" in the
             accompanying prospectus, the fiscal agent having the same rights to indemnity and reimbursement as described with respect to the trustee,

         2.  any reimbursements and indemnification to the master servicer, the special servicer and us and various related persons described under
             "Description of the Governing Documents--Matters Regarding the
             Master Servicer, the Special Servicer, the Manager and Us" in the
             accompanying prospectus, and

         3.  any federal, state and local taxes, and tax-related expenses, payable out of the trust assets, as described under "Federal Income
             Tax Consequences--REMICs--Prohibited Transactions Tax and Other
             Taxes" in the accompanying prospectus;

     o   rating agency fees, other than on-going surveillance fees, that, in any particular case, cannot be recovered from the related borrower and are not otherwise covered out of late payment charges and Default Interest actually collected on the related underlying mortgage loan; and

     o   any amounts expended on behalf of the trust to remediate an adverse environmental condition at any mortgaged real property securing a defaulted mortgage loan as described under "Servicing Under the Series
         2004-C7 Pooling and Servicing Agreement--Realization Upon Defaulted
         Mortgage Loans" in this prospectus supplement and that are not paid for by the related borrower or covered out of late payment charges and
         Default Interest actually collected on the related underlying mortgage loan.

     Any expenses under the governing servicing agreement for an Outside
Serviced Loan Combination that are similar to Additional Trust Fund Expenses and that relate to such Outside Serviced Loan Combination are to be paid out of collections on that Loan Combination and could adversely affect amounts available for payments on the series 2004-C7 certificates.

     The Total Principal Payment Amount may from time to time include Recovered
Amounts. In such circumstances, it is possible that the total Stated Principal
Balance of the mortgage pool may exceed the total principal balance of the series 2004-C7 principal balance certificates. If and to the extent that any such excess exists as a result of the payment of Recovered Amounts as principal on the series 2004-C7 principal balance certificates, the total principal balances of one or more classes of series 2004-C7 principal balance certificates that had previously been reduced as described above in this
"--Reductions of Certificate Principal Balances in Connection with Realized
Losses and Additional Trust Fund Expenses" section may be increased (in each case, up to the amount of any such prior reduction). Any such increases would be made among the respective classes of series 2004-C7 principal balance certificates in the reverse order that such reductions had been made (i.e., such increases would be made first with respect to the most senior class of series 2004-C7 principal balance certificates with a loss reimbursement amount and thereafter in descending order of seniority); provided that such increases may not result in the total principal balance of the series 2004-C7 principal balance certificates being in excess of the Stated Principal Balance of the mortgage pool. Any such increases will also be accompanied by a reinstatement of the past due interest that would otherwise have accrued if the reinstated
principal amounts had never been written off.

ADVANCES OF DELINQUENT MONTHLY DEBT SERVICE PAYMENTS

     The master servicer will be required to make, for each payment date, a total amount of advances of principal and/or interest generally equal to all monthly and assumed monthly debt service payments, in each case net of related master servicing fees and workout fees (and, in the case of each Outside
Serviced Mortgage Loan, further net of any comparable fees payable pursuant to the governing servicing agreement for that mortgage loan), that--

     o   were due or deemed due, as the case may be, with respect to the underlying mortgage loans during the related collection period, and

     o   were not paid by or on behalf of the respective borrowers or otherwise collected as of the close of business on the last day of the related collection period (and, in the case of the One Lincoln Street Mortgage
         Loan, were not advanced on a timely basis by the master servicer under the series 2004-C3 trust and servicing agreement).

                                     S-198

     The One Lincoln Street Mortgage Loan is not being serviced under the series 2004-C7 pooling and servicing agreement, and advances of delinquent debt service payments for the One Lincoln Street Mortgage Loan will be made by the master servicer for the Series 2004-C3 Securitization, as described under
"Servicing of the One Lincoln Street Loan Pair--Advances" in this prospectus supplement. The master servicer under the series 2004-C7 pooling and servicing agreement will be required, however, to make any advance of a delinquent monthly debt service payment with respect to the One Lincoln Street Mortgage
Loan that the master servicer under the series 2004-C3 trust and servicing agreement is required but fails to make, unless either of those master servicers has determined that such advance would not be recoverable from collections on the One Lincoln Street Loan Pair.

     Although the World Apparel Center Mortgage Loan is not being serviced under the series 2004-C7 pooling and servicing agreement, advances of delinquent monthly debt service payments with respect to World Apparel Center
Mortgage Loan are being made by the master servicer pursuant to the series
2004-C7 pooling and servicing and not by any party to the series 2004-LN2 pooling and servicing agreement. Further, the parties to each applicable pooling and servicing agreement for each mortgage loan included in the World
Apparel Center Loan Group are required to make independent determinations with respect to the recoverability of P&I advances on their respective World Apparel
Center mortgage loans out of related collections.

     Notwithstanding the foregoing, if it is determined that an Appraisal
Reduction Amount exists with respect to any mortgage loan in the trust (or, with respect to an Outside Serviced Trust Mortgage Loan, if the master servicer has received notice from a servicer under the governing servicing agreement of the existence of an Appraisal Reduction Amount with respect thereto), then the master servicer will reduce the interest portion (but not the principal portion) of each P&I advance, if any, that it must make with respect to that mortgage loan during the period that the Appraisal Reduction Amount exists. The interest portion of any P&I advance required to be made with respect to any such mortgage loan as to which there exists an Appraisal Reduction Amount, will equal the product of:

     o   the amount of the interest portion of that P&I advance that would otherwise be required to be made for the subject payment date without regard to this sentence and the prior sentence, multiplied by

     o   a fraction, the numerator of which is equal to the Stated Principal
         Balance of the mortgage loan, net of the Appraisal Reduction Amount
         (or, if applicable, the relevant portion thereof allocable to the mortgage loan) and the denominator of which is equal to the Stated
         Principal Balance of the mortgage loan.

     Any Appraisal Reduction Amounts with respect to the One Lincoln Street
Loan Pair will be determined based upon appraisals obtained in accordance with the series 2004-C3 trust and servicing agreement and will affect the amount of any advances of delinquent interest required to be made on the One Lincoln
Street Mortgage Loan by the series 2004-C3 master servicer, as described under
"Servicing of the One Lincoln Street Loan Pair--Advances" and "--Appraisal
Trigger Event/Appraisal Reduction Amount Under the Series 2004-C3 Trust and
Servicing Agreement" in this prospectus supplement in addition to the amount of any backup advances of delinquent interest required to be made on the One
Lincoln Street Mortgage Loan by the master servicer under the 2004-C7 pooling and servicing agreement. Any Appraisal Reduction Amounts with respect to the
World Apparel Center Loan Group will be determined based upon appraisals obtained in accordance with the series 2004-LN2 pooling and servicing agreement, as described under "Servicing of the World Apparel Center Loan
Group--Appraisal Trigger Event/Appraisal Reduction Amount Under the Series
2004-LN2 Pooling and Servicing Agreement" in this prospectus supplement, and will affect the amount of any advances of delinquent interest required to be made on the World Apparel Center Mortgage Loan by the master servicer.

     In the case of any underlying mortgage loan that is part of a Serviced
Loan Combination, any reduction in the interest portion of P&I advances to be made with respect to that underlying mortgage loan, as contemplated by the prior paragraph, will be based on that portion of any Appraisal Reduction
Amount with respect to the subject Serviced Loan Combination that is allocable to that underlying mortgage loan. Each Serviced Loan Combination will be treated as a single underlying mortgage loan for purposes of calculating an
Appraisal Reduction Amount. Any Appraisal Reduction Amount with respect to the
International Residences Loan Pair, a Kimco Portfolio Loan Pair or the Post Oak
Apartments Loan Pair will be allocated first to the related Non-Trust Loan, up to the outstanding principal balance thereof, and then to the related mortgage loan in the trust. Any Appraisal Reduction Amount with respect to the World
Apparel Center Loan Group will be calculated in accordance with the series
2004-LN2 pooling and servicing agreement and will be allocated to the World
Apparel Center Mortgage Loan and the World Apparel Center Non-Trust Loans, on a
pro rata basis by balance. Any Appraisal Reduction Amount with respect to the
One Lincoln Street Loan Pair will be calculated in accordance with the series
2004-C3 trust and servicing agreement and will be allocated first to the One
Lincoln Street Non-Trust Loan Subordinate Components, up to the outstanding principal balance thereof, together with all accrued and unpaid interest

                                     S-199

(other than Default Interest) thereon, and then to the One Lincoln Street
Mortgage Loan and the One Lincoln Street Non-Trust Loan Pari Passu Component,
on a pro rata basis by balance.

     With respect to any payment date, the master servicer will be required to make P&I advances either out of its own funds or, subject to replacement as and to the extent provided in the series 2004-C7 pooling and servicing agreement, funds held in the master servicer's custodial account that are not required to be paid on the series 2004-C7 certificates on that payment date.

     The trustee will be required to make any P&I advance that the master servicer is required, but fails, to make, including with respect to the Outside
Serviced Trust Mortgage Loans. If the trustee fails to make a required P&I advance, then the fiscal agent will be required to make the advance. If the fiscal agent makes a P&I advance on behalf of the trustee, the trustee will not be in default. See "--The Trustee" and "--The Fiscal Agent" below. None of the master servicer, the trustee or the fiscal agent will be required to make any
P&I advance with respect to any of the Non-Trust Loans.

     The master servicer, the trustee and the fiscal agent will each be entitled to recover any P&I advance made by it out of its own funds from collections on the underlying mortgage loan as to which the advance was made.
None of the master servicer, the trustee or the fiscal agent will be obligated to make any P&I advance for any underlying mortgage loan (including specially serviced mortgage loans and mortgage loans as to which the related mortgaged real property has become an REO Property) that, in its judgment (or in the judgment of the special servicer for specially serviced mortgage loans and mortgage loans as to which the related mortgaged real property has become an
REO Property), would not ultimately be recoverable out of collections on the related underlying mortgage loan. If the master servicer, the trustee or the fiscal agent makes any P&I advance that it subsequently determines will not be recoverable out of collections on the related underlying mortgage loan, it may obtain reimbursement for that advance, together with interest accrued on the advance as described in the third succeeding paragraph, out of general collections on the mortgage loans and any REO Properties in the trust on deposit in the master servicer's custodial account from time to time. The master servicer will be entitled to rely on the special servicer's determination and the trustee and the fiscal agent will be entitled to rely on the master servicer's and/or the special servicer's determination that an advance, if made, would not be ultimately recoverable from collections on the related underlying mortgage loan. See "Description of the
Certificates--Advances" in the accompanying prospectus and "Servicing Under the
Series 2004-C7 Pooling and Servicing Agreement--Custodial Account" in this prospectus supplement. For a discussion of similar provisions with regard to
P&I advances on the One Lincoln Street Mortgage Loan, see "Servicing of the One
Lincoln Street Loan Pair--Advances" in this prospectus supplement.

     If the master servicer, the trustee or the fiscal agent reimburses itself out of general collections on the mortgage pool for any P&I advance that has been determined not to be recoverable out of collections on the related underlying mortgage loan, then that advance (together with accrued interest thereon) will be deemed, to the fullest extent permitted, to be reimbursed first out of payments and other collections of principal on the underlying mortgage loans otherwise distributable on the series 2004-C7 principal balance certificates (prior to being deemed reimbursed out of payments and other collections of interest on the underlying mortgage loans otherwise distributable on the series 2004-C7 certificates), thereby reducing the payments of principal on the series 2004-C7 principal balance certificates. In addition, if payments and other collections of principal on the mortgage pool are applied to reimburse, or pay interest on, any advance that is determined to be nonrecoverable from collections on the related underlying mortgage loan, as described in the prior sentence, then that advance will be reimbursed, and/or interest thereon will be paid, first out of payments or other collections of principal on the loan group that includes the subject underlying mortgage loan as to which the advance was made, and prior to using payments or other collections of principal on the other loan group.

     Notwithstanding the foregoing, upon a determination that a previously made
P&I advance is not recoverable out of collections on the related underlying mortgage loan, instead of obtaining reimbursement out of general collections on the mortgage pool immediately, any of the master servicer, the trustee or the fiscal agent, as applicable, may, in its sole discretion, elect to obtain reimbursement for such non-recoverable P&I advance over a period of time (not to exceed 12 months without the consent of the series 2004-C7 controlling class representative), with interest thereon at the prime rate described in the following paragraph. At any time after such a determination to obtain reimbursement over time in accordance with the preceding sentence, the master servicer, the trustee or the fiscal agent, as applicable, may, in its sole discretion, decide to obtain reimbursement out of general collections on the mortgage pool immediately. The fact that a decision to recover a non-recoverable P&I advance over time, or not to do so, benefits some classes of series 2004-C7 certificateholders to the detriment of other classes of series 2004-C7 certificateholders will not constitute a violation of the
Servicing Standard or a breach of the terms of the series 2004-C7 pooling and servicing agreement by any party thereto, or a violation of any fiduciary duty owed by any party thereto to the series 2004-C7 certificateholders.

                                     S-200

     The master servicer, the trustee and the fiscal agent will each be entitled to receive interest on P&I advances made thereby out of its own funds.
Subject to the following sentence, that interest will commence accruing upon the date the applicable advance was made and will continue to accrue on the amount of each P&I advance, and compound annually, for so long as that advance is outstanding at an annual rate equal to the prime rate as published in the
"Money Rates" section of The Wall Street Journal, as that prime rate may change from time to time. With respect to any underlying mortgage loan that provides for a grace period for monthly debt service payments that extends beyond the payment date for the series 2004-C7 certificates, then, until the expiration of the applicable grace period, the interest accrued on any P&I advance made with respect to any such mortgage loan will be limited to the amount of Default
Interest and/or late payment charges, if any, collected in connection with the late payment with respect to which such P&I advance was made.

     Interest accrued with respect to any P&I advance made with respect to any underlying mortgage loan will be payable--

     o   first, out of any Default Interest and late payment charges collected by the trust on that mortgage loan during the collection period in which that advance is reimbursed, and

     o   then, after or at the same time that advance is reimbursed, but only if and to the extent that the Default Interest and late payment charges referred to in the prior bullet are insufficient to cover the advance interest, out of any other amounts then on deposit in the master servicer's custodial account.

     Any delay between a sub-servicer's receipt of a late collection of a monthly debt service payment as to which a P&I advance was made and the forwarding of that late collection to the master servicer, will increase the amount of interest accrued and payable to the master servicer, the trustee or the fiscal agent, as the case may be, on that P&I advance. To the extent not offset by Default Interest and/or late payment charges accrued and actually collected on the related underlying mortgage loan, interest accrued on any outstanding P&I advance will result in a reduction in amounts payable on one or more classes of the series 2004-C7 certificates.

     A monthly debt service payment will be assumed to be due with respect to:

     o   each underlying mortgage loan that is delinquent with respect to its balloon payment beyond the end of the collection period in which its maturity date occurs and as to which no arrangements have been agreed to for the collection of the delinquent amounts, including an extension of maturity; and

     o   each underlying mortgage loan as to which the corresponding mortgaged real property has become an REO Property.

     The assumed monthly debt service payment deemed due on any mortgage loan described in the prior sentence that is delinquent as to its balloon payment, will equal, for its stated maturity date and for each successive due date that it remains outstanding and part of the trust, the monthly debt service payment that would have been due on the mortgage loan on the relevant date if the related balloon payment had not come due and the mortgage loan had, instead, continued to amortize and accrue interest according to its terms in effect prior to that stated maturity date. The assumed monthly debt service payment deemed due on any mortgage loan described in the second preceding sentence as to which the related mortgaged real property has become an REO Property, will generally equal, for each due date that the REO Property remains part of the trust, the monthly debt service payment or, in the case of a mortgage loan delinquent with respect to its balloon payment, the assumed monthly debt service payment due or deemed due on the last due date prior to the acquisition of that REO Property. Assumed monthly debt service payments for ARD Loans do not include Post-ARD Additional Interest or accelerated amortization payments.

REPORTS TO CERTIFICATEHOLDERS; AVAILABLE INFORMATION

     Certificateholder Reports. Based solely on information provided in monthly reports prepared by the master servicer and the special servicer and delivered to the trustee, the trustee will be required to make available, as and under the circumstances described under "--Information Available Electronically"
below, on each payment date, to each registered holder of an offered certificate and, upon request, to each beneficial owner of an offered certificate held in book-entry form that is identified to the reasonable satisfaction of the trustee:

     o   A payment date statement containing substantially the information contained in Annex D to this prospectus supplement.

     o   A CMSA bond level file, together with a CMSA collateral summary file setting forth information with respect to the underlying mortgage loans and the corresponding mortgaged real properties, respectively.

                                     S-201

     o   A mortgage pool data update report, which is to contain substantially the categories of information regarding the underlying mortgage loans set forth on Annexes A-1 through A-4 to this prospectus supplement, with that information to be presented in tabular format substantially similar to the format utilized on those annexes. The mortgage pool data update report may be included as part of the payment date statement.

     The master servicer or the special servicer, as specified in the series
2004-C7 pooling and servicing agreement, is required to deliver to the trustee
(or, in the case of the special servicer, to the master servicer for delivery, directly or as part of other reports, to the trustee) monthly, and the trustee is required to make available, as and under the circumstances described below under "--Information Available Electronically," a copy of each of the following reports with respect to the underlying mortgage loans (except as provided in the fourth succeeding paragraph below with respect to each of the One Lincoln
Street Mortgage Loan and the World Apparel Center Mortgage Loan) and the
corresponding mortgaged real properties:

     o   a CMSA delinquent loan status report;

     o   a CMSA historical loan modification and corrected mortgage loan report;

     o   a CMSA historical liquidation report;

     o   a CMSA REO status report;

     o   a CMSA servicer watch list;

     o   a loan payoff notification report;

     o   a CMSA comparative financial status report;

     o   a CMSA loan level reserve/LOC report;

     o   a CMSA loan periodic update file;

     o   a CMSA property file; and

     o   a CMSA financial file.

     In addition, upon the request of any holder or, to the extent identified to the reasonable satisfaction of the trustee, beneficial owner of an offered certificate, the trustee will be required to request from the master servicer, and, upon receipt, make available to the requesting party, during normal business hours at the offices of the trustee, copies of the following reports required to be prepared and maintained by the master servicer and/or the special servicer:

     o   with respect to any mortgaged real property or REO Property, a CMSA operating statement analysis report; and

     o   with respect to any mortgaged real property or REO Property, a CMSA NOI adjustment worksheet.

     The reports identified in the preceding three paragraphs as CMSA reports will be in the forms prescribed in the standard Commercial Mortgage Securities
Association investor reporting package. Forms of these reports are available at the CMSA's internet website, located at www.cmbs.org.

     Recipients of the reports described above in this "--Reports to
Certificateholders; Available Information" section will be deemed to have agreed to keep the information therein confidential in accordance with applicable securities laws.

     With respect to each of the Outside Serviced Trust Mortgage Loans, the reports required to be delivered to the holder of such mortgage loans by the series 2004-C3 master servicer or the series 2004-LN2 master servicer, as applicable, pursuant to the governing servicing agreement are substantially similar, but not identical, to those required to be delivered to the trustee by the master servicer under the series 2004-C7 pooling and servicing agreement.
To the extent any such information with respect to an Outside Serviced Trust
Mortgage Loan or the related mortgaged real property is received from the series 2004-C3 master servicer or the series 2004-LN2 master servicer, as applicable, the series 2004-C7 master servicer is required to aggregate that information with the CMSA reports the series 2004-C7 master servicer is required to prepare with respect to the underlying mortgage loans, and the trustee is then required to make those reports available as described below under "--Information Available Electronically." The obligation of the series
2004-C7 master servicer and/or the trustee to remit any reports or information identified in this "--Certificateholder Reports; Available Information" section with respect to an Outside Serviced Trust Mortgage Loan is dependent upon its receipt of the corresponding information from a party responsible for servicing such mortgage loan.

     Within a reasonable period of time after the end of each calendar year, upon request, the trustee is required to send to each person who at any time during the calendar year was a series 2004-C7 certificateholder of record, a report summarizing

                                     S-202

on an annual basis, if appropriate, certain items of the monthly payment date statements relating to amounts distributed to the certificateholder and such other information as may be required to enable the certificateholder to prepare its federal income tax returns. The foregoing requirements will be deemed to have been satisfied to the extent that the information is provided from time to time pursuant to the applicable requirements of the Internal Revenue Code.

     Absent manifest error of which it is aware, none of the master servicer, the special servicer or the trustee will be responsible for the accuracy or completeness of any information supplied to it by a borrower, a mortgage loan seller, the series 2004-C3 master servicer, the series 2004-LN2 master servicer or any other third party that is included in any reports, statements, materials or information prepared or provided by the master servicer, the special servicer or the trustee, as applicable.

     Book-Entry Certificates. If you hold your offered certificates in book-entry form through DTC, you may, at your expense, obtain direct access to the monthly reports of the trustee as if you were a certificateholder, provided that you deliver a written certification to the trustee confirming your beneficial ownership in the offered certificates. Otherwise, until definitive certificates are issued with respect to your offered certificates, the information contained in those monthly reports will be available to you only to the extent that it is made available through DTC and the DTC participants or is available on the trustee's internet website.

     Conveyance of notices and other communications by DTC to the DTC participants, and by the DTC participants to beneficial owners of the offered certificates, will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time. We, the master servicer, the special servicer, the trustee, the fiscal agent and the series 2004-C7 certificate registrar are required to recognize as certificateholders only those persons in whose names the series 2004-C7 certificates are registered on the books and records of the certificate registrar.

     Information Available Electronically. The trustee will make available each month, for the relevant reporting periods, to the series 2004-C7 certificateholders and beneficial owners of series 2004-C7 certificates identified to the reasonable satisfaction of the trustee, the payment date statement, any mortgage pool data update report, any loan payoff notification report, and the mortgage loan information presented in the standard Commercial
Mortgage Securities Association investor reporting package formats via the trustee's internet website. All the foregoing reports will be accessible on a restricted basis after receipt by the trustee of a certification in the form attached to the series 2004-C7 pooling and servicing agreement from the person(s) seeking access. The trustee's internet website will initially be located at www.etrustee.net.

     The master servicer also may make some or all of the reports identified in the preceding paragraph available via its internet website, www.wachovia.com, which will initially be accessible via password and user name.

     None of the trustee, the master servicer or the special servicer will make any representations or warranties as to the accuracy or completeness of, and may disclaim responsibility for, any information made available by the trustee, the master servicer or the special servicer, as the case may be, for which it is not the original source.

     The trustee and the master servicer may require the acceptance of a disclaimer and an agreement of confidentiality in connection with providing access to their respective internet websites. Neither the trustee nor the master servicer will be liable for the dissemination of information made in accordance with the series 2004-C7 pooling and servicing agreement.

     At the request of the underwriters, as provided in the series 2004-C7 pooling and servicing agreement, the trustee will be required to make available electronically, on each payment date, to the Trepp Group, Intex Solutions,
Inc., Charter Research Corporation and/or any other similar third party information provider, a copy of the reports made available to the series
2004-C7 certificateholders.

     Other Information. The series 2004-C7 pooling and servicing agreement will obligate the trustee to make available at its offices, during normal business hours, upon reasonable advance written notice, for review by any holder or beneficial owner of an offered certificate or any person identified to the trustee as a prospective transferee of an offered certificate or any interest in that offered certificate, originals or copies of, among other things, the following items:

     o   this prospectus supplement, the accompanying prospectus and any other disclosure documents relating to the non-offered classes of the series
         2004-C7 certificates, in the form most recently provided by us or on our behalf to the trustee;

     o   the series 2004-C7 pooling and servicing agreement, each sub-servicing agreement delivered to the trustee since the Issue Date, and any amendments to those agreements;

     o   all monthly reports of the trustee delivered, or otherwise electronically made available, to series 2004-C7 certificateholders since the Issue Date;

                                     S-203

     o   all officer's certificates delivered to the trustee by the master servicer and/or the special servicer since the Issue Date, as described under "Servicing Under the Series 2004-C7 Pooling and Servicing
         Agreement--Evidence as to Compliance" in this prospectus supplement;

     o   all accountant's reports delivered to the trustee with respect to the master servicer and/or the special servicer since the Issue Date, as described under "Servicing Under the Series 2004-C7 Pooling and
         Servicing Agreement--Evidence as to Compliance" in this prospectus supplement;

     o   the most recent appraisal, if any, with respect to each mortgaged real property for an underlying mortgage loan (other than an Outside
         Serviced Trust Mortgage Loan) obtained by the master servicer or the special servicer and delivered to the trustee;

     o   the mortgage files for the underlying mortgage loans, including all documents, such as modifications, waivers and amendments of those underlying mortgage loans, that are to be added to the mortgage files from time to time, to the extent held by the trustee;

     o   upon request, the most recent inspection report with respect to each mortgaged real property with respect to an underlying mortgage loan
         (other than an Outside Serviced Trust Mortgage Loan) prepared by or on behalf of the master servicer or the special servicer and delivered to the trustee as described under "Servicing Under the Series 2004-C7
         Pooling and Servicing Agreement--Inspections; Collection of Operating
         Information" in this prospectus supplement;

     o   upon request, except in the case of an Outside Serviced Trust Mortgage
         Loan, the most recent quarterly and annual operating statement and rent roll for each mortgaged real property for an underlying mortgage loan and financial statements of the related borrower collected by the master servicer or the special servicer and delivered to the trustee as described under "Servicing Under the Series 2004-C7 Pooling and
         Servicing Agreement--Inspections; Collection of Operating Information"
         in this prospectus supplement;

     o   the series 2004-C3 trust and servicing agreement and any reports and other information delivered under that agreement to the master servicer on behalf of the holder of the One Lincoln Street Mortgage Loan; and

     o   the series 2004-LN2 pooling and servicing agreement and any reports and other information delivered under that agreement to the master servicer on behalf of the holder of the World Apparel Center Mortgage Loan.

     Copies of any and all of the foregoing items will be available from the trustee upon request. However, the trustee will be permitted to require payment of a sum sufficient to cover the reasonable costs and expenses of providing the copies.

     In connection with providing access to or copies of the items described above, the trustee (or the master servicer, if applicable) may require:

     o   in the case of a registered holder of an offered certificate or a beneficial owner of an offered certificate held in book-entry form, a written confirmation executed by the requesting person or entity, in the form attached to the series 2004-C7 pooling and servicing agreement, generally to the effect that the person or entity is a registered holder or beneficial owner of offered certificates and will keep the information confidential, together with a related indemnity;
         and

     o   in the case of a prospective purchaser of an offered certificate or any interest in that offered certificate, confirmation executed by the requesting person or entity, in the form attached to the series 2004-C7 pooling and servicing agreement, generally to the effect that the person or entity is a prospective purchaser of offered certificates or an interest in offered certificates, is requesting the information for use in evaluating a possible investment in the offered certificates and will otherwise keep the information confidential, together with a related indemnity.

VOTING RIGHTS

     The voting rights for the series 2004-C7 certificates will be allocated among the respective classes of those certificates as follows:

     o   99% of the voting rights will be allocated among the holders of the various classes of series 2004-C7 certificates that have principal balances, pro rata in accordance with those principal balances;

     o   1% of the voting rights will be allocated among the holders of the class X-CL, X-CP and X-OL certificates, pro rata in accordance with their respective notional amounts; and

                                     S-204

     o   0% of the voting rights will be allocated among the holders of the class R-I, R-II, R-III and V certificates.

     Voting rights allocated to a class of series 2004-C7 certificateholders will be allocated among those certificateholders in proportion to their respective percentage interests in that class.

TERMINATION

     The obligations created by the series 2004-C7 pooling and servicing agreement will terminate following the earliest of--

     1.  the final payment or advance on, other liquidation of, the last mortgage loan or related REO Property remaining in the trust, and

     2.  the purchase of all of the mortgage loans and REO Properties remaining in the trust by the special servicer, any single certificateholder or group of certificateholders of the series 2004-C7 controlling class, the master servicer, us or Lehman Brothers Inc., in that order of preference.

     Written notice of termination of the series 2004-C7 pooling and servicing agreement will be given to each series 2004-C7 certificateholder. The final payment with respect to each series 2004-C7 certificate will be made only upon surrender and cancellation of that certificate at the office of the series
2004-C7 certificate registrar or at any other location specified in the notice of termination.

     Any purchase by the special servicer, any single holder or group of holders of the controlling class, the master servicer, us or Lehman Brothers
Inc. of all the mortgage loans and REO Properties remaining in the trust is required to be made at a price generally equal to:

     o   the sum of--

     1.  the total principal balance of all the mortgage loans then included in the trust, other than any mortgage loans as to which the mortgaged real properties have become REO Properties, together with (a) interest, other than Default Interest and Post-ARD Additional Interest, on those mortgage loans, (b) unreimbursed servicing advances for those mortgage loans and (c) unpaid interest on advances made with respect to those mortgage loans, and

     2.  the appraised value of all REO Properties then included in the trust,

     minus

     o   solely in the case of a purchase by the master servicer or the special servicer, the total of all amounts payable or reimbursable to the purchaser under the series 2004-C7 pooling and servicing agreement.

     The purchase will result in early retirement of the outstanding series
2004-C7 certificates. However, the rights of the special servicer, any single holder or group of holders of the series 2004-C7 controlling class, the master servicer, us or Lehman Brothers Inc. to make the purchase is subject to the requirement that the total Stated Principal Balance of the mortgage pool be less than 1.0% of the initial mortgage pool balance. The termination price, exclusive of any portion of the termination price payable or reimbursable to any person other than the series 2004-C7 certificateholders, will constitute part of the Available P&I Funds for the final payment date. Any person or entity making the purchase will be responsible for reimbursing the parties to the series 2004-C7 pooling and servicing agreement for all reasonable out-of-pocket costs and expenses incurred by the parties in connection with the purchase.

THE TRUSTEE

     LaSalle Bank National Association, a national banking association, will act as trustee on behalf of the series 2004-C7 certificateholders. As of the
Issue Date, the office of the trustee primarily responsible for administration of the trust assets, its corporate trust office, is located at 135 South
LaSalle Street, Suite 1625, Chicago, Illinois 60603, Attention: Global
Securitization Trust Services--LB-UBS Commercial Mortgage Trust Series 2004-C7.

     The trustee is at all times required to be a corporation, bank, trust company or association organized and doing business under the laws of the U.S.
or any State of the U.S. or the District of Columbia. In addition, the trustee must at all times--

     o   be authorized under those laws to exercise trust powers,

     o   have a combined capital and surplus of at least $50,000,000, and

     o   be subject to supervision or examination by federal or state banking authority.

                                     S-205

     If the corporation, bank, trust company or association publishes reports of condition at least annually, in accordance with law or to the requirements of the supervising or examining authority, then the combined capital and surplus of the corporation, bank, trust company or association will be deemed to be its combined capital and surplus as described in its most recent published report of condition.

     We, the master servicer, the special servicer and our and their respective affiliates, may from time to time enter into normal banking and trustee relationships with the trustee and its affiliates. The trustee and any of its respective affiliates may hold series 2004-C7 certificates in their own names.
In addition, for purposes of meeting the legal requirements of some local jurisdictions, the trustee will have the power to appoint a co-trustee or separate trustee of all or any part of the trust assets. All rights, powers, duties and obligations conferred or imposed upon the trustee will be conferred or imposed upon the trustee and the separate trustee or co-trustee jointly, or in any jurisdiction in which the trustee shall be incompetent or unqualified to perform some acts, singly upon the separate trustee or co-trustee who shall exercise and perform its rights, powers, duties and obligations solely at the direction of the trustee.

     The trustee will be entitled to a monthly fee for its services, which fee will--

     o   accrue at the annual rate stated in the series 2004-C7 pooling and servicing agreement,

     o   accrue on the total Stated Principal Balance of the mortgage pool outstanding from time to time, and

     o   be calculated on a 30/360 Basis.

     The trustee fee is payable out of general collections on the mortgage loans and any REO Properties in the trust.

     In addition, the trustee will be authorized to invest or direct the investment of funds held in its collection account and interest reserve account in Permitted Investments. See "--Collection Account" and "--Interest Reserve
Account" above. It will be--

     o   entitled to retain any interest or other income earned on those funds,
         and

     o   required to cover any losses of principal of those investments from its own funds.

     The trustee will not be obligated, however, to cover any losses resulting from the bankruptcy or insolvency of any depository institution or trust company holding the collection account or the interest reserve account.

     See also "Description of the Governing Documents--The Trustee," "--Duties
of the Trustee," "--Matters Regarding the Trustee" and "--Resignation and
Removal of the Trustee" in the accompanying prospectus.

     LaSalle Bank National Association is also the trustee under the series
2004-C3 trust and servicing agreement, which governs the administration of the
One Lincoln Street Loan Pair.

     Wells Fargo Bank, N.A. is the trustee under the series 2004-LN2 pooling and servicing agreement, which governs the administration of the World Apparel
Center Loan Group. Wells Fargo Bank, N.A. is a direct wholly-owned subsidiary of Wells Fargo & Company. It is a national banking association and maintains an office at 9062 Old Annapolis Road, Columbia, Maryland 21045-1951. Its CMBS
customer service help desk can be contacted at (301) 815-6600.

THE FISCAL AGENT

     ABN AMRO Bank N.V., a Netherlands banking corporation, will act as fiscal agent pursuant to the series 2004-C7 pooling and servicing agreement. The fiscal agent's office is located at 135 South LaSalle Street, Suite 1625,
Chicago, Illinois 60603. The duties and obligations of the fiscal agent consist only of making P&I advances as described under "--Advances of Delinquent
Monthly Debt Service Payments" above and servicing advances as described under
"Servicing Under the Series 2004-C7 Pooling and Servicing Agreement--Servicing
and Other Compensation and Payment of Expenses" in this prospectus supplement.
The fiscal agent will not be liable except for the performance of those duties and obligations. The fiscal agent will be entitled to reimbursement for each advance made by it, with interest, in the same manner and to the same extent as the trustee and the master servicer. The fiscal agent will be entitled to various rights, protections, immunities and indemnities substantially similar to those afforded to the trustee. The trustee will be responsible for payment of the compensation of the fiscal agent.

                                     S-206

                       YIELD AND MATURITY CONSIDERATIONS

YIELD CONSIDERATIONS

     General. The yield on any offered certificate will depend on:

     o   the price at which the certificate is purchased by an investor, and

     o   the rate, timing and amount of payments on the certificate.

     The rate, timing and amount of payments on any offered certificate will in turn depend on, among other things,

     o   the pass-through rate for the certificate, which will be fixed or variable, as described in this prospectus supplement,

     o   the rate and timing of principal payments, including principal prepayments, and other principal collections on the underlying mortgage loans and the extent to which those amounts are to be applied in reduction of the principal balance of the certificate,

     o   the rate, timing and severity of Realized Losses and Additional Trust
         Fund Expenses and the extent to which those losses and expenses result in the reduction of the principal balance of, or the total payments on, the certificate, and

     o   the timing and severity of any Net Aggregate Prepayment Interest
         Shortfalls and the extent to which those shortfalls result in the reduction of the interest payments on the certificate.

     See "Description of the Offered Certificates--Payments--Calculation of
Pass-Through Rates" and "Description of the Mortgage Pool" in this prospectus supplement and "--Rate and Timing of Principal Payments" below.

     Rate and Timing of Principal Payments. The yield to maturity on any offered certificates purchased at a discount or a premium will be affected by the rate and timing of principal payments made in a reduction of the principal balances of those certificates. In turn, the rate and timing of principal payments that are applied in reduction of the principal balance of any offered certificate will be directly related to the rate and timing of principal payments on or with respect to the underlying mortgage loans. Finally, the rate and timing of principal payments on or with respect to the underlying mortgage loans will be affected by their amortization schedules, the dates on which balloon payments are due and the rate and timing of principal prepayments and other unscheduled collections on them, including for this purpose, collections made in connection with liquidations of mortgage loans due to defaults, casualties or condemnations affecting the mortgaged real properties, or purchases or other removals of underlying mortgage loans from the trust.

     Prepayments and other early liquidations of the underlying mortgage loans will result in payments on the series 2004-C7 certificates of amounts that would otherwise be paid over the remaining terms of the mortgage loans. This will tend to shorten the weighted average lives of the offered certificates.
Defaults on the underlying mortgage loans, particularly at or near their maturity dates, may result in significant delays in payments of principal on the underlying mortgage loans and, accordingly, on the series 2004-C7 certificates, while work-outs are negotiated or foreclosures are completed.
These delays will tend to lengthen the weighted average lives of the offered certificates. See "Servicing Under the Series 2004-C7 Pooling and Servicing
Agreement--Modifications, Waivers, Amendments and Consents," "Servicing of the
One Lincoln Street Loan Pair--Modifications Under the Series 2004-C3 Trust and
Servicing Agreement" and "Servicing of the World Apparel Center Loan
Group--Modifications Under the Series 2004-LN2 Pooling and Servicing Agreement"
in this prospectus supplement. In addition, the ability of a borrower under an
ARD Loan, to repay that loan on the related anticipated repayment date will generally depend on its ability to either refinance the mortgage loan or sell the corresponding mortgaged real property. Also, a borrower under an ARD Loan may have little incentive to repay its mortgage loan on the related anticipated repayment date if then prevailing interest rates are relatively high.
Accordingly, there can be no assurance that any ARD Loan in the trust will be paid in full on its anticipated repayment date.

     The extent to which the yield to maturity on any offered certificate may vary from the anticipated yield will depend upon the degree to which the certificate is purchased at a discount or premium and when, and to what degree, payments of principal on the underlying mortgage loans are in turn paid and result in a reduction of the principal balance of the certificate. If you purchase your offered certificates at a discount, you should consider the risk that a slower than anticipated rate of principal payments on the underlying mortgage loans could result in an actual yield to you that is lower than your anticipated yield. If you purchase your offered certificate at a premium, you should consider the risk that a faster than anticipated rate of principal payments on the underlying mortgage loans could result in an actual yield to you that is lower than your anticipated yield.

     In the event that prepayments and other early liquidations occur with respect to underlying mortgage loans that have relatively high net mortgage interest rates, the Weighted Average Pool Pass-Through Rate would decline, which could, in turn, adversely affect the yield on any offered certificate with a variable or capped pass-through rate.

                                     S-207

     Because the rate of principal payments on or with respect to the underlying mortgage loans will depend on future events and a variety of factors, no assurance can be given as to that rate or the rate of principal prepayments in particular. We are not aware of any relevant publicly available or authoritative statistics with respect to the historical prepayment experience of a large group of real estate loans comparable to those in the mortgage pool.

     Even if they are collected and payable on your offered certificates, prepayment premiums and yield maintenance charges may not be sufficient to offset fully any loss in yield on your offered certificates attributable to the related prepayments of the underlying mortgage loans.

     Delinquencies and Defaults on the Mortgage Loans. The rate and timing of delinquencies and defaults on the underlying mortgage loans will affect the amount of payments on your offered certificates, the yield to maturity of your offered certificates and the rate of principal payments on your offered certificates and the weighted average life of your offered certificates.
Delinquencies on the underlying mortgage loans, unless covered by monthly debt service advances, may result in shortfalls in payments of interest and/or principal on your offered certificates for the current month.

     If--

     o   you calculate the anticipated yield to maturity for your offered certificates based on an assumed rate of default and amount of losses on the underlying mortgage loans that is lower than the default rate and amount of losses actually experienced, and

     o   the additional losses result in a reduction of the total payments on or the principal balance of your offered certificates,

then your actual yield to maturity will be lower than you calculated and could, under some scenarios, be negative.

     The timing of any loss on a liquidated mortgage loan that results in a reduction of the total payments on or the principal balance of your offered certificates will also affect your actual yield to maturity, even if the rate of defaults and severity of losses are consistent with your expectations. In general, the earlier your loss occurs, the greater the effect on your yield to maturity.

     Even if losses on the underlying mortgage loans do not result in a reduction of the total payments on or the principal balance of your offered certificates, the losses may still affect the timing of payments on, and the weighted average life and yield to maturity of, your offered certificates.

     In addition, if the master servicer, the trustee or the fiscal agent reimburses itself out of general collections on the mortgage pool for any advance that it has determined is not recoverable out of collections on the related mortgage loan, then that advance (together with accrued interest thereon) will be deemed, to the fullest extent permitted, to be reimbursed out of payments and other collections of principal on the underlying mortgage loans otherwise distributable on the series 2004-C7 principal balance certificates, prior to being deemed reimbursed out of payments and other collections of interest on the underlying mortgage loans otherwise distributable on the series
2004-C7 certificates. As a result, the Total Principal Payment Amount for the corresponding payment date would be reduced, to not less than zero, by the amount of any such reimbursement. Accordingly, any such reimbursement would have the effect of reducing current payments of principal on the offered certificates.

     The Effect of Loan Groups. The mortgage pool has been divided into two loan groups for purposes of calculating distributions on certain classes of the series 2004-C7 certificates. As a result, the holders of the class A-1, A-2,
A-3, A-4, A-5 and A-6 certificates will be very affected by the rate, timing and amount of payments and other collections of principal on, and by delinquencies and defaults on, the mortgage loans in loan group no. 1 and, in the absence of significant losses on the mortgage pool, should be largely unaffected by the rate, timing and amount of payments and other collections of principal on, and by delinquencies and defaults on, the mortgage loans in loan group no. 2. In addition, the holders of the class A-1A certificates will be very affected by the rate, timing and amount of payments and other collections of principal on, and by delinquencies and defaults on, the mortgage loans in loan group no. 2 and, prior to the retirement of the class A-1, A-2, A-3, A-4,
A-5 and A-6 certificates, in the absence of significant losses on the mortgage pool, should be largely unaffected by the rate, timing and amount of payments and other collections of principal on, and by delinquencies and defaults on, the mortgage loans in loan group no. 1. Investors should take this into account when reviewing this "Yield and Maturity Considerations" section.

     Relevant Factors. The following factors, among others, will affect the rate and timing of principal payments and defaults and the severity of losses on or with respect to the mortgage loans in the trust:

                                     S-208

     o   prevailing interest rates;

     o   the terms of the mortgage loans, including--

         1.  provisions that require the payment of prepayment premiums and yield maintenance charges,

         2.  provisions that impose prepayment lock-out periods, and

         3.  amortization terms that require balloon payments;

     o   the demographics and relative economic vitality of the areas in which the related mortgaged real properties are located;

     o   the general supply and demand for commercial and multifamily rental space of the type available at the related mortgaged real properties in the areas in which those properties are located;

     o   the quality of management of the mortgaged real properties;

     o   the servicing of the mortgage loans;

     o   possible changes in tax laws; and

     o   other opportunities for investment.

     See "Risk Factors--Risks Related to the Underlying Mortgage Loans,"
"Description of the Mortgage Pool," "Servicing Under the Series 2004-C7 Pooling
and Servicing Agreement," "Servicing of the One Lincoln Street Loan Pair" and
"Servicing of the World Apparel Center Loan Group" in this prospectus supplement and "Description of the Governing Documents" and "Yield and Maturity
Considerations--Yield and Prepayment Considerations" in the accompanying prospectus.

     The rate of prepayment on the mortgage loans in the trust is likely to be affected by prevailing market interest rates for real estate loans of a comparable type, term and risk level. When the prevailing market interest rate is below the annual rate at which a mortgage loan accrues interest, the related borrower may have an increased incentive to refinance the mortgage loan.
Conversely, to the extent prevailing market interest rates exceed the annual rate at which a mortgage loan accrues interest, the related borrower may be less likely to voluntarily prepay the mortgage loan. Assuming prevailing market interest rates exceed the revised mortgage interest rate at which an ARD Loan accrues interest following its anticipated repayment date, the primary incentive for the related borrower to prepay the mortgage loan on or before its anticipated repayment date is to give the borrower access to excess cash flow, all of which, net of the minimum required debt service, approved property expenses and any required reserves, must be applied to pay down principal of the mortgage loan. Accordingly, there can be no assurance that any ARD Loan in the trust will be prepaid on or before its anticipated repayment date or on any other date prior to maturity.

     Depending on prevailing market interest rates, the outlook for market interest rates and economic conditions generally, some underlying borrowers may sell their mortgaged real properties in order to realize their equity in those properties, to meet cash flow needs or to make other investments. In addition, some underlying borrowers may be motivated by federal and state tax laws, which are subject to change, to sell their mortgaged real properties prior to the exhaustion of tax depreciation benefits.

     A number of the underlying borrowers are partnerships. The bankruptcy of the general partner in a partnership may result in the dissolution of the partnership. The dissolution of a borrower partnership, the winding-up of its affairs and the distribution of its assets could result in an acceleration of its payment obligations under the related mortgage loan.

     We make no representation or warranty regarding:

     o   the particular factors that will affect the rate and timing of prepayments and defaults on the underlying mortgage loans;

     o   the relative importance of those factors;

     o   the percentage of the total principal balance of the underlying mortgage loans that will be prepaid or as to which a default will have occurred as of any particular date; or

     o   the overall rate of prepayment or default on the underlying mortgage loans.

     Unpaid Interest. If the portion of the Available P&I Funds payable with respect to interest on any class of offered certificates on any payment date is less than the total amount of interest then payable for the class, the shortfall will be

                                     S-209

payable to the holders of those certificates on subsequent payment dates, subject to the Available P&I Funds on those subsequent payment dates and the priority of payments described under "Description of the Offered
Certificates--Payments--Priority of Payments" in this prospectus supplement.
That shortfall will not bear interest, however, and will therefore negatively affect the yield to maturity of that class of offered certificates for so long as it is outstanding.

     Delay in Payments. Because monthly payments will not be made on the offered certificates until several days after the due dates for the mortgage loans during the related collection period, your effective yield will be lower than the yield that would otherwise be produced by your pass-through rate and purchase price, assuming that purchase price did not account for a delay.

YIELD SENSITIVITY

     The tables on Annex C-1 hereto show the pre-tax corporate bond equivalent, the yield to maturity, the weighted average life, the modified duration and the first and final payment dates on which principal is to be paid with respect to each class of offered certificates. We prepared those tables using the Modeling
Assumptions. Where applicable, they also show the assumed purchase prices, which prices do not include accrued interest. Assumed purchase prices are expressed in 32nds as a percentage of the initial total principal balance of each class of offered certificates. For example, 99-24 means 9924/32%.

     We calculated the yields set forth in the tables on Annex C-1 by--

     o   determining the monthly discount rates which, when applied to the assumed stream of cash flows to be paid on each class of offered certificates, would cause the discounted present value of that assumed stream of cash flows to equal the assumed purchase prices, plus accrued interest from and including the cut-off date to but excluding the assumed settlement date specified as part of the offered certificates,
         and

     o   converting those monthly rates to semi-annual corporate bond equivalent rates.

     That calculation does not take into account variations that may occur in the interest rates at which investors may be able to reinvest funds received by them as payments on the offered certificates and, consequently, does not purport to reflect the return on any investment in the offered certificates when those reinvestment rates are considered.

     For purposes of the tables on Annex C-1, modified duration has been calculated using the modified Macaulay Duration as specified in the "PSA
Standard Formulas." The Macaulay Duration is calculated as the present value weighted average time to receive future payments of principal and interest, and the PSA Standard Formula modified duration is calculated by dividing the
Macaulay Duration by the appropriate semi-annual compounding factor. The duration of a security may be calculated according to various methodologies.
Accordingly, no representation is made by us or any other person that the modified duration approach used in this prospectus supplement is appropriate.
Duration, like yield, will be affected by the prepayment rate of the underlying mortgage loans and extensions with respect to balloon payments that actually occur during the life of the offered certificates and by the actual performance of the underlying mortgage loans, all of which may differ, and may differ significantly, from the assumptions used in preparing the tables on Annex C-1.

     Prepayments on mortgage loans may be measured by a prepayment standard or model. The model used in this prospectus supplement is the Constant Prepayment
Rate or CPR model. The CPR model represents an assumed constant annual rate of prepayment each month, expressed as a per annum percentage of the then outstanding principal balance of the subject mortgage loan(s).

     The characteristics of the mortgage loans in the trust will differ in some respects from those assumed in preparing the tables on Annex C-1. Those tables are presented for illustrative purposes only. Neither the mortgage pool nor any particular underlying mortgage loan will prepay at any constant rate, and it is unlikely that the underlying mortgage loans will prepay in a manner consistent with any designated scenario for the tables on Annex C-1. In addition, there can be no assurance that--

     o   the underlying mortgage loans will prepay at any particular rate,

     o   the underlying mortgage loans will not prepay, involuntarily or otherwise, during lock-out/defeasance periods, yield maintenance periods and/or declining premium periods,

     o   the ARD Loans in the trust will be paid in full on their respective anticipated repayment dates,

     o   the actual pre-tax yields on, or any other payment characteristics of, any class of offered certificates will correspond to any of the information shown in the tables on Annex C-1, or

                                     S-210

     o   the total purchase prices of the offered certificates will be as assumed.

     You must make your own decision as to the appropriate assumptions, including prepayment assumptions, to be used in deciding whether to purchase the offered certificates.

WEIGHTED AVERAGE LIVES

     The weighted average life of any offered certificate refers to the average amount of time that will elapse from the Issue Date until each dollar to be applied in reduction of the principal balance of that certificate is distributed to the investor. For purposes of this prospectus supplement, the weighted average life of any offered certificate is determined as follows:

     o   multiply the amount of each principal payment on the certificate by the number of years from the assumed settlement date to the related payment date;

     o   sum the results; and

     o   divide the sum by the total amount of the reductions in the principal balance of the certificate.

     Accordingly, the weighted average life of any offered certificate will be influenced by, among other things, the rate at which principal of the underlying mortgage loans is paid or otherwise collected or advanced and the extent to which those payments, collections and/or advances of principal are in turn applied in reduction of the principal balance of the class of offered certificates to which the subject certificate belongs.

     As described in this prospectus supplement, the Total Principal Payment
Amount for each payment date will be payable first with respect to the class
A-1, A-2, A-3, A-4, A-5, A-6 and/or A-1A certificates (allocated among those classes as described under "Description of the Offered
Certificates--Payments--Payments of Principal" in this prospectus supplement), until the total principal balances of those classes are reduced to zero, and will thereafter be distributable entirely with respect to the other classes of offered certificates, sequentially based upon their relative seniority, in each case until the related principal balance is reduced to zero. Because of the order in which the Total Principal Payment Amount is applied, the weighted average lives of the class A-1, A-2, A-3, A-4 and A-1A certificates may be shorter, and the weighted average lives of the other classes of offered certificates may be longer, than would otherwise be the case if the principal payment amount for each payment date was being paid on a pro rata basis among the respective classes of certificates with principal balances.

     The tables set forth in Annex C-2 show with respect to each class of offered certificates--

     o   the weighted average life of that class, and

     o   the percentage of the initial total principal balance of that class that would be outstanding after each of the specified dates,

     based upon each of the indicated levels of CPR and the Modeling
Assumptions.

     We make no representation that--

     o   the mortgage loans in the trust will prepay in accordance with the assumptions set forth in this prospectus supplement at any of the CPRs shown or at any other particular prepayment rate,

     o   all the mortgage loans in the trust will prepay in accordance with the assumptions set forth in this prospectus supplement at the same rate,
         or

     o   mortgage loans in the trust that are in a lock-out/defeasance period, a yield maintenance period or declining premium period will not prepay as a result of involuntary liquidations upon default or otherwise.

                                USE OF PROCEEDS

     Substantially all of the proceeds from the sale of the offered certificates will be used by us to--

     o   purchase the mortgage loans that we will include in the trust, and

     o   pay expenses incurred in connection with the issuance of the series
         2004-C7 certificates.

                                     S-211

                        FEDERAL INCOME TAX CONSEQUENCES

GENERAL

     Upon the issuance of the offered certificates, Sidley Austin Brown & Wood
LLP, our counsel, will deliver its opinion generally to the effect that, assuming compliance with the series 2004-C7 pooling and servicing agreement, and subject to any other assumptions set forth in the opinion, each of REMIC I,
REMIC II and REMIC III will qualify as a REMIC under the Internal Revenue Code.

     The assets of REMIC I will generally include--

     o   the underlying mortgage loans,

     o   any REO Properties acquired on behalf of the series 2004-C7 certificateholders,

     o   the master servicer's custodial account,

     o   the special servicer's REO account, and

     o   the trustee's collection account and interest reserve account.

     However, REMIC I will exclude any collections of Post-ARD Additional
Interest on the ARD Loans held in that REMIC.

     For federal income tax purposes,

     o   the separate non-certificated regular interests in REMIC I will be the regular interests in REMIC I and will be the assets of REMIC II,

     o   the class R-I certificates will evidence the sole class of residual interests in REMIC I,

     o   the separate non-certificated regular interests in REMIC II will be the regular interests in REMIC II and will be the assets of REMIC III,

     o   the class R-II certificates will evidence the sole class of residual interests in REMIC II,

     o   the class A-1, A-2, A-3, A-4, A-5, A-6, A-1A, X-CL, X-CP, X-OL, B, C,
         D, E, F, G, H, J, K, L, M, N, P, Q, S and T certificates will evidence the regular interests in, and will generally be treated as debt obligations of, REMIC III, and

     o   the class R-III certificates will evidence the sole class of residual interests in REMIC III.

     For federal income tax purposes, each of the X-CL and X-CP classes will evidence multiple regular interests in REMIC III.

DISCOUNT AND PREMIUM; PREPAYMENT CONSIDERATION

     For federal income tax reporting purposes, one or more classes of the offered certificates may be issued with more than a de minimis amount of original issue discount. If you own an offered certificate issued with original issue discount, you may have to report original issue discount income and be subject to a tax on this income before you receive a corresponding cash payment.

     The IRS has issued regulations under sections 1271 to 1275 of the Internal
Revenue Code generally addressing the treatment of debt instruments issued with original issue discount. Section 1272(a)(6) of the Internal Revenue Code provides for special rules applicable to the accrual of original issue discount on, among other things, REMIC regular certificates. The Treasury Department has not issued regulations under that section. You should be aware, however, that the regulations issued under sections 1271 to 1275 of the Internal Revenue Code and section 1272(a)(6) of the Internal Revenue Code do not adequately address all issues relevant to, or are not applicable to, prepayable securities such as the offered certificates. We recommend that you consult with your own tax advisor concerning the tax treatment of your offered certificates.

     If the method for computing original issue discount described in the accompanying prospectus results in a negative amount for any period with respect to any holder of offered certificates, the amount of original issue discount allocable to such period would be zero.

     Some classes of the offered certificates may be treated for federal income tax purposes as having been issued at a premium. Whether any holder of these classes of offered certificates will be treated as holding a certificate with amortizable

                                     S-212

bond premium will depend on the certificateholder's purchase price and the payments remaining to be made on the certificate at the time of its acquisition by the certificateholder. If you acquire an interest in any class of offered certificates issued at a premium, you should consider consulting your own tax advisor regarding the possibility of making an election to amortize the premium. See "Federal Income Tax Consequences--REMICs--Taxation of Owners of
REMIC Regular Certificates--Premium" in the accompanying prospectus.

     When determining the rate of accrual of market discount and premium, if any, with respect to the series 2004-C7 certificates for federal income tax purposes, the prepayment assumption used will be that following any date of determination:

     o   the mortgage loans with anticipated repayment dates will be paid in full on those dates,

     o   no mortgage loan in the trust will otherwise be prepaid prior to maturity, and

     o   there will be no extension of maturity for any mortgage loan in the trust.

     Prepayment premiums and yield maintenance charges actually collected on the underlying mortgage loans will be paid on the offered certificates as and to the extent described in this prospectus supplement. It is not entirely clear under the Internal Revenue Code when the amount of a prepayment premium or yield maintenance charge should be taxed to the holder of a class of offered certificates entitled to that amount. For federal income tax reporting purposes, the tax administrator will report prepayment premiums or yield maintenance charges as income to the holders of a class of offered certificates entitled thereto only after the master servicer's actual receipt of those amounts. The IRS may nevertheless seek to require that an assumed amount of prepayment premiums and yield maintenance charges be included in payments projected to be made on the offered certificates and that the taxable income be reported based on the projected constant yield to maturity of the offered certificates. Therefore, the projected prepayment premiums and yield maintenance charges would be included prior to their actual receipt by holders of the offered certificates. If the projected prepayment premiums and yield maintenance charges were not actually received, presumably the holder of an offered certificate would be allowed to claim a deduction or reduction in gross income at the time the unpaid prepayment premiums and yield maintenance charges had been projected to be received. Moreover, it appears that prepayment premiums and yield maintenance charges are to be treated as ordinary income rather than capital gain. However, the correct characterization of the income is not entirely clear. We recommend you consult your own tax advisors concerning the treatment of prepayment premiums and yield maintenance charges.

CHARACTERIZATION OF INVESTMENTS IN OFFERED CERTIFICATES

     Except to the extent noted below, the offered certificates will be "real estate assets" within the meaning of section 856(c)(5)(B) of the Internal
Revenue Code in the same proportion that the assets of the trust would be so treated. In addition, interest, including original issue discount, if any, on the offered certificates will be interest described in section 856(c)(3)(B) of the Internal Revenue Code to the extent that those certificates are treated as
"real estate assets" within the meaning of section 856(c)(5)(B) of the Internal
Revenue Code.

     Most of the mortgage loans to be included in the trust are not secured by real estate used for residential or other purposes prescribed in section
7701(a)(19)(C) of the Internal Revenue Code. Consequently, in general, it appears that the offered certificates will be treated as assets qualifying under that section to only a limited extent. Accordingly, investment in the offered certificates may not be suitable for a thrift institution seeking to be treated as a "domestic building and loan association" under section
7701(a)(19)(C) of the Internal Revenue Code. However, potential thrift institution purchasers of class A-1, A-2, A-3, A-4, A-5 and A-6 certificates may wish to consult their tax advisors concerning the application of section
7701(a)(19)(C) of the Internal Revenue Code to those certificates in light of the preponderant economic interests those certificates represent in loan group
no. 1, which, generally with the exception of the Palmetto Place Apartments
Mortgage Loan, does not consist of assets described in that section of the
Internal Revenue Code. The offered certificates will be treated as "qualified mortgages" for another REMIC under section 860G(a)(3)(C) of the Internal
Revenue Code and "permitted assets" for a "financial asset securitization investment trust" under section 860L(c) of the Internal Revenue Code.

     To the extent an offered certificate represents ownership of an interest in a mortgage loan that is secured in part by the related borrower's interest in a bank account, that mortgage loan is not secured solely by real estate.
Therefore:

     o   a portion of that certificate may not represent ownership of "loans secured by an interest in real property" or other assets described in section 7701(a)(19)(C) of the Internal Revenue Code;

     o   a portion of that certificate may not represent ownership of "real estate assets" under section 856(c)(5)(B) of the Internal Revenue Code;
         and

                                     S-213

     o   the interest on that certificate may not constitute "interest on obligations secured by mortgages on real property" within the meaning of section 856(c)(3)(B) of the Internal Revenue Code.

     In addition, most of the mortgage loans that we intend to include in the trust contain defeasance provisions under which the lender may release its lien on the collateral securing the mortgage loan in return for the borrower's pledge of substitute collateral in the form of Government Securities.
Generally, under the Treasury regulations, if a REMIC releases its lien on real property that secures a qualified mortgage, that mortgage ceases to be a qualified mortgage on the date the lien is released unless certain conditions are satisfied. In order for the mortgage loan to remain a qualified mortgage, the Treasury regulations require that--

     (1) the borrower pledges substitute collateral that consist solely of
         Government Securities;

     (2) the mortgage loan documents allow that substitution;

     (3) the lien is released to facilitate the disposition of the property or any other customary commercial transaction, and not as part of an arrangement to collateralize a REMIC offering with obligations that are not real estate mortgages; and

     (4) the release is not within two years of the startup day of the REMIC.

     Following the defeasance of a mortgage loan, regardless of whether the foregoing conditions were satisfied, that mortgage loan would not be treated as a "loan secured by an interest in real property" or a "real estate asset" and interest on that loan would not constitute "interest on obligations secured by real property" for purposes of sections 7701(a)(19)(C), 856(c)(5)(B) and
856(c)(3)(B) of the Internal Revenue Code, respectively.

     See "Description of the Mortgage Pool" in this prospectus supplement and
"Federal Income Tax Consequences--
REMICs--Characterization of Investments in REMIC Certificates" in the
accompanying prospectus.

PROHIBITED TRANSACTIONS TAX AND OTHER TAXES

     In the case of REO Properties directly operated by the special servicer, a tax may be imposed on any of the REMICs should the REO Properties consist primarily of hotels and income from the REO Property would be apportioned and classified as "service" or "non-service" income. The "service" portion of the income could be treated as net income from foreclosure property or net income from a prohibited transaction subject to federal tax either at the highest marginal corporate tax rate or at the 100% rate, respectively. Any tax imposed on the trust's income from an REO Property would reduce the amount available for payment to the series 2004-C7 certificateholders.

     See "--REO Properties" in this prospectus supplement and "Federal Income
Tax Consequences--REMICs-- Prohibited Transactions Tax and Other Taxes" in the
accompanying prospectus.

     For further information regarding the federal income tax consequences of investing in the offered certificates, see "Federal Income Tax
Consequences--REMICs" in the accompanying prospectus.

                             ERISA CONSIDERATIONS

     If you are--

     o   a fiduciary of a Plan, or

     o   any other person investing "plan assets" of any Plan,

     you should carefully review with your legal advisors whether the purchase or holding of an offered certificate would be a "prohibited transaction" or would otherwise be impermissible under ERISA or section 4975 of the Internal
Revenue Code. See "ERISA Considerations" in the accompanying prospectus.

     If a Plan acquires a series 2004-C7 certificate, the underlying assets of the trust fund will be deemed for purposes of ERISA to be assets of the investing Plan, unless certain exceptions apply. See "ERISA
Considerations--Plan Asset Regulations" in the accompanying prospectus.
However, we cannot predict in advance, nor can there be any continuing assurance, whether those exceptions may be applicable because of the factual nature of the rules set forth in the Plan Asset Regulations. For example, one of the exceptions in the Plan Asset Regulations states that the underlying assets of an entity will not be considered "plan assets" if less than 25% of the value of each class of equity interests is held by "benefit plan investors," which include Plans, as well as employee benefit plans not subject to ERISA, such as governmental plans, but this

                                     S-214

exception will be tested immediately after each acquisition of a series 2004-C7 certificate, whether upon initial issuance or in the secondary market. Because there are no relevant restrictions on the purchase and transfer of the series
2004-C7 certificates by Plans, it cannot be assured that benefit plan investors will own less than 25% of each class of the series 2004-C7 certificates.

     If one of the exceptions in the Plan Asset Regulations applies, the prohibited transaction provisions of ERISA and the Internal Revenue Code will not apply to transactions involving the trust's underlying assets. However, if the trust or any of the Exemption-Favored Parties is a Party in Interest with respect to the Plan, the acquisition or holding of offered certificates by that
Plan could result in a prohibited transaction, unless the Underwriter
Exemption, as discussed below, or some other exemption is available.

     The U.S. Department of Labor issued an individual prohibited transaction exemption to a predecessor of Lehman Brothers Inc., which exemption is identified as Prohibited Transaction Exemption 91-14, as amended by Prohibited
Transaction Exemptions 2000-58 and 2002-41. Subject to the satisfaction of conditions set forth in the Underwriter Exemption, it generally exempts from the application of the prohibited transaction provisions of sections 406(a) and
(b) and 407(a) of ERISA, and the excise taxes imposed on these prohibited transactions under sections 4975(a) and (b) of the Internal Revenue Code, specified transactions relating to, among other things--

     o   the servicing and operation of pools of real estate loans, such as the mortgage pool, and

     o   the purchase, sale and holding of mortgage pass-through certificates, such as the offered certificates, that are underwritten by an
         Exemption-Favored Party.

     The Underwriter Exemption sets forth five general conditions which must be satisfied for a transaction involving the purchase, sale and holding of an offered certificate to be eligible for exemptive relief under the exemption.
The conditions are as follows:

     o   first, the acquisition of the certificate by a Plan must be on terms that are at least as favorable to the Plan as they would be in an arm's-length transaction with an unrelated party;

     o   second, at the time of its acquisition by the Plan, the certificate must be rated in one of the four highest generic rating categories by
         S&P, Moody's or Fitch;

     o   third, the trustee cannot be an affiliate of any other member of the
         Restricted Group (other than an underwriter);

     o   fourth, the following must be true--

         1.  the sum of all payments made to and retained by Exemption-Favored
             Parties must represent not more than reasonable compensation for underwriting the relevant class of certificates,

         2.  the sum of all payments made to and retained by us in connection with the assignment of mortgage loans to the trust must represent not more than the fair market value of the obligations, and

         3.  the sum of all payments made to and retained by the master servicer, the special servicer and any sub-servicer must represent not more than reasonable compensation for that person's services under the series 2004-C7 pooling and servicing agreement and reimbursement of that person's reasonable expenses in connection therewith; and

     o   fifth, the investing Plan must be an accredited investor as defined in
         Rule 501(a)(1) of Regulation D under the Securities Act of 1933, as amended.

     It is a condition of their issuance that the each class of offered certificates receive an investment grade rating from each of S&P and Moody's.
In addition, the initial trustee is not an affiliate of any other member of the
Restricted Group. Accordingly, as of the Issue Date, the second and third general conditions set forth above will be satisfied with respect to the offered certificates. A fiduciary of a Plan contemplating the purchase of an offered certificate in the secondary market must make its own determination that, at the time of the purchase, the certificate continues to satisfy the second and third general conditions set forth above. A fiduciary of a Plan contemplating the purchase of an offered certificate, whether in the initial issuance of the certificate or in the secondary market, must make its own determination that the first and fourth general conditions set forth above will be satisfied with respect to the certificate as of the date of the purchase. A
Plan's authorizing fiduciary will be deemed to make a representation regarding satisfaction of the fifth general condition set forth above in connection with the purchase of an offered certificate.

                                     S-215

  The Underwriter Exemption also requires that the trust meet the following requirements:

     o   the trust assets must consist solely of assets of the type that have been included in other investment pools;

     o   certificates evidencing interests in those other investment pools must have been rated in one of the four highest generic categories of S&P,
         Moody's or Fitch for at least one year prior to the Plan's acquisition of an offered certificate; and

     o   certificates evidencing interests in those other investment pools must have been purchased by investors other than Plans for at least one year prior to any Plan's acquisition of an offered certificate.

     We believe that these requirements have been satisfied as of the date of this prospectus supplement.

     If the general conditions of the Underwriter Exemption are satisfied, it may provide an exemption from the restrictions imposed by sections 406(a) and
407(a) of ERISA, as well as the excise taxes imposed by sections 4975(a) and
(b) of the Internal Revenue Code by reason of sections 4975(c)(1)(A) through
(D) of the Internal Revenue Code, in connection with--

     o   the direct or indirect sale, exchange or transfer of an offered certificate acquired by a Plan upon initial issuance from us or an
         Exemption-Favored Party when we are, or a mortgage loan seller, the trustee, the master servicer, the special servicer or any sub-servicer, any party responsible for servicing an Outside Serviced Trust Mortgage
         Loan, provider of credit support, Exemption-Favored Party or mortgagor is, a Party in Interest with respect to the investing Plan,

     o   the direct or indirect acquisition or disposition in the secondary market of an offered certificate by a Plan, and

     o   the continued holding of an offered certificate by a Plan.

     However, no exemption is provided from the restrictions of sections
406(a)(1)(E), 406(a)(2) and 407 of ERISA for the acquisition or holding of an offered certificate on behalf of a Plan sponsored by any member of the
Restricted Group, if such acquisition or holding is by any person who has discretionary authority or renders investment advice with respect to the assets of that Plan.

     Moreover, if the general conditions of the Underwriter Exemption, as well as other conditions set forth in the Underwriter Exemption, are satisfied, it may also provide an exemption from the restrictions imposed by sections
406(b)(1) and (b)(2) of ERISA and the taxes imposed by section 4975(c)(1)(E) of the Internal Revenue Code in connection with:

     o   the direct or indirect sale, exchange or transfer of offered certificates in the initial issuance of those certificates between us or an Exemption-Favored Party and a Plan when the person who has discretionary authority or renders investment advice with respect to the investment of the assets of the Plan in those certificates is a borrower, or an affiliate of a borrower, with respect to 5.0% or less of the fair market value of the underlying mortgage loans;

     o   the direct or indirect acquisition or disposition in the secondary market of offered certificates by a Plan; and

     o   the continued holding of offered certificates by a Plan.

     Further, if the general conditions of the Underwriter Exemption, as well as other conditions set forth in the Underwriter Exemption are satisfied, it may provide an exemption from the restrictions imposed by sections 406(a),
406(b) and 407(a) of ERISA, and the taxes imposed by sections 4975(a) and (b)
of the Internal Revenue Code by reason of section 4975(c) of the Internal
Revenue Code, for transactions in connection with the servicing, management and operation of the trust assets.

     Lastly, if the general conditions of the Underwriter Exemption are satisfied, it may also provide an exemption from the restrictions imposed by sections 406(a) and 407(a) of ERISA, and the taxes imposed by sections 4975(a)
and (b) of the Internal Revenue Code, by reason of sections 4975(c)(1)(A)
through (D) of the Internal Revenue Code, if the restrictions are deemed to otherwise apply merely because a person is deemed to be a Party in Interest with respect to an investing plan by virtue of--

     o   providing services to the Plan, or

     o   having a specified relationship to this person,

solely as a result of the Plan's ownership of offered certificates.

     Before purchasing an offered certificate, a fiduciary of a Plan should itself confirm that the general and other conditions set forth in the
Underwriter Exemption, and the other requirements set forth in the Underwriter
Exemption, would be satisfied at the time of the purchase.

                                     S-216

     A governmental plan as defined in section 3(32) of ERISA is not subject to
ERISA or section 4975 of the Internal Revenue Code. However, a governmental plan may be subject to a federal, state or local law which is, to a material extent, similar to the foregoing provisions of ERISA or the Internal Revenue
Code. A fiduciary of a governmental plan should make its own determination as to the need for and the availability of any exemptive relief under any similar law.

     Any fiduciary of a Plan considering whether to purchase an offered certificate on behalf of that Plan should consult with its counsel regarding the applicability of the fiduciary responsibility and prohibited transaction provisions of ERISA and the Internal Revenue Code to the investment.

     The sale of offered certificates to a Plan is in no way a representation or warranty by us or any of the underwriters that--

     o   the investment meets all relevant legal requirements with respect to investments by Plans generally or by any particular Plan, or

     o   the investment is appropriate for Plans generally or for any particular
         Plan.

                               LEGAL INVESTMENT

     Upon initial issuance, the class A-1, A-2, A-3, A-4, A-5, A-6, A-1A, B, C and D certificates will, and the class E and F certificates will not, be mortgage related securities for purposes of SMMEA. However, neither we nor any of the underwriters otherwise makes any representation as to the proper characterization of the offered certificates for legal investment, financial institution regulatory or other purposes, or as to the ability of particular investors to purchase the offered certificates under applicable legal investment or other restrictions. All investors whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements or review by regulatory authorities should consult with their own legal advisors in determining whether and to what extent the offered certificates--

     o   are legal investments for them, or

     o   are subject to investment, capital or other restrictions.

     See "Legal Investment" in the accompanying prospectus.

                            METHOD OF DISTRIBUTION

     Subject to the terms and conditions of an underwriting agreement between us and the underwriters, the underwriters have agreed, severally and not jointly, to purchase from us, and we have agreed to sell to them, their respective allotments, in each case if any, of the offered certificates as set forth on the table below. As set forth in the table below, not every underwriter is obligated to acquire offered certificates. Proceeds to us from the sale of the offered certificates, before deducting expenses payable by us,
will be approximately       % of the total principal balance of the offered
certificates, plus accrued interest on all the offered certificates from
October 11, 2004. It is expected that delivery of the offered certificates will be made to the underwriters in book-entry form through the same day funds settlement system of DTC on or about November 3, 2004, against payment for them in immediately available funds.

UNDERWRITER                        CLASS A-1     CLASS A-2     CLASS A-3     CLASS A-4     CLASS A-5     CLASS A-6
-------------------------------   -----------   -----------   -----------   -----------   -----------   ----------

Lehman Brothers Inc. ..........    $             $             $             $             $             $
UBS Securities LLC ............
                                   ----------    ----------    ----------    ----------    ----------    ---------
Total .........................    $             $             $             $             $             $
                                   ==========    ==========    ==========    ==========    ==========    =========

UNDERWRITER                        CLASS A-1A      CLASS B       CLASS C       CLASS D       CLASS E       CLASS F
-------------------------------   ------------   -----------   -----------   -----------   -----------   -----------

Lehman Brothers Inc. ..........     $             $             $             $             $             $
UBS Securities LLC ............
                                    ----------    ----------    ----------    ----------    ----------
Total .........................     $             $             $             $             $             $
                                    ==========    ==========    ==========    ==========    ==========    ==========

     The underwriting agreement provides that the obligations of the underwriters to pay for and accept delivery of the offered certificates is subject to, among other things:

     o   the receipt of various legal opinions; and

     o   the satisfaction of various conditions, including that--

                                     S-217

         1.  no stop order suspending the effectiveness of our registration statement is in effect, and

         2.  no proceedings for the purpose of obtaining a stop order are pending before or threatened by the SEC.

     The underwriters currently intend to sell the offered certificates from time to time in one or more negotiated transactions or otherwise at varying prices to be determined at the time of sale. The underwriters may accomplish these transactions by selling the offered certificates to or through dealers, and the dealers may receive compensation in the form of underwriting discounts, concessions or commissions from the underwriters. The underwriters may be deemed to have received compensation from us, in connection with the sale of the offered certificates, in the form of underwriting compensation. The underwriters and any dealers that participate with the underwriters in the distribution of the offered certificates may be deemed to be statutory underwriters and any profit on the resale of the offered certificates positioned by them may be deemed to be underwriting discounts and commissions under the Securities Act of 1933, as amended.

     The underwriting agreement provides that we will indemnify the underwriters, and that under limited circumstances the underwriters will indemnify us, against various civil liabilities under the Securities Act of
1933, as amended, relating to the disclosure in this prospectus supplement, the accompanying prospectus or our registration statement.

     We have also been advised by the underwriters that they presently intend to make a market in the offered certificates. The underwriters have no obligation to do so, however, and any market making may be discontinued at any time. There can be no assurance that an active public market for the offered certificates will develop. See "Risk Factors--Lack of Liquidity Will Impair
Your Ability to Sell Your Offered Certificates and May Have an Adverse Effect
on the Market Value of Your Offered Certificates" in the accompanying prospectus.

     With respect to this offering--

     o   Lehman Brothers Inc., one of our affiliates, is acting as co-lead manager and sole bookrunner, and

     o   UBS Securities LLC is acting as co-lead manager.

     The trust fund described in this prospectus supplement is a collective investment scheme as defined in the Financial Services and Markets Act 2000
("FSMA") of the United Kingdom. It has not been authorized, or otherwise recognized or approved, by the United Kingdom's Financial Services Authority
and, as an unregulated collective investment scheme, accordingly cannot be marketed in the United Kingdom to the general public. This prospectus supplement must not be acted on or relied on by persons who are not Relevant
Persons. Any investment or investment activity to which this prospectus supplement relates, including the offered certificates, is available only to
Relevant Persons and will be engaged in only with Relevant Persons. Potential investors in the United Kingdom are advised that all, or most, of the protections afforded by the United Kingdom regulatory system will not apply to an investment in the trust fund and that compensation will not be available under the United Kingdom Financial Services Compensation Scheme.

                                 LEGAL MATTERS

     Particular legal matters relating to the certificates will be passed upon for us and the underwriters by Sidley Austin Brown & Wood LLP, New York, New
York.

                                     S-218

                                    RATINGS

     It is a condition to their issuance that the respective classes of offered certificates be rated as follows:

                        CLASS           S&P           MOODY'S
                        -----           ---           -------
                          A-1           AAA             Aaa
                          A-2           AAA             Aaa
                          A-3           AAA             Aaa
                          A-4           AAA             Aaa
                          A-5           AAA             Aaa
                          A-6           AAA             Aaa
                         A-1A           AAA             Aaa
                           B            AA+             Aa1
                           C             AA             Aa2
                           D            AA-             Aa3
                           E             A+             A1
                           F             A              A2

     The ratings on the offered certificates address the likelihood of the timely receipt by the holders of all payments of interest to which they are entitled on each payment date and the ultimate receipt by the holders of all payments of principal to which those holders are entitled on or before the related rated final payment date. The ratings take into consideration the credit quality of the mortgage pool, structural and legal aspects associated with the offered certificates, and the extent to which the payment stream from the mortgage pool is adequate to make payments of interest and principal required under the offered certificates.

     The ratings on the respective classes of offered certificates do not represent any assessment of--

     o   the tax attributes of the offered certificates or of the trust,

     o   whether or to what extent prepayments of principal may be received on the underlying mortgage loans,

     o   the likelihood or frequency of prepayments of principal on the underlying mortgage loans,

     o   the degree to which the amount or frequency of prepayments of principal on the underlying mortgage loans might differ from those originally anticipated,

     o   whether or to what extent the interest payable on any class of offered certificates may be reduced in connection with Net Aggregate Prepayment
         Interest Shortfalls,

     o   whether and to what extent prepayment premiums, yield maintenance charges, Default Interest or Post-ARD Additional Interest will be received, and

     o   the yield to maturity that investors may experience.

     There can be no assurance as to whether any rating agency not requested to rate the offered certificates will nonetheless issue a rating to any class of offered certificates and, if so, what the rating would be. A rating assigned to any class of offered certificates by a rating agency that has not been requested by us to do so may be lower than the rating assigned thereto by S&P or Moody's.

     The ratings on the offered certificates should be evaluated independently from similar ratings on other types of securities. A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization. Each security rating should be evaluated independently of any other security rating. See
"Rating" in the accompanying prospectus.

                                     S-219

                                    GLOSSARY

     The following capitalized terms will have the respective meanings assigned to them in this "Glossary" section whenever they are used in this prospectus supplement, including in Annexes A-1, A-2, A-3, A-4, A-5, A-6 and B to this prospectus supplement.

     "30/360 BASIS" means the accrual of interest based on a 360-day year consisting of twelve 30-day months.

     "600 THIRD AVENUE BORROWER" means the borrower under the 600 Third Avenue
Mortgage Loan, as identified under "Description of the Mortgage
Pool--Significant Underlying Mortgage Loans--The 600 Third Avenue Mortgage
Loan--The Borrower and Sponsor" in this prospectus supplement.

     "600 THIRD AVENUE INITIAL CAPITAL EXPENDITURE ACCOUNT" has the meaning assigned thereto under "Description of the Mortgage Pool--Significant
Underlying Mortgage Loans--The 600 Third Avenue Mortgage Loan--Reserves and
Escrows" in this prospectus supplement.

     "600 THIRD AVENUE LEASING ACCOUNT" has the meaning assigned thereto under
"Description of the Mortgage Pool--Significant Underlying Mortgage Loans--The
600 Third Avenue Mortgage Loan--Reserves and Escrows" in this prospectus supplement.

     "600 THIRD AVENUE LENDER COLLATERAL ACCOUNT" has the meaning assigned thereto under "Description of the Mortgage Pool--Significant Underlying
Mortgage Loans--The 600 Third Avenue Mortgage Loan--Lockbox" in this prospectus supplement.

     "600 THIRD AVENUE MORTGAGE LOAN" means the underlying mortgage loan that is secured by the 600 Third Avenue Mortgaged Property, which underlying mortgage loan has, as of the cut-off date, an unpaid principal balance of
$168,000,000.

     "600 THIRD AVENUE MORTGAGED PROPERTY" means the mortgaged real property identified on Annex A-1 to this prospectus supplement as 600 Third Avenue.

     "600 THIRD AVENUE REPLACEMENT ACCOUNT" has the meaning assigned thereto under "Description of the Mortgage Pool--Significant Underlying Mortgage
Loans--The 600 Third Avenue Mortgage Loan--Reserves and Escrows" in this prospectus supplement.

     "600 THIRD AVENUE REPORT" has the meaning assigned thereto under
"Description of the Mortgage Pool--Significant Underlying Mortgage Loans--The
600 Third Avenue Mortgage Loan--600 Third Avenue Engineering Report".

     "600 THIRD AVENUE ROLLOVER EXPENDITURE ACCOUNT" has the meaning assigned thereto under "Description of the Mortgage Pool--Significant Underlying
Mortgage Loans--The 600 Third Avenue Mortgage Loan--Reserves and Escrows" in
this prospectus supplement.

     "600 THIRD AVENUE TRIGGERING EVENT" has the meaning assigned thereto under
"Description of the Mortgage Pool--Significant Underlying Mortgage Loans--The
600 Third Avenue Mortgage Loan--Lockbox" in this prospectus supplement.

     "ACTUAL/360 BASIS" means the accrual of interest based on the actual number of days elapsed during each one-month accrual period in a year assumed to consist of 360 days.

     "ADDITIONAL TRUST FUND EXPENSE" means an expense of the trust that--

     o   arises out of a default on a mortgage loan or an otherwise unanticipated event,

     o   is not required to be paid by any party to the series 2004-C7 pooling and servicing agreement,

     o   is not included in the calculation of a Realized Loss in respect of any particular underlying mortgage loan,

     o   is not covered by a servicing advance or a corresponding collection from the related borrower and is not offset by late payment charges and/or Default Interest on the related mortgage loan or by amounts otherwise payable to the holder of any related Non-Trust Loan, and

     o   causes a shortfall in the payments of interest (other than Post-ARD
         Additional Interest) or principal on any class of series 2004-C7 certificates.

     We provide some examples of Additional Trust Fund Expenses under
"Description of the Offered Certificates--Reductions of Certificate Principal
 Balances in Connection with Realized Losses and Additional Trust Fund Expenses"
 in this prospectus supplement.

                                     S-220

     "ADMINISTRATIVE COST RATE" means, with respect to each mortgage loan in the trust, the sum of the per annum rates at which the related master servicing fee (including, except in the case of an Outside Serviced Trust Mortgage Loan, any related primary servicing fee payable by the master servicer to any related sub-servicer) and the monthly trustee fee is calculated. The Administrative
Cost Rate for the One Lincoln Street Mortgage Loan will also include the per annum rate at which the applicable servicing fee for that mortgage loan is calculated under the series 2004-C3 trust and servicing agreement, and the
Administrative Cost Rate for the World Apparel Center Mortgage Loan will also include the per annum rate at which the applicable servicing fee for that mortgage loan is calculated under the series 2004-LN2 pooling and servicing agreement.

     "APPRAISAL REDUCTION AMOUNT" means, for any mortgage loan in the trust
(other than the Outside Serviced Trust Mortgage Loans) as to which an Appraisal
Trigger Event has occurred, an amount that will equal the excess, if any, of
"x" over "y" where--

     o   "x" is equal to the sum of:

         1.  the Stated Principal Balance of the mortgage loan;

         2.  to the extent not previously advanced by or on behalf of the master servicer, the trustee or the fiscal agent, all unpaid interest, other than any Default Interest and Post-ARD Additional Interest, accrued on the mortgage loan through the most recent due date prior to the date of determination;

         3.  all accrued but unpaid special servicing fees, liquidation fees and workout fees with respect to the mortgage loan;

         4.  all related unreimbursed advances made by or on behalf of the master servicer, the special servicer, the trustee or the fiscal agent with respect to the mortgage loan, together with interest on those advances as permitted under the series 2004-C7 pooling and servicing agreement;

         5.  any other unpaid Additional Trust Fund Expenses in respect of the mortgage loan; and

         6.  all currently due and unpaid real estate taxes and assessments, insurance premiums and, if applicable, ground rents and any unfunded improvement and other applicable reserves, with respect to the related mortgaged real property, net of any escrow reserves held by the master servicer or the special servicer that cover any such item; and

     o   "y" is equal to the sum of:

         1.  the excess, if any, of--

             (a)  90% of the resulting appraised or estimated value of the related mortgaged real property or REO Property (which value may be subject to reduction by the special servicer (acting in accordance with the Servicing Standard) based on its review of the related appraisal and other relevant information), over

             (b)  the amount of any obligations secured by liens on the property that are prior to the lien of the mortgage loan;

         2.  the amount of escrow payments and reserve funds held by the master servicer with respect to the mortgage loan that--

             (a)  are not required to be applied to pay real estate taxes and assessments, insurance premiums or ground rents,

             (b)  are not otherwise scheduled to be applied (except to pay debt service on the mortgage loan) within the next 12 months, and

             (c)  may be used to reduce the principal balance of the mortgage loan; and

         3.  the amount of any letter of credit that constitutes additional security for the mortgage loan that may be drawn upon for purposes of paying down the principal balance of the mortgage loan.

     If, however, with respect to any mortgage loan in the trust (other than an
Outside Serviced Trust Mortgage Loan)--

     o   an Appraisal Trigger Event occurs,

     o   no appraisal or other valuation estimate, as described under "Servicing
         Under the Series 2004-C7 Pooling and Servicing Agreement--Required
         Appraisals," is obtained or performed within 60 days after the occurrence of that Appraisal Trigger Event, and

                                     S-221

     o   either--

         1.  no comparable appraisal or other valuation, or update of a comparable appraisal or other valuation, had been obtained or performed during the 12-month period prior to that Appraisal
             Trigger Event, or

         2.  there has been a material change in the circumstances surrounding the related mortgaged real property subsequent to any earlier appraisal or other valuation, or any earlier update of an appraisal or other valuation, that, in the special servicer's judgment, materially affects the value of the property,

then until the required appraisal or other valuation is obtained or performed, the Appraisal Reduction Amount for the subject mortgage loan will equal 25% of the Stated Principal Balance of that mortgage loan. After receipt of the required appraisal or other valuation, the special servicer will determine the
Appraisal Reduction Amount, if any, for the subject mortgage loan as described in the first sentence of this definition. For purposes of this definition, each mortgage loan that is part of a group of cross-collateralized mortgage loans will be treated separately for purposes of calculating any Appraisal Reduction
Amount.

     Each Appraisal Reduction Amount shall be reduced to zero as of the date the related mortgage loan becomes a corrected mortgage loan, it has remained current for at least three consecutive monthly payments and no other Appraisal
Trigger Event has occurred during the preceding three-month period; and no
Appraisal Reduction Amount shall exist as to any mortgage loan after it has been paid in full, liquidated, repurchased or otherwise disposed of.

     Notwithstanding the foregoing, each Serviced Loan Combination will be treated as a single underlying mortgage loan for purposes of calculating an
Appraisal Reduction Amount. Any Appraisal Reduction Amount with respect to a
Serviced Loan Combination will be allocated: first, to the related Serviced
Non-Trust Loan in that Serviced Loan Combination, up to the outstanding principal balance thereof, together with all accrued and unpaid interest (other than Default Interest) thereon; and then, to the underlying mortgage loan in that Serviced Loan Combination.

     In the case of the One Lincoln Street Mortgage Loan, upon the occurrence of an Appraisal Trigger Event with respect thereto, the Appraisal Reduction
Amount, if any, with respect to the One Lincoln Street Loan Pair will be calculated in accordance with the series 2004-C3 trust and servicing agreement and generally as described under "Servicing of the One Lincoln Street Loan
Pair--Appraisal Trigger Event/Appraisal Reduction Amount Under the Series
2004-C3 Trust and Servicing Agreement" in this prospectus supplement. Any
Appraisal Reduction Amount with respect to the One Lincoln Street Loan Pair will be allocated first to the One Lincoln Street Non-Trust Loan Subordinate
Components, up to the outstanding principal balance thereof, and then to the
One Lincoln Street Mortgage Loan and the One Lincoln Street Non-Trust Loan Pari
Passu Component, on a pro rata basis by balance.

     In the case of the World Apparel Center Loan Group, upon the occurrence of an Appraisal Trigger Event with respect thereto, the Appraisal Reduction
Amount, if any, with respect to the World Apparel Center Loan Group will be as calculated in accordance with the series 2004-LN2 pooling and servicing agreement and generally as described under "Servicing of the World Apparel
Center Loan Group--Appraisal Trigger Event/Appraisal Reduction Amount Under the
Series 2004-LN2 Pooling and Servicing Agreement" in this prospectus supplement.
Any Appraisal Reduction Amount with respect to the World Apparel Center Loan
Group will be allocated between the World Apparel Center Mortgage Loan and the
World Apparel Center Non-Trust Loans, on a pro rata basis by balance.

     "APPRAISAL TRIGGER EVENT" means, with respect to any mortgage loan in the trust (other than an Outside Serviced Trust Mortgage Loan), any of the following events:

     o   the mortgage loan has been modified by the special servicer in a manner that--

         1.  affects that amount or timing of any payment of principal or interest due on it, other than, or in addition to, bringing monthly debt service payments current with respect to the mortgage loan,

         2.  except as expressly contemplated by the related loan documents, results in a release of the lien of the related mortgage instrument on any material portion of the related mortgaged real property without a corresponding principal prepayment in an amount, or the delivery by the related borrower of substitute real property collateral with a fair market value, that is not less than the fair market value of the property to be released, or

         3.  in the judgment of the special servicer, otherwise materially impairs the security for the mortgage loan or reduces the
             likelihood of timely payment of amounts due on the mortgage loan;

                                     S-222

     o   the mortgage loan is delinquent--

         1.  except in the case of a balloon payment, for 60 days beyond the date the subject payment was due, or

         2.  solely in the case of a balloon payment, if any, for one business day after the subject balloon payment was due or, in certain circumstances involving the delivery of a refinancing commitment, for 30 days beyond the date on which that balloon payment was due
             (or for such shorter period ending on the date on which it is determined that the refinancing could not reasonably be expected to occur);

     o   a receiver or similar official is appointed and continues for 60 days in that capacity in respect of the mortgaged real property securing the mortgage loan;

     o   the related borrower becomes the subject of (1) voluntary bankruptcy, insolvency or similar proceedings, or (2) involuntary bankruptcy, insolvency or similar proceedings that remain undismissed for 60 days;

     o   the mortgaged real property securing the mortgage loan becomes an REO
         Property; or

     o   the mortgage loan remains outstanding five years after any extension of its maturity.

     Appraisal Trigger Events with respect to the One Lincoln Street Mortgage
Loan will be as set forth in, and appraisals of the One Lincoln Street
Mortgaged Property will be conducted under, the trust and servicing agreement for the Series 2004-C3 Securitization (or other successor servicing agreement).
Appraisal Trigger Events with respect to the One Lincoln Street Loan Pair are described under "Servicing of the One Lincoln Street Loan Pair--Appraisal
Trigger Event/Appraisal Reduction Amount Under the Series 2004-C3 Trust and
Servicing Agreement" in this prospectus supplement.

     Appraisal Trigger Events with respect to the World Apparel Center Mortgage
Loan will be as set forth in, and appraisals of the World Apparel Center
Mortgaged Property will be conducted under, the pooling and servicing agreement for the Series 2004-LN2 Securitization (or other successor servicing agreement). Appraisal Trigger Events with respect to the World Apparel Center
Loan Group are described under "Servicing of the World Apparel Center Loan
Group--Appraisal Trigger Event/Appraisal Reduction Amount Under the Series
2004-LN2 Pooling and Servicing Agreement" in this prospectus supplement.

     "ARD LOAN" means any mortgage loan in the trust that provides for various material incentives to the related borrower to pay the mortgage loan in full by a specified date prior to the related maturity date, as described under
"Description of the Mortgage Pool--Terms and Conditions of the Underlying
Mortgage Loans--ARD Loans."

     "AVAILABLE P&I FUNDS" means the total amount available to make payments of interest and principal on the series 2004-C7 certificates on each payment date.
The Available P&I Funds are more particularly described under "Description of the Offered Certificates--Collection Account--Withdrawals" in this prospectus supplement.

     "BALLOON LOAN" means any mortgage loan in the trust fund that by its original terms or by virtue of any modification entered into as of the issue date for the series 2004-C7 certificates provides for an amortization schedule extending beyond its stated maturity date and as to which, in accordance with such terms, the scheduled payment due on its stated maturity date is significantly larger than the scheduled payment due on the due date next preceding its stated maturity date.

     "CAPITAL IMP. RESERVE" means, with respect to any mortgage loan in the trust, funded reserves escrowed for repairs, replacements and corrections of issues outlined in the engineering reports.

     "CBE" means corporate bond equivalent.

     "CERCLA" means the Federal Comprehensive Environmental, Response,
Compensation and Liability Act of 1980, as amended.

     "CLASS A PRINCIPAL PAYMENT CROSS-OVER DATE" means the first payment date as of the commencement of business on which--

     o   the class A-1, A-2, A-3, A-4, A-5, A-6 and A-1A certificates, or any two or more of those classes, remain outstanding, and

     o   the total principal balance of the class B, C, D, E, F, G, H, J, K, L,
         M, N, P, Q, S and T certificates have previously been reduced to zero as described under "Description of the Offered Certificates--Reductions of Certificate Principal Balances in Connection with Realized Losses and Additional Trust Fund Expenses" in this prospectus supplement.

                                     S-223

     "CLEARSTREAM" means Clearstream Banking Luxembourg.

     "CO-LENDER AGREEMENT" means the One Lincoln Street Intercreditor
Agreement, the World Apparel Center Co-Lender Agreement, the International
Residences Co-Lender Agreement, any of the Kimco Portfolio C-Lender Agreements
or the Post Oak Apartments Co-Lender Agreement, as applicable.

     "CONDEMNATION PROCEEDS" means all proceeds and other amounts received in connection with the condemnation or the taking by right of eminent domain of a mortgaged real property or an REO Property, other than any such proceeds applied to the restoration of the property or otherwise released to the related borrower or another appropriate person.

     "CPI" means consumer price index.

     "CPR" means an assumed constant rate of prepayment each month, which is expressed on a per annum basis, relative to the then outstanding principal balance of a pool of mortgage loans for the life of those loans. The CPR model is the prepayment model that we use in this prospectus supplement.

     "CUT-OFF DATE LOAN-TO-VALUE RATIO," "CUT-OFF DATE LTV RATIO" and "CUT-OFF
DATE LTV" each means:

     o   with respect to any mortgage loan in the trust (other than the Outside
         Serviced Trust Mortgage Loans), the ratio, expressed as a percentage, of--

         1.  the cut-off date principal balance of the subject mortgage loan, as shown on Annex A-1 to this prospectus supplement, to

         2.  the appraised value of the related mortgaged real property or properties, as shown on Annex A-1 to this prospectus supplement;

     o   with respect to the One Lincoln Street Mortgage Loan, the ratio, expressed as a percentage, of--

         1.  the cut-off date principal balance of the One Lincoln Street
             Mortgage Loan, as shown on Annex A-1 to this prospectus supplement, together with the cut-off date principal balance of the One Lincoln
             Street Non-Trust Loan Pari Passu Component, to

         2.  he appraised value of the One Lincoln Street Mortgaged Property, as shown on Annex A-1 to this prospectus supplement; and

     o   with respect to the World Apparel Center Mortgage Loan, the ratio, expressed as a percentage, of--

         1.  the cut-off date principal balance of the World Apparel Center
             Mortgage Loan, as shown on Annex A-1 to this prospectus supplement, together with the aggregate cut-off date principal balance of the
             World Apparel Center Non-Trust Loans, to

         2.  the appraised value of the World Apparel Center Mortgaged Property, as shown on Annex A-1 to this prospectus supplement.

     "D(x)" means, with respect to any mortgage loan in the trust, a period of
x months during which voluntary prepayments of principal are prohibited, but the related borrower is permitted to defease that mortgage loan in order to obtain a release of one or more of the related mortgaged real properties.

     "DEFAULT INTEREST" means any interest that--

     o   accrues on a defaulted mortgage loan solely by reason of the subject default, and

     o   is in excess of all interest at the related mortgage interest rate and any Post-ARD Additional Interest accrued on the mortgage loan.

     "DISCOUNT RATE" means, with respect to any prepaid mortgage loan in the trust, a rate which, when compounded monthly, is equivalent to the "Yield
Maintenance Treasury Rate" when compounded semi-annually. The "Yield
Maintenance Treasury Rate" means the yield calculated by the master servicer by linear interpolation of the yields, as such yields are reported in Federal
Reserve Statistical Release H.15-Selected Interest Rates (519), under the heading U.S. Government Securities/Treasury Constant Maturities, with respect to the maturity dates set forth thereunder, one longer and one shorter, most nearly approximating the maturity date (or, in the case of an ARD Loan, the anticipated repayment date) of the relevant prepaid mortgage loan. If Federal
Reserve Statistical Release H.15 is no longer published or does not indicate the information set forth above, then the master servicer will select a comparable publication or source for the purposes of determining the Yield
Maintenance Treasury Rate.

                                     S-224

     "DSCR" means debt service coverage ratio.

     "ERISA" means the Employee Retirement Income Security Act of 1974, as
amended.

     "ERISA PLAN" means any employee benefit plan that is subject to the fiduciary responsibility provisions of ERISA.

     "EUROCLEAR" means The Euroclear System.

     "EXEMPTION-FAVORED PARTY" means any of--

     o   Lehman Brothers Inc.,

     o   any person directly or indirectly, through one or more intermediaries, controlling, controlled by or under common control with Lehman Brothers
         Inc., and

     o   any member of the underwriting syndicate or selling group of which a person described in the prior two bullets is a manager or co-manager with respect to the offered certificates.

     "FF&E" means furniture, fixtures and equipment.

     "FITCH" means Fitch, Inc.

     "FPO PERSONS" has the meaning assigned thereto under "Notice to Residents of the United Kingdom" in this prospectus supplement.

     "FSMA" has the meaning assigned thereto under "Notice to Residents of the
United Kingdom" in this prospectus supplement.

     "GAAP" means generally accepted accounting principles in the United States of America.

     "GLA" means gross leasable area.

     "GMACCM" means GMAC Commercial Mortgage Corporation.

     "GOVERNMENT SECURITIES" means non-callable United States Treasury obligations, and other non-callable government securities within the meaning of section 2(a)(16) of the Investment Company Act of 1940, as amended.

     "INSURANCE PROCEEDS" means all proceeds and other amounts received under any hazard, flood, title or other insurance policy that provides coverage with respect to a mortgaged real property or the related underlying mortgage loan, together with any comparable amounts received with respect to an REO Property, other than any such proceeds applied to the restoration of the property or otherwise released to the related borrower or another appropriate person.

     "INTERNAL REVENUE CODE" means the Internal Revenue Code of 1986, as amended.

     "INTERNATIONAL RESIDENCES CO-LENDER AGREEMENT" has the meaning assigned thereto under "Description of the Mortgage Pool--Loan Combinations--The
International Residences Mortgage Loan and the Post Oak Apartments Mortgage
Loan--Co-Lender Agreement" in this prospectus supplement.

     "INTERNATIONAL RESIDENCES LOAN PAIR" means, together, the International
Residences Mortgage Loan and the International Residences Non-Trust Loan.

     "INTERNATIONAL RESIDENCES MORTGAGE LOAN" means the underlying mortgage loan that is secured by the International Residences Mortgaged Property and
has, as of the cut-off date, an unpaid principal balance of $20,600,000.

     "INTERNATIONAL RESIDENCES MORTGAGED PROPERTY" means the mortgaged real property identified on Annex A-1 to this prospectus supplement as International
Residences.

     "INTERNATIONAL RESIDENCES NON-TRUST LOAN NOTEHOLDER" means the holder of the International Residences Non-Trust Loan.

     "INTERNATIONAL RESIDENCES NON-TRUST LOAN" means the mortgage loan secured by the International Residences Mortgaged Property that is not included in the trust and that is, as and to the extent described under "Description of the
Mortgage Pool--Loan Combinations--The International Residences Mortgage Loan
and the Post Oak Apartments Mortgage Loan" in this prospectus supplement, generally subordinate in right of payment to the International Residences
Mortgage Loan. The International Residences Non-Trust Loan has an unpaid principal balance as of the cut-off date of $900,000 and is held by one of our affiliates.

                                     S-225

     "IRS" means the Internal Revenue Service.

     "ISSUE DATE" means the date of initial issuance for the series 2004-C7 certificates, which will be on or about November 3, 2004.

     "KIMCO PORTFOLIO CO-LENDER AGREEMENT" has the meaning assigned thereto under "Description of the Mortgage Pool--Loan Combinations--The Kimco Portfolio
Mortgage Loans--Co-Lender Agreement" in this prospectus supplement.

     "KIMCO PORTFOLIO ENCHANTED FOREST LOAN PAIR" means the pair of mortgage loans comprised of the particular Kimco Portfolio Mortgage Loan and the related
Kimco Portfolio Non-Trust Loan that are together secured by the Kimco Portfolio
Mortgaged Property identified on Annex A-1 to this prospectus supplement as
Kimco Portfolio -- Enchanted Forest.

     "KIMCO PORTFOLIO LOAN PAIRS" means, collectively, the Kimco Portfolio
Enchanted Forest Loan Pair, the Kimco Portfolio Perry Hall Loan Pair and the
Kimco Portfolio Wilkens Beltway Plaza Loan Pair.

     "KIMCO PORTFOLIO MORTGAGED PROPERTY" refers to any of the mortgaged real properties identified on Annex A-1 to this prospectus supplement as Kimco
Portfolio - Enchanted Forest, Kimco Portfolio - Wilkens Beltway Plaza and Kimco
Portfolio - Perry Hall Super Fresh.

     "KIMCO PORTFOLIO MORTGAGE LOAN" refers to any of the underlying mortgage loans secured by a Kimco Portfolio Mortgaged Property, each of which underlying mortgage loans is, as and to the extent described under "Description of the
Mortgage Pool--Loan Combinations--The Kimco Portfolio Mortgage Loans" in this prospectus supplement, generally senior in right of payment to the related
Kimco Portfolio Non-Trust Loan. The Kimco Portfolio Mortgage Loans have unpaid principal balances as of the cut-off date of $11,900,000 (Enchanted Forest),
$8,900,000 (Wilkens Beltway Plaza) and $6,000,000 (Perry Hall Super Fresh),
respectively.

     "KIMCO PORTFOLIO NON-TRUST LOAN" refers to any of the mortgage loans secured by a Kimco Portfolio Mortgaged Property that is not included in the trust and that is, as and to the extent described under "Description of the
Mortgage Pool--Loan Combinations--The Kimco Portfolio Mortgage Loans" in this prospectus supplement, generally subordinate in right of payment to the related
Kimco Portfolio Mortgage Loan. The Kimco Portfolio Non-Trust Loans have unpaid principal balances as of the cut-off date of $9,730,000 (Enchanted Forest),
$7,100,000 (Wilkens Beltway Plaza) and $3,700,000 (Perry Hall Super Fresh),
respectively, and are held by one of our affiliates.

     "KIMCO PORTFOLIO NON-TRUST LOAN NOTEHOLDER" means any holder of a Kimco
Portfolio Non-Trust Loan.

     "KIMCO PORTFOLIO PERRY HALL LOAN PAIR" means the pair of mortgage loans comprised of the particular Kimco Portfolio Mortgage Loan and the related Kimco
Portfolio Non-Trust Loan that are together secured by the Kimco Portfolio
Mortgaged Property identified on Annex A-1 to this prospectus supplement as
Kimco Portfolio - Perry Hall Super Fresh.

     "KIMCO PORTFOLIO WILKENS BELTWAY PLAZA LOAN PAIR" means the pair of mortgage loans comprised of the particular Kimco Portfolio Mortgage Loan and the related Kimco Portfolio Non-Trust Loan that are together secured by the
Kimco Portfolio Mortgaged Property identified on Annex A-1 to this prospectus supplement as Kimco Portfolio - Wilkens Beltway Plaza.

     "L&L" has the meaning assigned thereto under "Description of the Mortgage
Pool--Significant Underlying Mortgage Loans--The 600 Third Avenue Mortgage
Loan--The Borrower and Sponsor" in this prospectus supplement.

     "LEASE TERMINATION PAYMENTS" means any fees or payments received from any tenant under a lease affecting a mortgaged real property in connection with termination cancellation, surrender, sale or other disposition of such lease.

     "LEHMAN MORTGAGE LOAN" means each mortgage loan that was, directly or indirectly, acquired by us from the Lehman Mortgage Loan Seller for inclusion in the trust.

     "LEHMAN MORTGAGE LOAN SELLER" means, individually and collectively, each of our affiliates that transferred mortgage loans to us for inclusion in the trust.

     "LENNAR" means Lennar Partners, Inc.

     "LIQUIDATION PROCEEDS" means all cash proceeds received and retained by the trust in connection with--

     o   the full or partial liquidation of defaulted mortgage loans by foreclosure or otherwise;

     o   the repurchase of any mortgage loan by us or the applicable mortgage loan seller, as described under "Description of the Mortgage
         Pool--Cures and Repurchases" in this prospectus supplement;

                                     S-226

     o   the purchase of any specially serviced mortgage loan as to which a material default exists, by any holder of a purchase option, as described under "Servicing Under the Series 2004-C7 Pooling and
         Servicing Agreement--Fair Value Option" in this prospectus supplement;

     o   the sale of the One Lincoln Street Mortgage Loan if the One Lincoln
         Street Loan Pair become defaulted mortgage loans and specially serviced under the governing servicing agreement, by any holder of a purchase option under the governing servicing agreement, as described under
         "Servicing of the One Lincoln Street Loan Pair--Sale of One Lincoln
         Street Loan Pair if They Become Defaulted Loans to Certain Parties
         Under the Series 2004-C3 Trust and Servicing Agreement (Including Each
         Holder of the Series 2004-C7 Controlling Class)";

     o   the purchase of all remaining mortgage loans and REO Properties in the trust by us, Lehman Brothers Inc., the special servicer, any certificateholder of the series 2004-C7 controlling class or the master servicer, as described under "Description of the Offered
         Certificates--Termination" in this prospectus supplement;

     o   the purchase of an underlying mortgage loan that is part of a Loan
         Combination by a related Non-Trust Loan Noteholder in accordance with the related Co-Lender Agreement;

     o   the purchase of any defaulted mortgage loan in the trust by a mezzanine lender pursuant to a purchase right as set forth in the related intercreditor agreement; and

     o   the sale of an REO Property.

     "LOAN COMBINATION" means the One Lincoln Street Loan Pair, the World
Apparel Center Loan Group, the International Residences Loan Pair, a Kimco
Portfolio Loan Pair or the Post Oak Apartments Loan Pair, as applicable.

     "LOAN COMBINATION CONTROLLING PARTY" has the meaning assigned thereto under "Servicing Under the Series 2004-C7 Pooling and Servicing Agreement--The
Series 2004-C7 Controlling Class Representative and the Non-Trust Loan
Noteholders--Designation of the Loan Combination Controlling Parties" in this prospectus supplement.

     "LOAN PER SQ. FT." and "LOAN PER SF" each means, with respect to each underlying mortgage loan secured by a lien on a mortgaged real property that constitutes a retail, industrial/warehouse, self-storage or office property, the cut-off date principal balance of that mortgage loan (or, in the case of the One Lincoln Street Mortgage Loan, of that mortgage loan and the One Lincoln
Street Non-Trust Loan Pari Passu Component, or, in the case of the World
Apparel Center Mortgage Loan, of that mortgage loan and the World Apparel
Center Non-Trust Loans), divided by the net rentable square foot area of the related mortgaged real property. The cut-off date principal balance of each underlying mortgage loan is shown on Annex A-1 to this prospectus supplement.

     "LOAN PER UNIT" means, with respect to each underlying mortgage loan secured by a lien on a mortgaged real property that constitutes a multifamily rental apartment, a mobile home park property or a hospitality property, the cut-off date principal balance of that mortgage loan, as shown on Annex A-1 to this prospectus supplement, divided by the number of dwelling units, pads or guest rooms, as applicable, at or on the related mortgaged real property.

     "LOC" means letter of credit.

     "L(x)" means, with respect to any mortgage loan in the trust, a period of
x months during which voluntary prepayments of principal are prohibited and defeasance is not permitted.

     "MATERIAL BREACH" has the meaning assigned thereto under "Description of the Mortgage Pool--Representations and Warranties" in this prospectus supplement.

     "MATERIAL DOCUMENT OMISSION" has the meaning assigned thereto under
"Description of the Mortgage Pool--Assignment of the Underlying Mortgage Loans"
 in this prospectus supplement.

     "MATURITY DATE LOAN-TO-VALUE RATIO," "MATURITY DATE LTV" and "SCHEDULED
MATURITY/ARD LTV" each means:

     o   with respect to any mortgage loan in the trust (other than an Outside
         Serviced Trust Mortgage Loan), the ratio, expressed as a percentage, of--

         1.  the expected balance of the subject mortgage loan on its maturity date or, in the case of an ARD Loan, its anticipated repayment date, assuming no prepayments of principal or defaults, to

         2.  the appraised value of the related mortgaged real property or properties, as shown on Annex A-1 to this prospectus supplement;

                                     S-227

     o   with respect to the One Lincoln Street Mortgage Loan, the ratio, expressed as a percentage, of--

         1.  the expected total balance of the One Lincoln Street Mortgage Loan and the One Lincoln Street Non-Trust Loan Pari Passu Component on
             their stated maturity date, assuming no prepayments of principal or defaults, to

         2.  the appraised value of the One Lincoln Street Mortgaged Property, as shown on Annex A-1 to this prospectus supplement; and

     o   with respect to the World Apparel Center Mortgage Loan, the ratio, expressed as a percentage, of--

         1.  the expected total balance of the World Apparel Center Mortgage
             Loan and the World Apparel Center Non-Trust Loans on their stated
             maturity date, assuming no prepayments of principal or defaults, to

         2.  the appraised value of the World Apparel Center Mortgaged Property, as shown on Annex A-1 to this prospectus supplement.

     "MODELING ASSUMPTIONS" means, collectively, the following assumptions regarding the series 2004-C7 certificates and the mortgage loans in the trust:

     o   the mortgage loans have the characteristics set forth on Annex A-1 and the initial mortgage pool balance is approximately $1,427,820,977, the initial loan group no. 1 balance is approximately $1,295,343,975 and the initial loan group no. 2 balance is approximately $132,477,002;

     o   the initial total principal balance or notional amount, as the case may be, of each class of series 2004-C7 certificates is as described in this prospectus supplement;

     o   the pass-through rate for each class of series 2004-C7 certificates is as described in this prospectus supplement;

     o   there are no delinquencies or losses with respect to the mortgage loans;

     o   there are no modifications, extensions, waivers or amendments affecting the monthly payments by borrowers on the mortgage loans;

     o   there are no Appraisal Reduction Amounts with respect to the mortgage loans;

     o   there are no casualties or condemnations affecting the corresponding mortgaged real properties;

     o   each of the mortgage loans provides for monthly payments to be due on the first, seventh, tenth or eleventh day, as applicable, of each month, which monthly payments are timely received, and each of the mortgage loans accrues interest on an Actual/360 Basis or a 30/360
         Basis, as applicable;

     o   all prepayments on the mortgage loans are assumed to be accompanied by a full month's interest;

     o   there are no breaches of our representations and warranties or those of the UBS Mortgage Loan Seller regarding the mortgage loans;

     o   no voluntary or involuntary prepayments are received as to any mortgage loan during that mortgage loan's prepayment lock-out period, defeasance period or prepayment consideration period, in each case if any;

     o   the mortgage loans secured by the mortgaged real properties identified on Annex A-1 to this prospectus supplement as 626 Wilshire and Palmetto
         Place Apartments, respectively, which collectively represent 1.8% of the initial mortgage pool balance, are assumed to be currently prepayable together with a yield maintenance payment;

     o   there are no releases of any mortgaged real properties or any particular parcels, in each case, prior to satisfaction of the subject underlying mortgage loan;

     o   each ARD Loan is paid in full on its anticipated repayment date;

     o   except as otherwise assumed in the immediately preceding bullets, prepayments are made on each of the mortgage loans at the indicated
         CPRs set forth in the subject tables or other relevant part of this prospectus supplement, without regard to any limitations in those mortgage loans on partial voluntary principal prepayments;

     o   no person or entity entitled thereto exercises its right of optional termination described in this prospectus supplement under "Description of the Offered Certificates--Termination;"

     o   no mortgage loan is required to be repurchased by us or the UBS
         Mortgage Loan Seller;

                                     S-228

     o   no Prepayment Interest Shortfalls are incurred and no prepayment premiums or yield maintenance charges are collected;

     o   there are no Additional Trust Fund Expenses;

     o   with respect to the underlying mortgage loan identified on Annex A-1 to this prospectus supplement as Guam Multifamily, which provides for a
         30-year amortization schedule, the related borrower is required to make additional monthly amortization payments, to the extent available from excess cash flow, beginning with the November 2004 due date and continuing until maturity, which payments, if made, would effectively cause the loan to amortize on a 25-year schedule and which payments will continue to be due and payable to the extent not made. It is assumed in this prospectus supplement that such additional monthly amortization payments will be made;

     o   with respect to the One Lincoln Street Mortgage Loan, the One Lincoln
         Street Borrower has the option to prepay the One Lincoln Street Loan
         Pair at any time on or after July 11, 2023, which is three months prior to the stated maturity date of October 11, 2023; however, because of the application of principal of the One Lincoln Street Loan Pair entirely to pay down the One Lincoln Street Mortgage Loan, it is expected that the One Lincoln Street Mortgage Loan will be fully repaid as of October 11, 2017, assuming no defaults, and it is accordingly assumed that the One Lincoln Street Mortgage Loan has a 156-month remaining amortization term;

     o   payments on the offered certificates are made on the 15th day of each month, commencing in November 2004; and

     o   the offered certificates are settled on November 3, 2004.

     For purposes of the Modeling Assumptions, a "prepayment consideration period" is any period during which a mortgage loan provides that voluntary prepayments be accompanied by prepayment consideration in the form of (a) a yield maintenance charge, (b) a prepayment premium calculated as a percentage
(which may decline over time) of the principal amount prepaid or (c) some combination of (a) and (b).

     "MONTGOMERY MALL BORROWER" means the borrower under the Montgomery Mall
Mortgage Loan, as identified under "Description of the Mortgage
Pool--Significant Underlying Mortgage Loans--The Montgomery Mall Mortgage
Loan--The Borrower and Sponsor" in this prospectus supplement.

     "MONTGOMERY MALL CASH MANAGEMENT EVENT" has the meaning assigned thereto under "Description of the Mortgage Pool--Significant Underlying Mortgage
Loans--The Montgomery Mall Mortgage Loan--Lockbox" in this prospectus supplement.

     "MONTGOMERY MALL CASH MANAGEMENT TERMINATION EVENT" has the meaning assigned thereto under "Description of the Mortgage Pool--Significant
Underlying Mortgage Loans--The Montgomery Mall Mortgage Loan--Lockbox" in this prospectus supplement.

     "MONTGOMERY MALL GROUND LEASE" has the meaning assigned thereto under
"Description of the Mortgage Pool--Significant Underlying Mortgage Loans--
The Montgomery Mall Mortgage Loan--Ground Lease" in this prospectus supplement.

     "MONTGOMERY MALL MORTGAGE LOAN" means the underlying mortgage loan that is secured by the Montgomery Mall Mortgaged Property, which underlying mortgage loan has, as of the cut-off date, an unpaid principal balance of $95,478,361.

     "MONTGOMERY MALL MORTGAGED PROPERTY" means the mortgaged real property identified on Annex A-1 to this prospectus supplement as Montgomery Mall.

     "MOODY'S" means Moody's Investors Service, Inc.

     "NAP" means that, with respect to a particular category of data, the data is not applicable.

     "NAV" means that, with respect to a particular category of data, the data is not available.

     "NET AGGREGATE PREPAYMENT INTEREST SHORTFALL" means, with respect to any payment date, the excess, if any, of--

     o   the Prepayment Interest Shortfalls incurred with respect to the entire mortgage pool during the related collection period, over

     o   the total payments made by the master servicer to cover those
         Prepayment Interest Shortfalls.

     "NET CASH FLOW," "U/W NET CASH FLOW" and "U/W NCF" each means for any mortgaged real property securing a mortgage loan in the trust:

                                     S-229

     o   the revenue derived from the use and operation of that property; less

     o   the total of the following items--

        (a)  allowances for vacancies and credit losses,

        (b)  operating expenses, such as utilities, administrative expenses, repairs and maintenance, management fees and advertising,

        (c)  fixed expenses, such as insurance, real estate taxes and ground lease payments, if applicable, and

        (d)  replacement reserves, and reserves for tenant improvement costs and leasing commissions, based either on actual reserves or on underwritten annualized amounts.

     Net Cash Flow does not reflect interest expenses and non-cash items, such as depreciation and amortization, and generally does not reflect capital expenditures.

     In determining the Net Cash Flow for any mortgaged real property securing a mortgage loan in the trust, the related originator relied on one or more of the following items supplied by the related borrower:

     o   rolling 12-month operating statements;

     o   applicable year-to-date financial statements, if available;

     o   full year budgeted financial statements, if available;

     o   except in the case of hospitality properties, single tenant properties and self-storage properties, rent rolls were current as of the date not earlier than eight months prior to the respective date of origination;
         and

     o   in the case of single tenant properties, the payments due under the related lease.

     In general, except in the case of the One Lincoln Street Mortgage Loan, the Westfield Shoppingtown Mission Valley Mortgage Loan, the 600 Third Avenue
Mortgage Loan, the Montgomery Mall Mortgage Loan, the World Apparel Center
Mortgage Loan, the three (3) Kimco Portfolio Mortgage Loans and the mortgage loans secured by the mortgaged real properties identified on Annex A-1 of this prospectus supplement as 2100 Pennsylvania Avenue, Carson Valley Plaza and 200
North LaSalle Street, respectively, as to which some of the above-described items were audited or were reviewed by an accountant under a set of agreed-upon procedures, these items were not audited or otherwise confirmed by an independent party.

     In determining rental revenue for multifamily rental properties, self-storage properties and mobile home park properties, the related originator either reviewed rental revenue shown on the certified rolling 12-month operating statements or annualized the rental revenue and reimbursement of expenses shown on rent rolls or recent partial year operating statements with respect to the prior one- to 12-month periods.

     In the case of hospitality properties, gross receipts were determined on the basis of historical operating levels shown on the borrower-supplied
12-month trailing operating statements.

     In general, any non-recurring revenue items and non-property related revenue were eliminated from the calculation of Net Cash Flow and U/W Net Cash
Flow.

     In determining the "revenue" component of Net Cash Flow for each mortgaged real property (other than a hospitality property), the related originator generally relied on the most recent rent roll supplied by the related borrower
(subject to the discussion in the following paragraph). In some cases, where the actual vacancy shown on that rent roll and the market vacancy was less than
5%, the originator generally assumed a minimum of 5% vacancy in determining revenue from rents, except that, in the case of certain anchored shopping centers, certain office properties and certain single tenant properties, space occupied by those anchor tenants, significant office tenants or single tenants may have been disregarded in performing the vacancy adjustment due to the length of the related leases or the creditworthiness of those tenants, in accordance with the originator's underwriting standards. For mortgaged real properties (other than hospitality properties), the related originator generally annualized rental revenue shown on the most recent certified rent roll, after applying the applicable vacancy factor, without further regard to the terms, including expiration dates, of the leases shown on that rent roll.

     In the case of some of the underlying mortgage loans, the calculation of
Net Cash Flow, U/W Net Cash Flow and U/W NCF for the related mortgaged real property or properties (which is, in turn, used in the calculation of underwritten debt service coverage ratios) was based on assumptions regarding projected rental income, annual net cash flow and/or occupancy, including, without limitation, one or more of the following:

                                     S-230

     o   the assumption that a particular tenant at the subject mortgaged real property that has executed a lease, but has not yet taken occupancy and/or has not yet commenced paying rent, will take occupancy and commence paying rent on a future date;

     o   the assumption that an unexecuted lease that is currently being negotiated with respect to a particular tenant at the subject mortgaged real property or is out for signature will be executed and in place on a future date;

     o   the assumption that a portion of the currently vacant and unleased space at the subject mortgaged real property will be leased at current market rates and consistent with occupancy rates of comparable properties in the subject market;

     o   the assumption that certain rental income that is to be payable commencing on a future date under a signed lease, but where the subject tenant is in an initial rent abatement or free rent period or has not yet taken occupancy, will be paid commencing on such future date;

     o   assumptions regarding the renewal of particular leases and/or the re-leasing of certain space at the subject mortgaged real property; and

     o   certain additional lease-up assumptions as may be described in the footnotes to Annex A-1 to this prospectus supplement.

     There is no assurance that the foregoing assumptions made with respect to any subject underlying mortgage loan will, in fact, be consistent with actual property performance. If they are not consistent, actual annual Net Cash Flow for a mortgaged property may be less than the U/W Net Cash Flow presented with respect to that property in this prospectus supplement.

     In determining the "expense" component of Net Cash Flow for each mortgaged real property, the related originator generally relied on full-year or year-to-date financial statements, rolling 12-month operating statements and/or year-to-date financial statements supplied by the related borrower, except that:

     o   if tax or insurance expense information more current than that reflected in the financial statements was available, the newer information was generally used;

     o   property management fees were generally assumed to be 2.0% to 6.5% of effective gross revenue, except with respect to hospitality properties, where 3% of gross receipts was assumed, and except that, in some cases, property management fees were assumed to be capped at $1,000,000;

     o   in general, assumptions were made with respect to the average amount of reserves for leasing commissions, tenant improvement expenses and capital expenditures; and

     o   expenses were generally, but not always, assumed to include annual replacement reserves equal to--

         (a) in the case of retail, office, self-storage and
             industrial/warehouse properties, generally not less than $0.05 per square foot and not more than $0.25 per square foot of net rentable commercial area;

         (b) in the case of multifamily rental apartments, generally not less than $175 or more than $300 per residential unit per year, depending on the condition of the property;

         (c) in the case of mobile home park properties, generally $50 per pad per year; and

         (d) in the case of hospitality properties, 4% of the gross revenues received by the property owner on an ongoing basis.

     In some instances, the related originator (where it deemed appropriate)
recharacterized as capital expenditures those items reported by borrowers as operating expenses, thereby increasing "Net Cash Flow."

     For more detailed information regarding the Net Cash Flow and U/W Net Cash
Flow with respect to specific underlying mortgage loans and/or the related mortgaged real properties, you should review Annex A-1--Certain Characteristics of Individual Underlying Mortgage Loans and the footnotes thereto.

     "NET MORTGAGE PASS-THROUGH RATE" means:

     o   in the case of each underlying mortgage loan that accrues interest on a
         30/360 Basis, for any payment date, an annual rate equal to--

                                     S-231

         1.  the mortgage interest rate in effect for that mortgage loan as of the Issue Date,

             minus

         2.  the related Administrative Cost Rate;

     o   in the case of each underlying mortgage loan (other than an Outside
         Serviced Trust Mortgage Loan) that accrues interest on an Actual/360
         Basis, an annual rate generally equal to--

         1.  the product of (a) 12, times (b) a fraction, expressed as a percentage, the numerator of which, subject to adjustment as described below in this definition, is the total amount of interest that accrued or would have accrued, as applicable, with respect to that mortgage loan on an Actual/360 Basis during the related interest accrual period, based on its Stated Principal Balance immediately preceding the subject payment date and its mortgage interest rate in effect as of the Issue Date, and the denominator of which is the Stated Principal Balance of that mortgage loan immediately prior to the subject payment date,

             minus

         2.  the related Administrative Cost Rate;

     o   in the case of the One Lincoln Street Mortgage Loan, an annual rate generally equal to--

         1.  the product of (a) 12, times (b) a fraction, expressed as a percentage, the numerator of which, subject to adjustment as described below in this definition, is the total amount of interest that accrued or would have accrued, as applicable, with respect to that mortgage loan on an Actual/360 Basis during the related interest accrual period, based on its Stated Principal Balance immediately preceding the subject payment date and its mortgage interest rate (net of the related master servicing fee rate under the series 2004-C3 pooling and servicing agreement) in effect as of the Issue Date, and the denominator of which is the Stated
             Principal Balance of that mortgage loan immediately prior to the subject payment date,

             minus

         2.  the sum of (a) the related master servicing fee rate under the series 2004-C7 pooling and servicing agreement, (b) the trustee fee rate and (c) the fixed pass-through rate for the class X-OL certificates; and

     o   in the case of the World Apparel Center Mortgage Loan, an annual rate generally equal to--

         1.  the product of (a) 12, times (b) a fraction, expressed as a percentage, the numerator of which, subject to adjustment as described below in this definition, is the total amount of interest that accrued or would have accrued, as applicable, with respect to that mortgage loan on an Actual/360 Basis during the related interest accrual period, based on its Stated Principal Balance immediately preceding the subject payment date and its mortgage interest rate (net of the related master servicing fee rate under the series 2004-LN2 pooling and servicing agreement) in effect as of the Issue Date, and the denominator of which is the Stated
             Principal Balance of that mortgage loan immediately prior to the subject payment date,

             minus

         2.  the sum of (a) the related master servicing fee rate under the series 2004-C7 pooling and servicing agreement and (b) the trustee fee rate.

     Notwithstanding the foregoing, if the subject payment date occurs during
January, except during a leap year, or February, then the amount of interest that comprises the numerator of the fraction described in clause 1(b) of each of the second, third and fourth bullets of this definition will be decreased to reflect any interest reserve amount with respect to the subject mortgage loan that is transferred from the trustee's collection account to the trustee's interest reserve account during that month. Furthermore, if the subject payment date occurs during March, then the amount of interest that comprises the numerator of the fraction described in clause 1(b) of each of the second, third and fourth bullets of this definition will be increased to reflect any interest reserve amount(s) with respect to the subject mortgage loan that are transferred from the trustee's interest reserve account to the trustee's collection account during that month.

     "NET OPERATING INCOME" or "U/W NET OPERATING INCOME" means, for any mortgaged real property securing a mortgage loan in the trust, an amount generally equal to:

                                     S-232

     o   the U/W Net Cash Flow for that mortgaged real property;

         plus

     o   underwritten replacement reserves and tenant improvements and leasing commissions.

     "NON-TRUST LOAN" means the One Lincoln Street Non-Trust Loan, a World
Apparel Center Non-Trust Loan, the International Residences Non-Trust Loan, a
Kimco Portfolio Non-Trust Loan or the Post Oak Apartments Non-Trust Loan, as
applicable.

     "NON-TRUST LOAN NOTEHOLDER" means any holder of a Non-Trust Loan.

     "NR" means not rated.

     "O(Z)" means, with respect to any Mortgage Loan, a period of z months during which prepayments of principal are permitted without the payment of any prepayment premium or yield maintenance charge and no defeasance can be required.

     "OCCUPANCY PERCENTAGE" or "OCCUPANCY RATE" means:

     o   in the case of multifamily rental properties and mobile home park properties, the percentage of rental units or pads, as applicable, that are rented as of the date of determination;

     o   in the case of office, retail and industrial/warehouse properties, the percentage of the net rentable square footage rented as of the date of determination (subject to, in the case of certain underlying mortgage loans, one or more of the additional lease-up assumptions described in the following paragraph);

     o   in the case of hospitality properties, the percentage of available rooms occupied for the trailing 12-month period ending on the date of determination; and

     o   in the case of self-storage facilities, either the percentage of the net rentable square footage rented as of the date of determination or the percentage of units rented as of the date of determination, depending on borrower reporting.

     In the case of some of the underlying mortgage loans, the calculation of
Occupancy Percentage and Occupancy Rate for the related mortgaged real property or properties was based on assumptions regarding projected occupancy, including, without limitation, one or more of the following:

     o   the assumption that a particular tenant at the subject mortgaged real property that has executed a lease, but has not yet taken occupancy and/or has not yet commenced paying rent, will take occupancy on a future date;

     o   the assumption that an unexecuted lease that is currently being negotiated with respect to a particular tenant at the subject mortgaged real property or is out for signature will be executed and in place on a future date;

     o   the assumption that a portion of the currently vacant and unleased space at the subject mortgaged real property will be leased at current market rates and consistent with occupancy rates of comparable properties in the subject market;

     o   assumptions regarding the renewal of particular leases and/or the re-leasing of certain space at the subject mortgaged real property; and

     o   certain additional lease-up assumptions as may be described in the footnotes to Annex A-1 to this prospectus supplement.

     There is no assurance that the foregoing assumptions made with respect to any subject underlying mortgage loan will, in fact, be consistent with actual property performance.

     For more detailed information regarding Occupancy Percentages and
Occupancy Rates with respect to specific underlying mortgage loans and/or the related mortgaged real properties, you should review Annex A-1--Certain
Characteristics of Individual Underlying Mortgage Loans and the footnotes thereto.

     "ONE LINCOLN STREET ADDITIONAL RESERVE FUND" has the meaning assigned thereto under "Description of the Mortgage Pool--Significant Underlying
Mortgage Loans--The One Lincoln Street Mortgage Loan--Additional Casualty
Insurance; Casualty Guaranty" in this prospectus supplement.

     "ONE LINCOLN STREET BORROWER" means the borrower under the One Lincoln
Street Mortgage Loan, as identified under "Description of the Mortgage
Pool--Significant Underlying Mortgage Loans--The One Lincoln Street Mortgage
Loan--The Borrower and Sponsor" in this prospectus supplement.

                                     S-233

     "ONE LINCOLN STREET INTERCREDITOR AGREEMENT" has the meaning assigned thereto under "Description of the Mortgage Pool--Loan Combinations--The One
Lincoln Street Mortgage Loan--Intercreditor Agreement" in this prospectus supplement.

     "ONE LINCOLN STREET LOAN PAIR" means, collectively, the One Lincoln Street
Mortgage Loan and the One Lincoln Street Non-Trust Loan.

     "ONE LINCOLN STREET MEZZANINE BORROWER" has the meaning assigned thereto under "Description of the Mortgage Pool--Significant Underlying Mortgage
Loans--The One Lincoln Street Mortgage Loan--Mezzanine Financing" in this prospectus supplement.

     "ONE LINCOLN STREET MEZZANINE COLLATERAL" has the meaning assigned thereto under "Description of the Mortgage Pool--Significant Underlying Mortgage
Loans--The One Lincoln Street Mortgage Loan--Mezzanine Financing" in this prospectus supplement.

     "ONE LINCOLN STREET MEZZANINE INTERCREDITOR AGREEMENT" has the meaning assigned thereto under "Description of the Mortgage Pool--Loan
Combinations--The One Lincoln Street Mortgage Loan--Mezzanine Financing" in
this prospectus supplement.

     "ONE LINCOLN STREET MEZZANINE LENDER" has the meaning assigned thereto under "Description of the Mortgage Pool--Significant Underlying Mortgage
Loans--The One Lincoln Street Mortgage Loan--Mezzanine Financing" in this prospectus supplement.

     "ONE LINCOLN STREET MEZZANINE LOAN" has the meaning assigned thereto under
"Description of the Mortgage Pool--Significant Underlying Mortgage Loans--The
One Lincoln Street Mortgage Loan--Mezzanine Financing" in this prospectus supplement.

     "ONE LINCOLN STREET MORTGAGE LOAN" means the underlying mortgage loan that is secured by the One Lincoln Street Mortgaged Property, which underlying mortgage loan has, as of the cut-off date, an unpaid principal balance of
$203,094,752.

     "ONE LINCOLN STREET MORTGAGED PROPERTY" means the mortgaged real property identified on Annex A-1 to this prospectus supplement as One Lincoln Street.

     "ONE LINCOLN STREET NET WORTH THRESHOLD" has the meaning assigned thereto under "Description of the Mortgage Pool--Significant Underlying Mortgage
Loans--The One Lincoln Street Mortgage Loan--Additional Casualty Insurance;
Casualty Guaranty" in this prospectus supplement.

     "ONE LINCOLN STREET NON-TRUST LOAN" means the mortgage loan secured by the
One Lincoln Street Mortgaged Property that is not included in the trust and that is, as and to the extent described under "Description of the Mortgage
Pool--Loan Combinations--The One Lincoln Street Mortgage Loan" in this prospectus supplement, generally subordinate in right of payment to the One
Lincoln Street Mortgage Loan. The One Lincoln Street Non-Trust Loan has an
unpaid principal balance of $311,000,000, consists of five (5) loan components with differing payment priorities, and will be the primary asset that directly backs the One Lincoln Street Commercial Mortgage Trust, Commercial Mortgage
Pass-Through Certificates, Series 2004-C3.

     "ONE LINCOLN STREET NON-TRUST LOAN NOTEHOLDER" means the means the holder of the One Lincoln Street Non-Trust Loan.

     "ONE LINCOLN STREET NON-TRUST LOAN PARI PASSU COMPONENT" means the "Class
A-1 Note Component" under the One Lincoln Street Intercreditor Agreement that is, under all circumstances, pari passu in right of payment with the One
Lincoln Street Mortgage Loan. The One Lincoln Street Non-Trust Loan Pari Passu
Component has, as of the cut-off date, an unpaid principal balance of
$277,500,000.

     "ONE LINCOLN STREET NON-TRUST LOAN SUBORDINATE COMPONENTS" means, collectively, the "Class A-2 Note Component," the "Class B Note Component," the
"Class C Note Component" and the "Class D Note Component" under the One Lincoln
Street Intercreditor Agreement that are, as and to the extent described under
"Description of the Mortgage Pool--Loan Combinations--The One Lincoln Street
Mortgage Loan" in this prospectus supplement, subordinate in right of payment with the One Lincoln Street Mortgage Loan. The One Lincoln Street Non-Trust
Loan Subordinate Components have, as of the cut-off date, an aggregate unpaid principal balance of $33,500,000.

     "ORIGINAL AMORTIZATION TERM" means, with respect to each mortgage loan in the trust, the number of months from origination to the month in which that mortgage loan would fully amortize in accordance with its amortization schedule,

                                     S-234

without regard to any balloon payment that may be due, and assuming no prepayments of principal and no defaults. In the case of the One Lincoln Street
Mortgage Loan, the Original Amortization Term reflects that, in the absence of prepayment or default, that underlying mortgage loan will be paid to zero as of
October 11, 2017.

     "ORIGINAL INTEREST-ONLY PERIOD" means, with respect to any mortgage loan in the trust, the period, if any, following the related origination date during which scheduled payments of interest only are required.

     "ORIGINAL TERM TO MATURITY" means, with respect to each mortgage loan in the trust, the number of months from origination to maturity or, in the case of an ARD Loan, to the anticipated repayment date; provided that, in the case of the One Lincoln Street Mortgage Loan, the Original Term to Maturity assumes a maturity date of October 11, 2017, which is the date on which that underlying mortgage loan will, in the absence of prepayment and default, be paid to zero.

     "OUTSIDE SERVICED LOAN COMBINATION" means the One Lincoln Street Loan Pair or the World Apparel Center Loan Group, as applicable.

     "OUTSIDE SERVICED TRUST MORTGAGE LOAN" means the One Lincoln Street
Mortgage Loan or the World Apparel Center Mortgage Loan, as applicable.

     "P&I" means principal and/or interest.

     "PALMETTO PLACE APARTMENTS MORTGAGE LOAN" means the underlying mortgage loan that is secured by the Palmetto Place Apartments Mortgaged Property.

     "PALMETTO PLACE APARTMENTS MORTGAGED PROPERTY" means the mortgaged real property identified on Annex A-1 to this prospectus supplement as Palmetto
Place Apartments.

     "PARTY IN INTEREST" means any person that is a "party in interest" within the meaning of ERISA or a "disqualified person" within the meaning of the
Internal Revenue Code.

     "PERMITTED ENCUMBRANCES" means, with respect to any mortgaged real property securing a mortgage loan in the trust, any and all of the following:

     o   liens for real estate taxes, water charges, sewer rents and assessments not yet due and payable,

     o   covenants, conditions and restrictions, rights of way, easements and other matters that are of public record or that are omitted as exceptions in the related lender's title insurance policy (or, if not yet issued, omitted as exceptions in a fully binding pro forma title policy or title policy commitment),

     o   the rights of tenants (as tenants only) under leases (including subleases) pertaining to the related mortgaged real property,

     o   condominium declarations of record and identified in the related lender's title insurance policy (or, if not yet issued, identified in a pro forma title policy or title policy commitment),

     o   if the subject loan is a cross-collateralized mortgage loan, the lien of the mortgage instrument for any other mortgage loan in the trust with which the subject mortgage loan is cross-collateralized, and

     o   other matters to which like properties are commonly subject.

     "PERMITTED INVESTMENTS" means U.S. government securities and other investment grade obligations specified in the series 2004-C7 pooling and servicing agreement.

     "PLAN" means any ERISA Plan or any other employee benefit or retirement plan, arrangement or account, including any individual retirement account or
Keogh plan, that is subject to section 4975 of the Internal Revenue Code.

     "PLAN ASSET REGULATIONS" means the regulations of the U.S. Department of
Labor promulgated under ERISA.

     "POST-ARD ADDITIONAL INTEREST" means, with respect to any ARD Loan, the additional interest accrued with respect to that mortgage loan as a result of the marginal increase in the related mortgage interest rate upon passage of the related anticipated repayment date, as that additional interest may compound in accordance with the terms of that mortgage loan.

     "POST OAK APARTMENTS CO-LENDER AGREEMENT" has the meaning assigned thereto under "Description of the Mortgage Pool--Loan Combinations--The International
Residences Mortgage Loan and the Post Oak Apartments Mortgage Loan--Co-Lender
Agreement" in this prospectus supplement.

     "POST OAK APARTMENTS LOAN PAIR" means, together, the Post Oak Apartments
Mortgage Loan and the Post Oak Apartments Non-Trust Loan.

                                     S-235

     "POST OAK APARTMENTS MORTGAGE LOAN" means the underlying mortgage loan that is secured by the Post Oak Apartments Mortgaged Property and has, as of
the cut-off date, an unpaid principal balance of $10,000,000.

     "POST OAK APARTMENTS MORTGAGED PROPERTY" means the mortgaged real property identified on Annex A-1 to this prospectus supplement as Post Oak Apartments.

     "POST OAK APARTMENTS NON-TRUST LOAN NOTEHOLDER" means the holder of the
Post Oak Apartments Non-Trust Loan.

     "POST OAK APARTMENTS NON-TRUST LOAN" means the mortgage loan secured by the Post Oak Apartments Mortgaged Property that is not included in the trust and that is, as and to the extent described under "Description of the Mortgage
Pool--Loan Combinations--The International Residences Mortgage Loan and the
Post Oak Apartments Mortgage Loan" in this prospectus supplement, generally subordinate in right of payment to the Post Oak Apartments Mortgage Loan. The
Post Oak Apartments Non-Trust Loan has an unpaid principal balance as of the cut-off date of $625,000 and is held by one of our affiliates.

     "PREPAYMENT INTEREST EXCESS" means, with respect to any full or partial prepayment of an underlying mortgage loan made by the related borrower or otherwise in connection with a casualty or condemnation, during any collection period after the due date for that loan, the amount of any interest collected on that prepayment for the period from and after that due date to the date of prepayment, less the amount of related master servicing fees (and, in the case of an Outside Serviced Trust Mortgage Loan, servicing fees payable under the governing servicing agreement) payable from that interest collection, and exclusive of any Default Interest and Post-ARD Additional Interest included in that interest collection.

     "PREPAYMENT INTEREST SHORTFALL" means, with respect to any full or partial prepayment of an underlying mortgage loan made by the related borrower or otherwise in connection with a casualty or condemnation, during any collection period prior to the due date for that loan, the amount of any uncollected interest that would have accrued on that prepayment from the date of prepayment to but not including that due date, less the amount of related master servicing fees (and, in the case of an Outside Serviced Trust Mortgage Loan, servicing fees payable under the governing servicing agreement) that would have been payable from that uncollected interest, and exclusive of any portion of that uncollected interest that would have represented Default Interest or Post-ARD
Additional Interest.

     "PTE" means prohibited transaction exemption.

     "REALIZED LOSSES" mean losses on or with respect to the underlying mortgage loans arising from the inability to collect all amounts due and owing under the mortgage loans, including by reason of the fraud or bankruptcy of a borrower or, to the extent not covered by insurance, a casualty of any nature at a mortgaged real property. We discuss the calculation of Realized Losses under "Description of the Offered Certificates--Reductions of Certificate
Principal Balances in Connection with Realized Losses and Additional Trust Fund
Expenses" in this prospectus supplement.

     "RECOVERED AMOUNT" has the meaning assigned to that term in the definition of "Total Principal Payment Amount" below in this glossary.

     "RELEVANT PERSONS" has the meaning assigned to that term under "Notice to
Residents of the United Kingdom" in this prospectus supplement.

     "REMAINING AMORTIZATION TERM" means, with respect to each mortgage loan in the trust, the number of months remaining from the cut-off date to the month in which that mortgage loan would fully amortize in accordance with its amortization schedule, without regard to any balloon payment that may be due and assuming no prepayments of principal and no defaults. In the case of the
One Lincoln Street Mortgage Loan, the Remaining Amortization Term reflects that, in the absence of prepayment or default, that underlying mortgage loan will be paid to zero as of October 11, 2017.

     "REMAINING INTEREST-ONLY PERIOD" means, with respect to any mortgage loan in the trust, the period, if any, following the cut-off date during which scheduled payments of interest only are required.

     "REMAINING TERM TO MATURITY" means, with respect to each mortgage loan in the trust, the number of months remaining to maturity or, in the case of an ARD
Loan, to the anticipated repayment date; provided that, in the case of the One
Lincoln Street Mortgage Loan, the Remaining Term to Maturity assumes a maturity date of October 11, 2017, which is the date on which that underlying mortgage loan will, in the absence of prepayment and default, be paid to zero.

     "REMIC" means a real estate mortgage investment conduit as defined in section 860D of the Internal Revenue Code.

     "REO PROPERTY" means any mortgaged real property or interest therein that is acquired by or on behalf of the trust through foreclosure, deed-in-lieu of foreclosure or otherwise following a default on the corresponding underlying mortgage loan.

                                     S-236

     "REPLACEMENT RESERVE" means, with respect to any mortgage loan in the trust, funded reserves escrowed for ongoing items such as repairs and replacements, including, in the case of hospitality properties, reserves for furniture, fixtures and equipment. In some cases, however, the reserve will be subject to a maximum amount, and once that maximum amount is reached, the reserve will not thereafter be funded, except to the extent it is drawn upon.

     "RESTRICTED GROUP" means, collectively--

         1.  the trustee,

         2.  the Exemption-Favored Parties,

         3.  us,

         4.  the master servicer,

         5.  the special servicer,

         6.  any sub-servicers,

         7.  any party having servicing responsibilities with respect to an
             Outside Serviced Trust Mortgage Loan or any related REO Property,

         8.  the mortgage loan sellers,

         9.  each borrower, if any, with respect to mortgage loans constituting more than 5.0% of the total unamortized principal balance of the mortgage pool as of the Issue Date, and

         10. any and all affiliates of any of the aforementioned persons.

     "REVPAR" means, with respect to any hospitality property, revenues per available room.

     "S&P" means Standard & Poor's Ratings Services, a division of The
McGraw-Hill Companies, Inc.

     "SEC" means the Securities and Exchange Commission.

     "SERIES 2004-C3 SECURITIZATION" means the securitization of the One
Lincoln Street Non-Trust Loan as the primary asset, involving the issuance of the One Lincoln Street Commercial Mortgage Trust, Commercial Mortgage
Pass-Through Certificates, Series 2004-C3.

     "SERIES 2004-LN2 SECURITIZATION" means the securitization that includes the World Apparel Center Note A1 Non-Trust Loan, and in connection with which the J.P. Morgan Chase Commercial Mortgage Securities Corp., Commercial Mortgage
Pass-Through Certificates, Series 2004-LN2, were issued.

     "SERVICED LOAN COMBINATION" means the International Residences Loan Pair, a Kimco Portfolio Loan Pair or the Post Oak Apartments Loan Pair, as
applicable.

     "SERVICED NON-TRUST LOAN" means the International Residences Non-Trust
Loan, a Kimco Portfolio Non-Trust Loan or the Post Oak Apartments Non-Trust
Loan, as applicable.

     "SERVICED NON-TRUST LOAN NOTEHOLDER" means any holder of a Serviced
Non-Trust Loan.

     "SERVICING FILE" means with respect to each underlying mortgage loan
(other than an Outside Serviced Trust Mortgage Loan), the following documents, to the extent applicable to such underlying mortgage loan: copies of any final appraisal, final survey, final engineering report, final environmental report, opinion letters of counsel to a related borrower delivered in connection with the closing of that mortgage loan, escrow agreements, reserve agreements, organizational documentation for the related borrower, the related guarantor or the related indemnitor (if the related guarantor or indemnitor is an entity), insurance certificates or insurance review reports, leases for tenants representing 10% or more of the annual income with respect to the related mortgaged real property, final seismic report and property management agreements, rent roll, property operating statement and financial statements for the related guarantor or indemnitor, cash management or lockbox agreement and zoning letters or zoning reports; provided that, in each case, the subject document: (a) was obtained in connection with the origination of the subject underlying mortgage loan, (b) relates to, and is reasonably necessary for, the administration or servicing of the subject underlying mortgage loan by the master servicer or the special servicer in connection with its duties under the series 2004-C7 pooling and servicing agreement, and (c) is in our possession or under our control or in the possession or under the control of the UBS Mortgage
Loan Seller, as applicable; and, provided further, that neither we nor the UBS
Mortgage Loan Seller will be required to deliver any draft documents, privileged or other

                                     S-237

communications or correspondence, credit underwriting or due diligence analyses or information, credit committee briefs or memoranda or other internal approval documents or data or internal worksheets, memoranda, communications or evaluations.

     "SERVICING STANDARD" means:

         1.  with respect to either the master servicer or any special servicer
             (other than GMACCM), to service and administer, for the benefit of the series 2004-C7 certificateholders (or, with respect to a
             Serviced Loan Combination, for the benefit of the series 2004-C7 certificateholders and the related Serviced Non-Trust Loan
             Noteholder), those mortgage loans and any REO Properties that such party is obligated to service and administer under the series
             2004-C7 pooling and servicing agreement:

             o  in accordance with the higher of the following standards of care--

                (a)  the same manner in which, and with the same care, skill, prudence and diligence with which, the master servicer or
                     the special servicer, as the case may be, services and
                     administers comparable mortgage loans with similar
                     borrowers and comparable foreclosure properties for other
                     third-party portfolios, giving due consideration to the
                     customary and usual standards of practice of prudent
                     institutional commercial mortgage lenders servicing their
                     own mortgage loans and foreclosure properties, and

                (b)  the same manner in which, and with the same care, skill, prudence and diligence with which, the master servicer or
                     special servicer, as the case may be, services and
                     administers comparable mortgage loans and foreclosure
                     properties owned by the master servicer or special
                     servicer, as the case may be,

                in either case exercising reasonable business judgment and acting in accordance with applicable law, the terms of the series 2004-C7 pooling and servicing agreement and the terms of the respective subject mortgage loans and any applicable
                co-lender, intercreditor and/or similar agreements;

             o  with a view to--

                (a)  the timely recovery of all payments of principal and
                     interest, including balloon payments, under those mortgage loans, or

                (b)  in the case of (i) a specially serviced mortgage loan or
                     (ii) an underlying mortgage loan as to which the related
                     mortgaged real property has become an REO Property, the
                     maximization of recovery on that mortgage loan to the
                     series 2004-C7 certificateholders (as a collective whole)
                     (or, if a Serviced Loan Combination is involved, with a
                     view to the maximization of recovery on the subject Loan
                     Combination to the series 2004-C7 certificateholders and
                     the related Serviced Non-Trust Loan Noteholder (as a
                     collective whole)) of principal and interest, including
                     balloon payments, on a present value basis; and

             o  without regard to--

                (a)  any relationship, including as lender on any other debt
                     (including mezzanine debt or a Non-Trust Loan), that the
                     master servicer or the special servicer, as the case may
                     be, or any affiliate thereof, may have with any of the
                     underlying borrowers, or any affiliate thereof, or any
                     other party to the series 2004-C7 pooling and servicing
                     agreement,

                (b)  the ownership by the master servicer or the special
                     servicer, as the case may be, or any affiliate thereof of
                     any series 2004-C7 certificate,

                (c)  the obligation of the master servicer or the special
                     servicer, as the case may be, to make advances,

                (d)  the right of the master servicer or the special servicer, as the case may be, or any affiliate of either of them, to receive compensation or reimbursement of costs under the
                     series 2004-C7 pooling and servicing agreement generally
                     or with respect to any particular transaction, and

                (e)  the ownership, servicing or management for others of any mortgage loan or real property not covered by the series
                     2004-C7 pooling and servicing agreement by the master
                     servicer or the special servicer, as the case may be, or
                     any affiliate thereof; and

         2.  with respect to the special servicer, for so long as the special servicer is GMACCM, to service and administer those mortgage loans and any REO Properties subject to the series 2004-C7 pooling and servicing agreement

                                     S-238

             that such party is obligated to service and administer, on behalf of the trustee and in the best interests of and for the benefit of the series 2004-C7 certificateholders (and, with respect to a Serviced Loan Combination, in the best interests of and for the benefit of the series 2004-C7 certificateholders and the related Serviced Non-Trust Loan Noteholder), as determined by the special servicer, in its good faith and reasonable
             judgment, in accordance with applicable law, the terms of the series 2004-C7 pooling and servicing agreement and the terms of the respective mortgage loans, and to the extent consistent with the foregoing, further as follows:

             o  with the same care, skill and diligence as is normal and usual in its general mortgage servicing and REO property management activities on behalf of third parties or on behalf of itself, whichever is higher, with respect to mortgage loans and REO properties that are comparable to those for which it is
                responsible under the series 2004-C7 pooling and servicing agreement;

             o  with a view to the timely collection of all scheduled payments of principal and interest under the mortgage loans or, if a mortgage loan comes into and continues in default and if, in the good faith and reasonable judgment of the special servicer, no satisfactory arrangements can be made for the collection of the delinquent payments, the maximization of the recovery on such mortgage loan to the series 2004-C7 certificateholders (as a collective whole) (or, if a Serviced Loan Combination is
                involved, the maximization of recovery on such Serviced Loan
                Combination to the series 2004-C7 certificateholders and the related Serviced Non-Trust Loan Noteholder (as a collective whole)), on a present value basis; and

             o  without regard to--

                (a)  any other relationship that the special servicer or any affiliate thereof may have with the related borrower,

                (b)  the ownership of any series 2004-C7 certificate or
                     interests in any Non-Trust Loan or mezzanine or other debt relating to any underlying mortgage loan by the special
                     servicer or any affiliate thereof,

                (c)  the special servicer's obligation to direct the master servicer to make servicing advances, and

                (d)  the right of the special servicer or any affiliate thereof to receive reimbursement of costs, or the sufficiency of
                     any compensation payable to it, under the series 2004-C7
                     pooling and servicing agreement or with respect to any
                     particular transaction.

     The One Lincoln Street Mortgage Loan and the World Apparel Center Mortgage
Loan are not being serviced under the series 2004-C7 pooling and servicing agreement, and the respective servicing standards for those underlying mortgage loans are described under "Servicing of the One Lincoln Street Loan Pair--The
Series 2004-C3 Servicing Standard" and "Servicing of the World Apparel Center
Loan Group--The Series 2004-LN2 Servicing Standards" in this prospectus supplement.

     "SERVICING TRANSFER EVENT" means, with respect to any mortgage loan being serviced under the series 2004-C7 pooling and servicing agreement, any of the following events:

         1.  the related borrower (or any related guarantor) fails to make when due any scheduled debt service payment, including a balloon payment, and the failure actually continues, or the master servicer determines that it will continue, or the special servicer (with the consent of the series 2004-C7 controlling class representative)
             determines that it will continue, unremedied (without regard to any grace period)--

             (a)  except in the case of a delinquent balloon payment, for 60 days beyond the date the subject payment was due, or

             (b)  solely in the case of a delinquent balloon payment, for one business day after the subject balloon payment was due or, in certain circumstances involving the delivery of a
                  refinancing commitment prior to the related maturity date, for 30 days beyond the date on which that balloon payment
                  was due (or for such shorter period ending on the date on
                  which it is determined that the refinancing could not
                  reasonably be expected to occur);

         2.  a default (other than as described in clause 1. of this definition, and other than as a result of a failure by the borrower to maintain all-risk casualty insurance or other insurance with respect to a mortgaged real property that covers acts of terrorism provided that the special servicer has determined that such insurance (a) is not available at commercially reasonable rates and such hazards are not commonly insured against at the time for properties similar to the subject mortgaged real property and located in and around the region in which the

                                     S-239

             subject mortgaged real property is located or (b) is not available at any rate) occurs under the mortgage loan that materially impairs the value of the corresponding mortgaged real property as security for the mortgage loan or otherwise materially adversely affects the interests of series 2004-C7 certificateholders or, in the case of a
             Serviced Non-Trust Loan, the interests of the related Serviced
             Non-Trust Loan Noteholder, and the default continues unremedied for either (i) one business day (but only if the subject default gives rise to immediate acceleration without application of a cure period under the terms of the mortgage loan) or (ii) otherwise, the greater of (A) the applicable cure period under the terms of the mortgage loan and (B) 30 days; provided that any default requiring a servicing advance will be deemed to materially and adversely affect the interests of the series 2004-C7 certificateholders or, in the case of a Serviced Non-Trust Loan, the interests of the related Serviced Non-Trust Loan Noteholder;

         3.  the master servicer determines, or the special servicer (with the consent of the series 2004-C7 controlling class representative)
             determines, in each case in accordance with the Servicing Standard, that (a) a default in the making of a monthly debt service payment, including a balloon payment, is likely to occur and the default is likely to remain unremedied (without regard to any grace period)
             for at least the applicable period contemplated in clause 1. of this definition or (b) a non-monetary default (other than as a result of a failure by the borrower to maintain all-risk casualty insurance or other insurance with respect to a mortgaged real property that covers acts of terrorism provided that the special servicer has determined that such insurance (i) is not available at commercially reasonable rates and such hazards are not commonly insured against at the time for properties similar to the subject mortgaged real property and located in and around the region in which the subject mortgaged real property is located or (ii) is not available at any rate) is likely to occur under the mortgage loan that will materially impair the value of the corresponding mortgaged real property as security for the mortgage loan or otherwise materially adversely affect the interests of series
             2004-C7 certificateholders or, in the case of a Serviced Non-Trust
             Loan, the interests of the related Serviced Non-Trust Loan
             Noteholder and the default is likely to remain unremedied for at least the applicable period contemplated in clause 2. of this definition;

         4.  various events of bankruptcy, insolvency, readjustment of debt, marshalling of assets and liabilities, or similar proceedings occur with respect to the related borrower or the corresponding mortgaged real property, or the related borrower takes various actions indicating its bankruptcy, insolvency or inability to pay its obligations; or

         5.  the master servicer receives notice of the commencement of foreclosure or similar proceedings with respect to the
             corresponding mortgaged real property.

     A Servicing Transfer Event will cease to exist, if and when:

     o   with respect to the circumstances described in clause 1. of this definition, the related borrower makes three consecutive full and timely monthly debt service payments under the terms of the mortgage loan, as those terms may be changed or modified in connection with a bankruptcy or similar proceeding involving the related borrower or by reason of a modification, extension, waiver or amendment granted or agreed to by the master servicer or the special servicer;

     o   with respect to the circumstances described in clause 2. of this definition, the default is cured in the judgment of the special servicer;

     o   with respect to the circumstances described in clauses 3. and 4. of this definition, those circumstances cease to exist in the judgment of the special servicer, but, with respect to any bankruptcy or insolvency proceedings contemplated by clause 4., no later than the entry of an order or decree dismissing the proceeding; and

     o   with respect to the circumstances described in clause 5. of this definition, the proceedings are terminated.

     If a Servicing Transfer Event exists with respect to one mortgage loan in a Serviced Loan Combination, it will also be considered to exist for the other mortgage loans in that Loan Combination; provided that, if a Kimco Portfolio
Non-Trust Loan Noteholder prevents the occurrence of a Servicing Transfer Event with respect to the related Kimco Portfolio Mortgage Loan through the exercise of cure rights as set forth in the related Co-Lender Agreement, then the existence of such Servicing Transfer Event with respect to the related Kimco
Portfolio Non-Trust Loan will not, in and of itself, result in the existence of a Servicing Transfer Event with respect to the related Kimco Portfolio Mortgage
Loan, or the transfer to special servicing of the applicable Kimco Portfolio
Loan Pair, unless a separate Servicing Transfer Event has occurred with respect thereto.

                                     S-240

     The One Lincoln Street Mortgage Loan is not being serviced under the series 2004-C7 pooling and servicing agreement, and the servicing transfer events or the equivalent with respect thereto under the series 2004-C3 trust and servicing agreement are described under "Servicing of the One Lincoln
Street Loan Pair--Specially Serviced Mortgage Loan Under the Series 2004-C3
Trust and Servicing Agreement."

     Furthermore, the World Apparel Center Mortgage Loan is not being serviced under the series 2004-C7 pooling and servicing agreement, and the servicing transfer events or the equivalent with respect thereto under the series
2004-LN2 pooling and servicing agreement are described under "Servicing of the
World Apparel Center Loan Group--Specially Serviced Mortgage Loan Under the
Series 2004-LN2 Pooling and Servicing Agreement"."

     "SF" means square feet.

     "SHADOW" means, with respect to any mortgaged real property used for retail purposes, a store or other business that materially affects the draw of customers to that property, but which may be located at a nearby property or on a portion of that property that does not constitute security for the related mortgage loan in the trust.

     "SMMEA" means the Secondary Mortgage Market Enhancement Act of 1984, as
amended.

     "SSB" has the meaning assigned thereto under "Description of the Mortgage
Pool--Significant Underlying Mortgage Loans--The One Lincoln Street Mortgage
Loan--One Lincoln Street" in this prospectus supplement.

     "STATE STREET GARAGE LEASE" has the meaning assigned thereto under
"Description of the Mortgage Pool--Significant Underlying Mortgage Loans--The
One Lincoln Street Mortgage Loan--One Lincoln Street" in this prospectus supplement.

     "STATE STREET LEASE" has the meaning assigned thereto under "Description of the Mortgage Pool--Significant Underlying Mortgage Loans--The One Lincoln
Street Mortgage Loan--One Lincoln Street" in this prospectus supplement.

     "STATE STREET OFFICE LEASE" has the meaning assigned thereto under
"Description of the Mortgage Pool--Significant Underlying Mortgage Loans--The
One Lincoln Street Mortgage Loan--One Lincoln Street" in this prospectus supplement.

     "STATE STREET TENANT" has the meaning assigned thereto under "Description of the Mortgage Pool--Significant Underlying Mortgage Loans--The One Lincoln
Street Mortgage Loan--The State Street Lease" in this prospectus supplement.

     "STATED PRINCIPAL BALANCE" means, for each mortgage loan in the trust, an amount that:

     o   will initially equal its cut-off date principal balance; and

     o   will be permanently reduced on each payment date, to not less than zero, by--

         1.  that portion, if any, of the Total Principal Payment Amount for that payment date that is attributable to that mortgage loan
             (without regard to any reduction in, or addition to, that Total
             Principal Payment Amount contemplated by the second paragraph and/or third paragraph of the definition of "Total Principal
             Payment Amount" below in this glossary), and

         2.  the principal portion of any Realized Loss incurred with respect to that mortgage loan during the related collection period in connection with a final liquidation or a forgiveness of debt.

     However, the "Stated Principal Balance" of an underlying mortgage loan will, in all cases, be zero as of the payment date following the collection period in which it is determined that all amounts ultimately collectable with respect to the mortgage loan or any related REO Property have been received.

     "SUBORDINATE NON-TRUST LOAN" means the International Residences Non-Trust
Loan, a Kimco Portfolio Non-Trust Loan or the Post Oak Apartments Non-Trust
Loan, as applicable.

     "SUBORDINATE NON-TRUST LOAN NOTEHOLDER" means the holder of a Subordinate
Non-Trust Loan.

     "TARGET FEE MORTGAGE" has the meaning assigned thereto under "Description of the Mortgage Pool--Significant Underlying Mortgage Loans--The Westfield
Shoppingtown Mission Valley Mortgage Loan--Target Lease Guaranty" in this prospectus supplement.

     "TARGET PAD" has the meaning assigned thereto under "Description of the
Mortgage Pool--Significant Underlying Mortgage Loans--The Westfield
Shoppingtown Mission Valley Mortgage Loan--Target Lease Guaranty" in this prospectus supplement.

                                     S-241

     "TARGET RENT" has the meaning assigned thereto under "Description of the
Mortgage Pool--Significant Underlying Mortgage Loans--The Westfield
Shoppingtown Mission Valley Mortgage Loan--Target Lease Guaranty" in this prospectus supplement.

     "TARGET TERMINATION" has the meaning assigned thereto under "Description of the Mortgage Pool--Significant Underlying Mortgage Loans--The Westfield
Shoppingtown Mission Valley Mortgage Loan--Target Lease Guaranty" in this prospectus supplement.

     "TI/LC" means tenant improvements and leasing commissions. In certain cases, however, the reserve will be subject to a maximum amount, and once that maximum amount is reached, the reserve will not thereafter be funded, except to the extent it is drawn upon. With respect to the One Lincoln Street Mortgage
Loan, any of the foregoing reserves are collected and held by the master servicer under the series 2004-C3 trust and servicing agreement, and with respect to the World Apparel Center Mortgage Loan, the foregoing reserves are collected and held by a servicer under the series 2004-LN2 pooling and servicing agreement.

     "TI/LC RESERVE" means, with respect to any mortgage loan in the trust, funded reserves escrowed for tenant improvement allowances and leasing commissions. In certain cases, however, the reserve will be subject to a maximum amount, and once that maximum amount is reached, the reserve will not thereafter be funded, except to the extent it is drawn upon. With respect to the One Lincoln Street Mortgage Loan, the foregoing reserves are collected and held by a servicer under the series 2004-C3 trust and servicing agreement, and with respect to the World Apparel Center Mortgage Loan, the foregoing reserves are collected and held by a servicer under the series 2004-LN2 pooling and servicing agreement.

     "TOTAL PRINCIPAL PAYMENT AMOUNT" means, for any payment date, an amount equal to the total, without duplication, of the following:

     o   all payments of principal, including voluntary principal prepayments, received by or on behalf of the trust on the underlying mortgage loans during the related collection period, in each case exclusive of any portion of the particular payment that represents a late collection of principal for which an advance was previously made for a prior payment date or that represents a monthly payment of principal due on or before the cut-off date or on a due date subsequent to the end of the related collection period;

     o   all monthly payments of principal received by or on behalf of the trust on the underlying mortgage loans prior to, but that are due during, the related collection period;

     o   all other collections, including Liquidation Proceeds, Condemnation
         Proceeds and Insurance Proceeds, that were received by or on behalf of the trust on or with respect to any of the underlying mortgage loans or any related REO Properties during the related collection period and that were identified and applied by the master servicer as recoveries of principal of the subject underlying mortgage loan or, in the case of an REO Property, of the related underlying mortgage loan, in each case exclusive of any portion of the particular collection that represents a late collection of principal due on or before the cut-off date or for which an advance of principal was previously made for a prior payment date; and

     o   all advances of principal made with respect to the underlying mortgage loans for that payment date.

     Notwithstanding the foregoing, if the master servicer, the special servicer, the trustee or the fiscal agent reimburses itself out of general collections on the mortgage pool for any advance that it has determined is not recoverable out of collections on the related mortgage loan, then that advance
(together with accrued interest thereon) will be deemed, to the fullest extent permitted, to be reimbursed out of payments and other collections of principal on the underlying mortgage loans otherwise distributable on the series 2004-C7 principal balance certificates, prior to being deemed reimbursed out of payments and other collections of interest on the underlying mortgage loans otherwise distributable on the series 2004-C7 certificates. In general, if payments and other collections of principal on the mortgage pool are applied to reimburse, or pay interest on, any advance that is determined to be nonrecoverable from collections on the related underlying mortgage loan, as described in the prior sentence, then that advance will be reimbursed, and/or interest thereon will be paid, first out of payments or other collections of principal on the loan group (that is, loan group no. 1 or loan group no. 2, as applicable) that includes the subject underlying mortgage loan as to which the advance was made, and prior to using payments or other collections of principal on the other loan group. As a result, the Total Principal Payment Amount for the corresponding payment date would be reduced, to not less than zero, by the amount of any such reimbursement.

     If any advance is considered to be nonrecoverable from collections on the related underlying mortgage loan and is, therefore, reimbursed out of payments and other collections of principal with respect to the entire mortgage pool as described

                                     S-242

in the preceding paragraph, and if there is a subsequent recovery of that item, the amount of that recovered item (a "Recovered Amount") would generally be included as part of the Total Principal Payment Amount for the payment date following the collection period in which that recovered item was received. In addition, if and to the extent that any advance is determined to be nonrecoverable from collections on the related underlying mortgage loan and, therefore, interest on such advance is paid out of general principal collections on the mortgage pool, and if interest on such advance is subsequently reimbursed to the trust out of Default Interest, late payment charges or any other amounts collected on the underlying mortgage loan as to which such advance was made, then an amount equal to that portion of such
Default Interest, late payment charge or other amount that was applied to reimburse the trust for interest on such advance (also, a "Recovered Amount")
would generally be included as part of the Total Principal Payment Amount for the payment date following the collection period in which that Default
Interest, late payment charge or other amount was received. For purposes of determining the respective portions of the Total Principal Payment Amount attributable to each loan group, those Recovered Amounts will be deemed allocated to offset the corresponding prior reductions in amounts attributable to each loan group in reverse order to that set forth in the next to last sentence of the prior paragraph.

     The Total Principal Payment Amount will not include any payments or other collections of principal with respect to any Non-Trust Loan.

     "TRIA" has the meaning assigned thereto under "Description of the Mortgage
Pool--Significant Underlying Mortgage Loans--The One Lincoln Street Mortgage
Loan--Terrorism Insurance" in this prospectus supplement.

     "UBS MORTGAGE LOAN" means each mortgage loan that was acquired by us from the UBS Mortgage Loan Seller for inclusion in the trust.

     "UBS MORTGAGE LOAN SELLER" means UBS Real Estate Investments Inc.

     "UNDERWRITER EXEMPTION" means Prohibited Transaction Exemption 91-14, as amended to date, including by Prohibited Transaction Exemption 2000-58 and
Prohibited Transaction Exemption 2002-41, as described under "ERISA
Considerations" in this prospectus supplement.

     "UNDERWRITING RESERVES" means, with respect to any mortgage loan in the trust, estimated annual capital costs, as used by the related originator in determining Net Cash Flow.

     "UNDERWRITTEN DEBT SERVICE COVERAGE RATIO," "DSCR NET CASH FLOW" and "U/W
NCF DSCR" each means, with respect to any mortgage loan in the trust (except as otherwise described below), the ratio of--

     o   the Net Cash Flow for the related mortgaged real property or properties, to

     o   twelve times the amount of debt service that will be payable under the subject mortgage loan commencing after the cut-off date or, if the subject mortgage loan is currently in an interest-only period, on the first due date after the commencement of the scheduled amortization.

     Notwithstanding the foregoing, the calculation of Underwritten Debt
Service Coverage Ratio for the following mortgage loans that we intend to include in the trust will take into account the adjustments described below:

     o   with respect to the One Lincoln Street Mortgage Loan, the amount described in the second bullet of the preceding paragraph is calculated based on 12 times the average of the monthly debt service payments that will be due in respect of the One Lincoln Street Mortgage Loan and the
         One Lincoln Street Non-Trust Loan Pari Passu Component (and not
         including the aggregate portion of the monthly debt service payments that represents interest accrued with respect to the One Lincoln Street
         Non-Trust Loan Subordinate Components), on all due dates commencing with the due date in October 2004 to and including October 11, 2017;

     o   with respect to the World Apparel Center Mortgage Loan, which provides for payments of interest only until the due date in July 2007, the amount described in the second bullet of the preceding paragraph is equal to 12 times the amount of debt service that will be payable under the entire World Apparel Center Loan Group on the due date in August
         2007;

     o   with respect to the International Residences Mortgage Loan, the amount described in the second bullet of the preceding paragraph is equal to
         12 times the amount of the monthly debt service payment due in respect of the International Residences Mortgage Loan commencing on the due date in September 2007 (which follows a three-year interest-only period), without regard to the International Residences Non-Trust Loan;

                                     S-243

     o   with respect to a Kimco Portfolio Mortgage Loan, the amount described in the second bullet of the preceding paragraph is equal to 12 times the amount of the monthly debt service payment due in respect of such
         Kimco Portfolio Mortgage Loan, commencing on the due date in June 2006
         (which follows a two-year interest-only period), without regard to the related Kimco Portfolio Non-Trust Loan;

     o   with respect to the Post Oak Apartments Mortgage Loan, the amount described in the second bullet of the preceding paragraph is equal to
         12 times the amount of the monthly debt service payment due in respect of the Post Oak Apartments Mortgage Loan commencing on the due date in
         October 2007 (which follows a three-year interest-only period), without regard to the Post Oak Apartments Non-Trust Loan; and

     o   in the case of any other mortgage loan that provides for payments of interest only until the stated maturity date, the amount described in the second bullet of the preceding paragraph is based upon the actual interest-only payments (calculated in accordance with the related loan documents) due with respect to the subject mortgage loan during the
         12-month period following the cut-off date.

     In the case of some of the underlying mortgage loans, the calculation of
Underwritten Debt Service Coverage Ratio, DSCR Net Cash Flow and U/W NCF DSCR
for the related mortgaged real property or properties was based on assumptions regarding projected rental income, annual net cash flow and/or occupancy, including, without limitation, one or more of the following:

     o   the assumption that a particular tenant at the subject mortgaged real property that has executed a lease, but has not yet taken occupancy and/or has not yet commenced paying rent, will take occupancy and commence paying rent on a future date;

     o   the assumption that an unexecuted lease that is currently being negotiated with respect to a particular tenant at the subject mortgaged real property or is out for signature will be executed and in place on a future date;

     o   the assumption that a portion of the currently vacant and unleased space at the subject mortgaged real property will be leased at current market rates and consistent with occupancy rates of comparable properties in the subject market;

     o   the assumption that certain rental income that is to be payable commencing on a future date under a signed lease but where the subject tenant is in an initial rent abatement or free rent period or has not yet taken occupancy will be paid commencing on such future date;

     o   assumptions regarding the renewal of particular leases and/or the re-leasing of certain space at the subject mortgaged real property; and

     o   certain additional lease-up assumptions as may be described in the footnotes to Annex A-1 to this prospectus supplement.

     There is no assurance that the foregoing assumptions made with respect to any subject underlying mortgage loan will, in fact, be consistent with actual property performance and, in such event, actual annual net cash flow for a mortgaged property may be less than the underwritten annual net cash flow presented with respect to that property in this prospectus supplement.

     For more detailed information regarding the Underwritten Debt Service
Coverage Ratio, DSCR Net Cash Flow and U/W NCF DSCR with respect to specific underlying mortgage loans and/or the related mortgaged real properties, you should review Annex A-1--Certain Characteristics of Individual Underlying
Mortgage Loans and the footnotes thereto.

     "UNITED STATES PERSON" means--

     o   a citizen or resident of the United States,

     o   a corporation, partnership or other entity created or organized in, or under the laws of, the United States, any state or the District of
         Columbia;

     o   an estate whose income from sources without the United States is includible in gross income for United States federal income tax purposes regardless of its connection with the conduct of a trade or business within the United States; or

     o   a trust as to which--

         1.  a court in the United States is able to exercise primary supervision over the administration of the trust, and

                                     S-244

         2.  one or more United States persons have the authority to control all substantial decisions of the trust.

     In addition, to the extent provided in the Treasury Regulations, a trust will be a United States person if it was in existence on August 20, 1996 and it elected to be treated as a United States person.

     "WACHOVIA" means Wachovia Bank, National Association.

     "WEIGHTED AVERAGE POOL PASS-THROUGH RATE" means, for each interest accrual period, the weighted average of the respective Net Mortgage Pass-Through Rates for all of the underlying mortgage loans for the related payment date, weighted on the basis of those mortgage loans' respective Stated Principal Balances immediately prior to the related payment date.

     "WESTFIELD SHOPPINGTOWN MISSION VALLEY BORROWER" has the meaning assigned thereto under "Description of the Mortgage Pool--Significant Underlying
Mortgage Loans--The Westfield Shoppingtown Mission Valley Mortgage Loan--The
Borrower and Sponsor" in this prospectus supplement.

     "WESTFIELD SHOPPINGTOWN MISSION VALLEY CASH MANAGEMENT EVENT" has the
meaning assigned thereto under "Description of the Mortgage Pool--Significant
Underlying Mortgage Loans--The Westfield Shoppingtown Mission Valley Mortgage
Loan--Lockbox" in this prospectus supplement.

     "WESTFIELD SHOPPINGTOWN MISSION VALLEY MORTGAGE LOAN" means the underlying mortgage loan that is secured by the Westfield Shoppingtown Mission Valley
Mortgaged Property, which underlying mortgage loan has, as of the cut-off date, an unpaid principal balance of $150,000,000.

     "WESTFIELD SHOPPINGTOWN MISSION VALLEY MORTGAGED PROPERTY" means the mortgaged real property identified on Annex A-1 to this prospectus supplement as Westfield Shoppingtown Mission Valley.

     "WESTFIELD SHOPPINGTOWN MISSION VALLEY SPONSOR" means the borrower under the Westfield Shoppingtown Mission Valley Mortgage Loan, as identified under
"Description of the Mortgage Pool--Significant Underlying Mortgage Loans--The
Westfield Shoppingtown Mission Valley Mortgage Loan--The Borrower and Sponsor"
in this prospectus supplement.

     "WORLD APPAREL CENTER BORROWER" means the borrower under the World Apparel
Center Mortgage Loan, as identified under "Description of the Mortgage
Pool--Significant Underlying Mortgage Loans--The World Apparel Center Mortgage
Loan--The Borrower and Sponsor" in this prospectus supplement.

     "WORLD APPAREL CENTER CASH SWEEP PERIOD" has the meaning assigned thereto under "Description of the Mortgage Pool--Significant Underlying Mortgage
Loans--The World Apparel Center Mortgage Loan--Lockbox" in this prospectus supplement.

     "WORLD APPAREL CENTER CO-LENDER AGREEMENT" has the meaning assigned thereto under "Description of the Mortgage Pool--Loan Combinations--The World
Apparel Center Mortgage Loan--Co-Lender Agreement" in this prospectus supplement.

     "WORLD APPAREL CENTER LOAN GROUP" means, collectively, the World Apparel
Center Mortgage Loan and the World Apparel Center Non-Trust Loans.

     "WORLD APPAREL CENTER MORTGAGE LOAN" means the underlying mortgage loan that is secured by the World Apparel Center Mortgaged Property, which underlying mortgage loan has, as of the cut-off date, an unpaid principal balance of $73,000,000.

     "WORLD APPAREL CENTER MORTGAGED PROPERTY" means the mortgaged real property identified on Annex A-1 to this prospectus supplement as World Apparel
Center.

     "WORLD APPAREL CENTER NON-TRUST LOAN NOTEHOLDER" means any holder of a
World Apparel Center Non-Trust Loan.

     "WORLD APPAREL CENTER NON-TRUST LOANS" means, collectively, the three (3)
mortgage loans that are not included in the trust and that are, as and to the extent described under "Description of the Mortgage Pool--Loan
Combinations--The World Apparel Center Mortgage Loan" in this prospectus supplement, pari passu in right of payment with the World Apparel Center
Mortgage Loan. The World Apparel Center Non-Trust Loans have an aggregate unpaid principal balance as of the cut-off date of $146,000,000 and consist of:
(i) one mortgage loan with an unpaid principal balance of $73,000,000 which is, together with other commercial and multifamily mortgage loans, included in the
Series 2004-LN2 Securitization, (ii) one mortgage loan with an unpaid principal balance of $37,230,000 which is, together with other commercial and multifamily mortgage loans, included in a commercial mortgage securitization involving the issuance of the Morgan Stanley Capital I Trust 2004-IQ8, Series 2004-IQ8
Commercial Mortgage Pass-Through Certificates, and (iii) one mortgage loan with an

                                     S-245

unpaid principal balance of $35,770,000 which is, together with other commercial and multifamily mortgage loans, included in a commercial mortgage securitization involving the issuance of the Bear Stearns Commercial Mortgage
Securities Trust 2004-PWR5, Series 2004-PWR5 Commercial Mortgage Pass-Through
Certificates. None of the World Apparel Center Non-Trust Loans will back the series 2004-C7 certificates.

     "WORLD APPAREL CENTER NOTE A1 NON-TRUST LOAN" means the World Apparel
Center Non-Trust Loan included in the commercial mortgage securitization involving the issuance of the J.P. Morgan Chase Commercial Mortgage Securities
Corp., Commercial Mortgage Pass-Through Certificates, Series 2004-LN2, and
evidenced by a promissory note designated as "Note A1".

     "WORLD APPAREL CENTER NOTE A1 NON-TRUST LOAN NOTEHOLDER" means the holder of the World Apparel Center Note A1 Non-Trust Loan, which holder is designated as the "Note A1 Lender" under the World Apparel Center Co-Lender Agreement.

     "YEAR BUILT/RENOVATED" means the year that a mortgaged real property was originally constructed or, if applicable, most recently renovated in a substantial manner. With respect to any mortgaged real property that was constructed in phases, "Year Built/Renovated" refers to the year that the first phase was originally constructed.

     "YM(Y)" means, with respect to any mortgage loan in the trust, a period of
y months during which prepayments of principal are permitted, but must be accompanied by a yield maintenance charge calculated pursuant to a yield maintenance formula.

     "YM(X)% (Y)" means, with respect to any mortgage loan in the trust, a period of y months during which prepayments of principal are permitted, but must be accompanied by a yield maintenance charge equal to the greater of an amount calculated pursuant to a yield maintenance formula and x% of the principal amount prepaid.

                                     S-246

                                   ANNEX A-1

        CERTAIN CHARACTERISTICS OF INDIVIDUAL UNDERLYING MORTGAGE LOANS

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LB-UBS COMMERCIAL MORTGAGE TRUST 2004-C7

ITALICS Indicate Loans Secured by Multiple Properties

 CONTROL    LOAN
   NO.      GROUP  PROPERTY NAME                            ADDRESS                                              CITY
------------------------------------------------------------------------------------------------------------------------------------

    1         1    One Lincoln Street                       One Lincoln Street                                   Boston
    2         1    600 Third Avenue                         600 Third Avenue                                     New York
    3         1    Westfield Shoppingtown Mission Valley    1640 Camino del Rio North                            San Diego
    4         1    Montgomery Mall                          804 Bethlehem Pike                                   Montgomery Township
    5         1    World Apparel Center                     1411 Broadway                                        New York
------------------------------------------------------------------------------------------------------------------------------------
    6         1    200 North LaSalle Street                 200 North LaSalle Street                             Chicago
    7         1    2100 Pennsylvania Avenue                 2100 Pennsylvania Avenue NW                          Washington DC
    8         1    Carson Valley Plaza                      911-971 Topsy Lane                                   Carson City
    9         1    North Dekalb Mall                        2050 Lawrenceville Highway                           Decatur
    10        2    Guam Multifamily                         Various                                              Various
------------------------------------------------------------------------------------------------------------------------------------
   10a        2    Cinema Apartments                        980 South Marine Drive                               Tamuning
   10b        2    EDC Apartments                           116 Anthurium Lane                                   Harmon
   10c        2    Elyza Apartments                         609 North Marine Drive                               Tamuning
   10d        2    Harmon Villa Gardens                     252 A. Taitano Road                                  Hamon
   10e        2    Oceanview Apartments                     609 North Marine Drive                               Upper Tumon
------------------------------------------------------------------------------------------------------------------------------------
   10f        2    Sunrise Apartments                       172 Sunrise Street                                   Harmon
   10g        2    Villa Del Carmen Apartments              1739 N. Chalan Kanton Tasi/ Rt. 4                    Yona
   10h        2    Delmar Condos                            237 Chalan Kareta                                    Dededo
   10i        2    Double D Farenholt Condos                118 Al Dungca Street                                 Tamuning
   10j        2    Marianas Terrace Homes                   236 and 237 Senesa Court & 118 Chunge Court          Yigo
------------------------------------------------------------------------------------------------------------------------------------
   10k        2    Perez Garden Homes                       Chalan Guagua Machanao                               Dededo
   10l        2    Villa Rosario Condos                     158 East Nandez                                      Dededo
   10m        2    Marine Drive Exchange                    Lot 2108-1 & 2107-R2 Marine Drive                    Tamuning
    11        1    Wind Point Shopping Center               201-491 North Randall Road                           Batavia
    12        1    Richard's of Greenwich                   359 Greenwich Avenue                                 Greenwich
------------------------------------------------------------------------------------------------------------------------------------
    13        2    International Residences                 9811 Copper Creek Drive                              Austin
    14        1    585 Stewart Avenue                       585 Stewart Avenue                                   Garden City
    15        2    Savannah at Citrus Park                  6201 Gunn Highway                                    Tampa
    16        1    Center Office Building                   8303, 8313 & 8323 Southwest Freeway                  Houston
    17        1    Southway Shopping Center                 8006-8230 South Gessner Drive                        Houston
------------------------------------------------------------------------------------------------------------------------------------
    18        1    Wellington Plaza                         12765-12973 Forest Hill Boulevard                    Wellington
    19        1    626 Wilshire Boulevard                   626 Wilshire Boulevard                               Los Angeles
    20        1    1901 State Road 240                      1901 State Road 240 East                             Greencastle
    21        2    Pueblo Del Sol Mobile Home Park          3751 South Nellis Boulevard                          Las Vegas
    22        1    2054, 2070 & 2094 Redlands Boulevard     2054, 2070 & 2094 Redlands Boulevard                 Redlands
------------------------------------------------------------------------------------------------------------------------------------
    23        1    Palmetto Place Apartments                9601 Southwest 142nd Avenue                          Miami
    24        1    Kimco Portfolio - Enchanted Forest       10010-10060 Baltimore National Pike                  Ellicott City
    25        1    Mitchell's of Westport                   670 Post Road East                                   Westport
    26        2    Post Oak Apartments                      705 Ridgecrest Court                                 Norman
    27        1    A&P Portfolio                            Various                                              Various
------------------------------------------------------------------------------------------------------------------------------------
   27a        1    A&P Gretna                               2851 Belle Chasse Highway                            Gretna
   27b        1    A&P Slidell                              110 Gause Boulevard West                             Slidell
   27c        1    A&P Covington                            50 Park Place                                        Covington
    28        1    Seventh Street Office                    229-233 Seventh Street                               Garden City
    29        1    Kimco Portfolio - Wilkens Beltway Plaza  4600 Wilkens Avenue                                  Baltimore
------------------------------------------------------------------------------------------------------------------------------------
    30        1    PGA Commons Parcel 3 East A & B          4510-4560 PGA Boulevard                              Palm Beach Gardens
    31        1    Doral Executive                          3625 & 3785 NW 82nd Avenue                           Doral
    32        2    Hampton Woods Apartments                 3001 Oak Tree Avenue                                 Norman
    33        1    West 6th Avenue                          11111 West 6th Avenue                                Lakewood
    34        2    Millpond Village Apartments              1080 West Kaibab Lane                                Flagstaff
------------------------------------------------------------------------------------------------------------------------------------
    35        2    Shadow Valley Apartments                 5650 Grissom Road                                    Leon Valley
    36        2    Villa Vista Apartments                   11363 Amanda Lane                                    Dallas
    37        1    Sierra Village                           NEC North Blackstone Avenue & East Sierra Avenue     Fresno
    38        1    7810-7870 & 7901-7963 Central Avenue     7810-7870 & 7901-7963 Central Ave                    Various
   38a        1    7810-7870 Central Avenue                 7810-7870 Central Avenue                             Landover
------------------------------------------------------------------------------------------------------------------------------------
   38b        1    7901-7963 Central Avenue                 7901-7963 Central Avenue                             Capitol Heights
    39        1    Princess II Building                     8502 East Princess Drive                             Scottsdale
    40        1    Boca Industrial Building                 1377 Clint Moore Road                                Boca Raton
    41        1    Kimco Portfolio - Perry Hall Super Fresh 8905 Belair Road                                     Perry Hall
    42        1    Plazas at The Parkway                    1117-1127 Eldridge Parkway                           Houston
------------------------------------------------------------------------------------------------------------------------------------
    43        1    103rd Street Plaza                       7445 103rd Street                                    Jacksonville
    44        1    Frontier Self Storage                    425 North Main Street                                Salinas
    45        1    Orangewood Plaza                         1835, 1845, 1915 Orangewood Avenue                   Orange
    46        1    Marketplace at Tamarac                   6801-6997 Commercial Boulevard                       Tamarac
    47        1    Harbor Village Shopping Center           18 Main Street                                       Townsend
------------------------------------------------------------------------------------------------------------------------------------
    48        1    South Peoria Office Buildings            2953 & 2993 South Peoria Street                      Aurora
    49        1    Presidential Plaza                       9808 and 9870 - 80 Bustleton Avenue                  Philadelphia
    50        1    Valle Vista Shopping Center              598-634 N.E. Missouri Highway 291                    Lee's Summit
    51        1    Palmetto Palms Business Park II          3305 Northwest 167th Street                          Miami
    52        1    Spring Ridge Plaza                       17915 Pierce Plaza                                   Omaha
------------------------------------------------------------------------------------------------------------------------------------
    53        1    A-American Self Storage                  14120 Arbor Place                                    Cerritos
    54        1    Ohio 190 Business Park                   1101 Ohio Drive                                      Plano
    55        2    Sun Terra Apartments                     3541 Evans Avenue                                    Fort Myers
    56        1    Walgreens - Norfolk                      810 West 21st Street                                 Norfolk
    57        1    95 East Putnam Avenue                    95 East Putnam Avenue                                Greenwich
------------------------------------------------------------------------------------------------------------------------------------
    58        1    Startown Crossing                        NEQ NC Highway 10 and Startown Road                  Newton
    59        1    Fishers Town Center                      8395 East 116th Street                               Fishers
    60        1    Walgreens - Portsmouth                   5917 High Street West                                Portsmouth
    61        1    1933 Montana Avenue                      1933 Montana Avenue, Northeast                       Washington
    62        1    Eckerd - Pittsburgh                      1224 Brownsville Road                                Pittsburgh
------------------------------------------------------------------------------------------------------------------------------------
    63        1    41-51 West Fordham Road                  41-51 West Fordham Road                              Bronx
    64        1    Corona Self Storage                      12530 Magnolia Avenue                                Corona
    65        1    Executive Plaza - Waco                   6801 Sanger Avenue                                   Waco
    66        2    Sea Oats Plantation I                    900 Plaza Drive                                      Atlantic Beach
    67        1    Midvale Park                             1625, 1635, 1645 West Valencia Road                  Tucson
------------------------------------------------------------------------------------------------------------------------------------
    68        1    Reserve at Cinco Ranch                   22167 Westheimer Parkway                             Katy
    69        1    Garrison Ridge                           2650 Dallas Highway                                  Marietta
    70        2    Oasis Apartments                         2805 East Ledbetter Drive                            Dallas
    71        1    Glendale Center                          5107-5127 West Glendale Avenue                       Glendale
    72        1    U-Stor-It Self Storage                   711 Branch Avenue                                    Providence
------------------------------------------------------------------------------------------------------------------------------------
    73        2    Tara Oaks Apartments                     3800 Sherwood Lane                                   Houston
    74        1    CVS - Mobile                             2550 Dauphin Street                                  Mobile
    75        1    3700 Santa Fe Avenue                     3700 Santa Fe Avenue                                 Long Beach
    76        1    Society Turn Business Center             150-170 Society Drive                                Telluride
    77        1    The Overlook                             NWC 131st Street and Hazel Dell Parkway              Carmel
------------------------------------------------------------------------------------------------------------------------------------
    78        1    CVS-Tampa                                2725 North MacDill Avenue                            Tampa
    79        1    9115 Digital Drive                       9115 Digital Drive                                   Manassas Park
    80        1    Flamingo Medical Office                  12251 West Taft Street                               Pembroke Pines
    81        2    Hidden Hollow Apartments                 2019 Coopers Corner                                  Arlington
    82        1    Pecan Creek                              711-721 East Southlake Boulevard                     Southlake
------------------------------------------------------------------------------------------------------------------------------------
    83        2    Andover Courtyard Apartments             145 Newell Street                                    Painesville
    84        1    Kohl's Plaza Outparcel                   4770 Morse Road                                      Columbus
    85        1    Druid Hills Storage                      3391 North Druid Hills Road                          Decatur
    86        2    Stonegate Mobile Home Park               226 South Plaza Drive                                San Antonio
    87        1    Huszti Building                          1800 North Milford Road                              Milford
------------------------------------------------------------------------------------------------------------------------------------
    88        1    Fullerton Mini Storage                   7979 Rossville Boulevard                             White Marsh
    89        1    Walgreens - Nashville                    3010 West End Avenue                                 Nashville
    90        1    Eastgate Plaza                           206 Manhattan Street                                 Americus
    91        1    Town Center Storage                      1515 North Cobb Parkway                              Marietta

                                     CROSS           ORIGINAL           CUT-OFF DATE            % OF AGGREGATE        CUMULATIVE %
 CONTROL                        COLLATERALIZED        BALANCE              BALANCE               CUT-OFF DATE       OF INITIAL POOL
   NO.      STATE     ZIP         GROUPS (44)           ($)                  ($)                    BALANCE             BALANCE
------------------------------------------------------------------------------------------------------------------------------------

    1        MA      02111    No                      209,000,000           203,094,752                  14.2%                14.2%
    2        NY      10016    No                      168,000,000           168,000,000                  11.8%                26.0%
    3        CA      92108    No                      150,000,000           150,000,000                  10.5%                36.5%
    4        PA      19454    No                       96,000,000            95,478,361                   6.7%                43.2%
    5        NY      10018    No                       73,000,000            73,000,000                   5.1%                48.3%
------------------------------------------------------------------------------------------------------------------------------------
    6        IL      60601    No                       65,000,000            65,000,000                   4.6%                52.8%
    7        DC      20037    No                       51,250,000            50,999,263                   3.6%                56.4%
    8        NV      89705    No                       45,365,000            45,365,000                   3.2%                59.6%
    9        GA      30033    No                       28,000,000            28,000,000                   2.0%                61.6%
    10       GU     Various   No                       24,000,000            24,000,000                   1.7%                63.2%
------------------------------------------------------------------------------------------------------------------------------------
   10a       GU      96913    Yes (UBS-B)
   10b       GU      96911    Yes (UBS-B)
   10c       GU      96913    Yes (UBS-B)
   10d       GU      96911    Yes (UBS-B)
   10e       GU      96911    Yes (UBS-B)
------------------------------------------------------------------------------------------------------------------------------------
   10f       GU      96911    Yes (UBS-B)
   10g       GU      96915    Yes (UBS-B)
   10h       GU      96912    Yes (UBS-B)
   10i       GU      96913    Yes (UBS-B)
   10j       GU      96929    Yes (UBS-B)
------------------------------------------------------------------------------------------------------------------------------------
   10k       GU      96912    Yes (UBS-B)
   10l       GU      96912    Yes (UBS-B)
   10m       GU      96913    Yes (UBS-B)
    11       IL      60510    No                       23,500,000            22,869,834                   1.6%                64.8%
    12       CT      06830    No                       22,825,000            22,783,195                   1.6%                66.4%
------------------------------------------------------------------------------------------------------------------------------------
    13       TX      78729    No                       20,600,000            20,600,000                   1.4%                67.9%
    14       NY      11530    No                       19,750,000            19,750,000                   1.4%                69.3%
    15       FL      33625    No                       15,720,000            15,720,000                   1.1%                70.4%
    16       TX      77074    No                       15,600,000            15,569,917                   1.1%                71.5%
    17       TX      77036    No                       14,800,000            14,800,000                   1.0%                72.5%
------------------------------------------------------------------------------------------------------------------------------------
    18       FL      33414    No                       14,700,000            14,700,000                   1.0%                73.5%
    19       CA      90017    No                       14,000,000            14,000,000                   1.0%                74.5%
    20       IN      46135    No                       13,000,000            13,000,000                   0.9%                75.4%
    21       NV      89121    No                       12,600,000            12,573,627                   0.9%                76.3%
    22       CA      92373    No                       12,500,000            12,477,399                   0.9%                77.2%
------------------------------------------------------------------------------------------------------------------------------------
    23       FL      33186    No                       12,000,000            11,923,668                   0.8%                78.0%
    24       MD      21042    No                       11,900,000            11,900,000                   0.8%                78.8%
    25       CT      06880    No                       11,175,000            11,154,532                   0.8%                79.6%
    26       OK      73072    No                       10,000,000            10,000,000                   0.7%                80.3%
    27       LA     Various   No                        9,500,000             9,500,000                   0.7%                81.0%
------------------------------------------------------------------------------------------------------------------------------------
   27a       LA      70053    Yes (UBS-C)
   27b       LA      70460    Yes (UBS-C)
   27c       LA      70433    Yes (UBS-C)
    28       NY      11530    No                        9,300,000             9,269,403                   0.6%                81.6%
    29       MD      21229    No                        8,900,000             8,900,000                   0.6%                82.3%
------------------------------------------------------------------------------------------------------------------------------------
    30       FL      33418    No                        8,500,000             8,500,000                   0.6%                82.8%
    31       FL      33166    No                        8,200,000             8,191,406                   0.6%                83.4%
    32       OK      73072    No                        8,000,000             8,000,000                   0.6%                84.0%
    33       CO      80215    No                        7,800,000             7,800,000                   0.5%                84.5%
    34       AZ      86001    No                        7,800,000             7,792,025                   0.5%                85.1%
------------------------------------------------------------------------------------------------------------------------------------
    35       TX      78238    No                        7,600,000             7,600,000                   0.5%                85.6%
    36       TX      75238    No                        7,250,000             7,224,399                   0.5%                86.1%
    37       CA      93710    No                        7,000,000             7,000,000                   0.5%                86.6%
    38       MD     Various   No                        7,000,000             7,000,000                   0.5%                87.1%
   38a       MD      20785    Yes (UBS-E)
------------------------------------------------------------------------------------------------------------------------------------
   38b       MD      20743    Yes (UBS-E)
    39       AZ      85255    No                        6,800,000             6,800,000                   0.5%                87.6%
    40       FL      33487    No                        6,100,000             6,088,771                   0.4%                88.0%
    41       MD      21236    No                        6,000,000             6,000,000                   0.4%                88.4%
    42       TX      77077    No                        5,850,000             5,843,426                   0.4%                88.8%
------------------------------------------------------------------------------------------------------------------------------------
    43       FL      32210    No                        5,750,000             5,739,321                   0.4%                89.2%
    44       CA      93901    No                        5,560,000             5,560,000                   0.4%                89.6%
    45       CA      92868    No                        5,250,000             5,240,357                   0.4%                90.0%
    46       FL      33319    No                        5,250,000             5,236,973                   0.4%                90.4%
    47       MA      01469    No                        5,100,000             5,090,902                   0.4%                90.7%
------------------------------------------------------------------------------------------------------------------------------------
    48       CO      80014    No                        4,800,000             4,800,000                   0.3%                91.0%
    49       PA      19115    No                        4,800,000             4,800,000                   0.3%                91.4%
    50       MO      64063    No                        4,800,000             4,791,045                   0.3%                91.7%
    51       FL      33056    No                        4,600,000             4,591,589                   0.3%                92.0%
    52       NE      68118    No                        4,400,000             4,400,000                   0.3%                92.3%
------------------------------------------------------------------------------------------------------------------------------------
    53       CA      90703    No                        4,100,000             4,078,078                   0.3%                92.6%
    54       TX      75093    No                        3,925,000             3,918,014                   0.3%                92.9%
    55       FL      33901    No                        3,900,000             3,900,000                   0.3%                93.2%
    56       VA      23703    No                        3,900,000             3,892,660                   0.3%                93.5%
    57       CT      06830    No                        3,850,000             3,845,934                   0.3%                93.7%
------------------------------------------------------------------------------------------------------------------------------------
    58       NC      28658    No                        3,850,000             3,839,146                   0.3%                94.0%
    59       IN      46038    No                        3,825,000             3,817,705                   0.3%                94.3%
    60       VA      23703    No                        3,790,000             3,782,867                   0.3%                94.5%
    61       DC      20007    No                        3,600,000             3,600,000                   0.3%                94.8%
    62       PA      15210    No                        3,500,000             3,492,576                   0.2%                95.0%
------------------------------------------------------------------------------------------------------------------------------------
    63       NY      10468    No                        3,450,000             3,446,425                   0.2%                95.3%
    64       CA      92503    No                        3,400,000             3,400,000                   0.2%                95.5%
    65       TX      76710    No                        3,425,000             3,397,894                   0.2%                95.7%
    66       FL      32233    No                        3,300,000             3,300,000                   0.2%                96.0%
    67       AZ      85746    No                        3,300,000             3,300,000                   0.2%                96.2%
------------------------------------------------------------------------------------------------------------------------------------
    68       TX      77450    No                        3,200,000             3,194,508                   0.2%                96.4%
    69       GA      30064    No                        3,120,000             3,120,000                   0.2%                96.6%
    70       TX      75241    No                        3,060,000             3,060,000                   0.2%                96.9%
    71       AZ      85301    No                        3,050,000             3,044,398                   0.2%                97.1%
    72       RI      02904    No                        3,000,000             2,995,587                   0.2%                97.3%
------------------------------------------------------------------------------------------------------------------------------------
    73       TX      77092    No                        3,000,000             2,994,391                   0.2%                97.5%
    74       AL      36606    No                        2,700,000             2,700,000                   0.2%                97.7%
    75       CA      90810    No                        2,690,000             2,684,943                   0.2%                97.9%
    76       CO      81435    No                        2,500,000             2,495,408                   0.2%                98.0%
    77       IN      46032    No                        2,475,000             2,465,134                   0.2%                98.2%
------------------------------------------------------------------------------------------------------------------------------------
    78       FL      33607    No                        2,450,000             2,450,000                   0.2%                98.4%
    79       VA      20110    No                        2,450,000             2,447,471                   0.2%                98.6%
    80       FL      33026    No                        2,250,000             2,242,251                   0.2%                98.7%
    81       TX      76070    No                        2,200,000             2,200,000                   0.2%                98.9%
    82       TX      76092    No                        2,176,000             2,176,000                   0.2%                99.0%
------------------------------------------------------------------------------------------------------------------------------------
    83       OH      44077    No                        1,925,000             1,914,898                   0.1%                99.2%
    84       OH      43230    No                        1,820,000             1,818,219                   0.1%                99.3%
    85       GA      30033    Yes (LB-A)                1,750,000             1,748,294                   0.1%                99.4%
    86       TX      78227    No                        1,600,000             1,597,663                   0.1%                99.5%
    87       MI      48381    No                        1,600,000             1,597,616                   0.1%                99.6%
------------------------------------------------------------------------------------------------------------------------------------
    88       MD      21236    No                        1,500,000             1,497,408                   0.1%                99.7%
    89       TN      37203    No                        1,300,000             1,300,000                   0.1%                99.8%
    90       GA      31709    No                        1,300,000             1,297,542                   0.1%                99.9%
    91       GA      30062    Yes (LB-A)                1,250,000             1,248,782                   0.1%               100.0%

                              ADMINISTRATIVE          INTEREST                                          ORIGINAL         REMAINING
 CONTROL     MORTGAGE              COST               ACCRUAL           AMORTIZATION                 INTEREST-ONLY     INTEREST-ONLY
   NO.       RATE (%)            RATE (%)              BASIS                TYPE                     PERIOD (MOS.)     PERIOD (MOS.)
------------------------------------------------------------------------------------------------------------------------------------

    1           5.79000                0.06648     Actual/360     Fully Amortizing                             0                  0
    2           5.54950                0.03148     Actual/360     Interest-Only                              120                120
    3           4.79600                0.03148     Actual/360     Interest-Only                               61                 60
    4           5.17300                0.03148     Actual/360     ARD                                          0                  0
    5           5.50200                0.03648     Actual/360     Interest-Only, Balloon                      36                 33
------------------------------------------------------------------------------------------------------------------------------------
    6           4.98000                0.03148     Actual/360     Interest-Only, Balloon                      24                 24
    7           5.65250                0.03148     Actual/360     Balloon                                      0                  0
    8           5.32000                0.03148     Actual/360     Interest-Only                               60                 59
    9           6.25000 (43)           0.03148     Actual/360     Interest-Only, Balloon                      25                 25
    10          6.24000                0.03148     Actual/360     Balloon                                      0                  0
------------------------------------------------------------------------------------------------------------------------------------
   10a
   10b
   10c
   10d
   10e
------------------------------------------------------------------------------------------------------------------------------------
   10f
   10g
   10h
   10i
   10j
------------------------------------------------------------------------------------------------------------------------------------
   10k
   10l
   10m
    11          6.13000                0.06648     30/360         Balloon                                      0                  0
    12          5.99250                0.03148     Actual/360     Balloon                                      0                  0
------------------------------------------------------------------------------------------------------------------------------------
    13          5.88000                0.03148     Actual/360     Interest-Only, Balloon                      36                 34
    14          5.84000                0.03148     Actual/360     Interest-Only, Balloon                      24                 23
    15          5.21000                0.03148     Actual/360     Interest-Only                               60                 60
    16          5.76000                0.03148     Actual/360     Balloon                                      0                  0
    17          6.20000                0.03148     Actual/360     Interest-Only, Balloon                      12                  9
------------------------------------------------------------------------------------------------------------------------------------
    18          5.13000                0.03148     Actual/360     Interest-Only, Balloon                      24                 21
    19          5.29500                0.03148     Actual/360     Interest-Only, Balloon                      12                 12
    20          6.07000                0.03148     Actual/360     ARD                                          0                  0
    21          5.75000                0.06648     30/360         Balloon                                      0                  0
    22          6.05000                0.11648     Actual/360     Balloon                                      0                  0
------------------------------------------------------------------------------------------------------------------------------------
    23          5.23000                0.03148     Actual/360     Fully Amortizing                             0                  0
    24          5.43250                0.08648     30/360         Interest-Only, Balloon                      24                 19
    25          5.99250                0.03148     Actual/360     Balloon                                      0                  0
    26          5.81000                0.03148     Actual/360     Interest-Only, Balloon                      36                 35
    27          5.92000 (43)           0.03148     Actual/360     Balloon                                      1                  1
------------------------------------------------------------------------------------------------------------------------------------
   27a
   27b
   27c
    28          5.07000                0.11648     Actual/360     Balloon                                      0                  0
    29          5.04500                0.08648     30/360         Interest-Only, Balloon                      24                 19
------------------------------------------------------------------------------------------------------------------------------------
    30          5.55000                0.03148     Actual/360     Balloon                                      0                  0
    31          5.73000                0.11648     Actual/360     Balloon                                      0                  0
    32          5.81000                0.03148     Actual/360     Interest-Only, Balloon                      36                 35
    33          5.84000                0.11648     Actual/360     Interest-Only, Balloon                      12                 11
    34          5.86000                0.03148     Actual/360     Balloon                                      0                  0
------------------------------------------------------------------------------------------------------------------------------------
    35          5.50000                0.03148     Actual/360     Interest-Only                               60                 58
    36          6.18000                0.03148     Actual/360     Balloon                                      0                  0
    37          5.79000 (43)           0.03148     Actual/360     Balloon                                      1                  1
    38          5.65000 (43)           0.08148     Actual/360     Balloon                                      1                  1
   38a
------------------------------------------------------------------------------------------------------------------------------------
   38b
    39          6.15000                0.03148     Actual/360     Interest-Only, Balloon                      12                 12
    40          5.97000                0.11648     Actual/360     Balloon                                      0                  0
    41          4.65000                0.08648     30/360         Interest-Only, Balloon                      24                 19
    42          5.36000                0.03148     Actual/360     Balloon                                      0                  0
------------------------------------------------------------------------------------------------------------------------------------
    43          5.93000                0.11648     Actual/360     Balloon                                      0                  0
    44          5.62500                0.03148     Actual/360     Balloon                                      0                  0
    45          5.98000                0.03148     Actual/360     Balloon                                      0                  0
    46          6.30000                0.03148     Actual/360     Balloon                                      0                  0
    47          6.11000                0.03148     Actual/360     Balloon                                      0                  0
------------------------------------------------------------------------------------------------------------------------------------
    48          5.87000                0.11648     Actual/360     Interest-Only, Balloon                      23                 20
    49          5.60000                0.03148     Actual/360     Balloon                                      0                  0
    50          5.91000                0.11648     Actual/360     Balloon                                      0                  0
    51          6.00000                0.03148     Actual/360     Balloon                                      0                  0
    52          6.19000                0.06648     Actual/360     Balloon                                      0                  0
------------------------------------------------------------------------------------------------------------------------------------
    53          6.28000                0.03148     Actual/360     Balloon                                      0                  0
    54          6.12000                0.03148     Actual/360     Balloon                                      0                  0
    55          5.50000                0.11648     Actual/360     Balloon                                      0                  0
    56          5.87000                0.11648     Actual/360     ARD                                          0                  0
    57          5.69000                0.03148     Actual/360     Balloon                                      0                  0
------------------------------------------------------------------------------------------------------------------------------------
    58          5.76000                0.11648     Actual/360     Balloon                                      0                  0
    59          5.81000                0.11648     Actual/360     Balloon                                      0                  0
    60          5.87000                0.11648     Actual/360     ARD                                          0                  0
    61          5.20000                0.03148     Actual/360     Balloon                                      0                  0
    62          6.17000                0.03148     Actual/360     Balloon                                      0                  0
------------------------------------------------------------------------------------------------------------------------------------
    63          5.79000                0.03148     Actual/360     Balloon                                      0                  0
    64          6.08000                0.03148     Actual/360     Interest-Only, Balloon                      23                 21
    65          5.10000                0.11648     Actual/360     Balloon                                      0                  0
    66          5.74000                0.03148     Actual/360     Interest-Only, Balloon                      18                 16
    67          5.80000                0.11648     Actual/360     Balloon                                      0                  0
------------------------------------------------------------------------------------------------------------------------------------
    68          6.28000                0.11648     Actual/360     Balloon                                      0                  0
    69          6.15000                0.03148     Actual/360     Interest-Only, ARD                          60                 60
    70          5.56000                0.11648     Actual/360     Interest-Only, Balloon                      12                 10
    71          5.98000                0.11648     Actual/360     Balloon                                      0                  0
    72          5.87500                0.03148     Actual/360     Balloon                                      0                  0
------------------------------------------------------------------------------------------------------------------------------------
    73          5.90000                0.03148     Actual/360     Balloon                                      0                  0
    74          5.62500                0.03148     Actual/360     Balloon                                      0                  0
    75          5.87500                0.03148     Actual/360     Balloon                                      0                  0
    76          5.98000                0.03148     Actual/360     Balloon                                      0                  0
    77          6.04000                0.11648     Actual/360     Balloon                                      0                  0
------------------------------------------------------------------------------------------------------------------------------------
    78          5.67000                0.03148     Actual/360     Balloon                                      0                  0
    79          5.81000                0.03148     Actual/360     Balloon                                      0                  0
    80          6.29000                0.03148     Actual/360     Balloon                                      0                  0
    81          5.22000                0.11648     Actual/360     Interest-Only, Balloon                      35                 33
    82          6.83000                0.03148     Actual/360     Interest-Only, ARD                          60                 58
------------------------------------------------------------------------------------------------------------------------------------
    83          6.25000                0.03148     Actual/360     Balloon                                      0                  0
    84          6.09000                0.03148     Actual/360     Balloon                                      0                  0
    85          6.11000                0.11648     Actual/360     Balloon                                      0                  0
    86          5.92000                0.03148     Actual/360     Balloon                                      0                  0
    87          5.79000                0.03148     Actual/360     Balloon                                      0                  0
------------------------------------------------------------------------------------------------------------------------------------
    88          6.25000                0.11648     Actual/360     Balloon                                      0                  0
    89          5.35000                0.03148     Actual/360     Balloon                                      0                  0
    90          5.85000                0.11648     Actual/360     Balloon                                      0                  0
    91          6.11000                0.11648     Actual/360     Balloon                                      0                  0

                    ORIGINAL            REMAINING           ORIGINAL           REMAINING                      MATURITY OR
 CONTROL            TERM TO              TERM TO          AMORTIZATION        AMORTIZATION   ORIGINATION      ANTICIPATED
   NO.          MATURITY (MOS.)      MATURITY (MOS.)      TERM (MOS.)         TERM (MOS.)        DATE       REPAYMENT DATE
---------------------------------------------------------------------------------------------------------------------------

    1                     163 (1)             156 (1)           163 (1)             156 (1)    2/17/2004        10/11/2017
    2                     120                 120                 0                   0        9/14/2004        10/11/2014
    3                      61                  60                 0                   0        8/20/2004        10/11/2009
    4                     120                 115               360                 355        4/27/2004         5/11/2014
    5                     120                 117               360                 360        6/18/2004          7/7/2014
---------------------------------------------------------------------------------------------------------------------------
    6                      60                  60               360                 360        9/29/2004        10/11/2009
    7                     120                 115               360                 355        5/11/2004         5/11/2014
    8                      60                  59                 0                   0        8/31/2004         9/11/2009
    9                     121                 121               360                 360       10/12/2004        11/11/2014
    10                    120                 120               360 (26)            360        10/8/2004        10/11/2014
---------------------------------------------------------------------------------------------------------------------------
   10a
   10b
   10c
   10d
   10e
---------------------------------------------------------------------------------------------------------------------------
   10f
   10g
   10h
   10i
   10j
---------------------------------------------------------------------------------------------------------------------------
   10k
   10l
   10m
    11                    120                  99               324                 303       12/20/2002         1/10/2013
    12                    120                 118               360                 358        7/28/2004         8/11/2014
---------------------------------------------------------------------------------------------------------------------------
    13                     84                  82               360                 360        7/30/2004         8/11/2011
    14                     84                  83               360                 360        8/26/2004         9/11/2011
    15                     60                  60                 0                   0        9/30/2004        10/11/2009
    16                    120                 118               360                 358        7/23/2004         8/11/2014
    17                    120                 117               360                 360        6/30/2004         7/11/2014
---------------------------------------------------------------------------------------------------------------------------
    18                    120                 117               360                 360         7/8/2004         7/11/2014
    19                     60                  60               300                 300        9/30/2004        10/11/2009
    20                    120                 120               180                 180        10/6/2004        10/11/2014
    21                    120                 118               360                 358        7/19/2004         8/10/2014
    22                    120                 118               360                 358        7/30/2004         8/11/2014
---------------------------------------------------------------------------------------------------------------------------
    23                    120                 119               120                 119        8/27/2004         9/11/2014
    24                    120                 115               360                 360        4/23/2004         5/10/2014
    25                    120                 118               360                 358        7/28/2004         8/11/2014
    26                     84                  83               360                 360        8/19/2004         9/11/2011
    27                    121                 121               300                 300        10/8/2004        11/11/2014
---------------------------------------------------------------------------------------------------------------------------
   27a
   27b
   27c
    28                    120                 117               360                 357         7/8/2004         7/11/2014
    29                    120                 115               360                 360        4/28/2004         5/10/2014
---------------------------------------------------------------------------------------------------------------------------
    30                    120                 120               360                 360        10/8/2004        10/11/2014
    31                     84                  83               360                 359        8/30/2004         9/11/2011
    32                     84                  83               360                 360        8/19/2004         9/11/2011
    33                    120                 119               324                 324        8/26/2004         9/11/2014
    34                    120                 119               360                 359         9/3/2004         9/11/2014
---------------------------------------------------------------------------------------------------------------------------
    35                     60                  58                 0                   0        7/12/2004         8/11/2009
    36                    120                 116               360                 356         6/7/2004         6/11/2014
    37                     85                  85               360                 360       10/14/2004        11/11/2011
    38                    121                 121               360                 360        9/30/2004        11/11/2014
   38a
---------------------------------------------------------------------------------------------------------------------------
   38b
    39                    120                 120               360                 360        9/28/2004        10/11/2014
    40                    120                 118               360                 358        8/11/2004         8/11/2014
    41                    120                 115               360                 360        4/19/2004         5/10/2014
    42                     84                  83               360                 359        8/20/2004         9/11/2011
---------------------------------------------------------------------------------------------------------------------------
    43                    120                 118               360                 358        7/16/2004         8/11/2014
    44                    120                 120               360                 360        9/30/2004        10/11/2014
    45                    120                 118               360                 358        7/23/2004         8/11/2014
    46                    120                 117               360                 357        6/28/2004         7/11/2014
    47                    120                 118               360                 358        7/16/2004         8/11/2014
---------------------------------------------------------------------------------------------------------------------------
    48                    120                 117               360                 360         7/9/2004         7/11/2014
    49                    120                 120               360                 360        9/30/2004        10/11/2014
    50                    120                 118               360                 358        8/10/2004         8/11/2014
    51                    120                 118               360                 358        7/23/2004         8/11/2014
    52                    120                 120               360                 360        9/24/2004        10/11/2014
---------------------------------------------------------------------------------------------------------------------------
    53                    120                 118               204                 202        7/13/2004         8/11/2014
    54                    120                 118               360                 358        7/28/2004         8/11/2014
    55                     60                  60               360                 360        10/1/2004        10/11/2009
    56                    120                 118               360                 358        7/23/2004         8/11/2014
    57                     84                  83               360                 359        8/27/2004         9/11/2011
---------------------------------------------------------------------------------------------------------------------------
    58                    119                 116               360                 357        6/15/2004         6/11/2014
    59                    120                 118               360                 358         8/4/2004         8/11/2014
    60                    120                 118               360                 358        7/27/2004         8/11/2014
    61                     60                  60               300                 300        9/29/2004        10/11/2009
    62                    120                 119               240                 239        8/20/2004         9/11/2014
---------------------------------------------------------------------------------------------------------------------------
    63                     84                  83               360                 359        8/31/2004         9/11/2011
    64                    120                 118               360                 360        7/19/2004         8/11/2014
    65                     60                  55               300                 295         4/6/2004          5/1/2009
    66                    120                 118               360                 360         8/2/2004         8/11/2014
    67                    120                 120               336                 336        9/21/2004        10/11/2014
---------------------------------------------------------------------------------------------------------------------------
    68                    120                 118               360                 358        7/13/2004         8/11/2014
    69                    180                 180               360                 360        9/15/2004        10/11/2019
    70                     60                  58               348                 348         8/2/2004         8/11/2009
    71                    120                 118               360                 358        7/15/2004         8/11/2014
    72                    120                 119               300                 299        9/10/2004         9/11/2014
---------------------------------------------------------------------------------------------------------------------------
    73                    120                 118               360                 358         8/5/2004         8/11/2014
    74                    120                 120               360                 360        9/30/2004        10/11/2014
    75                    120                 118               360                 358        8/10/2004         8/11/2014
    76                    120                 118               360                 358        7/14/2004         8/11/2014
    77                    120                 117               300                 297         7/1/2004         7/11/2014
---------------------------------------------------------------------------------------------------------------------------
    78                    120                 120               360                 360        9/16/2004        10/11/2014
    79                    120                 119               360                 359        8/24/2004         9/11/2014
    80                    120                 116               360                 356         6/4/2004         6/11/2014
    81                    120                 118               300                 300        7/30/2004         8/11/2014
    82                    180                 178               360                 360        7/26/2004         8/11/2019
---------------------------------------------------------------------------------------------------------------------------
    83                    120                 116               300                 296        5/27/2004         6/11/2014
    84                    120                 119               360                 359        8/26/2004         9/11/2014
    85                    120                 119               360                 359        8/26/2004         9/11/2014
    86                    120                 119               300                 299        8/18/2004         9/11/2014
    87                    120                 119               300                 299        8/27/2004         9/11/2014
---------------------------------------------------------------------------------------------------------------------------
    88                    120                 118               360                 358        7/26/2004         8/11/2014
    89                    120                 120               300                 300        10/4/2004        10/11/2014
    90                    120                 118               360                 358         8/9/2004         8/11/2014
    91                    120                 119               360                 359        8/26/2004         9/11/2014

                                                                                        ANNUAL           U/W NET
 CONTROL     BALLOON              PROPERTY                    PREPAYMENT                 DEBT           OPERATING
   NO.     BALANCE ($)              TYPE                   PROVISIONS (45)           SERVICE ($)       INCOME ($)
---------------------------------------------------------------------------------------------------------------------

    1                 0     Office                   L(32),D(131)                      22,368,913         52,538,224
    2       168,000,000     Office                   L(25),D(89),O(6)                   9,452,648         14,754,694
    3       150,000,000     Retail                   L(26),D(29),O(6)                   7,293,917         18,432,652
    4        79,371,003     Retail                   L(30),D(84),O(6)                   6,306,552         12,781,424
    5        65,323,742     Office                   L(28),D(89),O(3)                   4,974,931         31,797,533
---------------------------------------------------------------------------------------------------------------------
    6        62,114,666     Office                   L(25),D(32),O(3)                   4,177,680          6,392,517
    7        43,013,863     Office                   L(30),D(87),O(3)                   3,550,968          8,419,334
    8        45,365,000     Retail                   L(26),D(32),O(2)                   2,446,938          3,787,829
    9        24,916,280     Retail                   L(49),D(72)                        2,068,810          2,812,113
    10       20,493,311     Multifamily              L(48),D(70),O(2)                   1,771,393          2,326,871
---------------------------------------------------------------------------------------------------------------------
   10a                      Multifamily
   10b                      Multifamily
   10c                      Multifamily
   10d                      Multifamily
   10e                      Multifamily
---------------------------------------------------------------------------------------------------------------------
   10f                      Multifamily
   10g                      Multifamily
   10h                      Multifamily
   10i                      Multifamily
   10j                      Multifamily
---------------------------------------------------------------------------------------------------------------------
   10k                      Multifamily
   10l                      Multifamily
   10m                      Retail
    11       18,795,744     Retail                   L(60),D(57),O(3)                   1,782,593          2,536,214
    12       19,350,817     Retail                   L(27),D(90),O(3)                   1,640,848          2,101,915
---------------------------------------------------------------------------------------------------------------------
    13       19,545,782     Multifamily              L(27),D(56),O(1)                   1,463,071          1,865,587
    14       18,434,800     Office                   L(36),D(36),O(12)                  1,396,647          1,959,251
    15       15,720,000     Multifamily              L(48),D(12)                          830,387          1,169,901
    16       13,134,177     Office                   L(24),YM1%(93),O(3)                1,093,638          1,725,531
    17       12,909,549     Retail                   L(48),D(70),O(2)                   1,087,745          1,438,406
---------------------------------------------------------------------------------------------------------------------
    18       12,762,202     Retail                   L(48),D(70),O(2)                     961,018          1,649,102
    19       12,846,632     Office                   YM1%(25),D(34),O(1)                1,011,201          1,421,201
    20        5,811,884     Industrial/Warehouse     L(30),YM1%(87),O(3)                1,322,324          2,643,689
    21       10,473,139     Mobile Home Park         L(61),YM1%(56),O(3)                  882,362          1,354,918
    22       10,615,287     Retail                   L(48),D(71),O(1)                     904,153          1,162,612
---------------------------------------------------------------------------------------------------------------------
    23           68,782     Multifamily              YM1%(117),O(3)               (31)  1,543,584          2,097,066
    24       10,318,241     Retail                   L(36),D(81),O(3)                     804,765 (32)     2,412,423
    25        9,474,058     Retail                   L(27),D(90),O(3)                     803,351          1,054,312
    26        9,480,855     Multifamily              L(26),D(57),O(1)                     704,868          1,102,590
    27        7,334,711     Retail                   L(26),D(93),O(2)                     728,939          1,041,858
---------------------------------------------------------------------------------------------------------------------
   27a                      Retail
   27b                      Retail
   27c                      Retail
    28        7,663,393     Office                   L(48),D(71),O(1)                     603,876          1,024,303
    29        7,648,983     Retail                   L(36),D(81),O(3)                     576,266 (32)     1,911,375
---------------------------------------------------------------------------------------------------------------------
    30        7,110,574     Retail                   L(48),D(72)                          582,349            885,364
    31        7,369,218     Office                   L(36),D(48)                          572,986            840,981
    32        7,584,684     Multifamily              L(26),D(57),O(1)                     563,894            850,092
    33        6,464,877     Retail                   L(48),YM1%(69),O(3)                  574,736            817,060
    34        6,586,137     Multifamily              L(26),D(91),O(3)                     552,782            824,039
---------------------------------------------------------------------------------------------------------------------
    35        7,600,000     Multifamily              L(27),D(30),O(3)                     423,806            675,188
    36        6,180,346     Multifamily              L(29),D(89),O(2)                     531,719            697,696
    37        6,298,224     Retail                   L(49),D(36)                          492,338            639,360
    38        5,873,176     Retail                   L(26),D(92),O(3)                     484,878            731,693
   38a                      Retail
---------------------------------------------------------------------------------------------------------------------
   38b                      Retail
    39        5,923,147     Office                   L(25),D(92),O(3)                     497,130            692,408
    40        5,168,092     Industrial/Warehouse     L(27),D(93)                          437,460            612,389
    41        5,107,988     Retail                   L(36),D(81),O(3)                     371,259 (32)     1,143,795
    42        5,217,689     Office                   L(48),D(36)                          392,444            642,480
---------------------------------------------------------------------------------------------------------------------
    43        4,865,801     Retail                   L(48),D(72)                          410,590            667,998
    44        4,661,879     Self-Storage             L(25),D(92),O(3)                     384,078            533,637
    45        4,449,260     Office                   L(48),D(72)                          376,907            641,468
    46        4,491,276     Retail                   L(48),D(72)                          389,953            601,651
    47        4,338,627     Retail                   L(48),D(72)                          371,264            626,077
---------------------------------------------------------------------------------------------------------------------
    48        4,234,008     Office                   L(48),YM1%(72)                       340,542            532,992
    49        4,021,563     Retail                   L(25),D(92),O(3)                     330,669            516,929
    50        4,059,477     Retail                   L(27),D(92),O(1)                     342,015            497,235
    51        3,900,698     Industrial/Warehouse     L(27),D(90),O(3)                     330,952            456,346
    52        3,751,708     Retail                   L(48),D(72)                          323,041            465,868
---------------------------------------------------------------------------------------------------------------------
    53        2,263,727     Self-Storage             L(48),D(71),O(1)                     392,974            488,685
    54        3,340,012     Office                   L(48),D(69),O(3)                     286,032            444,308
    55        3,623,132     Multifamily              L(48),D(12)                          265,725            366,864
    56        3,294,399     Retail                   L(48),D(71),O(1)                     276,690            348,723
    57        3,457,164     Office                   L(36),D(24),1.5%(12),O(12)           267,852            342,865
---------------------------------------------------------------------------------------------------------------------
    58        3,248,675     Retail                   L(48),D(71)                          269,904            362,210
    59        3,225,249     Retail                   L(27),D(92),O(1)                     269,612            375,600
    60        3,201,481     Retail                   L(48),D(71),O(1)                     268,886            338,352
    61        3,213,588     Office                   L(48),D(9),O(3)                      257,602            376,370
    62        2,308,932     Retail                   L(26),D(91),O(3)                     305,035            412,185
---------------------------------------------------------------------------------------------------------------------
    63        3,104,173     Retail                   L(36),D(42),O(6)                     242,652            296,384
    64        3,014,293     Self-Storage             L(48),D(72)                          246,719            331,685
    65        3,052,445     Office                   L(36),D(24)                          242,667            390,361
    66        2,874,767     Multifamily              L(48),D(71),O(1)                     230,843            316,819
    67        2,696,655     Retail                   L(48),D(72)                          238,618            354,810
---------------------------------------------------------------------------------------------------------------------
    68        2,735,650     Retail                   L(27),D(90),O(3)                     237,185            316,089
    69        2,657,336     Retail                   L(25),YM1%(143),O(12)                228,095            304,470
    70        2,880,559     Multifamily              L(27),D(30),O(3)                     212,711            314,825
    71        2,584,809     Retail                   L(48),D(72)                          218,965            348,971
    72        2,312,779     Self-Storage             L(26),YM1%(91),O(3)                  229,206            318,661
---------------------------------------------------------------------------------------------------------------------
    73        2,536,418     Multifamily              L(48),D(71),O(1)                     213,529            307,103
    74        2,263,863     Retail                   L(25),D(92),O(3)                     186,513            238,984
    75        2,272,629     Office                   L(27),D(90),O(3)                     190,948            286,656
    76        2,118,696     Industrial/Warehouse     L(48),D(72)                          179,480            296,814
    77        1,919,210     Retail                   L(48),D(71),O(1)                     192,084            269,236
---------------------------------------------------------------------------------------------------------------------
    78        2,057,069     Retail                   L(48),D(69),O(3)                     170,079            238,860
    79        2,065,631     Industrial/Warehouse     L(48),D(72)                          172,693            292,103
    80        1,924,107     Office                   L(29),D(88),O(3)                     166,947            247,041
    81        1,847,081     Multifamily              L(36),YM1%(84)                       157,734            236,728
    82        1,888,953     Retail                   L(25),YM1%(143),O(12)                170,753            236,129
---------------------------------------------------------------------------------------------------------------------
    83        1,503,054     Multifamily              L(48),D(69),O(3)                     152,384            208,633
    84        1,547,218     Retail                   L(26),D(91),O(3)                     132,208            182,748
    85        1,488,575     Self-Storage             L(48),D(72)                          127,395            170,714
    86        1,235,368     Mobile Home Park         L(26),D(91),O(3)                     122,769            169,051
    87        1,229,910     Office                   L(48),D(72)                          121,253            178,808
---------------------------------------------------------------------------------------------------------------------
    88        1,281,236     Self-Storage             L(48),D(72)                          110,829            224,255
    89          984,182     Retail                   L(25),D(92),O(3)                      94,405            148,769
    90        1,097,478     Retail                   L(48),D(72)                           92,031            215,200
    91        1,063,268     Self-Storage             L(48),D(72)                           90,996            185,882

              U/W NET                   U/W                                                CUT-OFF             SCHEDULED
 CONTROL       CASH                     NCF             APPRAISED          APPRAISAL         DATE              MATURITY/
   NO.       FLOW ($)                DSCR (X)           VALUE ($)            DATE          LTV (%)            ARD LTV (%)
---------------------------------------------------------------------------------------------------------------------------

    1         52,433,713              1.36 (2)         733,000,000          2/6/2004         65.6 (3)              0.0 (4)
    2         13,610,285 (8)          1.44 (9)         225,000,000          9/1/2004         74.7                 74.7
    3         17,793,937 (12)         2.44 (12)        251,000,000         7/23/2004         59.8                 59.8
    4         12,251,449              1.94             154,000,000          3/8/2004         62.0                 51.5
    5         29,608,161              1.98 (17)(18)    395,000,000          5/1/2004         55.4 (18)            49.6 (18)
---------------------------------------------------------------------------------------------------------------------------
    6          5,694,451 (21)         1.36 (21)         82,000,000         8/19/2004         79.3                 75.7
    7          7,826,601              2.20             105,000,000         3/16/2004         48.6                 41.0
    8          3,677,145              1.50              56,710,000         6/28/2004         80.0                 80.0
    9          2,600,349              1.26              35,500,000         5/25/2004         78.9                 70.3
    10         2,189,246              1.24              31,890,000     Various               75.3                 64.3
---------------------------------------------------------------------------------------------------------------------------
   10a                                                   2,200,000         5/28/2004
   10b                                                     900,000         5/24/2004
   10c                                                   1,800,000         5/21/2004
   10d                                                   6,700,000         5/21/2004
   10e                                                     950,000         5/21/2004
---------------------------------------------------------------------------------------------------------------------------
   10f                                                   3,900,000         5/21/2004
   10g                                                   4,800,000         5/13/2004
   10h                                                   1,760,000         5/24/2004
   10i                                                   1,700,000         5/24/2004
   10j                                                     380,000         5/24/2004
---------------------------------------------------------------------------------------------------------------------------
   10k                                                   1,200,000         5/24/2004
   10l                                                   1,300,000         5/24/2004
   10m                                                   4,300,000         5/28/2004
    11         2,419,127              1.36              32,000,000         8/30/2004         71.5                 58.7
    12         2,058,715              1.25              32,000,000          8/1/2004         71.2                 60.5
---------------------------------------------------------------------------------------------------------------------------
    13         1,758,189              1.20              26,400,000         5/19/2004         78.0                 74.0
    14         1,740,341              1.25              24,700,000          8/3/2004         80.0                 74.6
    15         1,110,501              1.34              19,650,000         8/19/2004         80.0                 80.0
    16         1,470,074              1.34              20,400,000         4/14/2004         76.3                 64.4
    17         1,348,351              1.24              18,600,000         5/27/2004         79.6                 69.4
---------------------------------------------------------------------------------------------------------------------------
    18         1,394,682              1.45              19,800,000          4/8/2004         74.2                 64.5
    19         1,211,230 (27)(28)     1.20 (27)(28)     17,860,000 (28)    9/20/2004         78.4 (28)            71.9 (28)
    20         2,299,289              1.74              28,100,000         4/15/2004         46.3                 20.7
    21         1,332,368              1.51              16,800,000         5/15/2004         74.8                 62.3
    22         1,113,575              1.23              15,710,000         5/18/2004         79.4                 67.6
---------------------------------------------------------------------------------------------------------------------------
    23         1,980,170              1.28              32,500,000         5/21/2004         36.7                  0.2
    24         2,291,391              2.85 (32)         30,000,000         1/14/2004         39.7                 34.4
    25         1,011,956              1.26              15,000,000          8/1/2004         74.4                 63.2
    26         1,029,010              1.46              12,500,000         6/29/2004         80.0                 75.8
    27           972,765              1.33              13,200,000         8/24/2004         72.0                 55.6
---------------------------------------------------------------------------------------------------------------------------
   27a                                                   4,200,000         8/24/2004
   27b                                                   4,200,000         8/24/2004
   27c                                                   4,800,000         8/24/2004
    28           876,962              1.45              12,400,000         4/16/2004         74.8                 61.8
    29         1,741,541              3.02 (32)         23,600,000         1/12/2004         37.7                 32.4
---------------------------------------------------------------------------------------------------------------------------
    30           829,417              1.42              10,700,000          7/1/2004         79.4                 66.5
    31           736,229              1.28              11,700,000         4/12/2004         70.0                 63.0
    32           781,892              1.39              10,000,000         6/29/2004         80.0                 75.8
    33           751,633              1.31               9,900,000         6/15/2004         78.8                 65.3
    34           778,539              1.41              10,355,000         5/20/2004         75.2                 63.6
---------------------------------------------------------------------------------------------------------------------------
    35           612,688              1.45               9,850,000         5/10/2004         77.2                 77.2
    36           645,196              1.21               9,600,000         4/20/2004         75.3                 64.4
    37           602,020              1.22               9,500,000         7/13/2004         73.7                 66.3
    38           626,090              1.29               9,300,000          8/8/2004         75.3                 63.2
   38a                                                   4,500,000          8/8/2004
---------------------------------------------------------------------------------------------------------------------------
   38b                                                   4,800,000          8/8/2004
    39           623,426 (35)         1.25 (35)          8,500,000 (35)     2/1/2005         80.0 (35)            69.7 (35)
    40           566,972              1.30               7,625,000          6/7/2004         79.9                 67.8
    41         1,081,810              2.91 (32)         14,200,000         1/15/2004         42.3                 36.0
    42           616,016              1.57               8,400,000         5/11/2004         69.6                 62.1
---------------------------------------------------------------------------------------------------------------------------
    43           612,427              1.49               7,250,000         5/25/2004         79.2                 67.1
    44           519,789              1.35               8,900,000         8/24/2004         62.5                 52.4
    45           498,723              1.32               7,500,000         6/25/2004         69.9                 59.3
    46           555,708              1.43               6,700,000          6/1/2004         78.2                 67.0
    47           552,105              1.49               8,200,000         5/19/2004         62.1                 52.9
---------------------------------------------------------------------------------------------------------------------------
    48           455,030              1.34               6,200,000          5/6/2004         77.4                 68.3
    49           480,149              1.45               6,650,000          8/5/2004         72.2                 60.5
    50           466,311              1.36               6,400,000         6/28/2004         74.9                 63.4
    51           426,146              1.29               5,750,000         6/14/2004         79.9                 67.8
    52           423,210              1.31               5,650,000          6/1/2004         77.9                 66.4
---------------------------------------------------------------------------------------------------------------------------
    53           481,191              1.22               6,020,000         3/12/2004         67.7                 37.6
    54           399,858              1.40               5,150,000         5/19/2004         76.1                 64.9
    55           336,864              1.27               5,000,000         9/24/2004         78.0                 72.5
    56           345,811              1.25               5,410,000          7/1/2004         72.0                 60.9
    57           320,287              1.20               5,000,000          8/1/2004         76.9                 69.1
---------------------------------------------------------------------------------------------------------------------------
    58           348,054              1.29               4,800,000         4/20/2004         80.0                 67.7
    59           361,231              1.34               4,850,000          6/4/2004         78.7                 66.5
    60           335,453              1.25               5,250,000          7/1/2004         72.1                 61.0
    61           337,078 (39)         1.31 (39)          5,360,000          1/1/2005         67.2                 60.0
    62           403,207              1.32               5,850,000          9/5/2004         59.7                 39.5
---------------------------------------------------------------------------------------------------------------------------
    63           290,810              1.20               4,900,000          8/1/2004         70.3                 63.4
    64           322,745              1.31               4,620,000          6/7/2004         73.6                 65.2
    65           321,338              1.32               4,600,000         2/19/2004         73.9                 66.4
    66           287,587              1.25               4,280,000         5/28/2004         77.1                 67.2
    67           326,819              1.37               4,420,000         7/20/2004         74.7                 61.0
---------------------------------------------------------------------------------------------------------------------------
    68           302,246              1.27               4,660,000         5/15/2004         68.6                 58.7
    69           287,967              1.26               3,900,000         8/11/2004         80.0                 68.1
    70           294,425              1.38               3,850,000          7/8/2004         79.5                 74.8
    71           306,201              1.40               4,460,000         4/12/2004         68.3                 58.0
    72           309,720              1.35               4,100,000         5/12/2004         73.1                 56.4
---------------------------------------------------------------------------------------------------------------------------
    73           275,603              1.29               3,800,000         6/25/2004         78.8                 66.7
    74           237,466              1.27               3,500,000         5/12/2004         77.1                 64.7
    75           250,457 (41)         1.31 (41)          4,150,000          5/3/2004         64.7                 54.8
    76           277,263              1.54               3,600,000         1/27/2004         69.3                 58.9
    77           265,683              1.38               3,170,000          6/1/2004         77.8                 60.5
---------------------------------------------------------------------------------------------------------------------------
    78           237,224              1.39               3,230,000         3/17/2004         75.9                 63.7
    79           263,404              1.53               3,500,000          4/9/2004         69.9                 59.0
    80           219,035              1.31               3,200,000         4/28/2004         70.1                 60.1
    81           201,728              1.28               2,860,000         3/25/2004         76.9                 64.6
    82           223,313              1.31               2,850,000         6/10/2004         76.4                 66.3
---------------------------------------------------------------------------------------------------------------------------
    83           192,633              1.26               2,500,000         4/30/2004         76.6                 60.1
    84           170,443              1.29               2,300,000          6/2/2004         79.1                 67.3
    85           165,066              1.30               2,620,000         7/23/2004         66.7                 56.8
    86           162,451              1.32               2,200,000          6/4/2004         72.6                 56.2
    87           162,869              1.34               2,070,000         7/13/2004         77.2                 59.4
---------------------------------------------------------------------------------------------------------------------------
    88           219,512              1.98               2,470,000         5/28/2004         60.6                 51.9
    89           147,269              1.56               2,000,000          9/1/2004         65.0                 49.2
    90           192,092              2.09               2,650,000         7/12/2004         49.0                 41.4
    91           176,953              1.94               2,300,000         7/22/2004         54.3                 46.2

                 HOSPITALITY                                                                                           SQ FEET,
 CONTROL           AVERAGE                                YEAR                                YEAR                   PADS, ROOMS
   NO.         DAILY RATE ($)                             BUILT                             RENOVATED                  OR UNITS
-----------------------------------------------------------------------------------------------------------------------------------

    1                      0                                                2003                                      1,045,106 (5)
    2                      0                                                1970          1998, 2002, 2004              529,773
    3                      0             1959, 1961, 1973, 1983, 1998-1999, 1995    1995, 1996, 2001, 2004            1,570,367 (11)
    4                      0                                                1977                      1996            1,120,869 (14)
    5                      0                                                1970                      1999            1,150,705 (19)
-----------------------------------------------------------------------------------------------------------------------------------
    6                      0                                                1983                      2004              629,040
    7                      0                                           1968/1983            1988/1989/2000              302,789 (23)
    8                      0                                                2003                                        265,997
    9                      0                                                1965                      1986              628,705 (24)
    10                     0                                             Various                   Various                  507
-----------------------------------------------------------------------------------------------------------------------------------
   10a                     0                                          1994, 1995                                             30
   10b                     0                                                1986                                             28
   10c                     0                                                1986                                             24
   10d                     0                                                1989                                            171
   10e                     0                                                1970                                             21
-----------------------------------------------------------------------------------------------------------------------------------
   10f                     0                              1973, 1986, 1987, 1992                                             92
   10g                     0                                                2000                                             48
   10h                     0                                                1997                                             38
   10i                     0                                                1992                                             25
   10j                     0                                                1974                                              3
-----------------------------------------------------------------------------------------------------------------------------------
   10k                     0                                          1986, 1996                                             12
   10l                     0                                                1990                                             15
   10m                     0                                    1982, 1987, 1998                                         54,377
    11                     0                                           1998-2000                                        272,416
    12                     0                                                2000                                         27,000
-----------------------------------------------------------------------------------------------------------------------------------
    13                     0                                                1986                      2000                  510
    14                     0                                                1967                      2000              144,660
    15                     0                                           1999/2000                                            264
    16                     0                                                1978                                        377,126
    17                     0                            1969/1976/1978/1986/2003                                        180,438
-----------------------------------------------------------------------------------------------------------------------------------
    18                     0                                           1979-1982                                        154,756
    19                     0                                                1966                  On-going              149,851
    20                     0                        1952, 1969, 1978, 1993, 1999                                        972,000
    21                     0                                                1971                                            453
    22                     0                                                1992                                         96,997
-----------------------------------------------------------------------------------------------------------------------------------
    23                     0                                                1986                      1993                  416
    24                     0                                                1992                                        139,898
    25                     0                                      1979/1993/2003                                         25,670
    26                     0                                                1984                      2002                  304
    27                     0                                             Various                                        173,890
-----------------------------------------------------------------------------------------------------------------------------------
   27a                     0                                                1996                                         57,644
   27b                     0                                                1989                                         58,648
   27c                     0                                                1996                                         57,598
    28                     0                                          1962, 1966                                         86,120
    29                     0                                           1980-1987                                        132,510 (33)
-----------------------------------------------------------------------------------------------------------------------------------
    30                     0                                                2003                                         37,796
    31                     0                                           1982/1983                                        101,694
    32                     0                                                1985                      2002                  248
    33                     0                                                1971                 2001-2004              154,967
    34                     0                                                1970                      2002                  182
-----------------------------------------------------------------------------------------------------------------------------------
    35                     0                                                1984                      1993                  250
    36                     0                                                1983                      2003                  210
    37                     0                                                1986                      1999               85,552
    38                     0                                                1990                                        151,197
   38a                     0                                                1990                                        104,120
-----------------------------------------------------------------------------------------------------------------------------------
   38b                     0                                                1992                                         47,077
    39                     0                                                2001                                         47,200
    40                     0                                                1981                                         99,133
    41                     0                                                2002                                         65,059
    42                     0                                                2001                                         43,069
-----------------------------------------------------------------------------------------------------------------------------------
    43                     0                                           1986-1998                                         65,101
    44                     0                                                1999                                         92,315
    45                     0                                                1982                                        107,717
    46                     0                                                1970                      1990               67,202
    47                     0                                                1986                                         96,907
-----------------------------------------------------------------------------------------------------------------------------------
    48                     0                                                1980                      1999               77,546
    49                     0                                                1977                                         40,831
    50                     0                                           1967/2002                      2003               46,018 (36)
    51                     0                                                2002                                         56,031
    52                     0                                                1997                                         40,421
-----------------------------------------------------------------------------------------------------------------------------------
    53                     0                                                1976                                         74,917
    54                     0                                                2002                                         39,000
    55                     0                                                1973                      2003                  120
    56                     0                                                2004                                         14,560
    57                     0                                          1939, 1960                      2001               14,032
-----------------------------------------------------------------------------------------------------------------------------------
    58                     0                                                2003                                         43,782
    59                     0                                                2003                                         24,475
    60                     0                                                2004                                         14,490
    61                     0                                                1950                   Ongoing               36,800
    62                     0                                                2004                                         13,813
-----------------------------------------------------------------------------------------------------------------------------------
    63                     0                                                1917                      1997                8,576
    64                     0                                                1984                                         88,634
    65                     0                                                1980                      1985               79,803
    66                     0                                                1974                                            112
    67                     0                                                1988                                         29,365
-----------------------------------------------------------------------------------------------------------------------------------
    68                     0                                                2003                                         21,148
    69                     0                                                1997                                         18,200
    70                     0                                                1974                 2000/2002                  102
    71                     0                                                1967                 2001-2003               48,950
    72                     0                                                1906                      1988               59,606
-----------------------------------------------------------------------------------------------------------------------------------
    73                     0                                                1973                      2002                  126
    74                     0                                                2003                                         10,125
    75                     0                                                1985                                         31,012
    76                     0                                      1994/1995/1997                                         28,151
    77                     0                                                2004                                         12,607
-----------------------------------------------------------------------------------------------------------------------------------
    78                     0                                                2000                                         10,908
    79                     0                                                2003                                         44,000
    80                     0                                                1986                                         20,639
    81                     0                                                1979                                            140
    82                     0                                                2003                                         11,372
-----------------------------------------------------------------------------------------------------------------------------------
    83                     0                                                1979                      2002                   64
    84                     0                                                2003                                          9,953
    85                     0                                                1985                                         37,650
    86                     0                                                1968                                            132
    87                     0                                           2001-2002                                         14,292
-----------------------------------------------------------------------------------------------------------------------------------
    88                     0                                                1982                                         31,620
    89                     0                                                1999                                         10,000
    90                     0                                                1980                      2003               44,365
    91                     0                                                1987                                         59,525

               UNIT          LOAN                                  RENT
 CONTROL        OF           PER           OCCUPANCY               ROLL                OWNERSHIP
   NO.        MEASURE        UNIT     PERCENTAGE (%) (46)          DATE                 INTEREST
---------------------------------------------------------------------------------------------------------------

    1      Sq Feet                194                100.0         8/31/2004    Fee Simple
    2      Sq Feet                317                 95.0         10/1/2004    Fee Simple
    3      Sq Feet                 96                 96.9 (12)    8/10/2004    Fee Simple
    4      Sq Feet                 85                 96.1 (15)     8/2/2004    Fee Simple               (16)
    5      Sq Feet                 63                 97.9          5/1/2004    Fee Simple
---------------------------------------------------------------------------------------------------------------
    6      Sq Feet                103                 86.0 (21)    8/23/2004    Fee Simple
    7      Sq Feet                168                 98.7         6/30/2004    Fee Simple
    8      Sq Feet                171                 98.9         8/31/2004    Fee Simple
    9      Sq Feet                 45                 98.7 (24)    10/1/2004    Fee Simple
    10     Units               47,337                 86.8          8/1/2004    Fee Simple
---------------------------------------------------------------------------------------------------------------
   10a     Units               55,190                100.0          8/1/2004    Fee Simple
   10b     Units               24,190                 92.9          8/1/2004    Fee Simple
   10c     Units               56,444                 95.8          8/1/2004    Fee Simple
   10d     Units               29,487                 86.0          8/1/2004    Fee Simple
   10e     Units               34,046                 85.7          8/1/2004    Fee Simple
---------------------------------------------------------------------------------------------------------------
   10f     Units               31,903                 87.0          8/1/2004    Fee Simple
   10g     Units               75,259                 97.9          8/1/2004    Fee Simple
   10h     Units               34,857                 68.4          8/1/2004    Fee Simple
   10i     Units               51,176                 92.0          8/1/2004    Fee Simple
   10j     Units               95,328                100.0          8/1/2004    Fee Simple
---------------------------------------------------------------------------------------------------------------
   10k     Units               75,259                 91.7          8/1/2004    Fee Simple
   10l     Units               65,224                 93.3          8/1/2004    Fee Simple
   10m     Sq Feet                 60                 64.7          8/1/2004    Fee Simple
    11     Sq Feet                 84                 94.1         6/30/2004    Fee Simple
    12     Sq Feet                844                100.0          7/1/2004    Fee Simple
---------------------------------------------------------------------------------------------------------------
    13     Units               40,392                 90.8         5/13/2004    Fee Simple
    14     Sq Feet                137                 96.0         8/10/2004    Fee Simple
    15     Units               59,545                 91.3         8/24/2004    Fee Simple
    16     Sq Feet                 41                 88.1          7/4/2004    Fee Simple
    17     Sq Feet                 82                 90.3          5/1/2004    Fee Simple
---------------------------------------------------------------------------------------------------------------
    18     Sq Feet                 95                 97.5         5/19/2004    Fee Simple
    19     Sq Feet                 93                 80.3 (27)    9/15/2004    Fee Simple
    20     Sq Feet                 13                100.0         10/6/2004    Fee Simple
    21     Pads                27,756                 79.0 (30)    6/28/2004    Fee Simple
    22     Sq Feet                129                100.0          8/1/2004    Fee Simple
---------------------------------------------------------------------------------------------------------------
    23     Units               28,663                 98.8         7/31/2004    Fee Simple
    24     Sq Feet                 85                 98.9         3/11/2004    Fee Simple
    25     Sq Feet                435                100.0          7/1/2004    Fee Simple
    26     Units               32,895                 91.1         7/22/2004    Fee Simple
    27     Sq Feet                 55                100.0         10/8/2004    Fee Simple/Leasehold
---------------------------------------------------------------------------------------------------------------
   27a     Sq Feet                 54                100.0         10/8/2004    Fee Simple
   27b     Sq Feet                 49                100.0         10/8/2004    Leasehold
   27c     Sq Feet                 61                100.0         10/8/2004    Fee Simple
    28     Sq Feet                108                 93.1          7/7/2004    Fee Simple
    29     Sq Feet                 67                 99.4         3/11/2004    Fee Simple/Leasehold
---------------------------------------------------------------------------------------------------------------
    30     Sq Feet                225                 91.4         7/14/2004    Fee Simple
    31     Sq Feet                 81                 93.4          7/1/2004    Fee Simple
    32     Units               32,258                 83.1         6/22/2004    Fee Simple
    33     Sq Feet                 50                100.0         8/24/2004    Fee Simple
    34     Units               42,813                 89.0         8/31/2004    Fee Simple
---------------------------------------------------------------------------------------------------------------
    35     Units               30,400                 92.4         6/20/2004    Fee Simple
    36     Units               34,402                 94.3         7/25/2004    Fee Simple
    37     Sq Feet                 82                 94.7         9/27/2004    Fee Simple
    38     Sq Feet                 46                 96.2          8/1/2004    Fee Simple
   38a     Sq Feet                 33                 98.7          8/1/2004    Fee Simple
---------------------------------------------------------------------------------------------------------------
   38b     Sq Feet                 77                 93.9          8/1/2004    Fee Simple
    39     Sq Feet                144                 70.5 (35)    9/10/2004    Fee Simple
    40     Sq Feet                 61                100.0         7/26/2004    Fee Simple
    41     Sq Feet                 92                100.0         3/12/2004    Fee Simple
    42     Sq Feet                136                 90.2          6/1/2004    Fee Simple
---------------------------------------------------------------------------------------------------------------
    43     Sq Feet                 88                 97.1          7/7/2004    Fee Simple
    44     Sq Feet                 60                 82.6         9/20/2004    Fee Simple
    45     Sq Feet                 49                 92.6         7/20/2004    Leasehold
    46     Sq Feet                 78                100.0         6/30/2004    Fee Simple
    47     Sq Feet                 53                 87.4         5/21/2004    Fee Simple
---------------------------------------------------------------------------------------------------------------
    48     Sq Feet                 62                 96.2          5/1/2004    Fee Simple
    49     Sq Feet                118                100.0         8/23/2004    Fee Simple
    50     Sq Feet                104                100.0         7/28/2004    Fee Simple
    51     Sq Feet                 82                100.0          7/6/2004    Fee Simple
    52     Sq Feet                109                100.0         9/15/2004    Fee Simple
---------------------------------------------------------------------------------------------------------------
    53     Sq Feet                 54                 93.8         5/26/2004    Leasehold
    54     Sq Feet                100                100.0          7/6/2004    Fee Simple
    55     Units               32,500                 98.3         8/26/2004    Fee Simple
    56     Sq Feet                267                100.0          1/1/2004    Fee Simple
    57     Sq Feet                274                100.0         8/16/2004    Fee Simple
---------------------------------------------------------------------------------------------------------------
    58     Sq Feet                 88                 87.2         4/30/2004    Fee Simple
    59     Sq Feet                156                100.0          7/1/2004    Fee Simple
    60     Sq Feet                261                100.0          2/1/2004    Fee Simple
    61     Sq Feet                 98                100.0 (39)    9/16/2004    Fee Simple
    62     Sq Feet                253                100.0         8/18/2004    Fee Simple
---------------------------------------------------------------------------------------------------------------
    63     Sq Feet                402                100.0         8/11/2004    Fee Simple
    64     Sq Feet                 38                 93.8         5/28/2004    Fee Simple
    65     Sq Feet                 43                 95.7         6/30/2004    Fee Simple
    66     Units               29,464                 93.8         6/14/2004    Fee Simple
    67     Sq Feet                112                100.0         7/31/2004    Fee Simple
---------------------------------------------------------------------------------------------------------------
    68     Sq Feet                151                 83.5         4/30/2004    Fee Simple
    69     Sq Feet                171                100.0         9/20/2004    Fee Simple
    70     Units               30,000                 96.1         6/23/2004    Fee Simple
    71     Sq Feet                 62                 97.8         8/20/2004    Fee Simple
    72     Sq Feet                 50                 72.1         9/24/2004    Fee Simple
---------------------------------------------------------------------------------------------------------------
    73     Units               23,765                 92.9         6/15/2004    Fee Simple
    74     Sq Feet                267                100.0         9/10/2004    Fee Simple
    75     Sq Feet                 87                 94.4 (41)     8/3/2004    Fee Simple
    76     Sq Feet                 89                 89.1          6/1/2004    Fee Simple
    77     Sq Feet                196                100.0          7/1/2004    Fee Simple
---------------------------------------------------------------------------------------------------------------
    78     Sq Feet                225                100.0         9/13/2004    Fee Simple
    79     Sq Feet                 56                 87.3          9/1/2004    Fee Simple
    80     Sq Feet                109                100.0          6/1/2004    Fee Simple
    81     Units               15,714                 93.6         6/30/2004    Fee Simple
    82     Sq Feet                191                100.0          7/8/2004    Fee Simple
---------------------------------------------------------------------------------------------------------------
    83     Units               29,920                 98.4         6/30/2004    Fee Simple
    84     Sq Feet                183                100.0         8/20/2004    Leasehold
    85     Sq Feet                 46                 95.2         6/30/2004    Fee Simple
    86     Pads                12,104                 90.2         6/20/2004    Fee Simple
    87     Sq Feet                112                 84.0          8/1/2004    Fee Simple
---------------------------------------------------------------------------------------------------------------
    88     Sq Feet                 47                 96.4         5/21/2004    Fee Simple
    89     Sq Feet                130                100.0         9/10/2004    Leasehold
    90     Sq Feet                 29                 98.6         7/31/2004    Fee Simple
    91     Sq Feet                 21                 90.8         7/31/2004    Fee Simple

                                   LARGEST                              LARGEST               LARGEST
 CONTROL                           TENANT                             TENANT AREA          TENANT LEASE
   NO.                              NAME                            LEASED (SQ. FT.)         EXP. DATE
--------------------------------------------------------------------------------------------------------------

    1      SSB Realty, LLC (6)                                              1,045,106           9/30/2023 (7)
    2      Court TV                                                           130,821          12/31/2010
    3      Robinson's May (11)                                                400,794                 NAP
    4      Macy's (14)                                                        217,976           7/31/2009
    5      Jones Apparel Group Inc                                            254,987           4/30/2012
--------------------------------------------------------------------------------------------------------------
    6      The Travelers Indemnity Company (21)                                97,116           4/30/2011 (22)
    7      Sughrue Mion, PLCC                                                  89,135           6/30/2007
    8      Best Buy                                                            30,000           1/31/2014
    9      Rich's-Macy's                                                      196,752                 NAP (25)
    10     N/A                                                                    N/A                 N/A
--------------------------------------------------------------------------------------------------------------
   10a     N/A                                                                    N/A                 N/A
   10b     N/A                                                                    N/A                 N/A
   10c     N/A                                                                    N/A                 N/A
   10d     N/A                                                                    N/A                 N/A
   10e     N/A                                                                    N/A                 N/A
--------------------------------------------------------------------------------------------------------------
   10f     N/A                                                                    N/A                 N/A
   10g     N/A                                                                    N/A                 N/A
   10h     N/A                                                                    N/A                 N/A
   10i     N/A                                                                    N/A                 N/A
   10j     N/A                                                                    N/A                 N/A
--------------------------------------------------------------------------------------------------------------
   10k     N/A                                                                    N/A                 N/A
   10l     N/A                                                                    N/A                 N/A
   10m     Nayon Turo-Turo                                                      5,792           8/31/2007
    11     Kohls                                                               86,584            2/2/2019
    12     Richards of Greenwich                                               27,000           8/31/2024
--------------------------------------------------------------------------------------------------------------
    13     N/A                                                                    N/A                 N/A
    14     The Guardian Life Insurance Company of America                       7,695          12/31/2005
    15     N/A                                                                    N/A                 N/A
    16     DK Solutions                                                        15,277           9/30/2012
    17     Ross Stores                                                         31,815           1/31/2014
--------------------------------------------------------------------------------------------------------------
    18     Ultima Gym                                                          28,347          12/31/2006
    19     Telehouse International Corporation of America                      12,743           8/31/2008
    20     FB Distro, Inc. (29)                                               972,000           9/30/2024
    21     N/A                                                                    N/A                 N/A
    22     Food 4 Less                                                         52,924          12/31/2011
--------------------------------------------------------------------------------------------------------------
    23     N/A                                                                    N/A                 N/A
    24     Safeway                                                             50,093            3/5/2012
    25     Mitchell's of Westport                                              25,670           8/31/2024
    26     N/A                                                                    N/A                 N/A
    27     N/A                                                                    N/A                 N/A
--------------------------------------------------------------------------------------------------------------
   27a     Super Fresh Sav A Center, Inc.                                      57,644           10/7/2024
   27b     Super Fresh Sav A Center, Inc.                                      58,648           10/7/2024
   27c     Super Fresh Sav A Center, Inc.                                      57,598           10/7/2024
    28     Walsh Markus McDougal LLP                                            7,800           8/31/2016
    29     Giant Food                                                          55,108           4/30/2006
--------------------------------------------------------------------------------------------------------------
    30     Mayors Jewelers of Florida                                           5,197           5/31/2014
    31     CMA-CGM                                                              8,312           4/30/2008
    32     N/A                                                                    N/A                 N/A
    33     Office Liquidators                                                  52,877           6/30/2015
    34     N/A                                                                    N/A                 N/A
--------------------------------------------------------------------------------------------------------------
    35     N/A                                                                    N/A                 N/A
    36     N/A                                                                    N/A                 N/A
    37     AMF Bowling Center                                                  51,760           6/30/2009
    38     N/A                                                                    N/A                 N/A
   38a     Family Furniture (34)                                               83,800            2/1/2007
--------------------------------------------------------------------------------------------------------------
   38b     Mad Chef                                                             5,978           12/1/2007
    39     Gilbertson Associates, Inc.                                         10,752          11/30/2007
    40     Zicon                                                               36,345           3/31/2008
    41     Super Fresh                                                         56,848           4/30/2022
    42     Cafe Red Onion                                                       5,867           2/12/2012
--------------------------------------------------------------------------------------------------------------
    43     State Florida Dept of Children                                      10,373           3/31/2005
    44     N/A                                                                    N/A                 N/A
    45     St. Joseph Home Health                                              22,932           2/28/2007
    46     Walgreens Co. subleased to Floors Direct                            13,500           8/31/2010
    47     Victory Supermarkets                                                30,454           3/31/2007
--------------------------------------------------------------------------------------------------------------
    48     Equant Marketing Group, Inc.                                        14,860           8/31/2006
    49     The World's Greatest Dollar Store, Inc.                             13,000           3/31/2007
    50     Deals everything a dollar                                           12,750           1/31/2009
    51     Northern Tool &  Equipment Company                                  22,306            2/7/2009
    52     NP Dodge                                                            11,209          11/30/2005
--------------------------------------------------------------------------------------------------------------
    53     N/A                                                                    N/A                 N/A
    54     Whiskers                                                             6,500            6/1/2005
    55     N/A                                                                    N/A                 N/A
    56     Walgreen Co.                                                        14,560          12/31/2079
    57     Greenwich Design Center, Inc.                                        5,078           8/31/2012 (38)
--------------------------------------------------------------------------------------------------------------
    58     Food Lion                                                           28,657          12/18/2023
    59     McAlister's Deli                                                     4,200           2/28/2009
    60     Walgreen Co.                                                        14,490           1/31/2079
    61     Progressive Life Center, Inc. (39)                                  20,400 (39)      8/31/2012
    62     Thrift Drug, Inc.                                                   13,813           9/16/2024
--------------------------------------------------------------------------------------------------------------
    63     Rite Aid of New York, Inc.                                           8,576           11/6/2011
    64     N/A                                                                    N/A                 N/A
    65     Texas Commission on Environmental Quality                           13,225           8/31/2006
    66     N/A                                                                    N/A                 N/A
    67     Walgreens                                                           13,000           1/31/2008
--------------------------------------------------------------------------------------------------------------
    68     The Cleaning Palace                                                  2,995          10/31/2013
    69     Taco Mac                                                             4,900           3/31/2008
    70     N/A                                                                    N/A                 N/A
    71     DAVCAR LLC                                                          12,800           3/31/2013
    72     N/A                                                                    N/A                 N/A
--------------------------------------------------------------------------------------------------------------
    73     N/A                                                                    N/A                 N/A
    74     Big B, Inc.                                                         10,125           1/31/2029
    75     Turelk, Inc.                                                        11,834           12/1/2007
    76     J Marasco & Associates                                               3,540           5/31/2008
    77     Key Bank                                                             4,731           6/30/2014
--------------------------------------------------------------------------------------------------------------
    78     Eckerd Corporation                                                  10,908           4/26/2020
    79     Metro Tile, Inc.                                                    10,400           6/30/2008
    80     Children's Medical Center, P.A.                                      5,400           9/11/2009
    81     N/A                                                                    N/A                 N/A
    82     FarPointe Cellars                                                    6,248           5/31/2008
--------------------------------------------------------------------------------------------------------------
    83     N/A                                                                    N/A                 N/A
    84     Genghis Enterprises, LLC                                             3,500          12/10/2013
    85     N/A                                                                    N/A                 N/A
    86     N/A                                                                    N/A                 N/A
    87     Oakland Psychological Clinic                                         4,710           3/31/2009
--------------------------------------------------------------------------------------------------------------
    88     N/A                                                                    N/A                 N/A
    89     Walgreen Co.                                                        10,000           1/31/2060 (42)
    90     Goody's Family Clothing                                             22,720           9/30/2013
    91     N/A                                                                    N/A                 N/A

                               2ND LARGEST                        2ND LARGEST           2ND LARGEST
 CONTROL                         TENANT                           TENANT AREA           TENANT LEASE
   NO.                            NAME                          LEASED (SQ. FT.)         EXP. DATE
-----------------------------------------------------------------------------------------------------------

    1      N/A                                                                N/A                  N/A
    2      L-3 Communications Corporation                                  53,756           12/31/2013 (10)
    3      Target (11)(13)                                                219,303            1/31/2012
    4      Sears (14)                                                     169,550           10/12/2020
    5      JP Morgan Chase Bank                                            72,383 (20)      10/31/2009
-----------------------------------------------------------------------------------------------------------
    6      Focal Financial Services, Inc.                                  95,103            6/30/2008
    7      Kaiser Permanente                                               82,920           12/31/2008
    8      Marshall's                                                      28,000           11/30/2013
    9      Burlington Coat                                                 75,200           11/15/2012
    10     N/A                                                                N/A                  N/A
-----------------------------------------------------------------------------------------------------------
   10a     N/A                                                                N/A                  N/A
   10b     N/A                                                                N/A                  N/A
   10c     N/A                                                                N/A                  N/A
   10d     N/A                                                                N/A                  N/A
   10e     N/A                                                                N/A                  N/A
-----------------------------------------------------------------------------------------------------------
   10f     N/A                                                                N/A                  N/A
   10g     N/A                                                                N/A                  N/A
   10h     N/A                                                                N/A                  N/A
   10i     N/A                                                                N/A                  N/A
   10j     N/A                                                                N/A                  N/A
-----------------------------------------------------------------------------------------------------------
   10k     N/A                                                                N/A                  N/A
   10l     N/A                                                                N/A                  N/A
   10m     Guam Music Video                                                 1,700            2/28/2006
    11     Hobby Lobby                                                     51,214            6/30/2009
    12     N/A                                                                N/A                  N/A
-----------------------------------------------------------------------------------------------------------
    13     N/A                                                                N/A                  N/A
    14     Wells Fargo Home Mortgage Inc.                                   6,115            8/31/2005
    15     N/A                                                                N/A                  N/A
    16     Academy of Health Care Professions                              12,789            5/31/2011
    17     Dollar Tree Stores                                              22,104            1/31/2014
-----------------------------------------------------------------------------------------------------------
    18     Schaeffer Drugs                                                  7,500           12/31/2009
    19     CCA                                                              9,470           11/30/2009
    20     N/A                                                                N/A                  N/A
    21     N/A                                                                N/A                  N/A
    22     Anna's Linnen Company                                            8,833           10/31/2012
-----------------------------------------------------------------------------------------------------------
    23     N/A                                                                N/A                  N/A
    24     Petco                                                           12,400            1/31/2006
    25     N/A                                                                N/A                  N/A
    26     N/A                                                                N/A                  N/A
    27     N/A                                                                N/A                  N/A
-----------------------------------------------------------------------------------------------------------
   27a     N/A                                                                N/A                  N/A
   27b     N/A                                                                N/A                  N/A
   27c     N/A                                                                N/A                  N/A
    28     Spellman, Rice, Schure                                           6,881            2/28/2011
    29     Erickson Retirement                                              8,985            9/30/2006
-----------------------------------------------------------------------------------------------------------
    30     Spoto's PGA, Inc.                                                5,029            2/21/2013
    31     CorpLogoWare                                                     7,197            6/30/2007
    32     N/A                                                                N/A                  N/A
    33     Tool King                                                       44,509            7/31/2011
    34     N/A                                                                N/A                  N/A
-----------------------------------------------------------------------------------------------------------
    35     N/A                                                                N/A                  N/A
    36     N/A                                                                N/A                  N/A
    37     DMV                                                             10,483            8/31/2008
    38     N/A                                                                N/A                  N/A
   38a     Fame Flooring                                                    3,900             8/1/2005
-----------------------------------------------------------------------------------------------------------
   38b     DeWalt                                                           5,618             2/1/2006
    39     Faxwatch Strategic Information                                   9,899            8/31/2007
    40     Bugatchi Uomo Apparel, Inc.                                     32,017            6/30/2011
    41     Chick-fil-A                                                      4,211            3/31/2022
    42     Platinum Pools                                                   5,765            8/14/2008
-----------------------------------------------------------------------------------------------------------
    43     Hollywood Video                                                  7,480            9/15/2013
    44     N/A                                                                N/A                  N/A
    45     Azusa Pacific University                                        19,899            9/30/2007
    46     D.F.C. Tamarac, Inc. dba Tamarac Preschool                      13,060           10/31/2012
    47     Maxi Drugs                                                       8,320            3/31/2007
-----------------------------------------------------------------------------------------------------------
    48     THK Associates, Inc.                                             9,836             8/1/2009
    49     GML Enterprises, Inc.                                            8,600           12/31/2010
    50     Cici's Pizza                                                     4,750            6/30/2009
    51     Designco, Inc.                                                   7,200            6/30/2009 (37)
    52     Grill House, Inc.                                                5,000           11/30/2005
-----------------------------------------------------------------------------------------------------------
    53     N/A                                                                N/A                  N/A
    54     Avanti                                                           6,000            12/1/2011
    55     N/A                                                                N/A                  N/A
    56     N/A                                                                N/A                  N/A
    57     Chatsworth Securities, LLC                                       3,439            6/30/2005
-----------------------------------------------------------------------------------------------------------
    58     Dollar General                                                   8,125            3/31/2014
    59     Original Pancake House                                           3,900            3/31/2014
    60     N/A                                                                N/A                  N/A
    61     MacArthur Beverages Inc.                                        14,100            4/30/2014
    62     N/A                                                                N/A                  N/A
-----------------------------------------------------------------------------------------------------------
    63     N/A                                                                N/A                  N/A
    64     N/A                                                                N/A                  N/A
    65     Social Security Administration                                  10,038             8/1/2011
    66     N/A                                                                N/A                  N/A
    67     Your Dry Cleaners                                                2,700            1/31/2006
-----------------------------------------------------------------------------------------------------------
    68     Chin Won Chinese Restaurant                                      2,280           10/31/2013
    69     Bass Hair Salon                                                  3,500           12/31/2008
    70     N/A                                                                N/A                  N/A
    71     K-MoMo, Inc                                                     12,800            7/31/2011
    72     N/A                                                                N/A                  N/A
-----------------------------------------------------------------------------------------------------------
    73     N/A                                                                N/A                  N/A
    74     N/A                                                                N/A                  N/A
    75     Wiezorek & Rice, LLP                                             6,434            5/31/2005
    76     Sunstar Dimensions                                               2,820            9/30/2005
    77     21st Amendment                                                   3,261            7/31/2014
-----------------------------------------------------------------------------------------------------------
    78     N/A                                                                N/A                  N/A
    79     Auto Service Authority, Inc.                                     9,200            5/31/2008
    80     Sleep-Wake Disorder Center of South Florida, Inc.                3,900           10/31/2005
    81     N/A                                                                N/A                  N/A
    82     Southlake Emergency                                              3,624            9/30/2010
-----------------------------------------------------------------------------------------------------------
    83     N/A                                                                N/A                  N/A
    84     Nextel Retail Stores, Inc.                                       1,500           12/31/2008
    85     N/A                                                                N/A                  N/A
    86     N/A                                                                N/A                  N/A
    87     Huszti Dental Practice                                           4,048             2/1/2016
-----------------------------------------------------------------------------------------------------------
    88     N/A                                                                N/A                  N/A
    89     N/A                                                                N/A                  N/A
    90     AutoZone, Inc                                                    8,640             1/1/2009
    91     N/A                                                                N/A                  N/A

                           3RD LARGEST                     3RD LARGEST         3RD LARGEST
 CONTROL                     TENANT                        TENANT AREA         TENANT LEASE
   NO.                        NAME                       LEASED (SQ. FT.)       EXP. DATE
---------------------------------------------------------------------------------------------------

    1      N/A                                                          N/A                N/A
    2      Sumitomo Corporation of America                           53,352          7/31/2009
    3      Macy's Home Store (11)                                   173,227                NAP
    4      Strawbridge's (14)                                       167,629          2/25/2007
    5      Levi Strauss & Company                                    43,004          1/31/2012
---------------------------------------------------------------------------------------------------
    6      AMA Services, Inc.                                        51,030          4/30/2007
    7      State Department/GSA                                      79,067          8/26/2008
    8      Michaels                                                  23,828          3/31/2014
    9      AMC Entertainment                                         63,395         12/31/2016
    10     N/A                                                          N/A                N/A
---------------------------------------------------------------------------------------------------
   10a     N/A                                                          N/A                N/A
   10b     N/A                                                          N/A                N/A
   10c     N/A                                                          N/A                N/A
   10d     N/A                                                          N/A                N/A
   10e     N/A                                                          N/A                N/A
---------------------------------------------------------------------------------------------------
   10f     N/A                                                          N/A                N/A
   10g     N/A                                                          N/A                N/A
   10h     N/A                                                          N/A                N/A
   10i     N/A                                                          N/A                N/A
   10j     N/A                                                          N/A                N/A
---------------------------------------------------------------------------------------------------
   10k     N/A                                                          N/A                N/A
   10l     N/A                                                          N/A                N/A
   10m     Curry Kebab                                                1,700           3/1/2006
    11     Linens N Things                                           34,752          1/31/2014
    12     N/A                                                          N/A                N/A
---------------------------------------------------------------------------------------------------
    13     N/A                                                          N/A                N/A
    14     Abstracts Incorporated                                     6,070         11/30/2004
    15     N/A                                                          N/A                N/A
    16     Nanya Technology                                          12,505         11/30/2005
    17     Boot Town, Inc.                                           21,300          1/31/2011
---------------------------------------------------------------------------------------------------
    18     C.A.T.S. Gymnastics                                        7,200          2/28/2008
    19     Parker Stanbury                                            8,897          9/30/2007
    20     N/A                                                          N/A                N/A
    21     N/A                                                          N/A                N/A
    22     Fashion Joy                                                6,828          5/31/2009
---------------------------------------------------------------------------------------------------
    23     N/A                                                          N/A                N/A
    24     NRT, Inc.                                                  8,409          3/31/2008
    25     N/A                                                          N/A                N/A
    26     N/A                                                          N/A                N/A
    27     N/A                                                          N/A                N/A
---------------------------------------------------------------------------------------------------
   27a     N/A                                                          N/A                N/A
   27b     N/A                                                          N/A                N/A
   27c     N/A                                                          N/A                N/A
    28     St. Mary's Children & Family                               6,810          8/31/2007
    29     Medstar Physicians Partners                                7,583          9/30/2006
---------------------------------------------------------------------------------------------------
    30     Dante's Ristorante, Inc.                                   4,659          8/31/2014
    31     Transouth Financial                                        3,687          6/30/2006
    32     N/A                                                          N/A                N/A
    33     Woodleys Fine Furniture                                   37,128         12/31/2013
    34     N/A                                                          N/A                N/A
---------------------------------------------------------------------------------------------------
    35     N/A                                                          N/A                N/A
    36     N/A                                                          N/A                N/A
    37     Diamond Billiards                                          5,841          5/31/2009
    38     N/A                                                          N/A                N/A
   38a     PG Healthy Teens                                           3,824          11/1/2005
---------------------------------------------------------------------------------------------------
   38b     ARINC Installation                                         3,612           7/1/2005
    39     Coleman/Hines Inc.                                         4,754         12/31/2008
    40     Acoustic Innovations                                      30,771          8/31/2007
    41     AT&T Wireless                                              2,500          6/30/2007
    42     Vista Management Co                                        5,000          6/30/2007
---------------------------------------------------------------------------------------------------
    43     Fantasy Lane                                               6,443          2/28/2007
    44     N/A                                                          N/A                N/A
    45     The Regents of UCI                                        10,907          8/31/2007
    46     The Christi Academy, Inc.                                  6,841          8/31/2008
    47     Gourmet House Inc.                                         6,080          6/30/2005
---------------------------------------------------------------------------------------------------
    48     Hobby - Whalen Marketing                                   8,076           8/1/2009
    49     Sovereign Bank                                             3,950         10/31/2008
    50     IHOP Corporation (36)                                      4,022          9/30/2027
    51     The Glidden Company d/b/a ICI Paints                       5,375          9/30/2005
    52     M. Constantino Salon                                       4,626          3/31/2009
---------------------------------------------------------------------------------------------------
    53     N/A                                                          N/A                N/A
    54     Auto Locators                                              4,500           6/1/2005
    55     N/A                                                          N/A                N/A
    56     N/A                                                          N/A                N/A
    57     Don H. Nelson/Sanguine                                     2,503         10/31/2005
---------------------------------------------------------------------------------------------------
    58     Domino's Pizza                                             1,400          1/31/2009
    59     The Tan Company                                            3,900          6/30/2009
    60     N/A                                                          N/A                N/A
    61     U.S. Merit Systems Protection Board                        2,300          3/31/2013
    62     N/A                                                          N/A                N/A
---------------------------------------------------------------------------------------------------
    63     N/A                                                          N/A                N/A
    64     N/A                                                          N/A                N/A
    65     Drug Enforcement Administration                            9,603           1/2/2007
    66     N/A                                                          N/A                N/A
    67     Quality Care Animal                                        2,640          1/31/2005
---------------------------------------------------------------------------------------------------
    68     Perfect Picture Photography                                2,176         10/31/2008
    69     Voice Stream Wireless                                      2,100         11/30/2006
    70     N/A                                                          N/A                N/A
    71     Auto Zone Inc                                              8,990          9/30/2009
    72     N/A                                                          N/A                N/A
---------------------------------------------------------------------------------------------------
    73     N/A                                                          N/A                N/A
    74     N/A                                                          N/A                N/A
    75     Paragon Plus, Inc., dba Paragon Steel                      4,984         12/31/2007 (40)
    76     Telluride Sports - SSI Venture LLC                         2,764         10/31/2004
    77     Kurt Rupenthal DDS, LLC                                    1,848          4/30/2014
---------------------------------------------------------------------------------------------------
    78     N/A                                                          N/A                N/A
    79     Double Eagle Vending, LLC                                  7,600          6/30/2008
    80     MIG Management Corp.                                       2,800         11/30/2004
    81     N/A                                                          N/A                N/A
    82     Southlake Smoothie                                         1,500          7/30/2008
---------------------------------------------------------------------------------------------------
    83     N/A                                                          N/A                N/A
    84     Starbucks Corporation                                      1,401          2/28/2014
    85     N/A                                                          N/A                N/A
    86     N/A                                                          N/A                N/A
    87     Associates in Ophthalmology, PC                            2,593          8/11/2009
---------------------------------------------------------------------------------------------------
    88     N/A                                                          N/A                N/A
    89     N/A                                                          N/A                N/A
    90     Family Dollar                                              7,425         12/31/2009
    91     N/A                                                          N/A                N/A

FOOTNOTES TO ANNEX A-1

One Lincoln Street               1    The One Lincoln Street Loan Pair has a maturity date of
                                      10/11/2023 and amortizes based on a 23.36 year schedule.
                                      However, the One Lincoln Street Mortgage Loan is
                                      expected to fully amortize by 10/11/2017.
One Lincoln Street               2    U/W NCF DSCR was calculated based on 12 times the
                                      average of the monthly debt service payments that will be
                                      due with respect to the One Lincoln Street Mortgage Loan
                                      and the One Lincoln Street Non-Trust Loan Pari Passu
                                      Component, commencing with the payment date on
                                      10/11/2004 (following the initial floating rate period)
                                      through and including the payment date on 10/11/2017.
One Lincoln Street               3    Cut-off Date LTV was calculated based on both the One
                                      Lincoln Street Mortgage Loan and the One Lincoln Street
                                      Non-Trust Loan Pari Passu Component (total cut-off date
                                      principal balance of $480,594,752).
One Lincoln Street               4    Scheduled Maturity/ARD LTV was calculated assuming
                                      that the One Lincoln Street Mortgage Loan fully amortizes
                                      by 10/11/2017.
One Lincoln Street               5    Property also includes a 900-space parking garage.
One Lincoln Street               6    Tenant's lease, including garage, is guaranteed by parent
                                      company, State Street Corporation which is rated AA-/Aa3
                                      by S&P and Moody's, respectively.
One Lincoln Street               7    Lease provides for two, ten-year renewal options.
600 Third Avenue                 8    Reflects the projected U/W NCF of the 600 Third Avenue
                                      Mortgaged Property. The in-place U/W NCF was
                                      calculated to be $12,751,817.
600 Third Avenue                 9    Based on projected U/W NCF of the 600 Third Avenue
                                      Mortgaged Property. The U/W NCF DSCR based on
                                      in-place U/W NCF was calculated to be 1.35x.
600 Third Avenue                 10   5,015 square feet of L-3 Communications Corporation's
                                      space expires 9/30/2005.
Westfield Shoppingtown Mission   11   The entire property consists of a regional mall and power
Valley                                center totaling 1,570,367 square feet of retail space, 654,099 square feet of which is collateral for the mortgage loan.
                                      The portion of the property designated as a regional mall
                                      consists of 1,355,513 square feet, 474,129 square feet of
                                      which is collateral for the mortgage loan. The portion of
                                      the property designated as a power center consists of
                                      214,854 square feet, 179,970 square feet of which is
                                      collateral for the mortgage loan. Robinsons--May and
                                      Macy's Home Store own their pads and improvements and
                                      therefore neither such pads nor improvements are part of
                                      the collateral. Target, Bank of America and AMC Theater
                                      each leases its pad and owns its improvements, and
                                      therefore the land, but not the improvements, are part of
                                      the collateral.

FOOTNOTES TO ANNEX A-1 -- CONTINUED

Westfield Shoppingtown Mission   12   Occupancy Percentage, U/W Net Cash Flow and U/W
Valley                                NCF DSCR include 2,578 square feet of executed leases.
                                      According to the related borrower, all of the tenants
                                      subject to such leases are expected to be in occupancy by
                                      November 19, 2004. According to the related borrower,
                                      Gateway Computers (10,010 square feet), has exercised the
                                      "go-dark" clause in its lease, but continues to pay rent
                                      pursuant to a lease expiring September 2008. As of August
                                      10, 2004, the mortgaged real property was 96.9% leased
                                      and 96.1% occupied. Actual in-line occupancy was 86.3%.
                                      In-line occupancy including the executed leases expected to be in place by November 19, 2004 was 87.4%.
Westfield Shoppingtown Mission   13   Target has the right, pursuant to its lease, to finance its
Valley                                leasehold interest and to require the related borrower to
                                      join in a fee mortgage (the "Target Mortgage") of the
                                      Target pad and subject the fee title of the related borrower to the Target Mortgage. Westfield America, Inc. has
                                      delivered a guaranty to the lender pursuant to which
                                      Westfield America, Inc. guarantees the rent and other
                                      charges payable under the Target lease in the event of a
                                      termination of the Target lease by reason of a foreclosure of the Target Mortgage.
Montgomery Mall                  14   Square footage reflects the total gross leasable area of the property, not all of which is part of the collateral. The
                                      collateral totals 558,884 square feet and consists of a
                                      149,325 square foot JCPenney anchor store (and pad),
                                      392,509 square feet of in-line mall space and an outparcel pad improved with a 17,050 square foot JCPenney/
                                      Firestone Auto Center. Macy's, Strawbridge's and Sears
                                      own their anchor stores and lease their pads from the
                                      Montgomery Mall Borrower and as such the pads, but not
                                      the stores are part of the collateral. Two other outparcel pads, but not the 26,455 square feet of tenant-owned
                                      outparcel improvements, are also collateral for the loan.
Montgomery Mall                  15   Occupancy Percentage reflects the overall mall occupancy.
                                      In-line Occupancy Percentage is 88.9%.
Montgomery Mall                  16   The Montgomery Mall Mortgage Loan is secured by a first
                                      priority mortgage lien on both the leasehold interest of the
                                      Montgomery Mall Borrower in the Montgomery Mall
                                      Mortgaged Property and the underlying fee simple interest
                                      of Montgomeryville Associates in the Montgomery Mall
                                      Mortgaged Property.
World Apparel Center             17   U/W NCF DSCR calculated based on 12 times the
                                      aggregate constant monthly debt service payment that will
                                      be due with respect to the World Apparel Center
                                      Mortgage Loan and the World Apparel Center Non-Trust
                                      Loans commencing on the due date in August 2007
                                      (following the initial three-year interest only period).

FOOTNOTES TO ANNEX A-1 -- CONTINUED

World Apparel Center       18   U/W NCF DSCR, Cut-off Date LTV and Scheduled
                                Maturity/ARD LTV were calculated based on the World
                                Apparel Center Mortgage Loan and the World Apparel
                                Center Non-Trust Loans, collectively, (total cut-off date
                                principal balance of $219,000,000).
World Apparel Center       19   Property also includes a 150-space parking garage.
World Apparel Center       20   Square footage includes 29,381 square feet of retail space.
200 North LaSalle Street   21   Occupancy Percentage, U/W Net Cash Flow and U/W
                                NCF DSCR are based on 56,167 square feet of an
                                executed lease with The Travelers Indemnity Company (of
                                a total of 97,116 square feet), and an executed lease with
                                Mantanky and Mantanky of 5,664 square feet, with respect
                                to which each tenant is not yet in occupancy. According to the related borrower, The Travelers Indemnity Company is
                                expected to take occupancy of the 56,167 square-foot space by December 1, 2004, and Mantanky and Mantanky is
                                expected to take occupancy of its 5,664 square-foot space
                                by January 1, 2005. As of the rent roll dated August 23,
                                2004, the mortgaged real property was 86.0% leased and
                                76.2% occupied (excluding both the 56,167 square feet
                                leased to The Travelers Indemnity Company and the 5,664
                                square feet leased to Mantanky and Mantanky).
200 North LaSalle Street   22   The Travelers Indemnity Company (97,116 square feet,
                                lease expiration April 30, 2011) may terminate its lease on
                                November 30, 2009 subject to making a termination
                                payment. The sponsor has provided the lender with a
                                guaranty for TI/LC expenses in the amount of $40 per
                                square foot in the event that such termination option is
                                exercised. Such guaranty also covers three additional
                                tenants, totaling 63,411 square feet, each of which have
                                termination options in their respective leases.
2100 Pennsylvania Avenue   23   Square footage includes a separate adjacent 81,484 square
                                foot medical office building. In addition, there is a parking garage with approximately 259 spaces.
North Dekalb Mall          24   Occupancy Percentage reflects the overall mall occupancy.
                                Square footage reflects the total gross leasable area of the property, not all of which is part of the collateral. The
                                collateral totals 431,953 square feet.
North Dekalb Mall          25   NAP means not applicable as the anchor owns its store
                                and pad, which are not part of the loan collateral.
Guam Multifamily           26   The related borrower is required to make additional
                                monthly amortization payments to the extent available
                                from excess cash flow beginning with the November 2004
                                due-date and continuing until maturity, which payments, if made, would effectively cause the loan to amortize on a
                                25-year schedule and which payments will accrue to the
                                extent not made. The failure to make such additional
                                monthly amortization payments will not be an event of
                                default if excess cash flow is not sufficient to make such additional monthly amortization payments. It is assumed in the prospectus supplement that such additional monthly
                                amortization payments will be made.

FOOTNOTES TO ANNEX A-1 -- CONTINUED

626 Wilshire Boulevard   27   Occupancy Percentage, U/W Net Cash Flow and U/W
                              NCF DSCR were calculated based upon the inclusion of
                              four tenants, totaling 21,523 square feet, each of which has executed a lease but has not yet taken occupancy. The
                              amount of $400,000 was escrowed at the closing of the
                              mortgage loan, equal to one year of rent for three of the
                              tenants plus approximately $10.00 per rentable square foot, representing unfinished tenant improvements related to the occupancy of the three tenants. The fourth tenant, Golden
                              Boy, is a borrower-related entity. The $400,000 is required to be released to the related borrower upon such tenants
                              being in occupancy, paying full, unabated rent, and
                              delivering an estoppel certificate acceptable to the lender.
                              Additionally, U/W Net Cash Flow and U/W DSCR were
                              calculated based on full rent for seven tenants, each with rent abatements through July 2005. The amount of
                              $200,000, representing the approximate total amount of
                              such rent abatements, was escrowed at the closing of the
                              mortgage loan. As of the rent roll dated September 15,
                              2004, the property was 80.3% leased and 65.9% occupied.
626 Wilshire Boulevard   28   U/W Net Cash Flow, U/W NCF DSCR, Appraised Value,
                              Cut-off Date LTV and Scheduled Maturity/ARD LTV
                              were calculated based on potential lease-up at the
                              mortgaged real property (no potential tenants have been
                              specifically identified). The potential lease-up was
                              calculated based on a projected underwritten occupancy of
                              87.0%, at which level the projected DSCR would be 1.20x.
                              At closing, the related borrower posted a letter of credit in the amount of $3,080,000, representing proceeds allocable
                              to the cash flow differential between the current net cash flow and the net cash flow based upon the projected
                              underwritten occupancy. Within 24 months of the closing
                              date of the mortgage loan, the related borrower will have
                              four opportunities to release the letter of credit, in whole or in part, upon the satisfaction of certain conditions
                              contained in the loan documentation.

FOOTNOTES TO ANNEX A-1 -- CONTINUED

1901 State Road 240                   29   The mortgage loan is fully recourse to Charming Shoppes,
                                           Inc., (parent company) with a limitation on liability
                                           (including liability pursuant to the environmental
                                           indemnity) of outstanding principal plus 25% of the
                                           then-outstanding loan balance, and FB Distro Distribution
                                           Center, LLC (the related borrower), with a limitation on
                                           liability (including liability pursuant to the environmental indemnity) of outstanding principal and interest plus 25%
                                           of the then-outstanding loan balance. As of October 8,
                                           2004, the S&P Issuer Credit rating of Charming Shoppes,
                                           Inc. was BB- and the Moody's Senior Implied rating was
                                           Ba3. In the event that either rating is downgraded to B/B2, a 100% cash flow sweep will commence, not to exceed an
                                           aggregate amount of $2,000,000. In the event either rating is downgraded to B-/B3, the $2,000,000 cap will no longer
                                           apply. If Charming Shoppes, Inc. is downgraded to a level
                                           that triggers a sweep and subsequently regains an S&P
                                           Issuer Credit Rating of BB- and a Moody's Senior Implied
                                           Rating of Ba3, then: (i) the cash flow sweep will cease,
                                           (ii) if such ratings are maintained for a period of six
                                           months, 50% of the money collected in connection with
                                           such cash sweep is required to be returned to the related
                                           borrower, and (iii) if such ratings are maintained for an
                                           additional six months, the balance of the money collected
                                           in connection with such cash sweep will be required to be
                                           returned to the related borrower.
Pueblo Del Sol Mobile Home Park       30   Occupancy Percentage excludes units occupied by the
                                           borrower owned entity All American Dealership.
Palmetto Place Apartments             31   The two-year lockout does not apply in the event the
                                           property is required to be sold in connection with certain litigation involving the borrower and relating to a dispute over an alleged agreement to sell the property for
                                           approximately $30,000,000.
Kimco Portfolio - Enchanted Forest,   32   Annual debt service and U/W NCF DSCR are based on 12
Wilkens Beltway Plaza, and Perry           times the constant monthly debt service payment
Hall Super Fresh                           commencing on the due date in June 2006 (following the
                                           initial two-year interest only period).
Kimco Portfolio - Wilkens Beltway     33   Square footage reflects the total gross leasable area of the
Plaza                                      property. In-line space comprises 24,632 square feet of
                                           retail and 52,770 square feet of office.

FOOTNOTES TO ANNEX A-1 -- CONTINUED

7810-7870 & 7901-7963 Central     34   $200,000 was deposited into the TI/LC account at the
Avenue                                 closing of the mortgage loan. If Family Furniture (83,800
                                       square feet, lease expiration February 28, 2007) renews its lease subject to its three-year extension option, such
                                       $200,000 escrow is required to be released to the related
                                       borrower. If Family Furniture does not renew its lease
                                       prior to May 2006 (or if at anytime Family Furniture does
                                       not renew, goes dark, or declares bankruptcy), the related borrower will be required to post a letter of credit in the amount of $500,000. If the related borrower fails to post
                                       such letter of credit, the mortgage loan will become fully recourse to the principals of the related borrower.
                                       Additionally, in May 2006, if Family Furniture does not
                                       renew its lease (or anytime Family Furniture does not
                                       renew, goes dark, or declares bankruptcy), a sweep of all
                                       excess cash flow will immediately commence and be
                                       funded into the TI/LC reserve account. Such letter of
                                       credit and all excess cash flow swept will be required to be released to the related borrower upon Family Furniture's
                                       renewal of its lease or upon another tenant, acceptable to lender, replacing Family Furniture and commencing paying
                                       rent.
Princess II Building              35   Occupancy Percentage, U/W Net Cash Flow, U/W NCF
                                       DSCR, Appraised Value, Cut-off Date LTV and Scheduled
                                       Maturity/ARD LTV were calculated based on the potential
                                       lease-up at the property (no potential tenants have been
                                       specifically identified). The potential lease-up was
                                       calculated based on a projected underwritten occupancy of
                                       90.0%. As of the rent roll dated September 10, 2004, the
                                       property was 70.5% leased (including 1,754 square feet of
                                       expansion space to be occupied by November 1, 2004). At
                                       closing, a letter of credit in the amount of $2,875,000 was delivered by the related borrower, representing proceeds
                                       allocable to the net cash flow differential between the
                                       current U/W Net Cash Flow and the projected U/W Net
                                       Cash Flow. Within 24 months of the origination date of the mortgage loan, the related borrower will have two
                                       opportunities to release the letter of credit, in whole or in part, upon the satisfaction of certain conditions contained in the loan documentation.
Valle Vista Shopping Center       36   Square footage reflects total gross leasable area of the
                                       property, not all of which is part of the collateral. The
                                       collateral totals 41,996 square feet. IHOP Corporation and
                                       Sheridan's Frozen Custard own their improvements, but
                                       leases their pads. The IHOP space, consisting of 4,022
                                       square feet, is not part of the collateral.
Palmetto Palms Business Park II   37   Design Co. Inc. may terminate its lease on June 30, 2007
                                       (the end of the third year of the lease) upon six months
                                       prior notice and payment of two months of base rent and
                                       additional rent.

FOOTNOTES TO ANNEX A-1 -- CONTINUED

95 East Putnam Avenue   38   Greenwich Design Center, Inc. (5,078 square feet),
                             occupies multiple spaces at the mortgaged real property
                             with the following lease expiration dates: 2,893 square feet on August 31, 2012; 1,058 square feet on August 31, 2004;
                             and 1,127 square feet on a month-to-month basis.
1933 Montana Avenue     39   Occupancy Percentage, U/W Net Cash Flow and U/W
                             NCF DSCR were calculated based on executed leases with
                             Progressive Life Center, Inc. (20,400 square feet total).
                             Progressive Life Center, Inc. is in occupancy of 10,800
                             square feet of its total space. According to the related
                             borrower, 4,000 additional square feet is being built-out
                             and Progressive Life Center, Inc. is expected to take
                             occupancy of such space in October 2004, with a projected
                             rent commencement date of January 1, 2005. According to
                             the related borrower, tenant improvement work on the
                             remaining 5,600 square feet of space has begun and
                             Progressive Life Center, Inc. is expected to take occupancy in November 2004, with a projected rent commencement
                             date of November 1, 2004. The amount of $457,422,
                             representing one year of rent for the 4,000 square-foot and
                             5,600 square-foot spaces, and costs associated with any
                             tenant improvements related to the 5,600 square-foot
                             space, was escrowed at closing and will be required to be
                             released upon Progressive Life Center, Inc. being in
                             occupancy of both the 4,000 square-foot and the 5,600
                             square-foot spaces, being open for business and paying full, unabated rent and delivering an estoppel acceptable to the lender. According to the borrower, upon Progressive Life
                             Center, Inc. taking occupancy in October 2004, the
                             mortgaged real property is expected to be 100.0% leased
                             and 84.8% occupied. Currently the property is 100% leased
                             and 73.9% occupied.
3700 Santa Fe Avenue    40   Paragon Plus, Inc., dba Paragon Steel, (4,984 square feet, lease expiration - December 31, 2007) may terminate its
                             lease in the 36th month of such lease (February 28, 2005)
                             by providing six months notice and paying $75,000. The
                             amount of $47,346 was escrowed at closing, to be released
                             upon certain conditions contained in the loan
                             documentation.
3700 Santa Fe Avenue    41   Occupancy Percentage, U/W Net Cash Flow and U/W
                             NCF DSCR were calculated based on an executed lease
                             with Timber Rock Commercial Real Estate Services, Inc.
                             ("Timber Rock") (3,940 square feet, lease expiration - July
                             31, 2009), although the Timber Rock is not yet in
                             occupancy. According to the related borrower, Timber
                             Rock is expected to be in occupancy by November 1, 2004.
                             The amount of $35,460 was escrowed at the closing of the
                             mortgage loan, to be released upon certain conditions
                             contained in the loan documentation. As of the rent roll
                             dated August 3, 2004, the mortgaged real property was
                             94.4% leased and 81.7% occupied.

FOOTNOTES TO ANNEX A-1 -- CONTINUED

Walgreens - Nashville                   42   Tenant has the right to terminate its lease on January 31,
                                             2020 (the 240th month of the lease) and every fifth year
                                             thereafter.
North Dekalb Mall, A&P Portfolio,       43   Those mortgage loans have not closed or rate locked as of
Sierra Village, 7810-7870 & 7901-7963        the cut-off date and therefore, certain mortgage loan
Central Avenue                               characteristics, including the interest rate, have been
                                             estimated. As a result, certain statistical information in this prospectus supplement may change if those mortgage loans
                                             bear a different interest rate than estimated.
                                        44   With regard to multi-property mortgage loans or
                                             cross-collateralized mortgage loans, each such mortgage
                                             loan or related mortgaged real property with a particular
                                             letter designation in the "Cross-Collateralized Groups"
                                             column is either part of a multi-property loan or
                                             cross-collateralized with those mortgaged properties or
                                             mortgage loans with the same letter designation.
                                        45   The number in any parenthetical reflects the number of
                                             months in the applicable period during which the subject
                                             prepayment provision is in effect.
                                        46   The weighted average occupancy for multi-property loans
                                             is based on allocated loan amounts.

                                   ANNEX A-2
                  CERTAIN CHARACTERISTICS OF THE MORTGAGE POOL

                     [THIS PAGE INTENTIONALLY LEFT BLANK.]

                                                                     ANNEX A-2-1

                              AMORTIZATION TYPES
                                (MORTGAGE POOL)

                                             TOTAL         % BY TOTAL       AVERAGE
                                          CUT-OFF DATE    CUT-OFF DATE   CUT-OFF DATE
                              NUMBER       PRINCIPAL        PRINCIPAL      PRINCIPAL
AMORTIZATION TYPES           OF LOANS       BALANCE          BALANCE        BALANCE
--------------------------- ---------- ----------------- -------------- --------------

Amortizing Balloon(1) .....     78      $  704,667,669         49.4%     $  9,034,201
Interest Only .............      5         386,685,000         27.1        77,337,000
Fully Amortizing ..........      2         215,018,420         15.1       107,509,210
ARD(2) ....................      6         121,449,887          8.5        20,241,648
                                --      --------------        -----      ------------
TOTAL/AVG/WTD AVG: ........     91      $1,427,820,977        100.0%     $ 15,690,340

                                MAXIMUM
                             CUT-OFF DATE     WTD. AVG.    WTD. AVG.   WTD. AVG.   WTD. AVG.
                               PRINCIPAL    CUT-OFF DATE    U/W NCF    OCCUPANCY   MORTGAGE
AMORTIZATION TYPES              BALANCE          LTV          DSCR        RATE       RATE
--------------------------- -------------- -------------- ----------- ----------- ----------

Amortizing Balloon(1) .....  $ 73,000,000        70.2%        1.52x       93.8%      5.710%
Interest Only .............   168,000,000        69.8         1.83        96.0       5.216
Fully Amortizing ..........   203,094,752        64.0         1.36        99.9       5.759
ARD(2) ....................    95,478,361        61.7         1.85        96.9       5.368
                             ------------        ----         ----        ----       -----
TOTAL/AVG/WTD AVG: ........  $203,094,752        68.4%       1.61X        95.6%      5.554%

-------
(1)   Includes mortgage loans that provide for payments of interest-only for a specified number of periods, followed by payments of principal and interest up to the maturity date.

(2)   Includes mortgage loans that provide for payments of interest-only for a specified number of periods, followed by payments of principal and interest up to the anticipated repayment date ("ARD").

                                                                     ANNEX A-2-2

                       CUT-OFF DATE LOAN-TO-VALUE RATIOS
                                (MORTGAGE POOL)

                                              TOTAL         % BY TOTAL       AVERAGE
                                           CUT-OFF DATE    CUT-OFF DATE   CUT-OFF DATE
RANGE OF CUT-OFF DATE          NUMBER       PRINCIPAL        PRINCIPAL      PRINCIPAL
LOAN-TO-VALUE RATIOS (%)      OF LOANS       BALANCE          BALANCE        BALANCE
---------------------------- ---------- ----------------- -------------- --------------

35.1 - 40.0 ................      3      $   32,723,668          2.3%     $10,907,889
40.1 - 45.0 ................      1           6,000,000          0.4        6,000,000
45.1 - 50.0 ................      3          65,296,805          4.6       21,765,602
50.1 - 55.0 ................      1           1,248,782          0.1        1,248,782
55.1 - 60.0 ................      3         226,492,576         15.9       75,497,525
60.1 - 65.0 ................      6         111,611,614          7.8       18,601,936
65.1 - 70.0 ................     11         242,978,099         17.0       22,088,918
70.1 - 75.0 ................     20         315,496,983         22.1       15,774,849
75.1 - 80.0 ................     43         425,972,450         29.8        9,906,336
                                 --      --------------        -----      -----------
TOTAL/AVG/WTD AVG: .........     91      $1,427,820,977        100.0%     $15,690,340

                                 MAXIMUM
                              CUT-OFF DATE     WTD. AVG.    WTD. AVG.   WTD. AVG.   WTD. AVG.
RANGE OF CUT-OFF DATE           PRINCIPAL    CUT-OFF DATE    U/W NCF    OCCUPANCY   MORTGAGE
LOAN-TO-VALUE RATIOS (%)         BALANCE          LTV          DSCR        RATE       RATE
---------------------------- -------------- -------------- ----------- ----------- ----------

35.1 - 40.0 ................ $ 11,923,668         38.1%        2.32x       99.0%      5.253%
40.1 - 45.0 ................    6,000,000         42.3         2.91       100.0       4.650
45.1 - 50.0 ................   50,999,263         48.2         2.11        99.0       5.740
50.1 - 55.0 ................    1,248,782         54.3         1.94        90.8       6.110
55.1 - 60.0 ................  150,000,000         58.4         2.27        97.3       5.045
60.1 - 65.0 ................   95,478,361         62.1         1.87        95.0       5.272
65.1 - 70.0 ................  203,094,752         66.2         1.36        98.8       5.794
70.1 - 75.0 ................  168,000,000         73.9         1.40        95.2       5.660
75.1 - 80.0 ................   65,000,000         78.6         1.33        92.4       5.689
                             ------------         ----         ----       -----       -----
TOTAL/AVG/WTD AVG: ......... $203,094,752         68.4%       1.61X        95.6%      5.554%

Weighted Average Cut-off Date LTV Ratios for all Mortgage Loans: 68.4%

                                                                     ANNEX A-2-3

                         ORIGINAL TERM TO MATURITY(1)
                                (MORTGAGE POOL)

                                              TOTAL         % BY TOTAL       AVERAGE
                                           CUT-OFF DATE    CUT-OFF DATE   CUT-OFF DATE
RANGE OF ORIGINAL TERMS        NUMBER       PRINCIPAL        PRINCIPAL      PRINCIPAL
TO MATURITY (MONTHS)          OF LOANS       BALANCE          BALANCE        BALANCE
---------------------------- ---------- ----------------- -------------- --------------

 49 -  60 ..................      9      $  161,642,894         11.3%    $17,960,322
 61 -  72 ..................      1         150,000,000         10.5     150,000,000
 73 -  84 ..................      8          79,677,192          5.6       9,959,649
 85 - 108 ..................      1           7,000,000          0.5       7,000,000
109 - 120 ..................     66         776,610,138         54.4      11,766,820
121 - 144 ..................      3          44,500,000          3.1      14,833,333
157 - 168 ..................      1         203,094,752         14.2     203,094,752
169 - 180 ..................      2           5,296,000          0.4       2,648,000
                                 --      --------------        -----     -----------
TOTAL/AVG/WTD AVG: .........     91      $1,427,820,977        100.0%    $15,690,340

                                 MAXIMUM
                              CUT-OFF DATE     WTD. AVG.    WTD. AVG.   WTD. AVG.   WTD. AVG.   WTD. AVG.
RANGE OF ORIGINAL TERMS         PRINCIPAL    CUT-OFF DATE    U/W NCF    OCCUPANCY    MORTGAGE   ORIGINAL
TO MATURITY (MONTHS)             BALANCE          LTV          DSCR        RATE        RATE       TERM
---------------------------- -------------- -------------- ----------- ----------- ----------- ----------

 49 -  60 .................. $ 65,000,000        79.0%        1.38x       90.9%       5.180%       60
 61 -  72 ..................  150,000,000        59.8         2.44        96.9        4.796        61
 73 -  84 ..................   20,600,000        77.1         1.30        92.4        5.788        84
 85 - 108 ..................    7,000,000        73.7         1.22        94.7        5.790        85
109 - 120 ..................  168,000,000        67.2         1.61        95.3        5.654       120
121 - 144 ..................   28,000,000        76.9         1.28        98.6        6.085       121
157 - 168 ..................  203,094,752        65.6         1.36       100.0        5.790       163
169 - 180 ..................    3,120,000        78.5         1.28       100.0        6.429       180
                             ------------        -----        ----       -----        -----       ---
TOTAL/AVG/WTD AVG: ......... $203,094,752        68.4%        1.61X       95.6%       5.554%      111

Weighted Average Original Term to Maturity: 111 months.

-------
(1)   ARD Loans are assumed to mature on anticipated repayment dates.

                                                                     ANNEX A-2-4

                         REMAINING TERM TO MATURITY(1)
                                (MORTGAGE POOL)

                                              TOTAL         % BY TOTAL       AVERAGE
                                           CUT-OFF DATE    CUT-OFF DATE   CUT-OFF DATE
RANGE OF REMAINING TERMS       NUMBER       PRINCIPAL        PRINCIPAL      PRINCIPAL
TO MATURITY (MONTHS)          OF LOANS       BALANCE          BALANCE        BALANCE
---------------------------- ---------- ----------------- -------------- --------------

 49 -  60 ..................     10      $  311,642,894         21.8%    $31,164,289
 73 -  84 ..................      8          79,677,192          5.6       9,959,649
 85 - 108 ..................      2          29,869,834          2.1      14,934,917
109 - 120 ..................     65         753,740,303         52.8      11,596,005
121 - 144 ..................      3          44,500,000          3.1      14,833,333
145 - 156 ..................      1         203,094,752         14.2     203,094,752
169 - 180 ..................      2           5,296,000          0.4       2,648,000
                                 --      --------------        -----     -----------
TOTAL/AVG/WTD AVG: .........     91      $1,427,820,977        100.0%    $15,690,340

                                 MAXIMUM
                              CUT-OFF DATE     WTD. AVG.    WTD. AVG.   WTD. AVG.   WTD. AVG.   WTD. AVG.
RANGE OF REMAINING TERMS        PRINCIPAL    CUT-OFF DATE    U/W NCF    OCCUPANCY  MORTGAGE     REMAINING
TO MATURITY (MONTHS)             BALANCE          LTV          DSCR        RATE        RATE       TERM
---------------------------- -------------- -------------- ----------- ----------- ----------- ----------

 49 -  60 .................. $150,000,000        69.7%         1.89x       93.8%       4.995%       60
 73 -  84 ..................   20,600,000        77.1          1.30        92.4        5.788        83
 85 - 108 ..................   22,869,834        72.0          1.33        94.2        6.050        96
109 - 120 ..................  168,000,000        67.0          1.62        95.3        5.640       118
121 - 144 ..................   28,000,000        76.9          1.28        98.6        6.085       121
145 - 156 ..................  203,094,752        65.6          1.36       100.0        5.790       156
169 - 180 ..................    3,120,000        78.5          1.28       100.0        6.429       179
                             ------------       -----          ----       -----        -----       ---
TOTAL/AVG/WTD AVG: ......... $203,094,752        68.4%         1.61X       95.6%       5.554%      108

Weighted Average Remaining Term to Maturity: 108 months.

-------
(1)   ARD Loans are assumed to mature on anticipated repayment dates.

                                                                     ANNEX A-2-5

                   MORTGAGED PROPERTIES BY PROPERTY TYPE(1)
                                (MORTGAGE POOL)

                                                   TOTAL         % BY TOTAL       AVERAGE
                                                CUT-OFF DATE    CUT-OFF DATE   CUT-OFF DATE
                                  NUMBER         PRINCIPAL        PRINCIPAL      PRINCIPAL
PROPERTY TYPE                 OF PROPERTIES       BALANCE          BALANCE        BALANCE
---------------------------- --------------- ----------------- -------------- --------------

Office .....................        21        $  670,845,177         47.0%     $31,945,008
Retail .....................        45           566,659,866         39.7       12,592,441
Multifamily ................        26           126,993,257          8.9        4,884,356
Industrial/Warehouse .......         5            28,623,239          2.0        5,724,648
Self Storage ...............         7            20,528,148          1.4        2,932,593
Mobile Home Park ...........         2            14,171,289          1.0        7,085,645
                                    --        --------------        -----      -----------
TOTAL/AVG/WTD AVG: .........       106        $1,427,820,977        100.0%     $13,470,009

                                 MAXIMUM
                              CUT-OFF DATE     WTD. AVG.    WTD. AVG.   WTD. AVG.   WTD. AVG.
                                PRINCIPAL    CUT-OFF DATE    U/W NCF    OCCUPANCY   MORTGAGE
PROPERTY TYPE                    BALANCE          LTV          DSCR        RATE       RATE
---------------------------- -------------- -------------- ----------- ----------- ----------

Office .....................  $203,094,752        68.4%        1.50x       95.5%      5.588%
Retail .....................   150,000,000        67.4         1.81        97.0       5.427
Multifamily ................    20,600,000        73.8         1.30        91.9       5.750
Industrial/Warehouse .......    13,000,000        62.9         1.54        98.0       6.007
Self Storage ...............     5,560,000        66.6         1.40        87.7       5.983
Mobile Home Park ...........    12,573,627        74.6         1.49        80.3       5.769
                              ------------        ----         ----        ----       -----
TOTAL/AVG/WTD AVG: .........  $203,094,752        68.4%       1.61X        95.6%      5.554%

-------
(1)   Calculations are based on a per property basis and, where multiple properties secure a single underlying mortgage loan, allocated loan amounts.

                                                                     ANNEX A-2-6

                        CUT-OFF DATE PRINCIPAL BALANCES
                                (MORTGAGE POOL)

                                                     TOTAL         % BY TOTAL       AVERAGE
                                                  CUT-OFF DATE    CUT-OFF DATE   CUT-OFF DATE
RANGE OF CUT-OFF                      NUMBER       PRINCIPAL        PRINCIPAL      PRINCIPAL
DATE PRINCIPAL BALANCES ($)          OF LOANS       BALANCE          BALANCE        BALANCE
----------------------------------- ---------- ----------------- -------------- --------------

          1 -   2,000,000 .........      9      $   14,020,421          1.0%     $  1,557,825
  2,000,001 -   4,000,000 .........     29          91,203,312          6.4         3,144,942
  4,000,001 -   6,000,000 .........     13          66,171,691          4.6         5,090,130
  6,000,001 -   8,000,000 .........      9          65,305,195          4.6         7,256,133
  8,000,001 -  10,000,000 .........      6          54,360,809          3.8         9,060,135
 10,000,001 -  15,000,000 .........      9         116,529,226          8.2        12,947,692
 15,000,001 -  20,000,000 .........      3          51,039,917          3.6        17,013,306
 20,000,001 -  25,000,000 .........      4          90,253,029          6.3        22,563,257
 25,000,001 -  50,000,000 .........      2          73,365,000          5.1        36,682,500
 50,000,001 -  75,000,000 .........      3         188,999,263         13.2        62,999,754
 75,000,001 - 100,000,000 .........      1          95,478,361          6.7        95,478,361
125,000,001 - 150,000,000 .........      1         150,000,000         10.5       150,000,000
150,000,001  (greater than) = .....      2         371,094,752         26.0       185,547,376
                                        --      --------------        -----      ------------
TOTAL/AVG/WTD AVG: ................     91      $1,427,820,977        100.0%     $ 15,690,340

                                        MAXIMUM
                                     CUT-OFF DATE     WTD. AVG.    WTD. AVG.   WTD. AVG.   WTD. AVG.
RANGE OF CUT-OFF                       PRINCIPAL    CUT-OFF DATE    U/W NCF    OCCUPANCY   MORTGAGE
DATE PRINCIPAL BALANCES ($)             BALANCE          LTV          DSCR        RATE       RATE
----------------------------------- -------------- -------------- ----------- ----------- ----------

          1 -   2,000,000 .........  $  1,914,898        68.0%        1.53x       94.9%      5.989%
  2,000,001 -   4,000,000 .........     3,918,014        73.7         1.32        95.9       5.834
  4,000,001 -   6,000,000 .........     6,000,000        69.8         1.53        95.2       5.799
  6,000,001 -   8,000,000 .........     8,000,000        77.2         1.32        91.1       5.855
  8,000,001 -  10,000,000 .........    10,000,000        69.2         1.66        94.8       5.525
 10,000,001 -  15,000,000 .........    14,800,000        65.6         1.52        93.6       5.680
 15,000,001 -  20,000,000 .........    19,750,000        78.9         1.31        92.1       5.622
 20,000,001 -  25,000,000 .........    24,000,000        73.9         1.26        92.9       6.067
 25,000,001 -  50,000,000 .........    45,365,000        79.6         1.41        98.8       5.675
 50,000,001 -  75,000,000 .........    73,000,000        61.8         1.83        94.0       5.363
 75,000,001 - 100,000,000 .........    95,478,361        62.0         1.94        96.1       5.173
125,000,001 - 150,000,000 .........   150,000,000        59.8         2.44        96.9       4.796
150,000,001  (greater than) = .....   203,094,752        69.7         1.40        97.7       5.681
                                     ------------        ----         ----        ----       -----
TOTAL/AVG/WTD AVG: ................  $203,094,752        68.4%       1.61X        95.6%      5.554%

Average Cut-off Date Principal Balance: $15,690,340

                                                                     ANNEX A-2-7

                                 U/W NCF DSCR
                                (MORTGAGE POOL)

                                              TOTAL         % BY TOTAL       AVERAGE
                                           CUT-OFF DATE    CUT-OFF DATE   CUT-OFF DATE
RANGE OF U/W NCF               NUMBER       PRINCIPAL        PRINCIPAL      PRINCIPAL
DSCR (X)                      OF LOANS       BALANCE          BALANCE        BALANCE
---------------------------- ---------- ----------------- -------------- --------------

1.20 - 1.29 ................     31      $  268,323,314         18.8%     $ 8,655,591
1.30 - 1.39 ................     30         422,460,340         29.6       14,082,011
1.40 - 1.49 ................     13         253,691,036         17.8       19,514,695
1.50 - 1.59 ................      6          70,024,932          4.9       11,670,822
1.70 - 1.79 ................      1          13,000,000          0.9       13,000,000
1.90 - 1.99 ................      4         171,224,550         12.0       42,806,138
2.00  (greater than) = .....      6         229,096,805         16.0       38,182,801
                                 --      --------------        -----      -----------
TOTAL/AVG/WTD AVG: .........     91      $1,427,820,977        100.0%     $15,690,340

                                 MAXIMUM
                              CUT-OFF DATE     WTD. AVG.    WTD. AVG.   WTD. AVG.   WTD. AVG.
RANGE OF U/W NCF                PRINCIPAL    CUT-OFF DATE    U/W NCF    OCCUPANCY   MORTGAGE
DSCR (X)                         BALANCE          LTV          DSCR        RATE       RATE
---------------------------- -------------- -------------- ----------- ----------- ----------

1.20 - 1.29 ................  $ 28,000,000        74.7%       1.25x       94.0%      5.929%
1.30 - 1.39 ................   203,094,752        70.9        1.35        95.6       5.680
1.40 - 1.49 ................   168,000,000        75.0        1.44        94.7       5.576
1.50 - 1.59 ................    45,365,000        77.2        1.51        93.9       5.442
1.70 - 1.79 ................    13,000,000        46.3        1.74       100.0       6.070
1.90 - 1.99 ................    95,478,361        59.1        1.96        96.8       5.330
2.00  (greater than) = .....   150,000,000        54.9        2.44        97.6       5.032
                              ------------       -----        ----       -----       -----
TOTAL/AVG/WTD AVG: .........  $203,094,752        68.4%       1.61X       95.6%      5.554%

Weighted Average U/W NCF DSCR: 1.61x.

                                                                     ANNEX A-2-8

                              OCCUPANCY RATES(1)
                                (MORTGAGED POOL)

                                                   TOTAL         % BY TOTAL       AVERAGE
                                                CUT-OFF DATE    CUT-OFF DATE   CUT-OFF DATE
RANGE OF OCCUPANCY                NUMBER         PRINCIPAL        PRINCIPAL      PRINCIPAL
RATES (%)                     OF PROPERTIES       BALANCE          BALANCE        BALANCE
---------------------------- --------------- ----------------- -------------- --------------

   (less than) = 65.0  .....         1        $    3,236,124          0.2%     $ 3,236,124
65.1 - 70.0 ................         1             1,324,553          0.1        1,324,553
70.1 - 75.0 ................         2             9,795,587          0.7        4,897,794
75.1 - 80.0 ................         1            12,573,627          0.9       12,573,627
80.1 - 85.0 ................         5            32,352,123          2.3        6,470,425
85.1 - 90.0 ................        10           110,927,250          7.8       11,092,725
90.1 - 95.0 ................        27           339,813,779         23.8       12,585,696
95.1  (greater than) = .....        59           917,797,934         64.3       15,555,897
                                    --        --------------        -----      -----------
TOTAL/AVG/WTD AVG: .........       106        $1,427,820,977        100.0%     $13,470,009

                                 MAXIMUM
                              CUT-OFF DATE     WTD. AVG.    WTD. AVG.   WTD. AVG.   WTD. AVG.
RANGE OF OCCUPANCY              PRINCIPAL    CUT-OFF DATE    U/W NCF    OCCUPANCY   MORTGAGE
RATES (%)                        BALANCE          LTV          DSCR        RATE       RATE
---------------------------- -------------- -------------- ----------- ----------- ----------

   (less than) = 65.0  .....  $  3,236,124       75.3%        1.24x       64.7%      6.240%
65.1 - 70.0 ................     1,324,553       75.3         1.24        68.4       6.240
70.1 - 75.0 ................     6,800,000       77.9         1.28        71.0       6.066
75.1 - 80.0 ................    12,573,627       74.8         1.51        79.0       5.750
80.1 - 85.0 ................    14,000,000       75.0         1.29        81.9       5.601
85.1 - 90.0 ................    65,000,000       77.1         1.36        86.7       5.370
90.1 - 95.0 ................   168,000,000       75.0         1.38        93.7       5.673
95.1  (greater than) = .....   203,094,752       64.5         1.74        98.5       5.519
                              ------------      -----         ----        ----       -----
TOTAL/AVG/WTD AVG: .........  $203,094,752       68.4%        1.61X       95.6%      5.554%

Weighted average occupancy rate: 95.6%

-------
(1)   Calculations are based on a per property basis and, where multiple properties secure a single underlying mortgage loan, allocated loan amounts.

                                                                     ANNEX A-2-9

                         REMAINING AMORTIZATION TERMS
                                (MORTGAGE POOL)

                                               TOTAL         % BY TOTAL       AVERAGE
                                            CUT-OFF DATE    CUT-OFF DATE   CUT-OFF DATE
RANGE OF REMAINING              NUMBER       PRINCIPAL        PRINCIPAL      PRINCIPAL
AMORTIZATION TERMS (MONTHS)    OF LOANS       BALANCE          BALANCE        BALANCE
----------------------------- ---------- ----------------- -------------- --------------

IO(1) .......................      5      $  386,685,000         27.1%    $77,337,000
109 - 120 ...................      1          11,923,668          0.8      11,923,668
145 - 156 ...................      1         203,094,752         14.2     203,094,752
169 - 180 ...................      1          13,000,000          0.9      13,000,000
193 - 204 ...................      1           4,078,078          0.3       4,078,078
229 - 240 ...................      1           3,492,576          0.2       3,492,576
289 - 300 ...................     11          44,568,792          3.1       4,051,708
301 - 312 ...................      1          22,869,834          1.6      22,869,834
313 - 324 ...................      1           7,800,000          0.5       7,800,000
325 - 336 ...................      1           3,300,000          0.2       3,300,000
337 - 348 ...................      1           3,060,000          0.2       3,060,000
349 - 360 ...................     66         723,948,276         50.7      10,968,913
                                  --      --------------        -----     -----------
TOTAL/AVG/WTD AVG: ..........     91      $1,427,820,977        100.0%    $15,690,340

                                  MAXIMUM                                                         WTD. AVG.
                               CUT-OFF DATE     WTD. AVG.    WTD. AVG.   WTD. AVG.   WTD. AVG.    REMAINING
RANGE OF REMAINING               PRINCIPAL    CUT-OFF DATE    U/W NCF    OCCUPANCY    MORTGAGE   AMORTIZATION
AMORTIZATION TERMS (MONTHS)       BALANCE          LTV          DSCR        RATE        RATE       TERM(2)
----------------------------- -------------- -------------- ----------- ----------- ----------- -------------

IO(1) ....................... $168,000,000         69.8%        1.83x       96.0%       5.216%        --
109 - 120 ...................   11,923,668         36.7         1.28        98.8        5.230        119
145 - 156 ...................  203,094,752         65.6         1.36       100.0        5.790        156
169 - 180 ...................   13,000,000         46.3         1.74       100.0        6.070        180
193 - 204 ...................    4,078,078         67.7         1.22        93.8        6.280        202
229 - 240 ...................    3,492,576         59.7         1.32       100.0        6.170        239
289 - 300 ...................   14,000,000         74.6         1.29        90.3        5.565        299
301 - 312 ...................   22,869,834         71.5         1.36        94.1        6.130        303
313 - 324 ...................    7,800,000         78.8         1.31       100.0        5.840        324
325 - 336 ...................    3,300,000         74.7         1.37       100.0        5.800        336
337 - 348 ...................    3,060,000         79.5         1.38        96.1        5.560        348
349 - 360 ...................   95,478,361         68.8         1.60        94.3        5.635        358
                              ------------         ----         ----       -----        -----        ---
TOTAL/AVG/WTD AVG: .......... $203,094,752         68.4%       1.61X        95.6%       5.554%       309
Weighted Average Remaining Amortization Term: 309 months.(2)

-------
(1)   Interest-only up to maturity date.

(2)   Excludes mortgage loans that provide for payments of interest-only up to maturity date.

                                                                    ANNEX A-2-10

                                MORTGAGE RATES
                                (MORTGAGE POOL)

                                            TOTAL         % BY TOTAL       AVERAGE
                                         CUT-OFF DATE    CUT-OFF DATE   CUT-OFF DATE
RANGE OF MORTGAGE            NUMBER       PRINCIPAL        PRINCIPAL      PRINCIPAL
RATES (%)                   OF LOANS       BALANCE          BALANCE        BALANCE
-------------------------- ---------- ----------------- -------------- --------------

4.501 - 4.750 ............      1      $    6,000,000          0.4%     $  6,000,000
4.751 - 5.000 ............      2         215,000,000         15.1       107,500,000
5.001 - 5.250 ............      9         165,189,326         11.6        18,354,370
5.251 - 5.500 ............      7          89,908,426          6.3        12,844,061
5.501 - 5.750 ............     14         353,980,230         24.8        25,284,302
5.751 - 6.000 ............     33         417,529,326         29.2        12,652,404
6.001 - 6.250 ............     20         163,285,860         11.4         8,164,293
6.251 - 6.500 ............      4          14,751,809          1.0         3,687,952
6.751 - 7.000 ............      1           2,176,000          0.2         2,176,000
                               --      --------------        -----      ------------
TOTAL/AVG/WTD AVG: .......     91      $1,427,820,977        100.0%     $ 15,690,340

                               MAXIMUM
                            CUT-OFF DATE     WTD. AVG.    WTD. AVG.   WTD. AVG.   WTD. AVG.
RANGE OF MORTGAGE             PRINCIPAL    CUT-OFF DATE    U/W NCF    OCCUPANCY   MORTGAGE
RATES (%)                      BALANCE          LTV          DSCR        RATE       RATE
-------------------------- -------------- -------------- ----------- ----------- ----------

4.501 - 4.750 ............  $  6,000,000      42.3%         2.91x       100.0%     4.650%
4.751 - 5.000 ............   150,000,000      65.7          2.11         93.6      4.852
5.001 - 5.250 ............    95,478,361      62.9          1.79         96.0      5.164
5.251 - 5.500 ............    45,365,000      73.2          1.62         94.9      5.357
5.501 - 5.750 ............   168,000,000      66.9          1.65         95.5      5.575
5.751 - 6.000 ............   203,094,752      70.7          1.34         97.2      5.836
6.001 - 6.250 ............    28,000,000      73.1          1.33         94.0      6.167
6.251 - 6.500 ............     5,236,973      72.0          1.32         94.7      6.289
6.751 - 7.000 ............     2,176,000      76.4          1.31        100.0      6.830
                            ------------      -----         ----        -----      -----
TOTAL/AVG/WTD AVG: .......  $203,094,752      68.4%         1.61X        95.6%     5.554%

Weighted Average Mortgage Rate: 5.554%

                                                                    ANNEX A-2-11

                     MATURITY DATE LOAN-TO-VALUE RATIOS(1)
                                (MORTGAGE POOL)

                                              TOTAL         % BY TOTAL       AVERAGE
                                           CUT-OFF DATE    CUT-OFF DATE   CUT-OFF DATE
RANGE OF MATURITY DATE         NUMBER       PRINCIPAL        PRINCIPAL      PRINCIPAL
LOAN-TO-VALUE RATIOS (%)      OF LOANS       BALANCE          BALANCE        BALANCE
---------------------------- ---------- ----------------- -------------- --------------

 0.0 .......................      1      $  203,094,752         14.2%    $203,094,752
 0.1 -  5.0 ................      1          11,923,668          0.8       11,923,668
20.1 - 25.0 ................      1          13,000,000          0.9       13,000,000
30.1 - 35.0 ................      2          20,800,000          1.5       10,400,000
35.1 - 40.0 ................      3          13,570,654          1.0        4,523,551
40.1 - 45.0 ................      2          52,296,805          3.7       26,148,403
45.1 - 50.0 ................      3          75,548,782          5.3       25,182,927
50.1 - 55.0 ................      5         110,311,614          7.7       22,062,323
55.1 - 60.0 ................     13         210,331,137         14.7       16,179,318
60.1 - 65.0 ................     25         188,005,224         13.2        7,520,209
65.1 - 70.0 ................     22         119,943,342          8.4        5,451,970
70.1 - 75.0 ................      7         257,310,000         18.0       36,758,571
75.1 - 80.0 ................      6         151,685,000         10.6       25,280,833
                                 --      --------------        -----     ------------
TOTAL/AVG/WTD AVG: .........     91      $1,427,820,977        100.0%    $ 15,690,340

                                 MAXIMUM
                              CUT-OFF DATE     WTD. AVG.     WTD. AVG.   WTD. AVG.   WTD. AVG.
RANGE OF MATURITY DATE          PRINCIPAL    MATURITY DATE    U/W NCF    OCCUPANCY   MORTGAGE
LOAN-TO-VALUE RATIOS (%)         BALANCE          LTV           DSCR        RATE       RATE
---------------------------- -------------- --------------- ----------- ----------- ----------

 0.0 ....................... $203,094,752          0.0%         1.36x       100.0%     5.790%
 0.1 -  5.0 ................   11,923,668          0.2          1.28         98.8      5.230
20.1 - 25.0 ................   13,000,000         20.7          1.74        100.0      6.070
30.1 - 35.0 ................   11,900,000         33.5          2.92         99.1      5.267
35.1 - 40.0 ................    6,000,000         37.4          1.99         98.1      5.531
40.1 - 45.0 ................   50,999,263         41.0          2.20         98.7      5.657
45.1 - 50.0 ................   73,000,000         49.5          1.97         97.8      5.509
50.1 - 55.0 ................   95,478,361         51.7          1.87         95.0      5.271
55.1 - 60.0 ................  150,000,000         59.3          2.13         95.8      5.136
60.1 - 65.0 ................   24,000,000         62.9          1.33         93.9      5.800
65.1 - 70.0 ................   14,800,000         67.5          1.30         94.9      5.958
70.1 - 75.0 ................  168,000,000         74.0          1.37         94.4      5.660
75.1 - 80.0 ................   65,000,000         77.5          1.41         90.9      5.230
                             ------------         ----          ----        -----      -----
TOTAL/AVG/WTD AVG: ......... $203,094,752         53.4%        1.61X         95.6%     5.554%

Weighted Average Maturity Date LTV Ratio for all Mortgage Loans: 53.4%

-------
(1)   ARD Loans are assumed to mature on anticipated repayment dates.

                                                                    ANNEX A-2-12

                            PROPERTIES BY STATE(1)
                                (MORTGAGE POOL)

                                             TOTAL         % BY TOTAL
                                          CUT-OFF DATE    CUT-OFF DATE
                            NUMBER         PRINCIPAL       PRINCIPAL
STATE                   OF PROPERTIES       BALANCE         BALANCE
---------------------- --------------- ----------------- -------------

  NY .................         5        $  273,465,828        19.2%
  MA .................         2           208,185,655        14.6
  CA .................         9           204,440,776        14.3
  PA .................         3           103,770,937         7.3
  TX .................        14            94,176,212         6.6
  FL .................        13            92,583,978         6.5
  IL .................         2            87,869,834         6.2
  NV .................         2            57,938,627         4.1
  DC .................         2            54,599,263         3.8
  CT .................         3            37,783,661         2.6
  GA .................         5            35,414,618         2.5
  MD .................         6            35,297,408         2.5
  GU(2) ..............        13            24,000,000         1.7
  AZ .................         4            20,936,423         1.5
  IN .................         3            19,282,839         1.4
  OK .................         2            18,000,000         1.3
  CO .................         3            15,095,408         1.1
  VA .................         3            10,122,997         0.7
  LA .................         3             9,500,000         0.7
  MO .................         1             4,791,045         0.3
  NE .................         1             4,400,000         0.3
  NC .................         1             3,839,146         0.3
  OH .................         2             3,733,117         0.3
  RI .................         1             2,995,587         0.2
  AL .................         1             2,700,000         0.2
  MI .................         1             1,597,616         0.1
  TN .................         1             1,300,000         0.1
                              --        --------------       -----
  TOTAL: .............       106        $1,427,820,977       100.0%

-------
(1)   Calculations are based on a per property basis and, where multiple properties secure a single underlying mortgage loan, allocated loan amounts.
(2)   Represents the Territory of Guam.

                                   ANNEX A-3
                  CERTAIN CHARACTERISTICS OF LOAN GROUP NO. 1

                     [THIS PAGE INTENTIONALLY LEFT BLANK.]

                                                                     ANNEX A-3-1

                              AMORTIZATION TYPES
                               (LOAN GROUP NO. 1)

                                             TOTAL         % BY TOTAL       AVERAGE
                                          CUT-OFF DATE    CUT-OFF DATE   CUT-OFF DATE
                              NUMBER       PRINCIPAL        PRINCIPAL      PRINCIPAL
AMORTIZATION TYPES           OF LOANS       BALANCE          BALANCE        BALANCE
--------------------------- ---------- ----------------- -------------- --------------

Amortizing Balloon(1) .....     64      $  595,510,667         46.0%     $  9,304,854
Interest Only .............      3         363,365,000         28.1       121,121,667
Fully Amortizing ..........      2         215,018,420         16.6       107,509,210
ARD(2) ....................      6         121,449,887          9.4        20,241,648
                                --      --------------        -----      ------------
TOTAL/AVG/WTD AVG: ........     75      $1,295,343,975        100.0%     $ 17,271,253

                                MAXIMUM
                             CUT-OFF DATE     WTD. AVG.    WTD. AVG.   WTD. AVG.   WTD. AVG.
                               PRINCIPAL    CUT-OFF DATE    U/W NCF    OCCUPANCY   MORTGAGE
AMORTIZATION TYPES              BALANCE          LTV          DSCR        RATE       RATE
--------------------------- -------------- -------------- ----------- ----------- ----------

Amortizing Balloon(1) .....  $ 73,000,000        69.0%        1.56x       94.7%      5.671%
Interest Only .............   168,000,000        69.2         1.86        96.3       5.210
Fully Amortizing ..........   203,094,752        64.0         1.36        99.9       5.759
ARD(2) ....................    95,478,361        61.7         1.85        96.9       5.368
                             ------------        ----         ----        ----       -----
TOTAL/AVG/WTD AVG: ........  $203,094,752        67.5%       1.64X        96.2%      5.528%

-------
(1)   Includes mortgage loans that provide for payments of interest-only for a specified number of periods, followed by payments of principal and interest up to the maturity date.

(2)   Includes mortgage loans that provide for payments of interest-only for a specified number of periods, followed by payments of principal and interest up to the anticipated repayment date ("ARD").

                                                                     ANNEX A-3-2

                       CUT-OFF DATE LOAN-TO-VALUE RATIOS
                               (LOAN GROUP NO. 1)

                                                 TOTAL         % BY TOTAL       AVERAGE
                                              CUT-OFF DATE    CUT-OFF DATE   CUT-OFF DATE
RANGE OF CUT-OFF DATE             NUMBER       PRINCIPAL        PRINCIPAL      PRINCIPAL
LOAN-TO-VALUE RATIOS (%)         OF LOANS       BALANCE          BALANCE        BALANCE
------------------------------- ---------- ----------------- -------------- --------------

   35.1 - 40.0 ................      3      $   32,723,668          2.5%     $10,907,889
   40.1 - 45.0 ................      1           6,000,000          0.5        6,000,000
   45.1 - 50.0 ................      3          65,296,805          5.0       21,765,602
   50.1 - 55.0 ................      1           1,248,782          0.1        1,248,782
   55.1 - 60.0 ................      3         226,492,576         17.5       75,497,525
   60.1 - 65.0 ................      6         111,611,614          8.6       18,601,936
   65.1 - 70.0 ................     11         242,978,099         18.8       22,088,918
   70.1 - 75.0 ................     18         301,325,693         23.3       16,740,316
   75.1 - 80.0 ................     29         307,666,737         23.8       10,609,198
                                    --      --------------        -----      -----------
   TOTAL/AVG/WTD AVG: .........     75      $1,295,343,975        100.0%     $17,271,253

                                    MAXIMUM
                                 CUT-OFF DATE     WTD. AVG.    WTD. AVG.   WTD. AVG.   WTD. AVG.
RANGE OF CUT-OFF DATE              PRINCIPAL    CUT-OFF DATE    U/W NCF    OCCUPANCY   MORTGAGE
LOAN-TO-VALUE RATIOS (%)            BALANCE          LTV          DSCR        RATE       RATE
------------------------------- -------------- -------------- ----------- ----------- ----------

   35.1 - 40.0 ................ $ 11,923,668         38.1%        2.32x       99.0%      5.253%
   40.1 - 45.0 ................    6,000,000         42.3         2.91       100.0       4.650
   45.1 - 50.0 ................   50,999,263         48.2         2.11        99.0       5.740
   50.1 - 55.0 ................    1,248,782         54.3         1.94        90.8       6.110
   55.1 - 60.0 ................  150,000,000         58.4         2.27        97.3       5.045
   60.1 - 65.0 ................   95,478,361         62.1         1.87        95.0       5.272
   65.1 - 70.0 ................  203,094,752         66.2         1.36        98.8       5.794
   70.1 - 75.0 ................  168,000,000         73.8         1.39        95.9       5.655
   75.1 - 80.0 ................   65,000,000         78.9         1.34        93.2       5.640
                                ------------         ----         ----       -----       -----
   TOTAL/AVG/WTD AVG: ......... $203,094,752         67.5%       1.64X        96.2%      5.528%

Weighted Average Cut-off Date LTV Ratios: 67.5%

                                                                     ANNEX A-3-3

                         ORIGINAL TERM TO MATURITY(1)
                               (LOAN GROUP NO. 1)

                                              TOTAL         % BY TOTAL       AVERAGE
                                           CUT-OFF DATE    CUT-OFF DATE   CUT-OFF DATE
RANGE OF ORIGINAL TERMS        NUMBER       PRINCIPAL        PRINCIPAL      PRINCIPAL
TO MATURITY (MONTHS)          OF LOANS       BALANCE          BALANCE        BALANCE
---------------------------- ---------- ----------------- -------------- --------------

 49 -  60 ..................      5      $  131,362,894         10.1%     $ 26,272,579
 61 -  72 ..................      1         150,000,000         11.6       150,000,000
 73 -  84 ..................      5          41,077,192          3.2         8,215,438
 85 - 108 ..................      1           7,000,000          0.5         7,000,000
109 - 120 ..................     57         713,013,136         55.0        12,509,002
121 - 144 ..................      3          44,500,000          3.4        14,833,333
157 - 168 ..................      1         203,094,752         15.7       203,094,752
169 - 180 ..................      2           5,296,000          0.4         2,648,000
----------------------------     --      --------------        -----      ------------
TOTAL/AVG/WTD AVG: .........     75      $1,295,343,975        100.0%     $ 17,271,253

                                 MAXIMUM
                              CUT-OFF DATE     WTD. AVG.    WTD. AVG.   WTD. AVG.   WTD. AVG.   WTD. AVG.
RANGE OF ORIGINAL TERMS         PRINCIPAL    CUT-OFF DATE    U/W NCF    OCCUPANCY    MORTGAGE   ORIGINAL
TO MATURITY (MONTHS)             BALANCE          LTV          DSCR        RATE        RATE       TERM
---------------------------- -------------- -------------- ----------- ----------- ----------- ----------

 49 -  60 ..................  $ 65,000,000        79.0%        1.39x       90.5%       5.140%       60
 61 -  72 ..................   150,000,000        59.8         2.44        96.9        4.796        61
 73 -  84 ..................    19,750,000        75.4         1.29        95.4        5.732        84
 85 - 108 ..................     7,000,000        73.7         1.22        94.7        5.790        85
109 - 120 ..................   168,000,000        66.4         1.64        95.9        5.623       120
121 - 144 ..................    28,000,000        76.9         1.28        98.6        6.085       121
157 - 168 ..................   203,094,752        65.6         1.36       100.0        5.790       163
169 - 180 ..................     3,120,000        78.5         1.28       100.0        6.429       180
----------------------------- ------------        ----         ----       -----        -----       ---
TOTAL/AVG/WTD AVG: .........  $203,094,752        67.5%       1.64X        96.2%       5.528%      113

Weighted Average Original Term to Maturity: 113 months.

-------
(1)   ARD Loans are assumed to mature on anticipated repayment dates.

                                                                     ANNEX A-3-4

                         REMAINING TERM TO MATURITY(1)
                               (LOAN GROUP NO. 1)

                                              TOTAL         % BY TOTAL       AVERAGE
                                           CUT-OFF DATE    CUT-OFF DATE   CUT-OFF DATE
RANGE OF REMAINING TERMS       NUMBER       PRINCIPAL        PRINCIPAL      PRINCIPAL
TO MATURITY (MONTHS)          OF LOANS       BALANCE          BALANCE        BALANCE
---------------------------- ---------- ----------------- -------------- --------------

 49 -  60 ..................      6      $  281,362,894         21.7%     $ 46,893,816
 73 -  84 ..................      5          41,077,192          3.2         8,215,438
 85 - 108 ..................      2          29,869,834          2.3        14,934,917
109 - 120 ..................     56         690,143,301         53.3        12,323,988
121 - 144 ..................      3          44,500,000          3.4        14,833,333
145 - 156 ..................      1         203,094,752         15.7       203,094,752
169 - 180 ..................      2           5,296,000          0.4         2,648,000
----------------------------     --      --------------        -----      ------------
TOTAL/AVG/WTD AVG: .........     75      $1,295,343,975        100.0%     $ 17,271,253

                                 MAXIMUM
                              CUT-OFF DATE     WTD. AVG.    WTD. AVG.   WTD. AVG.   WTD. AVG.   WTD. AVG.
RANGE OF REMAINING TERMS        PRINCIPAL    CUT-OFF DATE    U/W NCF    OCCUPANCY    MORTGAGE   REMAINING
TO MATURITY (MONTHS)             BALANCE          LTV          DSCR        RATE        RATE       TERM
---------------------------- -------------- -------------- ----------- ----------- ----------- ----------

 49 -  60 ..................  $150,000,000        68.8%        1.95x       93.9%       4.957%       60
 73 -  84 ..................    19,750,000        75.4         1.29        95.4        5.732        83
 85 - 108 ..................    22,869,834        72.0         1.33        94.2        6.050        96
109 - 120 ..................   168,000,000        66.3         1.65        96.0        5.606       118
121 - 144 ..................    28,000,000        76.9         1.28        98.6        6.085       121
145 - 156 ..................   203,094,752        65.6         1.36       100.0        5.790       156
169 - 180 ..................     3,120,000        78.5         1.28       100.0        6.429       179
----------------------------- ------------        ----         ----       -----        -----       ---
TOTAL/AVG/WTD AVG: .........  $203,094,752        67.5%       1.64X        96.2%       5.528%      110

Weighted Average Remaining Term to Maturity: 110 months.

-------
(1)   ARD Loans are assumed to mature on anticipated repayment dates.

                                                                     ANNEX A-3-5

                   MORTGAGED PROPERTIES BY PROPERTY TYPE(1)
                               (LOAN GROUP NO. 1)

                                                   TOTAL         % BY TOTAL       AVERAGE
                                                CUT-OFF DATE    CUT-OFF DATE   CUT-OFF DATE
                                  NUMBER         PRINCIPAL        PRINCIPAL      PRINCIPAL
PROPERTY TYPE                 OF PROPERTIES       BALANCE          BALANCE        BALANCE
---------------------------- --------------- ----------------- -------------- --------------

Office .....................        21        $  670,845,177         51.8%     $31,945,008
Retail .....................        44           563,423,742         43.5       12,805,085
Industrial/Warehouse .......         5            28,623,239          2.2        5,724,648
Self Storage ...............         7            20,528,148          1.6        2,932,593
Multifamily ................         1            11,923,668          0.9       11,923,668
                                    --        --------------        -----      -----------
TOTAL/AVG/WTD AVG: .........        78        $1,295,343,975        100.0%     $16,606,974

                                 MAXIMUM
                              CUT-OFF DATE     WTD. AVG.    WTD. AVG.   WTD. AVG.   WTD. AVG.
                                PRINCIPAL    CUT-OFF DATE    U/W NCF    OCCUPANCY   MORTGAGE
PROPERTY TYPE                    BALANCE          LTV          DSCR        RATE       RATE
---------------------------- -------------- -------------- ----------- ----------- ----------

Office .....................  $203,094,752        68.4%        1.50x       95.5%      5.588%
Retail .....................   150,000,000        67.4         1.81        97.2       5.422
Industrial/Warehouse .......    13,000,000        62.9         1.54        98.0       6.007
Self Storage ...............     5,560,000        66.6         1.40        87.7       5.983
Multifamily ................    11,923,668        36.7         1.28        98.8       5.230
                              ------------        ----         ----        ----       -----
TOTAL/AVG/WTD AVG: .........  $203,094,752        67.5%       1.64X        96.2%      5.528%

-------
(1)   Calculations are based on a per property basis and, where multiple properties secure a single underlying mortgage loan, allocated loan amounts.

                                                                     ANNEX A-3-6

                        CUT-OFF DATE PRINCIPAL BALANCES
                               (LOAN GROUP NO. 1)

                                                     TOTAL         % BY TOTAL       AVERAGE
                                                  CUT-OFF DATE    CUT-OFF DATE   CUT-OFF DATE
RANGE OF CUT-OFF                      NUMBER       PRINCIPAL        PRINCIPAL      PRINCIPAL
DATE PRINCIPAL BALANCES ($)          OF LOANS       BALANCE          BALANCE        BALANCE
----------------------------------- ---------- ----------------- -------------- --------------

          1 -   2,000,000 .........      7      $   10,507,861          0.8%     $  1,501,123
  2,000,001 -   4,000,000 .........     24          75,748,921          5.8         3,156,205
  4,000,001 -   6,000,000 .........     13          66,171,691          5.1         5,090,130
  6,000,001 -   8,000,000 .........      5          34,688,771          2.7         6,937,754
  8,000,001 -  10,000,000 .........      5          44,360,809          3.4         8,872,162
 10,000,001 -  15,000,000 .........      8         103,955,599          8.0        12,994,450
 15,000,001 -  20,000,000 .........      2          35,319,917          2.7        17,659,958
 20,000,001 -  25,000,000 .........      2          45,653,029          3.5        22,826,515
 25,000,001 -  50,000,000 .........      2          73,365,000          5.7        36,682,500
 50,000,001 -  75,000,000 .........      3         188,999,263         14.6        62,999,754
 75,000,001 - 100,000,000 .........      1          95,478,361          7.4        95,478,361
125,000,001 - 150,000,000 .........      1         150,000,000         11.6       150,000,000
150,000,001  (greater than) = .....      2         371,094,752         28.6       185,547,376
                                        --      --------------        -----      ------------
TOTAL/AVG/WTD AVG: ................     75      $1,295,343,975        100.0%     $ 17,271,253

                                        MAXIMUM
                                     CUT-OFF DATE     WTD. AVG.    WTD. AVG.   WTD. AVG.   WTD. AVG.
RANGE OF CUT-OFF                       PRINCIPAL    CUT-OFF DATE    U/W NCF    OCCUPANCY   MORTGAGE
DATE PRINCIPAL BALANCES ($)             BALANCE          LTV          DSCR        RATE       RATE
----------------------------------- -------------- -------------- ----------- ----------- ----------

          1 -   2,000,000 .........  $  1,818,219        65.7%        1.61x       95.0%      5.952%
  2,000,001 -   4,000,000 .........     3,918,014        72.8         1.32        96.0       5.881
  4,000,001 -   6,000,000 .........     6,000,000        69.8         1.53        95.2       5.799
  6,000,001 -   8,000,000 .........     7,800,000        77.5         1.27        92.4       5.875
  8,000,001 -  10,000,000 .........     9,500,000        66.8         1.70        95.6       5.461
 10,000,001 -  15,000,000 .........    14,800,000        64.4         1.52        95.3       5.671
 15,000,001 -  20,000,000 .........    19,750,000        78.4         1.29        92.5       5.805
 20,000,001 -  25,000,000 .........    22,869,834        71.4         1.31        97.0       6.061
 25,000,001 -  50,000,000 .........    45,365,000        79.6         1.41        98.8       5.675
 50,000,001 -  75,000,000 .........    73,000,000        61.8         1.83        94.0       5.363
 75,000,001 - 100,000,000 .........    95,478,361        62.0         1.94        96.1       5.173
125,000,001 - 150,000,000 .........   150,000,000        59.8         2.44        96.9       4.796
150,000,001  (greater than) = .....   203,094,752        69.7         1.40        97.7       5.681
                                     ------------        ----         ----        ----       -----
TOTAL/AVG/WTD AVG: ................  $203,094,752        67.5%       1.64X        96.2%      5.528%

Average Cut-off Date Principal Balance: $17,271,253

                                                                     ANNEX A-3-7

                                 U/W NCF DSCR
                               (LOAN GROUP NO. 1)

                                              TOTAL         % BY TOTAL       AVERAGE
                                           CUT-OFF DATE    CUT-OFF DATE   CUT-OFF DATE
RANGE OF U/W NCF               NUMBER       PRINCIPAL        PRINCIPAL      PRINCIPAL
DSCR (X)                      OF LOANS       BALANCE          BALANCE        BALANCE
---------------------------- ---------- ----------------- -------------- --------------

1.20 - 1.29 ................     23      $  202,189,625         15.6%     $ 8,790,853
1.30 - 1.39 ................     26         394,082,677         30.4       15,157,026
1.40 - 1.49 ................     10         228,299,011         17.6       22,829,901
1.50 - 1.59 ................      5          57,451,306          4.4       11,490,261
1.70 - 1.79 ................      1          13,000,000          1.0       13,000,000
1.90 - 1.99 ................      4         171,224,550         13.2       42,806,138
2.00  (greater than) = .....      6         229,096,805         17.7       38,182,801
                                 --      --------------        -----      -----------
TOTAL/AVG/WTD AVG: .........     75      $1,295,343,975        100.0%     $17,271,253

                                 MAXIMUM
                              CUT-OFF DATE     WTD. AVG.    WTD. AVG.   WTD. AVG.   WTD. AVG.
RANGE OF U/W NCF                PRINCIPAL    CUT-OFF DATE    U/W NCF    OCCUPANCY   MORTGAGE
DSCR (X)                         BALANCE          LTV          DSCR        RATE       RATE
---------------------------- -------------- -------------- ----------- ----------- ----------

1.20 - 1.29 ................  $ 28,000,000        74.0%        1.25x       95.1%      5.905%
1.30 - 1.39 ................   203,094,752        70.3         1.35        96.1       5.696
1.40 - 1.49 ................   168,000,000        74.6         1.44        95.2       5.559
1.50 - 1.59 ................    45,365,000        77.7         1.51        97.1       5.374
1.70 - 1.79 ................    13,000,000        46.3         1.74       100.0       6.070
1.90 - 1.99 ................    95,478,361        59.1         1.96        96.8       5.330
2.00  (greater than) = .....   150,000,000        54.9         2.44        97.6       5.032
                              ------------        ----         ----       -----       -----
TOTAL/AVG/WTD AVG: .........  $203,094,752        67.5%       1.64X        96.2%      5.528%

Weighted Average U/W NCF DSCR: 1.64x.

                                                                     ANNEX A-3-8

                              OCCUPANCY RATES(1)
                               (LOAN GROUP NO. 1)

                                                       TOTAL         % BY TOTAL       AVERAGE
                                                    CUT-OFF DATE    CUT-OFF DATE   CUT-OFF DATE
RANGE OF OCCUPANCY                    NUMBER         PRINCIPAL        PRINCIPAL      PRINCIPAL
RATES (%)                         OF PROPERTIES       BALANCE          BALANCE        BALANCE
-------------------------------- --------------- ----------------- -------------- --------------

70.1 - 75.0 ....................         2       $    9,795,587           0.8%    $ 4,897,794
80.1 - 85.0 ....................         4           24,352,123           1.9       6,088,031
85.1 - 90.0 ....................         6           94,442,845           7.3      15,740,474
90.1 - 95.0 ....................        14          264,739,132          20.4      18,909,938
95.1  (greater than) = .........        52          902,014,287          69.6      17,346,429
                                        --       --------------         -----     -----------
TOTAL/AVG/WTD AVG: .............        78       $1,295,343,975         100.0%    $16,606,974

                                     MAXIMUM
                                  CUT-OFF DATE     WTD. AVG.       WTD. AVG.      WTD. AVG.   WTD. AVG.
RANGE OF OCCUPANCY                  PRINCIPAL    CUT-OFF DATE       U/W NCF       OCCUPANCY   MORTGAGE
RATES (%)                            BALANCE          LTV             DSCR           RATE       RATE
-------------------------------- -------------- -------------- ----------------- ----------- ----------

70.1 - 75.0 .................... $  6,800,000         77.9%           1.28x          71.0%   6.066%
80.1 - 85.0 ....................   14,000,000         73.4            1.25           81.5    5.532
85.1 - 90.0 ....................   65,000,000         77.4            1.37           86.6    5.249
90.1 - 95.0 ....................  168,000,000         74.2            1.41           94.2    5.661
95.1  (greater than) = .........  203,094,752         64.3            1.75           98.5    5.512
                                 ------------         ----            -------        ----    ------
TOTAL/AVG/WTD AVG: ............. $203,094,752         67.5%          1.64X           96.2%   5.528%

Weighted average occupancy rate: 96.2%

-------
(1)   Calculations are based on a per property basis and, where multiple properties secure a single underlying mortgage loan, allocated loan amounts.

                                                                     ANNEX A-3-9

                         REMAINING AMORTIZATION TERMS
                               (LOAN GROUP NO. 1)

                                               TOTAL         % BY TOTAL       AVERAGE
                                            CUT-OFF DATE    CUT-OFF DATE   CUT-OFF DATE
RANGE OF REMAINING              NUMBER       PRINCIPAL        PRINCIPAL      PRINCIPAL
AMORTIZATION TERMS (MONTHS)    OF LOANS       BALANCE          BALANCE        BALANCE
----------------------------- ---------- ----------------- -------------- --------------

IO(1) .......................      3      $  363,365,000         28.1%    $121,121,667
109 - 120 ...................      1          11,923,668          0.9       11,923,668
145 - 156 ...................      1         203,094,752         15.7      203,094,752
169 - 180 ...................      1          13,000,000          1.0       13,000,000
193 - 204 ...................      1           4,078,078          0.3        4,078,078
229 - 240 ...................      1           3,492,576          0.3        3,492,576
289 - 300 ...................      8          38,856,231          3.0        4,857,029
301 - 312 ...................      1          22,869,834          1.8       22,869,834
313 - 324 ...................      1           7,800,000          0.6        7,800,000
325 - 336 ...................      1           3,300,000          0.3        3,300,000
349 - 360 ...................     56         623,563,835         48.1       11,135,068
                                  --      --------------        -----     ------------
TOTAL/AVG/WTD AVG: ..........     75      $1,295,343,975        100.0%    $ 17,271,253

                                  MAXIMUM                                                         WTD. AVG.
                               CUT-OFF DATE     WTD. AVG.    WTD. AVG.   WTD. AVG.   WTD. AVG.    REMAINING
RANGE OF REMAINING               PRINCIPAL    CUT-OFF DATE    U/W NCF    OCCUPANCY    MORTGAGE   AMORTIZATION
AMORTIZATION TERMS (MONTHS)       BALANCE          LTV          DSCR        RATE        RATE       TERM(2)
----------------------------- -------------- -------------- ----------- ----------- ----------- -------------

IO(1) ....................... $168,000,000         69.2%        1.86x       96.3%       5.210%        --
109 - 120 ...................   11,923,668         36.7         1.28        98.8        5.230        119
145 - 156 ...................  203,094,752         65.6         1.36       100.0        5.790        156
169 - 180 ...................   13,000,000         46.3         1.74       100.0        6.070        180
193 - 204 ...................    4,078,078         67.7         1.22        93.8        6.280        202
229 - 240 ...................    3,492,576         59.7         1.32       100.0        6.170        239
289 - 300 ...................   14,000,000         74.5         1.29        89.7        5.536        299
301 - 312 ...................   22,869,834         71.5         1.36        94.1        6.130        303
313 - 324 ...................    7,800,000         78.8         1.31       100.0        5.840        324
325 - 336 ...................    3,300,000         74.7         1.37       100.0        5.800        336
349 - 360 ...................   95,478,361         67.5         1.64        95.2        5.586        358
                              ------------         ----         ----       -----        -----        ---
TOTAL/AVG/WTD AVG: .......... $203,094,752         67.5%       1.64X        96.2%       5.528%       303

Weighted Average Remaining Amortization Term: 303 months.(2)

-------
(1)   Interest-only up to maturity date.

(2)   Excludes mortgage loans that provide for payments of interest-only up to maturity date.

                                                                    ANNEX A-3-10

                                MORTGAGE RATES
                               (LOAN GROUP NO. 1)

                                              TOTAL         % BY TOTAL       AVERAGE
                                           CUT-OFF DATE    CUT-OFF DATE   CUT-OFF DATE
RANGE OF MORTGAGE              NUMBER       PRINCIPAL        PRINCIPAL      PRINCIPAL
RATES (%)                     OF LOANS       BALANCE          BALANCE        BALANCE
---------------------------- ---------- ----------------- -------------- --------------

4.501 - 4.750 ..............      1     $    6,000,000           0.5%    $ 6,000,000
4.751 - 5.000 ..............      2        215,000,000          16.6     107,500,000
5.001 - 5.250 ..............      7        147,269,326          11.4      21,038,475
5.251 - 5.500 ..............      5         78,408,426           6.1      15,681,685
5.501 - 5.750 ..............     11        335,046,603          25.9      30,458,782
5.751 - 6.000 ..............     27        366,545,247          28.3      13,575,750
6.001 - 6.250 ..............     17        130,146,562          10.0       7,655,680
6.251 - 6.500 ..............      4         14,751,809           1.1       3,687,952
6.751 - 7.000 ..............      1          2,176,000           0.2       2,176,000
                                 --     --------------         -----     -----------
TOTAL/AVG/WTD AVG: .........     75     $1,295,343,975         100.0%    $17,271,253

                                 MAXIMUM
                              CUT-OFF DATE     WTD. AVG.      WTD. AVG.    WTD. AVG.   WTD. AVG.
RANGE OF MORTGAGE               PRINCIPAL    CUT-OFF DATE      U/W NCF     OCCUPANCY   MORTGAGE
RATES (%)                        BALANCE          LTV           DSCR          RATE       RATE
---------------------------- -------------- -------------- -------------- ----------- ----------

4.501 - 4.750 .............. $  6,000,000         42.3%          2.91x        100.0%     4.650%
4.751 - 5.000 ..............  150,000,000         65.7           2.11          93.6      4.852
5.001 - 5.250 ..............   95,478,361         60.9           1.84          96.6      5.158
5.251 - 5.500 ..............   45,365,000         72.6           1.66          94.9      5.336
5.501 - 5.750 ..............  168,000,000         66.4           1.66          96.1      5.566
5.751 - 6.000 ..............  203,094,752         69.7           1.34          98.3      5.834
6.001 - 6.250 ..............   28,000,000         72.5           1.36          95.2      6.151
6.251 - 6.500 ..............    5,236,973         72.0           1.32          94.7      6.289
6.751 - 7.000 ..............    2,176,000         76.4           1.31         100.0      6.830
                             ------------         ----           -----        -----      -----
TOTAL/AVG/WTD AVG: ......... $203,094,752         67.5%        1.64X           96.2%     5.528%

Weighted Average Mortgage Rate: 5.528%

                                                                    ANNEX A-3-11

                     MATURITY DATE LOAN-TO-VALUE RATIOS(1)
                               (LOAN GROUP NO. 1)

                                              TOTAL         % BY TOTAL       AVERAGE
                                           CUT-OFF DATE    CUT-OFF DATE   CUT-OFF DATE
RANGE OF MATURITY DATE         NUMBER       PRINCIPAL        PRINCIPAL      PRINCIPAL
LOAN-TO-VALUE RATIOS (%)      OF LOANS       BALANCE          BALANCE        BALANCE
---------------------------- ---------- ----------------- -------------- --------------

 0.0 .......................      1     $  203,094,752          15.7%    $203,094,752
 0.1 -  5.0 ................      1         11,923,668           0.9       11,923,668
20.1 - 25.0 ................      1         13,000,000           1.0       13,000,000
30.1 - 35.0 ................      2         20,800,000           1.6       10,400,000
35.1 - 40.0 ................      3         13,570,654           1.0        4,523,551
40.1 - 45.0 ................      2         52,296,805           4.0       26,148,403
45.1 - 50.0 ................      3         75,548,782           5.8       25,182,927
50.1 - 55.0 ................      5        110,311,614           8.5       22,062,323
55.1 - 60.0 ................     12        208,733,474          16.1       17,394,456
60.1 - 65.0 ................     19        132,300,275          10.2        6,963,172
65.1 - 70.0 ................     20        113,648,951           8.8        5,682,448
70.1 - 75.0 ................      4        229,750,000          17.7       57,437,500
75.1 - 80.0 ................      2        110,365,000           8.5       55,182,500
                                 --     --------------         -----     ------------
TOTAL/AVG/WTD AVG: .........     75     $1,295,343,975         100.0%    $ 17,271,253

                                 MAXIMUM
                              CUT-OFF DATE     WTD. AVG.       WTD. AVG.     WTD. AVG.   WTD. AVG.
RANGE OF MATURITY DATE          PRINCIPAL    MATURITY DATE      U/W NCF      OCCUPANCY   MORTGAGE
LOAN-TO-VALUE RATIOS (%)         BALANCE          LTV             DSCR          RATE       RATE
---------------------------- -------------- --------------- --------------- ----------- ----------

 0.0 ....................... $203,094,752          0.0%           1.36x         100.0%  5.790%
 0.1 -  5.0 ................   11,923,668          0.2            1.28           98.8   5.230
20.1 - 25.0 ................   13,000,000         20.7            1.74          100.0   6.070
30.1 - 35.0 ................   11,900,000         33.5            2.92           99.1   5.267
35.1 - 40.0 ................    6,000,000         37.4            1.99           98.1   5.531
40.1 - 45.0 ................   50,999,263         41.0            2.20           98.7   5.657
45.1 - 50.0 ................   73,000,000         49.5            1.97           97.8   5.509
50.1 - 55.0 ................   95,478,361         51.7            1.87           95.0   5.271
55.1 - 60.0 ................  150,000,000         59.3            2.14           95.8   5.130
60.1 - 65.0 ................   22,783,195         62.6            1.34           96.8   5.704
65.1 - 70.0 ................   14,800,000         67.5            1.30           94.9   5.965
70.1 - 75.0 ................  168,000,000         74.0            1.39           94.6   5.644
75.1 - 80.0 ................   65,000,000         77.5            1.42           91.3   5.120
                             ------------         ----            ------        -----   ------
TOTAL/AVG/WTD AVG: ......... $203,094,752         51.7%          1.64X           96.2%  5.528%

Weighted Average Maturity Date LTV Ratio: 51.7%

-------
(1)   ARD Loans are assumed to mature on anticipated repayment dates.

                                                                    ANNEX A-3-12

                            PROPERTIES BY STATE (1)
                               (LOAN GROUP NO. 1)

                                           TOTAL           % BY TOTAL
                                        CUT-OFF DATE      CUT-OFF DATE
                        NUMBER           PRINCIPAL         PRINCIPAL
STATE               OF PROPERTIES         BALANCE           BALANCE
----------------   ---------------   -----------------   -------------

NY .............           5          $  273,465,828          21.1%
MA .............           2             208,185,655          16.1
CA .............           9             204,440,776          15.8
PA .............           3             103,770,937           8.0
IL .............           2              87,869,834           6.8
FL .............          10              69,663,978           5.4
DC .............           2              54,599,263           4.2
TX .............           7              48,899,760           3.8
NV .............           1              45,365,000           3.5
CT .............           3              37,783,661           2.9
GA .............           5              35,414,618           2.7
MD .............           6              35,297,408           2.7
IN .............           3              19,282,839           1.5
CO .............           3              15,095,408           1.2
AZ .............           3              13,144,398           1.0
VA .............           3              10,122,997           0.8
LA .............           3               9,500,000           0.7
MO .............           1               4,791,045           0.4
NE .............           1               4,400,000           0.3
NC .............           1               3,839,146           0.3
RI .............           1               2,995,587           0.2
AL .............           1               2,700,000           0.2
OH .............           1               1,818,219           0.1
MI .............           1               1,597,616           0.1
TN .............           1               1,300,000           0.1
                          --          --------------         -----
TOTAL: .........          78          $1,295,343,975         100.0%

-------
(1)   Calculations are based on a per property basis and, where multiple properties secure a single underlying mortgage loan, allocated loan amounts.

                                   ANNEX A-4
                  CERTAIN CHARACTERISTICS OF LOAN GROUP NO. 2

                     [THIS PAGE INTENTIONALLY LEFT BLANK.]

                                                                     ANNEX A-4-1

                              AMORTIZATION TYPES
                               (LOAN GROUP NO. 2)

                                            TOTAL       % BY TOTAL       AVERAGE
                                        CUT-OFF DATE   CUT-OFF DATE   CUT-OFF DATE
                              NUMBER      PRINCIPAL      PRINCIPAL      PRINCIPAL
AMORTIZATION TYPES           OF LOANS      BALANCE        BALANCE        BALANCE
--------------------------- ---------- -------------- -------------- --------------

Amortizing Balloon(1) .....     14      $109,157,002        82.4%     $ 7,796,929
Interest Only .............      2        23,320,000        17.6       11,660,000
                                --      ------------       -----      -----------
TOTAL/AVG/WTD AVG: ........     16      $132,477,002       100.0%     $ 8,279,813

                                MAXIMUM
                             CUT-OFF DATE     WTD. AVG.    WTD. AVG.   WTD. AVG.   WTD. AVG.
                               PRINCIPAL    CUT-OFF DATE    U/W NCF    OCCUPANCY   MORTGAGE
AMORTIZATION TYPES              BALANCE          LTV          DSCR        RATE       RATE
--------------------------- -------------- -------------- ----------- ----------- ----------

Amortizing Balloon(1) .....  $24,000,000         76.9%        1.31x       88.9%      5.919%
Interest Only .............   15,720,000         79.1         1.38        91.7       5.305
                             -----------         ----         ----        ----       -----
TOTAL/AVG/WTD AVG: ........  $24,000,000         77.3%       1.32X        89.4%      5.811%

-------
(1)   Includes mortgage loans that provide for payments of interest-only for a specified number of periods, followed by payments of principal and interest up to the maturity date.

                                                                     ANNEX A-4-2

                       CUT-OFF DATE LOAN-TO-VALUE RATIOS
                               (LOAN GROUP NO. 2)

                                             TOTAL       % BY TOTAL       AVERAGE
                                         CUT-OFF DATE   CUT-OFF DATE   CUT-OFF DATE
RANGE OF CUT-OFF DATE          NUMBER      PRINCIPAL      PRINCIPAL      PRINCIPAL
LOAN-TO-VALUE RATIOS (%)      OF LOANS      BALANCE        BALANCE        BALANCE
---------------------------- ---------- -------------- -------------- --------------

70.1 - 75.0 ................      2      $ 14,171,289        10.7%      $7,085,645
75.1 - 80.0 ................     14       118,305,713        89.3        8,450,408
                                 --      ------------       -----       ----------
TOTAL/AVG/WTD AVG: .........     16      $132,477,002       100.0%      $8,279,813

                                 MAXIMUM
                              CUT-OFF DATE     WTD. AVG.    WTD. AVG.   WTD. AVG.   WTD. AVG.
RANGE OF CUT-OFF DATE           PRINCIPAL    CUT-OFF DATE    U/W NCF    OCCUPANCY   MORTGAGE
LOAN-TO-VALUE RATIOS (%)         BALANCE          LTV          DSCR        RATE       RATE
---------------------------- -------------- -------------- ----------- ----------- ----------

70.1 - 75.0 ................  $12,573,627         74.6%        1.49x       80.3%      5.769%
75.1 - 80.0 ................   24,000,000         77.6         1.31        90.5       5.815
                              -----------         ----         ----        ----       -----
TOTAL/AVG/WTD AVG: .........  $24,000,000         77.3%       1.32X        89.4%      5.811%

Weighted Average Cut-off Date LTV Ratios: 77.3%

                                                                     ANNEX A-4-3

                           ORIGINAL TERM TO MATURITY
                               (LOAN GROUP NO. 2)

                                             TOTAL       % BY TOTAL       AVERAGE
                                         CUT-OFF DATE   CUT-OFF DATE   CUT-OFF DATE
RANGE OF ORIGINAL TERMS        NUMBER      PRINCIPAL      PRINCIPAL      PRINCIPAL
TO MATURITY (MONTHS)          OF LOANS      BALANCE        BALANCE        BALANCE
---------------------------- ---------- -------------- -------------- --------------

 49 -  60 ..................      4      $ 30,280,000        22.9%     $ 7,570,000
 73 -  84 ..................      3        38,600,000        29.1       12,866,667
109 - 120 ..................      9        63,597,002        48.0        7,066,334
                                  -      ------------       -----      -----------
TOTAL/AVG/WTD AVG: .........     16      $132,477,002       100.0%     $ 8,279,813

                                 MAXIMUM
                              CUT-OFF DATE     WTD. AVG.    WTD. AVG.   WTD. AVG.   WTD. AVG.   WTD. AVG.
RANGE OF ORIGINAL TERMS         PRINCIPAL    CUT-OFF DATE    U/W NCF    OCCUPANCY    MORTGAGE   ORIGINAL
TO MATURITY (MONTHS)             BALANCE          LTV          DSCR        RATE        RATE       TERM
---------------------------- -------------- -------------- ----------- ----------- ----------- ----------

 49 -  60 ..................  $15,720,000         79.0%        1.36x       93.0%       5.356%       60
 73 -  84 ..................   20,600,000         78.9         1.31        89.3        5.847        84
109 - 120 ..................   24,000,000         75.5         1.32        87.7        6.005       120
                              -----------         ----         ----        ----        -----       ---
TOTAL/AVG/WTD AVG: .........  $24,000,000         77.3%       1.32X        89.4%       5.811%       96

Weighted Average Original Term to Maturity: 96 months.

                                                                     ANNEX A-4-4

                          REMAINING TERM TO MATURITY
                               (LOAN GROUP NO. 2)

                                             TOTAL       % BY TOTAL       AVERAGE
                                         CUT-OFF DATE   CUT-OFF DATE   CUT-OFF DATE
RANGE OF REMAINING TERMS       NUMBER      PRINCIPAL      PRINCIPAL      PRINCIPAL
TO MATURITY (MONTHS)          OF LOANS      BALANCE        BALANCE        BALANCE
---------------------------- ---------- -------------- -------------- --------------

 49 -  60 ..................      4      $ 30,280,000        22.9%     $ 7,570,000
 73 -  84 ..................      3        38,600,000        29.1       12,866,667
109 - 120 ..................      9        63,597,002        48.0        7,066,334
                                  -      ------------       -----      -----------
TOTAL/AVG/WTD AVG: .........     16      $132,477,002       100.0%     $ 8,279,813

                                 MAXIMUM
                              CUT-OFF DATE     WTD. AVG.    WTD. AVG.   WTD. AVG.   WTD. AVG.   WTD. AVG.
RANGE OF REMAINING TERMS        PRINCIPAL    CUT-OFF DATE    U/W NCF    OCCUPANCY    MORTGAGE   REMAINING
TO MATURITY (MONTHS)             BALANCE          LTV          DSCR        RATE        RATE       TERM
---------------------------- -------------- -------------- ----------- ----------- ----------- ----------

 49 -  60 ..................  $15,720,000         79.0%        1.36x       93.0%       5.356%       59
 73 -  84 ..................   20,600,000         78.9         1.31        89.3        5.847        82
109 - 120 ..................   24,000,000         75.5         1.32        87.7        6.005       119
                              -----------         ----         ----        ----        -----       ---
TOTAL/AVG/WTD AVG: .........  $24,000,000         77.3%       1.32X        89.4%       5.811%       95

Weighted Average Remaining Term to Maturity: 95 months.

                                                                     ANNEX A-4-5

                   MORTGAGED PROPERTIES BY PROPERTY TYPE (1)
                               (LOAN GROUP NO. 2)

                                               TOTAL       % BY TOTAL       AVERAGE
                                           CUT-OFF DATE   CUT-OFF DATE   CUT-OFF DATE
                               NUMBER        PRINCIPAL      PRINCIPAL      PRINCIPAL
PROPERTY TYPE              OF PROPERTIES      BALANCE        BALANCE        BALANCE
------------------------- --------------- -------------- -------------- --------------

Multifamily .............        25        $115,069,589        86.9%      $4,602,784
Mobile Home Park ........         2          14,171,289        10.7        7,085,645
Retail ..................         1           3,236,124         2.4        3,236,124
                                 --        ------------       -----       ----------
TOTAL/AVG/WTD AVG: ......        28        $132,477,002       100.0%      $4,731,322

                              MAXIMUM
                           CUT-OFF DATE     WTD. AVG.    WTD. AVG.   WTD. AVG.   WTD. AVG.
                             PRINCIPAL    CUT-OFF DATE    U/W NCF    OCCUPANCY   MORTGAGE
PROPERTY TYPE                 BALANCE          LTV          DSCR        RATE       RATE
------------------------- -------------- -------------- ----------- ----------- ----------

Multifamily .............  $20,600,000         77.7%        1.31x       91.2%      5.804%
Mobile Home Park ........   12,573,627         74.6         1.49        80.3       5.769
Retail ..................    3,236,124         75.3         1.24        64.7       6.240
                           -----------         ----         ----        ----       -----
TOTAL/AVG/WTD AVG: ......  $20,600,000         77.3%       1.32X        89.4%      5.811%

-------
(1)   Calculations are based on a per property basis and, where multiple properties secure a single underlying mortgage loan, allocated loan amounts.

                                                                     ANNEX A-4-6

                        CUT-OFF DATE PRINCIPAL BALANCES
                               (LOAN GROUP NO. 2)

                                              TOTAL       % BY TOTAL       AVERAGE
                                          CUT-OFF DATE   CUT-OFF DATE   CUT-OFF DATE
RANGE OF CUT-OFF                NUMBER      PRINCIPAL      PRINCIPAL      PRINCIPAL
DATE PRINCIPAL BALANCES ($)    OF LOANS      BALANCE        BALANCE        BALANCE
----------------------------- ---------- -------------- -------------- --------------

         1. -  2,000,000 ....      2      $  3,512,561         2.7%     $ 1,756,280
 2,000,001. -  4,000,000 ....      5        15,454,391        11.7        3,090,878
 6,000,001. -  8,000,000 ....      4        30,616,424        23.1        7,654,106
 8,000,001. - 10,000,000 ....      1        10,000,000         7.5       10,000,000
10,000,001. - 15,000,000 ....      1        12,573,627         9.5       12,573,627
15,000,001. - 20,000,000 ....      1        15,720,000        11.9       15,720,000
20,000,001. - 25,000,000 ....      2        44,600,000        33.7       22,300,000
                                   -      ------------       -----      -----------
TOTAL/AVG/WTD AVG: ..........     16      $132,477,002       100.0%     $ 8,279,813

                                  MAXIMUM
                               CUT-OFF DATE     WTD. AVG.    WTD. AVG.   WTD. AVG.   WTD. AVG.
RANGE OF CUT-OFF                 PRINCIPAL    CUT-OFF DATE    U/W NCF    OCCUPANCY   MORTGAGE
DATE PRINCIPAL BALANCES ($)       BALANCE          LTV          DSCR        RATE       RATE
----------------------------- -------------- -------------- ----------- ----------- ----------

         1. -  2,000,000 ....  $ 1,914,898         74.8%        1.29x       94.7%      6.100%
 2,000,001. -  4,000,000 ....    3,900,000         78.1         1.29        95.2       5.601
 6,000,001. -  8,000,000 ....    8,000,000         77.0         1.37        89.6       5.833
 8,000,001. - 10,000,000 ....   10,000,000         80.0         1.46        91.1       5.810
10,000,001. - 15,000,000 ....   12,573,627         74.8         1.51        79.0       5.750
15,000,001. - 20,000,000 ....   15,720,000         80.0         1.34        91.3       5.210
20,000,001. - 25,000,000 ....   24,000,000         76.5         1.22        88.6       6.074
                               -----------         ----         ----        ----       -----
TOTAL/AVG/WTD AVG: ..........  $24,000,000         77.3%       1.32X        89.4%      5.811%

Average Cut-off Date Principal Balance: $8,279,813

                                                                     ANNEX A-4-7

                                 U/W NCF DSCR
                               (LOAN GROUP NO. 2)

                                       TOTAL       % BY TOTAL       AVERAGE
                                   CUT-OFF DATE   CUT-OFF DATE   CUT-OFF DATE
RANGE OF U/W NCF         NUMBER      PRINCIPAL      PRINCIPAL      PRINCIPAL
DSCR (X)                OF LOANS      BALANCE        BALANCE        BALANCE
---------------------- ---------- -------------- -------------- --------------

1.20 - 1.29 ..........      8      $ 66,133,688        49.9%     $ 8,266,711
1.30 - 1.39 ..........      4        28,377,663        21.4        7,094,416
1.40 - 1.49 ..........      3        25,392,025        19.2        8,464,008
1.50 - 1.59 ..........      1        12,573,627         9.5       12,573,627
                            -      ------------       -----      -----------
TOTAL/AVG/WTD AVG: ...     16      $132,477,002       100.0%     $ 8,279,813

                           MAXIMUM
                        CUT-OFF DATE     WTD. AVG.    WTD. AVG.   WTD. AVG.   WTD. AVG.
RANGE OF U/W NCF          PRINCIPAL    CUT-OFF DATE    U/W NCF    OCCUPANCY   MORTGAGE
DSCR (X)                   BALANCE          LTV          DSCR        RATE       RATE
---------------------- -------------- -------------- ----------- ----------- ----------

1.20 - 1.29 ..........  $24,000,000         76.6%        1.23x       90.7%      6.004%
1.30 - 1.39 ..........   15,720,000         79.5         1.36        89.4       5.457
1.40 - 1.49 ..........   10,000,000         77.7         1.44        90.8       5.733
1.50 - 1.59 ..........   12,573,627         74.8         1.51        79.0       5.750
                        -----------         ----         ----        ----       -----
TOTAL/AVG/WTD AVG: ...  $24,000,000         77.3%       1.32X        89.4%      5.811%

Weighted Average U/W NCF DSCR: 1.32x.

                                                                     ANNEX A-4-8

                              OCCUPANCY RATES(1)
                               (LOAN GROUP NO. 2)

                                                  TOTAL       % BY TOTAL       AVERAGE
                                              CUT-OFF DATE   CUT-OFF DATE   CUT-OFF DATE
RANGE OF OCCUPANCY                NUMBER        PRINCIPAL      PRINCIPAL      PRINCIPAL
RATES (%)                     OF PROPERTIES      BALANCE        BALANCE        BALANCE
---------------------------- --------------- -------------- -------------- --------------

(less than) =    65.0  .....         1        $  3,236,124         2.4%     $ 3,236,124
65.1 - 70.0 ................         1           1,324,553         1.0        1,324,553
75.1 - 80.0 ................         1          12,573,627         9.5       12,573,627
80.1 - 85.0 ................         1           8,000,000         6.0        8,000,000
85.1 - 90.0 ................         4          16,484,405        12.4        4,121,101
90.1 - 95.0 ................        13          75,074,646        56.7        5,774,973
95.1  (greater than) = .....         7          15,783,647        11.9        2,254,807
                                    --        ------------       -----      -----------
TOTAL/AVG/WTD AVG: .........        28        $132,477,002       100.0%     $ 4,731,322

                                 MAXIMUM
                              CUT-OFF DATE     WTD. AVG.    WTD. AVG.   WTD. AVG.   WTD. AVG.
RANGE OF OCCUPANCY              PRINCIPAL    CUT-OFF DATE    U/W NCF    OCCUPANCY   MORTGAGE
RATES (%)                        BALANCE          LTV          DSCR        RATE       RATE
---------------------------- -------------- -------------- ----------- ----------- ----------

(less than) =    65.0  .....  $ 3,236,124         75.3%        1.24x       64.7%      6.240%
65.1 - 70.0 ................    1,324,553         75.3         1.24        68.4       6.240
75.1 - 80.0 ................   12,573,627         74.8         1.51        79.0       5.750
80.1 - 85.0 ................    8,000,000         80.0         1.39        83.1       5.810
85.1 - 90.0 ................    7,792,025         75.3         1.32        87.6       6.060
90.1 - 95.0 ................   20,600,000         78.1         1.30        91.8       5.715
95.1  (greater than) = .....    3,900,000         76.9         1.28        97.8       5.927
                              -----------         ----         ----        ----       -----
TOTAL/AVG/WTD AVG: .........  $20,600,000         77.3%       1.32X        89.4%      5.811%

Weighted average occupancy rate: 89.4%
-------
(1)   Calculations are based on a per property basis and, where multiple properties secure a single underlying mortgage loan, allocated loan amounts.

                                                                     ANNEX A-4-9

                         REMAINING AMORTIZATION TERMS
                               (LOAN GROUP NO. 2)

                                              TOTAL       % BY TOTAL       AVERAGE
                                          CUT-OFF DATE   CUT-OFF DATE   CUT-OFF DATE
RANGE OF REMAINING              NUMBER      PRINCIPAL      PRINCIPAL      PRINCIPAL
AMORTIZATION TERMS (MONTHS)    OF LOANS      BALANCE        BALANCE        BALANCE
----------------------------- ---------- -------------- -------------- --------------

IO(1) .......................      2      $ 23,320,000        17.6%     $11,660,000
289 - 300 ...................      3         5,712,561         4.3        1,904,187
337 - 348 ...................      1         3,060,000         2.3        3,060,000
349 - 360 ...................     10       100,384,441        75.8       10,038,444
                                  --      ------------       -----      -----------
TOTAL/AVG/WTD AVG: ..........     16      $132,477,002       100.0%     $ 8,279,813

                                  MAXIMUM                                                         WTD. AVG.
                               CUT-OFF DATE     WTD. AVG.    WTD. AVG.   WTD. AVG.   WTD. AVG.    REMAINING
RANGE OF REMAINING               PRINCIPAL    CUT-OFF DATE    U/W NCF    OCCUPANCY    MORTGAGE   AMORTIZATION
AMORTIZATION TERMS (MONTHS)       BALANCE          LTV          DSCR        RATE        RATE       TERM(2)
----------------------------- -------------- -------------- ----------- ----------- ----------- -------------

IO(1) .......................  $15,720,000         79.1%        1.38x       91.7%       5.305%        --
289 - 300 ...................    2,200,000         75.6         1.28        94.3        5.761        298
337 - 348 ...................    3,060,000         79.5         1.38        96.1        5.560        348
349 - 360 ...................   24,000,000         76.9         1.31        88.3        5.939        359
                               -----------         ----         ----        ----        -----        ---
TOTAL/AVG/WTD AVG: ..........  $24,000,000         77.3%       1.32X        89.4%       5.811%       356

Weighted Average Remaining Amortization Term: 356 months.(2)
-------
(1)   Interest-only up to maturity date.

(2)   Excludes mortgage loans that provide for payments of interest-only up to maturity date.

                                                                    ANNEX A-4-10

                                MORTGAGE RATES
                               (LOAN GROUP NO. 2)

                                         TOTAL       % BY TOTAL       AVERAGE
                                     CUT-OFF DATE   CUT-OFF DATE   CUT-OFF DATE
RANGE OF MORTGAGE          NUMBER      PRINCIPAL      PRINCIPAL      PRINCIPAL
RATES (%)                 OF LOANS      BALANCE        BALANCE        BALANCE
------------------------ ---------- -------------- -------------- --------------

5.001 - 5.250 ..........      2      $ 17,920,000        13.5%     $ 8,960,000
5.251 - 5.500 ..........      2        11,500,000         8.7        5,750,000
5.501 - 5.750 ..........      3        18,933,627        14.3        6,311,209
5.751 - 6.000 ..........      6        50,984,078        38.5        8,497,346
6.001 - 6.250 ..........      3        33,139,297        25.0       11,046,432
                              -      ------------       -----      -----------
TOTAL/AVG/WTD AVG: .....     16      $132,477,002       100.0%     $ 8,279,813

                             MAXIMUM
                          CUT-OFF DATE     WTD. AVG.    WTD. AVG.   WTD. AVG.   WTD. AVG.
RANGE OF MORTGAGE           PRINCIPAL    CUT-OFF DATE    U/W NCF    OCCUPANCY   MORTGAGE
RATES (%)                    BALANCE          LTV          DSCR        RATE       RATE
------------------------ -------------- -------------- ----------- ----------- ----------

5.001 - 5.250 ..........  $15,720,000         79.6%        1.33x       91.6%      5.211%
5.251 - 5.500 ..........    7,600,000         77.5         1.39        94.4       5.500
5.501 - 5.750 ..........   12,573,627         76.0         1.44        84.3       5.718
5.751 - 6.000 ..........   20,600,000         78.2         1.32        89.5       5.855
6.001 - 6.250 ..........   24,000,000         75.4         1.23        89.1       6.227
                          -----------         ----         ----        ----       -----
TOTAL/AVG/WTD AVG: .....  $24,000,000         77.3%       1.32X        89.4%      5.811%

Weighted Average Mortgage Rate: 5.811%

                                                                    ANNEX A-4-11

                      MATURITY DATE LOAN-TO-VALUE RATIOS
                               (LOAN GROUP NO. 2)

                                              TOTAL       % BY TOTAL       AVERAGE
                                          CUT-OFF DATE   CUT-OFF DATE   CUT-OFF DATE
RANGE OF MATURITY DATE          NUMBER      PRINCIPAL      PRINCIPAL      PRINCIPAL
LOAN-TO-VALUE RATIOS (%)       OF LOANS      BALANCE        BALANCE        BALANCE
----------------------------- ---------- -------------- -------------- --------------

55.1 - 60.0 .................      1      $  1,597,663         1.2%     $ 1,597,663
60.1 - 65.0 .................      6        55,704,949        42.0        9,284,158
65.1 - 70.0 .................      2         6,294,391         4.8        3,147,195
70.1 - 75.0 .................      3        27,560,000        20.8        9,186,667
75.1 - 80.0 .................      4        41,320,000        31.2       10,330,000
                                   -      ------------       -----      -----------
TOTAL/AVG/WTD AVG: ..........     16      $132,477,002       100.0%     $ 8,279,813

                                  MAXIMUM
                               CUT-OFF DATE     WTD. AVG.     WTD. AVG.   WTD. AVG.   WTD. AVG.
RANGE OF MATURITY DATE           PRINCIPAL    MATURITY DATE    U/W NCF    OCCUPANCY   MORTGAGE
LOAN-TO-VALUE RATIOS (%)          BALANCE          LTV           DSCR        RATE       RATE
----------------------------- -------------- --------------- ----------- ----------- ----------

55.1 - 60.0 .................  $ 1,597,663         56.2%         1.32x       90.2%      5.920%
60.1 - 65.0 .................   24,000,000         63.6          1.32        87.0       6.029
65.1 - 70.0 .................    3,300,000         67.0          1.27        93.4       5.816
70.1 - 75.0 .................   20,600,000         73.9          1.23        92.4       5.791
75.1 - 80.0 .................   15,720,000         77.7          1.40        89.9       5.525
                               -----------         ----          ----        ----       -----
TOTAL/AVG/WTD AVG: ..........  $24,000,000         70.2%        1.32X        89.4%      5.811%

Weighted Average Maturity Date LTV Ratio: 70.2%

                                                                    ANNEX A-4-12

                            PROPERTIES BY STATE(1)
                               (LOAN GROUP NO. 2)

                                            TOTAL       % BY TOTAL
                                        CUT-OFF DATE   CUT-OFF DATE
                            NUMBER        PRINCIPAL     PRINCIPAL
STATE                   OF PROPERTIES      BALANCE       BALANCE
---------------------- --------------- -------------- -------------

  TX .................         7       $ 45,276,453        34.2%
  GU(2) ..............        13         24,000,000        18.1
  FL .................         3         22,920,000        17.3
  OK .................         2         18,000,000        13.6
  NV .................         1         12,573,627         9.5
  AZ .................         1          7,792,025         5.9
  OH .................         1          1,914,898         1.4
                              --       ------------       -----
  TOTAL: .............        28       $132,477,002       100.0%

-------
(1)   Calculations are based on a per property basis and, where multiple properties secure a single underlying mortgage loan, allocated loan amounts.

(2)   Represents the Territory of Guam.

                                    ANNEX A-5
             CERTAIN MONETARY TERMS OF THE UNDERLYING MORTGAGE LOANS

                      [THIS PAGE INTENTIONALLY LEFT BLANK.]

                                      LB-UBS COMMERCIAL MORTGAGE TRUST 2004-C7

                                                         ORIGINAL      REMAINING
 CONTROL                                              INTEREST-ONLY  INTEREST-ONLY       AMORTIZATION         ANTICIPATED
   NO.                  PROPERTY NAME                 PERIOD (MOS.)  PERIOD (MOS.)           TYPE           REPAYMENT DATE
-----------------------------------------------------------------------------------------------------------------------------

    1      One Lincoln Street                                   0              0     Fully Amortizing
    2      600 Third Avenue                                   120            120     Interest-Only
    3      Westfield Shoppingtown Mission Valley               61             60     Interest-Only
    4      Montgomery Mall                                      0              0     ARD                           5/11/2014
    5      World Apparel Center                                36             33     Interest-Only, Balloon
    6      200 North LaSalle Street                            24             24     Interest-Only, Balloon
    7      2100 Pennsylvania Avenue                             0              0     Balloon
    8      Carson Valley Plaza                                 60             59     Interest-Only
    9      North Dekalb Mall                                   25             25     Interest-Only, Balloon
    10     Guam Multifamily                                     0              0     Balloon
    11     Wind Point Shopping Center                           0              0     Balloon
    12     Richard's of Greenwich                               0              0     Balloon
    13     International Residences                            36             34     Interest-Only, Balloon
    14     585 Stewart Avenue                                  24             23     Interest-Only, Balloon
    15     Savannah at Citrus Park                             60             60     Interest-Only
    16     Center Office Building                               0              0     Balloon
    17     Southway Shopping Center                            12              9     Interest-Only, Balloon
    18     Wellington Plaza                                    24             21     Interest-Only, Balloon
    19     626 Wilshire Boulevard                              12             12     Interest-Only, Balloon
    20     1901 State Road 240                                  0              0     ARD                          10/11/2014
    21     Pueblo Del Sol Mobile Home Park                      0              0     Balloon
    22     2054, 2070 & 2094 Redlands Boulevard                 0              0     Balloon
    23     Palmetto Place Apartments                            0              0     Fully Amortizing
    24     Kimco Portfolio - Enchanted Forest                  24             19     Interest-Only, Balloon
    25     Mitchell's of Westport                               0              0     Balloon
    26     Post Oak Apartments                                 36             35     Interest-Only, Balloon
    27     A&P Portfolio                                        1              1     Balloon
    28     Seventh Street Office                                0              0     Balloon
    29     Kimco Portfolio - Wilkens Beltway Plaza             24             19     Interest-Only, Balloon
    30     PGA Commons Parcel 3 East A & B                      0              0     Balloon
    31     Doral Executive                                      0              0     Balloon
    32     Hampton Woods Apartments                            36             35     Interest-Only, Balloon
    33     West 6th Avenue                                     12             11     Interest-Only, Balloon
    34     Millpond Village Apartments                          0              0     Balloon
    35     Shadow Valley Apartments                            60             58     Interest-Only
    36     Villa Vista Apartments                               0              0     Balloon
    37     Sierra Village                                       1              1     Balloon
    38     7810-7870 & 7901-7963 Central Avenue                 1              1     Balloon
    39     Princess II Building                                12             12     Interest-Only, Balloon
    40     Boca Industrial Building                             0              0     Balloon
    41     Kimco Portfolio - Perry Hall Super Fresh            24             19     Interest-Only, Balloon
    42     Plazas at The Parkway                                0              0     Balloon
    43     103rd Street Plaza                                   0              0     Balloon
    44     Frontier Self Storage                                0              0     Balloon
    45     Orangewood Plaza                                     0              0     Balloon
    46     Marketplace at Tamarac                               0              0     Balloon
    47     Harbor Village Shopping Center                       0              0     Balloon
    48     South Peoria Office Buildings                       23             20     Interest-Only, Balloon
    49     Presidential Plaza                                   0              0     Balloon
    50     Valle Vista Shopping Center                          0              0     Balloon
    51     Palmetto Palms Business Park II                      0              0     Balloon
    52     Spring Ridge Plaza                                   0              0     Balloon
    53     A-American Self Storage                              0              0     Balloon
    54     Ohio 190 Business Park                               0              0     Balloon
    55     Sun Terra Apartments                                 0              0     Balloon
    56     Walgreens - Norfolk                                  0              0     ARD                           8/11/2014
    57     95 East Putnam Avenue                                0              0     Balloon
    58     Startown Crossing                                    0              0     Balloon
    59     Fishers Town Center                                  0              0     Balloon
    60     Walgreens - Portsmouth                               0              0     ARD                           8/11/2014
    61     1933 Montana Avenue                                  0              0     Balloon
    62     Eckerd - Pittsburgh                                  0              0     Balloon
    63     41-51 West Fordham Road                              0              0     Balloon
    64     Corona Self Storage                                 23             21     Interest-Only, Balloon
    65     Executive Plaza - Waco                               0              0     Balloon
    66     Sea Oats Plantation I                               18             16     Interest-Only, Balloon
    67     Midvale Park                                         0              0     Balloon
    68     Reserve at Cinco Ranch                               0              0     Balloon
    69     Garrison Ridge                                      60             60     Interest-Only, ARD           10/11/2019
    70     Oasis Apartments                                    12             10     Interest-Only, Balloon
    71     Glendale Center                                      0              0     Balloon
    72     U-Stor-It Self Storage                               0              0     Balloon
    73     Tara Oaks Apartments                                 0              0     Balloon
    74     CVS - Mobile                                         0              0     Balloon
    75     3700 Santa Fe Avenue                                 0              0     Balloon
    76     Society Turn Business Center                         0              0     Balloon
    77     The Overlook                                         0              0     Balloon
    78     CVS-Tampa                                            0              0     Balloon
    79     9115 Digital Drive                                   0              0     Balloon
    80     Flamingo Medical Office                              0              0     Balloon
    81     Hidden Hollow Apartments                            35             33     Interest-Only, Balloon
    82     Pecan Creek                                         60             58     Interest-Only, ARD            8/11/2019
    83     Andover Courtyard Apartments                         0              0     Balloon
    84     Kohl's Plaza Outparcel                               0              0     Balloon
    85     Druid Hills Storage                                  0              0     Balloon
    86     Stonegate Mobile Home Park                           0              0     Balloon
    87     Huszti Building                                      0              0     Balloon
    88     Fullerton Mini Storage                               0              0     Balloon
    89     Walgreens - Nashville                                0              0     Balloon
    90     Eastgate Plaza                                       0              0     Balloon
    91     Town Center Storage                                  0              0     Balloon

                                                        ORIGINAL                            REMAINING
 CONTROL        MATURITY          MORTGAGE            AMORTIZATION         SEASONING         TERM TO
   NO.            DATE             RATE(%)            TERM (MOS.)            (MOS.)      MATURITY (MOS.)
--------------------------------------------------------------------------------------------------------

    1          10/11/2017 (1)     5.79000                  163 (1)              7                156 (1)
    2          10/11/2014         5.54950                    0                  0                120
    3          10/11/2009         4.79600                    0                  1                 60
    4           5/11/2034         5.17300                  360                  5                115
    5            7/7/2014         5.50200                  360                  3                117
    6          10/11/2009         4.98000                  360                  0                 60
    7           5/11/2014         5.65250                  360                  5                115
    8           9/11/2009         5.32000                    0                  1                 59
    9          11/11/2014         6.25000 (17)             360                  0                121
    10         10/11/2014         6.24000                  360 (10)             0                120
    11          1/10/2013         6.13000                  324                 21                 99
    12          8/11/2014         5.99250                  360                  2                118
    13          8/11/2011         5.88000                  360                  2                 82
    14          9/11/2011         5.84000                  360                  1                 83
    15         10/11/2009         5.21000                    0                  0                 60
    16          8/11/2014         5.76000                  360                  2                118
    17          7/11/2014         6.20000                  360                  3                117
    18          7/11/2014         5.13000                  360                  3                117
    19         10/11/2009         5.29500                  300                  0                 60
    20         10/11/2019         6.07000                  180                  0                120
    21          8/10/2014         5.75000                  360                  2                118
    22          8/11/2014         6.05000                  360                  2                118
    23          9/11/2014         5.23000                  120                  1                119
    24          5/10/2014         5.43250                  360                  5                115
    25          8/11/2014         5.99250                  360                  2                118
    26          9/11/2011         5.81000                  360                  1                 83
    27         11/11/2014         5.92000 (17)             300                  0                121
    28          7/11/2014         5.07000                  360                  3                117
    29          5/10/2014         5.04500                  360                  5                115
    30         10/11/2014         5.55000                  360                  0                120
    31          9/11/2011         5.73000                  360                  1                 83
    32          9/11/2011         5.81000                  360                  1                 83
    33          9/11/2014         5.84000                  324                  1                119
    34          9/11/2014         5.86000                  360                  1                119
    35          8/11/2009         5.50000                    0                  2                 58
    36          6/11/2014         6.18000                  360                  4                116
    37         11/11/2011         5.79000 (17)             360                  0                 85
    38         11/11/2014         5.65000 (17)             360                  0                121
    39         10/11/2014         6.15000                  360                  0                120
    40          8/11/2014         5.97000                  360                  2                118
    41          5/10/2014         4.65000                  360                  5                115
    42          9/11/2011         5.36000                  360                  1                 83
    43          8/11/2014         5.93000                  360                  2                118
    44         10/11/2014         5.62500                  360                  0                120
    45          8/11/2014         5.98000                  360                  2                118
    46          7/11/2014         6.30000                  360                  3                117
    47          8/11/2014         6.11000                  360                  2                118
    48          7/11/2014         5.87000                  360                  3                117
    49         10/11/2014         5.60000                  360                  0                120
    50          8/11/2014         5.91000                  360                  2                118
    51          8/11/2014         6.00000                  360                  2                118
    52         10/11/2014         6.19000                  360                  0                120
    53          8/11/2014         6.28000                  204                  2                118
    54          8/11/2014         6.12000                  360                  2                118
    55         10/11/2009         5.50000                  360                  0                 60
    56          8/11/2034         5.87000                  360                  2                118
    57          9/11/2011         5.69000                  360                  1                 83
    58          6/11/2014         5.76000                  360                  3                116
    59          8/11/2014         5.81000                  360                  2                118
    60          8/11/2034         5.87000                  360                  2                118
    61         10/11/2009         5.20000                  300                  0                 60
    62          9/11/2014         6.17000                  240                  1                119
    63          9/11/2011         5.79000                  360                  1                 83
    64          8/11/2014         6.08000                  360                  2                118
    65           5/1/2009         5.10000                  300                  5                 55
    66          8/11/2014         5.74000                  360                  2                118
    67         10/11/2014         5.80000                  336                  0                120
    68          8/11/2014         6.28000                  360                  2                118
    69         10/11/2034         6.15000                  360                  0                180
    70          8/11/2009         5.56000                  348                  2                 58
    71          8/11/2014         5.98000                  360                  2                118
    72          9/11/2014         5.87500                  300                  1                119
    73          8/11/2014         5.90000                  360                  2                118
    74         10/11/2014         5.62500                  360                  0                120
    75          8/11/2014         5.87500                  360                  2                118
    76          8/11/2014         5.98000                  360                  2                118
    77          7/11/2014         6.04000                  300                  3                117
    78         10/11/2014         5.67000                  360                  0                120
    79          9/11/2014         5.81000                  360                  1                119
    80          6/11/2014         6.29000                  360                  4                116
    81          8/11/2014         5.22000                  300                  2                118
    82          8/11/2034         6.83000                  360                  2                178
    83          6/11/2014         6.25000                  300                  4                116
    84          9/11/2014         6.09000                  360                  1                119
    85          9/11/2014         6.11000                  360                  1                119
    86          9/11/2014         5.92000                  300                  1                119
    87          9/11/2014         5.79000                  300                  1                119
    88          8/11/2014         6.25000                  360                  2                118
    89         10/11/2014         5.35000                  300                  0                120
    90          8/11/2014         5.85000                  360                  2                118
    91          9/11/2014         6.11000                  360                  1                119

                    REMAINING              U/W             CUT-OFF        SCHEDULED
 CONTROL        LOCKOUT/DEFEASANCE         NCF              DATE          MATURITY/
   NO.             PERIOD (MOS.)          DSCR (x)          LTV (%)       ARD LTV (%)
--------------------------------------------------------------------------------------

    1                       156           1.36 (2)         65.6 (3)            0.0 (4)
    2                       114           1.44 (5)         74.7               74.7
    3                        54           2.44 (6)         59.8               59.8
    4                       109           1.94             62.0               51.5
    5                       114           1.98 (7)(8)      55.4 (8)           49.6 (8)
    6                        57           1.36 (9)         79.3               75.7
    7                       112           2.20             48.6               41.0
    8                        57           1.50             80.0               80.0
    9                       121           1.26             78.9               70.3
    10                      118           1.24             75.3               64.3
    11                       96           1.36             71.5               58.7
    12                      115           1.25             71.2               60.5
    13                       81           1.20             78.0               74.0
    14                       71           1.25             80.0               74.6
    15                       60           1.34             80.0               80.0
    16                       22           1.34             76.3               64.4
    17                      115           1.24             79.6               69.4
    18                      115           1.45             74.2               64.5
    19                        0           1.20 (11)(12)    78.4 (12)          71.9 (12)
    20                       30           1.74             46.3               20.7
    21                       59           1.51             74.8               62.3
    22                      117           1.23             79.4               67.6
    23                        0           1.28             36.7                0.2
    24                      112           2.85 (13)        39.7               34.4
    25                      115           1.26             74.4               63.2
    26                       82           1.46             80.0               75.8
    27                      119           1.33             72.0               55.6
    28                      116           1.45             74.8               61.8
    29                      112           3.02 (13)        37.7               32.4
    30                      120           1.42             79.4               66.5
    31                       83           1.28             70.0               63.0
    32                       82           1.39             80.0               75.8
    33                       47           1.31             78.8               65.3
    34                      116           1.41             75.2               63.6
    35                       55           1.45             77.2               77.2
    36                      114           1.21             75.3               64.4
    37                       85           1.22             73.7               66.3
    38                      118           1.29             75.3               63.2
    39                      117           1.25 (14)        80.0 (14)          69.7 (14)
    40                      118           1.30             79.9               67.8
    41                      112           2.91 (13)        42.3               36.0
    42                       83           1.57             69.6               62.1
    43                      118           1.49             79.2               67.1
    44                      117           1.35             62.5               52.4
    45                      118           1.32             69.9               59.3
    46                      117           1.43             78.2               67.0
    47                      118           1.49             62.1               52.9
    48                       45           1.34             77.4               68.3
    49                      117           1.45             72.2               60.5
    50                      117           1.36             74.9               63.4
    51                      115           1.29             79.9               67.8
    52                      120           1.31             77.9               66.4
    53                      117           1.22             67.7               37.6
    54                      115           1.40             76.1               64.9
    55                       60           1.27             78.0               72.5
    56                      117           1.25             72.0               60.9
    57                       59           1.20             76.9               69.1
    58                      116           1.29             80.0               67.7
    59                      117           1.34             78.7               66.5
    60                      117           1.25             72.1               61.0
    61                       57           1.31 (15)        67.2               60.0
    62                      116           1.32             59.7               39.5
    63                       77           1.20             70.3               63.4
    64                      118           1.31             73.6               65.2
    65                       55           1.32             73.9               66.4
    66                      117           1.25             77.1               67.2
    67                      120           1.37             74.7               61.0
    68                      115           1.27             68.6               58.7
    69                       25           1.26             80.0               68.1
    70                       55           1.38             79.5               74.8
    71                      118           1.40             68.3               58.0
    72                       25           1.35             73.1               56.4
    73                      117           1.29             78.8               66.7
    74                      117           1.27             77.1               64.7
    75                      115           1.31 (16)        64.7               54.8
    76                      118           1.54             69.3               58.9
    77                      116           1.38             77.8               60.5
    78                      117           1.39             75.9               63.7
    79                      119           1.53             69.9               59.0
    80                      113           1.31             70.1               60.1
    81                       34           1.28             76.9               64.6
    82                       23           1.31             76.4               66.3
    83                      113           1.26             76.6               60.1
    84                      116           1.29             79.1               67.3
    85                      119           1.30             66.7               56.8
    86                      116           1.32             72.6               56.2
    87                      119           1.34             77.2               59.4
    88                      118           1.98             60.6               51.9
    89                      117           1.56             65.0               49.2
    90                      118           2.09             49.0               41.4
    91                      119           1.94             54.3               46.2

FOOTNOTES TO ANNEX A-5

One Lincoln Street               1   The One Lincoln Street Loan Pair has a maturity date of
                                     10/11/2023 and amortizes based on a 23.36 year schedule.
                                     However, the One Lincoln Street Mortgage Loan is
                                     expected to fully amortize by 10/11/2017.

One Lincoln Street               2   U/W NCF DSCR was calculated based on 12 times the
                                     average of the monthly debt service payments that will be
                                     due with respect to the One Lincoln Street Mortgage Loan
                                     and the One Lincoln Street Non-Trust Loan Pari Passu
                                     Component, commencing with the payment date on
                                     10/11/2004 (following the initial floating rate period)
                                     through and including the payment date on 10/11/2017.

One Lincoln Street               3   Cut-off Date LTV was calculated based on both the One
                                     Lincoln Street Mortgage Loan and the One Lincoln Street
                                     Non-Trust Loan Pari Passu Component (total cut-off date
                                     principal balance of $480,594,752).

One Lincoln Street               4   Scheduled Maturity/ARD LTV was calculated assuming
                                     that the One Lincoln Street Mortgage Loan fully amortizes
                                     by 10/11/2017.

600 Third Avenue                 5   Based on projected U/W NCF of the 600 Third Avenue
                                     Mortgaged Property. The U/W NCF DSCR based on
                                     in-place U/W NCF was calculated to be 1.35x.

Westfield Shoppingtown Mission   6   Occupancy Percentage, U/W Net Cash Flow and U/W
Valley                               NCF DSCR include 2,578 square feet of executed leases.
                                     According to the related borrower, all of the tenants
                                     subject to such leases are expected to be in occupancy by
                                     November 19, 2004. According to the related borrower,
                                     Gateway Computers (10,010 square feet), has exercised the
                                     "go-dark" clause in its lease, but continues to pay rent
                                     pursuant to a lease expiring September 2008. As of August
                                     10, 2004, the mortgaged real property was 96.9% leased
                                     and 96.1% occupied. Actual in-line occupancy was 86.3%.
                                     In-line occupancy including the executed leases expected to be in place by November 19, 2004 was 87.4%.

World Apparel Center             7   U/W NCF DSCR calculated based on 12 times the
                                     aggregate constant monthly debt service payment that will
                                     be due with respect to the World Apparel Center
                                     Mortgage Loan and the World Apparel Center Non-Trust
                                     Loans commencing on the due date in August 2007
                                     (following the initial three-year interest only period).

World Apparel Center             8   U/W NCF DSCR, Cut-off Date LTV and Scheduled
                                     Maturity/ARD LTV were calculated based on the World
                                     Apparel Center Mortgage Loan and the World Apparel
                                     Center Non-Trust Loans, collectively, (total cut-off date
                                     principal balance of $219,000,000).

FOOTNOTES TO ANNEX A-5 -- CONTINUED

200 North LaSalle Street   9    Occupancy Percentage, U/W Net Cash Flow and U/W
                                NCF DSCR are based on 56,167 square feet of an
                                executed lease with The Travelers Indemnity Company (of
                                a total of 97,116 square feet), and an executed lease with
                                Mantanky and Mantanky of 5,664 square feet, with respect
                                to which each tenant is not yet in occupancy. According to the related borrower, The Travelers Indemnity Company is
                                expected to take occupancy of the 56,167 square-foot space by December 1, 2004, and Mantanky and Mantanky is
                                expected to take occupancy of its 5,664 square-foot space
                                by January 1, 2005. As of the rent roll dated August 23,
                                2004, the mortgaged real property was 86.0% leased and
                                76.2% occupied (excluding both the 56,167 square feet
                                leased to The Travelers Indemnity Company and the 5,664
                                square feet leased to Mantanky and Mantanky).

Guam Multifamily           10   The related borrower is required to make additional
                                monthly amortization payments to the extent available
                                from excess cash flow beginning with the November 2004
                                due-date and continuing until maturity, which payments, if made, would effectively cause the loan to amortize on a
                                25-year schedule and which payments will accrue to the
                                extent not made. The failure to make such additional
                                monthly amortization payments will not be an event of
                                default if excess cash flow is not sufficient to make such additional monthly amortization payments. It is assumed in the prospectus supplement that such additional monthly
                                amortization payments will be made.

626 Wilshire Boulevard     11   Occupancy Percentage, U/W Net Cash Flow and U/W
                                NCF DSCR were calculated based upon the inclusion of
                                four tenants, totaling 21,523 square feet, each of which has executed a lease but has not yet taken occupancy. The
                                amount of $400,000 was escrowed at the closing of the
                                mortgage loan, equal to one year of rent for three of the
                                tenants plus approximately $10.00 per rentable square foot, representing unfinished tenant improvements related to the occupancy of the three tenants. The fourth tenant, Golden
                                Boy, is a borrower-related entity. The $400,000 is required to be released to the related borrower upon such tenants
                                being in occupancy, paying full, unabated rent, and
                                delivering an estoppel certificate acceptable to the lender.
                                Additionally, U/W Net Cash Flow and U/W DSCR were
                                calculated based on full rent for seven tenants, each with rent abatements through July 2005. The amount of
                                $200,000, representing the approximate total amount of
                                such rent abatements, was escrowed at the closing of the
                                mortgage loan. As of the rent roll dated September 15,
                                2004, the property was 80.3% leased and 65.9% occupied.

FOOTNOTES TO ANNEX A-5 -- CONTINUED

626 Wilshire Boulevard                12   U/W Net Cash Flow, U/W NCF DSCR, Appraised Value,
                                           Cut-off Date LTV and Scheduled Maturity/ARD LTV
                                           were calculated based on potential lease-up at the
                                           mortgaged real property (no potential tenants have been
                                           specifically identified). The potential lease-up was
                                           calculated based on a projected underwritten occupancy of
                                           87.0%, at which level the projected DSCR would be 1.20x.
                                           At closing, the related borrower posted a letter of credit in the amount of $3,080,000, representing proceeds allocable
                                           to the cash flow differential between the current net cash flow and the net cash flow based upon the projected
                                           underwritten occupancy. Within 24 months of the closing
                                           date of the mortgage loan, the related borrower will have
                                           four opportunities to release the letter of credit, in whole or in part, upon the satisfaction of certain conditions
                                           contained in the loan documentation.

Kimco Portfolio - Enchanted Forest,   13   Annual debt service and U/W NCF DSCR are based on 12
Wilkens Beltway Plaza, and Perry           times the constant monthly debt service payment
Hall Super Fresh                           commencing on the due date in June 2006 (following the
                                           initial two-year interest only period).

Princess II Building                  14   Occupancy Percentage, U/W Net Cash Flow, U/W NCF
                                           DSCR, Appraised Value, Cut-off Date LTV and Scheduled
                                           Maturity/ARD LTV were calculated based on the potential
                                           lease-up at the property (no potential tenants have been
                                           specifically identified). The potential lease-up was
                                           calculated based on a projected underwritten occupancy of
                                           90.0%. As of the rent roll dated September 10, 2004, the
                                           property was 70.5% leased (including 1,754 square feet of
                                           expansion space to be occupied by November 1, 2004). At
                                           closing, a letter of credit in the amount of $2,875,000 was delivered by the related borrower, representing proceeds
                                           allocable to the net cash flow differential between the
                                           current U/W Net Cash Flow and the projected U/W Net
                                           Cash Flow. Within 24 months of the origination date of the mortgage loan, the related borrower will have two
                                           opportunities to release the letter of credit, in whole or in part, upon the satisfaction of certain conditions contained in the loan documentation.

1933 Montana Avenue                   15   Occupancy Percentage, U/W Net Cash Flow and U/W
                                           DSCR were calculated based on executed leases with
                                           Progressive Life Center, Inc. (20,400 square feet total).
                                           Progressive Life Center, Inc. is in occupancy of 10,800
                                           square feet of its total space. According to the related
                                           borrower, 4,000 additional square feet is being built-out
                                           and Progressive Life Center, Inc. is expected to take
                                           occupancy of such space in October 2004, with a projected
                                           rent commencement date of January 1, 2005. According to
                                           the related borrower, tenant improvement work on the
                                           remaining 5,600 square feet of space has begun and
                                           Progressive Life Center, Inc. is expected to take occupancy in November 2004, with a projected rent commencement
                                           date of November 1, 2004.

FOOTNOTES TO ANNEX A-5 -- CONTINUED

                                             The amount of $457,422, representing one year of rent for
                                             the 4,000 square-foot and 5,600 square-foot spaces, and
                                             costs associated with any tenant improvements related to
                                             the 5,600 square-foot space, was escrowed at closing and
                                             will be required to be released upon Progressive Life
                                             Center, Inc. being in occupancy of both the 4,000
                                             square-foot and the 5,600 square-foot spaces, being open
                                             for business and paying full, unabated rent and delivering an estoppel acceptable to the lender. According to the
                                             borrower, upon Progressive Life Center, Inc. taking
                                             occupancy in October 2004, the mortgaged real property is
                                             expected to be 100.0% leased and 84.8% occupied.
                                             Currently the property is 100% leased and 73.9% occupied.

3700 Santa Fe Avenue                    16   Occupancy Percentage, U/W Net Cash Flow and U/W
                                             NCF DSCR were calculated based on an executed lease
                                             with Timber Rock Commercial Real Estate Services, Inc.
                                             ("Timber Rock") (3,940 square feet, lease expiration - July
                                             31, 2009), although the Timber Rock is not yet in
                                             occupancy. According to the related borrower, Timber
                                             Rock is expected to be in occupancy by November 1, 2004.
                                             The amount of $35,460 was escrowed at the closing of the
                                             mortgage loan, to be released upon certain conditions
                                             contained in the loan documentation. As of the rent roll
                                             dated August 3, 2004, the mortgaged real property was
                                             94.4% leased and 81.7% occupied.

North Dekalb Mall, A&P Portfolio,       17   Those mortgage loans have not closed or rate locked as of
Sierra Village, 7810-7870 & 7901-7963        the cut-off date and therefore, certain mortgage loan
Central Avenue                               characteristics, including the interest rate, have been
                                             estimated. As a result, certain statistical information in this prospectus supplement may change if those mortgage loans
                                             bear a different interest rate than estimated.

                                    ANNEX A-6
                     CERTAIN INFORMATION REGARDING RESERVES

                      [THIS PAGE INTENTIONALLY LEFT BLANK.]

                                                                     ANNEX A-6-1

                                        LB-UBS COMMERCIAL MORTGAGE TRUST 2004-C7

                                                                                                               INITIAL DEPOSIT
                                                                                                               TO THE DEFERRED
   CONTROL                                                         PROPERTY                                      MAINTENANCE
     NO.                      PROPERTY NAME                          TYPE                   SPECIFIC             ACCOUNT ($)
-----------------------------------------------------------------------------------------------------------------------------------

      1       One Lincoln Street                             Office                                                       0.00
      2       600 Third Avenue                               Office                                               6,863,828.72 (3)
      3       Westfield Shoppingtown Mission Valley          Retail                     Regional Mall                     0.00
      4       Montgomery Mall                                Retail                     Regional Mall                     0.00
      5       World Apparel Center                           Office                                                       0.00
      6       200 North LaSalle Street                       Office                                                       0.00
      7       2100 Pennsylvania Avenue                       Office                                                       0.00
      8       Carson Valley Plaza                            Retail                     Anchored                          0.00
      9       North Dekalb Mall                              Retail                     Regional Mall                     0.00
     10       Guam Multifamily                               Multifamily                Various                      52,750.00
     11       Wind Point Shopping Center                     Retail                     Anchored                          0.00
     12       Richard's of Greenwich                         Retail                     Anchored                          0.00
     13       International Residences                       Multifamily                                                  0.00
     14       585 Stewart Avenue                             Office                                                       0.00
     15       Savannah at Citrus Park                        Multifamily                                                  0.00
     16       Center Office Building                         Office                                                       0.00
     17       Southway Shopping Center                       Retail                     Anchored                     53,855.00
     18       Wellington Plaza                               Retail                     Unanchored                        0.00
     19       626 Wilshire Boulevard                         Office                                                 400,000.00
     20       1901 State Road 240                            Industrial/Warehouse                                         0.00
     21       Pueblo Del Sol Mobile Home Park                Mobile Home Park                                             0.00
     22       2054, 2070 & 2094 Redlands Boulevard           Retail                     Anchored                        263.00
     23       Palmetto Place Apartments                      Multifamily                                                  0.00
     24       Kimco Portfolio - Enchanted Forest             Retail                     Anchored                          0.00
     25       Mitchell's of Westport                         Retail                     Anchored                          0.00
     26       Post Oak Apartments                            Multifamily                                             60,875.00
     27       A&P Portfolio                                  Retail                     Anchored                          0.00
     28       Seventh Street Office                          Office                                                   6,813.00
     29       Kimco Portfolio - Wilkens Beltway Plaza        Retail                     Anchored                          0.00
     30       PGA Commons Parcel 3 East A & B                Retail                     Unanchored                        0.00
     31       Doral Executive                                Office                                                       0.00
     32       Hampton Woods Apartments                       Multifamily                                            201,591.00
     33       West 6th Avenue                                Retail                     Unanchored                        0.00
     34       Millpond Village Apartments                    Multifamily                                                  0.00
     35       Shadow Valley Apartments                       Multifamily                                             63,750.00
     36       Villa Vista Apartments                         Multifamily                                              3,750.00
     37       Sierra Village                                 Retail                     Anchored                          0.00
     38       7810-7870 & 7901-7963 Central Avenue           Retail                     Various                       7,500.00
     39       Princess II Building                           Office                                                       0.00
     40       Boca Industrial Building                       Industrial/Warehouse                                    23,375.00
     41       Kimco Portfolio - Perry Hall Super Fresh       Retail                     Anchored                          0.00
     42       Plazas at The Parkway                          Office                                                       0.00
     43       103rd Street Plaza                             Retail                     Unanchored                   11,125.00
     44       Frontier Self Storage                          Self Storage                                                 0.00
     45       Orangewood Plaza                               Office                                                       0.00
     46       Marketplace at Tamarac                         Retail                     Unanchored                        0.00
     47       Harbor Village Shopping Center                 Retail                     Anchored                    132,500.00
     48       South Peoria Office Buildings                  Office                                                       0.00
     49       Presidential Plaza                             Retail                     Unanchored                    3,750.00
     50       Valle Vista Shopping Center                    Retail                     Unanchored                    3,094.00
     51       Palmetto Palms Business Park II                Industrial/Warehouse                                         0.00
     52       Spring Ridge Plaza                             Retail                     Anchored                     23,250.00
     53       A-American Self Storage                        Self Storage                                                 0.00
     54       Ohio 190 Business Park                         Office                                                       0.00
     55       Sun Terra Apartments                           Multifamily                                                  0.00
     56       Walgreens - Norfolk                            Retail                     Anchored                     10,000.00
     57       95 East Putnam Avenue                          Office                                                       0.00
     58       Startown Crossing                              Retail                     Anchored                          0.00
     59       Fishers Town Center                            Retail                     Unanchored                        0.00
     60       Walgreens - Portsmouth                         Retail                     Anchored                     10,000.00
     61       1933 Montana Avenue                            Office                                                       0.00
     62       Eckerd - Pittsburgh                            Retail                     Anchored                          0.00
     63       41-51 West Fordham Road                        Retail                     Anchored                     11,250.00
     64       Corona Self Storage                            Self Storage                                                 0.00
     65       Executive Plaza - Waco                         Office                                                  11,500.00
     66       Sea Oats Plantation I                          Multifamily                                             18,125.00
     67       Midvale Park                                   Retail                     Unanchored                        0.00
     68       Reserve at Cinco Ranch                         Retail                     Unanchored                        0.00
     69       Garrison Ridge                                 Retail                     Anchored                     19,205.00
     70       Oasis Apartments                               Multifamily                                              3,125.00
     71       Glendale Center                                Retail                     Unanchored                    6,000.00
     72       U-Stor-It Self Storage                         Self Storage                                                 0.00
     73       Tara Oaks Apartments                           Multifamily                                              6,250.00
     74       CVS - Mobile                                   Retail                     Anchored                          0.00
     75       3700 Santa Fe Avenue                           Office                                                       0.00
     76       Society Turn Business Center                   Industrial/Warehouse                                         0.00
     77       The Overlook                                   Retail                     Unanchored                        0.00
     78       CVS-Tampa                                      Retail                     Anchored                          0.00
     79       9115 Digital Drive                             Industrial/Warehouse                                         0.00
     80       Flamingo Medical Office                        Office                                                       0.00
     81       Hidden Hollow Apartments                       Multifamily                                             25,613.00
     82       Pecan Creek                                    Retail                     Unanchored                    4,000.00
     83       Andover Courtyard Apartments                   Multifamily                                                  0.00
     84       Kohl's Plaza Outparcel                         Retail                     Unanchored                        0.00
     85       Druid Hills Storage                            Self Storage                                             4,562.50
     86       Stonegate Mobile Home Park                     Mobile Home Park                                             0.00
     87       Huszti Building                                Office                                                   3,125.00
     88       Fullerton Mini Storage                         Self Storage                                            12,500.00
     89       Walgreens - Nashville                          Retail                     Anchored                          0.00
     90       Eastgate Plaza                                 Retail                     Unanchored                      750.00
     91       Town Center Storage                            Self Storage                                             1,000.00

                       ANNUAL DEPOSIT                ANNUAL                  CURRENT              AS OF
                     TO THE REPLACEMENT          DEPOSIT TO THE           BALANCE OF THE         DATE OF
   CONTROL                 RESERVE                   TI & LC                 TI & LC             TI & LC
     NO.                 ACCOUNT ($)               ACCOUNT ($)             ACCOUNT ($)           ACCOUNT
---------------------------------------------------------------------------------------------------------------

      1                    105,056.16 (1)               0.00 (2)                 0.00          September-04
      2                     63,576.00 (3)       1,059,540.00 (3)                 0.00 (3)      September-04
      3                          0.00 (4)               0.00 (4)                 0.00 (4)      September-04
      4                          0.00                   0.00                     0.00          September-04
      5                    129,300.00 (5)       1,438,380.00 (5)                 0.00 (5)      September-04
      6                          0.00 (6)               0.00 (6)(7)              0.00 (6)(7)   September-04
      7                     90,836.76                   0.00 (8)                 0.00 (8)      September-04
      8                     28,000.00 (9)          80,000.00 (9)                 0.00 (9)      September-04
      9                          0.00                   0.00                     0.00          September-04
     10                    191,995.20                   0.00                     0.00          September-04
     11                     40,862.40                   0.00                     0.00          September-04
     12                          0.00 (10)         16,782.96 (10)           14,901.82 (10)     September-04
     13                    107,400.00                   0.00                     0.00          September-04
     14                     28,932.00 (11)        180,000.00 (11)          200,108.49 (11)     September-04
     15                     66,000.00                   0.00                     0.00          September-04
     16                     56,568.00             198,888.00 (12)          250,000.00 (12)     September-04
     17                     30,696.00              70,404.00                11,734.49          September-04
     18                     63,699.24             190,721.04                47,680.26          September-04
     19                     37,200.00             180,000.00             2,620,000.00          September-04
     20                    194,400.00             150,000.00                     0.00          September-04
     21                     22,550.00                   0.00                     0.00          September-04
     22                     14,549.52              34,875.72 (13)            2,906.31 (13)     September-04
     23                    116,895.96                   0.00                     0.00          September-04
     24                          0.00                   0.00 (14)                0.00 (14)     September-04
     25                          0.00 (15)          8,217.00 (15)           13,522.83 (15)     September-04
     26                     73,584.00                   0.00                     0.00          September-04
     27                          0.00 (16)              0.00 (16)          500,000.00 (16)     September-04
     28                     13,181.04             134,423.04               260,263.84          September-04
     29                     33,000.00                   0.00 (17)                0.00 (17)     September-04
     30                      3,779.64              24,999.96                     0.00          September-04
     31                     15,254.16             100,000.00                     0.00          September-04
     32                     61,987.56                   0.00                     0.00          September-04
     33                     66,635.76                   0.00                     0.00          September-04
     34                     45,500.04                   0.00                     0.00          September-04
     35                     62,499.96                   0.00                     0.00          September-04
     36                     52,500.00                   0.00                     0.00          September-04
     37                          0.00                   0.00                     0.00          September-04
     38                     22,680.00              50,000.00 (18)          200,000.00 (18)     September-04
     39                     11,800.00 (19)         59,000.00                     0.00          September-04
     40                     14,869.92 (20)         30,000.00 (20)          322,500.00 (20)     September-04
     41                      9,759.00                   0.00 (21)                0.00 (21)     September-04
     42                      6,606.12              18,492.00                12,500.00          September-04
     43                      9,765.12              39,999.96                 3,333.33          September-04
     44                     13,885.00                   0.00                     0.00          September-04
     45                     16,164.00             113,004.00 (22)          350,000.00 (22)     September-04
     46                     10,974.48              27,000.00                 6,750.00          September-04
     47                     14,536.08              49,899.00               100,000.00          September-04
     48                     17,832.00              61,680.00 (23)          260,280.00 (23)     September-04
     49                      6,132.00                   0.00                41,000.00 (24)     September-04
     50                      6,066.00              24,840.00                28,523.00          September-04
     51                      5,603.10 (25)         20,000.00 (25)            3,333.59          September-04
     52                      6,063.12              20,364.96                50,000.00          September-04
     53                      7,500.00                   0.00                     0.00          September-04
     54                      5,850.00              29,250.00                27,437.50          September-04
     55                     30,000.00                   0.00                     0.00          September-04
     56                          0.00                   0.00                     0.00          September-04
     57                      2,178.00              20,400.00 (26)            1,700.00          September-04
     58                      4,378.20               9,999.96                20,000.00          September-04
     59                      2,448.00              22,032.00                 3,672.00          September-04
     60                          0.00                   0.00                     0.00          September-04
     61                      7,360.00              10,000.00               457,422.00          September-04
     62                      2,071.92               6,906.96                     0.00          September-04
     63                      1,286.40               8,576.00                     0.00          September-04
     64                      9,367.68                   0.00                     0.00          September-04
     65                     11,895.00              56,922.00                18,974.00          September-04
     66                     29,232.00                   0.00                     0.00          September-04
     67                      4,404.96              15,650.04                 1,305.00          September-04
     68                      3,240.00              10,574.04 (27)              881.17          September-04
     69                      3,713.04              12,700.00                     0.00          September-04
     70                     20,400.00                   0.00                     0.00          September-04
     71                     10,490.16              19,031.04                 3,171.84          September-04
     72                      8,987.04                   0.00                     0.00          September-04
     73                     31,500.00                   0.00                     0.00          September-04
     74                      1,518.75                   0.00                     0.00          September-04
     75                      6,202.44              29,157.00                 2,429.75          September-04
     76                      4,212.00              14,037.00                29,243.75          September-04
     77                      1,890.96              12,606.00                 3,151.50          September-04
     78                      1,636.20                   0.00 (28)                0.00          September-04
     79                      6,600.00              20,240.04                 1,686.67          September-04
     80                      8,400.00                   0.00                37,500.00          September-04
     81                     35,000.04                   0.00                     0.00          September-04
     82                      1,137.00              11,700.00                   975.00          September-04
     83                     16,000.00                   0.00                     0.00          September-04
     84                      1,492.92              10,812.96                     0.00          September-04
     85                      5,610.00                   0.00                     0.00          September-04
     86                      6,600.00                   0.00                     0.00          September-04
     87                      2,143.80              14,324.00                75,000.00          September-04
     88                      4,740.00                   0.00                     0.00          September-04
     89                      1,500.00                   0.00                     0.00          September-04
     90                     10,203.96              24,999.96                 2,083.33          September-04
     91                      8,910.00                   0.00                     0.00          September-04

FOOTNOTES TO ANNEX A-6

One Lincoln Street               1   Monthly replacement deposit shall be (i) $8,754.68 through and including February 11, 2014, (ii) $17,509.37 from and
                                     including March 11, 2014 through and including February
                                     11, 2019, and (iii) $26,264.05 for each month thereafter.

One Lincoln Street               2   In connection with the One Lincoln Street Borrower's
                                     acquisition of the One Lincoln Street Mortgaged Property,
                                     certain funds in the aggregate amount of $21,187,685 were
                                     set aside by the prior property owner for unfunded tenant
                                     allowances and completion of certain unfinished portions
                                     of the building. The funds are held in unfunded tenant
                                     allowance accounts, which escrow accounts are not
                                     controlled by the One Lincoln Street Loan Pair
                                     mortgagees and are not collateral for the One Lincoln
                                     Street Loan Pair.

600 Third Avenue                 3   Upon the occurrence of an event of default or if the
                                     DSCR falls below 1.15x, borrower must make monthly
                                     deposits into the capital expenditure and TI/LC accounts in the amounts of $5,298 and $88,295 respectively. An upfront deposit in the aggregate amount of $6,863,828.72 was
                                     collected for capital expenditures, TI/LCs and, up to
                                     $2,100,272 only, for operating expenses.

Westfield Shoppingtown Mission   4   Westfield America, Inc. guarantees payment of $1.20 psf
Valley                               per annum on in-line space for TI/LC's and CapEx. In the
                                     event of default, or if the DSCR falls below 1.05x based on an assumed constant of 9.00%, the related borrower is
                                     required make annual on-going deposits of $1.20 psf.

World Apparel Center             5   Upon the occurrence of an event of default or if the net
                                     operating income falls below $25,500,000, borrower must
                                     make monthly deposits into the Replacement and TI/LC
                                     accounts. In addition, commencing on April 7, 2011,
                                     borrower must make monthly deposits into the TI/LC
                                     account in the amount of $20 per square foot for Jones
                                     Apparel Group Inc.'s space if its lease is not renewed or
                                     the space is not re-leased.

200 North LaSalle Street         6   The related borrower has provided, in the form of a letter of credit, a $155,000 replacement reserve. Such
                                     replacement reserve is not available for disbursements to
                                     the related borrower during the term of the loan. The
                                     related borrower has also provided, in the form of a letter of credit, an $825,000 TI/LC reserve, which is available for disbursement only with respect to the replacement of 4
                                     leases that contain termination options exercisable by the tenant. No ongoing TI/LC or replacement reserves are
                                     required. In addition to the $825,000 TI/LC reserve, the
                                     sponsor will guarantee a balance of $1,000,000 will be in an additional general leasing reserve at the maturity date of the mortgage loan. The related borrower also provided the
                                     lender with a $3,000,000 letter of credit for certain
                                     specified unfunded landlord obligations with respect to
                                     TI/LC's, which is not required to be disbursed unless and
                                     until the total amount of such unfunded landlord

FOOTNOTES TO ANNEX A-6 -- CONTINUED

                                          obligations (which, at closing, exceeded $3,000,000) is
                                          reduced to $3,000,000.
                                          Additionally, the sponsor guarantees the full payment of
                                          the specified unfunded landlord obligations with respect to
                                          TI/LC's that exceed the $3,000,000 for which the letter of credit was provided.

200 North LaSalle Street             7    The Travelers Indemnity Company (97,116 square feet,
                                          lease expiration April 30, 2011) may terminate its lease on
                                          November 30, 2009 subject to making a termination
                                          payment. The sponsor has provided the lender with a
                                          guaranty for TI/LC expenses in the amount of $40 per
                                          square foot in the event that such termination option is
                                          exercised. Such guaranty also covers three additional
                                          tenants, totaling 63,411 square feet, each of which has
                                          termination options contained in their leases.

2100 Pennsylvania Avenue             8    The borrower, The George Washington University,
                                          guarantees payment of TI/LC costs associated with the
                                          lease rollovers of Sughrue Mion, PLLC, and Kaiser
                                          Permanente.

Carson Valley Plaza                  9    Monthly replacement deposit and monthly TI/LC deposit
                                          shall not be required so long as the sponsor delivers a
                                          guaranty of payment of the loan with liabilities limited to
                                          $540,000.

Richard's of Greenwich               10   The current balance of the TI/LC account includes an
                                          upfront replacement deposit in the amount of $13,500. The
                                          monthly TI/LC deposit shall not be required in the event
                                          that Richard's of Greenwich closes its business and the
                                          balance on deposit in the account exceeds $2,797.16.

585 Stewart Avenue                   11   TI/LC reserves are capped at $500,000. Cap-ex reserves are capped at $30,000.

Center Office Building               12   The monthly TI/LC deposit shall not be required during
                                          such times as the balance on deposit in the account
                                          exceeds $100,000 and tenants totaling at least 93% of the
                                          gross leasable area are in occupancy, paying rent and
                                          conducting normal business operations for a period of
                                          three consecutive months.

2054, 2070 & 2094 Redlands           13   Upon the renewal of the Food 4 Less lease, any funds in
Boulevard                                 excess of $125,000 in the TI/LC account shall be returned
                                          to the borrower.

Kimco Portfolio - Enchanted Forest   14   Lease rollover reserve triggered by Safeway, Inc.,
                                          bankruptcy, going dark, terminating lease or failing to
                                          renew lease, or the DSCR falling below 1.25x. The
                                          monthly deposit is to equal the net cash flow until the
                                          balance on deposit in the account equals $500,930, if
                                          triggered by a Safeway, Inc., action or inaction; and would equal net cash flow until the total reserve amount equals
                                          $1,462,374, if triggered by the DSCR falling below 1.25x.

Mitchell's of Westport               15   The current balance of the TI/LC account includes an
                                          upfront replacement deposit in the amount of $12,835. The
                                          monthly TI/LC deposit shall not be required in the event
                                          that Mitchell's of Westport closes its business and the
                                          balance on deposit in the account exceeds $1,369.50.

FOOTNOTES TO ANNEX A-6 -- CONTINUED

A&P Portfolio                        16   In lieu of monthly escrow deposits for TI/LC's and
                                          replacement reserves, the amount of $500,000 was
                                          escrowed on the closing date of the mortgage loan.

Kimco Portfolio - Wilkens Beltway    17   Lease rollover reserve triggered by Giant of Maryland,
Plaza                                     Inc., bankruptcy, going dark, terminating lease or failing to renew lease. If triggered, the monthly reserve amount
                                          would equal the then regular monthly installment of rent
                                          under the lease to Giant of Maryland, Inc., or $37,741.

7810-7870 & 7901-7963 Central        18   $200,000 was deposited into the TI/LC account at the
Avenue                                    closing of the mortgage loan. If Family Furniture (83,800
                                          square feet, lease expiration February 28, 2007) renews its lease subject to its three-year extension option, such
                                          $200,000 escrow is required to be released to the related
                                          borrower. If Family Furniture does not renew its lease
                                          prior to May 2006 (or if at anytime Family Furniture does
                                          not renew, goes dark, or declares bankruptcy), the related borrower will be required to post a letter of credit in the amount of $500,000. If the related borrower fails to post
                                          such letter of credit, the mortgage loan will become fully recourse to the principals of the related borrower.
                                          Additionally, in May 2006, if Family Furniture does not
                                          renew its lease (or anytime Family Furniture does not
                                          renew, goes dark, or declares bankruptcy), a sweep of all
                                          excess cash flow will immediately commence and be
                                          funded into the TI/LC reserve account. Such letter of
                                          credit and all excess cash flow swept will be required to be released to the related borrower upon Family Furniture's
                                          renewal of its lease or upon another tenant, acceptable to lender, replacing Family Furniture and commencing paying
                                          rent.

Princess II Building                 19   Ongoing replacement reserves will be required on a
                                          monthly basis in the amount of $983, not to exceed the
                                          aggregate amount of $35,400.

Boca Industrial Building             20   The monthly replacement deposit shall not be required
                                          during such times as the balance on deposit in the account exceeds $75,000. In addition, the current balance of the
                                          TI/LC account includes upfront deposits of $100,000 and
                                          $220,000 for leasing account I and leasing account II
                                          respectively. The monthly TI/LC deposit shall not be
                                          required during such times as the balance on deposit in
                                          leasing account I exceeds $300,000.

Kimco Portfolio - Perry Hall Super   21   Lease rollover reserve triggered by Super Fresh
Fresh                                     bankruptcy, going dark, terminating lease or failing to
                                          renew lease. If triggered, the monthly reserve amount
                                          would equal net cash flow until the total reserve amount
                                          equals: the sum of all unamortized tenant improvement
                                          costs for Super Fresh and other amounts payable to Super
                                          Fresh in order to recapture the Super Fresh premises; and
                                          an amount equal to $10.00 times the number of square feet
                                          leased to Super Fresh at that time.

FOOTNOTES TO ANNEX A-6 -- CONTINUED

Orangewood Plaza                  22   Commencing on January 1, 2008, the monthly TI/LC
                                       deposit shall not be required if the balance on deposit in the account exceeds $450,000.

South Peoria Office Buildings     23   The monthly TI/LC deposit shall not be required in the
                                       event that Equant Marketing Group, Inc. renews its lease
                                       or if a replacement tenant signs a lease for the space
                                       currently occupied by Equant and the balance on deposit
                                       in the account exceeds $200,000.

Presidential Plaza                24   The amount of $41,000 was escrowed at the closing of the
                                       mortgage loan for TI/LC's. No ongoing TI/LC reserves are
                                       required.

Palmetto Palms Business Park II   25   TI/LC reserves are capped at $85,000 and replacement
                                       reserves are capped at $20,000.

95 East Putnam Avenue             26   TI/LC reserves are capped at $100,000.

Reserve at Cinco Ranch            27   The monthly TI/LC deposit shall not exceed $.50 psf of
                                       gross leasable space per year.

CVS - Tampa                       28   No TI/LC reserves are required unless (a) the senior
                                       unsecured debt rating of CVS Corporation (the guarantor
                                       of the lease) is less than "BBB" by S&P, (b) CVS
                                       Corporation is no longer rated, or (c) S&P no longer rates
                                       CVS Corporation.

                                     ANNEX B
              CERTAIN INFORMATION REGARDING MULTIFAMILY PROPERTIES

                      [THIS PAGE INTENTIONALLY LEFT BLANK.]

                                  LB-UBS COMMERCIAL MORTGAGE TRUST 2004-C7

 CONTROL                   PROPERTY                                         CUT-OFF DATE   UTILITIES PAID
   NO.                       NAME                         COUNTY             BALANCE ($)     BY TENANT
------------------------------------------------------------------------------------------------------------

    10     Guam Multifamily (1)                      NAP                      24,000,000        Yes
   10a     Cinema Apartments                         NAP                                        Yes
   10b     EDC Apartments                            NAP                                        Yes
   10c     Elyza Apartments                          NAP                                        Yes
   10d     Harmon Villa Gardens                      NAP                                        Yes
   10e     Oceanview Apartments                      NAP                                        Yes
   10f     Sunrise Apartments                        NAP                                        Yes
   10g     Villa Del Carmen Apartments               NAP                                        Yes
   10h     Delmar Condos                             NAP                                        Yes
   10i     Double D Farenholt Condos                 NAP                                        Yes
   10j     Marianas Terrace Homes                    NAP                                        Yes
   10k     Perez Garden Homes                        NAP                                        Yes
   10l     Villa Rosario Condos                      NAP                                        Yes
   10m     Marine Drive Exchange                     NAP                                        N/A
    13     International Residences                  Williamson               20,600,000        Yes
    15     Savannah at Citrus Park                   Hillsborough             15,720,000        Yes
    21     Pueblo Del Sol Mobile Home Park           Clark                    12,573,627        Yes
    23     Palmetto Place Apartments                 Miami-Dade               11,923,668        Yes
    26     Post Oak Apartments                       Cleveland                10,000,000        Yes
    32     Hampton Woods Apartments                  Cleveland                 8,000,000        Yes
    34     Millpond Village Apartments               Conconino                 7,792,025        Yes
    35     Shadow Valley Apartments                  Bexar                     7,600,000        Yes
    36     Villa Vista Apartments                    Dallas                    7,224,399        Yes
    55     Sun Terra Apartments                      Lee                       3,900,000        Yes
    66     Sea Oats Plantation I                     Duval                     3,300,000        Yes
    70     Oasis Apartments                          Dallas                    3,060,000        Yes
    73     Tara Oaks Apartments                      Harris                    2,994,391        Yes
    81     Hidden Hollow Apartments                  Tarrant                   2,200,000        Yes
    83     Andover Courtyard Apartments              Lake                      1,914,898        Yes
    86     Stonegate Mobile Home Park                Bexar                     1,597,663        Yes

 CONTROL                             UTILITIES PAID                                 # OF      AVG. RENT       # OF
   NO.                                 BY TENANT                                    PADS       PADS ($)      STUDIOS
--------------------------------------------------------------------------------------------------------------------

    10     Electric, Water                                                             0              0           0
   10a     Electric, Water                                                             0              0           0
   10b     Electric, Water                                                             0              0           0
   10c     Electric, Water                                                             0              0           0
   10d     Electric, Water                                                             0              0           0
   10e     Electric, Water                                                             0              0           0
   10f     Electric, Water                                                             0              0           0
   10g     Electric, Water                                                             0              0           0
   10h     Electric, Water                                                             0              0           0
   10i     Electric, Water                                                             0              0           0
   10j     Electric, Water                                                             0              0           0
   10k     Electric, Water                                                             0              0           0
   10l     Electric, Water                                                             0              0           0
   10m     N/A                                                                       N/A            N/A         N/A
    13     Electric, Water, Sewer, Gas                                                 0              0         131
    15     Electric, Water, Sewer, Gas                                                 0              0           0
    21     Electric, Water, Sewer, Gas                                               453            551           0
    23     Electric                                                                    0              0           0
    26     Electric                                                                    0              0          48
    32     Electric, Water                                                             0              0           0
    34     Electric, Gas                                                               0              0           0
    35     Electric, Water, Sewer                                                      0              0           0
    36     Electric, Water, Sewer, Gas                                                 0              0           0
    55     Electric, Gas                                                               0              0           0
    66     Electric, Water, Sewer                                                      0              0           0
    70     Electric                                                                    0              0           0
    73     Electric, Water, Sewer, Gas                                                 0              0          16
    81     Rental 1-Water; Rental 2-Electric, Water, Sewer; Rental-3 to 6 Electric     0              0           0
    83     Electric                                                                    0              0           0
    86     Electric, Water, Sewer, Gas                                               132            225           0

 CONTROL         AVG. RENT        # OF 1           AVG. RENT           # OF 2          AVG. RENT          # OF 3
   NO.          STUDIOS ($)      BEDROOMS        1 BEDROOMS ($)       BEDROOMS      2 BEDROOMS ($)       BEDROOMS
------------------------------------------------------------------------------------------------------------------

    10                 0              110                  437            340                 777              51
   10a                 0                0                    0             30                 852               0
   10b                 0               20                  389              8                 492               0
   10c                 0                0                    0             24                 638               0
   10d                 0               90                  448             81                 758               0
   10e                 0                0                    0             21                 641               0
   10f                 0                0                    0             80                 620              12
   10g                 0                0                    0             48               1,211               0
   10h                 0                0                    0             38                 662               0
   10i                 0                0                    0              8                 879              17
   10j                 0                0                    0              0                   0               0
   10k                 0                0                    0              0                   0              12
   10l                 0                0                    0              2               1,100              10
   10m               N/A              N/A                  N/A            N/A                 N/A             N/A
    13               420               66                  555            112                 789             198
    15                 0              144                  721             96                 891              24
    21                 0                0                    0              0                   0               0
    23                 0              200                  783            216                 969               0
    26               427              144                  489            112                 614               0
    32                 0              128                  436            120                 539               0
    34                 0               93                  546             89                 675               0
    35                 0              192                  544             58                 717               0
    36                 0              168                  484             42                 690               0
    55                 0               37                  554             71                 624              12
    66                 0               32                  536             64                 637              16
    70                 0               45                  494             57                 586               0
    73               468               88                  507             22                 640               0
    81                 0              132                  374              8                 593               0
    83                 0               50                  466             14                 596               0
    86                 0                0                    0              0                   0               0

 CONTROL         AVG. RENT       # OF 4        AVG. RENT      # OF COMMERCIAL         AVG. RENT                     TOTAL
   NO.        3 BEDROOMS ($)    BEDROOMS    4 BEDROOMS ($)         UNITS         COMMERCIAL UNITS ($)   ELEVATOR    UNITS
-------------------------------------------------------------------------------------------------------------------------

    10               1,062            6             1,375                  0                      0     No           507
   10a                   0            0                 0                  0                      0     No            30
   10b                   0            0                 0                  0                      0     No            28
   10c                   0            0                 0                  0                      0     No            24
   10d                   0            0                 0                  0                      0     No           171
   10e                   0            0                 0                  0                      0     No            21
   10f               1,175            0                 0                  0                      0     No            92
   10g                   0            0                 0                  0                      0     No            48
   10h                   0            0                 0                  0                      0     No            38
   10i                 875            0                 0                  0                      0     No            25
   10j                   0            3             1,350                  0                      0     No             3
   10k               1,140            0                 0                  0                      0     No            12
   10l               1,200            3             1,400                  0                      0     No            15
   10m                 N/A          N/A               N/A                N/A                    N/A    N/A        54,377
    13                 904            0                 0                  3                    195     No           510
    15               1,100            0                 0                  0                      0     No           264
    21                   0            0                 0                  0                      0     No           453
    23                   0            0                 0                  0                      0     No           416
    26                   0            0                 0                  0                      0     No           304
    32                   0            0                 0                  0                      0     No           248
    34                   0            0                 0                  0                      0     No           182
    35                   0            0                 0                  0                      0     No           250
    36                   0            0                 0                  0                      0     No           210
    55                 725            0                 0                  0                      0     No           120
    66                 814            0                 0                  0                      0     No           112
    70                   0            0                 0                  0                      0     No           102
    73                   0            0                 0                  0                      0     No           126
    81                   0            0                 0                  0                      0     No           140
    83                   0            0                 0                  0                      0     No            64
    86                   0            0                 0                  0                      0    N/A           132

                                    ANNEX C-1
                               PRICE/YIELD TABLES

                      [THIS PAGE INTENTIONALLY LEFT BLANK.]

                                    ANNEX C-2
                                DECREMENT TABLES

                      [THIS PAGE INTENTIONALLY LEFT BLANK.]

                                                                     Annex C-2-1

   PERCENTAGES OF THE INITIAL CERTIFICATE BALANCE OF THE CLASS A-1 CERTIFICATES

                                                     0% CPR DURING LOP, YMP OR DECLINING PREMIUM -
                                                              OTHERWISE AT INDICATED CPR
                                    --------------------------------------------------------------------------------
DISTRIBUTION DATE                    0% CPR            25% CPR          50% CPR          75% CPR         100% CPR
-------------------                 ------------     ------------     ------------     ------------     ------------

Initial Percentage ................      100%             100%             100%             100%             100%
October 2005 ......................       84               84               84               84               84
October 2006 ......................       67               67               67               67               67
October 2007 ......................       46               46               46               46               46
October 2008 ......................       24               24               24               24               24
October 2009 and thereafter .......        0                0                0                0                0

Weighted Average Life (in years) ..     2.70             2.68             2.68             2.67             2.67

                                                                     Annex C-2-2

 PERCENTAGES OF THE INITIAL CERTIFICATE BALANCE OF THE CLASS A-2 CERTIFICATES

                                                     0% CPR DURING LOP, YMP OR DECLINING PREMIUM -
                                                              OTHERWISE AT INDICATED CPR
                                    --------------------------------------------------------------------------------
DISTRIBUTION DATE                    0% CPR            25% CPR          50% CPR          75% CPR         100% CPR
-------------------                 ------------     ------------     ------------     ------------     ------------

Initial Percentage ................      100%             100%             100%             100%             100%
October 2005 ......................      100              100              100              100              100
October 2006 ......................      100              100              100              100              100
October 2007 ......................      100              100              100              100              100
October 2008 ......................      100              100              100              100              100
October 2009 ......................        1                1                1                1                1
October 2010 and thereafter .......        0                0                0                0                0

Weighted Average Life (in years) ..     4.94             4.92             4.89             4.84             4.59

                                                                     Annex C-2-3

    PERCENTAGES OF THE INITIAL CERTIFICATE BALANCE OF THE CLASS A-3 CERTIFICATES

                                                     0% CPR DURING LOP, YMP OR DECLINING PREMIUM -
                                                              OTHERWISE AT INDICATED CPR
                                    --------------------------------------------------------------------------------
DISTRIBUTION DATE                    0% CPR            25% CPR          50% CPR          75% CPR         100% CPR
-------------------                 ------------     ------------     ------------     ------------     ------------

Initial Percentage ................      100%             100%             100%             100%             100%
October 2005 ......................      100              100              100              100              100
October 2006 ......................      100              100              100              100              100
October 2007 ......................      100              100              100              100              100
October 2008 ......................      100              100              100              100              100
October 2009 ......................      100              100              100              100              100
October 2010 ......................       50               48               46               41                6
October 2011 and thereafter .......        0                0                0                0                0

Weighted Average Life (in years) ..     5.99             5.94             5.89             5.85             5.71

                                                                     Annex C-2-4

  PERCENTAGES OF THE INITIAL CERTIFICATE BALANCE OF THE CLASS A-4 CERTIFICATES

                                                     0% CPR DURING LOP, YMP OR DECLINING PREMIUM -
                                                              OTHERWISE AT INDICATED CPR
                                    --------------------------------------------------------------------------------
DISTRIBUTION DATE                    0% CPR            25% CPR          50% CPR          75% CPR         100% CPR
-------------------                 ------------     ------------     ------------     ------------     ------------

Initial Percentage ................      100%             100%             100%             100%             100%
October 2005 ......................      100              100              100              100              100
October 2006 ......................      100              100              100              100              100
October 2007 ......................      100              100              100              100              100
October 2008 ......................      100              100              100              100              100
October 2009 ......................      100              100              100              100              100
October 2010 ......................      100              100              100              100              100
October 2011 ......................       32               32               32               32               32
October 2012 and thereafter .......        0                0                0                0                0

Weighted Average Life (in years) ..     6.97             6.96             6.94             6.90             6.80

                                                                     Annex C-2-5

    PERCENTAGES OF THE INITIAL CERTIFICATE BALANCE OF THE CLASS A-5 CERTIFICATES

                                                     0% CPR DURING LOP, YMP OR DECLINING PREMIUM -
                                                              OTHERWISE AT INDICATED CPR
                                    --------------------------------------------------------------------------------
DISTRIBUTION DATE                    0% CPR            25% CPR          50% CPR          75% CPR         100% CPR
-------------------                 ------------     ------------     ------------     ------------     ------------

Initial Percentage ................      100%             100%             100%             100%             100%
October 2005 ......................      100              100              100              100              100
October 2006 ......................      100              100              100              100              100
October 2007 ......................      100              100              100              100              100
October 2008 ......................      100              100              100              100              100
October 2009 ......................      100              100              100              100              100
October 2010 ......................      100              100              100              100              100
October 2011 ......................      100              100              100              100              100
October 2012 ......................       80               79               78               77               56
October 2013 ......................       18               18               18               18               18
October 2014 and thereafter .......        0                0                0                0                0

Weighted Average Life (in years) ..     8.39             8.38             8.36             8.35             8.30

                                                                     Annex C-2-6

  PERCENTAGES OF THE INITIAL CERTIFICATE BALANCE OF THE CLASS A-6 CERTIFICATES

                                                     0% CPR DURING LOP, YMP OR DECLINING PREMIUM -
                                                              OTHERWISE AT INDICATED CPR
                                    --------------------------------------------------------------------------------
DISTRIBUTION DATE                    0% CPR            25% CPR          50% CPR          75% CPR         100% CPR
-------------------                 ------------     ------------     ------------     ------------     ------------

Initial Percentage ................      100%             100%             100%             100%             100%
October 2005 ......................      100              100              100              100              100
October 2006 ......................      100              100              100              100              100
October 2007 ......................      100              100              100              100              100
October 2008 ......................      100              100              100              100              100
October 2009 ......................      100              100              100              100              100
October 2010 ......................      100              100              100              100              100
October 2011 ......................      100              100              100              100              100
October 2012 ......................      100              100              100              100              100
October 2013 ......................      100              100              100              100              100
October 2014 and thereafter .......        0                0                0                0                0

Weighted Average Life (in years) ..     9.75             9.73             9.70             9.66             9.43

                                                                     Annex C-2-7

 PERCENTAGES OF THE INITIAL CERTIFICATE BALANCE OF THE CLASS A-1A CERTIFICATES

                                                     0% CPR DURING LOP, YMP OR DECLINING PREMIUM -
                                                              OTHERWISE AT INDICATED CPR
                                    --------------------------------------------------------------------------------
DISTRIBUTION DATE                    0% CPR            25% CPR          50% CPR          75% CPR         100% CPR
-------------------                 ------------     ------------     ------------     ------------     ------------

Initial Percentage ................      100%             100%             100%             100%             100%
October 2005 ......................       99               99               99               99               99
October 2006 ......................       99               99               99               99               99
October 2007 ......................       98               98               98               98               98
October 2008 ......................       96               96               96               96               96
October 2009 ......................       73               73               73               73               73
October 2010 ......................       71               71               71               71               71
October 2011 ......................       42               42               42               42               42
October 2012 ......................       41               41               41               41               41
October 2013 ......................       40               40               40               40               40
October 2014 and thereafter .......        0                0                0                0                0

Weighted Average Life (in years) ..     7.41             7.40             7.40             7.39             7.29

                                                                     Annex C-2-8

   PERCENTAGES OF THE INITIAL CERTIFICATE BALANCE OF THE CLASS B CERTIFICATES

                                                     0% CPR DURING LOP, YMP OR DECLINING PREMIUM -
                                                              OTHERWISE AT INDICATED CPR
                                    --------------------------------------------------------------------------------
DISTRIBUTION DATE                    0% CPR            25% CPR          50% CPR          75% CPR         100% CPR
-------------------                 ------------     ------------     ------------     ------------     ------------

Initial Percentage ................      100%             100%             100%             100%             100%
October 2005 ......................      100              100              100              100              100
October 2006 ......................      100              100              100              100              100
October 2007 ......................      100              100              100              100              100
October 2008 ......................      100              100              100              100              100
October 2009 ......................      100              100              100              100              100
October 2010 ......................      100              100              100              100              100
October 2011 ......................      100              100              100              100              100
October 2012 ......................      100              100              100              100              100
October 2013 ......................      100              100              100              100              100
October 2014 and thereafter .......        0                0                0                0                0

Weighted Average Life (in years) ..     9.95             9.95             9.95             9.95             9.78

                                                                     Annex C-2-9

   PERCENTAGES OF THE INITIAL CERTIFICATE BALANCE OF THE CLASS C CERTIFICATES

                                                     0% CPR DURING LOP, YMP OR DECLINING PREMIUM -
                                                              OTHERWISE AT INDICATED CPR
                                   --------------------------------------------------------------------------------
DISTRIBUTION DATE                    0% CPR            25% CPR          50% CPR          75% CPR         100% CPR
-------------------                 ------------     ------------     ------------     ------------     ------------

Initial Percentage ................      100%             100%             100%             100%             100%
October 2005 ......................      100              100              100              100              100
October 2006 ......................      100              100              100              100              100
October 2007 ......................      100              100              100              100              100
October 2008 ......................      100              100              100              100              100
October 2009 ......................      100              100              100              100              100
October 2010 ......................      100              100              100              100              100
October 2011 ......................      100              100              100              100              100
October 2012 ......................      100              100              100              100              100
October 2013 ......................      100              100              100              100              100
October 2014 and thereafter .......        0                0                0                0                0

Weighted Average Life (in years) ..     9.95             9.95             9.95             9.95             9.78

                                                                    Annex C-2-10

   PERCENTAGES OF THE INITIAL CERTIFICATE BALANCE OF THE CLASS D CERTIFICATES

                                                     0% CPR DURING LOP, YMP OR DECLINING PREMIUM -
                                                              OTHERWISE AT INDICATED CPR
                                    --------------------------------------------------------------------------------
DISTRIBUTION DATE                    0% CPR            25% CPR          50% CPR          75% CPR         100% CPR
-------------------                 ------------     ------------     ------------     ------------     ------------

Initial Percentage ................      100%             100%             100%             100%             100%
October 2005 ......................      100              100              100              100              100
October 2006 ......................      100              100              100              100              100
October 2007 ......................      100              100              100              100              100
October 2008 ......................      100              100              100              100              100
October 2009 ......................      100              100              100              100              100
October 2010 ......................      100              100              100              100              100
October 2011 ......................      100              100              100              100              100
October 2012 ......................      100              100              100              100              100
October 2013 ......................      100              100              100              100              100
October 2014 and thereafter .......        0                0                0                0                0

Weighted Average Life (in years) ..     9.95             9.95             9.95             9.95             9.82

                                                                    Annex C-2-11

   PERCENTAGES OF THE INITIAL CERTIFICATE BALANCE OF THE CLASS E CERTIFICATES

                                                     0% CPR DURING LOP, YMP OR DECLINING PREMIUM -
                                                              OTHERWISE AT INDICATED CPR
                                    --------------------------------------------------------------------------------
DISTRIBUTION DATE                    0% CPR            25% CPR          50% CPR          75% CPR         100% CPR
-------------------                 ------------     ------------     ------------     ------------     ------------

Initial Percentage ................      100%             100%             100%             100%             100%
October 2005 ......................      100              100              100              100              100
October 2006 ......................      100              100              100              100              100
October 2007 ......................      100              100              100              100              100
October 2008 ......................      100              100              100              100              100
October 2009 ......................      100              100              100              100              100
October 2010 ......................      100              100              100              100              100
October 2011 ......................      100              100              100              100              100
October 2012 ......................      100              100              100              100              100
October 2013 ......................      100              100              100              100              100
October 2014 ......................       21               15                7                0                0
October 2015 and thereafter .......        0                0                0                0                0

Weighted Average Life (in years) ..     9.97             9.96             9.96             9.95             9.90

                                                                    Annex C-2-12

   PERCENTAGES OF THE INITIAL CERTIFICATE BALANCE OF THE CLASS F CERTIFICATES

                                                     0% CPR DURING LOP, YMP OR DECLINING PREMIUM -
                                                              OTHERWISE AT INDICATED CPR
                                    --------------------------------------------------------------------------------
DISTRIBUTION DATE                    0% CPR            25% CPR          50% CPR          75% CPR         100% CPR
-------------------                 ------------     ------------     ------------     ------------     ------------

Initial Percentage ................       100%             100%             100%             100%             100%
October 2005 ......................       100              100              100              100              100
October 2006 ......................       100              100              100              100              100
October 2007 ......................       100              100              100              100              100
October 2008 ......................       100              100              100              100              100
October 2009 ......................       100              100              100              100              100
October 2010 ......................       100              100              100              100              100
October 2011 ......................       100              100              100              100              100
October 2012 ......................       100              100              100              100              100
October 2013 ......................       100              100              100              100              100
October 2014 ......................       100              100              100               96               26
October 2015 and thereafter .......         0                0                0                0                0

Weighted Average Life (in years) ..     10.03            10.03            10.03            10.03             9.97

                                     ANNEX D
                         FORM OF PAYMENT DATE STATEMENT

                  [THIS PAGE INTENTIONALLY LEFT BLANK.]

ABN AMRO                                    LB-UBS COMMERCIAL MORTGAGE TRUST           Statement Date: 11/18/2004
LaSalle Bank N.A.                    COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES     Payment Date:   11/18/2004
135 S. LaSalle Street  Suite 1625                   SERIES 2004-C7                     Prior Payment:         N/A
Chicago, IL 60603                                                                      Next Payment:   12/17/2004
                                                                                       Record Date:    11/03/2004

                                                 ABN AMRO ACCT: XXXXXX.X
                                                                                       Analyst:
Administrator:
                                        REPORTING PACKAGE TABLE OF CONTENTS

================================================================================

      Issue Id:                                                  LUBS04C7
      Monthly Data File Name:                       LUBS04C7YYYYMM3.zip

================================================================================

================================================================================

                                                                         Page(s)
                                                                         -------
      REMIC Certificate Report
      Bond Interest Reconciliation
      Cash Reconciliation Summary
      15 Month Historical Loan Status Summary
      15 Month Historical Payoff/Loss Summary
      Historical Collateral Level Prepayment Report
      Delinquent Loan Detail
      Mortgage Loan Characteristics
      Loan Level Detail
      Specialty Serviced Report
      Modified Loan Detail
      Realized Loss Detail
      Appraisal Reduction Detail

================================================================================

================================================================================

      Closing Date:                                            11/03/2004
      First Payment Date:                                      11/18/2004
      Assumed Final Payment Date:

================================================================================

================================================================================

                           PARTIES TO THE TRANSACTION
--------------------------------------------------------------------------------
              DEPOSITOR: Structured Asset Securities Corporation II
             UNDERWRITER: Lehman Brothers Inc. / UBS Securities LLC
              MASTER SERVICER: Wachovia Bank, National Association
             SPECIAL SERVICER: GMAC Commercial Mortgage Corporation
RATING AGENCY: Moody's Investors Service, Inc. / Standard & Poor's Ratings Services

================================================================================

================================================================================

       INFORMATION IS AVAILABLE FOR THIS ISSUE FROM THE FOLLOWING SOURCES
--------------------------------------------------------------------------------
      LaSalle Web Site                                   www.etrustee.net
      Servicer Website
      LaSalle Factor Line                                  (800) 246-5761

================================================================================

10/09/2004 - 12:28 (MXXX-MXXX) (C) 2000 LaSalle Bank N.A.

ABN AMRO                                    LB-UBS COMMERCIAL MORTGAGE TRUST           Statement Date: 11/18/2004
LaSalle Bank N.A.                    COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES     Payment Date:   11/18/2004
                                                    SERIES 2004-C7                     Prior Payment:         N/A
                                                                                       Next Payment:   12/17/2004
                                                                                       Record Date:    11/03/2004
WAC:
WA Life Term:
WA Amort Term:                                   ABN AMRO ACCT: XXXXXX.X
Current Index:
Next Index:
                                                REMIC CERTIFICATE REPORT

====================================================================================================================================
            ORIGINAL      OPENING     PRINCIPAL   PRINCIPAL      NEGATIVE     CLOSING      INTEREST     INTEREST     PASS-THROUGH
CLASS     FACE VALUE(1)   BALANCE      PAYMENT   ADJ. OR LOSS  AMORTIZATION   BALANCE     PAYMENT(2)    ADJUSTMENT       RATE
CUSIP      Per 1,000     Per 1,000    Per 1,000    Per 1,000     Per 1,000    Per 1,000    Per 1,000    Per 1,000    Next Rate(3)
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
             0.00         0.00         0.00          0.00         0.00         0.00         0.00          0.00
------------------------------------------------------------------------------------------------------------------------------------
                                                                                      Total P&I Payment   0.00
====================================================================================================================================

Notes: (1) N denotes notional balance not included in total
       (2) Accrued Interest plus/minus Interest Adjustment minus Deferred Interest equals Interest Payment
       (3) Estimated

10/09/2004 - 12:28 (MXXX-MXXX) (C) 2000 LaSalle Bank N.A.

ABN AMRO                                    LB-UBS COMMERCIAL MORTGAGE TRUST           Statement Date: 11/18/2004
LaSalle Bank N.A.                    COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES     Payment Date:   11/18/2004
                                                     SERIES 2004-C7                    Prior Payment:         N/A
                                                                                       Next Payment:   12/17/2004
                                                                                       Record Date:    11/03/2004

                                                ABN AMRO ACCT: XXXXXX.X

                                             BOND INTEREST RECONCILIATION

====================================================================================================================================
                                                         Deductions                                       Additions
                                              --------------------------------  ----------------------------------------------------
            Accrual                 Accrued              Deferred &                Prior       Int Accrual     Prepay-    Other
        -------------  Pass Thru  Certificate Allocable  Accretion   Interest   Int. Short-     on prior        ment     Interest
Class   Method   Days    Rate      Interest     PPIS      Interest   Loss/Exp    falls Due     Shortfall(3)   Penalties Proceeds(1)
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
                                    0.00      0.00        0.00        0.00         0.00                         0.00      0.00
====================================================================================================================================

====================================================================================================================================
                                                                   Remaining
                  Distributable     Interest    Current Period    Outstanding       Credit Support
                   Certificate      Payment      (Shortfall)/      Interest      --------------------
Class              Interest(2)       Amount        Recovery       Shortfalls     Original   Current(4)
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
                       0.00            0.00                           0.00
====================================================================================================================================

(1) Other Interest Proceeds are additional interest amounts specifically allocated to the bond(s) and used in determining the
Distributable Interest of the bonds.

(2) Accrued - Deductions + Additional Interest.

(3) Where applicable.

(4) Determined as follows: (A) the ending balance of all the classes less (B) the sum of (i) the ending balance of the class and
(ii) the ending balance of all classes which are not subordinate to the class divided by (A).

10/09/2004 - 12:28 (MXXX-MXXX) (C) 2000 LaSalle Bank N.A.

ABN AMRO                                    LB-UBS COMMERCIAL MORTGAGE TRUST           Statement Date: 11/18/2004
LaSalle Bank N.A.                    COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES     Payment Date:   11/18/2004
                                                     SERIES 2004-C7                    Prior Payment:         N/A
                                                                                       Next Payment:   12/17/2004
                                                                                       Record Date:    11/03/2004

                                                ABN AMRO ACCT: XXXXXX.X

                                              CASH RECONCILIATION SUMMARY

================================================================================
                                INTEREST SUMMARY
      ------------------------------------------------------------------
      Current Scheduled Interest
      Less Deferred Interest
      Less PPIS Reducing Schedule Int
      Plus Gross Advance Interest
      Less ASER Interest Adv Reduction
      Less Other Interest Not Advanced
      Less Other Adjustment
      ------------------------------------------------------------------
      Total
      ------------------------------------------------------------------
      UNSCHEDULED INTEREST:
      ------------------------------------------------------------------
      Prepayment Penalties
      Yield Maintenance Penalties
      Other Interest Proceeds
      ------------------------------------------------------------------
      Total
      ------------------------------------------------------------------
      Less Fees Paid to Servicer
      Less Fee Strips Paid by Servicer
      ------------------------------------------------------------------
      LESS FEES & EXPENSES PAID BY/TO SERVICER
      ------------------------------------------------------------------
      Special Servicing Fees
      Workout Fees
      Liquidation Fees
      Interest Due Serv on Advances
      Non Recoverable Advances
      Misc. Fees & Expenses
      ------------------------------------------------------------------
      Plus Trustee Fees Paid by Servicer
      ------------------------------------------------------------------
      Total Unscheduled Fees & Expenses
      ------------------------------------------------------------------
      Total Interest Due Trust
      ------------------------------------------------------------------
      LESS FEES & EXPENSES PAID BY/TO TRUST
      ------------------------------------------------------------------
      Trustee Fee
      Fee Strips
      Misc. Fees
      Interest Reserve Withholding
      Plus Interest Reserve Deposit
      ------------------------------------------------------------------
      Total
      ------------------------------------------------------------------
      Total Interest Due Certs
      ------------------------------------------------------------------

      ------------------------------------------------------------------
                               PRINCIPAL SUMMARY
      ------------------------------------------------------------------
      SCHEDULED PRINCIPAL:
      --------------------
      Current Scheduled Principal
      Advanced Scheduled Principal
      ------------------------------------------------------------------
      Scheduled Principal
      ------------------------------------------------------------------
      UNSCHEDULED PRINCIPAL:
      ----------------------
      Curtailments
      Advanced Scheduled Principal
      Liquidation Proceeds
      Repurchase Proceeds
      Other Principal Proceeds
      ------------------------------------------------------------------
      Total Unscheduled Principal
      ------------------------------------------------------------------
      Remittance Principal
      ------------------------------------------------------------------
      Remittance P&I Due Trust
      ------------------------------------------------------------------
      Remittance P&I Due Certs
      ------------------------------------------------------------------

      ------------------------------------------------------------------
                              POOL BALANCE SUMMARY
      ------------------------------------------------------------------
                                             Balance           Count
      ------------------------------------------------------------------
      Beginning Pool
      Scheduled Principal
      Unscheduled Principal
      Deferred Interest
      Liquidations
      Repurchases
      ------------------------------------------------------------------
      Ending Pool
      ------------------------------------------------------------------

      ------------------------------------------------------------------
                             SERVICING FEE SUMMARY
      ------------------------------------------------------------------
      Current Servicing Fees
      Plus Fees Advanced for PPIS
      Less Reduction for PPIS
      Plus Delinquent Servicing Fees
      ------------------------------------------------------------------
      Total Servicing Fees
      ------------------------------------------------------------------

      ------------------------------------------------------------------
                                  PPIS SUMMARY
      ------------------------------------------------------------------
      Gross PPIS
      Reduced by PPIE
      Reduced by Shortfalls in Fees
      Reduced by Other Amounts
      ------------------------------------------------------------------
      PPIS Reducing Scheduled Interest
      ------------------------------------------------------------------
      PPIS Reducing Servicing Fee
      ------------------------------------------------------------------
      PPIS Due Certificate
      ------------------------------------------------------------------

      ------------------------------------------------------------------
                   ADVANCE SUMMARY (ADVANCE MADE BY SERVICER)
      ------------------------------------------------------------------
                                              Principal      Interest
      ------------------------------------------------------------------
      Prior Outstanding
      Plus Current Period
      Less Recovered
      Less Non Recovered
      ------------------------------------------------------------------
      Ending Outstanding
      ------------------------------------------------------------------

================================================================================

10/09/2004 - 12:28 (MXXX-MXXX) (C) 2000 LaSalle Bank N.A.

ABN AMRO                                    LB-UBS COMMERCIAL MORTGAGE TRUST           Statement Date: 11/18/2004
LaSalle Bank N.A.                    COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES     Payment Date:   11/18/2004
                                                     SERIES 2004-C7                    Prior Payment:         N/A
                                                                                       Next Payment:   12/17/2004
                                                                                       Record Date:    11/03/2004

                                                ABN AMRO ACCT: XXXXXX.X

                           ASSET BACKED FACTS ~ 15 MONTH HISTORICAL LOAN STATUS SUMMARY

====================================================================================================================================
                                 Delinquency Aging Categories                                  Special Event Categories(1)
             -----------------------------------------------------------------------  ----------------------------------------------
             Delinq 1 Month  Delinq 2 Months  Delinq 3+ Months  Foreclosure    REO    Modifications  Specially Serviced  Bankruptcy
Distribution -----------------------------------------------------------------------  ----------------------------------------------
   Date      #    Balance    #    Balance     #    Balance    #   Balance  # Balance   #   Balance       #    Balance     #  Balance
------------------------------------------------------------------------------------  ----------------------------------------------

11/18/04
------------------------------------------------------------------------------------  ----------------------------------------------

====================================================================================================================================

(1) Modification, Specially Serviced & Bankruptcy Totals are Included in the
    Appropriate Delinquency Aging Category.

10/09/2004 - 12:28 (MXXX-MXXX) (C) 2000 LaSalle Bank N.A.

ABN AMRO                                    LB-UBS COMMERCIAL MORTGAGE TRUST           Statement Date: 11/18/2004
LaSalle Bank N.A.                    COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES     Payment Date:   11/18/2004
                                                     SERIES 2004-C7                    Prior Payment:         N/A
                                                                                       Next Payment:   12/17/2004
                                                                                       Record Date:    11/03/2004

                                                ABN AMRO ACCT: XXXXXX.X

                              ASSET BACKED FACTS ~ 15 MONTH HISTORICAL PAYOFF/LOSS SUMMARY

====================================================================================================================================
                Ending                              Appraisal                     Realized       Remaining          Curr
               Pool (1)    Payoffs(2)   Penalties   Reduct.(2)   Liquidations(2)   Losses(2)       Term          Weighted Avg.
Distribution --------------------------------------------------------------------------------  -------------------------------------
   Date      #   Balance   #   Balance  #  Amount   #   Balance   #    Balance    #   Amount   Life   Amort.     Coupon   Remit
---------------------------------------------------------------------------------------------  -------------------------------------

11/18/04
---------------------------------------------------------------------------------------------  -------------------------------------

====================================================================================================================================

(1) Percentage based on pool as of cutoff.
(2) Percentage based on pool as of beginning of period.

10/09/2004 - 12:28 (MXXX-MXXX) (C) 2000 LaSalle Bank N.A.

ABN AMRO                                    LB-UBS COMMERCIAL MORTGAGE TRUST           Statement Date: 11/18/2004
LaSalle Bank N.A.                    COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES     Payment Date:   11/18/2004
                                                     SERIES 2004-C7                    Prior Payment:         N/A
                                                                                       Next Payment:   12/17/2004
                                                                                       Record Date:    11/03/2004

                                                ABN AMRO ACCT: XXXXXX.X

                                    HISTORICAL COLLATERAL LEVEL PREPAYMENT REPORT

====================================================================================================================================
Disclosure     Payoff     Initial                    Payoff    Penalty    Prepayment    Maturity        Property        Geographic
Control #      Period     Balance        Type        Amount    Amount        Date         Date            Type           Location
------------------------------------------------------------------------------------------------------------------------------------

====================================================================================================================================
                          CURRENT                        0        0
                          CUMULATIVE
====================================================================================================================================

10/09/2004 - 12:28 (MXXX-MXXX) (C) 2000 LaSalle Bank N.A.

ABN AMRO                                    LB-UBS COMMERCIAL MORTGAGE TRUST           Statement Date: 11/18/2004
LaSalle Bank N.A.                    COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES     Payment Date:   11/18/2004
                                                     SERIES 2004-C7                    Prior Payment:         N/A
                                                                                       Next Payment:   12/17/2004
                                                                                       Record Date:    11/03/2004

                                                ABN AMRO ACCT: XXXXXX.X

                                                DELINQUENT LOAN DETAIL

====================================================================================================================================
               Paid                Outstanding  Out. Property                   Special
Disclosure     Thru   Current P&I      P&I       Protection       Advance       Servicer    Foreclosure   Bankruptcy  REO
Control #      Date     Advance     Advances**    Advances   Description(1)   Transfer Date     Date         Date     Date
====================================================================================================================================

====================================================================================================================================
A. P&I Advance - Loan in Grace Period                    1. P&I Advance - Loan delinquent 1 month
B. P&I Advance - Late Payment but < 1 month delinq       2. P&I Advance - Loan delinquent 2 months
                                                         3. P&I Advance - Loan delinquent 3 months or More
                                                         4. Matured Balloon/Assumed Scheduled Payment
                                                         7. P&I Advance (Foreclosure)
                                                         9. P&I Advance (REO)
====================================================================================================================================
** Outstanding P&I Advances include the current period P&I Advance

10/09/2004 - 12:28 (MXXX-MXXX) (C) 2000 LaSalle Bank N.A.

ABN AMRO                                    LB-UBS COMMERCIAL MORTGAGE TRUST           Statement Date: 11/18/2004
LaSalle Bank N.A.                    COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES     Payment Date:   11/18/2004
                                                     SERIES 2004-C7                    Prior Payment:         N/A
                                                                                       Next Payment:   12/17/2004
                                                                                       Record Date:    11/03/2004

                                                ABN AMRO ACCT: XXXXXX.X

                                             MORTGAGE LOAN CHARACTERISTICS

              DISTRIBUTION OF PRINCIPAL BALANCES                                  DISTRIBUTION OF MORTGAGE INTEREST RATES
=================================================================  =================================================================
                                                Weighted Average                                                  Weighted Average
Current Scheduled   # of   Scheduled   % of    ------------------  Current Mortgage   # of   Scheduled   % of    ------------------
    Balances        Loans   Balance   Balance  Term  Coupon  DSCR   Interest Rate     Loans   Balance   Balance  Term  Coupon  DSCR
=================================================================  =================================================================

                                                                   =================================================================
                                                                                        0        0       0.00%
                                                                   =================================================================
                                                                   Minimum Mortgage Interest Rate 10.0000%
                                                                   Maximum Mortgage Interest Rate 10.0000%

=================================================================
                      0        0       0.00%
=================================================================
Average Scheduled Balance                                                        DISTRIBUTION OF REMAINING TERM (BALLOON)
Maximum Scheduled Balance                                          =================================================================
Minimum Scheduled Balance                                                                                         Weighted Average
                                                                   Balloon          # of   Scheduled   % of     --------------------
                                                                   Mortgage Loans  Loans    Balance   Balance   Term   Coupon   DSCR
       DISTRIBUTION OF REMAINING TERM (FULLY AMORTIZING)           =================================================================
=================================================================  0 to 60
                                               Weighted Average    61 to 120
Fully Amortizing   # of   Scheduled   % of    ------------------   121 to 180
 Mortgage Loans   Loans    Balance   Balance  Term  Coupon  DSCR   181 to 240
=================================================================  241 to 360

=================================================================  =================================================================
                  0         0       0.00%                                            0         0       0.00%
=================================================================  =================================================================
                Minimum Remaining Term                             Minimum Remaining Term 0
                Maximum Remaining Term                             Maximum Remaining Term 0

10/09/2004 - 12:28 (MXXX-MXXX) (C) 2000 LaSalle Bank N.A.

ABN AMRO                                    LB-UBS COMMERCIAL MORTGAGE TRUST           Statement Date:
LaSalle Bank N.A.                    COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES     Payment Date:
                                                     SERIES 2004-C7                    Prior Payment:
                                                                                       Next Payment:
                                                                                       Record Date:

                                                ABN AMRO ACCT: XXXXXX.X

                                             MORTGAGE LOAN CHARACTERISTICS

                 DISTRIBUTION OF DSCR (CURRENT)                                          GEOGRAPHIC DISTRIBUTION
 ===========================================================       ================================================================
 Debt Service     # of   Scheduled    % of                                               # of   Scheduled   % of
 Coverage Ratio   Loans   Balance   Balance  WAMM  WAC  DSCR       Geographic Location   Loans   Balance   Balance  WAMM  WAC  DSCR
 ===========================================================       ================================================================

 ===========================================================
                    0        0       0.00%
 ===========================================================
 Maximum DSCR 0.000
 Minimum DSCR 0.000

                 DISTRIBUTION OF DSCR (CUTOFF)
 ===========================================================
 Debt Service     # of   Scheduled    % of
 Coverage Ratio   Loans   Balance   Balance  WAMM  WAC  DSCR
 ===========================================================

 ===========================================================       ================================================================
                    0        0       0.00%                                                 0                0.00%
 ===========================================================       ================================================================
 Maximum DSCR 0.00
 Minimum DSCR 0.00

10/09/2004 - 12:28 (MXXX-MXXX) (C) 2000 LaSalle Bank N.A.

ABN AMRO                                    LB-UBS COMMERCIAL MORTGAGE TRUST           Statement Date:
LaSalle Bank N.A.                    COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES     Payment Date:
                                                     SERIES 2004-C7                    Prior Payment:
                                                                                       Next Payment:
                                                                                       Record Date:

                                                ABN AMRO ACCT: XXXXXX.X

                                              MORTGAGE LOAN CHARACTERISTICS

                 DISTRIBUTION OF PROPERTY TYPES                                    DISTRIBUTION OF LOAN SEASONING
     ===========================================================    ===========================================================
                      # of   Scheduled   % of                                        # of   Scheduled   % of
     Property Types   Loans   Balance   Balance  WAMM  WAC  DSCR    Number of Years  Loans   Balance   Balance  WAMM  WAC  DSCR
     ===========================================================    ===========================================================

     ===========================================================    ===========================================================
                        0        0       0.00%                                         0        0       0.00%
     ===========================================================    ===========================================================

                DISTRIBUTION OF AMORTIZATION TYPE                               DISTRIBUTION OF YEAR LOANS MATURING
     ===========================================================    ===========================================================

     Amortization     # of   Scheduled   % of                                        # of   Scheduled   % of
     Type             Loans   Balance   Balance  WAMM  WAC  DSCR          Year       Loans   Balance   Balance  WAMM  WAC  DSCR
     ===========================================================    ===========================================================
                                                                          2003
                                                                          2004
                                                                          2005
                                                                          2006
                                                                          2007
                                                                          2008
                                                                          2009
                                                                          2010
                                                                          2011
                                                                          2012
                                                                          2013
                                                                      2014 & Longer
     ===========================================================    ===========================================================
                                                                                       0        0       0.00%
     ===========================================================    ===========================================================

10/09/2004 - 12:28 (MXXX-MXXX) (C) 2000 LaSalle Bank N.A.

ABN AMRO                                    LB-UBS COMMERCIAL MORTGAGE TRUST           Statement Date: 11/18/2004
LaSalle Bank N.A.                    COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES     Payment Date:   11/18/2004
                                                     SERIES 2004-C7                    Prior Payment:         N/A
                                                                                       Next Payment:   12/17/2004
                                                                                       Record Date:    11/03/2004

                                                ABN AMRO ACCT: XXXXXX.X

                                                    LOAN LEVEL DETAIL

=================================================================================================================================
                                                       Operating                 Ending                                   Spec.
Disclosure          Property                           Statement    Maturity    Principal    Note    Scheduled    Mod.    Serv
Control #     Grp     Type      State    DSCR    NOI      Date        Date       Balance     Rate       P&I       Flag    Flag
=================================================================================================================================

=================================================================================================================================
                                W/Avg    0.00     0                                 0                    0
=================================================================================================================================

===========================================
         Loan              Prepayment
 ASER    Status   -------------------------
 Flag    Code(1)   Amount   Penalty   Date
===========================================

===========================================
                     0         0
===========================================

* NOI and DSCR, if available and reportable under the terms of the Pooling and Servicing Agreement, are based on information obtained from the related borrower, and no other party to the agreement shall be held liable for the accuracy or methodology used to determine such figures.

(1) Legend:   A. P&I Adv - in Grace Period        1. P&I Adv - delinquent 1 month       7. Foreclosure
              B. P&I Adv - < one month delinq     2. P&I Adv - delinquent 2 months      8. Bankruptcy
                                                  3. P&I Adv - delinquent 3+ months     9. REO
                                                  4. Mat. Balloon/Assumed P&I           10. DPO
                                                  5. Prepaid in Full                    11. Modification
                                                  6. Specially Serviced
====================================================================================================================================

10/09/2004 - 12:28 (MXXX-MXXX) (C) 2000 LaSalle Bank N.A.

ABN AMRO                                    LB-UBS COMMERCIAL MORTGAGE TRUST           Statement Date: 11/18/2004
LaSalle Bank N.A.                    COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES     Payment Date:   11/18/2004
                                                     SERIES 2004-C7                    Prior Payment:         N/A
                                                                                       Next Payment:   12/17/2004
                                                                                       Record Date:    11/03/2004

                                                ABN AMRO ACCT: XXXXXX.X

                                        SPECIALLY SERVICED (PART I) ~ LOAN DETAIL

====================================================================================================================================
                                             Balance                           Remaining Term
Disclosure   Transfer    Loan Status   -------------------   Note   Maturity   --------------   Property                        NOI
Control #      Date        Code (1)    Scheduled    Actual   Rate    Date       Life  Amort.      Type    State   NOI   DSCR    Date
====================================================================================================================================

====================================================================================================================================
(1) Legend:     A. P&I Adv - in Grace Period            1. P&I Adv - delinquent 1 month
                B. P&I Adv - < 1 month delinq.          2. P&I Adv - delinquent 2 months
                                                        3. P&I Adv - delinquent 3+ months
                                                        4. Mat. Balloon/Assumed P&I
                                                        7. Foreclosure
                                                        9. REO
====================================================================================================================================

10/09/2004 - 12:28 (MXXX-MXXX) (C) 2000 LaSalle Bank N.A.

ABN AMRO                                    LB-UBS COMMERCIAL MORTGAGE TRUST           Statement Date: 11/18/2004
LaSalle Bank N.A.                    COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES     Payment Date:   11/18/2004
                                                     SERIES 2004-C7                    Prior Payment:         N/A
                                                                                       Next Payment:   12/17/2004
                                                                                       Record Date:    11/03/2004

                                                ABN AMRO ACCT: XXXXXX.X

                             SPECIALLY SERVICED LOAN DETAIL (PART II) ~ SERVICER COMMENTS

====================================================================================================================================
    Disclosure                  Resolution
    Control #                    Strategy                                                Comments
====================================================================================================================================

====================================================================================================================================

10/09/2004 - 12:28 (MXXX-MXXX) (C) 2000 LaSalle Bank N.A.

ABN AMRO                                    LB-UBS COMMERCIAL MORTGAGE TRUST           Statement Date: 11/18/2004
LaSalle Bank N.A.                    COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES     Payment Date:   11/18/2004
                                                     SERIES 2004-C7                    Prior Payment:         N/A
                                                                                       Next Payment:   12/17/2004
                                                                                       Record Date:    11/03/2004

                                                ABN AMRO ACCT: XXXXXX.X

                                                 MODIFIED LOAN DETAIL

====================================================================================================================================
                                Cutoff    Modified
Disclosure    Modification     Maturity   Maturity                                   Modification
Control #        Date            Date       Date                                     Description
====================================================================================================================================

====================================================================================================================================

10/09/2004 - 12:28 (MXXX-MXXX) (C) 2000 LaSalle Bank N.A.

ABN AMRO                                    LB-UBS COMMERCIAL MORTGAGE TRUST           Statement Date: 11/18/2004
LaSalle Bank N.A.                    COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES     Payment Date:   11/18/2004
                                                     SERIES 2004-C7                    Prior Payment:         N/A
                                                                                       Next Payment:   12/17/2004
                                                                                       Record Date:    11/03/2004

                                                ABN AMRO ACCT: XXXXXX.X

                                                  REALIZED LOSS DETAIL

====================================================================================================================================
                                            Beginning            Gross Proceeds    Aggregate        Net      Net Proceeds
         Disclosure  Appraisal   Appraisal  Scheduled    Gross      as a % of     Liquidation   Liquidation    as a % of    Realized
Period   Control #     Date        Value     Balance   Proceeds  Sched Principal   Expenses*      Proceeds  Sched. Balance    Loss
====================================================================================================================================

====================================================================================================================================
Current Total                                 0.00       0.00                        0.00           0.00                      0.00
Cumulative                                    0.00       0.00                        0.00           0.00                      0.00
====================================================================================================================================
* Aggregate liquidation expenses also include outstanding P&I advances and unpaid servicing fees, unpaid trustee fees, etc.

10/09/2004 - 12:28 (MXXX-MXXX) (C) 2000 LaSalle Bank N.A.

ABN AMRO                                    LB-UBS COMMERCIAL MORTGAGE TRUST           Statement Date: 11/18/2004
LaSalle Bank N.A.                    COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES     Payment Date:   11/18/2004
                                                     SERIES 2004-C7                    Prior Payment:         N/A
                                                                                       Next Payment:   12/17/2004
                                                                                       Record Date:    11/03/2004

                                                ABN AMRO ACCT: XXXXXX.X

                                              APPRAISAL REDUCTION DETAIL

====================================================================================================================================
                                                                           Remaining Term                           Appraisal
Disclosure  Appraisal  Scheduled   ARA  Current P&I        Note  Maturity  --------------  Property                ------------
Control #   Red. Date   Balance   Amount  Advance    ASER  Rate    Date     Life   Amort.    Type    State  DSCR   Value   Date
====================================================================================================================================

====================================================================================================================================
10/09/2004 - 12:28 (MXXX-MXXX) (C) 2000 LaSalle Bank N.A.

                      [THIS PAGE INTENTIONALLY LEFT BLANK.]

                                    ANNEX E
                            REFERENCE RATE SCHEDULE

                      [THIS PAGE INTENTIONALLY LEFT BLANK]

                                    ANNEX F

         GLOBAL CLEARANCE, SETTLEMENT AND TAX DOCUMENTATION PROCEDURES

     Except in limited circumstances, the globally offered LB-UBS Commercial
Mortgage Trust 2004-C7, Commercial Mortgage Pass-Through Certificates, Series
2004-C7, Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-6,
Class A-1A, Class B, Class C, Class D, Class E and Class F, will be available only in book-entry form.

     The book-entry certificates will be tradable as home market instruments in both the European and U.S. domestic markets. Initial settlement and all secondary trades will settle in same-day funds.

     Secondary market trading between investors holding book-entry certificates through Clearstream and Euroclear will be conducted in the ordinary way in accordance with their normal rules and operating procedures and in accordance with conventional Eurobond practice, which is seven calendar days' settlement.

     Secondary market trading between investors holding book-entry certificates through DTC will be conducted according to the rules and procedures applicable to U.S. corporate debt obligations.

     Secondary cross-market trading between member organizations of Clearstream or Euroclear and DTC participants holding book-entry certificates will be accomplished on a delivery against payment basis through the respective depositaries of Clearstream and Euroclear, in that capacity, as DTC participants.

     As described under "U.S. Federal Income Tax Documentation Requirements"
below, non-U.S. holders of book-entry certificates will be subject to U.S.
withholding taxes unless those holders meet specific requirements and deliver appropriate U.S. tax documents to the securities clearing organizations of their participants.

INITIAL SETTLEMENT

     All certificates of each class of offered certificates will be held in registered form by DTC in the name of Cede & Co. as nominee of DTC. Investors'
interests in the book-entry certificates will be represented through financial institutions acting on their behalf as direct and indirect DTC participants. As a result, Clearstream and Euroclear will hold positions on behalf of their member organizations through their respective depositaries, which in turn will hold positions in accounts as DTC participants.

     Investors' securities custody accounts will be credited with their holdings against payment in same-day funds on the settlement date.

     Investors electing to hold their book-entry certificates through
Clearstream or Euroclear accounts will follow the settlement procedures applicable to conventional Eurobonds, except that there will be no temporary global security and no "lock up" or restricted period. Global securities will be credited to the securities custody accounts on the settlement date against payment in same-day funds.

SECONDARY MARKET TRADING

     Since the purchaser determines the place of delivery, it is important to establish at the time of the trade where both the purchaser's and seller's accounts are located to ensure that settlement can be made on the desired value date.

     Trading between DTC Participants. Secondary market trading between DTC participants will be settled in same-day funds.

     Trading between Clearstream and/or Euroclear Participants. Secondary market trading between member organizations of Clearstream or Euroclear will be settled using the procedures applicable to conventional Eurobonds in same-day funds.

     Trading between DTC Seller and Clearstream or Euroclear Purchaser. When
book-entry certificates are to be transferred from the account of a DTC participant to the account of a member organization of Clearstream or
Euroclear, the purchaser will send instructions to Clearstream or Euroclear through that member organization at least one business day prior to settlement.
Clearstream or Euroclear, as the case may be, will instruct the respective depositary to receive the book-entry certificates against payment. Payment will include interest accrued on the book-entry certificates from and including the
11th day of the calendar month in which the last coupon payment date occurs
(or, if no coupon payment date has occurred, from and including October 11,
2004) to and excluding the settlement date, calculated on the basis of a year of 360 days consisting of twelve 30-day months. Payment will then be made by the respective depositary to the DTC

                                      F-1

participant's account against delivery of the book-entry certificates. After settlement has been completed, the book-entry certificates will be credited to the respective clearing system and by the clearing system, in accordance with its usual procedures, to the account of the member organization of Clearstream or Euroclear, as the case may be. The securities credit will appear the next day, European time, and the cash debit will be back-valued to, and the interest on the book-entry certificates will accrue from, the value date, which would be the preceding day when settlement occurred in New York. If settlement is not completed on the intended value date, which means the trade fails, the
Clearstream or Euroclear cash debit will be valued instead as of the actual settlement date.

     Member organizations of Clearstream and Euroclear will need to make available to the respective clearing systems the funds necessary to process same-day funds settlement. The most direct means of doing so is to pre-position funds for settlement, either from cash on hand or existing lines of credit, as they would for any settlement occurring within Clearstream or Euroclear. Under this approach, they may take on credit exposure to Clearstream or Euroclear until the book-entry certificates are credited to their accounts one day later.

     As an alternative, if Clearstream or Euroclear has extended a line of credit to them, member organizations of Clearstream or Euroclear can elect not to pre-position funds and allow that credit line to be drawn upon to finance settlement. Under this procedure, the member organizations purchasing book-entry certificates would incur overdraft charges for one day, assuming they cleared the overdraft when the book-entry certificates were credited to their accounts. However, interest on the book-entry certificates would accrue from the value date. Therefore, in many cases the investment income on the book-entry certificates earned during that one-day period may substantially reduce or offset the amount of those overdraft charges, although this result will depend on the cost of funds of the respective member organization of
Clearstream or Euroclear.

     Since the settlement is taking place during New York business hours, DTC participants can employ their usual procedures for sending book-entry certificates to the respective depositary for the benefit of member organizations of Clearstream or Euroclear. The sale proceeds will be available to the DTC seller on the settlement date. Thus, to the DTC participant a cross-market transaction will settle no differently than a trade between two
DTC participants.

     Trading between Clearstream or Euroclear Seller and DTC Purchaser. Due to
time zone differences in their favor, member organizations of Clearstream or
Euroclear may employ their customary procedures for transactions in which book-entry certificates are to be transferred by the respective clearing system, through the respective depositary, to a DTC participant. The seller will send instructions to Clearstream or Euroclear through a member organization of Clearstream or Euroclear at least one business day prior to settlement. In these cases, Clearstream or Euroclear, as appropriate, will instruct the respective depositary to deliver the book-entry certificates to the DTC participant's account against payment. Payment will include interest accrued on the book-entry certificates from and including the 11th day of the calendar month in which the last coupon payment date occurs (or, if no coupon payment date has occurred, from and including October 11, 2004) to and excluding the settlement date, calculated on the basis of a year of 360 days consisting of twelve 30-day months. The payment will then be reflected in the account of the member organization of Clearstream or Euroclear the following day, and receipt of the cash proceeds in the account of that member organization of Clearstream or Euroclear would be back-valued to the value date, which would be the preceding day, when settlement occurred in New York.
Should the member organization of Clearstream or Euroclear have a line of credit with its respective clearing system and elect to be in debit in anticipation of receipt of the sale proceeds in its account, the back-valuation will extinguish any overdraft charges incurred over the one-day period. If settlement is not completed on the intended value date, which means the trade fails, receipt of the cash proceeds in the account of the member organization of Clearstream or Euroclear would be valued instead as of the actual settlement date.

     Finally, day traders that use Clearstream or Euroclear and that purchase book-entry certificates from DTC participants for delivery to member organizations of Clearstream or Euroclear should note that these trades would automatically fail on the sale side unless affirmative action were taken. At least three techniques should be readily available to eliminate this potential problem:

   o borrowing through Clearstream or Euroclear for one day, until the purchase side of the day trade is reflected in their Clearstream or
     Euroclear accounts, in accordance with the clearing system's customary procedures;

   o borrowing the book-entry certificates in the United States from a DTC participant no later than one day prior to settlement, which would allow sufficient time for the book-entry certificates to be reflected in their
     Clearstream or Euroclear accounts in order to settle the sale side of the trade; or

                                      F-2

   o staggering the value dates for the buy and sell sides of the trade so that the value date for the purchase from the DTC participant is at least one day prior to the value date for the sale to the member organization of
     Clearstream or Euroclear.

CERTAIN U.S. FEDERAL INCOME TAX DOCUMENTATION REQUIREMENTS

     A holder that is not a "United States person" (a "U.S. person") within the meaning of Section 7701(a)(30) of the Internal Revenue Code (a "non-U.S.
holder") holding a book-entry certificate through Clearstream, Euroclear or DTC may be subject to U.S. withholding tax unless such holder provides certain documentation to the issuer of such holder's book-entry certificate, the paying agent or any other entity required to withhold tax (any of the foregoing, a
"U.S. withholding agent") establishing an exemption from withholding. A
non-U.S. holder may be subject to withholding unless each U.S. withholding agent receives:

  1. from a non-U.S. holder that is classified as a corporation for U.S.
     federal income tax purposes or is an individual, and is eligible for the benefits of the portfolio interest exemption or an exemption (or reduced rate) based on a treaty, a duly completed and executed IRS Form W-8BEN (or any successor form);

  2. from a non-U.S. holder that is eligible for an exemption on the basis that the holder's income from the certificate is effectively connected to its U.S. trade or business, a duly completed and executed IRS Form W-8ECI
     (or any successor form);

  3. from a non-U.S. holder that is classified as a partnership for U.S.
     federal income tax purposes, a duly completed and executed IRS Form W-8IMY
     (or any successor form) with all supporting documentation (as specified in the U.S. Treasury Regulations) required to substantiate exemptions from withholding on behalf of its partners; certain partnerships may enter into agreements with the IRS providing for different documentation requirements and it is recommended that such partnerships consult their tax advisors with respect to these certification rules;

  4. from a non-U.S. holder that is an intermediary (i.e., a person acting as a custodian, a broker, nominee or otherwise as an agent for the beneficial owner of a certificate):

     (a)  if the intermediary is a "qualified intermediary" within the meaning of section 1.1441-1(e)(5)(ii) of the U.S. Treasury Regulations (a
          "qualified intermediary"), a duly completed and executed IRS Form
          W-8IMY (or any successor or substitute form)

        (i)        stating the name, permanent residence address and qualified intermediary employer identification number of the qualified intermediary and the country under the laws of which the
                   qualified intermediary is created, incorporated or governed,

        (ii)       certifying that the qualified intermediary has provided, or will provide, a withholding statement as required under
                   section 1.1441-1(e)(5)(v) of the U.S. Treasury Regulations,

        (iii)      certifying that, with respect to accounts it identifies on its withholding statement, the qualified intermediary is not acting for its own account but is acting as a qualified
                   intermediary, and

        (iv)       providing any other information, certifications, or
                   statements that may be required by the IRS Form W-8IMY or
                   accompanying instructions in addition to, or in lieu of, the information and certifications described in
                   section 1.1441-1(e)(3)(ii) or 1.1441-1(e)(5)(v) of the U.S.
                   Treasury Regulations; or

     (b)  if the intermediary is not a qualified intermediary (a "nonqualified intermediary"), a duly completed and executed IRS Form W-8IMY (or any successor or substitute form)--

        (i)        stating the name and permanent residence address of the
                   nonqualified intermediary and the country under the laws of which the nonqualified intermediary is created, incorporated or governed,

        (ii)       certifying that the nonqualified intermediary is not acting for its own account,

        (iii)      certifying that the nonqualified intermediary has provided, or will provide, a withholding statement that is associated with the appropriate IRS Forms W-8 and W-9 required to
                   substantiate exemptions from withholding on behalf of such nonqualified intermediary's beneficial owners, and

        (iv)       providing any other information, certifications or
                   statements that may be required by the IRS Form W-8IMY or
                   accompanying instructions in addition to, or in lieu of, the information, certifications, and statements described in
                   section 1.1441-1(e)(3)(iii) or (iv) of the U.S. Treasury
                   Regulations; or

                                      F-3

  5. from a non-U.S. holder that is a trust, depending on whether the trust is classified for U.S. federal income tax purposes as the beneficial owner of the certificate, either an IRS Form W-8BEN or W-8IMY; any non-U.S. holder that is a trust should consult its tax advisors to determine which of these forms it should provide.

     All non-U.S. holders will be required to update the above-listed forms and any supporting documentation in accordance with the requirements under the U.S.
Treasury Regulations. These forms generally remain in effect for a period starting on the date the form is signed and ending on the last day of the third succeeding calendar year, unless a change in circumstances makes any information on the form incorrect. Under certain circumstances, an IRS Form
W-8BEN, if furnished with a taxpayer identification number, remains in effect until the status of the beneficial owner changes, or a change in circumstances makes any information on the form incorrect.

     In addition, all holders, including holders that are U.S. persons, holding book-entry certificates through Clearstream, Euroclear or DTC may be subject to backup withholding unless the holder--

   o provides the appropriate IRS Form W-8 (or any successor or substitute form), duly completed and executed, if the holder is a non-U.S. holder;

   o provides a duly completed and executed IRS Form W-9, if the holder is a
     U.S. person; or

   o can be treated as an "exempt recipient" within the meaning of section
     1.6049-4(c)(1)(ii) of the U.S. Treasury Regulations (e.g., a corporation or a financial institution such as a bank).

     This summary does not deal with all of the aspects of U.S. federal income tax withholding or backup withholding that may be relevant to investors that are non-U.S. holders. Such holders are advised to consult their own tax advisors for specific tax advice concerning their holding and disposing of book-entry certificates.

                                      F-4

PROSPECTUS

                  STRUCTURED ASSET SECURITIES CORPORATION II,
                                 THE DEPOSITOR

                      MORTGAGE PASS-THROUGH CERTIFICATES,
                              ISSUABLE IN SERIES
     Our name is Structured Asset Securities Corporation II. We intend to offer from time to time mortgage pass-through certificates. These offers may be made through one or more different methods, including offerings through underwriters. We do not currently intend to list the offered certificates of any series on any national securities exchange or the NASDAQ stock market. See
"Method of Distribution."

                      THE OFFERED CERTIFICATES:                                  THE TRUST ASSETS:
 The offered certificates will be issuable in series. Each    The assets of each of our trusts will include--
 series of offered certificates will--
                                                               o     mortgage loans secured by first and junior liens on,
  o      have its own series designation,                            or security interests in, various interests in
  o      consist of one or more classes with various                 commercial and multifamily real properties,
         payment characteristics,                              o     mortgage-backed securities that directly or
  o      evidence beneficial ownership interests in a trust          indirectly evidence interests in, or are directly or
         established by us, and                                      indirectly secured by, those types of mortgage
  o      be payable solely out of the related trust assets.          loans, or
                                                               o     some combination of those types of mortgage
 No governmental agency or instrumentality will insure               loans and mortgage-backed securities.
 or guarantee payment on the offered certificates.
 Neither we nor any of our affiliates are responsible for     Trust assets may also include letters of credit, surety
 making payments on the offered certificates if               bonds, insurance policies, guarantees, reserve funds,
 collections on the related trust assets are insufficient.    guaranteed investment contracts, interest rate exchange
                                                              agreements, interest rate cap or floor agreements,
                                                              currency exchange agreements, or other similar
                                                              instruments and agreements.

     In connection with each offering, we will prepare a supplement to this prospectus in order to describe in more detail the particular certificates being offered and the related trust assets. In that document, we will also state the price to the public for each class of offered certificates or explain the method for determining that price. In that document, we will also identify the applicable lead or managing underwriter(s), if any, and provide information regarding the relevant underwriting arrangements and the underwriters'
compensation. You may not purchase the offered certificates of any series unless you have also received the prospectus supplement for that series.

--------------------------------------------------------------------------------
YOU SHOULD CAREFULLY CONSIDER THE RISK FACTORS BEGINNING ON PAGE 13 IN THIS
PROSPECTUS, AS WELL AS THOSE SET FORTH IN THE RELATED PROSPECTUS SUPPLEMENT,
PRIOR TO INVESTING.

 Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the offered certificates or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.
-------------------------------------------------------------------------------

                 THE DATE OF THIS PROSPECTUS IS OCTOBER 11, 2004.

                               TABLE OF CONTENTS

                                                                               PAGE
                                                                              -----

      IMPORTANT NOTICE ABOUT THE INFORMATION PRESENTED IN THIS PROSPECTUS

     When deciding whether to invest in any of the offered certificates, you should only rely on the information contained in this prospectus and the related prospectus supplement. We have not authorized any dealer, salesman or other person to give any information or to make any representation that is different. In addition, information in this prospectus or any related prospectus supplement is current only as of the date on its cover. By delivery of this prospectus and any related prospectus supplement, we are not offering to sell any securities, and are not soliciting an offer to buy any securities, in any state where the offer and sale is not permitted.

               AVAILABLE INFORMATION; INCORPORATION BY REFERENCE

     We have filed with the Securities and Exchange Commission a registration statement under the Securities Act of 1933, as amended, with respect to the certificates offered by this prospectus. This prospectus is part of that registration statement, but the registration statement contains additional information. Our registration statement and the exhibits to it may be read and copied at prescribed rates at the SEC's Public Reference Room at 450 Fifth
Street, N.W., Washington, D.C. 20549. The public may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330.
The SEC maintains an internet website that contains reports and other information regarding issuers that file electronically with the SEC, in addition to copies of these materials, and that internet website is located at
http://www.sec.gov.

     All documents that are subsequently filed for the related trust pursuant to Section 13(a), 14 or 15(d) of the Securities Exchange Act of 1934, as
amended, prior to the termination of an offering of certificates by this prospectus, shall be deemed incorporated by reference into this prospectus.
Upon written or oral request, we will provide, at no charge, to each person receiving this prospectus in connection with an offering, a copy of any or all documents or reports that are so incorporated by reference and that have not been delivered with the prospectus. All requests should be directed to
Structured Asset Securities Corporation II, 745 Seventh Avenue, New York, New
York 10019. Our main telephone number is 212-526-7000.

                             SUMMARY OF PROSPECTUS

     This summary contains selected information from this prospectus. It does not contain all of the information you need to consider in making your investment decision. TO UNDERSTAND ALL OF THE TERMS OF A PARTICULAR OFFERING OF
CERTIFICATES, YOU SHOULD READ CAREFULLY THIS PROSPECTUS AND THE RELATED
PROSPECTUS SUPPLEMENT IN FULL.

WHO WE ARE....................   Structured Asset Securities Corporation II.
                                 We are a Delaware corporation. Our principal
                                 offices are located at 745 Seventh Avenue, New
                                 York, New York 10019. Our main telephone number
                                 is 212-526-7000. See "Structured Asset
                                 Securities Corporation II."

THE SECURITIES BEING OFFERED...  The securities that will be offered by this prospectus and the related prospectus
                                 supplements consist of mortgage pass-through
                                 certificates. These certificates will be issued
                                 in series, and each series will, in turn,
                                 consist of one or more classes. Each class of
                                 offered certificates must, at the time of
                                 issuance, be assigned an investment grade
                                 rating by at least one nationally recognized
                                 statistical rating organization. Typically, the
                                 four highest rating categories, within which
                                 there may be sub-categories or gradations to
                                 indicate relative standing, signify investment
                                 grade. See "Rating."

                                 Each series of offered certificates will
                                 evidence beneficial ownership interests in a
                                 trust established by us and containing the
                                 assets described in this prospectus and the
                                 related prospectus supplement.

THE OFFERED CERTIFICATES MAY BE
ISSUED WITH OTHER CERTIFICATES...We may not publicly offer all the mortgage pass-through certificates evidencing interests
                                 in one of our trusts. We may elect to retain
                                 some of those certificates, to place some
                                 privately with institutional investors or to
                                 deliver some to the applicable seller as
                                 partial consideration for the related mortgage
                                 assets. In addition, some of those certificates
                                 may not satisfy the rating requirement for
                                 offered certificates described under "--The
                                 Securities Being Offered" above.

THE GOVERNING DOCUMENTS.......   In general, a pooling and servicing agreement
                                 or other similar agreement or collection of
                                 agreements will govern, among other things--

                                  o the issuance of each series of offered
                                    certificates,

                                  o the creation of and transfer of assets to
                                    the related trust, and

                                  o the servicing and administration of those
                                    assets.

                                 The parties to the governing document(s) for a
                                 series of offered certificates will always
                                 include us and a trustee. We will be
                                 responsible for establishing the trust
                                 relating to each series of offered
                                 certificates. In addition, we will transfer or
                                 arrange for the transfer of the initial trust
                                 assets to that trust.

                                 In general, the trustee for a series of
                                 offered certificates will be responsible for,
                                 among other things, making payments and
                                 preparing and disseminating various reports to
                                 the holders of those offered certificates.

                                 If the trust assets for a series of offered
                                 certificates include mortgage loans, the
                                 parties to the governing document(s) will also
                                 include--

                                  o a master servicer that will generally be
                                    responsible for performing customary
                                    servicing duties with respect to those
                                    mortgage loans that are not defaulted,
                                    nonperforming or otherwise problematic in
                                    any material respect, and

                                  o a special servicer that will generally be
                                    responsible for servicing and administering
                                    those mortgage loans that are defaulted,
                                    nonperforming or otherwise problematic in
                                    any material respect and real estate assets
                                    acquired as part of the related trust with
                                    respect to defaulted mortgage loans.

                                 The same person or entity, or affiliated
                                 entities, may act as both master servicer and
                                 special servicer for any trust.

                                 If the trust assets for a series of offered
                                 certificates include mortgage-backed
                                 securities, the parties to the governing
                                 document(s) may also include a manager that
                                 will be responsible for performing various
                                 administrative duties with respect to those
                                 mortgage-backed securities. If the related
                                 trustee assumes those duties, however, there
                                 will be no manager.

                                 In the related prospectus supplement, we will
                                 identify the trustee and any master servicer,
                                 special servicer or manager for each series of
                                 offered certificates and will describe their
                                 respective duties in further detail. See
                                 "Description of the Governing Documents."
CHARACTERISTICS OF THE
 MORTGAGE ASSETS...............  The trust assets with respect to any series of offered certificates will, in general, include
                                 mortgage loans. Each of those mortgage loans
                                 will constitute the obligation of one or more
                                 persons to repay a debt. The performance of
                                 that obligation will be secured by a first or
                                 junior lien on, or security interest in, the
                                 ownership, leasehold or other interest(s) of
                                 the related borrower or another person in or
                                 with respect to one or more commercial or
                                 multifamily real properties. In particular,
                                 those properties may include:

                                  o rental or cooperatively-owned buildings
                                    with multiple dwelling units;

                                  o retail properties related to the sale of
                                    consumer goods and other products, or
                                    related to providing entertainment,
                                    recreational or personal services, to the
                                    general public;

                                  o office buildings;

                                  o hospitality properties;

                                  o casino properties;

                                  o health care-related facilities;

                                  o industrial facilities;

                                  o warehouse facilities, mini-warehouse
                                    facilities and self-storage facilities;

                                  o restaurants, taverns and other
                                    establishments involved in the food and
                                    beverage industry;

                                  o manufactured housing communities, mobile
                                    home parks and recreational vehicle parks;

                                  o recreational and resort properties;

                                  o arenas and stadiums;

                                  o churches and other religious facilities;

                                  o parking lots and garages;

                                  o mixed use properties;

                                  o other income-producing properties; and/or

                                  o unimproved land.

                                 The mortgage loans underlying a series of
                                 offered certificates may have a variety of
                                 payment terms. For example, any of those
                                 mortgage loans--

                                  o may provide for the accrual of interest at
                                    a mortgage interest rate that is fixed over
                                    its term, that resets on one or more
                                    specified dates or that otherwise adjusts
                                    from time to time;

                                  o may provide for the accrual of interest at
                                    a mortgage interest rate that may be
                                    converted at the borrower's election from an
                                    adjustable to a fixed interest rate or from
                                    a fixed to an adjustable interest rate;

                                  o may provide for no accrual of interest;

                                  o may provide for level payments to stated
                                    maturity, for payments that reset in amount
                                    on one or more specified dates or for
                                    payments that otherwise adjust from time to
                                    time to accommodate changes in the mortgage
                                    interest rate or to reflect the occurrence
                                    of specified events;

                                  o may be fully amortizing or, alternatively,
                                    may be partially amortizing or
                                    nonamortizing, with a substantial payment of
                                    principal due on its stated maturity date;

                                  o may permit the negative amortization or
                                    deferral of accrued interest;

                                  o may prohibit some or all voluntary
                                    prepayments or require payment of a premium,
                                    fee or charge in connection with those
                                    prepayments;

                                  o may permit defeasance and the release of
                                    real property collateral in connection with
                                    that defeasance;

                                  o may provide for payments of principal,
                                    interest or both, on due dates that occur
                                    monthly, bi-monthly, quarterly,
                                    semi-annually, annually or at some other
                                    interval; and/or

                                  o may have two or more component parts, each
                                    having characteristics that are otherwise
                                    described in this prospectus as being
                                    attributable to separate and distinct
                                    mortgage loans.

                                 Most, if not all, of the mortgage loans
                                 underlying a series of offered certificates
                                 will be secured by liens on real properties
                                 located in the United States, its territories
                                 and possessions. However, some of those
                                 mortgage loans may be secured by liens on real
                                 properties located outside the United States,
                                 its territories and possessions, provided that
                                 foreign mortgage loans do not represent more
                                 than 10% of the related mortgage asset pool,
                                 by balance.

                                 We do not originate mortgage loans. However,
                                 some or all of the mortgage loans included in
                                 one of our trusts may be originated by our
                                 affiliates.

                                 Neither we nor any of our affiliates will
                                 guarantee or insure repayment of any of the
                                 mortgage loans underlying a series of offered
                                 certificates. Unless we expressly state
                                 otherwise in the related prospectus
                                 supplement, no governmental agency or
                                 instrumentality will guarantee or insure
                                 repayment of any of the mortgage loans
                                 underlying a series of offered certificates.
                                 See "Description of the Trust Assets--Mortgage
                                 Loans."

                                 The trust assets with respect to any series of
                                 offered certificates may also include mortgage
                                 participations, mortgage pass-through
                                 certificates, collateralized mortgage
                                 obligations and other mortgage-backed
                                 securities, that evidence an interest in, or
                                 are secured by a pledge of, one or more
                                 mortgage loans of the type described above. We
                                 will not include a mortgage-backed security
                                 among the trust assets with respect to any
                                 series of offered certificates unless--

                                  o the security has been registered under the
                                    Securities Act of 1933, as amended, or

                                  o we would be free to publicly resell the
                                    security without registration.

                                 See "Description of the Trust
                                 Assets--Mortgage-Backed Securities."

                                 We will describe the specific characteristics
                                 of the mortgage assets underlying a series of
                                 offered certificates in the related prospectus
                                 supplement.

                                 In general, the total outstanding principal
                                 balance of the mortgage assets transferred by
                                 us to any particular trust will equal or
                                 exceed the initial total outstanding principal
                                 balance of the related series of certificates.
                                 In the event that the total outstanding
                                 principal balance of the related mortgage
                                 assets initially delivered by us to the
                                 related trustee is less than the initial total
                                 outstanding principal balance of any series of
                                 certificates, we may deposit or arrange for
                                 the deposit of cash or liquid investments on
                                 an interim basis with the related trustee to
                                 cover the shortfall. For 90 days following the
                                 date of initial issuance of that series of
                                 certificates, we will be entitled to obtain a
                                 release of the deposited cash or investments
                                 if we deliver or arrange for delivery of a
                                 corresponding amount of mortgage assets. If we
                                 fail, however, to deliver mortgage assets
                                 sufficient to make up the entire shortfall,
                                 any of the cash or, following liquidation,
                                 investments remaining on deposit with the
                                 related trustee will be used by the related
                                 trustee to pay down the total principal
                                 balance of the related series of certificates,
                                 as described in the related prospectus
                                 supplement.

SUBSTITUTION, ACQUISITION AND
REMOVAL OF MORTGAGE ASSETS....   If so specified in the related prospectus
                                 supplement, we or another specified person or
                                 entity may be permitted, at our or its option,
                                 but subject to the conditions specified in that
                                 prospectus supplement, to acquire from the
                                 related trust particular mortgage assets
                                 underlying a series of certificates in exchange
                                 for:

                                  o cash that would be applied to pay down the
                                    principal balances of certificates of that
                                    series; and/or

                                  o other mortgage loans or mortgage-backed
                                    securities that--

                                   1. conform to the description of mortgage
                                      assets in this prospectus, and

                                   2. satisfy the criteria set forth in the
                                      related prospectus supplement.

                                 In addition, if so specified in the related
                                 prospectus supplement, the related trustee may
                                 be authorized or required, to apply
                                 collections on the mortgage assets underlying
                                 a series of offered certificates to acquire
                                 new mortgage loans or mortgage-backed
                                 securities that--

                                 1. conform to the description of mortgage
                                    assets in this prospectus, and

                                 2. satisfy the criteria set forth in the
                                    related prospectus supplement.

                                 No replacement of mortgage assets or
                                 acquisition of new mortgage assets will be
                                 permitted if it would result in a
                                 qualification, downgrade or withdrawal of the
                                 then-current

                                 rating assigned by any rating agency to any
                                 class of affected offered certificates.

                                 Further, if so specified under circumstances
                                 described in the related prospectus
                                 supplement, a certificateholder of a series of
                                 certificates that includes offered
                                 certificates may exchange the certificates it
                                 holds for one or more of the mortgage loans or
                                 mortgage-backed securities constituting part
                                 of the mortgage pool underlying those
                                 certificates.
CHARACTERISTICS OF
THE OFFERED CERTIFICATES......   An offered certificate may entitle the holder
                                 to receive:

                                  o a stated principal amount;

                                  o interest on a principal balance or notional
                                    amount, at a fixed, variable or adjustable
                                    pass-through rate;

                                  o specified, fixed or variable portions of
                                    the interest, principal or other amounts
                                    received on the related mortgage assets;

                                  o payments of principal, with
                                    disproportionate, nominal or no payments of
                                    interest;

                                  o payments of interest, with
                                    disproportionate, nominal or no payments of
                                    principal;

                                  o payments of interest or principal that
                                    commence only as of a specified date or only
                                    after the occurrence of specified events,
                                    such as the payment in full of the interest
                                    and principal outstanding on one or more
                                    other classes of certificates of the same
                                    series;

                                  o payments of principal to be made, from time
                                    to time or for designated periods, at a rate
                                    that is--

                                   1. faster and, in some cases, substantially
                                      faster, or

                                   2. slower and, in some cases, substantially
                                      slower,

                                   than the rate at which payments or other
                                   collections of principal are received on the
                                   related mortgage assets;

                                  o payments of principal to be made, subject
                                    to available funds, based on a specified
                                    principal payment schedule or other
                                    methodology; or

                                  o payments of all or part of the prepayment
                                    or repayment premiums, fees and charges,
                                    equity participations payments or other
                                    similar items received on the related
                                    mortgage assets.

                                 Any class of offered certificates may be
                                 senior or subordinate to one or more other
                                 classes of certificates of the same series,
                                 including a non-offered class of certificates
                                 of that series, for purposes of some or all
                                 payments and/or allocations of losses.

                                 A class of offered certificates may have two
                                 or more component parts, each having
                                 characteristics that are otherwise

                                 described in this prospectus as being
                                 attributable to separate and distinct classes.

                                 We will describe the specific characteristics
                                 of each class of offered certificates in the
                                 related prospectus supplement. See
                                 "Description of the Certificates."

CREDIT SUPPORT AND REINVESTMENT,
INTEREST RATE AND CURRENCY RELATED
PROTECTION FOR THE  OFFERED
CERTIFICATES...................  Some classes of offered certificates may be protected in full or in part against defaults
                                 and losses, or select types of defaults and
                                 losses, on the related mortgage assets through
                                 the subordination of one or more other classes
                                 of certificates of the same series or by other
                                 types of credit support. The other types of
                                 credit support may include a letter of credit,
                                 a surety bond, an insurance policy, a
                                 guarantee, a credit derivative or a reserve
                                 fund. We will describe the credit support, if
                                 any, for each class of offered certificates in
                                 the related prospectus supplement.

                                 The trust assets with respect to any series of
                                 offered certificates may also include any of
                                 the following agreements:

                                  o guaranteed investment contracts in
                                    accordance with which moneys held in the
                                    funds and accounts established with respect
                                    to those offered certificates will be
                                    invested at a specified rate;

                                  o interest rate exchange agreements, interest
                                    rate cap or floor agreements, or other
                                    agreements and arrangements designed to
                                    reduce the effects of interest rate
                                    fluctuations on the related mortgage assets
                                    or on one or more classes of those offered
                                    certificates; or

                                  o currency exchange agreements or other
                                    agreements and arrangements designed to
                                    reduce the effects of currency exchange rate
                                    fluctuations with respect to the related
                                    mortgage assets and one or more classes of
                                    those offered certificates.

                                 We will describe the types of reinvestment,
                                 interest rate and currency related protection,
                                 if any, for each class of offered certificates
                                 in the related prospectus supplement.

                                 See "Risk Factors," "Description of the Trust
                                 Assets" and "Description of Credit Support."

ADVANCES WITH RESPECT TO THE
MORTGAGE ASSETS...............   If the trust assets for a series of offered
                                 certificates include mortgage loans, then, as
                                 and to the extent described in the related
                                 prospectus supplement, the related master
                                 servicer, the related special servicer, the
                                 related trustee, any related provider of credit
                                 support and/or any other specified person may
                                 be obligated to make, or may have the option of
                                 making, advances with respect to those mortgage
                                 loans to cover--

                                       10

                                  o delinquent scheduled payments of principal
                                    and/or interest, other than balloon
                                    payments,

                                  o property protection expenses,

                                  o other servicing expenses, or

                                  o any other items specified in the related
                                    prospectus supplement.

                                 Any party making advances will be entitled to
                                 reimbursement from subsequent recoveries on
                                 the related mortgage loan and as otherwise
                                 described in this prospectus or the related
                                 prospectus supplement. That party may also be
                                 entitled to receive interest on its advances
                                 for a specified period. See "Description of
                                 the Certificates--Advances."

                                 If the trust assets for a series of offered
                                 certificates include mortgage-backed
                                 securities, we will describe in the related
                                 prospectus supplement any comparable advancing
                                 obligations with respect to those
                                 mortgage-backed securities or the underlying
                                 mortgage loans.

OPTIONAL TERMINATION..........   We will describe in the related prospectus
                                 supplement any circumstances in which a
                                 specified party is permitted or obligated to
                                 purchase or sell any of the mortgage assets
                                 underlying a series of offered certificates. In
                                 particular, a master servicer, special servicer
                                 or other designated party may be permitted or
                                 obligated to purchase or sell--

                                  o all the mortgage assets in any particular
                                    trust, thereby resulting in a termination of
                                    the trust, or

                                  o that portion of the mortgage assets in any
                                    particular trust as is necessary or
                                    sufficient to retire one or more classes of
                                    offered certificates of the related series.

                                 See "Description of the
                                   Certificates--Termination."
FEDERAL INCOME
 TAX CONSEQUENCES..............  Any class of offered certificates will constitute or evidence ownership of:

                                  o regular interests or residual interests in
                                    a real estate mortgage investment conduit
                                    under Sections 860A through 860G of the
                                    Internal Revenue Code of 1986; or

                                  o regular interests in a financial asset
                                    securitization investment trust within the
                                    meaning of Section 860L(a) of the Internal
                                    Revenue Code of 1986; or

                                  o interests in a grantor trust under Subpart
                                    E of Part I of Subchapter J of the Internal
                                    Revenue Code of 1986.

                                 See "Federal Income Tax Consequences."

ERISA CONSIDERATIONS..........   If you are a fiduciary or any other person
                                 investing assets of an employee benefit plan or
                                 other retirement plan or arrangement, you
                                 should review with your legal advisor whether
                                 the

                                       11

                                 purchase or holding of offered certificates
                                 could give rise to a transaction that is
                                 prohibited under the Employee Retirement
                                 Income Security Act of 1974, as amended, or
                                 the Internal Revenue Code of 1986. See "ERISA
                                 Considerations."

LEGAL INVESTMENT..............   If your investment authority is subject to
                                 legal investment laws and regulations,
                                 regulatory capital requirements, or review by
                                 regulatory authorities, then you may be subject
                                 to restrictions on investment in the offered
                                 certificates. You should consult your legal
                                 advisor to determine whether and to what extent
                                 the offered certificates constitute a legal
                                 investment for you. We will specify in the
                                 related prospectus supplement which classes of
                                 the offered certificates will constitute
                                 mortgage related securities for purposes of the
                                 Secondary Mortgage Market Enhancement Act of
                                 1984, as amended. See "Legal Investment."

                                       12

                                 RISK FACTORS

     You should consider the following factors, as well as the factors set forth under "Risk Factors" in the related prospectus supplement, in deciding whether to purchase offered certificates.

LACK OF LIQUIDITY WILL IMPAIR YOUR ABILITY TO SELL YOUR OFFERED CERTIFICATES
AND MAY HAVE AN ADVERSE EFFECT ON THE MARKET VALUE OF YOUR OFFERED CERTIFICATES

     The offered certificates may have limited or no liquidity. We cannot assure you that a secondary market for your offered certificates will develop.
There will be no obligation on the part of anyone to establish a secondary market. Even if a secondary market does develop for your offered certificates, it may provide you with less liquidity than you anticipated and it may not continue for the life of your offered certificates.

     WE WILL DESCRIBE IN THE RELATED PROSPECTUS SUPPLEMENT THE INFORMATION THAT
WILL BE AVAILABLE TO YOU WITH RESPECT TO YOUR OFFERED CERTIFICATES. THE LIMITED
NATURE OF THE INFORMATION MAY ADVERSELY AFFECT THE LIQUIDITY OF YOUR OFFERED
CERTIFICATES.

     We do not currently intend to list the offered certificates on any national securities exchange or the NASDAQ stock market.

     Lack of liquidity will impair your ability to sell your offered certificates and may prevent you from doing so at a time when you may want or need to. Lack of liquidity could adversely affect the market value of your offered certificates. We do not expect that you will have any redemption rights with respect to your offered certificates.

     If you decide to sell your offered certificates, you may have to sell them at a discount from the price you paid for reasons unrelated to the performance of your offered certificates or the related mortgage assets. Pricing information regarding your offered certificates may not be generally available on an ongoing basis.

THE MARKET VALUE OF YOUR OFFERED CERTIFICATES MAY BE ADVERSELY AFFECTED BY
FACTORS UNRELATED TO THE PERFORMANCE OF YOUR OFFERED CERTIFICATES AND THE
UNDERLYING MORTGAGE ASSETS, SUCH AS FLUCTUATIONS IN INTEREST RATES AND THE
SUPPLY AND DEMAND OF CMBS GENERALLY

     The market value of your offered certificates can decline even if those certificates and the underlying mortgage assets are performing at or above your expectations.

     The market value of your offered certificates will be sensitive to fluctuations in current interest rates. However, a change in the market value of your offered certificates as a result of an upward or downward movement in current interest rates may not equal the change in the market value of your offered certificates as a result of an equal but opposite movement in interest rates.

     The market value of your offered certificates will also be influenced by the supply of and demand for commercial mortgage-backed securities generally.
The supply of commercial mortgage-backed securities will depend on, among other things, the amount of commercial and multifamily mortgage loans, whether newly originated or held in portfolio, that are available for securitization. A number of factors will affect investors' demand for commercial mortgage-backed securities, including--

    o the availability of alternative investments that offer higher yields or are perceived as being a better credit risk, having a less volatile market value or being more liquid,

    o legal and other restrictions that prohibit a particular entity from investing in commercial mortgage-backed securities or limit the amount or types of commercial mortgage-backed securities that it may acquire,

    o investors' perceptions regarding the commercial and multifamily real estate markets, which may be adversely affected by, among other things, a decline in real estate values or an increase in defaults and foreclosures on mortgage loans secured by income-producing properties, and

    o investors' perceptions regarding the capital markets in general, which may be adversely affected by political, social and economic events completely unrelated to the commercial and multifamily real estate markets.

                                       13

     If you decide to sell your offered certificates, you may have to sell at discount from the price you paid for reasons unrelated to the performance of your offered certificates or the related mortgage assets. Pricing information regarding your offered certificates may not be generally available on an ongoing basis.

PAYMENTS ON THE OFFERED CERTIFICATES WILL BE MADE SOLELY FROM THE LIMITED
ASSETS OF THE RELATED TRUST, AND THOSE ASSETS MAY BE INSUFFICIENT TO MAKE ALL
REQUIRED PAYMENTS ON THOSE CERTIFICATES

     The offered certificates do not represent obligations of any person or entity and do not represent a claim against any assets other than those of the related trust. No governmental agency or instrumentality will guarantee or insure payment on the offered certificates. In addition, neither we nor our affiliates are responsible for making payments on the offered certificates if collections on the related trust assets are insufficient. If the related trust assets are insufficient to make payments on your offered certificates, no other assets will be available to you for payment of the deficiency, and you will bear the resulting loss. Any advances made by a master servicer or other party with respect to the mortgage assets underlying your offered certificates are intended solely to provide liquidity and not credit support. The party making those advances will have a right to reimbursement, probably with interest, which is senior to your right to receive payment on your offered certificates.

ANY CREDIT SUPPORT FOR YOUR OFFERED CERTIFICATES MAY BE INSUFFICIENT TO PROTECT
YOU AGAINST ALL POTENTIAL LOSSES

     The Amount of Credit Support Will Be Limited. The rating agencies that assign ratings to your offered certificates will establish the amount of credit support, if any, for your offered certificates based on, among other things, an assumed level of defaults, delinquencies and losses with respect to the related mortgage assets. Actual losses may, however, exceed the assumed levels. See
"Description of the Certificates--Allocation of Losses and Shortfalls" and
"Description of Credit Support." If actual losses on the related mortgage assets exceed the assumed levels, you may be required to bear the additional losses.

     Credit Support May Not Cover All Types of Losses. The credit support, if any, for your offered certificates may not cover all of your potential losses.
For example, some forms of credit support may not cover or may provide limited protection against losses that you may suffer by reason of fraud or negligence or as a result of uninsured casualties at the real properties securing the underlying mortgage loans. You may be required to bear any losses which are not covered by the credit support.

     Disproportionate Benefits May Be Given to Some Classes and Series to the
Detriment of Others. If a form of credit support covers multiple classes or series and losses exceed the amount of that credit support, it is possible that the holders of offered certificates of another series or class will be disproportionately benefited by that credit support to your detriment.

THE INVESTMENT PERFORMANCE OF YOUR OFFERED CERTIFICATES WILL DEPEND UPON
PAYMENTS, DEFAULTS AND LOSSES ON THE UNDERLYING MORTGAGE LOANS; AND THOSE
PAYMENTS, DEFAULTS AND LOSSES MAY BE HIGHLY UNPREDICTABLE

     The Terms of the Underlying Mortgage Loans Will Affect Payments on Your
Offered Certificates. Each of the mortgage loans underlying the offered certificates will specify the terms on which the related borrower must repay the outstanding principal amount of the loan. The rate, timing and amount of scheduled payments of principal may vary, and may vary significantly, from mortgage loan to mortgage loan. The rate at which the underlying mortgage loans amortize will directly affect the rate at which the principal balance or notional amount of your offered certificates is paid down or otherwise reduced.

     In addition, any mortgage loan underlying the offered certificates may permit the related borrower during some or all of the loan term to prepay the loan. In general, a borrower will be more likely to prepay its mortgage loan when it has an economic incentive to do so, such as obtaining a larger loan on the same underlying real property or a lower or otherwise more advantageous interest rate through refinancing. If a mortgage loan includes some form of prepayment restriction, the likelihood of prepayment should decline. These restrictions may include--

    o an absolute or partial prohibition against voluntary prepayments during some or all of the loan term, or

                                       14

    o a requirement that voluntary prepayments be accompanied by some form of prepayment premium, fee or charge during some or all of the loan term.

In many cases, however, there will be no restriction associated with the application of insurance proceeds or condemnation proceeds as a prepayment of principal.

     The Terms of the Underlying Mortgage Loans Do Not Provide Absolute
Certainty as Regards the Rate, Timing and Amount of Payments on Your Offered
Certificates. Notwithstanding the terms of the mortgage loans backing your offered certificates, the amount, rate and timing of payments and other collections on those mortgage loans will, to some degree, be unpredictable because of borrower defaults and because of casualties and condemnations with respect to the underlying real properties.

     The investment performance of your offered certificates may vary materially and adversely from your expectations due to--

    o the rate of prepayments and other unscheduled collections of principal on the underlying mortgage loans being faster or slower than you anticipated, or

    o the rate of defaults on the underlying mortgage loans being faster, or the severity of losses on the underlying mortgage loans being greater, than you anticipated.

     The actual yield to you, as a holder of an offered certificate, may not equal the yield you anticipated at the time of your purchase, and the total return on investment that you expected may not be realized. In deciding whether to purchase any offered certificates, you should make an independent decision as to the appropriate prepayment, default and loss assumptions to be used. If the trust assets underlying your offered certificates include mortgage-backed securities, the terms of those securities may soften or enhance the effects to you that may result from prepayments, defaults and losses on the mortgage loans that ultimately back those securities.

     Prepayments on the Underlying Mortgage Loans Will Affect the Average Life
of Your Offered Certificates; and the Rate and Timing of Those Prepayments May
Be Highly Unpredictable. Payments of principal and/or interest on your offered certificates will depend upon, among other things, the rate and timing of payments on the related mortgage assets. Prepayments on the underlying mortgage loans may result in a faster rate of principal payments on your offered certificates, thereby resulting in a shorter average life for your offered certificates than if those prepayments had not occurred. The rate and timing of principal prepayments on pools of mortgage loans varies among pools and is influenced by a variety of economic, demographic, geographic, social, tax and legal factors. Accordingly, neither you nor we can predict the rate and timing of principal prepayments on the mortgage loans underlying your offered certificates. As a result, repayment of your offered certificates could occur significantly earlier or later, and the average life of your offered certificates could be significantly shorter or longer, than you expected.

     The extent to which prepayments on the underlying mortgage loans ultimately affect the average life of your offered certificates depends on the terms and provisions of your offered certificates. A class of offered certificates may entitle the holders to a pro rata share of any prepayments on the underlying mortgage loans, to all or a disproportionately large share of those prepayments, or to none or a disproportionately small share of those prepayments. If you are entitled to a disproportionately large share of any prepayments on the underlying mortgage loans, your offered certificates may be retired at an earlier date. If, however, you are only entitled to a small share of the prepayments on the underlying mortgage loans, the average life of your offered certificates may be extended. Your entitlement to receive payments, including prepayments, of principal of the underlying mortgage loans may--

    o vary based on the occurrence of specified events, such as the retirement of one or more other classes of certificates of the same series, or

    o be subject to various contingencies, such as prepayment and default rates with respect to the underlying mortgage loans.

     We will describe the terms and provisions of your offered certificates more fully in the related prospectus supplement.

                                       15

     Prepayments on the Underlying Mortgage Loans Will Affect the Yield on Your
Offered Certificates; and the Rate and Timing of Those Prepayments May Be
Highly Unpredictable. If you purchase your offered certificates at a discount or premium, the yield on your offered certificates will be sensitive to prepayments on the underlying mortgage loans. If you purchase your offered certificates at a discount, you should consider the risk that a slower than anticipated rate of principal payments on the underlying mortgage loans could result in your actual yield being lower than your anticipated yield.
Alternatively, if you purchase your offered certificates at a premium, you should consider the risk that a faster than anticipated rate of principal payments on the underlying mortgage loans could result in your actual yield being lower than your anticipated yield. The potential effect that prepayments may have on the yield of your offered certificates will increase as the discount deepens or the premium increases. If the amount of interest payable on your offered certificates is disproportionately large, as compared to the amount of principal payable on your offered certificates, you may fail to recover your original investment under some prepayment scenarios. The rate and timing of principal prepayments on pools of mortgage loans varies among pools and is influenced by a variety of economic, demographic, geographic, social, tax and legal factors. Accordingly, neither you nor we can predict the rate and timing of principal prepayments on the mortgage loans underlying your offered certificates.

     Delinquencies, Defaults and Losses on the Underlying Mortgage Loans May
Affect the Amount and Timing of Payments on Your Offered Certificates; and the
Rate and Timing of Those Delinquencies and Defaults, and the Severity of Those
Losses, Are Highly Unpredictable. The rate and timing of delinquencies and defaults, and the severity of losses, on the underlying mortgage loans will impact the amount and timing of payments on a series of offered certificates to the extent that their effects are not offset by delinquency advances or some form of credit support.

     Unless otherwise covered by delinquency advances or some form of credit support, defaults on the underlying mortgage loans may delay payments on a series of offered certificates while the defaulted mortgage loans are worked-out or liquidated. However, liquidations of defaulted mortgage loans prior to maturity could affect the yield and average life of an offered certificate in a manner similar to a voluntary prepayment.

     If you calculate your anticipated yield to maturity based on an assumed rate of default and amount of losses on the underlying mortgage loans that is lower than the default rate and amount of losses actually experienced, then, to the extent that you are required to bear the additional losses, your actual yield to maturity will be lower than you calculated and could, under some scenarios, be negative. Furthermore, the timing of losses on the underlying mortgage loans can affect your yield. In general, the earlier you bear any loss on an underlying mortgage loan, the greater the negative effect on your yield.

     See "--Repayment of a Commercial or Multifamily Mortgage Loan Depends Upon
the Performance and Value of the Underlying Real Property, Which May Decline
Over Time, and the Related Borrower's Ability to Refinance the Property, of
Which There Is No Assurance" below.

     There Is an Increased Risk of Default Associated with Balloon
Payments. Any of the mortgage loans underlying your offered certificates may be nonamortizing or only partially amortizing. The borrower under a mortgage loan of that type is required to make substantial payments of principal and interest, which are commonly called balloon payments, on the maturity date of the loan. The ability of the borrower to make a balloon payment depends upon the borrower's ability to refinance or sell the real property securing the loan. The ability of the borrower to refinance or sell the property will be affected by a number of factors, including:

    o the fair market value and condition of the underlying real property;

    o the level of interest rates;

    o the borrower's equity in the underlying real property;

    o the borrower's financial condition;

                                       16

    o the operating history of the underlying real property;

    o changes in zoning and tax laws;

    o changes in competition in the relevant area;

    o changes in rental rates in the relevant area;

    o changes in governmental regulation and fiscal policy;

    o prevailing general and regional economic conditions;

    o the state of the fixed income and mortgage markets; and

    o the availability of credit for multifamily rental or commercial properties.

     See "--Repayment of a Commercial or Multifamily Mortgage Loan Depends Upon
the Performance and Value of the Underlying Real Property, Which May Decline
Over Time, and the Related Borrower's Ability to Refinance the Property, of
Which There Is No Assurance" below.

     Neither we nor any of our affiliates will be obligated to refinance any mortgage loan underlying your offered certificates.

     The related master servicer or special servicer may, within prescribed limits, extend and modify mortgage loans underlying your offered certificates that are in default or as to which a payment default is imminent in order to maximize recoveries on the defaulted loans. The related master servicer or special servicer is only required to determine that any extension or modification is reasonably likely to produce a greater recovery than a liquidation of the real property securing the defaulted loan. There is a risk that the decision of the master servicer or special servicer to extend or modify a mortgage loan may not in fact produce a greater recovery.

REPAYMENT OF A COMMERCIAL OR MULTIFAMILY MORTGAGE LOAN DEPENDS UPON THE
PERFORMANCE AND VALUE OF THE UNDERLYING REAL PROPERTY, WHICH MAY DECLINE OVER
TIME, AND THE RELATED BORROWER'S ABILITY TO REFINANCE THE PROPERTY, OF WHICH
THERE IS NO ASSURANCE

     Most of the Mortgage Loans Underlying Your Offered Certificates Will Be
Nonrecourse. You should consider all of the mortgage loans underlying your offered certificates to be nonrecourse loans. This means that, in the event of a default, recourse will be limited to the related real property or properties securing the defaulted mortgage loan. In those cases where recourse to a borrower or guarantor is permitted by the loan documents, we generally will not undertake any evaluation of the financial condition of that borrower or guarantor. Consequently, full and timely payment on each mortgage loan underlying your offered certificates will depend on one or more of the following:

    o the sufficiency of the net operating income of the applicable real property;

    o the market value of the applicable real property at or prior to maturity; and

    o the ability of the related borrower to refinance or sell the applicable real property.

     In general, the value of a multifamily or commercial property will depend on its ability to generate net operating income. The ability of an owner to finance a multifamily or commercial property will depend, in large part, on the property's value and ability to generate net operating income.

     Unless we state otherwise in the related prospectus supplement, none of the mortgage loans underlying your offered certificates will be insured or guaranteed by any governmental entity or private mortgage insurer.

     The risks associated with lending on multifamily and commercial properties are inherently different from those associated with lending on the security of single-family residential properties. This is because multifamily rental and commercial real estate lending involves larger loans and, as described above, repayment is dependent upon the successful operation and value of the related real estate project.

                                       17

     Many Risk Factors Are Common to Most or All Multifamily and Commercial
Properties. The following factors, among others, will affect the ability of a multifamily or commercial property to generate net operating income and, accordingly, its value:

    o the age, design and construction quality of the property;

    o perceptions regarding the safety, convenience and attractiveness of the property;

    o the characteristics of the neighborhood where the property is located;

    o the proximity and attractiveness of competing properties;

    o the existence and construction of competing properties;

    o the adequacy of the property's management and maintenance;

    o national, regional or local economic conditions, including plant closings, industry slowdowns and unemployment rates;

    o local real estate conditions, including an increase in or oversupply of comparable commercial or residential space;

    o demographic factors;

    o customer tastes and preferences;

    o retroactive changes in building codes; and

    o changes in governmental rules, regulations and fiscal policies, including environmental legislation.

     Particular factors that may adversely affect the ability of a multifamily or commercial property to generate net operating income include:

    o an increase in interest rates, real estate taxes and other operating expenses;

    o an increase in the capital expenditures needed to maintain the property or make improvements;

    o a decline in the financial condition of a major tenant and, in particular, a sole tenant or anchor tenant;

    o an increase in vacancy rates;

    o a decline in rental rates as leases are renewed or replaced; and

    o natural disasters and civil disturbances such as earthquakes, hurricanes, floods, eruptions or riots.

     The volatility of net operating income generated by a multifamily or commercial property over time will be influenced by many of the foregoing factors, as well as by:

    o the length of tenant leases;

    o the creditworthiness of tenants;

    o the rental rates at which leases are renewed or replaced;

    o the percentage of total property expenses in relation to revenue;

    o the ratio of fixed operating expenses to those that vary with revenues;
      and

    o the level of capital expenditures required to maintain the property and to maintain or replace tenants.

Therefore, commercial and multifamily properties with short-term or less creditworthy sources of revenue and/or relatively high operating costs, such as those operated as hospitality and self-storage properties, can be expected to have more volatile cash flows than commercial and multifamily properties with medium- to long-term leases from creditworthy tenants and/or relatively low operating costs. A decline in the real estate market will tend to have a more immediate effect on the net operating income of commercial and multifamily properties with short-term revenue sources and may lead to higher rates of delinquency or defaults on the mortgage loans secured by those properties.

                                       18

     The Successful Operation of a Multifamily or Commercial Property Depends
on Tenants. Generally, multifamily and commercial properties are subject to leases. The owner of a multifamily or commercial property typically uses lease or rental payments for the following purposes:

    o to pay for maintenance and other operating expenses associated with the property;

    o to fund repairs, replacements and capital improvements at the property;
      and

    o to service mortgage loans secured by, and any other debt obligations associated with operating, the property.

     Factors that may adversely affect the ability of a multifamily or commercial property to generate net operating income from lease and rental payments include:

    o an increase in vacancy rates, which may result from tenants deciding not to renew an existing lease or discontinuing operations;

    o an increase in tenant payment defaults;

    o a decline in rental rates as leases are entered into, renewed or extended at lower rates;

    o an increase in the capital expenditures needed to maintain the property or to make improvements; and

    o a decline in the financial condition of a major or sole tenant.

     Various factors that will affect the operation and value of a commercial property include:

    o the business operated by the tenants;

    o the creditworthiness of the tenants; and

    o the number of tenants.

     Dependence on a Single Tenant or a Small Number of Tenants Makes a
Property Riskier Collateral. In those cases where an income-producing property is leased to a single tenant or is primarily leased to one or a small number of major tenants, a deterioration in the financial condition or a change in the plan of operations of any of those tenants can have particularly significant effects on the net operating income generated by the property. If any of those tenants defaults under or fails to renew its lease, the resulting adverse financial effect on the operation of the property will be substantially more severe than would be the case with respect to a property occupied by a large number of less significant tenants.

     An income-producing property operated for retail, office or industrial purposes also may be adversely affected by a decline in a particular business or industry if a concentration of tenants at the property is engaged in that business or industry.

     Tenant Bankruptcy Adversely Affects Property Performance. The bankruptcy or insolvency of a major tenant, or a number of smaller tenants, at a commercial property may adversely affect the income produced by the property.
Under the U.S. Bankruptcy Code, a tenant has the option of assuming or rejecting any unexpired lease. If the tenant rejects the lease, the landlord's claim for breach of the lease would be a general unsecured claim against the tenant unless there is collateral securing the claim. The claim would be limited to:

    o the unpaid rent reserved under the lease for the periods prior to the bankruptcy petition or any earlier surrender of the leased premises, plus

    o an amount, not to exceed three years' rent, equal to the greater of one year's rent and 15% of the remaining reserved rent.

     The Success of an Income-Producing Property Depends on Reletting Vacant
Spaces. The operations at an income-producing property will be adversely affected if the owner or property manager is unable to renew leases or relet space on comparable terms when existing leases expire and/or become defaulted.
Even if vacated space is successfully relet, the costs associated with reletting, including tenant improvements and leasing commissions in the case of income-producing properties operated for retail,

                                       19

office or industrial purposes, can be substantial and could reduce cash flow from the income-producing properties. Moreover, if a tenant at a income-producing property defaults in its lease obligations, the landlord may incur substantial costs and experience significant delays associated with enforcing its rights and protecting its investment, including costs incurred in renovating and reletting the property.

     If an income-producing property has multiple tenants, re-leasing expenditures may be more frequent than in the case of a property with fewer tenants, thereby reducing the cash flow generated by the multi-tenanted property. Multi-tenanted properties may also experience higher continuing vacancy rates and greater volatility in rental income and expenses.

     Property Value May Be Adversely Affected Even When Current Operating
Income Is Not. Various factors may affect the value of multifamily and commercial properties without affecting their current net operating income, including:

    o changes in interest rates;

    o the availability of refinancing sources;

    o changes in governmental regulations, licensing or fiscal policy;

    o changes in zoning or tax laws; and

    o potential environmental or other legal liabilities.

     Property Management May Affect Property Operations and Value. The
operation of an income-producing property will depend upon the property manager's performance and viability. The property manager generally is responsible for:

    o responding to changes in the local market;

    o planning and implementing the rental structure, including staggering durations of leases and establishing levels of rent payments;

    o operating the property and providing building services;

    o managing operating expenses; and

    o ensuring that maintenance and capital improvements are carried out in a timely fashion.

     Income-producing properties that derive revenues primarily from short-term rental commitments, such as hospitality or self-storage properties, generally require more intensive management than properties leased to tenants under long-term leases.

     By controlling costs, providing appropriate and efficient services to tenants and maintaining improvements in good condition, a property manager can--

    o maintain or improve occupancy rates, business and cash flow,

    o reduce operating and repair costs, and

    o preserve building value.

On the other hand, management errors can, in some cases, impair the long term viability of an income-producing property.

     Maintaining a Property in Good Condition Is Expensive. The owner may be required to expend a substantial amount to maintain, renovate or refurbish a commercial or multifamily property. Failure to do so may materially impair the property's ability to generate cash flow. The effects of poor construction quality will increase over time in the form of increased maintenance and capital improvements. Even superior construction will deteriorate over time if management does not schedule and perform adequate maintenance in a timely fashion. There can be no assurance that an income-producing property will generate sufficient cash flow to cover the increased costs of maintenance and capital improvements in addition to paying debt service on the mortgage loan(s)
that may encumber that property.

     Competition Will Adversely Affect the Profitability and Value of an
Income-Producing Property. Some income-producing properties are located in highly competitive areas. Comparable income-producing properties located in the same area compete on the basis of a number of factors including:

                                       20

    o rental rates;

    o location;

    o type of business or services and amenities offered; and

    o nature and condition of the particular property.

     The profitability and value of an income-producing property may be adversely affected by a comparable property that:

    o offers lower rents;

    o has lower operating costs;

    o offers a more favorable location; or

    o offers better facilities.

     Costs of renovating, refurbishing or expanding an income-producing property in order to remain competitive can be substantial.

     Various Types of Income-Producing Properties May Present Special
Risks. The relative importance of any factor affecting the value or operation of an income-producing property will depend on the type and use of the property. In addition, the type and use of a particular income-producing property may present special risks. For example--

    o Health care-related facilities and casinos are subject to significant governmental regulation of the ownership, operation, maintenance and/or financing of those properties.

    o Multifamily rental properties, manufactured housing communities and mobile home parks may be subject to rent control or rent stabilization laws and laws governing landlord/tenant relationships.

    o Hospitality and restaurant properties are often operated under franchise, management or operating agreements, which may be terminable by the franchisor or operator. Moreover, the transferability of a hotel's or restaurant's operating, liquor and other licenses upon a transfer of the hotel or restaurant is subject to local law requirements.

    o Depending on their location, recreational and resort properties, properties that provide entertainment services, hospitality properties, restaurants and taverns, mini-warehouses and self-storage facilities tend to be adversely affected more quickly by a general economic downturn than other types of commercial properties.

    o Marinas will be affected by various statutes and government regulations that govern the use of, and construction on, rivers, lakes and other waterways.

    o Some recreational and hospitality properties may have seasonal fluctuations and/or may be adversely affected by prolonged unfavorable weather conditions.

    o Churches and other religious facilities may be highly dependent on donations which are likely to decline as economic conditions decline.

    o Properties used as gas stations, automotive sales and service centers, dry cleaners, warehouses and industrial facilities may be more likely to have environmental issues.

     Additionally, many types of commercial properties are not readily convertible to alternative uses if the original use is not successful or may require significant capital expenditures to effect any conversion to an alternative use. As a result, the liquidation value of any of those types of property would be substantially less than would otherwise be the case. See
"Description of the Trust Assets--Mortgage Loans--A Discussion of the Various
Types of Multifamily and Commercial Properties that May Secure Mortgage Loans
Underlying a Series of Offered Certificates."

BORROWER CONCENTRATION WITHIN A TRUST EXPOSES INVESTORS TO GREATER RISK OF
DEFAULT AND LOSS

     A particular borrower or group of related borrowers may be associated with multiple real properties securing the mortgage loans underlying a series of offered certificates. The bankruptcy or insolvency of, or other financial problems with respect to, that borrower or group of borrowers could have an adverse effect on--

                                       21

    o the operation of all of the related real properties, and

    o the ability of those properties to produce sufficient cash flow to make required payments on the related mortgage loans.

For example, if a borrower or group of related borrowers that owns or controls several real properties experiences financial difficulty at one of those properties, it could defer maintenance at another of those properties in order to satisfy current expenses with respect to the first property. That borrower or group of related borrowers could also attempt to avert foreclosure by filing a bankruptcy petition that might have the effect of interrupting debt service payments on all the related mortgage loans for an indefinite period. In addition, multiple real properties owned by the same borrower or related borrowers are likely to have common management. This would increase the risk that financial or other difficulties experienced by the property manager could have a greater impact on the owner of the related loans.

LOAN CONCENTRATION WITHIN A TRUST EXPOSES INVESTORS TO GREATER RISK OF DEFAULT
AND LOSS

     Any of the mortgage assets in one of our trusts may be substantially larger than the other assets in that trust. In general, the inclusion in a trust of one or more mortgage assets that have outstanding principal balances that are substantially larger than the other mortgage assets in the trust can result in losses that are more severe, relative to the size of the related mortgage asset pool, than would be the case if the total principal balance of that pool were distributed more evenly.

GEOGRAPHIC CONCENTRATION WITHIN A TRUST EXPOSES INVESTORS TO GREATER RISK OF
DEFAULT AND LOSS

     If a material concentration of mortgage loans underlying a series of offered certificates is secured by real properties in a particular locale, state or region, then the holders of those certificates will have a greater exposure to:

    o any adverse economic developments that occur in the locale, state or region where the properties are located;

    o changes in the real estate market where the properties are located;

    o changes in governmental rules and fiscal policies in the governmental jurisdiction where the properties are located; and

    o acts of nature, including floods, tornadoes and earthquakes, in the areas where properties are located.

CHANGES IN POOL COMPOSITION WILL CHANGE THE NATURE OF YOUR INVESTMENT

     The mortgage loans underlying any series of offered certificates will amortize at different rates and mature on different dates. In addition, some of those mortgage loans may be prepaid or liquidated. As a result, the relative composition of the related mortgage asset pool will change over time.

     If you purchase certificates with a pass-through rate that is equal to or calculated based upon a weighted average of interest rates on the underlying mortgage loans, your pass-through rate will be affected, and may decline, as the relative composition of the mortgage pool changes.

     In addition, as payments and other collections of principal are received with respect to the underlying mortgage loans, the remaining mortgage pool backing your offered certificates may exhibit an increased concentration with respect to property type, number and affiliation of borrowers and geographic location.

ADJUSTABLE RATE MORTGAGE LOANS MAY ENTAIL GREATER RISKS OF DEFAULT TO LENDERS
THAN FIXED RATE MORTGAGE LOANS

     Some or all of the mortgage loans underlying a series of offered certificates may provide for adjustments to their respective mortgage interest rates and corresponding adjustments to their respective periodic debt service payments. As the periodic debt service payment for any of those mortgage loans increases, the likelihood that cash flow from the underlying real property will be insufficient to make that periodic debt service payment and pay operating expenses also increases.

                                       22

SUBORDINATE DEBT INCREASES THE LIKELIHOOD THAT A BORROWER WILL DEFAULT ON A
MORTGAGE LOAN UNDERLYING YOUR OFFERED CERTIFICATES

     Some or all of the mortgage loans included in one of our trusts may permit the related borrower to encumber the related real property with additional secured debt.

     Even if a mortgage loan prohibits further encumbrance of the related real property, a violation of this prohibition may not become evident until the affected mortgage loan otherwise defaults. Accordingly, a lender, such as one of our trusts, may not realistically be able to prevent a borrower from incurring subordinate debt.

     The existence of any secured subordinated indebtedness increases the difficulty of refinancing a mortgage loan at the loan's maturity. In addition, the related borrower may have difficulty repaying multiple loans. The existence of other debt, secured or otherwise, may also increase the likelihood of a borrower bankruptcy. Moreover, the filing of a petition in bankruptcy by, or on behalf of, a junior lienholder may stay the senior lienholder from taking action to foreclose out the junior lien. See "Legal Aspects of Mortgage
Loans--Subordinate Financing."

BORROWER BANKRUPTCY PROCEEDINGS CAN DELAY AND IMPAIR RECOVERY ON A MORTGAGE
LOAN UNDERLYING YOUR OFFERED CERTIFICATES

     Under the U.S. Bankruptcy Code, the filing of a petition in bankruptcy by or against a borrower will stay the sale of a real property owned by that borrower, as well as the commencement or continuation of a foreclosure action.

     In addition, if a court determines that the value of a real property is less than the principal balance of the mortgage loan it secures, the court may reduce the amount of secured indebtedness to the then-value of the property.
This would make the lender a general unsecured creditor for the difference between the then-value of the property and the amount of its outstanding mortgage indebtedness.

     A bankruptcy court also may:

    o grant a debtor a reasonable time to cure a payment default on a mortgage loan;

    o reduce monthly payments due under a mortgage loan;

    o change the rate of interest due on a mortgage loan; or

    o otherwise alter a mortgage loan's repayment schedule.

     Furthermore, the borrower, as debtor-in-possession, or its bankruptcy trustee has special powers to avoid, subordinate or disallow debts. In some circumstances, the claims of a secured lender, such as one of our trusts, may be subordinated to financing obtained by a debtor-in-possession subsequent to its bankruptcy.

     Under the U.S. Bankruptcy Code, a lender will be stayed from enforcing a borrower's assignment of rents and leases. The U.S. Bankruptcy Code also may interfere with a lender's ability to enforce lockbox requirements. The legal proceedings necessary to resolve these issues can be time consuming and may significantly delay the receipt of rents. Rents also may escape an assignment to the extent they are used by borrower to maintain its property or for other court authorized expenses.

     As a result of the foregoing, the related trust's recovery with respect to borrowers in bankruptcy proceedings may be significantly delayed, and the total amount ultimately collected may be substantially less than the amount owed.

TAXES ON FORECLOSURE PROPERTY WILL REDUCE AMOUNTS AVAILABLE TO MAKE PAYMENTS ON
THE OFFERED CERTIFICATES

     One of our trusts may be designated, in whole or in part, as a real estate mortgage investment conduit or a financial asset securitization investment trust for federal income tax purposes. If that trust acquires a real property through a foreclosure or deed in lieu of foreclosure, then the related special servicer may

                                       23

be required to retain an independent contractor to operate and manage the property. Receipt of the following types of income on that property will subject the trust to federal, and possibly state or local, tax on that income at the highest marginal corporate tax rate:

    o any net income from that operation and management that does not consist of qualifying rents from real property within the meaning of Section
      856(d) of the Internal Revenue Code of 1986, and

    o any rental income based on the net profits of a tenant or sub-tenant or allocable to a service that is non-customary in the area and for the type of building involved.

These taxes would reduce the net proceeds available for payment with respect to the related offered certificates.

ENVIRONMENTAL LIABILITIES WILL ADVERSELY AFFECT THE VALUE AND OPERATION OF THE
CONTAMINATED PROPERTY AND MAY DETER A LENDER FROM FORECLOSING

     There can be no assurance--

    o as to the degree of environmental testing conducted at any of the real properties securing the mortgage loans that back your offered certificates;

    o that the environmental testing conducted by or on behalf of the applicable originators or any other parties in connection with the origination of those mortgage loans or otherwise identified all adverse environmental conditions and risks at the related real properties;

    o that the results of the environmental testing were accurately evaluated in all cases;

    o that the related borrowers have implemented or will implement all operations and maintenance plans and other remedial actions recommended by any environmental consultant that may have conducted testing at the related real properties; or

    o that the recommended action will fully remediate or otherwise address all the identified adverse environmental conditions and risks.

     Environmental site assessments vary considerably in their content, quality and cost. Even when adhering to good professional practices, environmental consultants will sometimes not detect significant environmental problems because to do an exhaustive environmental assessment would be far too costly and time-consuming to be practical.

     In addition, the current environmental condition of a real property securing a mortgage loan underlying your offered certificates could be adversely affected by--

    o tenants at the property, such as gasoline stations or dry cleaners, or

    o conditions or operations in the vicinity of the property, such as leaking underground storage tanks at another property nearby.

     Various environmental laws may make a current or previous owner or operator of real property liable for the costs of removal or remediation of hazardous or toxic substances on, under or adjacent to the property. Those laws often impose liability whether or not the owner or operator knew of, or was responsible for, the presence of the hazardous or toxic substances. For example, there are laws that impose liability for release of asbestos containing materials into the air or require the removal or containment of the materials. The owner's liability for any required remediation generally is unlimited and could exceed the value of the property and/or the total assets of the owner. In addition, the presence of hazardous or toxic substances, or the failure to remediate the adverse environmental condition, may adversely affect the owner's or operator's ability to use the affected property. In some states, contamination of a property may give rise to a lien on the property to ensure the costs of cleanup. Depending on the state, this lien may have priority over the lien of an existing mortgage, deed of trust or other security instrument.
In addition, third parties may seek recovery from owners or operators of real property for personal injury associated with exposure to hazardous substances, including asbestos and lead-based paint. Persons who arrange for the disposal or treatment of hazardous or toxic substances may be liable for the costs of removal or remediation of the substances at the disposal or treatment facility.

                                       24

     The federal Comprehensive Environmental Response, Compensation and
Liability Act of 1980, as amended, as well as other federal and state laws, provide that a secured lender, such as one of our trusts, may be liable as an
"owner" or "operator" of the real property, regardless of whether the borrower or a previous owner caused the environmental damage, if--

    o agents or employees of the lender are deemed to have participated in the management of the borrower, or

    o the lender actually takes possession of a borrower's property or control of its day-to-day operations, including through the appointment of a receiver or foreclosure.

     Although recently enacted legislation clarifies the activities in which a lender may engage without becoming subject to liability under the federal
Comprehensive Environmental Response, Compensation and Liability Act of 1980,
as amended, and similar federal laws, that legislation has no applicability to state environmental laws. Moreover, future laws, ordinances or regulations could impose material environmental liability.

     Federal law requires owners of residential housing constructed prior to
1978--

    o to disclose to potential residents or purchasers information in their possession regarding the presence of known lead-based paint or lead-based paint-related hazards in such housing, and

    o to deliver to potential residents or purchasers a United States
      Environmental Protection Agency approved information pamphlet describing the potential hazards to pregnant women and young children, including that the ingestion of lead-based paint chips and/or the inhalation of dust particles from lead-based paint by children can cause permanent injury, even at low levels of exposure.

     Property owners may be liable for injuries to their tenants resulting from exposure under various laws that impose affirmative obligations on property owners of residential housing containing lead-based paint.

SOME PROVISIONS IN THE MORTGAGE LOANS UNDERLYING YOUR OFFERED CERTIFICATES MAY
BE CHALLENGED AS BEING UNENFORCEABLE

     Cross-Collateralization Arrangements. It may be possible to challenge cross-collateralization arrangements involving more than one borrower as a fraudulent conveyance, even if the borrowers are related. If one of those borrowers were to become a debtor in a bankruptcy case, creditors of the bankrupt party or the representative of the bankruptcy estate of the bankrupt party could seek to have the bankruptcy court avoid any lien granted by the bankrupt party to secure repayment of another borrower's loan. In order to do so, the court would have to determine that--

    o the bankrupt party--

      1.  was insolvent at the time of granting the lien,

      2.  was rendered insolvent by the granting of the lien,

      3.  was left with inadequate capital, or

      4.  was not able to pay its debts as they matured; and

    o the bankrupt party did not, when it allowed its property to be encumbered by a lien securing the other borrower's loan, receive fair consideration or reasonably equivalent value for pledging its property for the equal benefit of the other borrower.

If the court were to conclude that the granting of the lien was an avoidable fraudulent conveyance, it could nullify the lien or security instrument effecting the cross-collateralization. The court could also allow the bankrupt party to recover payments it made under the avoided cross-collateralization.

     Prepayment Premiums, Fees and Charges. Under the laws of a number of states, the enforceability of any mortgage loan provisions that require payment of a prepayment premium, fee or charge upon an involuntary prepayment, is unclear. If those provisions were unenforceable, borrowers would have an incentive to default in order to prepay their loans.

                                       25

     Due-on-Sale and Debt Acceleration Clauses. Some or all of the mortgage loans included in one of our trusts may contain a due-on-sale clause, which permits the lender, with some exceptions, to accelerate the maturity of the mortgage loan upon the sale, transfer or conveyance of--

    o the related real property, or

    o a majority ownership interest in the related borrower.

     We anticipate that all of the mortgage loans included in one of our trusts will contain some form of debt-acceleration clause, which permits the lender to accelerate the debt upon specified monetary or non-monetary defaults by the related borrower.

     The courts of all states will enforce acceleration clauses in the event of a material payment default. The equity courts of any state, however, may refuse to allow the foreclosure of a mortgage, deed of trust or other security instrument or to permit the acceleration of the indebtedness if:

    o the default is deemed to be immaterial,

    o the exercise of those remedies would be inequitable or unjust, or

    o the circumstances would render the acceleration unconscionable.

     Assignments of Leases. Some or all of the mortgage loans included in one of our trusts may be secured by, among other things, an assignment of leases and rents. Under that document, the related borrower will assign its right, title and interest as landlord under the leases on the related real property and the income derived from those leases to the lender as further security for the related mortgage loan, while retaining a license to collect rents for so long as there is no default. In the event the borrower defaults, the license terminates and the lender is entitled to collect rents. In some cases, those assignments may not be perfected as security interests prior to actual possession of the cash flow. Accordingly, state law may require that the lender take possession of the property and obtain a judicial appointment of a receiver before becoming entitled to collect the rents. In addition, the commencement of bankruptcy or similar proceedings by or with respect to the borrower will adversely affect the lender's ability to collect the rents. See "Legal Aspects of Mortgage Loans--Bankruptcy Laws."

     Defeasance. A mortgage loan underlying a series of offered certificates may permit the related borrower, during the periods specified and subject to the conditions set forth in the loan, to pledge to the holder of the mortgage loan a specified amount of direct, non-callable United States government securities and thereby obtain a release of the related mortgaged property. The cash amount which a borrower must expend to purchase, or must deliver to a master servicer in order for the master servicer to purchase, the required
United States government securities may be in excess of the principal balance of the mortgage loan. A court could interpret that excess amount as a form of prepayment premium or could take it into account for usury purposes. In some states, some forms of prepayment premiums are unenforceable. If the payment of that excess amount were held to be unenforceable, the remaining portion of the cash amount to be delivered may be insufficient to purchase the requisite amount of United States government securities.

LACK OF INSURANCE COVERAGE EXPOSES A TRUST TO RISK FOR PARTICULAR SPECIAL
HAZARD LOSSES

     In general, the standard form of fire and extended coverage policy covers physical damage to or destruction of the improvements of a property by fire, lightning, explosion, smoke, windstorm and hail, and riot, strike and civil commotion, subject to the conditions and exclusions specified in the related policy. Most insurance policies typically do not cover any physical damage resulting from, among other things:

    o war,

    o revolution,

    o governmental actions,

    o floods and other water-related causes,

    o earth movement, including earthquakes, landslides and mudflows,

                                       26

    o wet or dry rot,

    o vermin, and

    o domestic animals.

     Unless the related mortgage loan documents specifically require the borrower to insure against physical damage arising from these causes, then the resulting losses may be borne by you as a holder of offered certificates.

GROUND LEASES CREATE RISKS FOR LENDERS THAT ARE NOT PRESENT WHEN LENDING ON AN
ACTUAL OWNERSHIP INTEREST IN A REAL PROPERTY

     In order to secure a mortgage loan, a borrower may grant a lien on its leasehold interest in a real property as tenant under a ground lease. If the ground lease does not provide for notice to a lender of a default thereunder on the part of the borrower, together with a reasonable opportunity for the lender to cure the default, the lender may be unable to prevent termination of the lease and may lose its collateral.

     In addition, upon the bankruptcy of a landlord or a tenant under a ground lease, the debtor entity has the right to assume or reject the ground lease. If a debtor landlord rejects the lease, the tenant has the right to remain in possession of its leased premises at the rent reserved in the lease for the term, including renewals. If a debtor tenant rejects any or all of its leases, the tenant's lender may not be able to succeed to the tenant's position under the lease unless the landlord has specifically granted the lender that right.
If both the landlord and the tenant are involved in bankruptcy proceedings, the trustee for your offered certificates may be unable to enforce the bankrupt tenant's obligation to refuse to treat as terminated a ground lease rejected by a bankrupt landlord. In those circumstances, it is possible that the trustee could be deprived of its security interest in the leasehold estate, notwithstanding lender protection provisions contained in the lease or mortgage loan documents.

     Further, in a recent decision by the United States Court of Appeals for the Seventh Circuit (Precision Indus. v. Qualitech Steel SBQ, LLC, 2003 U.S.
App. LEXIS 7612 (7th Cir. Apr. 23, 2003)), the court ruled that where a statutory sale of the leased property occurs under Section 363(f) of the U.S.
Bankruptcy Code upon the bankruptcy of a landlord, such sale terminates a lessee's possessory interest in the property, and the purchaser assumes title free and clear of any interest, including any leasehold estates. Pursuant to
Section 363(e) of the U.S. Bankruptcy Code, a lessee may request the bankruptcy court to prohibit or condition the statutory sale of the property so as to provide adequate protection of the leasehold interest; however, the court ruled that this provision does not ensure continued possession of the property, but rather entitles the lessee to compensation for the value of its leasehold interest, typically from the sale proceeds. As a result, there can be no assurance that, in the event of a statutory sale of leased property pursuant to
Section 363(f) of the Bankruptcy Code, the lessee may be able to maintain possession of the property under the ground lease. In addition, there can be no assurance that the lessee and/or the lender (to the extent it can obtain standing to intervene) will be able to recuperate the full value of the leasehold interest in bankruptcy court.

CHANGES IN ZONING LAWS MAY ADVERSELY AFFECT THE USE OR VALUE OF A REAL PROPERTY

     Due to changes in zoning requirements since construction, an income-producing property may not comply with current zoning laws, including density, use, parking and set back requirements. Accordingly, the property may be a permitted non-conforming structure or the operation of the property may be a permitted non-conforming use. This means that the owner is not required to alter the property's structure or use to comply with the new law, but the owner may be limited in its ability to rebuild the premises "as is" in the event of a substantial casualty loss. This may adversely affect the cash flow available following the casualty. If a substantial casualty were to occur, insurance proceeds may not be sufficient to pay a mortgage loan secured by the property in full. In addition, if the property were repaired or restored in conformity with the current law, its value or revenue-producing potential may be less than that which existed before the casualty.

COMPLIANCE WITH THE AMERICANS WITH DISABILITIES ACT OF 1990 MAY BE EXPENSIVE

     Under the Americans with Disabilities Act of 1990, all public accommodations are required to meet federal requirements related to access and use by disabled persons. If a property does not currently

                                       27

comply with that Act, the property owner may be required to incur significant costs in order to effect that compliance. This will reduce the amount of cash flow available to cover other required maintenance and capital improvements and to pay debt service on the mortgage loan(s) that may encumber that property.
There can be no assurance that the owner will have sufficient funds to cover the costs necessary to comply with that Act. In addition, noncompliance could result in the imposition of fines by the federal government or an award or damages to private litigants.

LITIGATION MAY ADVERSELY AFFECT A BORROWER'S ABILITY TO REPAY ITS MORTGAGE LOAN

     The owner of a multifamily or commercial property may be a defendant in a litigation arising out of, among other things, the following:

    o breach of contract involving a tenant, a supplier or other party;

    o negligence resulting in a personal injury, or

    o responsibility for an environmental problem.

     Litigation will divert the owner's attention from operating its property.
If the litigation were decided adversely to the owner, the award to the plaintiff may adversely affect the owner's ability to repay a mortgage loan secured by the property.

RESIDUAL INTERESTS IN A REAL ESTATE MORTGAGE INVESTMENT CONDUIT HAVE ADVERSE
TAX CONSEQUENCES

     Inclusion of Taxable Income in Excess of Cash Received. If you own a
certificate that is a residual interest in a real estate mortgage investment conduit, or REMIC, for federal income tax purposes, you will have to report on your income tax return as ordinary income your pro rata share of the taxable income of that REMIC, regardless of the amount or timing of your possible receipt of any cash on the certificate. As a result, your offered certificate may have phantom income early in the term of the REMIC because the taxable income from the certificate may exceed the amount of economic income, if any, attributable to the certificate. While you will have a corresponding amount of tax losses later in the term of the REMIC, the present value of the phantom income may significantly exceed the present value of the tax losses. Therefore, the after-tax yield on any REMIC residual certificate may be significantly less than that of a corporate bond or other instrument having similar cash flow characteristics. In fact, some offered certificates that are residual interests, may have a negative value.

     You will have to report your share of the taxable income and net loss of the REMIC until all the certificates in the related series have a principal balance of zero. See "Federal Income Tax Consequences--REMICs."

     Some Taxable Income of a Residual Interest Cannot Be Offset Under the
Internal Revenue Code of 1986. A portion of the taxable income from a REMIC residual certificate may be treated as excess inclusions under the Internal
Revenue Code of 1986. You will have to pay tax on the excess inclusions regardless of whether you have other credits, deductions or losses. In particular, the tax on excess inclusion:

    o generally will not be reduced by losses from other activities,

    o for a tax-exempt holder, will be treated as unrelated business taxable income, and

    o for a foreign holder, will not qualify for any exemption from withholding tax.

     Individuals and Certain Entities Should Not Invest in REMIC Residual
Certificates. The fees and non-interest expenses of a REMIC will be allocated pro rata to certificates that are residual interests in the REMIC. However, individuals will only be able to deduct these expenses as miscellaneous itemized deductions, which are subject to numerous restrictions and limitations under the Internal Revenue Code of 1986. Therefore, the certificates that are residual interests generally are not appropriate investments for:

    o individuals,

    o estates,

                                       28

    o trusts beneficially owned by any individual or estate, and

    o pass-through entities having any individual, estate or trust as a shareholder, member or partner.

     In addition, the REMIC residual certificates will be subject to numerous transfer restrictions. These restrictions will reduce your ability to liquidate a REMIC residual certificate. For example, unless we indicate otherwise in the related prospectus supplement, you will not be able to transfer a REMIC residual certificate to--

    o a foreign person under the Internal Revenue Code of 1986, or

    o a U.S. person that is classified as a partnership under the Internal
      Revenue Code of 1986, unless all of its beneficial owners are U.S.
      taxpayers, or

    o a foreign permanent establishment or fixed base (within the meaning of an applicable income tax treaty) of a U.S. taxpayer

     See "Federal Income Tax Consequences--REMICs--Taxation of Owners of REMIC
Residual Certificates."

PROBLEMS WITH BOOK-ENTRY REGISTRATION

     Your offered certificates may be issued in book-entry form through the facilities of the Depository Trust Company. As a result--

    o you will be able to exercise your rights as a certificateholder only indirectly through the Depository Trust Company and its participating organizations;

    o you may have only limited access to information regarding your offered certificates;

    o you may suffer delays in the receipt of payments on your offered certificates; and

    o your ability to pledge or otherwise take action with respect to your offered certificates may be limited due to the lack of a physical certificate evidencing your ownership of those certificates.

     See "Description of the Certificates--Book-Entry Registration and
Definitive Certificates."

POTENTIAL CONFLICTS OF INTEREST CAN AFFECT A PERSON'S PERFORMANCE

     The master servicer or special servicer for one of our trusts, or any of their respective affiliates, may purchase certificates evidencing interests in that trust.

     In addition, the master servicer or special servicer for one of our trusts, or any of their respective affiliates, may have interests in, or other financial relationships with, borrowers under the related mortgage loans.

     In servicing the mortgage loans in any of our trusts, the related master servicer and special servicer will each be required to observe the terms of the governing document(s) for the related series of offered certificates and, in particular, to act in accordance with the servicing standard described in the related prospectus supplement. You should consider, however, that either of these parties, if it or an affiliate owns certificates, or has financial interests in or other financial dealings with any of the related borrowers, may have interests when dealing with the mortgage loans underlying your offered certificates that are in conflict with your interests. For example, if the related special servicer owns any certificates, it could seek to mitigate the potential loss on its certificates from a troubled mortgage loan by delaying enforcement in the hope of realizing greater proceeds in the future. However, this action by a special servicer could result a lower recovery to the related trust than would have been the case if the special servicer had not delayed in taking enforcement action.

     Furthermore, the master servicer or special servicer for any of our trusts may service existing and new loans for third parties, including portfolios of loans similar to the mortgage loans included in that trust. The properties securing these other loans may be in the same markets as and compete with the properties securing mortgage loans in our trust. Accordingly, that master servicer or special servicer may be acting on behalf of parties with conflicting interests.

                                       29

                   CAPITALIZED TERMS USED IN THIS PROSPECTUS

     From time to time we use capitalized terms in this prospectus. Each of those capitalized terms will have the meaning assigned to it in the "Glossary"
attached to this prospectus.

                                       30

                        DESCRIPTION OF THE TRUST ASSETS

GENERAL

     We will be responsible for establishing the trust underlying each series of offered certificates. The assets of the trust will primarily consist of:

    o various types of multifamily and/or commercial mortgage loans;

    o mortgage participations, pass-through certificates, collateralized mortgage obligations or other mortgage-backed securities that directly or indirectly evidence interests in, or are secured by pledges of, one or more of various types of multifamily and/or commercial mortgage loans; or

    o a combination of mortgage loans and mortgage-backed securities of the types described above.

     We do not originate mortgage loans. Accordingly, we must acquire each of the mortgage loans to be included in one of our trusts from the originator or a subsequent assignee. In some cases, that originator or subsequent assignee will be one of our affiliates.

     Unless we indicate otherwise in the related prospectus supplement, we will acquire, directly or through one of our affiliates, in the secondary market, any mortgage-backed security to be included in one of our trusts.

     Neither we nor any of our affiliates will guarantee any of the mortgage assets included in one of our trusts. Furthermore, unless we indicate otherwise in the related prospectus supplement, no governmental agency or instrumentality will guarantee or insure any of those mortgage assets.

MORTGAGE LOANS

     General. Each mortgage loan underlying the offered certificates will constitute the obligation of one or more persons to repay a debt. That obligation will be evidenced by a promissory note or bond. In addition, that obligation will be secured by a mortgage, deed of trust or other security instrument that creates a first or junior lien on, or security interest in, an interest in one or more of the following types of real property:

    o rental or cooperatively-owned buildings with multiple dwelling units;

    o retail properties related to the sale of consumer goods and other products to the general public, such as shopping centers, malls, factory outlet centers, automotive sales centers, department stores and other retail stores, grocery stores, specialty shops, convenience stores and gas stations;

    o retail properties related to providing entertainment, recreational and personal services to the general public, such as movie theaters, fitness centers, bowling alleys, salons, dry cleaners and automotive service centers;

    o office properties;

    o hospitality properties, such as hotels, motels and other lodging facilities;

    o casino properties;

    o health care-related properties, such as hospitals, skilled nursing facilities, nursing homes, congregate care facilities and, in some cases, assisted living centers and senior housing;

    o industrial properties;

    o warehouse facilities, mini-warehouse facilities and self-storage facilities;

    o restaurants, taverns and other establishments involved in the food and beverage industry;

    o manufactured housing communities, mobile home parks and recreational vehicle parks;

    o recreational and resort properties, such as golf courses, marinas, ski resorts and amusement parks;

    o arenas and stadiums;

                                       31

    o churches and other religious facilities;

    o parking lots and garages;

    o mixed use properties;

    o other income-producing properties; and

    o unimproved land.

     The real property interests that may be encumbered in order to secure a mortgage loan underlying your offered certificates, include--

    o a fee interest or estate, which consists of ownership of the property for an indefinite period,

    o an estate for years, which consists of ownership of the property for a specified period of years,

    o a leasehold interest or estate, which consists of a right to occupy and use the property for a specified period of years, subject to the terms and conditions of a lease,

    o shares in a cooperative corporation which owns the property, or

    o any other real estate interest under applicable local law.

Any of these real property interests may be subject to deed restrictions, easements, rights of way and other matters of public record with respect to the related property. In addition, the use of, and improvements that may be constructed on, any particular real property will, in most cases, be subject to zoning laws and other legal restrictions.

     Most, if not all, of the mortgage loans underlying a series of offered certificates will be secured by liens on real properties located in the United
States, its territories and possessions. However, some of those mortgage loans may be secured by liens on real properties located outside the United States, its territories and possessions, provided that foreign mortgage loans do not represent more than 10% of the related mortgage asset pool, by balance.

     If we so indicate in the related prospectus supplement, one or more of the mortgage loans underlying a series of offered certificates may be secured by a junior lien on the related real property. However, the loan or loans secured by the more senior liens on that property may not be included in the related trust. The primary risk to the holder of a mortgage loan secured by a junior lien on a real property is the possibility that the foreclosure proceeds remaining after payment of the loans secured by more senior liens on that property will be insufficient to pay the junior loan in full. In a foreclosure proceeding, the sale proceeds are applied--

    o first, to the payment of court costs and fees in connection with the foreclosure,

    o second, to the payment of real estate taxes, and

    o third, to the payment of any and all principal, interest, prepayment or acceleration penalties, and other amounts owing to the holder of the senior loans.

The claims of the holders of the senior loans must be satisfied in full before the holder of the junior loan receives any payments with respect to the junior loan. If a lender forecloses on a junior loan, it does so subject to any related senior loans.

     If we so indicate in the related prospectus supplement, the mortgage loans underlying a series of offered certificates may be delinquent as of the date the certificates are initially issued. In those cases, we will describe in the related prospectus supplement--

    o the period of the delinquency,

    o any forbearance arrangement then in effect,

    o the condition of the related real property, and

    o the ability of the related real property to generate income to service the mortgage debt.

We will not, however, transfer any mortgage loan to a trust if we know that the mortgage loan is, at the time of transfer, more than 90 days delinquent with respect to any scheduled payment of principal or interest or in foreclosure.

                                       32

     A Discussion of the Various Types of Multifamily and Commercial Properties
that May Secure Mortgage Loans Underlying a Series of Offered Certificates. The
mortgage loans underlying a series of offered certificates may be secured by numerous types of multifamily and commercial properties. As we discuss below under "--Mortgage Loans--Default and Loss Considerations with Respect to
Commercial and Multifamily Mortgage Loans," the adequacy of an income-producing property as security for a mortgage loan depends in large part on its value and ability to generate net operating income. Set forth below is a discussion of some of the various factors that may affect the value and operations of the indicated types of multifamily and commercial properties.

     Multifamily Rental Properties. Factors affecting the value and operation of a multifamily rental property include:

    o the physical attributes of the property, such as its age, appearance, amenities and construction quality;

    o the types of services offered at the property;

    o the location of the property;

    o the characteristics of the surrounding neighborhood, which may change over time;

    o the rents charged for dwelling units at the property relative to the rents charged for comparable units at competing properties;

    o the ability of management to provide adequate maintenance and insurance;

    o the property's reputation;

    o the level of mortgage interest rates, which may encourage tenants to purchase rather than lease housing;

    o the existence or construction of competing or alternative residential properties, including other apartment buildings and complexes, manufactured housing communities, mobile home parks and single-family housing;

    o the dependence upon governmental programs that provide rent subsidies to tenants pursuant to tenant voucher programs or tax credits to developers to provide certain types of development;

    o the ability of management to respond to competition;

    o the tenant mix and whether the property is primarily occupied by workers from a particular company or type of business, personnel from a local military base or students;

    o adverse local, regional or national economic conditions, which may limit the amount that may be charged for rents and may result in a reduction in timely rent payments or a reduction in occupancy levels;

    o state and local regulations, which may affect the property owner's ability to increase rent to the market rent for an equivalent apartment;

    o the extent to which the property is subject to land use restrictive covenants or contractual covenants that require that units be rented to low income tenants;

    o the extent to which the cost of operating the property, including the cost of utilities and the cost of required capital expenditures, may increase; and

    o the extent to which increases in operating costs may be passed through to tenants.

     Because units in a multifamily rental property are leased to individuals, usually for no more than a year, the property is likely to respond relatively quickly to a downturn in the local economy or to the closing of a major employer in the area.

     Some states regulate the relationship of an owner and its tenants at a multifamily rental property. Among other things, these states may--

    o require written leases;

                                       33

    o require good cause for eviction;

    o require disclosure of fees;

    o prohibit unreasonable rules;

    o prohibit retaliatory evictions;

    o prohibit restrictions on a resident's choice of unit vendors;

    o limit the bases on which a landlord may increase rent; or

    o prohibit a landlord from terminating a tenancy solely by reason of the sale of the owner's building.

     Apartment building owners have been the subject of suits under state
Unfair and Deceptive Practices Acts and other general consumer protection statutes for coercive, abusive or unconscionable leasing and sales practices.

     Some counties and municipalities also impose rent control regulations on apartment buildings. These regulations may limit rent increases to--

    o fixed percentages,

    o percentages of increases in the consumer price index,

    o increases set or approved by a governmental agency, or

    o increases determined through mediation or binding arbitration.

     In many cases, the rent control laws do not provide for decontrol of rental rates upon vacancy of individual units. Any limitations on a landlord's ability to raise rents at a multifamily rental property may impair the landlord's ability to repay a mortgage loan secured by the property or to meet operating costs.

     Some multifamily rental properties are subject to land use restrictive covenants or contractual covenants in favor of federal or state housing agencies. These covenants generally require that a minimum number or percentage of units be rented to tenants who have incomes that are substantially lower than median incomes in the area or region. These covenants may limit the potential rental rates that may be charged at a multifamily rental property, the potential tenant base for the property or both. An owner may subject a multifamily rental property to these covenants in exchange for tax credits or rent subsidies. When the credits or subsidies cease, net operating income will decline. In addition, the differences in rents between subsidized or supported properties and other multifamily rental properties in the same area may not be a sufficient economic incentive for some eligible tenants to reside at a subsidized or supported property that may have fewer amenities or be less attractive as a residence. As a result, occupancy levels at a subsidized or supported property may decline, which may adversely affect the value and successful operation of the property.

     Some mortgage loans underlying the offered certificates will be secured by--

    o the related borrower's interest in multiple units in a residential condominium project, and

    o the related voting rights in the owners' association for the project.

Due to the nature of condominiums, a default on any of those mortgage loans will not allow the related special servicer the same flexibility in realizing on the real property collateral as is generally available with respect to multifamily rental properties that are not condominiums. The rights of other unit owners, the governing documents of the owners' association and the state and local laws applicable to condominiums must be considered and respected.
Consequently, servicing and realizing upon the collateral for those mortgage loans could subject the related trust to greater delay, expense and risk than a loan secured by a multifamily rental property that is not a condominium.

     Cooperatively-Owned Apartment Buildings. Some multifamily properties are owned or leased by cooperative corporations. In general, each shareholder in the corporation is entitled to occupy a particular apartment unit under a long-term proprietary lease or occupancy agreement.

     A tenant/shareholder of a cooperative corporation must make a monthly maintenance payment to the corporation. The monthly maintenance payment represents a tenant/shareholder's pro rata share of the corporation's--

                                       34

    o mortgage loan payments,

    o real property taxes,

    o maintenance expenses, and

    o other capital and ordinary expenses of the property.

These monthly maintenance payments are in addition to any payments of principal and interest the tenant/shareholder must make on any loans of the tenant/shareholder secured by its shares in the corporation.

     A cooperative corporation is directly responsible for building maintenance and payment of real estate taxes and hazard and liability insurance premiums. A cooperative corporation's ability to meet debt service obligations on a mortgage loan secured by, and to pay all other operating expenses of, the cooperatively owned property depends primarily upon the receipt of--

    o maintenance payments from the tenant/shareholders, and

    o any rental income from units or commercial space that the cooperative corporation might control.

     A cooperative corporation may have to impose special assessments on the tenant/shareholders in order to pay unanticipated expenditures. Accordingly, a cooperative corporation is highly dependent on the financial well being of its tenant/shareholders. A cooperative corporation's ability to pay the amount of any balloon payment due at the maturity of a mortgage loan secured by the cooperatively owned property depends primarily on its ability to refinance the property. Additional factors likely to affect the economic performance of a cooperative corporation include--

    o the failure of the corporation to qualify for favorable tax treatment as a "cooperative housing corporation" each year, which may reduce the cash flow available to make debt service payments on a mortgage loan secured by cooperatively owned property; and

    o the possibility that, upon foreclosure, if the cooperatively owned property becomes a rental property, certain units could be subject to rent control, stabilization and tenants' rights law, at below market rents, which may affect rental income levels and the marketability and sale proceeds of the ensuing rental property as a whole.

     In a typical cooperative conversion plan, the owner of a rental apartment building contracts to sell the building to a newly formed cooperative corporation. Shares are allocated to each apartment unit by the owner or sponsor. The current tenants have a specified period to subscribe at prices discounted from the prices to be offered to the public after that period. As part of the consideration for the sale, the owner or sponsor receives all the unsold shares of the cooperative corporation. In general the sponsor controls the corporation's board of directors and management for a limited period of time. If the sponsor holds the shares allocated to a large number of apartment units, the lender on a mortgage loan secured by a cooperatively owned property may be adversely affected by a decline in the creditworthiness of the sponsor.

     Many cooperative conversion plans are non-eviction plans. Under a non-eviction plan, a tenant at the time of conversion who chooses not to purchase shares is entitled to reside in its apartment unit as a subtenant from the owner of the shares allocated to that unit. Any applicable rent control or rent stabilization laws would continue to be applicable to the subtenancy. In addition, the subtenant may be entitled to renew its lease for an indefinite number of years with continued protection from rent increases above those permitted by any applicable rent control and rent stabilization laws. The owner/shareholder is responsible for the maintenance payments to the cooperative corporation without regard to whether it receives rent from the subtenant or whether the rent payments are lower than maintenance payments on the unit. Newly-formed cooperative corporations typically have the greatest concentration of non-tenant/ shareholders.

     Retail Properties. The term "retail property" encompasses a broad range of properties at which businesses sell consumer goods and other products and provide various entertainment, recreational or personal services to the general public. Some examples of retail properties include--

                                       35

    o shopping centers,

    o factory outlet centers,

    o malls,

    o automotive sales and service centers,

    o consumer oriented businesses,

    o department stores,

    o grocery stores,

    o convenience stores,

    o specialty shops,

    o gas stations,

    o movie theaters,

    o fitness centers,

    o bowling alleys,

    o salons, and

    o dry cleaners.

     Unless owner occupied, retail properties generally derive all or a substantial percentage of their income from lease payments from commercial tenants. Therefore, it is important for the owner of a retail property to attract and keep tenants, particularly significant tenants, that are able to meet their lease obligations. In order to attract tenants, the owner of a retail property may be required to--

    o lower rents,

    o grant a potential tenant a free rent or reduced rent period,

    o improve the condition of the property generally, or

    o make at its own expense, or grant a rent abatement to cover, tenant improvements for a potential tenant.

     A prospective tenant will also be interested in the number and type of customers that it will be able to attract at a particular retail property. The ability of a tenant at a particular retail property to attract customers will be affected by a number of factors related to the property and the surrounding area, including:

    o competition from other retail properties;

    o perceptions regarding the safety, convenience and attractiveness of the property;

    o perceptions regarding the safety of the surrounding area;

    o demographics of the surrounding area;

    o the strength and stability of the local, regional and national economies;

    o traffic patterns and access to major thoroughfares;

    o the visibility of the property;

    o availability of parking;

    o the particular mixture of the goods and services offered at the property;

    o customer tastes, preferences and spending patterns; and

    o the drawing power of other tenants.

                                       36

     The success of a retail property is often dependent on the success of its tenants' businesses. A significant component of the total rent paid by tenants of retail properties is often tied to a percentage of gross sales or revenues.
Declines in sales or revenues of the tenants will likely cause a corresponding decline in percentage rents and/or impair the tenants' ability to pay their rent or other occupancy costs. A default by a tenant under its lease could result in delays and costs in enforcing the landlord's rights. Retail properties would be directly and adversely affected by a decline in the local economy and reduced consumer spending.

     Repayment of a mortgage loan secured by a retail property will be affected by the expiration of space leases at the property and the ability of the borrower to renew or relet the space on comparable terms. Even if vacant space is successfully relet, the costs associated with reletting, including tenant improvements, leasing commissions and free rent, may be substantial and could reduce cash flow from a retail property.

     The presence or absence of an anchor tenant in a multi-tenanted retail property can be important. Anchor tenants play a key role in generating customer traffic and making the center desirable for other tenants. An anchor tenant is, in general, a retail tenant whose space is substantially larger in size than that of other tenants at the same retail property and whose operation is vital in attracting customers to the property. At some retail properties, the anchor tenant owns the space it occupies. In those cases where the property owner does not control the space occupied by the anchor tenant, the property owner may not be able to take actions with respect to the space that it otherwise typically would, such as granting concessions to retain an anchor tenant or removing an ineffective anchor tenant. In some cases, an anchor tenant may cease to operate at the property, thereby leaving its space unoccupied even though it continues to own or pay rent on the vacant space. If an anchor tenant ceases operations at a retail property, other tenants at the property may be entitled to terminate their leases prior to the scheduled termination date or to pay rent at a reduced rate for the remaining term of the lease.

     Various factors will adversely affect the economic performance of an anchored retail property, including:

    o an anchor tenant's failure to renew its lease;

    o termination of an anchor tenant's lease;

    o the bankruptcy or economic decline of an anchor tenant or a self-owned anchor;

    o the cessation of the business of a self-owned anchor or of an anchor tenant, notwithstanding its continued ownership of the previously occupied space or its continued payment of rent, as the case may be; or

    o a loss of an anchor tenant's ability to attract shoppers.

     Retail properties may also face competition from sources outside a given real estate market or with lower operating costs. For example, all of the following compete with more traditional department stores and specialty shops for consumer dollars:

    o factory outlet centers;

    o discount shopping centers and clubs;

    o catalogue retailers;

    o television shopping networks and programs;

    o internet web sites; and

    o telemarketing.

     Similarly, home movie rentals and pay-per-view movies provide alternate sources of entertainment to movie theaters. Continued growth of these alternative retail outlets and entertainment sources, which are often characterized by lower operating costs, could adversely affect the rents collectible at retail properties.

     Gas stations, automotive sales and service centers and dry cleaners also pose unique environmental risks because of the nature of their businesses and the types of products used or sold in those businesses.

                                       37

   Office Properties. Factors affecting the value and operation of an office property include:

    o the number and quality of the tenants, particularly significant tenants, at the property;

    o the physical attributes of the building in relation to competing buildings;

    o the location of the property with respect to the central business district or population centers;

    o demographic trends within the metropolitan area to move away from or towards the central business district;

    o social trends combined with space management trends, which may change towards options such as telecommuting or hoteling to satisfy space needs;

    o tax incentives offered to businesses or property owners by cities or suburbs adjacent to or near where the building is located;

    o local competitive conditions, such as the supply of office space or the existence or construction of new competitive office buildings;

    o the quality and philosophy of building management;

    o access to mass transportation; and

    o changes in zoning laws.

     Office properties may be adversely affected by an economic decline in the business operated by their tenants. The risk associated with that economic decline is increased if revenue is dependent on a single tenant or if there is a significant concentration of tenants in a particular business or industry.

     Office properties are also subject to competition with other office properties in the same market. Competitive factors affecting an office property include:

    o rental rates;

    o the building's age, condition and design, including floor sizes and layout;

    o access to public transportation and availability of parking; and

    o amenities offered to its tenants, including sophisticated building systems, such as fiber optic cables, satellite communications or other base building technological features.

     The cost of refitting office space for a new tenant is often higher than for other property types.

     The success of an office property also depends on the local economy.
Factors influencing a company's decision to locate in a given area include:

    o the cost and quality of labor;

    o tax incentives; and

    o quality of life matters, such as schools and cultural amenities.

     The strength and stability of the local or regional economy will affect an office property's ability to attract stable tenants on a consistent basis. A central business district may have a substantially different economy from that of a suburb.

     Hospitality Properties. Hospitality properties may involve different types of hotels and motels, including:

    o full service hotels;

    o resort hotels with many amenities;

    o limited service hotels;

    o hotels and motels associated with national or regional franchise chains;

    o hotels that are not affiliated with any franchise chain but may have their own brand identity; and

                                       38

    o other lodging facilities.

     Factors affecting the economic performance of a hospitality property include:

    o the location of the property and its proximity to major population centers or attractions;

    o the seasonal nature of business at the property;

    o the level of room rates relative to those charged by competitors;

    o quality and perception of the franchise affiliation;

    o economic conditions, either local, regional or national, which may limit the amount that can be charged for a room and may result in a reduction in occupancy levels;

    o the existence or construction of competing hospitality properties;

    o nature and quality of the services and facilities;

    o financial strength and capabilities of the owner and operator;

    o the need for continuing expenditures for modernizing, refurbishing and maintaining existing facilities;

    o increases in operating costs, which may not be offset by increased room rates;

    o the property's dependence on business and commercial travelers and tourism;

    o changes in travel patterns caused by changes in access, energy prices, labor strikes, relocation of highways, the reconstruction of additional highways or other factors; and

    o changes in travel patterns caused by perceptions of travel safety, which perceptions can be significantly and adversely influenced by terrorist acts and foreign conflict as well as apprehension regarding the possibility of such acts or conflicts.

     Because limited service hotels and motels are relatively quick and inexpensive to construct and may quickly reflect a positive value, an over-building of these hotels and motels could occur in any given region, which would likely adversely affect occupancy and daily room rates. Further, because rooms at hospitality properties are generally rented for short periods of time, hospitality properties tend to be more sensitive to adverse economic conditions and competition than many other types of commercial properties. Additionally, the revenues of some hospitality properties, particularly those located in regions whose economies depend upon tourism, may be highly seasonal in nature.

     Hospitality properties may be operated under franchise agreements. The continuation of a franchise is typically subject to specified operating standards and other terms and conditions. The franchisor periodically inspects its licensed properties to confirm adherence to its operating standards. The failure of the hospitality property to maintain those standards or adhere to those other terms and conditions could result in the loss or cancellation of the franchise license. It is possible that the franchisor could condition the continuation of a franchise license on the completion of capital improvements or the making of capital expenditures that the owner of the hospitality property determines are too expensive or are otherwise unwarranted in light of the operating results or prospects of the property. In that event, the owner of the hospitality property may elect to allow the franchise license to lapse. In any case, if the franchise is terminated, the owner of the hospitality property may seek to obtain a suitable replacement franchise or to operate property independently of a franchise license. The loss of a franchise license could have a material adverse effect upon the operations or value of the hospitality property because of the loss of associated name recognition, marketing support and centralized reservation systems provided by the franchisor.

     The viability of any hospitality property that is a franchise of a national or a regional hotel or motel chain is dependent upon:

    o the continued existence and financial strength of the franchisor;

    o the public perception of the franchise service mark; and

                                       39

    o the duration of the franchise licensing agreement.

     The transferability of franchise license agreements may be restricted. The consent of the franchisor would be required for the continued use of the franchise license by the hospitality property following a foreclosure.

     A lender may be unable to remove a franchisor that it desires to replace following a foreclosure. Additionally, any provision in a franchise agreement or management agreement providing for termination because of a bankruptcy of a franchisor or manager will generally not be enforceable. Further, in the event of a foreclosure on a hospitality property, the lender or other purchaser of the hospitality property may not be entitled to the rights under any associated liquor license. That party would be required to apply in its own right for a new liquor license. There can be no assurance that a new license could be obtained or that it could be obtained promptly.

     Casino Properties. Factors affecting the economic performance of a casino property include:

    o location, including proximity to or easy access from major population centers;

    o appearance;

    o economic conditions, either local, regional or national, which may limit the amount of disposable income that potential patrons may have for gambling;

    o the existence or construction of competing casinos;

    o dependence on tourism; and

    o local or state governmental regulation.

     Competition among major casinos may involve attracting patrons by--

    o providing alternate forms of entertainment, such as performers and sporting events, and

    o offering low-priced or free food and lodging.

     Casino owners may expend substantial sums to modernize, refurbish and maintain existing facilities.

     Because of their dependence on disposable income of patrons, casino properties are likely to respond quickly to a downturn in the economy.

     The ownership and operation of casino properties is often subject to local or state governmental regulation. A government agency or authority may have jurisdiction over or influence with respect to the foreclosure of a casino property or the bankruptcy of its owner or operator. In some jurisdictions, it may be necessary to receive governmental approval before foreclosing, thereby resulting in substantial delays to a lender. Gaming licenses are not transferable, including in connection with a foreclosure. There can be no assurance that a lender or another purchaser in foreclosure or otherwise will be able to obtain the requisite approvals to continue operating the foreclosed property as a casino.

     Any given state or municipality that currently allows legalized gambling could pass legislation banning it.

     The loss of a gaming license for any reason would have a material adverse effect on the value of a casino property.

     Health Care-Related Properties. Health-care related properties include:

    o hospitals;

    o medical offices;

    o skilled nursing facilities;

    o nursing homes;

    o congregate care facilities; and

    o in some cases, assisted living centers and housing for seniors.

                                       40

     Health care-related facilities, particularly nursing homes, may receive a substantial portion of their revenues from government reimbursement programs, primarily Medicaid and Medicare. Medicaid and Medicare are subject to:

    o statutory and regulatory changes;

    o retroactive rate adjustments;

    o administrative rulings;

    o policy interpretations;

    o delays by fiscal intermediaries; and

    o government funding restrictions.

All of the foregoing can adversely affect revenues from the operation a health care-related facility. Moreover, governmental payors have employed cost-containment measures that limit payments to health care providers. In addition, there are currently under consideration various proposals for national health care relief that could further limit these payments.

     Providers of long-term nursing care and other medical services are highly regulated by federal, state and local law. They are subject to numerous factors which can increase the cost of operation, limit growth and, in extreme cases, require or result in suspension or cessation of operations, including:

    o federal and state licensing requirements;

    o facility inspections;

    o rate setting;

    o reimbursement policies; and

    o laws relating to the adequacy of medical care, distribution of pharmaceuticals, use of equipment, personnel operating policies and maintenance of and additions to facilities and services.

     Under applicable federal and state laws and regulations, Medicare and
Medicaid reimbursements generally may not be made to any person other than the provider who actually furnished the related material goods and services.
Accordingly, in the event of foreclosure on a health care-related facility, neither a lender nor other subsequent lessee or operator of the property would generally be entitled to obtain from federal or state governments any outstanding reimbursement payments relating to services furnished at the property prior to foreclosure. Furthermore, in the event of foreclosure, there can be no assurance that a lender or other purchaser in a foreclosure sale would be entitled to the rights under any required licenses and regulatory approvals. The lender or other purchaser may have to apply in its own right for those licenses and approvals. There can be no assurance that a new license could be obtained or that a new approval would be granted.

     Health care-related facilities are generally special purpose properties that could not be readily converted to general residential, retail or office use. This will adversely affect their liquidation value. Furthermore, transfers of health care-related facilities are subject to regulatory approvals under state, and in some cases federal, law not required for transfers of most other types of commercial properties.

     Industrial Properties. Industrial properties may be adversely affected by reduced demand for industrial space occasioned by a decline in a particular industry segment and/or by a general slowdown in the economy. In addition, an industrial property that suited the particular needs of its original tenant may be difficult to relet to another tenant or may become functionally obsolete relative to newer properties. Also, lease terms with respect to industrial properties are generally for shorter periods of time and may result in a substantial percentage of leases expiring in the same year at any particular industrial property.

     The value and operation of an industrial property depends on:

    o location of the property, the desirability of which in a particular instance may depend on--

      1. availability of labor services,

                                       41

      2. proximity to supply sources and customers, and

      3. accessibility to various modes of transportation and shipping, including railways, roadways, airline terminals and ports;

    o building design of the property, the desirability of which in a particular instance may depend on--

      1. ceiling heights,

      2. column spacing,

      3. number and depth of loading bays,

      4. divisibility,

      5. floor loading capacities,

      6. truck turning radius,

      7. overall functionality, and

      8. adaptability of the property, because industrial tenants often need space that is acceptable for highly specialized activities; and

    o the quality and creditworthiness of individual tenants, because industrial properties frequently have higher tenant concentrations.

     Industrial properties are generally special purpose properties that could not be readily converted to general residential, retail or office use. This will adversely affect their liquidation value. In addition, properties used for many industrial purposes are more prone to environmental concerns than other property types.

     Warehouse, Mini-Warehouse and Self-Storage Facilities. Warehouse,
mini-warehouse and self-storage properties are considered vulnerable to competition because both acquisition costs and break-even occupancy are relatively low. In addition, it would require substantial capital expenditures to convert a warehouse, mini-warehouse or self-storage property to an alternative use. This will materially impair the liquidation value of the property if its operation for storage purposes becomes unprofitable due to decreased demand, competition, age of improvements or other factors.

     Successful operation of a warehouse, mini-warehouse or self-storage property depends on--

    o building design,

    o location and visibility,

    o tenant privacy,

    o efficient access to the property,

    o proximity to potential users, including apartment complexes or commercial users,

    o services provided at the property, such as security,

    o age and appearance of the improvements, and

    o quality of management.

     In addition, it is difficult to assess the environmental risks posed by warehouse, mini-warehouse and self-storage properties due to tenant privacy restrictions, tenant anonymity and unsupervised access to such facilities.
Therefore, these facilities may pose additional environmental risks to investors. Environmental site assessments performed with respect to warehouse, mini-warehouse and self-storage properties would not include an inspection of the contents of the facilities. Therefore, it would not be possible to provide assurance that any of the units included in these kinds of facilities are free from hazardous substances or other pollutants or contaminants.

     Restaurants and Taverns. Factors affecting the economic viability of individual restaurants, taverns and other establishments that are part of the food and beverage service industry include:

                                       42

    o competition from facilities having businesses similar to a particular restaurant or tavern;

    o perceptions by prospective customers of safety, convenience, services and attractiveness;

    o the cost, quality and availability of food and beverage products;

    o negative publicity, resulting from instances of food contamination, food-borne illness and similar events;

    o changes in demographics, consumer habits and traffic patterns;

    o the ability to provide or contract for capable management; and

    o retroactive changes to building codes, similar ordinances and other legal requirements.

     Adverse economic conditions, whether local, regional or national, may limit the amount that may be charged for food and beverages and the extent to which potential customers dine out. Because of the nature of the business, restaurants and taverns tend to respond to adverse economic conditions more quickly than do many other types of commercial properties. Furthermore, the transferability of any operating, liquor and other licenses to an entity acquiring a bar or restaurant, either through purchase or foreclosure, is subject to local law requirements.

     The food and beverage service industry is highly competitive. The principal means of competition are--

    o market segment,

    o product,

    o price,

    o value,

    o quality,

    o service,

    o convenience,

    o location, and

    o the nature and condition of the restaurant facility.

     A restaurant or tavern operator competes with the operators of comparable establishments in the area in which its restaurant or tavern is located. Other restaurants could have--

    o lower operating costs,

    o more favorable locations,

    o more effective marketing,

    o more efficient operations, or

    o better facilities.

     The location and condition of a particular restaurant or tavern will affect the number of customers and, to an extent, the prices that may be charged. The characteristics of an area or neighborhood in which a restaurant or tavern is located may change over time or in relation to competing facilities. Also, the cleanliness and maintenance at a restaurant or tavern will affect its appeal to customers. In the case of a regionally- or nationally-known chain restaurant, there may be costly expenditures for renovation, refurbishment or expansion, regardless of its condition.

     Factors affecting the success of a regionally- or nationally-known chain restaurant include:

    o actions and omissions of any franchisor, including management practices that--

      1. adversely affect the nature of the business, or

                                       43

      2. require renovation, refurbishment, expansion or other expenditures;

    o the degree of support provided or arranged by the franchisor, including its franchisee organizations and third-party providers of products or services; and

    o the bankruptcy or business discontinuation of the franchisor or any of its franchisee organizations or third-party providers.

     Chain restaurants may be operated under franchise agreements. Those agreements typically do not contain provisions protective of lenders. A borrower's rights as franchisee typically may be terminated without informing the lender, and the borrower may be precluded from competing with the franchisor upon termination. In addition, a lender that acquires title to a restaurant site through foreclosure or similar proceedings may be restricted in the use of the site or may be unable to succeed to the rights of the franchisee under the related franchise agreement. The transferability of a franchise may be subject to other restrictions. Also, federal and state franchise regulations may impose additional risk, including the risk that the transfer of a franchise acquired through foreclosure or similar proceedings may require registration with governmental authorities or disclosure to prospective transferees.

     Manufactured Housing Communities, Mobile Home Parks and Recreational
Vehicle Parks. Manufactured housing communities and mobile home parks consist of land that is divided into "spaces" or "home sites" that are primarily leased to owners of the individual mobile homes or other housing units. The home owner often invests in site-specific improvements such as carports, steps, fencing, skirts around the base of the home, and landscaping. The land owner typically provides private roads within the park, common facilities and, in many cases, utilities. Due to relocation costs and, in some cases, demand for homesites, the value of a mobile home or other housing unit in place in a manufactured housing community or mobile home park is generally higher, and can be significantly higher, than the value of the same unit not placed in a manufactured housing community or mobile home park. As a result, a well-operated manufactured housing community or mobile home park that has achieved stabilized occupancy is typically able to maintain occupancy at or near that level. For the same reason, a lender that provided financing for the home of a tenant who defaulted in his or her space rent generally has an incentive to keep rental payments current until the home can be resold in place, rather than to allow the unit to be removed from the park. In general, the individual mobile homes and other housing units will not constitute collateral for a mortgage loan underlying a series of offered certificates.

     Recreational vehicle parks lease spaces primarily or exclusively for motor homes, travel trailers and portable truck campers, primarily designed for recreational, camping or travel use. In general, parks that lease recreational vehicle spaces can be viewed as having a less stable tenant population than parks occupied predominantly by mobile homes. However, it is not unusual for the owner of a recreational vehicle to leave the vehicle at the park on a year-round basis or to use the vehicle as low cost housing and reside in the park indefinitely.

     Factors affecting the successful operation of a manufactured housing community, mobile home park or recreational vehicle park include:

    o location of the manufactured housing property;

    o the ability of management to provide adequate maintenance and insurance;

    o the number of comparable competing properties in the local market;

    o the age, appearance, condition and reputation of the property;

    o the quality of management; and

    o the types of facilities and services it provides.

     Manufactured housing communities and mobile home parks also compete against alternative forms of residential housing, including--

    o multifamily rental properties,

    o cooperatively-owned apartment buildings,

                                       44

    o condominium complexes, and

    o single-family residential developments.

     Recreational vehicle parks also compete against alternative forms of recreation and short-term lodging, such as staying at a hotel at the beach.

     Manufactured housing communities, mobile home parks and recreational vehicle parks are special purpose properties that could not be readily converted to general residential, retail or office use. This will adversely affect the liquidation value of the property if its operation as a manufactured housing community, mobile home park or recreational vehicle park, as the case may be, becomes unprofitable due to competition, age of the improvements or other factors.

     Some states regulate the relationship of an owner of a manufactured housing community or mobile home park and its tenants in a manner similar to the way they regulate the relationship between a landlord and tenant at a multifamily rental property. In addition, some states also regulate changes in the use of a manufactured housing community or mobile home park and require that the owner give written notice to its tenants a substantial period of time prior to the projected change.

     In addition to state regulation of the landlord-tenant relationship, numerous counties and municipalities impose rent control on manufactured housing communities and mobile home parks. These ordinances may limit rent increases to--

    o fixed percentages,

    o percentages of increases in the consumer price index,

    o increases set or approved by a governmental agency, or

    o increases determined through mediation or binding arbitration.

     In many cases, the rent control laws either do not permit vacancy decontrol or permit vacancy decontrol only in the relatively rare event that the mobile home or manufactured housing unit is removed from the homesite.
Local authority to impose rent control on manufactured housing communities and mobile home parks is pre-empted by state law in some states and rent control is not imposed at the state level in those states. In some states, however, local rent control ordinances are not pre-empted for tenants having short-term or month-to-month leases, and properties there may be subject to various forms of rent control with respect to those tenants.

     Recreational and Resort Properties. Any mortgage loan underlying a series of offered certificates may be secured by a golf course, marina, ski resort, amusement park or other property used for recreational purposes or as a resort.
Factors affecting the economic performance of a property of this type include:

    o the location and appearance of the property;

    o the appeal of the recreational activities offered;

    o the existence or construction of competing properties, whether or not they offer the same activities;

    o the need to make capital expenditures to maintain, refurbish, improve and/or expand facilities in order to attract potential patrons;

    o geographic location and dependence on tourism;

    o changes in travel patterns caused by changes in energy prices, strikes, location of highways, construction of additional highways and similar factors;

    o seasonality of the business, which may cause periodic fluctuations in operating revenues and expenses;

    o sensitivity to weather and climate changes; and

    o local, regional and national economic conditions.

     A marina or other recreational or resort property located next to water will also be affected by various statutes and government regulations that govern the use of, and construction on, rivers, lakes and other waterways.

                                       45

     Because of the nature of the business, recreational and resort properties tend to respond to adverse economic conditions more quickly than do many other types of commercial properties.

     Recreational and resort properties are generally special purpose properties that are not readily convertible to alternative uses. This will adversely affect their liquidation value.

     Arenas and Stadiums. The success of an arena or stadium generally depends on its ability to attract patrons to a variety of events, including:

    o sporting events;

    o musical events;

    o theatrical events;

    o animal shows; and/or

    o circuses.

     The ability to attract patrons is dependent on, among others, the following factors:

    o the appeal of the particular event;

    o the cost of admission;

    o perceptions by prospective patrons of the safety, convenience, services and attractiveness of the arena or stadium;

    o perceptions by prospective patrons of the safety of the surrounding area; and

    o the alternative forms of entertainment available in the particular locale.

     In some cases, an arena's or stadium's success will depend on its ability to attract and keep a sporting team as a tenant. An arena or stadium may become unprofitable, or unacceptable to a tenant of that type, due to decreased attendance, competition and age of improvements. Often, substantial expenditures must be made to modernize, refurbish and/or maintain existing facilities.

     Arenas and stadiums are special purpose properties which cannot be readily convertible to alternative uses. This will adversely affect their liquidation value.

     Churches and Other Religious Facilities. Churches and other religious facilities generally depend on charitable donations to meet expenses and pay for maintenance and capital expenditures. The extent of those donations is dependent on the attendance at any particular religious facility and the extent to which attendees are prepared to make donations, which is influenced by a variety of social, political and economic factors. Donations may be adversely affected by economic conditions, whether local, regional or national. Religious facilities are special purpose properties that are not readily convertible to alternative uses. This will adversely affect their liquidation value.

     Parking Lots and Garages. The primary source of income for parking lots and garages is the rental fees charged for parking spaces. Factors affecting the success of a parking lot or garage include:

    o the number of rentable parking spaces and rates charged;

    o the location of the lot or garage and, in particular, its proximity to places where large numbers of people work, shop or live;

    o the amount of alternative parking spaces in the area;

    o the availability of mass transit; and

    o the perceptions of the safety, convenience and services of the lot or garage.

     Unimproved Land. The value of unimproved land is largely a function of its potential use. This may depend on--

    o its location,

    o its size,

                                       46

    o the surrounding neighborhood, and

    o local zoning laws.

     Default and Loss Considerations with Respect to Commercial and Multifamily
Mortgage Loans.  Mortgage loans secured by liens on income-producing properties are substantially different from mortgage loans made on the security of owner-occupied single-family homes. The repayment of a loan secured by a lien on an income-producing property is typically dependent upon--

    o the successful operation of the property, and

    o its ability to generate income sufficient to make payments on the loan.

This is particularly true because most or all of the mortgage loans underlying the offered certificates will be nonrecourse loans.

     The debt service coverage ratio of a multifamily or commercial mortgage loan is an important measure of the likelihood of default on the loan. In general, the debt service coverage ratio of a multifamily or commercial mortgage loan at any given time is the ratio of--

    o the amount of income derived or expected to be derived from the related real property for a twelve-month period that is available to pay debt service, to

    o the annualized scheduled payments of principal and/or interest on the mortgage loan and any other senior loans that are secured by the related real property.

The amount described in the first bullet point of the preceding sentence is often a highly subjective number based on a variety of assumptions regarding, and adjustments to, revenues and expenses with respect to the related real property. We will provide a more detailed discussion of its calculation in the related prospectus supplement.

     The cash flow generated by a multifamily or commercial property will generally fluctuate over time and may or may not be sufficient to--

    o make the loan payments on the related mortgage loan,

    o cover operating expenses, and

    o fund capital improvements at any given time.

     Operating revenues of a nonowner occupied, income-producing property may be affected by the condition of the applicable real estate market and/or area economy. Properties leased, occupied or used on a short-term basis, such as--

    o some health care-related facilities,

    o hotels and motels,

    o recreational vehicle parks, and

    o mini-warehouse and self-storage facilities,

tend to be affected more rapidly by changes in market or business conditions than do properties typically leased for longer periods, such as--

    o warehouses,

    o retail stores,

    o office buildings, and

    o industrial facilities.

     Some commercial properties may be owner-occupied or leased to a small number of tenants. Accordingly, the operating revenues may depend substantially on the financial condition of the borrower or one or a few tenants. Mortgage loans secured by liens on owner-occupied and single tenant properties may pose a greater likelihood of default and loss than loans secured by liens on multifamily properties or on multi-tenant commercial properties.

                                       47

     Increases in property operating expenses can increase the likelihood of a borrower default on a multifamily or commercial mortgage loan secured by the property. Increases in property operating expenses may result from:

    o increases in energy costs and labor costs;

    o increases in interest rates and real estate tax rates; and

    o changes in governmental rules, regulations and fiscal policies.

     Some net leases of commercial properties may provide that the lessee, rather than the borrower/ landlord, is responsible for payment of operating expenses. However, a net lease will result in stable net operating income to the borrower/landlord only if the lessee is able to pay the increased operating expense while also continuing to make rent payments.

     Lenders also look to the loan-to-value ratio of a mortgage loan as a factor in evaluating the likelihood of loss if a property is liquidated following a default. In general, the loan-to-value ratio of a multifamily or commercial mortgage loan at any given time is the ratio, expressed as a percentage, of--

    o the then outstanding principal balance of the mortgage loan and any other senior loans that are secured by the related real property, to

    o the estimated value of the related real property based on an appraisal, a cash flow analysis, a recent sales price or another method or benchmark of valuation.

     A low loan-to-value ratio means the borrower has a large amount of its own equity in the multifamily or commercial property that secures its loan. In these circumstances--

    o the borrower has a greater incentive to perform under the terms of the related mortgage loan in order to protect that equity, and

    o the lender has greater protection against loss on liquidation following a borrower default.

     Loan-to-value ratios are not necessarily an accurate measure of the likelihood of liquidation loss in a pool of multifamily and commercial mortgage loans. For example, the value of a multifamily or commercial property as of the date of initial issuance of a series of offered certificates may be less than the estimated value determined at loan origination. The value of any real property, in particular a multifamily or commercial property, will likely fluctuate from time to time. Moreover, even a current appraisal is not necessarily a reliable estimate of value. Appraised values of income-producing properties are generally based on--

    o the market comparison method, which takes into account the recent resale value of comparable properties at the date of the appraisal;

    o the cost replacement method, which takes into account the cost of replacing the property at the date of the appraisal;

    o the income capitalization method, which takes into account the property's projected net cash flow; or

    o a selection from the values derived from the foregoing methods.

     Each of these appraisal methods presents analytical difficulties. For example--

    o it is often difficult to find truly comparable properties that have recently been sold;

    o the replacement cost of a property may have little to do with its current market value; and

    o income capitalization is inherently based on inexact projections of income and expense and the selection of an appropriate capitalization rate and discount rate.

     If more than one appraisal method is used and significantly different results are produced, an accurate determination of value and, correspondingly, a reliable analysis of the likelihood of default and loss, is even more difficult.

     The value of a multifamily or commercial property will be affected by property performance. As a result, if a multifamily or commercial mortgage loan defaults because the income generated by the related

                                       48

property is insufficient to pay operating costs and expenses as well as debt service, then the value of the property will decline and a liquidation loss may occur.

     We believe that the foregoing considerations are important factors that generally distinguish mortgage loans secured by liens on income-producing real estate from single-family mortgage loans. However, the originators of the mortgage loans underlying your offered certificates may not have considered all of those factors for all or any of those loans.

     See "Risk Factors--Repayment of a Commercial or Multifamily Mortgage Loan
Depends on the Performance and Value of the Underlying Real Property, Which May
Decline Over Time, and the Related Borrower's Ability to Refinance the
Property, of Which There Is No Assurance."

     Payment Provisions of the Mortgage Loans. Each of the mortgage loans included in one of our trusts will have the following features:

    o an original term to maturity of not more than approximately 40 years;
      and

    o scheduled payments of principal, interest or both, to be made on specified dates, that occur monthly, bi-monthly, quarterly, semi-annually, annually or at some other interval.

     A mortgage loan included in one of our trusts may also include terms that:

    o provide for the accrual of interest at a mortgage interest rate that is fixed over its term, that resets on one or more specified dates or that otherwise adjusts from time to time;

    o provide for the accrual of interest at a mortgage interest rate that may be converted at the borrower's election from an adjustable to a fixed interest rate or from a fixed to an adjustable interest rate;

    o provide for no accrual of interest;

    o provide for level payments to stated maturity, for payments that reset in amount on one or more specified dates or for payments that otherwise adjust from time to time to accommodate changes in the coupon rate or to reflect the occurrence of specified events;

    o be fully amortizing or, alternatively, may be partially amortizing or nonamortizing, with a substantial payment of principal due on its stated
      maturity date;

    o permit the negative amortization or deferral of accrued interest;

    o permit defeasance and the release of the real property collateral in connection with that defeasance; and/or

    o prohibit some or all voluntary prepayments or require payment of a premium, fee or charge in connection with those prepayments.

     Mortgage Loan Information in Prospectus Supplements. We will describe in the related prospectus supplement the characteristics of the mortgage loans that we will include in any of our trusts. In general, we will provide in the related prospectus supplement, among other items, the following information on the particular mortgage loans in one of our trusts:

    o the total outstanding principal balance and the largest, smallest and average outstanding principal balance of the mortgage loans;

    o the type or types of property that provide security for repayment of the mortgage loans;

    o the earliest and latest origination date and maturity date of the mortgage loans;

    o the original and remaining terms to maturity of the mortgage loans, or the range of each of those terms to maturity, and the weighted average original and remaining terms to maturity of the mortgage loans;

    o loan-to-value ratios of the mortgage loans either at origination or as of a more recent date, or the range of those loan-to-value ratios, and the weighted average of those loan-to-value ratios;

    o the mortgage interest rates of the mortgage loans, or the range of those mortgage interest rates, and the weighted average mortgage interest rate of the mortgage loans;

                                       49

    o if any mortgage loans have adjustable mortgage interest rates, the index or indices upon which the adjustments are based, the adjustment dates, the range of gross margins and the weighted average gross margin, and any limits on mortgage interest rate adjustments at the time of any adjustment and over the life of the loan;

    o information on the payment characteristics of the mortgage loans, including applicable prepayment restrictions;

    o debt service coverage ratios of the mortgage loans either at origination or as of a more recent date, or the range of those debt service coverage ratios, and the weighted average of those debt service coverage ratios;
      and

    o the geographic distribution of the properties securing the mortgage loans on a state-by-state basis.

     If we are unable to provide the specific information described above at the time a series of offered certificates is initially offered, we will provide--

    o more general information in the related prospectus supplement, and

    o specific information in a report which will be filed with the SEC as part of a Current Report on Form 8-K within 15 days following the issuance of those certificates.

     If any mortgage loan, or group of related mortgage loans, included in one of our trusts represents a material concentration of credit risk, we will include in the related prospectus supplement financial statements or other financial information on the related real property or properties.

MORTGAGE-BACKED SECURITIES

     The mortgage-backed securities underlying a series of offered certificates may include:

    o mortgage participations, mortgage pass-through certificates, collateralized mortgage obligations or other mortgage-backed securities that are not insured or guaranteed by any governmental agency or instrumentality, or

    o certificates issued and/or insured or guaranteed by Freddie Mac, Fannie
      Mae, Ginnie Mae, Farmer Mac, or another federal or state governmental agency or instrumentality.

     In addition, each of those mortgage-backed securities will directly or indirectly evidence an interest in, or be secured by a pledge of, multifamily and/or commercial mortgage loans.

     Each mortgage-backed security included in one of our trusts--

    o will have been registered under the Securities Act of 1933, as amended,
      or

    o will be exempt from the registration requirements of that Act, or

    o will have been held for at least the holding period specified in Rule
      144(k) under that Act, or

    o may otherwise be resold by us publicly without registration under that
      Act.

     We will describe in the related prospectus supplement the characteristics of the mortgage-backed securities that we will include in any of our trusts. In general, we will provide in the related prospectus supplement, among other items, the following information on the particular mortgage-backed securities included in one of our trusts:

    o the initial and outstanding principal amount(s) and type of the securities;

    o the original and remaining term(s) to stated maturity of the securities;

    o the pass-through or bond rate(s) of the securities or the formula for determining those rate(s);

    o the payment characteristics of the securities;

    o the identity of the issuer(s), servicer(s) and trustee(s) for the securities;

    o a description of the related credit support, if any;

                                       50

    o the type of mortgage loans underlying the securities;

    o the circumstances under which the related underlying mortgage loans, or the securities themselves, may be purchased prior to maturity;

    o the terms and conditions for substituting mortgage loans backing the securities; and

    o the characteristics of any agreements or instruments providing interest rate protection to the securities.

     With respect to any mortgage-backed security included in one of our trusts, we will provide in our reports filed under the Securities Exchange Act of 1934, as amended, the same information regarding the security as is provided by the issuer of the security in its own reports filed under that Act, if the security was publicly offered, or in the reports the issuer of the security provides to the related trustee, if the security was privately issued.

SUBSTITUTION, ACQUISITION AND REMOVAL OF MORTGAGE ASSETS

     If so specified in the related prospectus supplement, we or another specified person or entity may be permitted, at our or its option, but subject to the conditions specified in that prospectus supplement, to acquire from the related trust particular mortgage assets underlying a series of offered certificates in exchange for:

    o cash that would be applied to pay down the principal balances of the certificates of that series; and/or

    o other mortgage loans or mortgage-backed securities that--

      1. conform to the description of mortgage assets in this prospectus, and

      2. satisfy the criteria set forth in the related prospectus supplement.

     In addition, if so specified in the related prospectus supplement, the trustee may be authorized or required to apply collections on the related mortgage assets to acquire new mortgage loans or mortgage-backed securities that--

      1. conform to the description of mortgage assets in this prospectus, and

      2. satisfy the criteria set forth in the related prospectus supplement.

     No replacement of mortgage assets or acquisition of new mortgage assets will be permitted if it would result in a qualification, downgrade or withdrawal of the then-current rating assigned by any rating agency to any class of affected offered certificates.

     Further, if so specified in the related prospectus supplement, a certificateholder of a series of certificates that includes offered certificates may exchange the certificates it holds for one or more of the mortgage loans or mortgage-backed securities constituting part of the mortgage pool underlying those certificates. We will describe in the related prospectus supplement the circumstances under which the exchange may occur.

UNDELIVERED MORTGAGE ASSETS

     In general, the total outstanding principal balance of the mortgage assets transferred by us to any particular trust will equal or exceed the initial total outstanding principal balance of the related series of certificates. In the event that the total outstanding principal balance of the related mortgage assets initially delivered by us to the related trustee is less than the initial total outstanding principal balance of any series of certificates, we may deposit or arrange for the deposit of cash or liquid investments on an interim basis with the related trustee to cover the shortfall. For 90 days following the date of initial issuance of that series of certificates, we will be entitled to obtain a release of the deposited cash or investments if we deliver or arrange for delivery of a corresponding amount of mortgage assets.
If we fail, however, to deliver mortgage assets sufficient to make up the entire shortfall, any of the cash or, following liquidation, investments remaining on deposit with the related trustee will be used by the related trustee to pay down the total principal balance of the related series of certificates, as described in the related prospectus supplement.

                                       51

ACCOUNTS

     The trust assets underlying a series of offered certificates will include one or more accounts established and maintained on behalf of the holders. All payments and collections received or advanced on the mortgage assets and other trust assets will be deposited and held in those accounts. We will identify and describe those accounts, and will further describe the deposits to and withdrawals from those accounts, in the related prospectus supplement.

CREDIT SUPPORT

     The holders of any class of offered certificates may be the beneficiaries of credit support designed to protect them partially or fully against all or particular defaults and losses on the related mortgage assets. The types of credit support that may benefit the holders of a class of offered certificates include:

    o the subordination of one or more other classes of certificates of the same series;

    o a letter of credit;

    o a surety bond;

    o an insurance policy;

    o a guarantee;

    o a credit derivative; and/or

    o a reserve fund.

     In the related prospectus supplement, we will describe the amount and types of any credit support benefiting the holders of a class of offered certificates.

ARRANGEMENTS PROVIDING REINVESTMENT, INTEREST RATE AND CURRENCY RELATED
PROTECTION

     The trust assets for a series of offered certificates may include guaranteed investment contracts in accordance with which moneys held in the funds and accounts established for that series will be invested at a specified rate. Those trust assets may also include:

    o interest rate exchange agreements;

    o interest rate cap agreements;

    o interest rate floor agreements;

    o currency exchange agreements; or

    o other agreements or arrangements designed to reduce the effects of interest rate or currency exchange rate fluctuations with respect to the related mortgage assets and one or more classes of offered certificates.

     In the related prospectus supplement, we will describe any agreements or other arrangements designed to protect the holders of a class of offered certificates against shortfalls resulting from movements or fluctuations in interest rates or currency exchange rates. If applicable, we will also identify any obligor under the agreement or other arrangement.

                                       52

                       YIELD AND MATURITY CONSIDERATIONS

GENERAL

     The yield on your offered certificates will depend on--

    o the price you paid for your offered certificates,

    o the pass-through rate on your offered certificates,

    o the amount and timing of payments on your offered certificates.

     The following discussion contemplates a trust established by us that consists only of mortgage loans. If one of our trusts also includes a mortgage-backed security, the payment terms of that security will soften or enhance the effects that the characteristics and behavior of mortgage loans backing that security can have on the yield to maturity and/or weighted average life of a class of offered certificates. If one of our trusts includes a mortgage-backed security, we will discuss in the related prospectus supplement the effect, if any, that the security may have on the yield to maturity and weighted average lives of the related offered certificates.

PASS-THROUGH RATE

     A class of interest-bearing offered certificates may have a fixed, variable or adjustable pass-through rate. We will specify in the related prospectus supplement the pass-through rate for each class of interest-bearing offered certificates or, if the pass-through rate is variable or adjustable, the method of determining the pass-through rate.

PAYMENT DELAYS

     There will be a delay between the date on which payments on the underlying mortgage loans are due and the date on which those payments are passed through to you and other investors. That delay will reduce the yield that would otherwise be produced if those payments were passed through on your offered certificates on the same date that they were due.

YIELD AND PREPAYMENT CONSIDERATIONS

     The yield to maturity on your offered certificates will be affected by the rate of principal payments on the underlying mortgage loans and the allocation of those principal payments to reduce the principal balance or notional amount of your offered certificates. The rate of principal payments on those mortgage loans will be affected by the following:

    o the amortization schedules of the mortgage loans, which may change from time to time to reflect, among other things, changes in mortgage interest rates or partial prepayments of principal;

    o the dates on which any balloon payments are due; and

    o the rate of principal prepayments on the mortgage loans, including voluntary prepayments by borrowers and involuntary prepayments resulting from liquidations, casualties or purchases of mortgage loans.

     Because the rate of principal prepayments on the mortgage loans underlying your offered certificates will depend on future events and a variety of factors, we cannot give you any assurance as to that rate.

     The extent to which the yield to maturity of your offered certificates may vary from your anticipated yield will depend upon--

    o whether you purchased your offered certificates at a discount or premium and, if so, the extent of that discount or premium, and

    o when, and to what degree, payments of principal on the underlying mortgage loans are applied or otherwise result in the reduction of the principal balance or notional amount of your offered certificates.

                                       53

     If you purchase your offered certificates at a discount, you should consider the risk that a slower than anticipated rate of principal payments on the underlying mortgage loans could result in an actual yield to you that is lower than your anticipated yield. If you purchase your offered certificates at a premium, you should consider the risk that a faster than anticipated rate of principal payments on the underlying mortgage loans could result in an actual yield to you that is lower than your anticipated yield.

     If your offered certificates entitle you to payments of interest, with disproportionate, nominal or no payments of principal, you should consider that your yield will be extremely sensitive to prepayments on the underlying mortgage loans and, under some prepayment scenarios, may be negative.

     If a class of offered certificates accrues interest on a notional amount, that notional amount will, in general, either--

    o be based on the principal balances of some or all of the mortgage assets in the related trust, or

    o equal the total principal balance of one or more of the other classes of certificates of the same series.

Accordingly, the yield on that class of certificates will be inversely related to, as applicable, the rate at which--

    o payments and other collections of principal are received on the mortgage assets referred to in the first bullet point of the prior sentence, or

    o payments are made in reduction of the total principal balance of the class or classes of certificates referred to in the second bullet point of the prior sentence.

     The extent of prepayments of principal of the mortgage loans underlying your offered certificates may be affected by a number of factors, including:

    o the availability of mortgage credit;

    o the relative economic vitality of the area in which the related real properties are located;

    o the quality of management of the related real properties;

    o the servicing of the mortgage loans;

    o possible changes in tax laws; and

    o other opportunities for investment.

In general, those factors that increase--

    o the attractiveness of selling or refinancing a commercial or multifamily property, or

    o the likelihood of default under a commercial or multifamily mortgage loan,

would be expected to cause the rate of prepayment to accelerate. In contrast, those factors having an opposite effect would be expected to cause the rate of prepayment to slow.

     The rate of principal payments on the mortgage loans underlying your offered certificates may also be affected by the existence and enforceability of prepayment restrictions, such as--

    o prepayment lock-out periods, and

    o requirements that voluntary principal prepayments be accompanied by prepayment premiums, fees or charges.

If enforceable, those provisions could constitute either an absolute prohibition, in the case of a prepayment lock-out period, or a disincentive, in the case of a prepayment premium, fee or charge, to a borrower's voluntarily prepaying its mortgage loan, thereby slowing the rate of prepayments.

     The rate of prepayment on a pool of mortgage loans is likely to be affected by prevailing market interest rates for mortgage loans of a comparable type, term and risk level. As prevailing market interest rates decline, a borrower may have an increased incentive to refinance its mortgage loan. Even in the case

                                       54

of adjustable rate mortgage loans, as prevailing market interest rates decline, the related borrowers may have an increased incentive to refinance for the following purposes:

    o to convert to a fixed rate loan and thereby lock in that rate, or

    o to take advantage of a different index, margin or rate cap or floor on another adjustable rate mortgage loan.

     Subject to prevailing market interest rates and economic conditions generally, a borrower may sell a real property in order to--

    o realize its equity in the property,

    o meet cash flow needs or

    o make other investments.

     Additionally, some borrowers may be motivated by federal and state tax laws, which are subject to change, to sell their properties prior to the exhaustion of tax depreciation benefits.

     We make no representation as to--

    o the particular factors that will affect the prepayment of the mortgage loans underlying any series of offered certificates,

    o the relative importance of those factors,

    o the percentage of the principal balance of those mortgage loans that will be paid as of any date, or

    o the overall rate of prepayment on those mortgage loans.

WEIGHTED AVERAGE LIFE AND MATURITY

     The rate at which principal payments are received on the mortgage loans underlying any series of offered certificates will affect the ultimate maturity and the weighted average life of one or more classes of those certificates. In general, weighted average life refers to the average amount of time that will elapse from the date of issuance of an instrument until each dollar allocable as principal of that instrument is repaid to the investor.

     The weighted average life and maturity of a class of offered certificates will be influenced by the rate at which principal on the underlying mortgage loans is paid to that class, whether in the form of--

    o scheduled amortization, or

    o prepayments, including--

     1. voluntary prepayments by borrowers, and

     2. involuntary prepayments resulting from liquidations, casualties or condemnations and purchases of mortgage loans out of the related trust.

     Prepayment rates on loans are commonly measured relative to a prepayment standard or model, such as the CPR prepayment model or the SPA prepayment model. CPR represents an assumed constant rate of prepayment each month, expressed as an annual percentage, relative to the then outstanding principal balance of a pool of mortgage loans for the life of those loans. SPA represents an assumed variable rate of prepayment each month, expressed as an annual percentage, relative to the then outstanding principal balance of a pool of mortgage loans, with different prepayment assumptions often expressed as percentages of SPA. For example, a prepayment assumption of 100% of SPA assumes prepayment rates of 0.2% per annum of the then outstanding principal balance of those loans in the first month of the life of the loans and an additional 0.2%
per annum in each month thereafter until the 30th month. Beginning in the 30th month, and in each month thereafter during the life of the loans, 100% of SPA assumes a constant prepayment rate of 6% per annum each month.

     Neither CPR nor SPA nor any other prepayment model or assumption is a historical description of prepayment experience or a prediction of the anticipated rate of prepayment of any particular pool of

                                       55

mortgage loans. Moreover, the CPR and SPA models were developed based upon historical prepayment experience for single-family mortgage loans. It is unlikely that the prepayment experience of the mortgage loans underlying your offered certificates will conform to any particular level of CPR or SPA.

     In the prospectus supplement for a series of offered certificates, we will include tables, if applicable, setting forth--

    o the projected weighted average life of each class of those offered certificates with principal balances, and

    o the percentage of the initial total principal balance of each class of those offered certificates that would be outstanding on specified dates,

based on the assumptions stated in that prospectus supplement, including assumptions regarding prepayments on the underlying mortgage loans. Those tables and assumptions illustrate the sensitivity of the weighted average lives of those offered certificates to various assumed prepayment rates and are not intended to predict, or to provide information that will enable you to predict, the actual weighted average lives of your offered certificates.

OTHER FACTORS AFFECTING YIELD, WEIGHTED AVERAGE LIFE AND MATURITY

     Balloon Payments; Extensions of Maturity. Some or all of the mortgage loans underlying a series of offered certificates may require that balloon payments be made at maturity. The ability of a borrower to make a balloon payment typically will depend upon its ability either--

    o to refinance the loan, or

    o to sell the related real property.

If a borrower is unable to refinance or sell the related real property, there is a possibility that the borrower may default on the mortgage loan or that the maturity of the mortgage loan may be extended in connection with a workout. If a borrower defaults, recovery of proceeds may be delayed by--

    o the bankruptcy of the borrower, or

    o adverse economic conditions in the market where the related real property is located.

     In order to minimize losses on defaulted mortgage loans, the related master servicer or special servicer may be authorized within prescribed limits to modify mortgage loans that are in default or as to which a payment default is reasonably foreseeable. Any defaulted balloon payment or modification that extends the maturity of a mortgage loan may delay payments of principal on your offered certificates and extend the weighted average life of your offered certificates.

     Negative Amortization. The weighted average life of a class of offered certificates can be affected by mortgage loans that permit negative amortization to occur. Those are the mortgage loans that provide for the current payment of interest calculated at a rate lower than the rate at which interest accrues on the mortgage loan, with the unpaid portion of that interest being added to the related principal balance. Negative amortization most commonly occurs with respect to an adjustable rate mortgage loan that:

    o limits the amount by which its scheduled payment may adjust in response to a change in its mortgage interest rate;

    o provides that its scheduled payment will adjust less frequently than its mortgage interest rate; or

    o provides for constant scheduled payments regardless of adjustments to its mortgage interest rate.

     Negative amortization on one or more mortgage loans in any of our trusts may result in negative amortization on a related class of offered certificates.
We will describe in the related prospectus supplement, if applicable, the manner in which negative amortization with respect to the underlying mortgage loans is allocated among the respective classes of a series of offered certificates.

     The portion of any mortgage loan negative amortization allocated to a class of offered certificates may result in a deferral of some or all of the interest payable on those certificates. Deferred interest may

                                       56

be added to the total principal balance of a class of offered certificates. In addition, an adjustable rate mortgage loan that permits negative amortization would be expected during a period of increasing interest rates to amortize, if at all, at a slower rate than if interest rates were declining or were remaining constant. This slower rate of mortgage loan amortization would be reflected in a slower rate of amortization for one or more classes of certificates of the related series. Accordingly, there may be an increase in the weighted average lives of those classes of certificates to which any mortgage loan negative amortization would be allocated or that would bear the effects of a slower rate of amortization of the underlying mortgage loans.

     The extent to which the yield on your offered certificates may be affected by any negative amortization on the underlying mortgage loans will depend, in part, upon whether you purchase your offered certificates at a premium or a discount.

     During a period of declining interest rates, the scheduled payment on an adjustable rate mortgage loan may exceed the amount necessary to amortize the loan fully over its remaining amortization schedule and pay interest at the then applicable mortgage interest rate. The result is the accelerated amortization of the mortgage loan. The acceleration in amortization of a mortgage loan will shorten the weighted average lives of those classes of certificates that entitle their holders to a portion of the principal payments on the mortgage loan.

     Foreclosures and Payment Plans. The weighted average life of and yield on your offered certificates will be affected by--

    o the number of foreclosures with respect to the underlying mortgage loans; and

    o the principal amount of the foreclosed mortgage loans in relation to the principal amount of those mortgage loans that are repaid in accordance with their terms.

     Servicing decisions made with respect to the underlying mortgage loans, including the use of payment plans prior to a demand for acceleration and the restructuring of mortgage loans in bankruptcy proceedings or otherwise, may also affect the payment patterns of particular mortgage loans and, as a result, the weighted average life of and yield on your offered certificates.

     Losses and Shortfalls on the Mortgage Assets. The yield on your offered certificates will directly depend on the extent to which you are required to bear the effects of any losses or shortfalls in collections on the underlying mortgage loans and the timing of those losses and shortfalls. In general, the earlier that you bear any loss or shortfall, the greater will be the negative effect on the yield of your offered certificates.

     The amount of any losses or shortfalls in collections on the mortgage assets in any of our trusts will, to the extent not covered or offset by draws on any reserve fund or under any instrument of credit support, be allocated among the various classes of certificates of the related series in the priority and manner, and subject to the limitations, that we specify in the related prospectus supplement. As described in the related prospectus supplement, those allocations may be effected by the following:

    o a reduction in the entitlements to interest and/or the total principal balances of one or more classes of certificates; and/or

    o the establishment of a priority of payments among classes of certificates.

     If you purchase subordinated certificates, the yield to maturity on those certificates may be extremely sensitive to losses and shortfalls in collections on the underlying mortgage loans.

     Additional Certificate Amortization. If your offered certificates have a principal balance, then they entitle you to a specified portion of the principal payments received on the underlying mortgage loans. They may also entitle you to payments of principal from the following sources:

    o amounts attributable to interest accrued but not currently payable on one or more other classes of certificates of the applicable series;

    o interest received or advanced on the underlying mortgage assets that is in excess of the interest currently accrued on the certificates of the applicable series;

                                       57

    o prepayment premiums, fees and charges, payments from equity participations or any other amounts received on the underlying mortgage assets that do not constitute interest or principal; or

    o any other amounts described in the related prospectus supplement.

     The amortization of your offered certificates out of the sources described in the prior paragraph would shorten their weighted average life and, if your offered certificates were purchased at a premium, reduce their yield to maturity.

                  STRUCTURED ASSET SECURITIES CORPORATION II

     We were incorporated in Delaware on October 25, 2002. We were organized, among other things, for the purposes of:

    o acquiring mortgage loans, or interests in those loans, secured by first or junior liens on commercial and multifamily real properties;

    o acquiring mortgage-backed securities that evidence interests in mortgage loans that are secured by commercial and multifamily real properties;

    o forming pools of mortgage loans and mortgage-backed securities; and

    o acting as depositor of one or more trusts formed to issue bonds, certificates of interest or other evidences of indebtedness that are secured by or represent interests in, pools of mortgage loans and mortgage-backed securities.

Our principal executive offices are located at 745 Seventh Avenue, New York,
New York 10019. Our telephone number is 212-526-7000. There can be no assurance that at any particular time we will have any significant assets.

                        DESCRIPTION OF THE CERTIFICATES

GENERAL

     Each series of offered certificates, together with any non-offered certificates of the same series, will represent the entire beneficial ownership interest in a trust established by us. Each series of offered certificates will consist of one or more classes. Any non-offered certificates of that series will likewise consist of one or more classes.

     A series of certificates consists of all those certificates that--

    o have the same series designation;

    o were issued under the same Governing Document; and

    o represent beneficial ownership interests in the same trust.

     A class of certificates consists of all those certificates of a particular series that--

    o have the same class designation; and

    o have the same payment terms.

     The respective classes of offered and non-offered certificates of any series may have a variety of payment terms. An offered certificate may entitle the holder to receive:

    o a stated principal amount, which will be represented by its principal balance;

    o interest on a principal balance or notional amount, at a fixed, variable or adjustable pass-through rate;

    o specified, fixed or variable portions of the interest, principal or other amounts received on the related mortgage assets;

    o payments of principal, with disproportionate, nominal or no payments of interest;

                                       58

    o payments of interest, with disproportionate, nominal or no payments of principal;

    o payments of interest or principal that commence only as of a specified date or only after the occurrence of specified events, such as the payment in full of the interest and principal outstanding on one or more other classes of certificates of the same series;

    o payments of principal to be made, from time to time or for designated periods, at a rate that is--

     1. faster and, in some cases, substantially faster, or

     2. slower and, in some cases, substantially slower,

than the rate at which payments or other collections of principal are received on the related mortgage assets;

    o payments of principal to be made, subject to available funds, based on a specified principal payment schedule or other methodology; or

    o payments of all or part of the prepayment or repayment premiums, fees and charges, equity participations payments or other similar items received on the related mortgage assets.

     Any class of offered certificates may be senior or subordinate to one or more other classes of certificates of the same series, including a non-offered class of certificates of that series, for purposes of some or all payments and/or allocations of losses or other shortfalls.

     A class of offered certificates may have two or more component parts, each having characteristics that are described in this prospectus as being attributable to separate and distinct classes. For example, a class of offered certificates may have a total principal balance on which it accrues interest at a fixed, variable or adjustable rate. That class of offered certificates may also accrue interest on a total notional amount at a different fixed, variable or adjustable rate. In addition, a class of offered certificates may accrue interest on one portion of its total principal balance or notional amount at one fixed, variable or adjustable rate and on another portion of its total principal balance or notional amount at a different fixed, variable or adjustable rate.

     Each class of offered certificates will be issued in minimum denominations corresponding to specified principal balances, notional amounts or percentage interests, as described in the related prospectus supplement. A class of offered certificates may be issued in fully registered, definitive form and evidenced by physical certificates or may be issued in book-entry form through the facilities of The Depository Trust Company. Offered certificates held in fully registered, definitive form may be transferred or exchanged, subject to any restrictions on transfer described in the related prospectus supplement, at the location specified in the related prospectus supplement, without the payment of any service charges, except for any tax or other governmental charge payable in connection with the transfer or exchange. Interests in offered certificates held in book-entry form will be transferred on the book-entry records of DTC and its participating organizations. If we so specify in the related prospectus supplement, we will arrange for clearance and settlement through Clearstream Banking Luxembourg or the Euroclear System, for so long as they are participants in DTC.

PAYMENTS ON THE CERTIFICATES

     General. Payments on a series of offered certificates may occur monthly, bi-monthly, quarterly, semi-annually, annually or at any other specified interval. In the prospectus supplement for each series of offered certificates, we will identify:

    o the periodic payment date for that series, and

    o the record date as of which certificateholders entitled to payments on any particular payment date will be established.

     All payments with respect to a class of offered certificates on any payment date will be allocated pro rata among the outstanding certificates of that class in proportion to the respective principal balances, notional amounts or percentage interests, as the case may be, of those certificates. Payments on an offered certificate will be made to the holder entitled thereto either--

                                       59

    o by wire transfer of immediately available funds to the account of that holder at a bank or similar entity, provided that the holder has furnished the party making the payments with wiring instructions no later than the applicable record date, or a specified number of days prior to that date, and has satisfied any other conditions specified in the related prospectus supplement, or

    o by check mailed to the address of that holder as it appears in the certificate register, in all other cases.

     In general, the final payment on any offered certificate will be made only upon presentation and surrender of that certificate at the location specified to the holder in notice of final payment.

     Payments of Interest. In the case of each class of interest-bearing offered certificates, interest will accrue from time to time, at the applicable pass-through rate and in accordance with the applicable interest accrual method, on the total outstanding principal balance or notional amount of that class.

     The pass-through rate for a class of interest-bearing offered certificates may be fixed, variable or adjustable. We will specify in the related prospectus supplement the pass-through rate for each class of interest-bearing offered certificates or, in the case of a variable or adjustable pass-through rate, the method for determining that pass-through rate.

     Interest may accrue with respect to any offered certificate on the basis of:

    o a 360-day year consisting of 12 30-day months,

    o the actual number of days elapsed during each relevant period in a year assumed to consist of 360 days,

    o the actual number of days elapsed during each relevant period in a normal calendar year, or

    o any other method identified in the related prospectus supplement.

     We will identify the interest accrual method for each class of offered certificates in the related prospectus supplement.

     Subject to available funds and any adjustments to interest entitlements described in the related prospectus supplement, accrued interest with respect to each class of interest-bearing offered certificates will normally be payable on each payment date. However, in the case of some classes of interest-bearing offered certificates, payments of accrued interest will only begin on a particular payment date or under the circumstances described in the related prospectus supplement. Prior to that time, the amount of accrued interest otherwise payable on that class will be added to its total principal balance on each date or otherwise deferred as described in the related prospectus supplement.

     If a class of offered certificates accrues interest on a total notional amount, that total notional amount, in general, will be either:

    o based on the principal balances of some or all of the related mortgage assets; or

    o equal to the total principal balances of one or more other classes of certificates of the same series.

     Reference to the notional amount of any certificate is solely for convenience in making calculations of interest and does not represent the right to receive any payments of principal.

     We will describe in the related prospectus supplement the extent to which the amount of accrued interest that is payable on, or that may be added to the total principal balance of, a class of interest-bearing offered certificates may be reduced as a result of any contingencies, including shortfalls in interest collections due to prepayments, delinquencies, losses and deferred interest on the related mortgage assets.

     Payments of Principal. An offered certificate may or may not have a principal balance. If it does, that principal balance outstanding from time to time will represent the maximum amount that the holder of that certificate will be entitled to receive as principal out of the future cash flow on the related mortgage assets and the other related trust assets.

                                       60

   The total outstanding principal balance of any class of offered certificates will be reduced by--

    o payments of principal actually made to the holders of that class, and

    o if and to the extent that we so specify in the related prospectus supplement, losses of principal on the related mortgage assets that are allocated to or are required to be borne by that class.

     A class of interest-bearing offered certificates may provide that payments of accrued interest will only begin on a particular payment date or under the circumstances described in the related prospectus supplement. If so, the total outstanding principal balance of that class may be increased by the amount of any interest accrued, but not currently payable, on that class.

     We will describe in the related prospectus supplement any other adjustments to the total outstanding principal balance of a class of offered certificates.

     Unless we so state in the related prospectus supplement, the initial total principal balance of all classes of a series will not be greater than the total outstanding principal balance of the related mortgage assets transferred by us to the related trust. We will specify the expected initial total principal balance of each class of offered certificates in the related prospectus supplement.

     The payments of principal to be made on a series of offered certificates from time to time will, in general, be a function of the payments, other collections and advances received or made with respect to the related prospectus supplement. Payments of principal on a series of offered certificates may also be made from the following sources:

    o amounts attributable to interest accrued but not currently payable on one or more other classes of certificates of the applicable series;

    o interest received or advanced on the underlying mortgage assets that is in excess of the interest currently accrued on the certificates of the applicable series;

    o prepayment premiums, fees and charges, payments from equity participations or any other amounts received on the underlying mortgage assets that do not constitute interest or principal; or

    o any other amounts described in the related prospectus supplement.

     We will describe in the related prospectus supplement the principal entitlement of each class of offered certificates on each payment date.

ALLOCATION OF LOSSES AND SHORTFALLS

     If and to the extent that any losses or shortfalls in collections on the mortgage assets in any of our trusts are not covered or offset by delinquency advances or draws on any reserve fund or under any instrument of credit support, they will be allocated among the various classes of certificates of the related series in the priority and manner, and subject to the limitations, specified in the related prospectus supplement. As described in the related prospectus supplement, the allocations may be effected as follows:

    o by reducing the entitlements to interest and/or the total principal balances of one or more of those classes; and/or

    o by establishing a priority of payments among those classes.

     See "Description of Credit Support."

ADVANCES

     If any trust established by us includes mortgage loans, then as and to the extent described in the related prospectus supplement, the related master servicer, the related special servicer, the related trustee, any related provider of credit support and/or any other specified person may be obligated to make, or may have the option of making, advances with respect to those mortgage loans to cover--

    o delinquent payments of principal and/or interest, other than balloon payments,

                                       61

    o property protection expenses,

    o other servicing expenses, or

    o any other items specified in the related prospectus supplement.

     If there are any limitations with respect to a party's advancing obligations, we will discuss those limitations in the related prospectus supplement.

     Advances are intended to maintain a regular flow of scheduled interest and principal payments to certificateholders. Advances are not a guarantee against losses. The advancing party will be entitled to recover all of its advances out of--

    o subsequent recoveries on the related mortgage loans, including amounts drawn under any fund or instrument constituting credit support, and

    o any other specific sources identified in the related prospectus supplement.

     If and to the extent that we so specify in the related prospectus supplement, any entity making advances will be entitled to receive interest on some or all of those advances for a specified period during which they are outstanding at the rate specified in that prospectus supplement. That entity may be entitled to payment of interest on its outstanding advances--

    o periodically from general collections on the mortgage assets in the related trust, prior to any payment to the related series of certificateholders, or

    o at any other times and from any sources as we may describe in the related prospectus supplement.

     If any trust established by us includes mortgage-backed securities, we will discuss in the related prospectus supplement any comparable advancing obligations with respect to those securities or the mortgage loans that back them.

REPORTS TO CERTIFICATEHOLDERS

     On or about each payment date, the related master servicer, manager or trustee will forward, upon request, or otherwise make available, to each offered certificateholder a statement substantially in the form, or specifying the information, set forth in the related prospectus supplement. In general, that statement will include information regarding--

    o the payments made on that payment date with respect to the applicable class of offered certificates, and

    o the recent performance of the mortgage assets.

     Within a reasonable period of time after the end of each calendar year, upon request, the related master servicer, manager or trustee, as the case may be, will be required to furnish to each person who at any time during the calendar year was a holder of an offered certificate a statement containing information regarding the principal, interest and other amounts paid on the applicable class of offered certificates, aggregated for--

    o that calendar year, or

    o the applicable portion of that calendar year during which the person was a certificateholder.

The obligation to provide that annual statement will be deemed to have been satisfied by the related master servicer, manager or trustee, as the case may be, to the extent that substantially comparable information is provided in accordance with any requirements of the Internal Revenue Code.

     If one of our trusts includes mortgage-backed securities, the ability of the related master servicer, manager or trustee, as the case may be, to include in any payment date statement information regarding the mortgage loans that back those securities will depend on comparable reports being received with respect to them.

VOTING RIGHTS

     Voting rights will be allocated among the respective classes of offered and non-offered certificates of each series in the manner described in the related prospectus supplement. Certificateholders will generally not have a right to vote, except--

                                       62

    o with respect to those amendments to the governing documents described under "Description of the Governing Documents--Amendment," or

    o as otherwise specified in this prospectus or in the related prospectus supplement.

     As and to the extent described in the related prospectus supplement, the certificateholders entitled to a specified amount of the voting rights for a particular series will have the right to act as a group to remove or replace the related trustee, master servicer, special servicer or manager. In general, that removal or replacement must be for cause. We will identify exceptions in the related prospectus supplement.

TERMINATION

     The trust for each series of offered certificates will terminate and cease to exist following:

    o the final payment or other liquidation of the last mortgage asset in that trust; and

    o the payment, or provision for payment, to the certificateholders of that series of all amounts required to be paid to them.

     Written notice of termination of a trust will be given to each affected certificateholder. The final payment will be made only upon presentation and surrender of the certificates of the related series at the location to be specified in the notice of termination.

     If we so specify in the related prospectus supplement, one or more designated parties will be entitled to purchase all of the mortgage assets underlying a series of offered certificates, thereby effecting early retirement of the certificates and early termination of the related trust. We will describe in the related prospectus supplement the circumstances under which that purchase may occur.

     If we so specify in the related prospectus supplement, one or more certificateholders will be entitled to exchange all of the certificates of a particular series for all of the mortgage assets underlying that series, thereby effecting early termination of the related trust. We will describe in the related prospectus supplement the circumstances under which that exchange may occur.

     In addition, if we so specify in the related prospectus supplement, on a specified date or upon the reduction of the total principal balance of a specified class or classes of certificates by a specified percentage or amount, a party designated in the related prospectus supplement may be authorized or required to solicit bids for the purchase of all the mortgage assets of the related trust or of a sufficient portion of the mortgage assets to retire that class or those classes of certificates. The solicitation of bids must be conducted in a commercially reasonable manner, and assets will, in general, be sold at their fair market value. If the fair market value of the mortgage assets being sold is less than their unpaid balance, then the certificateholders of one or more classes of certificates may receive an amount less than the total principal balance of, and accrued and unpaid interest on, their certificates.

BOOK-ENTRY REGISTRATION

     General. Any class of offered certificates may be issued in book-entry form through the facilities of DTC. If so, that class will be represented by one or more global certificates registered in the name of DTC or its nominee.
If we so specify in the related prospectus supplement, we will arrange for clearance and settlement through the Euroclear System or Clearstream Banking
Luxembourg,, for so long as they are participants in DTC.

     DTC, Euroclear and Clearstream. DTC is:

    o a limited-purpose trust company organized under the New York Banking
      Law,

    o a "banking corporation" within the meaning of the New York Banking Law,

    o a member of the Federal Reserve System,

    o a "clearing corporation" within the meaning of the New York Uniform
      Commercial Code, and

    o a "clearing agency" registered under the provisions of Section 17A of the Securities Exchange Act of 1934, as amended.

                                       63

     DTC was created to hold securities for participants in the DTC system and to facilitate the clearance and settlement of securities transactions between those participants through electronic computerized book-entry changes in their accounts, thereby eliminating the need for physical movement of securities certificates. Organizations that maintain accounts with DTC include securities brokers and dealers, banks, trust companies and clearing corporations and may include other organizations. DTC is owned by a number of its participating organizations and by the New York Stock Exchange, Inc., the American Stock
Exchange, Inc. and the National Association of Securities Dealers, Inc. Access
to the DTC system is also available to others such as banks, brokers, dealers and trust companies that directly or indirectly clear through or maintain a custodial relationship with one of the organizations that maintains an account with DTC. The rules applicable to DTC and its participating organizations are on file with the SEC.

     It is our understanding that Clearstream holds securities for its member organizations and facilitates the clearance and settlement of securities transactions between its member organizations through electronic book-entry changes in accounts of those organizations, thereby eliminating the need for physical movement of certificates. Transactions may be settled in Clearstream in over 28 currencies, including United States dollars. Clearstream provides to its member organizations, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream interfaces with domestic securities markets in over 39 countries through established depository and custodial relationships. Clearstream is registered as a bank in Luxembourg. It is subject to regulation by the Commission de Surveillance du Secteur
Financier, which supervises Luxembourg banks. Clearstream's customers are world-wide financial institutions including underwriters, securities brokers and dealers, banks, trust companies and clearing corporations. Clearstream's
U.S. customers are limited to securities brokers and dealers, and banks.
Indirect access to Clearstream is available to other institutions that clear through or maintain a custodial relationship with an account holder of
Clearstream. Clearstream and Euroclear have established an electronic bridge between their two systems across which their respective participants may settle trades with each other.

     It is our understanding that Euroclear holds securities for its member organizations and facilitates the clearance and settlement of securities transactions between its member organizations through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Over 210,000 different securities are accepted for settlement through Euroclear, the majority of which are domestic securities from over 30 markets. Transactions may be settled in Euroclear in any of over
30 currencies, including United States dollars. Euroclear provides various other services, including securities lending and borrowing and interfaces with domestic markets in several countries generally similar to the arrangements for cross-market transfers with DTC described below in this "--Book-Entry
Registration" section. Euroclear is operated by Euroclear Bank S.A./N.V., as
Euroclear Operator, under a license agreement with Euroclear Clearance System
Public Limited Company. All operations are conducted by the Euroclear Operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator, not ECSPLC. ECSPLC establishes policy for the Euroclear system on behalf of more than 120 member organizations of
Euroclear. Those member organizations include banks, including central banks, securities brokers and dealers and other professional financial intermediaries.
Indirect access to the Euroclear system is also available to other firms that clear through or maintain a custodial relationship with a member organization of Euroclear, either directly or indirectly. Euroclear and Clearstream have established an electronic bridge between their two systems across which their respective participants may settle trades with each other.

     Securities clearance accounts and cash accounts with the Euroclear
Operator are governed by the Euroclear Terms and Conditions. The Euroclear
Terms and Conditions govern transfers of securities and cash within the
Euroclear system, withdrawal of securities and cash from the Euroclear system, and receipts of payments with respect to securities in the Euroclear system.
All securities in the Euroclear system are held on a fungible basis without attribution of specific securities to specific securities clearance accounts.
The Euroclear Operator acts under the Euroclear Terms and Conditions only on behalf of member organizations of Euroclear and has no record of or relationship with persons holding through those member organizations.

                                       64

     The information in this prospectus concerning DTC, Euroclear and
Clearstream, and their book-entry systems, has been obtained from sources believed to be reliable, but we do not take any responsibility for the accuracy or completeness of that information.

     Holding and Transferring Book-Entry Certificates. Purchases of book-entry certificates under the DTC system must be made by or through, and will be recorded on the records of, the Financial Intermediary that maintains the beneficial owner's account for that purpose. In turn, the Financial
Intermediary's ownership of those certificates will be recorded on the records of DTC or, alternatively, if the Financial Intermediary does not maintain an account with DTC, on the records of a participating firm that acts as agent for the Financial Intermediary, whose interest will in turn be recorded on the records of DTC. A beneficial owner of book-entry certificates must rely on the foregoing procedures to evidence its beneficial ownership of those certificates. DTC has no knowledge of the actual beneficial owners of the book-entry certificates. DTC's records reflect only the identity of the direct participants to whose accounts those certificates are credited, which may or may not be the actual beneficial owners. The participants in the DTC system will remain responsible for keeping account of their holdings on behalf of their customers.

     Transfers between participants in the DTC system will be effected in the ordinary manner in accordance with DTC's rules and will be settled in same-day funds. Transfers between direct account holders at Euroclear and Clearstream, or between persons or entities participating indirectly in Euroclear or
Clearstream, will be effected in the ordinary manner in accordance with their respective procedures and in accordance with DTC's rules.

     Cross-market transfers between direct participants in DTC, on the one hand, and member organizations at Euroclear or Clearstream, on the other, will be effected through DTC in accordance with DTC's rules and the rules of
Euroclear or Clearstream, as applicable. These cross-market transactions will require, among other things, delivery of instructions by the applicable member organization to Euroclear or Clearstream, as the case may be, in accordance with the rules and procedures and within deadlines, Brussels time, established in Euroclear or Clearstream, as the case may be. If the transaction complies with all relevant requirements, Euroclear or Clearstream, as the case may be, will then deliver instructions to its depositary to take action to effect final settlement on its behalf.

     Because of time-zone differences, the securities account of a member organization of Euroclear or Clearstream purchasing an interest in a global certificate from a DTC participant that is not a member organization, will be credited during the securities settlement processing day, which must be a business day for Euroclear or Clearstream, as the case may be, immediately following the DTC settlement date. Transactions in interests in a book-entry certificate settled during any securities settlement processing day will be reported to the relevant member organization of Euroclear or Clearstream on the same day. Cash received in Euroclear or Clearstream as a result of sales of interests in a book-entry certificate by or through a member organization of
Euroclear or Clearstream, as the case may be, to a DTC participant that is not a member organization will be received with value on the DTC settlement date, but will not be available in the relevant Euroclear or Clearstream cash account until the business day following settlement in DTC. The related prospectus supplement will contain additional information regarding clearance and settlement procedures for the book-entry certificates and with respect to tax documentation procedures relating to the book-entry certificates.

     Conveyance of notices and other communications by DTC to DTC participants, and by DTC participants to Financial Intermediaries and beneficial owners, will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

     Payments on the book-entry certificates will be made to DTC. DTC's practice is to credit DTC participants' accounts on the related payment date in accordance with their respective holdings shown on DTC's records, unless DTC has reason to believe that it will not receive payment on that date.
Disbursement of those payments by DTC participants to Financial Intermediaries and beneficial owners will be--

    o governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in street name, and

                                       65

    o the sole responsibility of each of those DTC participants, subject to any statutory or regulatory requirements in effect from time to time.

     Under a book-entry system, beneficial owners may receive payments after the related payment date.

     The only "certificateholder" of book-entry certificates will be DTC or its nominee. Parties to the governing documents for any series of offered certificates need not recognize beneficial owners of book-entry certificates as
"certificateholders." The beneficial owners of book-entry certificates will be permitted to exercise the rights of "certificateholders" only indirectly through the DTC participants, who in turn will exercise their rights through
DTC. We have been informed that DTC will take action permitted to be taken by a
"certificateholder" only at the direction of one or more DTC participants. DTC may take conflicting actions with respect to the book-entry certificates to the extent that those actions are taken on behalf of Financial Intermediaries whose holdings include those certificates.

     Because DTC can act only on behalf of DTC participants, who in turn act on behalf of Financial Intermediaries and beneficial owners of the applicable book-entry securities, the ability of a beneficial owner to pledge its interest in a class of book-entry certificates to persons or entities that do not participate in the DTC system, or otherwise to take actions with respect to its interest in a class of book-entry certificates, may be limited due to the lack of a physical certificate evidencing that interest.

     Issuance of Definitive Certificates. Unless we specify otherwise in the related prospectus supplement, beneficial owners of affected offered certificates initially issued in book-entry form will not be able to obtain physical certificates that represent those offered certificates, unless:

    o we advise the related trustee in writing that DTC is no longer willing or able to discharge properly its responsibilities as depository with respect to those offered certificates and we are unable to locate a qualified successor; or

    o we notify DTC of our intent to terminate the book-entry system through
      DTC with respect to those offered certificates and, in the event applicable law and/or DTC's procedures require that the DTC participants holding beneficial interests in those offered certificates submit a withdrawal request to DTC in order to so terminate the book-entry system, we additionally notify those DTC participants and they submit a withdrawal request with respect to such termination.

     Upon the occurrence of either of the two events described in the prior paragraph, the trustee or other designated party will be required to notify all
DTC participants, through DTC, of the availability of physical certificates with respect to the affected offered certificates. Upon surrender by DTC of the certificate or certificates representing a class of book-entry offered certificates, together with instructions for registration, the related trustee or other designated party will be required to issue to the beneficial owners identified in those instructions physical certificates representing those offered certificates.

                    DESCRIPTION OF THE GOVERNING DOCUMENTS

GENERAL

     The "Governing Document" for purposes of issuing the offered certificates of each series will be a pooling and servicing agreement or other similar agreement or collection of agreements. In general, the parties to the Governing
Document for a series of offered certificates will include us, a trustee, a master servicer and a special servicer. However, if the related trust assets include mortgage-backed securities, the Governing Document may include a manager as a party, but may not include a master servicer, special servicer or other servicer as a party. We will identify in the related prospectus supplement the parties to the Governing Document for a series of offered certificates.

     If we so specify in the related prospectus supplement, a party from whom we acquire mortgage assets or one of its affiliates may perform the functions of master servicer, special servicer or manager for the trust to which we transfer those assets. The same person or entity may act as both master servicer and special servicer for one of our trusts.

     Any party to the Governing Document for a series of offered certificates, or any of its affiliates, may own certificates issued thereunder. However, except in limited circumstances, including with respect to

                                       66

required consents to amendments to the Governing Document for a series of offered certificates, certificates that are held by the related master servicer, special servicer or manager will not be allocated voting rights.

     A form of a pooling and servicing agreement has been filed as an exhibit to the registration statement of which this prospectus is a part. However, the provisions of the Governing Document for each series of offered certificates will vary depending upon the nature of the certificates to be issued thereunder and the nature of the related trust assets. The following summaries describe select provisions that may appear in the Governing Document for each series of offered certificates. The prospectus supplement for each series of offered certificates will provide material additional information regarding the
Governing Document for that series. The summaries in this prospectus do not purport to be complete, and you should refer to the provisions of the Governing
Document for your offered certificates and, further, to the description of those provisions in the related prospectus supplement. We will provide a copy of the Governing Document, exclusive of exhibits, that relates to your offered certificates, without charge, upon written request addressed to our principal executive offices specified under "Structured Asset Securities Corporation II."

ASSIGNMENT OF MORTGAGE ASSETS

     At the time of initial issuance of any series of offered certificates, we will assign or cause to be assigned to the designated trustee the mortgage assets and any other assets to be included in the related trust. We will specify in the related prospectus supplement all material documents to be delivered, and all other material actions to be taken, by us or any prior holder of the related mortgage assets in connection with that assignment. We will also specify in the related prospectus supplement any remedies available to the related certificateholders, or the related trustee on their behalf, in the event that any of those material documents are not delivered or any of those other material actions are not taken as required. Concurrently with that assignment, the related trustee will deliver to us or our designee the certificates of that series in exchange for the mortgage assets and the other assets to be included in the related trust.

     Each mortgage asset included in one of our trusts will be identified in a schedule appearing as an exhibit to the related Governing Document. That schedule generally will include detailed information about each mortgage asset transferred to the related trust, including:

    o in the case of a mortgage loan--

     1. the address of the related real property,

     2. the mortgage interest rate and, if applicable, the applicable index, gross margin, adjustment date and any rate cap information,

     3. the remaining term to maturity,

     4. if the mortgage loan is a balloon loan, the remaining amortization term, and

     5. the outstanding principal balance; and

    o in the case of a mortgage-backed security--

     1. the outstanding principal balance, and

     2. the pass-through rate or coupon rate.

REPRESENTATIONS AND WARRANTIES WITH RESPECT TO MORTGAGE ASSETS

     Unless we state otherwise in the prospectus supplement for any series of offered certificates, we will, with respect to each mortgage asset in the related trust, make or assign, or cause to be made or assigned, a limited set of representations and warranties covering, by way of example:

    o the accuracy of the information set forth for each mortgage asset on the schedule of mortgage assets appearing as an exhibit to the Governing
      Document for that series;

    o the warranting party's title to each mortgage asset and the authority of the warranting party to sell that mortgage asset; and

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    o in the case of a mortgage loan--

     1. the enforceability of the related mortgage note and mortgage,

     2. the existence of title insurance insuring the lien priority of the related mortgage, and

     3. the payment status of the mortgage loan.

     We will identify the warranting party, and give a more complete sampling of the representations and warranties made thereby, in the related prospectus supplement. We will also specify in the related prospectus supplement any remedies against the warranting party available to the related certificateholders, or the related trustee on their behalf, in the event of a breach of any of those representations and warranties. In most cases, the warranting party will be a prior holder of the particular mortgage assets.

COLLECTION AND OTHER SERVICING PROCEDURES WITH RESPECT TO MORTGAGE LOANS

     The Governing Document for each series of offered certificates will govern the servicing and administration of any mortgage loans included in the related trust.

     In general, the related master servicer and special servicer, directly or through sub-servicers, will be obligated to service and administer for the benefit of the related certificateholders the mortgage loans in any of our trusts. The master servicer and the special servicer will be required to service and administer those mortgage loans in accordance with applicable law and, further, in accordance with the terms of the related Governing Document, the mortgage loans themselves and any instrument of credit support included in that trust. Subject to the foregoing, the master servicer and the special servicer will each have full power and authority to do any and all things in connection with that servicing and administration that it may deem necessary and desirable.

     As part of its servicing duties, each of the master servicer and the special servicer for one of our trusts will be required to make reasonable efforts to collect all payments called for under the terms and provisions of the related mortgage loans that it services. In general, each of the master servicer and the special servicer for one of our trusts will be obligated to follow those collection procedures as are consistent with the servicing standard set forth in the related Governing Document. Consistent with the foregoing, the master servicer and the special servicer will each be permitted, in its discretion, to waive any default interest or late payment charge in connection with collecting a late payment on any defaulted mortgage loan.

     The master servicer and/or the special servicer for one or our trusts, directly or through sub-servicers, will also be required to perform various other customary functions of a servicer of comparable loans, including:

    o maintaining escrow or impound accounts for the payment of taxes, insurance premiums, ground rents and similar items, or otherwise monitoring the timely payment of those items;

    o ensuring that the related properties are properly insured;

    o attempting to collect delinquent payments;

    o supervising foreclosures;

    o negotiating modifications;

    o responding to borrower requests for partial releases of the encumbered property, easements, consents to alteration or demolition and similar matters;

    o protecting the interests of certificateholders with respect to senior lienholders;

    o conducting inspections of the related real properties on a periodic or other basis;

    o collecting and evaluating financial statements for the related real properties;

    o managing or overseeing the management of real properties acquired on behalf of the trust through foreclosure, deed-in-lieu of foreclosure or otherwise; and

    o maintaining servicing records relating to mortgage loans in the trust.

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     We will specify in the related prospectus supplement when, and the extent to which, servicing of a mortgage loan is to be transferred from a master servicer to a special servicer. In general, a special servicer for any of our trusts will be responsible for the servicing and administration of:

    o mortgage loans that are delinquent with respect to a specified number of scheduled payments;

    o mortgage loans as to which there is a material non-monetary default;

    o mortgage loans as to which the related borrower has--

     1. entered into or consented to bankruptcy, appointment of a receiver or conservator or similar insolvency proceeding, or

     2. become the subject of a decree or order for such a proceeding which has remained in force undischarged or unstayed for a specified number of days; and

    o real properties acquired as part of the trust with respect to defaulted mortgage loans.

     The related Governing Document may also provide that if, in the judgment of the related master servicer, a payment default or a material non-monetary default is reasonably foreseeable, the related master servicer may elect or be required to transfer the servicing of that mortgage loan, in whole or in part, to the related special servicer. When the circumstances no longer warrant a special servicer's continuing to service a particular mortgage loan, such as when the related borrower is paying in accordance with the forbearance arrangement entered into between the special servicer and that borrower, the master servicer will generally resume the servicing duties with respect to the particular mortgage loan.

     A borrower's failure to make required mortgage loan payments may mean that operating income from the related real property is insufficient to service the mortgage debt, or may reflect the diversion of that income from the servicing of the mortgage debt. In addition, a borrower that is unable to make mortgage loan payments may also be unable to make timely payment of taxes and otherwise to maintain and insure the related real property. In general, with respect to each series of offered certificates, the related special servicer will be required to monitor any mortgage loan in the related trust that is in default, evaluate whether the causes of the default can be corrected over a reasonable period without significant impairment of the value of the related real property, initiate corrective action in cooperation with the mortgagor if cure is likely, inspect the related real property and take any other actions as it deems necessary and appropriate. A significant period of time may elapse before a special servicer is able to assess the success of any corrective action or the need for additional initiatives. The time period within which a special servicer can--

    o make the initial determination of appropriate action,

    o evaluate the success of corrective action,

    o develop additional initiatives,

    o institute foreclosure proceedings and actually foreclose, or

    o accept a deed to a real property in lieu of foreclosure, on behalf of the certificateholders of the related series,

may vary considerably depending on the particular mortgage loan, the related real property, the borrower, the presence of an acceptable party to assume the mortgage loan and the laws of the jurisdiction in which the related real property is located. If a borrower files a bankruptcy petition, the special servicer may not be permitted to accelerate the maturity of the defaulted loan or to foreclose on the related real property for a considerable period of time.
See "Legal Aspects of Mortgage Loans--Bankruptcy Laws."

     A special servicer for one of our trusts may also perform limited duties with respect to mortgage loans in that trust for which the related master servicer is primarily responsible, such as--

    o performing property inspections and collecting, and

    o evaluating financial statements.

                                       69

     A master servicer for one of our trusts may perform limited duties with respect to any mortgage loan in that trust for which the related special servicer is primarily responsible, such as--

    o continuing to receive payments on the mortgage loan,

    o making calculations with respect to the mortgage loan, and

    o making remittances and preparing reports to the related trustee and/or certificateholders with respect to the mortgage loan.

     The duties of the master servicer and special servicer for your series will be more fully described in the related prospectus supplement.

     Unless we state otherwise in the related prospectus supplement, the master servicer for your series will be responsible for filing and settling claims with respect to particular mortgage loans for your series under any applicable instrument of credit support. See "Description of Credit Support" in this prospectus.

SUB-SERVICERS

     A master servicer or special servicer may delegate its servicing obligations to one or more third-party servicers or sub-servicers. However, unless we specify otherwise in the related prospectus supplement, the master servicer or special servicer will remain obligated under the related Governing
Document. Each sub-servicing agreement between a master servicer or special servicer, as applicable, and a sub-servicer must provide for servicing of the applicable mortgage loans consistent with the related Governing Document. Any master servicer and special servicer for one of our trusts will each be required to monitor the performance of sub-servicers retained by it.

     Unless we specify otherwise in the related prospectus supplement, any master servicer or special servicer for one of our trusts will be solely liable for all fees owed by it to any sub-servicer, regardless of whether the master servicer's or special servicer's compensation under the related Governing
Document is sufficient to pay those fees. Each sub-servicer will be entitled to reimbursement from the master servicer or special servicer, as the case may be, that retained it, for expenditures which it makes, generally to the same extent the master servicer or special servicer would be reimbursed under the related
Governing Document.

COLLECTION OF PAYMENTS ON MORTGAGE-BACKED SECURITIES

     Unless we specify otherwise in the related prospectus supplement, if a mortgage-backed security is included among the trust assets underlying any series of offered certificates, then--

    o that mortgage-backed security will be registered in the name of the related trustee or its designee;

    o the related trustee will receive payments on that mortgage-backed security; and

    o subject to any conditions described in the related prospectus supplement, the related trustee or a designated manager will, on behalf and at the expense of the trust, exercise all rights and remedies with respect to that mortgaged-backed security, including the prosecution of any legal action necessary in connection with any payment default.

MATTERS REGARDING THE MASTER SERVICER, THE SPECIAL SERVICER, THE MANAGER AND US

     Unless we specify otherwise in the related prospectus supplement, no master servicer, special servicer or manager for any of our trusts may resign from its obligations in that capacity, except upon--

    o the appointment of, and the acceptance of that appointment by, a successor to the resigning party and receipt by the related trustee of written confirmation from each applicable rating agency that the resignation and appointment will not result in a withdrawal or downgrade of any rating assigned by that rating agency to any class of certificates of the related series, or

    o a determination that those obligations are no longer permissible under applicable law or are in material conflict by reason of applicable law with any other activities carried on by the resigning party.

                                       70

     In general, no resignation will become effective until the related trustee or other successor has assumed the obligations and duties of the resigning master servicer, special servicer or manager, as the case may be.

     With respect to each series of offered certificates, we and the related master servicer, special servicer and/or manager, if any, will, in each case, be obligated to perform only those duties specifically required under the related Governing Document.

     In no event will we, any master servicer, special servicer or manager for one of our trusts, or any of our or their respective members, managers, directors, officers, employees or agents, be under any liability to that trust or the related certificateholders for any action taken, or not taken, in good faith under the related Governing Document or for errors in judgment. Neither we nor any of those other parties to the related Governing Document will be protected, however, against any liability that would otherwise be imposed by reason of--

    o willful misfeasance, bad faith or gross negligence in the performance of obligations or duties under the related Governing Document for any series of offered certificates, or

    o reckless disregard of those obligations and duties.

     Furthermore, the Governing Document for each series of offered certificates will entitle us, the master servicer, special servicer and/or manager for the related trust, and our and their respective members, managers, directors, officers, employees and agents, to indemnification out of the related trust assets for any loss, liability or expense incurred in connection with any legal action or claim that relates to that Governing Document or series of offered certificates or to the related trust. The indemnification will not extend, however, to any loss, liability or expense:

    o specifically required to be borne by the relevant party, without right of reimbursement, under the terms of that Governing Document;

    o incurred in connection with any legal action or claim against the relevant party resulting from any breach of a representation or warranty made in that Governing Document; or

    o incurred in connection with any legal action or claim against the relevant party resulting from any willful misfeasance, bad faith or gross negligence in the performance of obligations or duties under that
      Governing Document or reckless disregard of those obligations and duties.

     Neither we nor any master servicer, special servicer or manager for the related trust will be under any obligation to appear in, prosecute or defend any legal action unless:

    o the action is related to the respective responsibilities of that party under the Governing Document for the affected series of offered certificates; and

    o either--

     1. that party is specifically required to bear the expense of the action,
        or

     2. the action will not, in its opinion, involve that party in any ultimate expense or liability for which it would not be reimbursed under the
        Governing Document for the affected series of offered certificates.

     However, we and each of those other parties may undertake any legal action that may be necessary or desirable with respect to the enforcement or protection of the rights and duties of the parties to the Governing Document for any series of offered certificates and the interests of the certificateholders of that series under that Governing Document. In that event, the legal expenses and costs of the action, and any liability resulting from the action, will be expenses, costs and liabilities of the related trust and payable out of related trust assets.

     With limited exception, any person or entity--

    o into which we or any related master servicer, special servicer or manager may be merged or consolidated, or

    o resulting from any merger or consolidation to which we or any related master servicer, special servicer or manager is a party, or

                                       71

    o succeeding to all or substantially all of our business or the business of any related master servicer, special servicer or manager,

will be the successor of us or that master servicer, special servicer or manager, as the case may be, under the Governing Document for a series of offered certificates.

     The compensation arrangements with respect to any master servicer, special servicer or manager for any of our trusts will be set forth in the related prospectus supplement. In general, that compensation will be payable out of the related trust assets.

EVENTS OF DEFAULT

     We will identify in the related prospectus supplement the various events of default under the Governing Document for each series of offered certificates for which any related master servicer, special servicer or manager may be terminated in that capacity.

AMENDMENT

     The Governing Document for each series of offered certificates may be amended by the parties thereto, without the consent of any of the holders of those certificates, or of any non-offered certificates of the same series, for the following reasons:

   1. to cure any ambiguity;

   2. to correct, modify or supplement any provision in the Governing Document which may be inconsistent with any other provision in that document or with the description of that document set forth in this prospectus or the related prospectus supplement;

   3. to add any other provisions with respect to matters or questions arising under the Governing Document that are not inconsistent with the existing provisions of that document;

   4. to the extent applicable, to relax or eliminate any requirement under the Governing Document imposed by the provisions of the Internal Revenue
      Code relating to REMICs, FASITs or grantor trusts if the provisions of the Internal Revenue Code are amended or clarified so as to allow for the relaxation or elimination of that requirement;

   5. to relax or eliminate any requirement under the Governing Document imposed by the Securities Act of 1933, as amended, or the rules under that Act if that Act or those rules are amended or clarified so as to allow for the relaxation or elimination of that requirement;

   6. to comply with any requirements imposed by the Internal Revenue Code or any final, temporary or, in some cases, proposed regulation, revenue ruling, revenue procedure or other written official announcement or interpretation relating to federal income tax laws, or to avoid a prohibited transaction or reduce the incidence of any tax that would arise from any actions taken with respect to the operation of any REMIC,
      FASIT or grantor trust created under the Governing Document;

   7. to the extent applicable, to modify, add to or eliminate the transfer restrictions relating to the certificates which are residual interests in a REMIC or ownership interests in a FASIT; or

   8. to otherwise modify or delete existing provisions of the Governing
      Document.

     However, no such amendment of the Governing Document for any series of offered certificates that is covered solely by clauses 3. or 8. above, may adversely affect in any material respect the interests of any holders of offered or non-offered certificates of that series. In addition, if the related trust is intended to be a "qualifying special purpose entity" under FASB 140, then no such amendment may significantly change the activities of the related trust.

     In general, the Governing Document for a series of offered certificates may also be amended by the parties to that document, with the consent of the holders of offered and non-offered certificates representing, in total, not less than 66 2/3%, or any other percentage specified in the related prospectus supplement, of all the voting rights allocated to those classes of that series that are affected by the amendment. However, the Governing Document for a series of offered certificates may not be amended to--

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    o reduce in any manner the amount of, or delay the timing of, payments received on the related mortgage assets that are required to be distributed on any offered or non-offered certificate of that series without the consent of the holder of that certificate; or

    o adversely affect in any material respect the interests of the holders of any class of offered or non-offered certificates of that series in any other manner without the consent of the holders of all certificates of that class; or

    o if the related trust is intended to be a "qualifying special purpose entity" under FASB 140, significantly change the activities of the related trust without the consent of the holders of offered and/or non-offered certificates of that series representing, in total, not less than 51% of the voting rights for that series, not taking into account certificates of that series held by us or any of our affiliates or agents; or

    o modify the provisions of the Governing Document relating to amendments of that document without the consent of the holders of all offered and non-offered certificates of that series then outstanding; or

    o modify the specified percentage of voting rights which is required to be held by certificateholders to consent, approve or object to any particular action under the Governing Document without the consent of the holders of all offered and non-offered certificates of that series then outstanding.

LIST OF CERTIFICATEHOLDERS

     Upon written request of three or more certificateholders of record of any series made for purposes of communicating with other holders of certificates of the same series with respect to their rights under the related Governing
Document, the related trustee or other certificate registrar of that series will afford the requesting certificateholders access during normal business hours to the most recent list of certificateholders of that series. However, the trustee may first require a copy of the communication that the requesting certificateholders propose to send.

THE TRUSTEE

     The trustee for each series of offered certificates will be named in the related prospectus supplement. The commercial bank, banking association, banking corporation or trust company that serves as trustee for any series of offered certificates may have typical banking relationships with the us and our affiliates and with any of the other parties to the related Governing Document and its affiliates.

DUTIES OF THE TRUSTEE

     The trustee for each series of offered certificates will not--

    o make any representation as to the validity or sufficiency of those certificates, the related Governing Document or any underlying mortgage asset or related document, or

    o be accountable for the use or application by or on behalf of any other party to the related Governing Document of any funds paid to that party with respect to those certificates or the underlying mortgage assets.

     If no event of default has occurred and is continuing under the related
Governing Document, the trustee for each series of offered certificates will be required to perform only those duties specifically required under the related
Governing Document. However, upon receipt of any of the various certificates, reports or other instruments required to be furnished to it under the related
Governing Document, the trustee must examine those documents and determine whether they conform to the requirements of that Governing Document.

MATTERS REGARDING THE TRUSTEE

     As and to the extent described in the related prospectus supplement, the fees and normal disbursements of the trustee for any series of offered certificates may be the expense of the related master servicer or other specified person or may be required to be paid by the related trust assets.

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     The trustee for each series of offered certificates and each of its directors, officers, employees and agents will be entitled to indemnification, out of related trust assets, for any loss, liability or expense incurred by that trustee or any of those other persons in connection with that trustee's acceptance or administration of its trusts under the related Governing
Document. However, the indemnification of a trustee or any of its directors, officers, employees and agents will not extend to any loss, liability or expense incurred by reason of willful misfeasance, bad faith or gross negligence on the part of the trustee in the performance of its obligations and duties under the related Governing Document.

     No trustee for any series of offered certificates will be liable for any action reasonably taken, suffered or omitted by it in good faith and believed by it to be authorized by the related Governing Document.

     No trustee for any series of offered certificates will be under any obligation to exercise any of the trusts or powers vested in it by the related
Governing Document or to institute, conduct or defend any litigation under or in relation to that Governing Document at the request, order or direction of any of the certificateholders of that series, unless those certificateholders have offered the trustee reasonable security or indemnity against the costs, expenses and liabilities that may be incurred as a result.

     No trustee for any series of offered certificates will be required to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties under the related Governing Document, or in the exercise of any of its rights or powers, if it has reasonable grounds for believing that repayment of those funds or adequate indemnity against that risk or liability is not reasonably assured to it.

     The trustee for each series of offered certificates will be entitled to execute any of its trusts or powers and perform any of its duties under the related Governing Document, either directly or by or through agents or attorneys. The trustee will not be responsible for any willful misconduct or gross negligence on the part of any agent or attorney appointed by it with due care.

RESIGNATION AND REMOVAL OF THE TRUSTEE

     The trustee for any series of offered certificates may resign at any time.
We will be obligated to appoint a successor to a resigning trustee. We may also remove the trustee for any series of offered certificates if that trustee ceases to be eligible to continue as such under the related Governing Document or if that trustee becomes insolvent. Unless we indicate otherwise in the related prospectus supplement, the trustee for any series of offered certificates may also be removed at any time by the holders of the offered and non-offered certificates of that series evidencing not less than 51%, or any other percentage specified in the related prospectus supplement, of the voting rights for that series. However, if the removal was without cause, the certificateholders effecting the removal may be responsible for any costs and expenses incurred by the terminated trustee in connection with its removal. Any resignation or removal of a trustee and appointment of a successor trustee will not become effective until acceptance of the appointment by the successor trustee.

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                         DESCRIPTION OF CREDIT SUPPORT

GENERAL

     Credit support may be provided with respect to one or more classes of the offered certificates of any series or with respect to the related mortgage assets. That credit support may be in the form of any of the following:

    o the subordination of one or more other classes of certificates of the same series;

    o the use of a letter of credit, a surety bond, an insurance policy, a guarantee or a credit derivative;

    o the establishment of one or more reserve funds; or

    o any combination of the foregoing.

     If and to the extent described in the related prospectus supplement, any of the above forms of credit support may provide credit enhancement for non-offered certificates, as well as offered certificates, or for more than one series of certificates.

     If you are the beneficiary of any particular form of credit support, that credit support may not protect you against all risks of loss and will not guarantee payment to you of all amounts to which you are entitled under your offered certificates. If losses or shortfalls occur that exceed the amount covered by that credit support or that are of a type not covered by that credit support, you will bear your allocable share of deficiencies. Moreover, if that credit support covers the offered certificates of more than one class or series and total losses on the related mortgage assets exceed the amount of that credit support, it is possible that the holders of offered certificates of other classes and/or series will be disproportionately benefited by that credit support to your detriment.

     If you are the beneficiary of any particular form of credit support, we will include in the related prospectus supplement a description of the following:

    o the nature and amount of coverage under that credit support;

    o any conditions to payment not otherwise described in this prospectus;

    o any conditions under which the amount of coverage under that credit support may be reduced and under which that credit support may be terminated or replaced; and

    o the material provisions relating to that credit support.

     Additionally, we will set forth in the related prospectus supplement information with respect to the obligor, if any, under any instrument of credit support.

SUBORDINATE CERTIFICATES

     If and to the extent described in the related prospectus supplement, one or more classes of certificates of any series may be subordinate to one or more other classes of certificates of that series. If you purchase subordinate certificates, your right to receive payments out of collections and advances on the related trust assets on any payment date will be subordinated to the corresponding rights of the holders of the more senior classes of certificates.
If and to the extent described in the related prospectus supplement, the subordination of a class of certificates may not cover all types of losses or shortfalls. In the related prospectus supplement, we will set forth information concerning the method and amount of subordination provided by a class or classes of subordinate certificates in a series and the circumstances under which that subordination will be available.

     If the mortgage assets in any trust established by us are divided into separate groups, each supporting a separate class or classes of certificates of the related series, credit support may be provided by cross-support provisions requiring that payments be made on senior certificates evidencing interests in one group of those mortgage assets prior to payments on subordinate certificates evidencing interests in a different group of those mortgage assets. We will describe in the related prospectus supplement the manner and conditions for applying any cross-support provisions.

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INSURANCE OR GUARANTEES WITH RESPECT TO MORTGAGE LOANS

     The mortgage loans included in any trust established by us may be covered for some default risks by insurance policies or guarantees. If so, we will describe in the related prospectus supplement the nature of those default risks and the extent of that coverage.

LETTERS OF CREDIT

     If and to the extent described in the related prospectus supplement, deficiencies in amounts otherwise payable on a series of offered certificates or select classes of those certificates will be covered by one or more letters of credit, issued by a bank or other financial institution specified in the related prospectus supplement. The issuer of a letter of credit will be obligated to honor draws under that letter of credit in a total fixed dollar amount, net of unreimbursed payments under the letter of credit, generally equal to a percentage specified in the related prospectus supplement of the total principal balance of some or all of the related mortgage assets as of the date the related trust was formed or of the initial total principal balance of one or more classes of certificates of the applicable series. The letter of credit may permit draws only in the event of select types of losses and shortfalls. The amount available under the letter of credit will, in all cases, be reduced to the extent of the unreimbursed payments thereunder and may otherwise be reduced as described in the related prospectus supplement. The obligations of the letter of credit issuer under the letter of credit for any series of offered certificates will expire at the earlier of the date specified in the related prospectus supplement or the termination of the related trust.

CERTIFICATE INSURANCE AND SURETY BONDS

     If and to the extent described in the related prospectus supplement, deficiencies in amounts otherwise payable on a series of offered certificates or select classes of those certificates will be covered by insurance policies or surety bonds provided by one or more insurance companies or sureties. Those instruments may cover, with respect to one or more classes of the offered certificates of the related series, timely payments of interest and principal or timely payments of interest and payments of principal on the basis of a schedule of principal payments set forth in or determined in the manner specified in the related prospectus supplement. We will describe in the related prospectus supplement any limitations on the draws that may be made under any of those instruments.

CREDIT DERIVATIVES

     If and to the extent described in the related prospectus supplement, deficiencies in amounts otherwise payable on a series of offered certificates or select classes of those certificates will be covered by credit derivatives, such as credit default swaps and total return swaps. A credit derivative is a financial instrument designed to offset losses and shortfalls derived from the credit risk of an underlying or reference asset or the credit risk of an underlying or reference credit. We will describe in the related prospectus supplement when and how payments are made under the particular instrument and the specific credit risk that is being covered.

RESERVE FUNDS

     If and to the extent described in the related prospectus supplement, deficiencies in amounts otherwise payable on a series of offered certificates or select classes of those certificates will be covered, to the extent of available funds, by one or more reserve funds in which cash, a letter of credit, permitted investments, a demand note or a combination of the foregoing, will be deposited, in the amounts specified in the related prospectus supplement. If and to the extent described in the related prospectus supplement, the reserve fund for the related series of offered certificates may also be funded over time.

     Amounts on deposit in any reserve fund for a series of offered certificates will be applied for the purposes, in the manner, and to the extent specified in the related prospectus supplement. If and to the extent described in the related prospectus supplement, reserve funds may be established to provide protection only against select types of losses and shortfalls.
Following each payment date for the related series of offered certificates, amounts in a reserve fund in excess of any required balance may be released from the reserve fund under the conditions and to the extent specified in the related prospectus supplement.

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CREDIT SUPPORT WITH RESPECT TO MBS

     If and to the extent described in the related prospectus supplement, any mortgage-backed security included in one of our trusts and/or the mortgage loans that back that security may be covered by one or more of the types of credit support described in this prospectus. We will specify in the related prospectus supplement, as to each of those forms of credit support, the information indicated above with respect to that mortgage-backed security, to the extent that the information is material and available.

                                       77

                        LEGAL ASPECTS OF MORTGAGE LOANS

     Most, if not all, of the mortgage loans underlying a series of offered certificates will be secured by multifamily and commercial properties in the
United States, its territories and possessions. However, some of those mortgage loans may be secured by multifamily and commercial properties outside the
United States, its territories and possessions.

     The following discussion contains general summaries of select legal aspects of mortgage loans secured by multifamily and commercial properties in the United States. Because these legal aspects are governed by applicable state law, which may differ substantially from state to state, the summaries do not purport to be complete, to reflect the laws of any particular state, or to encompass the laws of all jurisdictions in which the security for the mortgage loans underlying the offered certificates is situated. Accordingly, you should be aware that the summaries are qualified in their entirety by reference to the applicable laws of those states. See "Description of the Trust Assets--Mortgage
Loans."

     If a significant percentage of mortgage loans underlying a series of offered certificates, are secured by properties in a particular state, we will discuss the relevant state laws, to the extent they vary materially from this discussion, in the related prospectus supplement.

GENERAL

     Each mortgage loan underlying a series of offered certificates will be evidenced by a note or bond and secured by an instrument granting a security interest in real property. The instrument granting a security interest in real property may be a mortgage, deed of trust or a deed to secure debt, depending upon the prevailing practice and law in the state in which that real property is located. Mortgages, deeds of trust and deeds to secure debt are often collectively referred to in this prospectus as "mortgages." A mortgage creates a lien upon, or grants a title interest in, the real property covered by the mortgage, and represents the security for the repayment of the indebtedness customarily evidenced by a promissory note. The priority of the lien created or interest granted will depend on--

    o the terms of the mortgage,

    o the terms of separate subordination agreements or intercreditor agreements with others that hold interests in the real property,

    o the knowledge of the parties to the mortgage, and

    o in general, the order of recordation of the mortgage in the appropriate public recording office.

     However, the lien of a recorded mortgage will generally be subordinate to later-arising liens for real estate taxes and assessments and other charges imposed under governmental police powers.

TYPES OF MORTGAGE INSTRUMENTS

     There are two parties to a mortgage--

    o a mortgagor, who is the owner of the encumbered interest in the real property, and

    o a mortgagee, who is the lender.

     In general, the mortgagor is also the borrower.

     In contrast, a deed of trust is a three-party instrument. The parties to a deed of trust are--

    o the trustor, who is the equivalent of a mortgagor,

    o the trustee to whom the real property is conveyed, and

    o the beneficiary for whose benefit the conveyance is made, who is the lender.

     Under a deed of trust, the trustor grants the property, irrevocably until the debt is paid, in trust and generally with a power of sale, to the trustee to secure repayment of the indebtedness evidenced by the related note.

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     A deed to secure debt typically has two parties. Under a deed to secure debt, the grantor, who is the equivalent of a mortgagor, conveys title to the real property to the grantee, who is the lender, generally with a power of sale, until the debt is repaid.

     Where the borrower is a land trust, there would be an additional party because legal title to the property is held by a land trustee under a land trust agreement for the benefit of the borrower. At origination of a mortgage loan involving a land trust, the borrower may execute a separate undertaking to make payments on the mortgage note. In no event is the land trustee personally liable for the mortgage note obligation.

     The mortgagee's authority under a mortgage, the trustee's authority under a deed of trust and the grantee's authority under a deed to secure debt are governed by:

    o the express provisions of the related instrument,

    o the law of the state in which the real property is located,

    o various federal laws, and

    o in some deed of trust transactions, the directions of the beneficiary.

INSTALLMENT CONTRACTS

     The mortgage loans underlying your offered certificates may consist of installment contracts. Under an installment contract the seller retains legal title to the property and enters into an agreement with the purchaser for payment of the purchase price, plus interest, over the term of the installment contract. Only after full performance by the borrower of the contract is the seller obligated to convey title to the real estate to the purchaser. During the period that the installment contract is in effect, the purchaser is generally responsible for maintaining the property in good condition and for paying real estate taxes, assessments and hazard insurance premiums associated with the property.

     The seller's enforcement of an installment contract varies from state to state. Generally, installment contracts provide that upon a default by the purchaser, the purchaser loses his or her right to occupy the property, the entire indebtedness is accelerated, and the purchaser's equitable interest in the property is forfeited. The seller in this situation does not have to foreclose in order to obtain title to the property, although in some cases a quiet title action is in order if the purchaser has filed the installment contract in local land records and an ejectment action may be necessary to recover possession. In a few states, particularly in cases of purchaser default during the early years of an installment contract, the courts will permit ejectment of the purchaser and a forfeiture of his or her interest in the property.

     However, most state legislatures have enacted provisions by analogy to mortgage law protecting borrowers under installment contracts from the harsh consequences of forfeiture. Under those statutes, a judicial or nonjudicial foreclosure may be required, the seller may be required to give notice of default and the borrower may be granted some grace period during which the contract may be reinstated upon full payment of the default amount and the purchaser may have a post-foreclosure statutory redemption right. In other states, courts in equity may permit a purchaser with significant investment in the property under an installment contract for the sale of real estate to share in the proceeds of sale of the property after the indebtedness is repaid or may otherwise refuse to enforce the forfeiture clause. Nevertheless, generally speaking, the seller's procedures for obtaining possession and clear title under an installment contract for the sale of real estate in a given state are simpler and less time-consuming and costly than are the procedures for foreclosing and obtaining clear title to a mortgaged property.

LEASES AND RENTS

     A mortgage that encumbers an income-producing property often contains an assignment of rents and leases and/or may be accompanied by a separate assignment of rents and leases. Under an assignment of rents and leases, the borrower assigns to the lender the borrower's right, title and interest as landlord under each lease and the income derived from each lease. However, the borrower retains a revocable license to collect the rents, provided there is no default and the rents are not directly paid to the lender.

                                       79

     If the borrower defaults, the license terminates and the lender is entitled to collect the rents. Local law may require that the lender take possession of the property and/or obtain a court-appointed receiver before becoming entitled to collect the rents.

     In most states, hotel and motel room rates are considered accounts receivable under the UCC. Room rates are generally pledged by the borrower as additional security for the loan when a mortgage loan is secured by a hotel or motel. In general, the lender must file financing statements in order to perfect its security interest in the room rates and must file continuation statements, generally every five years, to maintain that perfection. Mortgage loans secured by hotels or motels may be included in one of our trusts even if the security interest in the room rates was not perfected or the requisite UCC filings were allowed to lapse. A lender will generally be required to commence a foreclosure action or otherwise take possession of the property in order to enforce its rights to collect the room rates following a default, even if the lender's security interest in room rates is perfected under applicable nonbankruptcy law.

     In the bankruptcy setting, the lender will be stayed from enforcing its rights to collect hotel and motel room rates. However, the room rates will constitute cash collateral and cannot be used by the bankrupt borrower--

    o without a hearing or the lender's consent, or

    o unless the lender's interest in the room rates is given adequate protection.

     For purposes of the foregoing, the adequate protection may include a cash payment for otherwise encumbered funds or a replacement lien on unencumbered property, in either case equal in value to the amount of room rates that the bankrupt borrower proposes to use. See "--Bankruptcy Laws" below.

PERSONALTY

     Some types of income-producing real properties, such as hotels, motels and nursing homes, may include personal property, which may, to the extent it is owned by the borrower and not previously pledged, constitute a significant portion of the property's value as security. The creation and enforcement of liens on personal property are governed by the UCC. Accordingly, if a borrower pledges personal property as security for a mortgage loan, the lender generally must file UCC financing statements in order to perfect its security interest in the personal property and must file continuation statements, generally every five years, to maintain that perfection. Mortgage loans secured in part by personal property may be included in one of our trusts even if the security interest in the personal property was not perfected or the requisite UCC filings were allowed to lapse.

FORECLOSURE

     General. Foreclosure is a legal procedure that allows the lender to recover its mortgage debt by enforcing its rights and available legal remedies under the mortgage. If the borrower defaults in payment or performance of its obligations under the note or mortgage, the lender has the right to institute foreclosure proceedings to sell the real property security at public auction to satisfy the indebtedness.

     Foreclosure Procedures Vary From State to State. The two primary methods of foreclosing a mortgage are--

    o judicial foreclosure, involving court proceedings, and

    o nonjudicial foreclosure under a power of sale granted in the mortgage instrument.

     Other foreclosure procedures are available in some states, but they are either infrequently used or available only in limited circumstances.

     A foreclosure action is subject to most of the delays and expenses of other lawsuits if defenses are raised or counterclaims are interposed. A foreclosure action sometimes requires several years to complete.

     Judicial Foreclosure. A judicial foreclosure proceeding is conducted in a court having jurisdiction over the mortgaged property. Generally, a lender initiates the action by the service of legal pleadings upon--

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    o all parties having a subordinate interest of record in the real property, and

    o all parties in possession of the property, under leases or otherwise, whose interests are subordinate to the mortgage.

     Delays in completion of the foreclosure may occasionally result from difficulties in locating defendants. When the lender's right to foreclose is contested, the legal proceedings can be time-consuming. The court generally issues a judgment of foreclosure and appoints a referee or other officer to conduct a public sale of the mortgaged property upon successful completion of a judicial foreclosure proceeding. The proceeds of that public sale are used to satisfy the judgment. The procedures that govern these public sales vary from state to state.

     Equitable and Other Limitations on Enforceability of Particular
Provisions. United States courts have traditionally imposed general equitable principles to limit the remedies available to lenders in foreclosure actions.
These principles are generally designed to relieve borrowers from the effects of mortgage defaults perceived as harsh or unfair. Relying on these principles, a court may:

    o alter the specific terms of a loan to the extent it considers necessary to prevent or remedy an injustice, undue oppression or overreaching;

    o require the lender to undertake affirmative actions to determine the cause of the borrower's default and the likelihood that the borrower will be able to reinstate the loan;

    o require the lender to reinstate a loan or recast a payment schedule in order to accommodate a borrower that is suffering from a temporary financial disability; or

    o limit the right of the lender to foreclose in the case of a nonmonetary default, such as--

     1. a failure to adequately maintain the mortgaged property, or

     2. an impermissible further encumbrance of the mortgaged property.

     Some courts have addressed the issue of whether federal or state constitutional provisions reflecting due process concerns for adequate notice require that a borrower receive notice in addition to statutorily-prescribed minimum notice. For the most part, these cases have--

    o upheld the reasonableness of the notice provisions, or

    o found that a public sale under a mortgage providing for a power of sale does not involve sufficient state action to trigger constitutional protections.

     In addition, some states may have statutory protection such as the right of the borrower to reinstate its mortgage loan after commencement of foreclosure proceedings but prior to a foreclosure sale.

     Nonjudicial Foreclosure/Power of Sale. In states permitting nonjudicial foreclosure proceedings, foreclosure of a deed of trust is generally accomplished by a nonjudicial trustee's sale under a power of sale typically granted in the deed of trust. A power of sale may also be contained in any other type of mortgage instrument if applicable law so permits. A power of sale under a deed of trust allows a nonjudicial public sale to be conducted generally following--

    o a request from the beneficiary/lender to the trustee to sell the property upon default by the borrower, and

    o notice of sale is given in accordance with the terms of the deed of trust and applicable state law.

     In some states, prior to a nonjudicial public sale, the trustee under the deed of trust must--

    o record a notice of default and notice of sale, and

    o send a copy of those notices to the borrower and to any other party who has recorded a request for a copy of them.

In addition, in some states, the trustee must provide notice to any other party having an interest of record in the real property, including junior lienholders. A notice of sale must be posted in a public place and, in most states, published for a specified period of time in one or more newspapers.
Some states require

                                       81

a reinstatement period during which the borrower or junior lienholder may have the right to cure the default by paying the entire actual amount in arrears, without regard to the acceleration of the indebtedness, plus the lender's expenses incurred in enforcing the obligation. In other states, the borrower or the junior lienholder has only the right to pay off the entire debt to prevent the foreclosure sale. Generally, state law governs the procedure for public sale, the parties entitled to notice, the method of giving notice and the applicable time periods.

     Public Sale. A third party may be unwilling to purchase a mortgaged property at a public sale because of--

    o the difficulty in determining the exact status of title to the property due to, among other things, redemption rights that may exist, and

    o the possibility that physical deterioration of the property may have occurred during the foreclosure proceedings.

     As a result of the foregoing, it is common for the lender to purchase the mortgaged property and become its owner, subject to the borrower's right in some states to remain in possession during a redemption period. In that case, the lender will have both the benefits and burdens of ownership, including the obligation to pay debt service on any senior mortgages, to pay taxes, to obtain casualty insurance and to make repairs necessary to render the property suitable for sale. The costs of operating and maintaining a commercial or multifamily residential property may be significant and may be greater than the income derived from that property. The lender also will commonly obtain the services of a real estate broker and pay the broker's commission in connection with the sale or lease of the property. Whether, the ultimate proceeds of the sale of the property equal the lender's investment in the property depends upon market conditions. Moreover, because of the expenses associated with acquiring, owning and selling a mortgaged property, a lender could realize an overall loss on the related mortgage loan even if the mortgaged property is sold at foreclosure, or resold after it is acquired through foreclosure, for an amount equal to the full outstanding principal amount of the loan plus accrued interest.

     The holder of a junior mortgage that forecloses on a mortgaged property does so subject to senior mortgages and any other prior liens. In addition, it may be obliged to keep senior mortgage loans current in order to avoid foreclosure of its interest in the property. Furthermore, if the foreclosure of a junior mortgage triggers the enforcement of a due-on-sale clause contained in a senior mortgage, the junior mortgagee could be required to pay the full amount of the senior mortgage indebtedness or face foreclosure.

     Rights of Redemption. The purposes of a foreclosure action are--

    o to enable the lender to realize upon its security, and

    o to bar the borrower, and all persons who have interests in the property that are subordinate to that of the foreclosing lender, from exercising their equity of redemption.

     The doctrine of equity of redemption provides that, until the property encumbered by a mortgage has been sold in accordance with a properly conducted foreclosure and foreclosure sale, those having interests that are subordinate to that of the foreclosing lender have an equity of redemption and may redeem the property by paying the entire debt with interest. Those having an equity of redemption must generally be made parties to the foreclosure proceeding in order for their equity of redemption to be terminated.

     The equity of redemption is a common-law, nonstatutory right which should be distinguished from post-sale statutory rights of redemption. In some states, the borrower and foreclosed junior lienors are given a statutory period in which to redeem the property after sale under a deed of trust or foreclosure of a mortgage. In some states, statutory redemption may occur only upon payment of the foreclosure sale price. In other states, redemption may be permitted if the former borrower pays only a portion of the sums due. A statutory right of redemption will diminish the ability of the lender to sell the foreclosed property because the exercise of a right of redemption would defeat the title of any purchaser through a foreclosure. Consequently, the practical effect of the redemption right is to force the lender to maintain the property and pay the expenses of ownership until the redemption period has expired. In some states, a post-sale statutory right of redemption may exist following a judicial foreclosure, but not following a trustee's sale under a deed of trust.

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     Anti-Deficiency Legislation. Some or all of the mortgage loans underlying a series of offered certificates may be nonrecourse loans. Recourse in the case of a default on a non-recourse mortgage loan will be limited to the mortgaged property and any other assets that were pledged to secure the mortgage loan.
However, even if a mortgage loan by its terms provides for recourse to the borrower's other assets, a lender's ability to realize upon those assets may be limited by state law. For example, in some states, a lender cannot obtain a deficiency judgment against the borrower following foreclosure or sale under a deed of trust. A deficiency judgment is a personal judgment against the former borrower equal to the difference between the net amount realized upon the public sale of the real property and the amount due to the lender. Other statutes may require the lender to exhaust the security afforded under a mortgage before bringing a personal action against the borrower. In other states, the lender has the option of bringing a personal action against the borrower on the debt without first exhausting the security, but in doing so, the lender may be deemed to have elected a remedy and thus may be precluded from foreclosing upon the security. Consequently, lenders will usually proceed first against the security in states where an election of remedy provision exists. Finally, other statutory provisions limit any deficiency judgment to the excess of the outstanding debt over the fair market value of the property at the time of the sale. These other statutory provisions are intended to protect borrowers from exposure to large deficiency judgments that might result from bidding at below-market values at the foreclosure sale.

     Leasehold Considerations. Some or all of the mortgage loans underlying a series of offered certificates may be secured by a mortgage on the borrower's leasehold interest under a ground lease. Leasehold mortgage loans are subject to some risks not associated with mortgage loans secured by a lien on the fee estate of the borrower. The most significant of these risks is that if the borrower's leasehold were to be terminated upon a lease default, the leasehold mortgagee would lose its security. This risk may be lessened if the ground lease:

    o requires the lessor to give the leasehold mortgagee notices of lessee defaults and an opportunity to cure them,

    o permits the leasehold estate to be assigned to and by the leasehold mortgagee or the purchaser at a foreclosure sale, and

    o contains other protective provisions typically required by prudent lenders to be included in a ground lease.

     Some mortgage loans underlying a series of offered certificates, however, may be secured by ground leases which do not contain these provisions.

     Cooperative Shares. Some or all of the mortgage loans underlying a series of offered certificates may be secured by a security interest on the borrower's ownership interest in shares, and the proprietary leases belonging to those shares, allocable to cooperative dwelling units that may be vacant or occupied by nonowner tenants. Loans secured in this manner are subject to some risks not associated with mortgage loans secured by a lien on the fee estate of a borrower in real property. Loans secured in this manner typically are subordinate to the mortgage, if any, on the cooperative's building. That mortgage, if foreclosed, could extinguish the equity in the building and the proprietary leases of the dwelling units derived from ownership of the shares of the cooperative. Further, transfer of shares in a cooperative is subject to various regulations as well as to restrictions under the governing documents of the cooperative. The shares may be canceled in the event that associated maintenance charges due under the related proprietary leases are not paid.
Typically, a recognition agreement between the lender and the cooperative provides, among other things, that the lender may cure a default under a proprietary lease.

     Under the laws applicable in many states, "foreclosure" on cooperative shares is accomplished by a sale in accordance with the provisions of Article 9 of the UCC and the security agreement relating to the shares. Article 9 of the
UCC requires that a sale be conducted in a commercially reasonable manner, which may be dependent upon, among other things, the notice given the debtor and the method, manner, time, place and terms of the sale. Article 9 of the UCC provides that the proceeds of the sale will be applied first to pay the costs and expenses of the sale and then to satisfy the indebtedness secured by the lender's security interest. A recognition agreement, however, generally provides that the lender's right to reimbursement is subject to the right of the cooperative corporation to receive sums due under the proprietary leases.

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BANKRUPTCY LAWS

     Operation of the U.S. Bankruptcy Code and related state laws may interfere with or affect the ability of a lender to realize upon collateral or to enforce a deficiency judgment. For example, under the U.S. Bankruptcy Code, virtually all actions, including foreclosure actions and deficiency judgment proceedings, to collect a debt are automatically stayed upon the filing of the bankruptcy petition. Often, no interest or principal payments are made during the course of the bankruptcy case. The delay caused by an automatic stay and its consequences can be significant. Also, under the U.S. Bankruptcy Code, the filing of a petition in bankruptcy by or on behalf of a junior lienor may stay the senior lender from taking action to foreclose out the junior lien.

     Under the U.S. Bankruptcy Code, the amount and terms of a mortgage loan secured by a lien on property of the debtor may be modified provided that substantive and procedural safeguards protective of the lender are met. A bankruptcy court may, among other things--

    o reduce the secured portion of the outstanding amount of the loan to the then-current value of the property, thereby leaving the lender a general unsecured creditor for the difference between the then-current value of the property and the outstanding balance of the loan;

    o reduce the amount of each scheduled payment, by means of a reduction in the rate of interest and/or an alteration of the repayment schedule, with or without affecting the unpaid principal balance of the loan;

    o extend or shorten the term to maturity of the loan;

    o permit the bankrupt borrower to cure of the subject loan default by paying the arrearage over a number of years; or

    o permit the bankrupt borrower, through its rehabilitative plan, to reinstate the loan payment schedule even if the lender has obtained a final judgment of foreclosure prior to the filing of the debtor's petition.

     Federal bankruptcy law may also interfere with or affect the ability of a secured lender to enforce the borrower's assignment of rents and leases related to the mortgaged property. A lender may be stayed from enforcing the assignment under the U.S. Bankruptcy Code. In addition, the legal proceedings necessary to resolve the issue could be time-consuming, and result in delays in the lender's receipt of the rents. However, recent amendments to the U.S. Bankruptcy Code may minimize the impairment of the lender's ability to enforce the borrower's assignment of rents and leases. In addition to the inclusion of hotel revenues within the definition of cash collateral as noted above, the amendments provide that a pre-petition security interest in rents or hotel revenues is designed to overcome those cases holding that a security interest in rents is unperfected under the laws of some states until the lender has taken some further action, such as commencing foreclosure or obtaining a receiver prior to activation of the assignment of rents.

     A borrower's ability to make payment on a mortgage loan may be impaired by the commencement of a bankruptcy case relating to the tenant under a lease of the related property. Under the U.S. Bankruptcy Code, the filing of a petition in bankruptcy by or on behalf of a tenant results in a stay in bankruptcy against the commencement or continuation of any state court proceeding for--

    o past due rent,

    o accelerated rent,

    o damages, or

    o a summary eviction order with respect to a default under the lease that occurred prior to the filing of the tenant's bankruptcy petition.

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     In addition, the U.S. Bankruptcy Code generally provides that a trustee or debtor-in-possession may, subject to approval of the court:

     o assume the lease and either retain it or assign it to a third party, or

     o reject the lease.

     If the lease is assumed, the trustee, debtor-in-possession or assignee, if applicable, must cure any defaults under the lease, compensate the lessor for its losses and provide the lessor with adequate assurance of future performance. These remedies may be insufficient, and any assurances provided to the lessor may be inadequate. If the lease is rejected, the lessor will be treated, except potentially to the extent of any security deposit, as an unsecured creditor with respect to its claim for damages for termination of the lease. The U.S. Bankruptcy Code also limits a lessor's damages for lease rejection to:

    o the rent reserved by the lease without regard to acceleration for the greater of one year, or 15%, not to exceed three years, of the remaining term of the lease, plus

    o unpaid rent to the earlier of the surrender of the property or the lessee's bankruptcy filing.

ENVIRONMENTAL CONSIDERATIONS

     General. A lender may be subject to environmental risks when taking a security interest in real property. Of particular concern may be properties that are or have been used for industrial, manufacturing, military or disposal activity. Those environmental risks include the possible diminution of the value of a contaminated property or, as discussed below, potential liability for clean-up costs or other remedial actions that could exceed the value of the property or the amount of the lender's loan. In some circumstances, a lender may decide to abandon a contaminated real property as collateral for its loan rather than foreclose and risk liability for clean-up costs.

     Superlien Laws. Under the laws of many states, contamination on a property may give rise to a lien on the property for clean-up costs. In several states, that lien has priority over all existing liens, including those of existing mortgages. In these states, the lien of a mortgage may lose its priority to that superlien.

     CERCLA. The federal Comprehensive Environmental Response, Compensation and
Liability Act of 1980, as amended, imposes strict liability on present and past
"owners" and "operators" of contaminated real property for the costs of clean-up. A secured lender may be liable as an "owner" or "operator" of a contaminated mortgaged property if agents or employees of the lender have participated in the management of the property or the operations of the borrower. Liability may exist even if the lender did not cause or contribute to the contamination and regardless of whether the lender has actually taken possession of the contaminated mortgaged property through foreclosure, deed in lieu of foreclosure or otherwise. Moreover, liability is not limited to the original or unamortized principal balance of a loan or to the value of the property securing a loan. Excluded from CERCLA's definition of "owner" or
"operator," however, is a person who, without participating in the management of the facility, holds indicia of ownership primarily to protect his security interest. This is the so called "secured creditor exemption."

     The Asset Conservation, Lender Liability and Deposit Insurance Act of 1996
amended, among other things, the provisions of CERCLA with respect to lender liability and the secured creditor exemption. The Lender Liability Act offers substantial protection to lenders by defining the activities in which a lender can engage and still have the benefit of the secured creditor exemption. In order for a lender to be deemed to have participated in the management of a mortgaged property, the lender must actually participate in the operational affairs of the property of the borrower. The Lender Liability Act provides that
"merely having the capacity to influence, or unexercised right to control"
operations does not constitute participation in management. A lender will lose the protection of the secured creditor exemption only if--

    o it exercises decision-making control over a borrower's environmental compliance and hazardous substance handling and disposal practices, or

    o assumes day-to-day management of operational functions of a mortgaged property.

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     The Lender Liability Act also provides that a lender will continue to have the benefit of the secured creditor exemption even if it forecloses on a mortgaged property, purchases it at a foreclosure sale or accepts a deed-in-lieu of foreclosure, provided that the lender seeks to sell that property at the earliest practicable commercially reasonable time on commercially reasonable terms.

     Other Federal and State Laws. Many states have statutes similar to CERCLA, and not all those statutes provide for a secured creditor exemption. In addition, under federal law, there is potential liability relating to hazardous wastes and underground storage tanks under the federal Resource Conservation and Recovery Act.

     Some federal, state and local laws, regulations and ordinances govern the management, removal, encapsulation or disturbance of asbestos-containing materials. These laws, as well as common law standards, may

    o impose liability for releases of or exposure to asbestos-containing materials, and

    o provide for third parties to seek recovery from owners or operators of real properties for personal injuries associated with those releases.

     Federal law requires owners of residential housing constructed prior to
1978 to disclose to potential residents or purchasers any known information in their possession regarding the presence of lead-based paint or lead-based paint-related hazards and will impose treble damages for any failure to disclose. In addition, the ingestion of lead-based paint chips or dust particles by children can result in lead poisoning. If lead-based paint hazards exist at a property, then the owner of that property may be held liable for injuries and for the costs of removal or encapsulation of the lead-based paint.

     In a few states, transfers of some types of properties are conditioned upon cleanup of contamination prior to transfer. In these cases, a lender that becomes the owner of a property through foreclosure, deed in lieu of foreclosure or otherwise, may be required to clean up the contamination before selling or otherwise transferring the property.

     Beyond statute-based environmental liability, there exist common law causes of action related to hazardous environmental conditions on a property, such as actions based on nuisance or on toxic tort resulting in death, personal injury or damage to property. While it may be more difficult to hold a lender liable under common law causes of action, unanticipated or uninsured liabilities of the borrower may jeopardize the borrower's ability to meet its loan obligations.

     Federal, state and local environmental regulatory requirements change often. It is possible that compliance with a new regulatory requirement could impose significant compliance costs on a borrower. These costs may jeopardize the borrower's ability to meet its loan obligations.

     Additional Considerations. The cost of remediating hazardous substance contamination at a property can be substantial. If a lender becomes liable, it can bring an action for contribution against the owner or operator who created the environmental hazard. However, that individual or entity may be without substantial assets. Accordingly, it is possible that the costs could become a liability of the related trust and occasion a loss to the related certificateholders.

     If the operations on a foreclosed property are subject to environmental laws and regulations, the lender will be required to operate the property in accordance with those laws and regulations. This compliance may entail substantial expense, especially in the case of industrial or manufacturing properties.

     In addition, a lender may be obligated to disclose environmental conditions on a property to government entities and/or to prospective buyers, including prospective buyers at a foreclosure sale or following foreclosure.
This disclosure may decrease the amount that prospective buyers are willing to pay for the affected property, sometimes substantially.

DUE-ON-SALE AND DUE-ON-ENCUMBRANCE PROVISIONS

     Some or all of the mortgage loans underlying a series of offered certificates may contain due-on-sale and due-on-encumbrance clauses that purport to permit the lender to accelerate the maturity of the loan

                                       86

if the borrower transfers or encumbers the a mortgaged property. In recent years, court decisions and legislative actions placed substantial restrictions on the right of lenders to enforce these clauses in many states. However, the
Garn-St Germain Depository Institutions Act of 1982 generally preempts state laws that prohibit the enforcement of due-on-sale clauses and permits lenders to enforce these clauses in accordance with their terms, subject to the limitations prescribed in that Act and the regulations promulgated thereunder.

JUNIOR LIENS; RIGHTS OF HOLDERS OF SENIOR LIENS

     Any of our trusts may include mortgage loans secured by junior liens, while the loans secured by the related senior liens may not be included in that trust. The primary risk to holders of mortgage loans secured by junior liens is the possibility that adequate funds will not be received in connection with a foreclosure of the related senior liens to satisfy fully both the senior loans and the junior loan.

     In the event that a holder of a senior lien forecloses on a mortgaged property, the proceeds of the foreclosure or similar sale will be applied as follows:

    o first, to the payment of court costs and fees in connection with the foreclosure;

    o second, to real estate taxes;

    o third, in satisfaction of all principal, interest, prepayment or acceleration penalties, if any, and any other sums due and owing to the holder of the senior liens; and

    o last, in satisfaction of all principal, interest, prepayment and acceleration penalties, if any, and any other sums due and owing to the holder of the junior mortgage loan.

SUBORDINATE FINANCING

     Some mortgage loans underlying a series of offered certificates may not restrict the ability of the borrower to use the mortgaged property as security for one or more additional loans, or the restrictions may be unenforceable.
Where a borrower encumbers a mortgaged property with one or more junior liens, the senior lender is subjected to the following additional risks:

    o the borrower may have difficulty servicing and repaying multiple loans;

    o if the subordinate financing permits recourse to the borrower, as is frequently the case, and the senior loan does not, a borrower may have more incentive to repay sums due on the subordinate loan;

    o acts of the senior lender that prejudice the junior lender or impair the junior lender's security, such as the senior lender's agreeing to an increase in the principal amount of or the interest rate payable on the senior loan, may create a superior equity in favor of the junior lender;

    o if the borrower defaults on the senior loan and/or any junior loan or loans, the existence of junior loans and actions taken by junior lenders can impair the security available to the senior lender and can interfere with or delay the taking of action by the senior lender; and

    o the bankruptcy of a junior lender may operate to stay foreclosure or similar proceedings by the senior lender.

DEFAULT INTEREST AND LIMITATIONS ON PREPAYMENTS

     Notes and mortgages may contain provisions that obligate the borrower to pay a late charge or additional interest if payments are not timely made. They may also contain provisions that prohibit prepayments for a specified period and/or condition prepayments upon the borrower's payment of prepayment premium, fee or charge. In some states, there are or may be specific limitations upon the late charges that a lender may collect from a borrower for delinquent payments. Some states also limit the amounts that a lender may collect from a borrower as an additional charge if the loan is prepaid. In addition, the enforceability of provisions that provide for prepayment premiums, fees and charges upon an involuntary prepayment is unclear under the laws of many states.

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APPLICABILITY OF USURY LAWS

     Title V of the Depository Institutions Deregulation and Monetary Control
Act of 1980 provides that state usury limitations shall not apply to various types of residential, including multifamily, first mortgage loans originated by particular lenders after March 31, 1980. Title V authorized any state to reimpose interest rate limits by adopting, before April 1, 1983, a law or constitutional provision that expressly rejects application of the federal law.
In addition, even where Title V is not rejected, any state is authorized by the law to adopt a provision limiting discount points or other charges on mortgage loans covered by Title V. Some states have taken action to reimpose interest rate limits and/or to limit discount points or other charges.

AMERICANS WITH DISABILITIES ACT

     Under Title III of the Americans with Disabilities Act of 1990 and rules promulgated thereunder, in order to protect individuals with disabilities, owners of public accommodations, such as hotels, restaurants, shopping centers, hospitals, schools and social service center establishments, must remove architectural and communication barriers which are structural in nature from existing places of public accommodation to the extent "readily achievable." In addition, under the ADA, alterations to a place of public accommodation or a commercial facility are to be made so that, to the maximum extent feasible, the altered portions are readily accessible to and usable by disabled individuals.
The "readily achievable" standard takes into account, among other factors, the financial resources of the affected property owner, landlord or other applicable person. In addition to imposing a possible financial burden on the borrower in its capacity as owner or landlord, the ADA may also impose requirements on a foreclosing lender who succeeds to the interest of the borrower as owner or landlord. Furthermore, because the "readily achievable"
standard may vary depending on the financial condition of the owner or landlord, a foreclosing lender that is financially more capable than the borrower of complying with the requirements of the ADA may be subject to more stringent requirements than those to which the borrower is subject.

SERVICEMEMBERS CIVIL RELIEF ACT

     Under the terms of the Servicemembers Civil Relief Act, a borrower who enters military service after the origination of the borrower's mortgage loan, including a borrower who was in reserve status and is called to active duty after origination of the mortgage loan, may not be charged interest, including fees and charges, above an annual rate of 6% during the period of the borrower's active duty status, unless a court orders otherwise upon application of the lender. The Relief Act applies to individuals who are members of the
Army, Navy, Air Force, Marines, National Guard, Reserves, Coast Guard and
officers of the U.S. Public Health Service assigned to duty with the military.
Because the Relief Act applies to individuals who enter military service, including reservists who are called to active duty, after origination of the related mortgage loan, no information can be provided as to the number of loans with individuals as borrowers that may be affected by the Relief Act.

     Application of the Relief Act would adversely affect, for an indeterminate period of time, the ability of a master servicer or special servicer to collect full amounts of interest on an affected mortgage loan. Any shortfalls in interest collections resulting from the application of the Relief Act would result in a reduction of the amounts payable to the holders of certificates of the related series, and would not be covered by advances or, unless otherwise specified in the related prospectus supplement, any form of credit support provided in connection with the certificates. In addition, the Relief Act imposes limitations that would impair the ability of a master servicer or special servicer to foreclose on an affected mortgage loan during the borrower's period of active duty status and, under some circumstances, during an additional three month period after the active duty status ceases.

FORFEITURES IN DRUG, RICO AND MONEY LAUNDERING PROCEEDINGS

     Federal law provides that property purchased or improved with assets derived from criminal activity or otherwise tainted, or used in the commission of certain offenses can be seized by and ordered forfeited to the United States of America. The offenses which can trigger such a seizure and forfeiture include, among others, violations of the Racketeer Influenced and Corrupt
Organizations Act, the Bank Secrecy

                                       88

Act, the anti-money-laundering laws and regulations, including the Uniting and
Strengthening America by Providing Appropriate Tools Required to Intercept and
Obstruct Terrorism Act of 2001 (the "USA Patriot Act") and the regulations issued pursuant to the USA Patriot Act, as well as the narcotic drug laws.
Under procedures contained in the Comprehensive Crime Control Act of 1984, the
government may seize the property even before conviction. The government must publish notice of the forfeiture proceeding and may give notice to all parties
"known to have an alleged interest in the property," including the holders of mortgage loans.

     A lender may avoid forfeiture of its interest in the property if it establishes that--

    o its mortgage was executed and recorded before commission of the illegal conduct from which the assets used to purchase or improve the property were derived or before any other crime upon which the forfeiture is based,
      or

    o the lender was, at the time of execution of the mortgage, "reasonably without cause to believe that the property was subject to forfeiture."

     However, there is no assurance that such defense will be successful.

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                        FEDERAL INCOME TAX CONSEQUENCES

GENERAL

     This is a general discussion of the material federal income tax consequences of owning the offered certificates. This discussion is directed to certificateholders that hold the offered certificates as capital assets within the meaning of Section 1221 of the Internal Revenue Code. It does not discuss all federal income tax consequences that may be relevant to owners of offered certificates, particularly as to investors subject to special treatment under the Internal Revenue Code, including:

    o banks,

    o insurance companies,

    o foreign investors.

    o tax exempt investors,

    o holders whose "functional currency" is not the United States dollar,

    o United States expatriates, and

    o holders holding the offered certificates as part of a hedge, straddle, or conversion transaction.

     Further, this discussion and any legal opinions referred to in this discussion are based on authorities that can change, or be differently interpreted, with possible retroactive effect. No rulings have been or will be sought from the IRS with respect to any of the federal income tax consequences discussed below. Accordingly, the IRS may take contrary positions.

     Investors and preparers of tax returns should be aware that under applicable Treasury regulations a provider of advice on specific issues of law is not considered an income tax return preparer unless the advice is--

    o given with respect to events that have occurred at the time the advice is rendered, and

    o is directly relevant to the determination of an entry on a tax return.

     Accordingly, even if this discussion addresses an issue regarding the tax treatment of the owner of the offered certificates, investors should consult their own tax advisors regarding that issue. Investors should do so not only as to federal taxes, but also as to state and local taxes. See "State and Other
Tax Consequences."

     The following discussion addresses securities of three general types:

    o REMIC certificates, representing interests in a trust, or a portion of the assets of that trust, as to which a specified person or entity will make a real estate mortgage investment conduit, or REMIC, election under sections 860A through 860G of the Internal Revenue Code;

    o FASIT certificates, representing interests in a trust, or a portion of the assets of that trust, as to which a specified person or entity will make a financial asset securitization investment trust, or FASIT, election within the meaning of section 860L(a) of the Internal Revenue Code; and

    o grantor trust certificates, representing interests in a trust, or a portion of the assets of that trust, as to which no REMIC or FASIT election will be made.

     We will indicate in the prospectus supplement for each series of offered certificates whether the related trustee, another party to the related
Governing Document or an agent appointed by that trustee or other party will act as tax administrator for the related trust. If the related tax administrator is required to make a REMIC or FASIT election, we also will identify in the related prospectus supplement all regular interests, residual interests and/or ownership interests, as applicable, in the resulting REMIC or
FASIT.

     The following discussion is limited to certificates offered under this prospectus. In addition, this discussion applies only to the extent that the related trust holds only mortgage loans. If a trust holds assets

                                       90

other than mortgage loans, such as mortgage-backed securities, we will disclose in the related prospectus supplement the tax consequences associated with those other assets being included. In addition, if agreements other than guaranteed investment contracts are included in a trust to provide interest rate protection for the related offered certificates, the anticipated material tax consequences associated with those agreements also will be discussed in the related prospectus supplement. See "Description of the Trust
Assets--Arrangements Providing Reinvestment, Interest Rate and Currency Related
Protection."

     The following discussion is based in part on the rules governing original issue discount in sections 1271-1273 and 1275 of the Internal Revenue Code and in the Treasury regulations issued under those sections. It is also based in part on the rules governing REMICs in sections 860A-860G of the Internal
Revenue Code and the rules governing FASITs in sections 860H-860L of the
Internal Revenue Code and in the Treasury regulations issued or proposed under those sections. The regulations relating to original issue discount do not adequately address all issues relevant to, and in some instances provide that they are not applicable to, securities such as the offered certificates.

REMICS

     General. With respect to each series of offered certificates as to which the related tax administrator will make a REMIC election, our counsel will deliver its opinion generally to the effect that, assuming compliance with all provisions of the related Governing Document, and subject to any other assumptions set forth in the opinion:

    o the related trust, or the relevant designated portion of the trust, will qualify as a REMIC, and

    o those offered certificates will represent--

       1. regular interests in the REMIC, or

       2. residual interests in the REMIC.

     Any and all offered certificates representing interests in a REMIC will be either--

    o REMIC regular certificates, representing regular interests in the REMIC,
      or

    o REMIC residual certificates, representing residual interests in the
      REMIC.

     If an entity electing to be treated as a REMIC fails to comply with the ongoing requirements of the Internal Revenue Code for REMIC status, it may lose its REMIC status. If so, the entity may become taxable as a corporation.
Therefore, the related certificates may not be given the tax treatment summarized below. Although the Internal Revenue Code authorizes the Treasury
Department to issue regulations providing relief in the event of an inadvertent termination of REMIC status, the Treasury Department has not done so. Any relief mentioned above, moreover, may be accompanied by sanctions. These sanctions could include the imposition of a corporate tax on all or a portion of a trust's income for the period in which the requirements for REMIC status are not satisfied. The Governing Document with respect to each REMIC will include provisions designed to maintain its status as a REMIC under the
Internal Revenue Code.

     Characterization of Investments in REMIC Certificates. Unless we state otherwise in the related prospectus supplement, the offered certificates that are REMIC certificates will be treated as--

    o "real estate assets" within the meaning of section 856(c)(5)(B) of the
      Internal Revenue Code in the hands of a real estate investment trust, and

    o "loans secured by an interest in real property" or other assets described in section 7701(a)(19)(C) of the Internal Revenue Code in the hands of a thrift institution,

in the same proportion that the assets of the related REMIC are so treated.

     However, to the extent that the REMIC assets constitute mortgage loans on property not used for residential or other prescribed purposes, the related offered certificates will not be treated as assets qualifying under section
7701(a)(19)(C) of the Internal Revenue Code. If 95% or more of the assets of the REMIC qualify for any of the foregoing characterizations at all times during a calendar year, the related offered certificates will qualify for the corresponding status in their entirety for that calendar year.

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     In addition, unless we state otherwise in the related prospectus supplement, offered certificates that are REMIC regular certificates will be:

    o "qualified mortgages" within the meaning of section 860G(a)(3) of the
      Internal Revenue Code in the hands of another REMIC; and

    o "permitted assets" under section 860L(c)(1)(G) of the Internal Revenue
      Code for a FASIT.

     Finally, interest, including original issue discount, on offered certificates that are REMIC regular certificates, and income allocated to offered certificates that are REMIC residual certificates, will be interest described in section 856(c)(3)(B) of the Internal Revenue Code if received by a real estate investment trust, to the extent that these certificates are treated as "real estate assets" within the meaning of section 856(c)(5)(B) of the
Internal Revenue Code.

     The related tax administrator will determine the percentage of the REMIC's assets that constitute assets described in the above-referenced sections of the
Internal Revenue Code with respect to each calendar quarter based on the average adjusted basis of each category of the assets held by the REMIC during that calendar quarter. The related tax administrator will report those determinations to certificateholders in the manner and at the times required by applicable Treasury regulations.

     The assets of the REMIC will include, in addition to mortgage loans--

    o collections on mortgage loans held pending payment on the related offered certificates, and

    o any property acquired by foreclosure held pending sale, and may include amounts in reserve accounts.

     It is unclear whether property acquired by foreclosure held pending sale, and amounts in reserve accounts, would be considered to be part of the mortgage loans, or whether these assets otherwise would receive the same treatment as the mortgage loans for purposes of the above-referenced sections of the
Internal Revenue Code. In addition, in some instances, the mortgage loans may not be treated entirely as assets described in those sections of the Internal
Revenue Code. If so, we will describe in the related prospectus supplement those mortgage loans that are characterized differently. The Treasury regulations do provide, however, that cash received from collections on mortgage loans held pending payment is considered part of the mortgage loans for purposes of section 856(c)(5)(B) of the Internal Revenue Code, relating to real estate investment trusts.

     To the extent a REMIC certificate represents ownership of an interest in a mortgage loan that is secured in part by the related borrower's interest in a bank account, that mortgage loan is not secured solely by real estate.
Accordingly:

    o a portion of that certificate may not represent ownership of "loans secured by an interest in real property" or other assets described in section 7701(a)(19)(C) of the Internal Revenue Code;

    o a portion of that certificate may not represent ownership of "real estate assets" under section 856(c)(5)(B) of the Internal Revenue Code;
      and

    o the interest on that certificate may not constitute "interest on obligations secured by mortgages on real property" within the meaning of section 856(c)(3)(B) of the Internal Revenue Code.

     Tiered REMIC Structures. For some series of REMIC certificates, the related tax administrator may make two or more REMIC elections as to the related trust for federal income tax purposes. As to each of these series of
REMIC certificates, our counsel will opine that each portion of the related trust as to which a REMIC election is to be made will qualify as a REMIC. Each of these series will be treated as interests in one REMIC solely for purposes of determining:

    o whether the related REMIC certificates will be "real estate assets"
      within the meaning of section 856(c)(5)(B) of the Internal Revenue Code,

    o whether the related REMIC certificates will be "loans secured by an interest in real property" under section 7701(a)(19)(C) of the Internal
      Revenue Code, and

    o whether the interest/income on the related REMIC certificates is interest described in section 856(c)(3)(B) of the Internal Revenue Code.

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     Taxation of Owners of REMIC Regular Certificates.

     General. Except as otherwise stated in this discussion, the Internal
Revenue Code treats REMIC regular certificates as debt instruments issued by the REMIC and not as ownership interests in the REMIC or its assets. Holders of
REMIC regular certificates that otherwise report income under the cash method of accounting must nevertheless report income with respect to REMIC regular certificates under the accrual method.

     Original Issue Discount. Some REMIC regular certificates may be issued with original issue discount within the meaning of section 1273(a) of the
Internal Revenue Code. Any holders of REMIC regular certificates issued with original issue discount generally will have to include original issue discount in income as it accrues, in accordance with a constant yield method, prior to the receipt of the cash attributable to that income. The Treasury Department has issued regulations under sections 1271 to 1275 of the Internal Revenue Code generally addressing the treatment of debt instruments issued with original issue discount. section 1272(a)(6) of the Internal Revenue Code provides special rules applicable to the accrual of original issue discount on, among other things, REMIC regular certificates. The Treasury Department has not issued regulations under that section. You should be aware, however, that section 1272(a)(6) and the regulations under sections 1271 to 1275 of the
Internal Revenue Code do not adequately address all issues relevant to, or are not applicable to, prepayable securities such as the offered certificates. We recommend that you consult with your own tax advisor concerning the tax treatment of your offered certificates.

     The Internal Revenue Code requires, in computing the accrual of original issue discount on REMIC regular certificates, that a reasonable assumption be used concerning the rate at which borrowers will prepay the mortgage loans held by the related REMIC. Further, adjustments must be made in the accrual of that original issue discount to reflect differences between the prepayment rate actually experienced and the assumed prepayment rate. The prepayment assumption is to be determined in a manner prescribed in Treasury regulations that the
Treasury Department has not yet issued. The Committee Report indicates that the regulations should provide that the prepayment assumption used with respect to a REMIC regular certificate is determined once, at initial issuance, and must be the same as that used in pricing. The prepayment assumption used in reporting original issue discount for each series of REMIC regular certificates will be consistent with this standard and will be disclosed in the related prospectus supplement. However, neither we nor any other person will make any representation that the mortgage loans underlying any series of REMIC regular certificates will in fact prepay at a rate conforming to the prepayment assumption or at any other rate or that the IRS will not challenge on audit the prepayment assumption used.

     The original issue discount, if any, on a REMIC regular certificate will be the excess of its stated redemption price at maturity over its issue price.

     The issue price of a particular class of REMIC regular certificates will be the first cash price at which a substantial amount of those certificates are sold, excluding sales to bond houses, brokers and underwriters. If less than a substantial amount of a particular class of REMIC regular certificates is sold for cash on or prior to the related date of initial issuance of those certificates, the issue price for that class will be the fair market value of that class on the date of initial issuance.

     Under the Treasury regulations, the stated redemption price of a REMIC regular certificate is equal to the total of all payments to be made on that certificate other than qualified stated interest. Qualified stated interest is interest that is unconditionally payable at least annually, during the entire term of the instrument, at:

    o a single fixed rate,

    o a "qualified floating rate,"

    o an "objective rate,"

    o a combination of a single fixed rate and one or more "qualified floating rates,"

    o a combination of a single fixed rate and one "qualified inverse floating rate," or

                                       93

    o a combination of "qualified floating rates" that does not operate in a manner that accelerates or defers interest payments on the REMIC regular certificate.

     In the case of REMIC regular certificates bearing adjustable interest rates, the determination of the total amount of original issue discount and the timing of the inclusion of that discount will vary according to the characteristics of those certificates. If the original issue discount rules apply to those certificates, we will describe in the related prospectus supplement the manner in which those rules will be applied with respect to those certificates in preparing information returns to the certificateholders and the IRS.

     Some classes of REMIC regular certificates may provide that the first interest payment with respect to those certificates be made more than one month after the date of initial issuance, a period that is longer than the subsequent monthly intervals between interest payments. Assuming the accrual period for original issue discount is the monthly period that ends on each payment date, then, as a result of this long first accrual period, some or all interest payments may be required to be included in the stated redemption price of the
REMIC regular certificate and accounted for as original issue discount. Because interest on REMIC regular certificates must in any event be accounted for under an accrual method, applying this analysis would result in only a slight difference in the timing of the inclusion in income of the yield on the REMIC regular certificates.

     In addition, if the accrued interest to be paid on the first payment date is computed with respect to a period that begins prior to the date of initial issuance, a portion of the purchase price paid for a REMIC regular certificate will reflect that accrued interest. In those cases, information returns provided to the certificateholders and the IRS will be based on the position that the portion of the purchase price paid for the interest accrued prior to the date of initial issuance is treated as part of the overall cost of the
REMIC regular certificate. Therefore, the portion of the interest paid on the first payment date in excess of interest accrued from the date of initial issuance to the first payment date is included in the stated redemption price of the REMIC regular certificate. However, the Treasury regulations state that all or some portion of this accrued interest may be treated as a separate asset, the cost of which is recovered entirely out of interest paid on the first payment date. It is unclear how an election to do so would be made under these regulations and whether this election could be made unilaterally by a certificateholder.

     Notwithstanding the general definition of original issue discount, original issue discount on a REMIC regular certificate will be considered to be de minimis if it is less than 0.25% of the stated redemption price of the certificate multiplied by its weighted average maturity. For this purpose, the weighted average maturity of a REMIC regular certificate is computed as the sum of the amounts determined, as to each payment included in the stated redemption price of the certificate, by multiplying:

    o the number of complete years, rounding down for partial years, from the date of initial issuance, until that payment is expected to be made, presumably taking into account the prepayment assumption, by

    o a fraction--

       1. the numerator of which is the amount of the payment, and

       2. the denominator of which is the stated redemption price at maturity of the certificate.

     Under the Treasury regulations, original issue discount of only a de minimis amount, other than de minimis original issue discount attributable to a so-called "teaser" interest rate or an initial interest holiday, will be included in income as each payment of stated principal is made, based on the product of:

    o the total amount of the de minimis original issue discount, and

    o a fraction--

       1. the numerator of which is the amount of the principal payment, and

       2. the denominator of which is the outstanding stated principal amount of the subject REMIC regular certificate.

     The Treasury regulations also would permit you to elect to accrue de minimis original issue discount into income currently based on a constant yield method. See "--REMICs--Taxation of Owners of REMIC Regular Certificates--Market
Discount" below for a description of that election under the applicable
Treasury regulations.

                                       94

     If original issue discount on a REMIC regular certificate is in excess of a de minimis amount, the holder of the certificate must include in ordinary gross income the sum of the daily portions of original issue discount for each day during its taxable year on which it held the certificate, including the purchase date but excluding the disposition date. In the case of an original holder of a REMIC regular certificate, the daily portions of original issue discount will be determined as described below in this "--Original Issue
Discount" subsection.

     As to each accrual period, the related tax administrator will calculate the original issue discount that accrued during that accrual period. For these purposes, an accrual period is, unless we otherwise state in the related prospectus supplement, the period that begins on a date that corresponds to a payment date, or in the case of the first accrual period, begins on the date of initial issuance, and ends on the day preceding the immediately following payment date. The portion of original issue discount that accrues in any accrual period will equal the excess, if any, of:

    o the sum of:

      1. the present value, as of the end of the accrual period, of all of the payments remaining to be made on the subject REMIC regular certificate, if any, in future periods, presumably taking into account the prepayment assumption, and

      2. the payments made on that certificate during the accrual period of amounts included in the stated redemption price, over

    o the adjusted issue price of the subject REMIC regular certificate at the beginning of the accrual period.

     The adjusted issue price of a REMIC regular certificate is:

    o the issue price of the certificate, increased by

    o the total amount of original issue discount previously accrued on the certificate, reduced by

    o the amount of all prior payments of amounts included in its stated
      redemption price.

The present value of the remaining payments referred to in item 1. of the second preceding sentence will be calculated:

    o assuming that payments on the REMIC regular certificate will be received in future periods based on the related mortgage loans being prepaid at a rate equal to the prepayment assumption;

    o using a discount rate equal to the original yield to maturity of the certificate, based on its issue price and the assumption that the related mortgage loans will be prepaid at a rate equal to the prepayment assumption; and

    o taking into account events, including actual prepayments, that have occurred before the close of the accrual period.

     The original issue discount accruing during any accrual period, computed as described above, will be allocated ratably to each day during the accrual period to determine the daily portion of original issue discount for that day.

     A subsequent purchaser of a REMIC regular certificate that purchases the certificate at a cost, excluding any portion of that cost attributable to accrued qualified stated interest, that is less than its remaining stated
redemption price, will also be required to include in gross income the daily portions of any original issue discount with respect to the certificate.
However, the daily portion will be reduced, if the cost is in excess of its adjusted issue price, in proportion to the ratio that the excess bears to the total original issue discount remaining to be accrued on the certificate. The adjusted issue price of a REMIC regular certificate, as of any date of determination, equals the sum of:

    o the adjusted issue price or, in the case of the first accrual period, the issue price, of the certificate at the beginning of the accrual period which includes that date of determination, and

    o the daily portions of original issue discount for all days during that accrual period prior to that date of determination.

                                       95

     If the foregoing method for computing original issue discount results in a negative amount of original issue discount as to any accrual period with respect to a REMIC regular certificate held by you, the amount of original issue discount accrued for that accrual period will be zero. You may not deduct the negative amount currently. Instead, you will only be permitted to offset it against future positive original issue discount, if any, attributable to the certificate. Although not free from doubt, it is possible that you may be permitted to recognize a loss to the extent your basis in the certificate exceeds the maximum amount of payments that you could ever receive with respect to the certificate. However, the loss may be a capital loss, which is limited in its deductibility. The foregoing considerations are particularly relevant to certificates that have no, or a disproportionately small, amount of principal because they can have negative yields if the mortgage loans held by the related
REMIC prepay more quickly than anticipated. See "Risk Factors--The Investment
Performance of Your Offered Certificate Will Depend Upon Payments, Defaults and
Losses on the Underlying Mortgage Loans; and Those Payments, Defaults and
Losses may be Highly Unpredictable."

     The Treasury regulations in some circumstances permit the holder of a debt instrument to recognize original issue discount under a method that differs from that used by the issuer. Accordingly, it is possible that you may be able to select a method for recognizing original issue discount that differs from that used by the trust in preparing reports to you and the IRS. Prospective purchasers of the REMIC regular certificates should consult their tax advisors concerning the tax treatment of these certificates in this regard.

     Market Discount. You will be considered to have purchased a REMIC regular certificate at a market discount if--

    o in the case of a certificate issued without original issue discount, you purchased the certificate at a price less than its remaining stated
      principal amount, or

    o in the case of a certificate issued with original issue discount, you purchased the certificate at a price less than its adjusted issue price.

     If you purchase a REMIC regular certificate with more than a de minimis amount of market discount, you will recognize gain upon receipt of each payment representing stated redemption price. Under section 1276 of the Internal
Revenue Code, you generally will be required to allocate the portion of each payment representing some or all of the stated redemption price first to accrued market discount not previously included in income. You must recognize ordinary income to that extent. You may elect to include market discount in income currently as it accrues rather than including it on a deferred basis in accordance with the foregoing. If made, this election will apply to all market discount bonds acquired by you on or after the first day of the first taxable year to which this election applies.

     The Treasury regulations also permit you to elect to accrue all interest and discount, including de minimis market or original issue discount, in income as interest, and to amortize premium, based on a constant yield method. Your making this election with respect to a REMIC regular certificate with market discount would be deemed to be an election to include currently market discount in income with respect to all other debt instruments with market discount that you acquire during the taxable year of the election or thereafter, and possibly previously acquired instruments. Similarly, your making this election as to a certificate acquired at a premium would be deemed to be an election to amortize bond premium, with respect to all debt instruments having amortizable bond premium that you own or acquire. See "--REMICs --Taxation of Owners of REMIC
Regular Certificates--Premium" below.

     Each of the elections described above to accrue interest and discount, and to amortize premium, with respect to a certificate on a constant yield method or as interest would be irrevocable except with the approval of the IRS.

     However, market discount with respect to a REMIC regular certificate will be considered to be de minimis for purposes of section 1276 of the Internal
Revenue Code if the market discount is less than 0.25% of the remaining stated
redemption price of the certificate multiplied by the number of complete years to maturity remaining after the date of its purchase. In interpreting a similar rule with respect to original issue discount on obligations payable in installments, the Treasury regulations refer to the weighted average maturity of obligations. It is likely that the same rule will be applied with respect to

                                       96

market discount, presumably taking into account the prepayment assumption. If market discount is treated as de minimis under this rule, it appears that the actual discount would be treated in a manner similar to original issue discount of a de minimis amount. See "--REMICs--Taxation of Owners of REMIC Regular
Certificates--Original Issue Discount" above. This treatment would result in discount being included in income at a slower rate than discount would be required to be included in income using the method described above.

     Section 1276(b)(3) of the Internal Revenue Code specifically authorizes the Treasury Department to issue regulations providing for the method for accruing market discount on debt instruments, the principal of which is payable in more than one installment. Until regulations are issued by the Treasury
Department, the relevant rules described in the Committee Report apply. The
Committee Report indicates that in each accrual period, you may accrue market discount on a REMIC regular certificate held by you, at your option:

    o on the basis of a constant yield method,

    o in the case of a certificate issued without original issue discount, in an amount that bears the same ratio to the total remaining market discount as the stated interest paid in the accrual period bears to the total amount of stated interest remaining to be paid on the certificate as of the beginning of the accrual period, or

    o in the case of a certificate issued with original issue discount, in an amount that bears the same ratio to the total remaining market discount as the original issue discount accrued in the accrual period bears to the total amount of original issue discount remaining on the certificate at the beginning of the accrual period.

     The prepayment assumption used in calculating the accrual of original issue discount is also used in calculating the accrual of market discount.

     To the extent that REMIC regular certificates provide for monthly or other periodic payments throughout their term, the effect of these rules may be to require market discount to be includible in income at a rate that is not significantly slower than the rate at which the discount would accrue if it were original issue discount. Moreover, in any event a holder of a REMIC regular certificate generally will be required to treat a portion of any gain on the sale or exchange of the certificate as ordinary income to the extent of the market discount accrued to the date of disposition under one of the foregoing methods, less any accrued market discount previously reported as ordinary income.

     Further, section 1277 of the Internal Revenue Code may require you to defer a portion of your interest deductions for the taxable year attributable to any indebtedness incurred or continued to purchase or carry a REMIC regular certificate purchased with market discount. For these purposes, the de minimis rule referred to above applies. Any deferred interest expense would not exceed the market discount that accrues during the related taxable year and is, in general, allowed as a deduction not later than the year in which the related market discount is includible in income. If you have elected, however, to include market discount in income currently as it accrues, the interest deferral rule described above would not apply.

     Premium. A REMIC regular certificate purchased at a cost, excluding any portion of the cost attributable to accrued qualified stated interest, that is greater than its remaining stated redemption price will be considered to be purchased at a premium. You may elect under section 171 of the Internal Revenue
Code to amortize the premium over the life of the certificate. If you elect to amortize bond premium, bond premium would be amortized on a constant yield method and would be applied as an offset against qualified stated interest. If made, this election will apply to all debt instruments having amortizable bond premium that you own or subsequently acquire. The IRS has issued regulations on the amortization of bond premium, but they specifically do not apply to holders of REMIC regular certificates.

     The Treasury regulations also permit you to elect to include all interest, discount and premium in income based on a constant yield method, further treating you as having made the election to amortize premium generally. See
"--Taxation of Owners of REMIC Regular Certificates--Market Discount"

                                       97

above. The Committee Report states that the same rules that apply to accrual of market discount and require the use of a prepayment assumption in accruing market discount with respect to REMIC regular certificates without regard to whether those certificates have original issue discount, will also apply in amortizing bond premium under section 171 of the Internal Revenue Code.

     Whether you will be treated as holding a REMIC regular certificate with amortizable bond premium will depend on--

    o the purchase price paid for your offered certificate, and

    o the payments remaining to be made on your offered certificate at the time of its acquisition by you.

     If you acquire an interest in any class of REMIC regular certificates issued at a premium, you should consider consulting your own tax advisor regarding the possibility of making an election to amortize the premium.

     Realized Losses. Under section 166 of the Internal Revenue Code, if you are either a corporate holder of a REMIC regular certificate or a noncorporate holder of a REMIC regular certificate that acquires the certificate in connection with a trade or business, you should be allowed to deduct, as ordinary losses, any losses sustained during a taxable year in which your offered certificate becomes wholly or partially worthless as the result of one or more realized losses on the related mortgage loans. However, if you are a noncorporate holder that does not acquire a REMIC regular certificate in connection with a trade or business, it appears that--

    o you will not be entitled to deduct a loss under section 166 of the
      Internal Revenue Code until your offered certificate becomes wholly worthless, which is when its principal balance has been reduced to zero,
      and

    o the loss will be characterized as a short-term capital loss.

     You will also have to accrue interest and original issue discount with respect to your REMIC regular certificate, without giving effect to any reductions in payments attributable to defaults or delinquencies on the related mortgage loans, until it can be established that those payment reductions are not recoverable. As a result, your taxable income in a period could exceed your economic income in that period. If any of those amounts previously included in taxable income are not ultimately received due to a loss on the related mortgage loans, you should be able to recognize a loss or reduction in income.
However, the law is unclear with respect to the timing and character of this loss or reduction in income.

  Taxation of Owners of REMIC Residual Certificates.

     General. Although a REMIC is a separate entity for federal income tax purposes, the Internal Revenue Code does not subject a REMIC to entity-level taxation, except with regard to prohibited transactions and the other transactions described under "--REMICs--Prohibited Transactions Tax and Other
Taxes" below. Rather, a holder of REMIC residual certificates must generally include in income the taxable income or net loss of the related REMIC.
Accordingly, the Internal Revenue Code treats the REMIC residual certificates much differently than it would if they were direct ownership interests in the related mortgage loans or as debt instruments issued by the related REMIC.

     Holders of REMIC residual certificates generally will be required to report their daily portion of the taxable income or, subject to the limitations noted in this discussion, the net loss of the related REMIC for each day during a calendar quarter that they own those certificates. For this purpose, the taxable income or net loss of the REMIC will be allocated to each day in the calendar quarter ratably using a "30 days per month/90 days per quarter/360 days per year" convention unless we otherwise disclose in the related prospectus supplement. These daily amounts then will be allocated among the holders of the REMIC residual certificates in proportion to their respective ownership interests on that day. Any amount included in the residual certificateholders' gross income or allowed as a loss to them by virtue of this paragraph will be treated as ordinary income or loss. The taxable income of the
REMIC will be determined under the rules described below in "--REMICs--Taxation of Owners of REMIC Residual Certificates--Taxable Income of the REMIC." Holders
of REMIC residual certificates must report the taxable income of the related
REMIC without regard to the timing or amount of cash payments by the

                                       98

REMIC until the REMIC's termination. Income derived from the REMIC residual certificates will be "portfolio income" for the purposes of the limitations under section 469 of the Internal Revenue Code on the deductibility of "passive losses."

     A holder of a REMIC residual certificate that purchased the certificate from a prior holder also will be required to report on its federal income tax return amounts representing its daily share of the taxable income, or net loss, of the related REMIC for each day that it holds the REMIC residual certificate.
These daily amounts generally will equal the amounts of taxable income or net loss determined as described above. The Committee Report indicates that modifications of the general rules may be made, by regulations, legislation or otherwise to reduce, or increase, the income of a holder of a REMIC residual certificate. These modifications would occur when a holder purchases the REMIC residual certificate from a prior holder at a price other than the adjusted basis that the REMIC residual certificate would have had in the hands of an original holder of that certificate. The Treasury regulations, however, do not provide for these modifications.

     Any payments that you receive from the seller of a REMIC residual certificate in connection with the acquisition of that certificate will be income to you.

     The Treasury Department has issued final regulations, effective May 11,
2004, which address the federal income tax treatment of "inducement fees"
received by transferees of noneconomic REMIC residual interests. The final regulations require inducement fees to be included in income over a period reasonably related to the period in which the related REMIC residual interest is expected to generate taxable income or net loss to its holder. The final regulations provide two safe harbor methods which permit transferees to include inducement fees in income, either (a) in the same amounts and over the same period that the taxpayer uses for financial reporting purposes, provided that such period is not shorter than the period the REMIC is expected to generate taxable income or (b) ratably over the remaining anticipated weighted average life of all the regular and residual interests issued by the REMIC, determined based on actual distributions projected as remaining to be made on such interests under the prepayment assumption. If the holder of a REMIC residual interest sells or otherwise disposes of the residual certificate, any unrecognized portion of the inducement fee must be taken into account at the time of the sale or disposition. The final regulations also provide that an inducement fee shall be treated as income from sources within the United
States. In addition, the IRS has issued administrative guidance addressing the procedures by which transferees of noneconomic REMIC residual interests may obtain automatic consent from the IRS to change the method of accounting for
REMIC inducement fee income to one of the safe harbor methods provided in these final regulations (including a change from one safe harbor method to the other safe harbor method). Prospective purchasers of the REMIC residual certificates should consult with their tax advisors regarding the effect of these final regulations and the related guidance regarding the procedures for obtaining automatic consent to change the method of accounting.

     Tax liability with respect to the amount of income that holders of REMIC residual certificates will be required to report, will often exceed the amount of cash payments received from the related REMIC for the corresponding period.
Consequently, you should have--

    o other sources of funds sufficient to pay any federal income taxes due as a result of your ownership of REMIC residual certificates, or

    o unrelated deductions against which income may be offset.

See, however, the rules discussed below relating to:

    o excess inclusions,

    o residual interests without significant value, and

    o noneconomic residual interests.

     The fact that the tax liability associated with this income allocated to you may exceed the cash payments received by you for the corresponding period may significantly and adversely affect their after-tax rate of return. This disparity between income and payments may not be offset by corresponding

                                       99

losses or reductions of income attributable to your REMIC residual certificates until subsequent tax years. Even then, the extra income may not be completely offset due to changes in the Internal Revenue Code, tax rates or character of the income or loss. Therefore, REMIC residual certificates will ordinarily have a negative value at the time of issuance. See "Risk Factors--Residual Interests in a Real Estate Mortgage Investment Conduit Have Adverse Tax Consequences."

     Taxable Income of the REMIC. The taxable income of a REMIC will equal:

    o the income from the mortgage loans and other assets of the REMIC; plus

    o any cancellation of indebtedness income due to the allocation of realized losses to those REMIC certificates constituting regular interests in the REMIC; less the following items--

      1. the deductions allowed to the REMIC for interest, including original issue discount but reduced by any premium on issuance, on any class of
         REMIC certificates constituting regular interests in the REMIC, whether offered or not,

      2. amortization of any premium on the mortgage loans held by the REMIC,

      3. bad debt losses with respect to the mortgage loans held by the REMIC,
         and

      4. except as described below in this "--Taxable Income of the REMIC"
         subsection, servicing, administrative and other expenses.

     For purposes of determining its taxable income, a REMIC will have an initial aggregate basis in its assets equal to the sum of the issue prices of all REMIC certificates, or in the case of REMIC certificates not sold initially, their fair market values. The aggregate basis will be allocated among the mortgage loans and the other assets of the REMIC in proportion to their respective fair market values. The issue price of any REMIC certificates offered hereby will be determined in the manner described above under
"--REMICs--Taxation of Owners of REMIC Regular Certificates--Original Issue
Discount." The issue price of a REMIC certificate received in exchange for an interest in mortgage loans or other property will equal the fair market value of the interests in the mortgage loans or other property. Accordingly, if one or more classes of REMIC certificates are retained initially rather than sold, the related tax administrator may be required to estimate the fair market value of these interests in order to determine the basis of the REMIC in the mortgage loans and other property held by the REMIC.

     Subject to possible application of the de minimis rules, the method of accrual by a REMIC of original issue discount income and market discount income with respect to mortgage loans that it holds will be equivalent to the method for accruing original issue discount income for holders of REMIC regular certificates. That method is a constant yield method taking into account the prepayment assumption. However, a REMIC that acquires loans at a market discount must include that market discount in income currently, as it accrues, on a constant yield basis. See "--REMICs--Taxation of Owners of REMIC Regular
Certificates" above, which describes a method for accruing the discount income that is analogous to that required to be used by a REMIC as to mortgage loans with market discount that it holds.

     A REMIC will acquire a mortgage loan with discount, or premium, to the extent that the REMIC's basis, determined as described in the preceding paragraph, is different from its stated redemption price. Discount will be includible in the income of the REMIC as it accrues, in advance of receipt of the cash attributable to that income, under a method similar to the method described above for accruing original issue discount on the REMIC regular certificates. A REMIC probably will elect under section 171 of the Internal
Revenue Code to amortize any premium on the mortgage loans that it holds.
Premium on any mortgage loan to which this election applies may be amortized under a constant yield method, presumably taking into account the prepayment assumption.

     A REMIC will be allowed deductions for interest, including original issue discount, on all of the certificates that constitute regular interests in the
REMIC, whether or not offered hereby, as if those certificates were indebtedness of the REMIC. Original issue discount will be considered to accrue for this purpose as described above under "--REMICs--Taxation of Owners of
REMIC Regular Certificates--Original Issue Discount." However, the de minimis rule described in that section will not apply in determining deductions.

                                      100

     If a class of REMIC regular certificates is issued at a price in excess of the stated redemption price of that class, the net amount of interest deductions that are allowed to the REMIC in each taxable year with respect to those certificates will be reduced by an amount equal to the portion of that excess that is considered to be amortized in that year. It appears that this excess should be amortized under a constant yield method in a manner analogous to the method of accruing original issue discount described above under
"--REMICs--Taxation of Owners of REMIC Regular Certificates--Original Issue
Discount."

     As a general rule, the taxable income of a REMIC will be determined as if the REMIC were an individual having the calendar year as its taxable year and using the accrual method of accounting. However, no item of income, gain, loss or deduction allocable to a prohibited transaction will be taken into account.
See "--REMICs--Prohibited Transactions Tax and Other Taxes" below. Further, the limitation on miscellaneous itemized deductions imposed on individuals by section 67 of the Internal Revenue Code will not be applied at the REMIC level so that the REMIC will be allowed full deductions for servicing, administrative and other non-interest expenses in determining its taxable income. All those expenses will be allocated as a separate item to the holders of the related
REMIC certificates, subject to the limitation of section 67 of the Internal
Revenue Code. See "--REMICs--Taxation of Owners of REMIC Residual
Certificates--Possible Pass-Through of Miscellaneous Itemized Deductions"
below. If the deductions allowed to the REMIC exceed its gross income for a calendar quarter, the excess will be the net loss for the REMIC for that calendar quarter.

     Basis Rules, Net Losses and Distributions. The adjusted basis of a REMIC residual certificate will be equal to:

    o the amount paid for that REMIC residual certificate,

    o increased by amounts included in the income of the holder of that REMIC residual certificate, and

    o decreased, but not below zero, by payments made, and by net losses allocated, to the holder of that REMIC residual certificate.

     A holder of a REMIC residual certificate is not allowed to take into account any net loss for any calendar quarter to the extent that the net loss exceeds the adjusted basis to that holder as of the close of that calendar quarter, determined without regard to that net loss. Any loss that is not currently deductible by reason of this limitation may be carried forward indefinitely to future calendar quarters and, subject to the same limitation, may be used only to offset income from the REMIC residual certificate.

     Any distribution on a REMIC residual certificate will be treated as a nontaxable return of capital to the extent it does not exceed the holder's adjusted basis in the REMIC residual certificate. To the extent a distribution on a REMIC residual certificate exceeds the holder's adjusted basis, it will be treated as gain from the sale of that REMIC residual certificate.

     A holder's basis in a REMIC residual certificate will initially equal the amount paid for the certificate and will be increased by that holder's allocable share of taxable income of the related REMIC. However, these increases in basis may not occur until the end of the calendar quarter, or perhaps the end of the calendar year, with respect to which the related REMIC's taxable income is allocated to that holder. To the extent the initial basis of the holder of a REMIC residual certificate is less than the distributions to that holder, and increases in the initial basis either occur after these distributions or, together with the initial basis, are less than the amount of these payments, gain will be recognized to that holder on these distributions.
This gain will be treated as gain from the sale of its REMIC residual certificate.

     The effect of these rules is that a holder of a REMIC residual certificate may not amortize its basis in a REMIC residual certificate, but may only recover its basis:

    o through distributions,

    o through the deduction of any net losses of the REMIC, or

    o upon the sale of its REMIC residual certificate.

See "--REMICs--Sales of REMIC Certificates" below.

     For a discussion of possible modifications of these rules that may require adjustments to income of a holder of a REMIC residual certificate other than an original holder see "--REMICs--Taxation of

                                      101

Owners of REMIC Residual Certificates--General" above. These adjustments could require a holder of a REMIC residual certificate to account for any difference between the cost of the certificate to the holder and the adjusted basis of the certificate would have been in the hands of an original holder.

     Excess Inclusions. Any excess inclusions with respect to a REMIC residual certificate will be subject to federal income tax in all events. In general, the excess inclusions with respect to a REMIC residual certificate for any calendar quarter will be the excess, if any, of:

    o the daily portions of REMIC taxable income allocable to that certificate, over

    o the sum of the daily accruals for each day during the quarter that the certificate was held by that holder.

     The daily accruals of a holder of a REMIC residual certificate will be determined by allocating to each day during a calendar quarter its ratable portion of a numerical calculation. That calculation is the product of the adjusted issue price of the REMIC residual certificate at the beginning of the calendar quarter and 120% of the long-term Federal rate in effect on the date of initial issuance. For this purpose, the adjusted issue price of a REMIC residual certificate as of the beginning of any calendar quarter will be equal to:

    o the issue price of the certificate, increased by

    o the sum of the daily accruals for all prior quarters, and decreased, but not below zero, by

    o any payments made with respect to the certificate before the beginning of that quarter.

     The issue price of a REMIC residual certificate is the initial offering price to the public at which a substantial amount of the REMIC residual certificates were sold, but excluding sales to bond houses, brokers and underwriters or, if no sales have been made, their initial value. The long-term
Federal rate is an average of current yields on Treasury securities with a remaining term of greater than nine years, computed and published monthly by the IRS.

     Although it has not done so, the Treasury Department has authority to issue regulations that would treat the entire amount of income accruing on a
REMIC residual certificate as excess inclusions if the REMIC residual interest evidenced by that certificate is considered not to have significant value.

     For holders of REMIC residual certificates, excess inclusions:

    o will not be permitted to be offset by deductions, losses or loss carryovers from other activities,

    o will be treated as unrelated business taxable income to an otherwise tax-exempt organization, and

    o will not be eligible for any rate reduction or exemption under any applicable tax treaty with respect to the 30% United States withholding tax imposed on payments to holders of REMIC residual certificates that are foreign investors.

See, however, "--REMICs--Foreign Investors in REMIC Certificates" below.

     Furthermore, for purposes of the alternative minimum tax:

    o excess inclusions will not be permitted to be offset by the alternative tax net operating loss deduction, and

    o alternative minimum taxable income may not be less than the taxpayer's excess inclusions.

     This last rule has the effect of preventing non-refundable tax credits from reducing the taxpayer's income tax to an amount lower than the alternative minimum tax on excess inclusions.

     In the case of any REMIC residual certificates held by a real estate investment trust, or REIT, the total excess inclusions with respect to these
REMIC residual certificates will be allocated among the shareholders of the
REIT in proportion to the dividends received by the shareholders from the REIT.
Any amount so allocated will be treated as an excess inclusion with respect to a REMIC residual certificate as if held directly by the shareholder. The total excess inclusions referred to in the previous sentence will be reduced, but not below zero, by any REIT taxable income, within the meaning of section 857(b)(2)
of the Internal Revenue Code, other than any net capital gain. Treasury regulations yet to be issued could apply a similar rule to:

                                      102

    o regulated investment companies,

    o common trusts, and

    o some cooperatives.

The Treasury regulations, however, currently do not address this subject.

     Noneconomic REMIC Residual Certificates. Under the Treasury regulations, transfers of noneconomic REMIC residual certificates will be disregarded for all federal income tax purposes if "a significant purpose of the transfer was to enable the transferor to impede the assessment or collection of tax." If a transfer is disregarded, the purported transferor will continue to remain liable for any taxes due with respect to the income on the noneconomic REMIC residual certificate. The Treasury regulations provide that a REMIC residual certificate is noneconomic unless, based on the prepayment assumption and on any required or permitted clean up calls, or required liquidation provided for in the related Governing Document:

    o the present value of the expected future payments on the REMIC residual certificate equals at least the present value of the expected tax on the anticipated excess inclusions, and

    o the transferor reasonably expects that the transferee will receive payments with respect to the REMIC residual certificate at or after the time the taxes accrue on the anticipated excess inclusions in an amount sufficient to satisfy the accrued taxes.

     The present value calculation referred to above is calculated using the applicable Federal rate for obligations whose term ends on the close of the last quarter in which excess inclusions are expected to accrue with respect to the REMIC residual certificate. This rate is computed and published monthly by the IRS.

     Accordingly, all transfers of REMIC residual certificates that may constitute noneconomic residual interests will be subject to restrictions under the terms of the related Governing Document that are intended to reduce the possibility of any transfer being disregarded. These restrictions will require an affidavit:

    o from each party to the transfer, stating that no purpose of the transfer is to impede the assessment or collection of tax,

    o from the prospective transferee, providing representations as to its financial condition and that it understands that, as the transferee of the non-economic REMIC residual certificate, it may incur tax liabilities in excess of any cash flows generated by the REMIC residual certificate and that such transferee intends to pay its taxes associated with holding such
      REMIC residual certificate as they become due, and

    o from the prospective transferor, stating that it has made a reasonable investigation to determine the transferee's historic payment of its debts and ability to continue to pay its debts as they come due in the future.

     Final Treasury regulations issued on July 18, 2002 (the "Safe Harbor
Regulations"), provide that transfers of noneconomic residual interests must meet two additional requirements to qualify for the safe harbor: (a) the transferee must represent that it will not cause income from the noneconomic residual interest to be attributable to a foreign permanent establishment or fixed base (within the meaning of an applicable income tax treaty, hereafter a
"foreign branch") of the transferee or another U.S. taxpayer, and (b) the transfer must satisfy either an "asset test" or a "formula test" provided under the REMIC Regulations. A transfer to an "eligible corporation," generally a domestic corporation, will satisfy the asset test if: at the time of the transfer, and at the close of each of the transferee's two fiscal years preceding the transferee's fiscal year of transfer, the transferee's gross and net assets for financial reporting purposes exceed $100 million and $10 million, respectively, in each case, exclusive of any obligations of certain related persons, the transferee agrees in writing that any subsequent transfer of the interest will be to another eligible corporation in a transaction that satisfies the asset test, and the transferor does not know or have reason to know, that the transferee will not honor these restrictions on subsequent transfers, and a reasonable person would not conclude, based on the facts and circumstances known to the

                                      103

transferor on or before the date of the transfer (specifically including the amount of consideration paid in connection with the transfer of the noneconomic residual interest) that the taxes associated with the residual interest will not be paid. In addition, the direct or indirect transfer of the residual interest to a foreign branch of a domestic corporation is not treated as a transfer to an eligible corporation under the asset test. The "formula test"
makes the safe harbor unavailable unless the present value of the anticipated tax liabilities associated with holding the residual interest did not exceed the sum of:

    o the present value of any consideration given to the transferee to acquire the interest,

    o the present value of the expected future distributions on the interest,
      and

    o the present value of the anticipated tax savings associated with the holding of the interest as the REMIC generates losses.

     Present values must be computed using a discount rate equal to the applicable Federal short-term rate.

     If the transferee has been subject to the alternative minimum tax in the preceding two years and will compute its taxable income in the current taxable year using the alternative minimum tax rate, then it may use the alternative minimum tax rate in lieu of the corporate tax rate. In addition, the direct or indirect transfer of the residual interest to a foreign branch of a domestic corporation is not treated as a transfer to an eligible corporation under the formula test.

     The Governing Document will require that all transferees of residual certificates furnish an affidavit as to the applicability of one of the safe harbors of the Safe Harbor Regulations, unless the transferor has waived the requirement that the transferee do so.

     Prospective investors should consult their own tax advisors as to the applicability and effect of these alternative safe harbor tests.

     Prior to purchasing a REMIC residual certificate, prospective purchasers should consider the possibility that a purported transfer of a REMIC residual certificate to another party at some future date may be disregarded in accordance with the above-described rules. This would result in the retention of tax liability by the transferor with respect to that purported transfer.

     We will disclose in the related prospectus supplement whether the offered
REMIC residual certificates may be considered noneconomic residual interests under the Treasury regulations. However, we will base any disclosure that a
REMIC residual certificate will not be considered noneconomic upon various assumptions. Further, we will make no representation that a REMIC residual certificate will not be considered noneconomic for purposes of the above-described rules.

     See "--REMICs--Foreign Investors in REMIC Certificates" below for additional restrictions applicable to transfers of REMIC residual certificates to foreign persons.

     Mark-to-Market Rules. Regulations under section 475 of the Internal
Revenue Code require that a securities dealer mark to market securities held for sale to customers. This mark-to-market requirement applies to all securities owned by a dealer, except to the extent that the dealer has specifically identified a security as held for investment. These regulations provide that for purposes of this mark-to-market requirement, a REMIC residual certificate is not treated as a security for purposes of section 475 of the
Internal Revenue Code. Thus, a REMIC residual certificate is not subject to the mark-to-market rules. We recommend that prospective purchasers of a REMIC residual certificate consult their tax advisors regarding these regulations.

     Transfers of REMIC Residual Certificates to Investors That Are Foreign
Persons. Unless we otherwise state in the related prospectus supplement, transfers of REMIC residual certificates to investors that are foreign persons under the Internal Revenue Code will be prohibited under the related Governing
Documents.

     Pass-Through of Miscellaneous Itemized Deductions.  Fees and expenses of a
REMIC generally will be allocated to the holders of the related REMIC residual certificates. The applicable Treasury regulations indicate, however, that in the case of a REMIC that is similar to a single class grantor trust,

                                      104

all or a portion of these fees and expenses should be allocated to the holders of the related REMIC regular certificates. Unless we state otherwise in the related prospectus supplement, however, these fees and expenses will be allocated to holders of the related REMIC residual certificates in their entirety and not to the holders of the related REMIC regular certificates.

     If the holder of a REMIC certificate receives an allocation of fees and expenses in accordance with the preceding discussion, and if that holder is:

    o an individual,

    o an estate or trust, or

    o a Pass-Through Entity beneficially owned by one or more individuals, estates or trusts,

     then--

    o an amount equal to this individual's, estate's or trust's share of these fees and expenses will be added to the gross income of this holder, and

    o the individual's, estate's or trust's share of these fees and expenses will be treated as a miscellaneous itemized deduction allowable subject to the limitation of section 67 of the Internal Revenue Code, which permits the deduction of these fees and expenses only to the extent they exceed, in total, 2% of a taxpayer's adjusted gross income.

     In addition, section 68 of the Internal Revenue Code currently provides that the amount of itemized deductions otherwise allowable for an individual whose adjusted gross income exceeds a specified amount will be reduced. Such reduction is scheduled to be phased out between 2006 and 2010.

     Furthermore, in determining the alternative minimum taxable income of a holder of a REMIC certificate that is--

    o an individual,

    o an estate or trust, or

    o a Pass-Through Entity beneficially owned by one or more individuals, estates or trusts,

no deduction will be allowed for the holder's allocable portion of servicing fees and other miscellaneous itemized deductions of the REMIC, even though an amount equal to the amount of these fees and other deductions will be included in the holder's gross income.

     The amount of additional taxable income reportable by holders of REMIC certificates that are subject to the limitations of either section 67 or
Section 68 of the Internal Revenue Code, or the complete disallowance of the related expenses for alternative minimum tax purposes, may be substantial.

     Accordingly, REMIC certificates to which these expenses are allocated will generally not be appropriate investments for:

    o an individual,

    o an estate or trust, or

    o a Pass-Through Entity beneficially owned by one or more individuals, estates or trusts.

     We recommend that those prospective investors consult with their tax advisors prior to making an investment in a REMIC certificate to which these expenses are allocated.

     Sales of REMIC Certificates. If a REMIC certificate is sold, the selling certificateholder will recognize gain or loss equal to the difference between the amount realized on the sale and its adjusted basis in the REMIC certificate. The adjusted basis of a REMIC regular certificate generally will equal:

    o the cost of the certificate to that certificateholder, increased by

    o income reported by that certificateholder with respect to the certificate, including original issue discount and market discount income, and reduced, but not below zero, by

    o payments on the certificate received by that certificateholder, amortized premium and realized losses allocated to the certificate and previously deducted by the certificateholder.

                                      105

     The adjusted basis of a REMIC residual certificate will be determined as described above under "--REMICs--Taxation of Owners of REMIC Residual
Certificates--Basis Rules, Net Losses and Distributions." Except as described below in this "--Sales of REMIC Certificates" subsection, any gain or loss from your sale of a REMIC certificate will be capital gain or loss, provided that you hold the certificate as a capital asset within the meaning of section 1221 of the Internal Revenue Code, which is generally property held for investment.

     In addition to the recognition of gain or loss on actual sales, the
Internal Revenue Code requires the recognition of gain, but not loss, upon the constructive sale of an appreciated financial position. A constructive sale of an appreciated financial position occurs if a taxpayer enters into a transaction or series of transactions that have the effect of substantially eliminating the taxpayer's risk of loss and opportunity for gain with respect to the financial instrument. Debt instruments that--

    o entitle the holder to a specified principal amount,

    o pay interest at a fixed or variable rate, and

    o are not convertible into the stock of the issuer or a related party,

cannot be the subject of a constructive sale for this purpose. Because most
REMIC regular certificates meet this exception, section 1259 will not apply to most REMIC regular certificates. However, REMIC regular certificates that have no, or a disproportionately small, amount of principal, can be the subject of a constructive sale.

     Finally, a taxpayer may elect to have net capital gain taxed at ordinary income rates rather than capital gains rates in order to include the net capital gain in total net investment income for the taxable year. A taxpayer would do so because of the rule that limits the deduction of interest on indebtedness incurred to purchase or carry property held for investment to a taxpayer's net investment income.

     As of the date of this prospectus, the Internal Revenue Code provides for lower rates as to long-term capital gains than those applicable to the short-term capital gains and ordinary income recognized or received by individuals. No similar rate differential exists for corporations. In addition, the distinction between a capital gain or loss and ordinary income or loss is relevant for other purposes to both individuals and corporations.

     Gain from the sale of a REMIC regular certificate that might otherwise be a capital gain will be treated as ordinary income to the extent that the gain does not exceed the excess, if any, of:

    o the amount that would have been includible in the seller's income with respect to that REMIC regular certificate assuming that income had accrued on the certificate at a rate equal to 110% of the applicable Federal rate determined as of the date of purchase of the certificate, which is a rate based on an average of current yields on Treasury securities having a maturity comparable to that of the certificate based on the application of the prepayment assumption to the certificate, over

    o the amount of ordinary income actually includible in the seller's income prior to that sale.

     In addition, gain recognized on the sale of a REMIC regular certificate by a seller who purchased the certificate at a market discount will be taxable as ordinary income in an amount not exceeding the portion of that discount that accrued during the period the certificate was held by the seller, reduced by any market discount included in income under the rules described above under
"--REMICs--Taxation of Owners of REMIC Regular Certificates--Market Discount"
and "--Premium."

     REMIC certificates will be "evidences of indebtedness" within the meaning of Section 582(c)(1) of the Internal Revenue Code, so that gain or loss recognized from the sale of a REMIC certificate by a bank or thrift institution to which that section of the Internal Revenue Code applies will be ordinary income or loss.

     A portion of any gain from the sale of a REMIC regular certificate that might otherwise be capital gain may be treated as ordinary income to the extent that a holder holds the certificate as part of a "conversion transaction"
within the meaning of section 1258 of the Internal Revenue Code. A conversion transaction generally is one in which the taxpayer has taken two or more positions in the same or similar

                                      106

property that reduce or eliminate market risk, if substantially all of the taxpayer's return is attributable to the time value of the taxpayer's net investment in that transaction. The amount of gain so realized in a conversion transaction that is recharacterized as ordinary income generally will not exceed the amount of interest that would have accrued on the taxpayer's net investment at 120% of the appropriate applicable Federal rate at the time the taxpayer enters into the conversion transaction, subject to appropriate reduction for prior inclusion of interest and other ordinary income items from the transaction.

     Except as may be provided in Treasury regulations yet to be issued, a loss realized on the sale of a REMIC residual certificate will be subject to the
"wash sale" rules of section 1091 of the Internal Revenue Code, if during the period beginning six months before, and ending six months after, the date of that sale the seller of that certificate:

    o reacquires that same REMIC residual certificate,

    o acquires any other residual interest in a REMIC, or

    o acquires any similar interest in a taxable mortgage pool, as defined in section 7701(i) of the Internal Revenue Code.

In that event, any loss realized by the holder of a REMIC residual certificate on the sale will not be recognized or deductible currently, but instead will be added to that holder's adjusted basis in the newly-acquired asset.

     Prohibited Transactions Tax and Other Taxes. The Internal Revenue Code
imposes a tax on REMICs equal to 100% of the net income derived from prohibited transactions. In general, subject to specified exceptions, a prohibited transaction includes:

    o the disposition of a non-defaulted mortgage loan,

    o the receipt of income from a source other than a mortgage loan or other permitted investments,

    o the receipt of compensation for services, or

    o the gain from the disposition of an asset purchased with collections on the mortgage loans for temporary investment pending payment on the REMIC certificates.

     It is not anticipated that any REMIC will engage in any prohibited transactions as to which it would be subject to this tax.

     In addition, some contributions to a REMIC made after the day on which the
REMIC issues all of its interests could result in the imposition of a tax on the REMIC equal to 100% of the value of the contributed property. The related
Governing Document will include provisions designed to prevent the acceptance of any contributions that would be subject to this tax.

     REMICs also are subject to federal income tax at the highest corporate rate on Net Income From Foreclosure Property, determined by reference to the rules applicable to REITs. The related Governing Documents may permit the special servicer to conduct activities with respect to a mortgaged property acquired by one of our trusts in a manner that causes the trust to incur this tax, if doing so would, in the reasonable discretion of the special servicer, maximize the net after-tax proceeds to certificateholders. However, under no circumstance may the special servicer allow the acquired mortgaged property to cease to be a "permitted investment" under section 860G(a)(5) of the Internal
Revenue Code.

     Unless we state otherwise in the related prospectus supplement, and to the extent permitted by then applicable laws, any tax on prohibited transactions, particular contributions or Net Income From Foreclosure Property, and any state or local income or franchise tax, that may be imposed on the REMIC will be borne by the related trustee, tax administrator, master servicer, special servicer or manager, in any case out of its own funds, provided that--

    o the person has sufficient assets to do so, and

    o the tax arises out of a breach of that person's obligations under select provisions of the related Governing Document.

     Any tax not borne by one of these persons would be charged against the related trust resulting in a reduction in amounts payable to holders of the related REMIC certificates.

                                      107

     Tax and Restrictions on Transfers of REMIC Residual Certificates to
Particular Organizations. If a REMIC residual certificate is transferred to a
Disqualified Organization, a tax will be imposed in an amount equal to the product of:

    o the present value of the total anticipated excess inclusions with respect to the REMIC residual certificate for periods after the transfer,
      and

    o the highest marginal federal income tax rate applicable to corporations.

     The value of the anticipated excess inclusions is discounted using the applicable Federal rate for obligations whose term ends on the close of the last quarter in which excess inclusions are expected to accrue with respect to the REMIC residual certificate.

     The anticipated excess inclusions must be determined as of the date that the REMIC residual certificate is transferred and must be based on:

    o events that have occurred up to the time of the transfer,

    o the prepayment assumption, and

    o any required or permitted clean up calls or required liquidation provided for in the related Governing Document.

     The tax on transfers to Disqualified Organizations generally would be imposed on the transferor of the REMIC residual certificate, except when the transfer is through an agent for a Disqualified Organization. In that case, the tax would instead be imposed on the agent. However, a transferor of a REMIC residual certificate would in no event be liable for the tax with respect to a transfer if:

    o the transferee furnishes to the transferor an affidavit that the transferee is not a Disqualified Organization, and

    o as of the time of the transfer, the transferor does not have actual knowledge that the affidavit is false.

     In addition, if a Pass-Through Entity includes in income excess inclusions with respect to a REMIC residual certificate, and a Disqualified Organization is the record holder of an interest in that entity, then a tax will be imposed on that entity equal to the product of:

    o the amount of excess inclusions on the certificate that are allocable to the interest in the Pass-Through Entity held by the Disqualified
      Organization, and

    o the highest marginal federal income tax rate imposed on corporations.

     A Pass-Through Entity will not be subject to this tax for any period, however, if each record holder of an interest in that Pass-Through Entity furnishes to that Pass-Through Entity:

    o the holder's social security number and a statement under penalties of perjury that the social security number is that of the record holder, or

    o a statement under penalties of perjury that the record holder is not a
      Disqualified Organization.

     If an Electing Large Partnership holds a REMIC residual certificate, all interests in the Electing Large Partnership are treated as held by Disqualified
Organizations for purposes of the tax imposed on pass-through entities described in the second preceding paragraph. This tax on Electing Large
Partnerships must be paid even if each record holder of an interest in that partnership provides a statement mentioned in the prior paragraph.

     In addition, a person holding an interest in a Pass-Through Entity as a nominee for another person will, with respect to that interest, be treated as a
Pass-Through Entity.

     Moreover, an entity will not qualify as a REMIC unless there are reasonable arrangements designed to ensure that:

    o the residual interests in the entity are not held by Disqualified
     Organizations, and

    o the information necessary for the application of the tax described in this prospectus will be made available.

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     We will include in the related Governing Document restrictions on the transfer of REMIC residual certificates and other provisions that are intended to meet this requirement, and we will discuss those restrictions and provisions in any prospectus supplement relating to the offering of any REMIC residual certificate.

     Termination. A REMIC will terminate immediately after the payment date following receipt by the REMIC of the final payment with respect to the related mortgage loans or upon a sale of the REMIC's assets following the adoption by the REMIC of a plan of complete liquidation. The last payment on a REMIC regular certificate will be treated as a payment in retirement of a debt instrument. In the case of a REMIC residual certificate, if the last payment on that certificate is less than the REMIC residual certificateholder's adjusted basis in the certificate, that holder should, but may not, be treated as realizing a capital loss equal to the amount of that difference.

     Reporting and Other Administrative Matters. Solely for purposes of the administrative provisions of the Internal Revenue Code, a REMIC will be treated as a partnership and holders of the related REMIC residual certificates will be treated as partners. Unless we otherwise state in the related prospectus supplement, the related tax administrator will file REMIC federal income tax returns on behalf of the REMIC, and will be designated as and will act as or on behalf of the tax matters person with respect to the REMIC in all respects.

     As, or as agent for, the tax matters person, the related tax administrator, subject to applicable notice requirements and various restrictions and limitations, generally will have the authority to act on behalf of the REMIC and the holders of the REMIC residual certificates in connection with the administrative and judicial review of the REMIC's--

    o income,

    o deductions,

    o gains,

    o losses, and

    o classification as a REMIC.

     Holders of REMIC residual certificates generally will be required to report these REMIC items consistently with their treatment on the related
REMIC's tax return. In addition, these holders may in some circumstances be bound by a settlement agreement between the related tax administrator, as, or as agent for, the tax matters person, and the IRS concerning any REMIC item.
Adjustments made to the REMIC's tax return may require these holders to make corresponding adjustments on their returns. An audit of the REMIC's tax return, or the adjustments resulting from that audit, could result in an audit of a holder's return.

     No REMIC will be registered as a tax shelter under section 6111 of the
Internal Revenue Code. Any person that holds a REMIC residual certificate as a nominee for another person may be required to furnish to the related REMIC, in a manner to be provided in Treasury regulations, the name and address of that other person, as well as other information.

     Reporting of interest income, including any original issue discount, with respect to REMIC regular certificates is required annually, and may be required more frequently under Treasury regulations. These information reports generally are required to be sent or made readily available through electronic means to individual holders of REMIC regular certificates and the IRS. Holders of REMIC regular certificates that are--

    o corporations,

    o trusts,

    o securities dealers, and

    o various other non-individuals,

will be provided interest and original issue discount income information and the information set forth in the following paragraphs. This information will be provided upon request in accordance with the requirements of the applicable regulations. The information must be provided by the later of:

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    o 30 days after the end of the quarter for which the information was requested, or

    o two weeks after the receipt of the request.

     Reporting with respect to REMIC residual certificates, including--

    o income,

    o excess inclusions,

    o investment expenses, and

    o relevant information regarding qualification of the REMIC's assets,

will be made as required under the Treasury regulations, generally on a quarterly basis.

     As applicable, the REMIC regular certificate information reports will include a statement of the adjusted issue price of the REMIC regular certificate at the beginning of each accrual period. In addition, the reports will include information required by regulations with respect to computing the accrual of any market discount. Because exact computation of the accrual of market discount on a constant yield method would require information relating to the holder's purchase price that the REMIC may not have, the regulations only require that information pertaining to the appropriate proportionate method of accruing market discount be provided. See "--REMICs--Taxation of
Owners of REMIC Regular Certificates--Market Discount."

     Unless we otherwise specify in the related prospectus supplement, the responsibility for complying with the foregoing reporting rules will be borne by the related tax administrator for the subject REMIC.

     Backup Withholding with Respect to REMIC Certificates. Payments of interest and principal, as well as payments of proceeds from the sale of REMIC certificates, may be subject to the backup withholding tax under Section 3406 of the Internal Revenue Code if recipients of these payments:

    o fail to furnish to the payor information regarding, among other things, their taxpayer identification numbers, or

    o otherwise fail to establish an exemption from this tax.

     Any amounts deducted and withheld from a payment to a recipient would be allowed as a credit against the recipient's federal income tax. Furthermore, penalties may be imposed by the IRS on a recipient of payments that is required to supply information but that does not do so in the proper manner.

     Foreign Investors in REMIC Certificates. Unless we otherwise disclose in the related prospectus supplement, a holder of a REMIC regular certificate that is--

    o a foreign person, and

    o not subject to federal income tax as a result of any direct or indirect connection to the United States in addition to its ownership of that certificate,

will normally not be subject to United States federal income or withholding tax with respect to a payment on a REMIC regular certificate. To avoid withholding or tax, that holder must comply with applicable identification requirements.
These requirements include delivery of a statement, signed by the certificateholder under penalties of perjury, certifying that the certificateholder is a foreign person and providing the name, address and such other information with respect to the certificateholder as may be required by regulations issued by the Treasury Department. Special rules apply to partnerships, estates and trusts, and in certain circumstances certifications as to foreign status and other matters may be required to be provided by partners and beneficiaries thereof.

     For these purposes, a foreign person is anyone other than a U.S. Person.

     It is possible that the IRS may assert that the foregoing tax exemption should not apply with respect to a REMIC regular certificate held by a person or entity that owns directly or indirectly a 10% or greater interest in the related REMIC residual certificates. If the holder does not qualify for exemption, payments of interest, including payments in respect of accrued original issue discount, to that holder may be subject to a tax rate of 30%, subject to reduction under any applicable tax treaty.

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     It is possible, under regulations promulgated under Section 881 of the
Internal Revenue Code concerning conduit financing transactions, that the exemption from withholding taxes described above may also not be available to a holder who is a foreign person and either--

    o owns 10% or more of one or more underlying mortgagors, or

    o if the holder is a controlled foreign corporation, is related to one or more mortgagors in the applicable trust.

     Further, it appears that a REMIC regular certificate would not be included in the estate of a nonresident alien individual and would not be subject to
United States estate taxes. However, it is recommended that certificateholders who are nonresident alien individuals consult their tax advisors concerning this question.

     Unless we otherwise state in the related prospectus supplement, the related Governing Document will prohibit transfers of REMIC residual certificates to investors that are:

    o foreign persons, or

    o U.S. Persons, if classified as a partnership under the Internal Revenue
      Code, unless all of their beneficial owners are U.S. Persons.

FASITS

     General. An election may be made to treat the trust for a series of offered certificates or specified assets of that trust, as a financial asset securitization investment trust, or FASIT, within the meaning of section
860L(a) of the Internal Revenue Code. The election would be noted in the applicable prospectus supplement. If a FASIT election is made, the offered certificates will be designated as classes of regular interests in that FASIT, and there will be one class of ownership interest in the FASIT. With respect to each series of offered certificates as to which the related tax administrator makes a FASIT election, and assuming, among other things--

    o the making of an appropriate election, and

    o compliance with the related Governing Document,

our counsel will deliver its opinion generally to the effect that:

    o the relevant assets will qualify as a FASIT,

    o those offered certificates will be FASIT regular certificates, representing FASIT regular interests in the FASIT, and

    o one class of certificates of the same series will be the FASIT ownership certificates, representing the sole class of ownership interest in the
      FASIT.

     Only FASIT regular certificates are offered by this prospectus. If so specified in the applicable prospectus supplement, a portion of the trust for a series of certificates as to no FASIT election is made may be treated as a grantor trust for federal income tax purposes. See "--Grantor Trusts."

     On February 4, 2000, the Treasury Department issued proposed regulations relating to FASITs. References to the "FASIT proposed regulations" in this discussion refer to those proposed regulations. The proposed regulations have not been adopted as final and, in general, are not proposed to be effective as of the date of this prospectus. They nevertheless are indicative of the rules the Treasury Department currently views as appropriate with regard to the FASIT provisions.

     Characterization of Investments in FASIT Regular Certificates. FASIT
regular certificates held by a real estate investment trust will, unless otherwise provided in the related prospectus supplement, constitute "real estate assets" within the meaning of section 856(c)(4)(A) of the Internal
Revenue Code and interest on the FASIT regular certificates will be considered
"interest on obligations secured by mortgages on real property or on interests in real property" within the meaning of section 856(c)(3)(B) of the Internal
Revenue Code in the same proportion, for both purposes, that the assets and income of the FASIT would be so treated. FASIT regular certificates held by a domestic building and loan

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association will be treated as "regular interest[s] in a FASIT" under section
7701(a)(19)(C)(xi) of the Internal Revenue Code, but only in the proportion that the FASIT holds "loans secured by an interest in real property which is residential real property" within the meaning of section 7701(a)(19)(C)(v) of the Internal Revenue Code. For this purpose, mortgage loans secured by multifamily residential housing should qualify. It is also likely that mortgage loans secured by health care related facilities would qualify as "loans secured by an interest in health institutions or facilities, including structures designed or used primarily for residential purposes for persons under care"
within the meaning of section 7701(a)(19)(C)(vii) of the Internal Revenue Code.
If at all times 95% or more of the assets of the FASIT or the income on those assets qualify for the foregoing treatments, the FASIT regular certificates will qualify for the corresponding status in their entirety. Mortgage loans which have been defeased with Treasury obligations and the income from those loans will not qualify for the foregoing treatments. Accordingly, the FASIT regular certificates may not be a suitable investment for you if you require a specific amount or percentage of assets or income meeting the foregoing treatments. For purposes of section 856(c)(4)(A) of the Internal Revenue Code, payments of principal and interest on a mortgage loan that are reinvested pending distribution to holders of FASIT regular certificates should qualify for that treatment. FASIT regular certificates held by a regulated investment company will not constitute "government securities" within the meaning of section 851(b)(4)(A)(i) of the Internal Revenue Code. FASIT regular certificates held by various financial institutions will constitute an
"evidence of indebtedness" within the meaning of section 582(c)(1) of the
Internal Revenue Code.

     Qualification as a FASIT.

     General. In order to qualify as a FASIT, the trust for a series of offered certificates or specified assets of that trust must comply with the requirements set forth in the Internal Revenue Code on an ongoing basis. The
FASIT must fulfill an asset test, which requires that substantially all of the assets of the FASIT, as of, and at all times following, the close of the third calendar month beginning after the FASIT's startup day, which for purposes of this discussion is the date of the initial issuance of the FASIT regular certificates, be permitted assets for a FASIT.

     Permitted assets for a FASIT include--

    o cash or cash equivalents,

    o specified types of debt instruments, other than debt instruments issued by the owner of the FASIT or a related party, and contracts to acquire those debt instruments,

    o hedges and contracts to acquire hedges,

    o foreclosure property, and

    o regular interests in another FASIT or in a REMIC.

As discussed below in this "--Qualification as a FASIT" subsection, specified restrictions apply to each type of permitted asset.

     Under the FASIT proposed regulations, the "substantially all" requirement would be met if at all times the aggregate adjusted basis of the permitted assets is more than 99 percent of the aggregate adjusted basis of all the assets held by the FASIT, including assets deemed to be held by the FASIT under section 860I(b)(2) of the Internal Revenue Code because they support a regular interest in the FASIT.

     The FASIT provisions also require the FASIT ownership interest to be held only by some fully taxable domestic corporations and do not recognize transfers of high-yield regular interests to taxpayers other than fully taxable domestic corporations or other FASITs. The related Governing Document will provide that no legal or beneficial interest in the ownership interest or in any class or classes of certificates that we determine to be high-yield regular interests may be transferred or registered unless all applicable conditions designed to prevent violation of this requirement, are met.

     Permitted Assets. The proposed regulations enumerate the types of debt that qualify as permitted assets for a FASIT. The FASIT provisions provide that permitted debt instruments must bear interest, if any, at a fixed or qualified variable rate. Under the FASIT proposed regulations, the definition of debt permitted to be held by a FASIT, would include--

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    o REMIC regular interests,

    o regular interests of other FASITs,

    o inflation indexed debt instruments,

    o credit card receivables, and

    o some stripped bonds and coupons.

However, under the FASIT proposed regulations, equity linked debt instruments and defaulted debt instruments would not be permitted assets for a FASIT. In addition, a FASIT may not hold--

    o debt of the owner of the FASIT ownership interest,

    o debt guaranteed by the owner of the FASIT ownership interest in circumstances such that the owner is in substance the primary obligor on the debt instrument, or

    o debt issued by third parties that is linked to the performance or payments of debt instruments issued by the owner or a related person.

Finally, debt that is traded on an established securities market and subject to a foreign withholding tax is not a permitted asset for a FASIT.

     Permitted hedges include interest rate or foreign currency notional principal contracts, letters of credit, insurance, guarantees of payment default and similar instruments. These hedges must be reasonably required to guarantee or hedge against the FASIT's risks associated with being the obligor on interests issued by the FASIT. The FASIT proposed regulations do not include a list of specified permitted hedges or guarantees, but rather focus on the intended function of a hedge and permit the contract to offset the following risk factors:

    o fluctuations in market interest rates;

    o fluctuations in currency exchange rates;

    o the credit quality of, or default on, the FASIT's assets or debt instruments underlying the FASIT's assets; and

    o the receipt of payments on the FASIT's assets earlier or later than originally anticipated.

     The FASIT proposed regulations prohibit a hedge or guarantee from referencing assets other than permitted assets, indices, economic indicators or financial averages that are not both widely disseminated and designed to correlate closely with the changes in one or more of the risk factors described above. However, under the FASIT proposed regulations, FASIT owners will be able to hold hedges or guarantees inside a FASIT that do not relate to the already issued regular interests, or to assets the FASIT already holds, if the FASIT expects to issue regular interests, or expects to hold assets, that are related to the hedge or guarantee in question. The proposed regulations also place restrictions on hedges and guarantees entered into with the holder of the FASIT ownership interest or a related party.

     Property acquired in connection with the default or imminent default of a debt instrument held by a FASIT may qualify both as foreclosure property and as a type of permitted asset under the FASIT provisions. It will in general continue to qualify as foreclosure property during a grace period that runs until the end of the third taxable year beginning after the taxable year in which the FASIT acquires the foreclosure property. Under the FASIT proposed regulations, if the foreclosure property also would qualify as another type of permitted asset, it may be held beyond the close of that grace period. However, at the close of the grace period, gain, if any, on the property must be recognized as if the property had been contributed by the owner of the FASIT on that date. In addition, the FASIT proposed regulations provide that, after the close of the grace period, disposition of the foreclosure property is potentially subject to a 100% prohibited transactions tax, without the benefit of an exception to this tax applicable to sales of foreclosure property.

     Permitted Interests. In addition to the foregoing, interests in a FASIT also must meet specified requirements. All of the interests in a FASIT must be either of the following:

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    o a single class of ownership interest, or

    o one or more classes of regular interests.

     An ownership interest is an interest in a FASIT other than a regular interest that is issued on the startup day, is designated an ownership interest and is held by a single, fully-taxable, domestic corporation. A regular interest is an interest in a FASIT that is issued on or after the startup day with fixed terms, is designated as a regular interest, and--

     1. unconditionally entitles the holder to receive a specified principal amount or other similar amount,

     2. provides that interest payments or other similar amounts, if any, at or before maturity either are payable based on a fixed rate or a qualified variable rate,

     3. has a stated maturity of not longer than 30 years,

     4. has an issue price not greater than 125% of its stated principal amount, and

     5. has a yield to maturity not greater than 5 percentage points higher than the applicable Federal rate, as defined in section 1274(d) of the
        Internal Revenue Code, for Treasury obligations of a similar maturity.

     A regular interest that is described in the preceding sentence except that it fails to meet one or more of requirements 1, 4 or 5, is a high-yield regular interest. Further, to be a high-yield regular interest, an interest that fails requirement 2 must consist of a specified portion of the interest payments on the permitted assets, determined by reference to the rules related to permitted rates for REMIC regular interests that have no, or a disproportionately small, amount of principal. An interest in a FASIT may be treated as a regular interest even if payments of principal with respect to that interest are subordinated to payments on other regular interests or the ownership interest in the FASIT, and are contingent on--

    o the absence of defaults or delinquencies on permitted assets,

    o lower than reasonably expected returns on permitted assets,

    o unanticipated expenses incurred by the FASIT, or

    o prepayment interest shortfalls.

     Cessation of FASIT. If an entity fails to comply with one or more of the ongoing requirements of the Internal Revenue Code for status as a FASIT during any taxable year, the Internal Revenue Code provides that the entity or applicable portion of that entity, will not be treated as a FASIT thereafter.
In this event, any entity that holds mortgage loans and is the obligor with respect to debt obligations with two or more maturities may be classified as a taxable mortgage pool under general federal income tax principles, and the
FASIT regular certificates may be treated as equity interests in, or debt interests of, the entity. Under the FASIT proposed regulations, the underlying arrangement generally cannot reelect FASIT status and any election a FASIT owner made, other than the FASIT election, and any method of accounting adopted with respect to the FASIT assets, binds the underlying arrangement as if the underlying arrangement itself had made those elections or adopted that method.
In the case of an inadvertent cessation of a FASIT, under the FASIT proposed regulations, the Commissioner of the IRS may grant relief from the adverse consequences of that cessation, subject to those adjustments as the
Commissioner may require the FASIT and all holders of interests in the FASIT to accept with respect to the period in which the FASIT failed to qualify as such.

     Under the proposed FASIT regulations, apart from failure to qualify as a
FASIT, a FASIT may not revoke its election or cease to be a FASIT without the consent of the Commissioner of the IRS.

     Regular interest holders, in the case of cessation of a FASIT, are treated as exchanging their FASIT regular interests for new interests in the underlying arrangement. The FASIT proposed regulations would classify the new interests under general principles of Federal income tax law, for example, as interests in debt instruments, as interest in a partnership or interests in an entity subject to corporate taxation, depending on what the classification of those interests would have been in the absence of a FASIT

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election. On the deemed receipt of that new interest, under the FASIT proposed regulations, you would be required to mark the new interests to market and to recognize gain, but would not be permitted to recognize loss, as though the old interest had been sold for an amount equal to the fair market value of the new interest. Your basis in the new interest deemed received in the underlying arrangement would equal your basis in the FASIT regular interest exchanged for it, increased by any gain you recognized on the deemed exchange.

     Taxation of FASIT Regular Certificates.  The FASIT regular certificates generally will be treated for federal income tax purposes as newly-originated debt instruments. In general, subject to the discussion below concerning high-yield interests:

    o interest, original issue discount and market discount on a FASIT regular certificate will be treated as ordinary income to the holder of that certificate, and

    o principal payments, other than principal payments that do not exceed accrued market discount, on a FASIT regular certificate will be treated as a return of capital to the extent of the holder's basis allocable thereto.

     You must use the accrual method of accounting with respect to FASIT regular certificate, regardless of the method of accounting you otherwise use.

     Except as set forth in the applicable prospectus supplement and in the immediately following discussion concerning high-yield interests, the discussions above under the headings "--REMICs--Taxation of Owners of REMIC
Regular Certificates--Original Issue Discount," "--Market Discount,"
"--Premium," and "--Realized Losses" will apply to the FASIT regular certificates. The discussion under the headings "--REMICs--Sale of REMIC
Regular Certificates" will also apply to the FASIT regular certificates, except that the treatment of a portion of the gain on a REMIC regular interest as ordinary income to the extent the yield on those certificates did not exceed
110% of the applicable Federal rate will not apply.

     High Yield Interests; Anti-Avoidance Excise Taxes on Tiered
Arrangements. The taxable income, and the alternative minimum taxable income, of any holder of a high-yield interest may not be less than the taxable income from all high-yield interests and FASIT ownership interests that it holds, together with any excess inclusions with respect to REMIC residual interests that it owns.

     High yield interests may only be held by fully taxable, domestic C corporations or another FASIT. Any attempted transfer of a high-yield interest to any other type of taxpayer will be disregarded, and the transferor will be required to include in its gross income the amount of income attributable to the high-yield interest notwithstanding its attempted transfer. The related
Governing Document will contain provisions and procedures designed to assure that, in general, only domestic C corporations or other FASITs may acquire high-yield interests. There is an exception allowing non-corporate taxpayers that hold high-yield interest exclusively for sale to customers in the ordinary course of business to do so, subject to an excise tax imposed at the corporate income tax rate if the holder ceases to be a dealer or begins to hold the high-yield interest for investment. Unless otherwise specified in the prospectus supplement, the related Governing Document will also allow those holders to hold high-yield interests.

     To prevent the avoidance of these rules through tiered arrangements, an excise tax is imposed on any Pass-Through Entity, which, under the FASIT proposed regulations, includes a REMIC, that:

    o holds any FASIT regular interest, whether or not that FASIT regular interest is a high-yield interest; and

    o issues a debt or equity interest that is--

     1. supported by that FASIT regular interest, and

     2. has a yield, higher than the yield on that FASIT regular interest, that would cause that debt or equity interest to be a high yield interest if it had been issued by a FASIT.

Under the statute, the amount of that tax, which is imposed on the Pass-Through
Entity, is the highest corporate income tax rate applied to the income of the holder of the debt or equity interest properly

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attributable to the FASIT regular interest that supports it. The proposed FASIT regulations provide that the tax is an excise tax that must be paid on or before the due date of the Pass-Through Entity's tax return for the taxable year in which it issues that debt or equity interest. This appears to contemplate a one-time payment on all future income from the FASIT regular interest that is projected to be properly attributable to the debt or equity interest it supports. It is not clear how this amount is to be determined.

     Prohibited Transactions and Other Taxes. Income or gain from prohibited transactions by a FASIT are taxable to the holder of the ownership interest in that FASIT at a 100% rate. Prohibited transactions generally include, under the
FASIT statutory provisions and proposed FASIT regulations:

    o the receipt of income from other than permitted assets;

    o the receipt of compensation for services;

    o the receipt of any income derived from a loan originated by the FASIT;
      or

    o the disposition of a permitted asset, including disposition in connection with a cessation of FASIT status, other than for--

     1. foreclosure, default, or imminent default of a qualified mortgage,

     2. bankruptcy or insolvency of the FASIT,

     3. substitution for another permitted debt instrument or distribution of the debt instrument to the holder of the ownership interest to reduce overcollateralization, but only if a principal purpose of acquiring the debt instrument which is disposed of was not the recognition of gain, or the reduction of a loss, on the withdrawn asset as a result of an increase in the market value of the asset after its acquisition by the
        FASIT, or

     4. the retirement of a class of FASIT regular interests.

     The proposed regulations prohibit loan originations, but also provide safe harbors for certain loans. The proposed safe harbors apply in the following circumstances:

    o if the FASIT acquires the loan from an established securities market as described in Treasury regulation sections 1.1273-2(f)(2) through (4),

    o if the FASIT acquires the loan more than one year after the loan was issued,

    o if the FASIT acquires the loan from a person that regularly originates similar loans in the ordinary course of business,

    o if the FASIT receives any new loan from the same obligor in exchange for the obligor's original loan in the context of a work out, and

    o when the FASIT makes a loan under a contract or agreement in the nature of a line of credit the FASIT is permitted to hold.

     The FASIT provisions generally exclude from prohibited transactions the substitution of a debt instrument for another debt instrument which is a permitted asset and the distribution of a debt instrument contributed by the holder of the ownership interest to that holder in order to reduce over-collateralization of the FASIT. In addition, the FASIT proposed regulations also exclude transactions involving the disposition of hedges from the category of prohibited transactions. However, the proposed regulations deem a distribution of debt to be carried out principally to recognize gain, and to be a prohibited transaction, if the owner or related person sells the substituted or distributed debt instrument at a gain within 180 days of the substitution or distribution. It is unclear the extent to which tax on those transactions could be collected from the FASIT directly under the applicable statutes rather than from the holder of the ownership interest. However, under the related Governing Document, any prohibited transactions tax that is not payable by a party thereto as a result of its own actions will be paid by the
FASIT. It is not anticipated that the FASIT will engage in any prohibited transactions.

     Taxation of Foreign Investors. The federal income tax treatment of
non-U.S. Persons who own FASIT regular certificates that are not high-yield interests is the same as that described above under

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"--REMICs--Foreign Investors in REMIC Regular Certificates." However, if you
are a non-U.S. Person and you hold a regular interest, either directly or indirectly, in a FASIT, you should note that under the FASIT proposed regulations, interest paid or accrued on a debt instrument held by the FASIT is treated as being received by you directly from a conduit debtor for purposes of
Subtitle A of the Internal Revenue Code and the regulations thereunder if:

    o you are a 10% shareholder of an obligor on a debt instrument held by the
      FASIT;

    o you are a controlled foreign corporation to which an obligor on a debt instrument held by the FASIT is a related person; or

    o you are related to such an obligor that is a corporation or partnership, in general, having common ownership to a greater than 50% extent.

     If you believe you may be in one of these categories, you should consult with your tax advisors, in particular concerning the possible imposition of
United States withholding taxes at a 30% rate on interest paid with respect to a FASIT regular interest under these circumstances.

     High-yield FASIT regular certificates may not be sold to or beneficially owned by non-U.S. Persons. Any purported transfer to a non-U.S. Person will be null and void and, upon the related trustee's discovery of any purported transfer in violation of this requirement, the last preceding owner of those
FASIT regular certificates will be restored to ownership as completely as possible. The last preceding owner will, in any event, be taxable on all income with respect to those FASIT regular certificates for federal income tax purposes. The related Governing Document will provide that, as a condition to transfer of a high-yield FASIT regular certificate, the proposed transferee must furnish an affidavit as to its status as a U.S. Person and otherwise as a permitted transferee.

     Backup Withholding. Payments made on the FASIT regular certificates, and proceeds from the sale of the FASIT regular certificates to or through some brokers, may be subject to a backup withholding tax under Section 3406 of the
Internal Revenue Code in the same manner as described under "--REMICs--Backup
Withholding with Respect to REMIC Certificates" above.

     Reporting Requirements. Reports of accrued interest, original issue discount, if any, and information necessary to compute the accrual of any market discount on the FASIT regular certificates will be made annually to the
IRS and to investors in the same manner as described above under "--REMICs--
Reporting and Other Administrative Matters" above.

GRANTOR TRUSTS

     Classification of Grantor Trusts. With respect to each series of grantor trust certificates, our counsel will deliver its opinion to the effect that, assuming compliance with all provisions of the related Governing Document, the related trust, or relevant portion of that trust, will be classified as a grantor trust under subpart E, part I of subchapter J of the Internal Revenue
Code and not as a partnership or an association taxable as a corporation.

     A grantor trust certificate may be classified as either of the following types of certificate:

    o a grantor trust fractional interest certificate representing an undivided equitable ownership interest in the principal of the mortgage loans constituting the related grantor trust, together with interest, if any, on those loans at a pass-through rate; or

    o a grantor trust strip certificate representing ownership of all or a portion of the difference between--

     1. interest paid on the mortgage loans constituting the related grantor trust, minus

     2. the sum of:

         o normal administration fees, and

         o interest paid to the holders of grantor trust fractional interest certificates issued with respect to that grantor trust

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     A grantor trust strip certificate may also evidence a nominal ownership interest in the principal of the mortgage loans constituting the related grantor trust.

     Characterization of Investments in Grantor Trust Certificates.

     Grantor Trust Fractional Interest Certificates. Unless we otherwise disclose in the related prospectus supplement, any offered certificates that are grantor trust fractional interest certificates will generally represent interests in:

    o "loans . . . secured by an interest in real property" within the meaning of section 7701(a)(19)(C)(v) of the Internal Revenue Code, but only to the extent that the underlying mortgage loans have been made with respect to property that is used for residential or other prescribed purposes;

    o "obligation[s] (including any participation or certificate of beneficial ownership therein) which . . . [are] principally secured by an interest in real property" within the meaning of section 860G(a)(3) of the Internal
      Revenue Code;

    o "permitted assets" within the meaning of section 860L(c) of the Internal
      Revenue Code; and

    o "real estate assets" within the meaning of section 856(c)(5)(B) of the
      Internal Revenue Code.

     In addition, interest on offered certificates that are grantor trust fractional interest certificates will, to the same extent, be considered
"interest on obligations secured by mortgages on real property or on interests in real property" within the meaning of section 856(c)(3)(B) of the Internal
Revenue Code.

     Grantor Trust Strip Certificates. Even if grantor trust strip certificates evidence an interest in a grantor trust--

    o consisting of mortgage loans that are "loans . . . secured by an interest in real property" within the meaning of section 7701(a)(19)(C)(v)
      of the Internal Revenue Code,

    o consisting of mortgage loans that are "real estate assets" within the meaning of section 856(c)(5)(B) of the Internal Revenue Code, and

    o the interest on which is "interest on obligations secured by mortgages on real property" within the meaning of section 856(c)(3)(B) of the
      Internal Revenue Code,

it is unclear whether the grantor trust strip certificates, and the income from those certificates, will be so characterized. We recommend that prospective purchasers to which the characterization of an investment in grantor trust strip certificates is material consult their tax advisors regarding whether the grantor trust strip certificates, and the income from those certificates, will be so characterized.

     The grantor trust strip certificates will be:

    o "obligation[s] (including any participation or certificate of beneficial ownership therein) which . . . [are] principally secured by an interest in real property" within the meaning of section 860G(a)(3)(A) of the Internal
      Revenue Code, and

    o in general, "permitted assets" within the meaning of section 860L(c) of the Internal Revenue Code.

     Taxation of Owners of Grantor Trust Fractional Interest Certificates.

     General. Holders of a particular series of grantor trust fractional interest certificates generally:

    o will be required to report on their federal income tax returns their shares of the entire income from the underlying mortgage loans, including amounts used to pay reasonable servicing fees and other expenses, and

    o will be entitled to deduct their shares of any reasonable servicing fees and other expenses.

     Because of stripped interests, market or original issue discount, or premium, the amount includible in income on account of a grantor trust fractional interest certificate may differ significantly from interest paid or accrued on the underlying mortgage loans.

     Section 67 of the Internal Revenue Code allows an individual, estate or trust holding a grantor trust fractional interest certificate directly or through some types of pass-through entities a deduction for any

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reasonable servicing fees and expenses only to the extent that the total of the holder's miscellaneous itemized deductions exceeds two percent of the holder's adjusted gross income.

     Section 68 of the Internal Revenue Code currently reduces the amount of itemized deductions otherwise allowable for an individual whose adjusted gross income exceeds a specified amount. Such reduction is scheduled to be phased out between 2006 and 2010.

     The amount of additional taxable income reportable by holders of grantor trust fractional interest certificates who are subject to the limitations of either section 67 or section 68 of the Internal Revenue Code may be substantial. Further, certificateholders, other than corporations, subject to the alternative minimum tax may not deduct miscellaneous itemized deductions in determining their alternative minimum taxable income.

     Although it is not entirely clear, it appears that in transactions in which multiple classes of grantor trust certificates, including grantor trust strip certificates, are issued, any fees and expenses should be allocated among those classes of grantor trust certificates. The method of this allocation should recognize that each class benefits from the related services. In the absence of statutory or administrative clarification as to the method to be used, we currently expect that information returns or reports to the IRS and certificateholders will be based on a method that allocates these fees and expenses among classes of grantor trust certificates with respect to each period based on the payments made to each class during that period.

     The federal income tax treatment of grantor trust fractional interest certificates of any series will depend on whether they are subject to the stripped bond rules of section 1286 of the Internal Revenue Code. Grantor trust fractional interest certificates may be subject to those rules if:

    o a class of grantor trust strip certificates is issued as part of the same series, or

    o we or any of our affiliates retain, for our or its own account or for purposes of resale, a right to receive a specified portion of the interest payable on an underlying mortgage loan.

     Further, the IRS has ruled that an unreasonably high servicing fee retained by a seller or servicer will be treated as a retained ownership interest in mortgage loans that constitutes a stripped coupon. We will include in the related prospectus supplement information regarding servicing fees paid out of the assets of the related trust to:

    o a master servicer,

    o a special servicer,

    o any sub-servicer, or

    o their respective affiliates.

     With respect to certain categories of debt instruments, section 1272(a)(6)
of the Internal Revenue Code requires the use of a reasonable prepayment assumption in accruing original issue discount, and adjustments in the accrual of original issue discount when prepayments do not conform to the prepayment assumption.

     Legislation enacted in 1997 extended the scope of that section to cover investments in any pool of debt instruments the yield on which may be affected by reason of prepayments. The precise application of section 1272(a)(6) of the
Internal Revenue Code to pools of debt instruments is unclear in certain respects. For example, it is uncertain whether a prepayment assumption will be applied collectively to all of a taxpayer's investments in these pools of debt instruments, or on an investment-by-investment basis. Similarly, it is not clear whether the assumed prepayment rate as to investments in grantor trust fractional interest certificates is to be determined based on conditions at the time of the first sale of the certificate or, with respect to any holder, at the time of purchase of the certificate by that holder.

     We recommend that certificateholders consult their tax advisors concerning reporting original issue discount, market discount and premium with respect to grantor trust fractional interest certificates.

     If Stripped Bond Rules Apply. If the stripped bond rules apply, each grantor trust fractional interest certificate will be treated as having been issued with original issue discount within the meaning of section 1273(a) of the Internal Revenue Code. This is subject, however, to the discussion below regarding:

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    o the treatment of some stripped bonds as market discount bonds, and

    o de minimis market discount.

     See "--Grantor Trusts--Taxation of Owners of Grantor Trust Fractional
Interest Certificates--Market Discount" below.

     The holder of a grantor trust fractional interest certificate will report interest income from its grantor trust fractional interest certificate for each month to the extent it constitutes "qualified stated interest" in accordance with its normal method of accounting. See "REMICs--Taxation of Owners of REMIC
Regular Certificates--Original Issue Discount" in this prospectus for a description of qualified stated interest.

     The original issue discount on a grantor trust fractional interest certificate will be the excess of the certificate's stated redemption price over its issue price. The issue price of a grantor trust fractional interest certificate as to any purchaser will be equal to the price paid by that purchaser of the grantor trust fractional interest certificate. The stated
redemption price of a grantor trust fractional interest certificate will be the sum of all payments to be made on that certificate, other than qualified stated
interest, if any, and the certificate's share of reasonable servicing fees and other expenses.

     See "--Grantor Trusts--Taxation of Owners of Grantor Trust Fractional
Interest Certificates--If Stripped Bond Rules Do Not Apply" for a definition of
"qualified stated interest." In general, the amount of that income that accrues in any month would equal the product of:

    o the holder's adjusted basis in the grantor trust fractional interest certificate at the beginning of the related month, as defined in
      "--Grantor Trusts--Sales of Grantor Trust Certificates," and

    o the yield of that grantor trust fractional interest certificate to the holder.

     The yield would be computed at the rate, that, if used to discount the holder's share of future payments on the related mortgage loans, would cause the present value of those future payments to equal the price at which the holder purchased the certificate. This rate is compounded based on the regular interval between payment dates. In computing yield under the stripped bond rules, a certificateholder's share of future payments on the related mortgage loans will not include any payments made with respect to any ownership interest in those mortgage loans retained by us, a master servicer, a special servicer, a sub-servicer or our or their respective affiliates, but will include the certificateholder's share of any reasonable servicing fees and other expenses and is based generally on the method described in section 1272(a)(6) of the
Internal Revenue Code. The precise means of applying that method is uncertain in various respects. See "--Grantor Trusts--Taxation of Owners of Grantor Trust
Fractional Interest Certificates--General."

     In the case of a grantor trust fractional interest certificate acquired at a price equal to the principal amount of the related mortgage loans allocable to that certificate, the use of a prepayment assumption generally would not have any significant effect on the yield used in calculating accruals of interest income. In the case, however, of a grantor trust fractional interest certificate acquired at a price less than or greater than the principal amount, respectively, the use of a reasonable prepayment assumption would increase or decrease the yield. Therefore, the use of this prepayment assumption would accelerate or decelerate, respectively, the reporting of income.

     In the absence of statutory or administrative clarification, we currently expect that information reports or returns to the IRS and certificateholders will be based on:

    o a prepayment assumption determined when certificates are offered and sold hereunder, which we will disclose in the related prospectus supplement, and

    o a constant yield computed using a representative initial offering price for each class of certificates.

     However, neither we nor any other person will make any representation that--

    o the mortgage loans in any of our trusts will in fact prepay at a rate conforming to the prepayment assumption used or any other rate, or

    o the prepayment assumption will not be challenged by the IRS on audit.

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     Certificateholders also should bear in mind that the use of a representative initial offering price will mean that the information returns or reports that we send, even if otherwise accepted as accurate by the IRS, will in any event be accurate only as to the initial certificateholders of each series who bought at that price.

     Under Treasury regulation section 1.1286-1, some stripped bonds are to be treated as market discount bonds. Accordingly, any purchaser of that bond is to account for any discount on the bond as market discount rather than original issue discount. This treatment only applies, however, if immediately after the most recent disposition of the bond by a person stripping one or more coupons from the bond and disposing of the bond or coupon:

    o there is no original issue discount or only a de minimis amount of original issue discount, or

    o the annual stated rate of interest payable on the original bond is no more than one percentage point lower than the gross interest rate payable on the related mortgage loans, before subtracting any servicing fee or any stripped coupon.

     If interest payable on a grantor trust fractional interest certificate is more than one percentage point lower than the gross interest rate payable on the related mortgage loans, we will disclose that fact in the related prospectus supplement. If the original issue discount or market discount on a grantor trust fractional interest certificate determined under the stripped bond rules is less than the product of:

    o 0.25% of the stated redemption price, and

    o the weighted average maturity of the related mortgage loans,

then the original issue discount or market discount will be considered to be de minimis. Original issue discount or market discount of only a de minimis amount will be included in income in the same manner as de minimis original issue discount and market discount described in "--Grantor Trusts--Taxation of Owners of Grantor Trust Fractional Interest Certificates--If Stripped Bond Rules Do
Not Apply" and "--Market Discount" below.

     If Stripped Bond Rules Do Not Apply. Subject to the discussion below on original issue discount, if the stripped bond rules do not apply to a grantor trust fractional interest certificate, the certificateholder will be required to report its share of the interest income on the related mortgage loans in accordance with the certificateholder's normal method of accounting. In that case, the original issue discount rules will apply, even if the stripped bond rules do not apply, to a grantor trust fractional interest certificate to the extent it evidences an interest in mortgage loans issued with original issue discount.

     The original issue discount, if any, on mortgage loans will equal the difference between:

    o the stated redemption price of the mortgage loans, and

    o their issue price.

     For a definition of "stated redemption price," see "--REMICs--Taxation of
Owners of REMIC Regular Certificates--Original Issue Discount" above. In general, the issue price of a mortgage loan will be the amount received by the borrower from the lender under the terms of the mortgage loan. If the borrower separately pays points to the lender that are not paid for services provided by the lender, such as commitment fees or loan processing costs, the amount of those points paid reduces the issue price.

     The stated redemption price of a mortgage loan will generally equal its principal amount. The determination as to whether original issue discount will be considered to be de minimis will be calculated using the same test as in the
REMIC discussion. See "--REMICs--Taxation of Owners of REMIC Regular
Certificates--Original Issue Discount" above.

     In the case of mortgage loans bearing adjustable or variable interest rates, we will describe in the related prospectus supplement the manner in which these rules will be applied with respect to the mortgage loans by the related trustee or master servicer, as applicable, in preparing information returns to certificateholders and the IRS.

     If original issue discount is in excess of a de minimis amount, all original issue discount with respect to a mortgage loan will be required to be accrued and reported in income each month, based generally

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on the method described in section 1272(a)(6) of the Internal Revenue Code. The precise means of applying that method is uncertain in various respects, however. See "--Grantor Trusts--Taxation of Owners of Grantor Trust Fractional
Interest Certificates--General."

     A purchaser of a grantor trust fractional interest certificate may purchase the grantor trust fractional interest certificate at a cost less than the certificate's allocable portion of the total remaining stated redemption price of the underlying mortgage loans. In that case, the purchaser will also be required to include in gross income the certificate's daily portions of any original issue discount with respect to those mortgage loans. However, each daily portion will be reduced, if the cost of the grantor trust fractional interest certificate to the purchaser is in excess of the certificate's allocable portion of the aggregate adjusted issue prices of the underlying mortgage loans. The reduction will be approximately in proportion to the ratio that the excess bears to the certificate's allocable portion of the total original issue discount remaining to be accrued on those mortgage loans.

     The adjusted issue price of a mortgage loan on any given day equals the sum of:

    o the adjusted issue price or the issue price, in the case of the first accrual period, of the mortgage loan at the beginning of the accrual period that includes that day, and

    o the daily portions of original issue discount for all days during the accrual period prior to that day.

     The adjusted issue price of a mortgage loan at the beginning of any accrual period will equal:

    o the issue price of the mortgage loan, increased by

    o the total amount of original issue discount with respect to the mortgage loan that accrued in prior accrual periods, and reduced by

    o the amount of any payments made on the mortgage loan in prior accrual periods of amounts included in its stated redemption price.

     In the absence of statutory or administrative clarification, we currently expect that information reports or returns to the IRS and certificateholders will be based on:

    o a prepayment assumption determined when the certificates are offered and sold hereunder and disclosed in the related prospectus supplement, and

    o a constant yield computed using a representative initial offering price for each class of certificates.

     However, neither we nor any other person will make any representation that--

    o the mortgage loans will in fact prepay at a rate conforming to the prepayment assumption or any other rate, or

    o the prepayment assumption will not be challenged by the IRS on audit.

     Certificateholders also should bear in mind that the use of a representative initial offering price will mean that the information returns or reports, even if otherwise accepted as accurate by the IRS, will in any event be accurate only as to the initial certificateholders of each series who bought at that price.

     Market Discount. If the stripped bond rules do not apply to a grantor trust fractional interest certificate, a certificateholder may be subject to the market discount rules of Sections 1276 through 1278 of the Internal Revenue
Code to the extent an interest in a mortgage loan is considered to have been purchased at a market discount. A mortgage loan is considered to have been purchased at a market discount if--

    o in the case of a mortgage loan issued without original issue discount, it is purchased at a price less than its remaining stated redemption price, or

    o in the case of a mortgage loan issued with original issue discount, it is purchased at a price less than its adjusted issue price.

     If market discount is in excess of a de minimis amount, the holder generally must include in income in each month the amount of the discount that has accrued, under the rules described in the next

                                      122

paragraph, through that month that has not previously been included in income.
However, the inclusion will be limited, in the case of the portion of the discount that is allocable to any mortgage loan, to the payment of stated
redemption price on the mortgage loan that is received by or, for accrual method certificateholders, due to the trust in that month. A certificateholder may elect to include market discount in income currently as it accrues, under a constant yield method based on the yield of the certificate to the holder, rather than including it on a deferred basis in accordance with the foregoing.
Such market discount will be accrued based generally on the method described in section 1272(a)(6) of the Internal Revenue Code. The precise means of applying that method is uncertain in various respects, however. See "Grantor
Trusts--Taxation of Owners of Grantor Trust Fractional Interest
Certificates--General."

     We recommend that certificateholders consult their own tax advisors concerning accrual of market discount with respect to grantor trust fractional interest certificates. Certificateholders should also refer to the related prospectus supplement to determine whether and in what manner the market discount will apply to the underlying mortgage loans purchased at a market discount.

     To the extent that the underlying mortgage loans provide for periodic payments of stated redemption price, you may be required to include market discount in income at a rate that is not significantly slower than the rate at which that discount would be included in income if it were original issue discount.

     Market discount with respect to mortgage loans may be considered to be de minimis and, if so, will be includible in income under de minimis rules similar to those described under "--REMICs--Taxation of Owners of REMIC Regular
Certificates--Original Issue Discount" above.

     Further, under the rules described under "--REMICs--Taxation of Owners of
REMIC Regular Certificates--Market Discount" above, any discount that is not original issue discount and exceeds a de minimis amount may require the deferral of interest expense deductions attributable to accrued market discount not yet includible in income, unless an election has been made to report market discount currently as it accrues. This rule applies without regard to the origination dates of the underlying mortgage loans.

     Premium. If a certificateholder is treated as acquiring the underlying mortgage loans at a premium, which is a price in excess of their remaining stated redemption price, the certificateholder may elect under section 171 of the Internal Revenue Code to amortize the portion of that premium allocable to mortgage loans originated after September 27, 1985 using a constant yield method. Amortizable premium is treated as an offset to interest income on the related debt instrument, rather than as a separate interest deduction. However, premium allocable to mortgage loans originated before September 28, 1985 or to mortgage loans for which an amortization election is not made, should:

    o be allocated among the payments of stated redemption price on the mortgage loan, and

    o be allowed as a deduction as those payments are made or, for an accrual method certificateholder, due.

     It appears that a prepayment assumption should be used in computing amortization of premium allowable under section 171 of the Internal Revenue
Code similar to that described for calculating the accrual of market discount of grantor trust fractional interest certificates based generally on the method described in section 1272(a)(6) of the Internal Revenue Code. The precise means of applying that method is uncertain in various respects, however. See "Grantor
Trusts--Taxation of Owners of Grantor Trust Fractional Interest
Certificates--General."

     Taxation of Owners of Grantor Trust Strip Certificates. The stripped coupon rules of section 1286 of the Internal Revenue Code will apply to the grantor trust strip certificates. Except as described above under "--Grantor
Trusts--Taxation of Owners of Grantor Trust Fractional Interest
Certificates--If Stripped Bond Rules Apply," no regulations or published rulings under section 1286 of the Internal Revenue Code have been issued and some uncertainty exists as to how it will be applied to securities, such as the grantor trust strip certificates. Accordingly, we recommend that you consult your tax advisors concerning the method to be used in reporting income or loss with respect to those certificates.

     The Treasury regulations promulgated under the original discount rules do not apply to stripped coupons, although they provide general guidance as to how the original issue discount sections of the Internal Revenue Code will be applied.

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     Under the stripped coupon rules, it appears that original issue discount will be required to be accrued in each month on the grantor trust strip certificates based on a constant yield method. In effect, you would include as interest income in each month an amount equal to the product of your adjusted basis in the grantor trust strip certificate at the beginning of that month and the yield of the grantor trust strip certificate to you. This yield would be calculated based on:

    o the price paid for that grantor trust strip certificate by you, and

    o the projected payments remaining to be made on that grantor trust strip certificate at the time of the purchase, plus

    o an allocable portion of the projected servicing fees and expenses to be paid with respect to the underlying mortgage loans.

     Such yield will accrue based generally on the method described in section
1272(a)(6) of the Internal Revenue Code. The precise means of applying that method is uncertain in various respects, however. See "Grantor Trusts--Taxation of Owners of Grantor Trust Fractional Interest Certificates--General."

     If the method for computing original issue discount under section
1272(a)(6) results in a negative amount of original issue discount as to any accrual period with respect to a grantor trust strip certificate, the amount of original issue discount allocable to that accrual period will be zero. That is, no current deduction of the negative amount will be allowed to you. You will instead only be permitted to offset that negative amount against future positive original issue discount, if any, attributable to that certificate.
Although not free from doubt, it is possible that you may be permitted to deduct a loss to the extent his or her basis in the certificate exceeds the maximum amount of payments you could ever receive with respect to that certificate. However, the loss may be a capital loss, which is limited in its deductibility. The foregoing considerations are particularly relevant to grantor trust certificates with no, or disproportionately small, amounts of principal, which can have negative yields under circumstances that are not default related. See "Risk Factors--The Investment Performance of Your Offered
Certificates Will Depend Upon Payments, Defaults and Losses on the Underlying
Mortgage Loans; and Those Payments, Defaults and Losses May Be Highly
Unpredictable" above.

     The accrual of income on the grantor trust strip certificates will be significantly slower using a prepayment assumption than if yield is computed assuming no prepayments. In the absence of statutory or administrative clarification, we currently expect that information returns or reports to the
IRS and certificateholders will be based on:

    o the prepayment assumption we will disclose in the related prospectus supplement, and

    o a constant yield computed using a representative initial offering price for each class of certificates.

     However, neither we nor any other person will make any representation that--

    o the mortgage loans in any of our trusts will in fact prepay at a rate conforming to the prepayment assumption or at any other rate or

    o the prepayment assumption will not be challenged by the IRS on audit.

     We recommend that prospective purchasers of the grantor trust strip certificates consult their tax advisors regarding the use of the prepayment assumption.

     Certificateholders also should bear in mind that the use of a representative initial offering price will mean that the information returns or reports, even if otherwise accepted as accurate by the IRS, will in any event be accurate only as to the initial certificateholders of each series who bought at that price.

     Sales of Grantor Trust Certificates. Any gain or loss recognized on the sale or exchange of a grantor trust certificate by an investor who holds that certificate as a capital asset, will be capital gain or loss, except as described below in this "--Sales of Grantor Trust Certificates" subsection. The amount recognized equals the difference between:

    o the amount realized on the sale or exchange of a grantor trust certificate, and

    o its adjusted basis.

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   The adjusted basis of a grantor trust certificate generally will equal:

    o its cost, increased by

    o any income reported by the seller, including original issue discount and market discount income, and reduced, but not below zero, by

    o any and all previously reported losses, amortized premium, and payments with respect to that grantor trust certificate.

     As of the date of this prospectus, the Internal Revenue Code provides for lower rates as to long-term capital gains than those applicable to the short-term capital gains and ordinary income realized or received by individuals. No similar rate differential exists for corporations. In addition, the distinction between a capital gain or loss and ordinary income or loss remains relevant for other purposes.

     Gain or loss from the sale of a grantor trust certificate may be partially or wholly ordinary and not capital in some circumstances. Gain attributable to accrued and unrecognized market discount will be treated as ordinary income.
Gain or loss recognized by banks and other financial institutions subject to
Section 582(c) of the Internal Revenue Code will be treated as ordinary income.

     Furthermore, a portion of any gain that might otherwise be capital gain may be treated as ordinary income to the extent that the grantor trust certificate is held as part of a "conversion transaction" within the meaning of
Section 1258 of the Internal Revenue Code. A conversion transaction generally is one in which the taxpayer has taken two or more positions in the same or similar property that reduce or eliminate market risk, if substantially all of the taxpayer's return is attributable to the time value of the taxpayer's net investment in the transaction. The amount of gain realized in a conversion transaction that is recharacterized as ordinary income generally will not exceed the amount of interest that would have accrued on the taxpayer's net investment at 120% of the appropriate applicable Federal rate at the time the taxpayer enters into the conversion transaction, subject to appropriate reduction for prior inclusion of interest and other ordinary income items from the transaction.

     The Internal Revenue Code requires the recognition of gain upon the constructive sale of an appreciated financial position. A constructive sale of an appreciated financial position occurs if a taxpayer enters into a transaction or series of transactions that have the effect of substantially eliminating the taxpayer's risk of loss and opportunity for gain with respect to the financial instrument. Debt instruments that--

    o entitle the holder to a specified principal amount,

    o pay interest at a fixed or variable rate, and

    o are not convertible into the stock of the issuer or a related party,

cannot be the subject of a constructive sale for this purpose. Because most grantor trust certificates meet this exception, this Section will not apply to most grantor trust certificates. However, some grantor trust certificates have no, or a disproportionately small amount of, principal and these certificates can be the subject of a constructive sale.

     Finally, a taxpayer may elect to have net capital gain taxed at ordinary income rates rather than capital gains rates in order to include the net capital gain in total net investment income for the relevant taxable year. This election would be done for purposes of the rule that limits the deduction of interest on indebtedness incurred to purchase or carry property held for investment to a taxpayer's net investment income.

     Grantor Trust Reporting. Unless otherwise provided in the related prospectus supplement, the related tax administrator will furnish or make readily available through electronic means to each holder of a grantor trust certificate with each payment a statement setting forth the amount of the payment allocable to principal on the underlying mortgage loans and to interest on those loans at the related pass-through rate. In addition, the related tax administrator will furnish, within a reasonable time after the end of each calendar year, to each person or entity that was the holder of a grantor trust certificate at any time during that year, information regarding:

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    o the amount of servicing compensation received by a master servicer or special servicer, and

    o all other customary factual information the reporting party deems necessary or desirable to enable holders of the related grantor trust certificates to prepare their tax returns.

     The reporting party will furnish comparable information to the IRS as and when required by law to do so.

     Because the rules for accruing discount and amortizing premium with respect to grantor trust certificates are uncertain in various respects, there is no assurance the IRS will agree with the information reports of those items of income and expense. Moreover, those information reports, even if otherwise accepted as accurate by the IRS, will in any event be accurate only as to the initial certificateholders that bought their certificates at the representative initial offering price used in preparing the reports.

     On June 20, 2002, the Treasury Department published proposed regulations, which will, when effective, establish a reporting framework for interests in
"widely held fixed investment trusts" that will place the responsibility of reporting on the person in the ownership chain who holds an interest for a beneficial owner. A widely-held fixed investment trust is defined as any entity classified as a "trust" under Treasury regulation section 301.7701-4(c) in which any interest is held by a middleman, which includes, but is not limited to:

    o a custodian of a person's account,

    o a nominee, and

    o a broker holding an interest for a customer in street name.

     These regulations are proposed to be effective on January 1, 2004.

     Backup Withholding. In general, the rules described under
"--REMICs--Backup Withholding with Respect to REMIC Certificates" above will also apply to grantor trust certificates.

     Foreign Investors. In general, the discussion with respect to REMIC regular certificates under "--REMICs--Foreign Investors in REMIC Certificates"
above applies to grantor trust certificates. However, unless we otherwise specify in the related prospectus supplement, grantor trust certificates will be eligible for exemption from U.S. withholding tax, subject to the conditions described in the discussion above, only to the extent the related mortgage loans were originated after July 18, 1984.

     To the extent that interest on a grantor trust certificate would be exempt under sections 871(h)(1) and 881(c) of the Internal Revenue Code from United
States withholding tax, and the certificate is not held in connection with a certificateholder's trade or business in the United States, the certificate will not be subject to United States estate taxes in the estate of a nonresident alien individual.

                       STATE AND OTHER TAX CONSEQUENCES

     In addition to the federal income tax consequences described in "Federal
Income Tax Consequences," potential investors should consider the state and local tax consequences concerning the offered certificates. State tax law may differ substantially from the corresponding federal law, and the discussion above does not purport to describe any aspect of the tax laws of any state or other jurisdiction. Therefore, we recommend that prospective investors consult their tax advisors with respect to the various tax consequences of investments in the offered certificates.

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                             ERISA CONSIDERATIONS
GENERAL

     The Employee Retirement Income Security Act of 1974, as amended, imposes various requirements on--

    o ERISA Plans, and

    o persons that are fiduciaries with respect to ERISA Plans,

in connection with the investment of the assets of an ERISA Plan. For purposes of this discussion, ERISA Plans include corporate pension and profit sharing plans as well as separate accounts and collective investment funds, including as applicable, insurance company general accounts, in which other ERISA Plans are invested.

     Governmental plans and, if they have not made an election under Section
410(d) of the Internal Revenue Code, church plans are not subject to ERISA requirements. However, those plans may be subject to provisions of other applicable federal or state law that are materially similar to the provisions of ERISA or the Internal Revenue Code discussed in this section. Any of those plans which is qualified and exempt from taxation under Sections 401(a) and
501(a) of the Internal Revenue Code, moreover, is subject to the prohibited transaction rules in Section 503 of the Internal Revenue Code.

     ERISA imposes general fiduciary requirements on a fiduciary that is investing the assets of an ERISA Plan, including--

    o investment prudence and diversification, and

    o compliance with the investing ERISA Plan's governing documents.

     Section 406 of ERISA also prohibits a broad range of transactions involving the assets of an ERISA Plan and a Party in Interest with respect to that ERISA Plan, unless a statutory or administrative exemption applies.
Section 4975 of the Internal Revenue Code contains similar prohibitions applicable to transactions involving the assets of an I.R.C. Plan. For purposes of this discussion, Plans include ERISA Plans as well as individual retirement accounts, Keogh plans and other I.R.C. Plans.

     The types of transactions between Plans and Parties in Interest that are prohibited include:

    o sales, exchanges or leases of property;

    o loans or other extensions of credit; and

    o the furnishing of goods and services.

     Parties in Interest that participate in a prohibited transaction may be subject to an excise tax imposed under Section 4975 of the Internal Revenue
Code or a penalty imposed under Section 502(i) of ERISA, unless a statutory or administrative exemption is available. In addition, the persons involved in the prohibited transaction may have to cancel the transaction and pay an amount to the affected Plan for any losses realized by that Plan or profits realized by those persons. In addition, an individual retirement account involved in the prohibited transaction may be disqualified which would result in adverse tax consequences to the owner of the account.

PLAN ASSET REGULATIONS

     A Plan's investment in offered certificates may cause the underlying mortgage assets and other assets of the related trust to be deemed assets of that Plan. Section 2510.3-101 of the Plan Asset Regulations provides that when a Plan acquires an equity interest in an entity, the assets of that Plan include both that equity interest and an undivided interest in each of the underlying assets of the entity, unless an exception applies. One exception is that the equity participation in the entity by benefit plan investors, which include both Plans and some employee benefit plans not subject to ERISA or
Section 4975 of the Internal Revenue Code, is not significant. The equity participation by benefit plan investors will be significant on any date if 25%
or more of the value of any class of equity interests in the entity is held by benefit plan investors. The percentage owned by benefit plan investors is determined by excluding the investments of the following persons:

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   1. those with discretionary authority or control over the assets of the entity,

   2. those who provide investment advice directly or indirectly for a fee with respect to the assets of the entity, and

   3. those who are affiliates of the persons described in the preceding clauses 1. and 2.

     In the case of one of our trusts, investments by us, by an underwriter, by the related trustee, the related master servicer, the related special servicer or any other party with discretionary authority over the related trust assets, or by the affiliates of these persons, will be excluded.

     A fiduciary of an investing Plan is any person who--

    o has discretionary authority or control over the management or disposition of the assets of that Plan, or

    o provides investment advice with respect to the assets of that Plan for a fee.

     If the mortgage and other assets included in one of our trusts are Plan assets, then any party exercising management or discretionary control regarding those assets, such as the related trustee, master servicer or special servicer, or affiliates of any of these parties, may be

    o deemed to be a fiduciary with respect to the investing Plan, and

    o subject to the fiduciary responsibility provisions of ERISA.

In addition, if the mortgage and other assets included in one of our trusts are
Plan assets, then the operation of that trust may involve prohibited transactions under ERISA or Section 4975 of the Internal Revenue Code. For
example, if a borrower with respect to a mortgage loan in that trust is a Party in Interest to an investing Plan, then the purchase by that Plan of offered certificates evidencing interests in that trust could be a prohibited loan between that Plan and the Party in Interest.

     The Plan Asset Regulations provide that where a Plan purchases a
"guaranteed governmental mortgage pool certificate," the assets of that Plan include the certificate but do not include any of the mortgages underlying the certificate. The Plan Asset Regulations include in the definition of a
"guaranteed governmental mortgage pool certificate" some certificates issued and/or guaranteed by Freddie Mac, Ginnie Mae, Fannie Mae or Farmer Mac.
Accordingly, even if these types of mortgaged-backed securities were deemed to be assets of a Plan, the underlying mortgages would not be treated as assets of that Plan. Private label mortgage participations, mortgage pass-through certificates or other mortgage-backed securities are not "guaranteed governmental mortgage pool certificates" within the meaning of the Plan Asset
Regulations.

     In addition, the acquisition or holding of offered certificates by or on behalf of a Plan could give rise to a prohibited transaction if we or the related trustee, master servicer or special servicer or any related underwriter, sub-servicer, tax administrator, manager, borrower or obligor under any credit enhancement mechanism, or one of their affiliates, is or becomes a Party in Interest with respect to an investing Plan.

     If you are the fiduciary of a Plan, you should consult your counsel and review the ERISA discussion in the related prospectus supplement before purchasing any offered certificates.

PROHIBITED TRANSACTION EXEMPTIONS

     If you are a Plan fiduciary, then, in connection with your deciding whether to purchase any of the offered certificates on behalf of a Plan, you should consider the availability of one of the following prohibited transaction class exemptions issued by the U.S. Department of Labor:

    o Prohibited Transaction Class Exemption 75-1, which exempts particular transactions involving Plans and broker-dealers, reporting dealers and banks;

    o Prohibited Transaction Class Exemption 90-1, which exempts particular transactions between insurance company separate accounts and Parties in
      Interest;

    o Prohibited Transaction Class Exemption 91-38, which exempts particular transactions between bank collective investment funds and Parties in
      Interest;

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    o Prohibited Transaction Class Exemption 84-14, which exempts particular transactions effected on behalf of an ERISA Plan by a "qualified professional asset manager;"

    o Prohibited Transaction Class Exemption 95-60, which exempts particular transactions between insurance company general accounts and Parties in
      Interest; and

    o Prohibited Transaction Class Exemption 96-23, which exempts particular transactions effected on behalf of an ERISA Plan by an "in-house asset manager."

     We cannot provide any assurance that any of these class exemptions will apply with respect to any particular investment by or on behalf of a Plan in any class of offered certificates. Furthermore, even if any of them were deemed to apply, that particular class exemption may not apply to all transactions that could occur in connection with the investment. The prospectus supplement with respect to the offered certificates of any series may contain additional information regarding the availability of other exemptions, with respect to those certificates.

UNDERWRITER'S EXEMPTION

     It is expected that Lehman Brothers Inc. will be the sole underwriter or the lead or co-lead managing underwriter in each underwritten offering of certificates made by this prospectus. The U.S. Department of Labor issued
Prohibited Transaction Exemption 91-14 to a predecessor in interest to Lehman
Brothers Inc. Subject to the satisfaction of the conditions specified in that exemption, PTE 91-14, as amended by PTE 97-34, PTE 2000-58 and PTE 2002-41, generally exempts from the application of the prohibited transaction provisions of ERISA and Section 4975 of the Internal Revenue Code, various transactions relating to, among other things--

    o the servicing and operation of some mortgage assets pools, such as the types of mortgage assets pools that will be included in our trusts, and

    o the purchase, sale and holding of some certificates evidencing interests in those pools that are underwritten by Lehman Brothers Inc. or any person affiliated with Lehman Brothers Inc., such as particular classes of the offered certificates.

     The related prospectus supplement will state whether PTE 91-14 is or may be available with respect to any offered certificates underwritten by Lehman
Brothers Inc.

INSURANCE COMPANY GENERAL ACCOUNTS

     Section 401(c) of ERISA provides that the fiduciary and prohibited transaction provisions of ERISA and the Internal Revenue Code do not apply to transactions involving an insurance company general account where the assets of the general account are not Plan assets. A Department of Labor regulation issued under Section 401(c) of ERISA provides guidance for determining, in cases where insurance policies supported by an insurer's general account are issued to or for the benefit of a Plan on or before December 31, 1998, which general account assets are ERISA Plan assets. That regulation generally provides that, if the specified requirements are satisfied with respect to insurance policies issued on or before December 31, 1998, the assets of an insurance company general account will not be Plan assets.

     Any assets of an insurance company general account which support insurance policies issued to a Plan after December 31, 1998, or issued to a Plan on or before December 31, 1998 for which the insurance company does not comply with the requirements set forth in the Department of Labor regulation under Section
401(c) of ERISA, may be treated as Plan assets. In addition, because Section
401(c) of ERISA and the regulation issued under Section 401(c) of ERISA do not relate to insurance company separate accounts, separate account assets are still treated as Plan assets, invested in the separate account. If you are an insurance company and are contemplating the investment of general account assets in offered certificates, you should consult your legal counsel as to the applicability of Section 401(c) of ERISA.

CONSULTATION WITH COUNSEL

     If you are a fiduciary for a Plan and you intend to purchase offered certificates on behalf of or with assets of that Plan, you should:

                                      129

    o consider your general fiduciary obligations under ERISA, and

    o consult with your legal counsel as to--

     1. the potential applicability of ERISA and Section 4975 of the Internal
        Revenue Code to that investment, and

     2. the availability of any prohibited transaction exemption in connection with that investment.

TAX EXEMPT INVESTORS

     A Plan that is exempt from federal income taxation under Section 501 of the Internal Revenue Code will be subject to federal income taxation to the extent that its income is "unrelated business taxable income" within the meaning of Section 512 of the Internal Revenue Code. All excess inclusions of a
REMIC allocated to a REMIC residual certificate held by a tax-exempt Plan will be considered unrelated business taxable income and will be subject to federal income tax.

     See "Federal Income Tax Consequences--REMICs--Taxation of Owners of REMIC
Residual Certificates--Excess Inclusions" in this prospectus.

                                      130

                               LEGAL INVESTMENT

     If and to the extent specified in the related prospectus supplement, certain classes of the offered certificates of any series will constitute mortgage related securities for purposes of the Secondary Mortgage Market
Enhancement Act of 1984, as amended.

     Generally, the only classes of offered certificates that will qualify as
"mortgage related securities" will be those that: (1) are rated in one of two highest rating categories by at least one nationally recognized statistical rating organization; and (2) are part of a series evidencing interests in a trust fund consisting of loans originated by certain types of originators specified in SMMEA and secured by first liens on real estate. The appropriate characterization of offered certificates not qualifying as "mortgage related securities" for purposes of SMMEA under various legal investment restrictions, and thus the ability of investors subject to these restrictions to purchase such certificates, may be subject to significant interpretive uncertainties.
All investors whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements, or review by regulatory authorities should consult with their own legal advisors in determining whether and to what extent the offered certificates constitute legal investments for them.

     "Mortgage related securities" are legal investments for persons, trusts, corporations, partnerships, associations, business trusts, and business entities, including depository institutions, insurance companies, trustees and pension funds--

    o that are created or existing under the laws of the United States or any state, including the District of Columbia and Puerto Rico, and

    o whose authorized investments are subject to state regulations,

to the same extent that, under applicable law, obligations issued by or guaranteed as to principal and interest by the United States or any of its agencies or instrumentalities are legal investments for those entities.

     Under SMMEA, a number of states enacted legislation, on or prior to the
October 3, 1991 cut-off for those enactments, limiting to various extents the ability of some entities (in particular, insurance companies) to invest in
"mortgage related securities" secured by liens on residential, or mixed residential and commercial properties, in most cases by requiring the affected investors to rely solely upon existing state law, and not SMMEA. Pursuant to
Section 347 of the Riegle Community Development and Regulatory Improvement Act
of 1994, which amended the definition of "mortgage related security" to include, in relevant part, certificates satisfying the rating and qualified originator requirements for "mortgage related securities," but evidencing interests in a trust fund consisting, in whole or in part, of first liens on one or more parcels of real estate upon which are located one or more commercial structures, states were authorized to enact legislation, on or before September 23, 2001, specifically referring to Section 347 and prohibiting or restricting the purchase, holding or investment by state-regulated entities in those types of certificates. Accordingly, the investors affected by any state legislation overriding the preemptive effect of
SMMEA will be authorized to invest in offered certificates qualifying as
"mortgage related securities" only to the extent provided in that legislation.

     SMMEA also amended the legal investment authority of federally chartered depository institutions as follows:

    o federal savings and loan associations and federal savings banks may invest in, sell or otherwise deal in "mortgage related securities" without limitation as to the percentage of their assets represented by those securities; and

    o federal credit unions may invest in "mortgage related securities" and national banks may purchase "mortgage related securities" for their own account without regard to the limitations generally applicable to investment securities prescribed in 12 U.S.C.  Section  24 (Seventh),

                                      131

subject in each case to the regulations that the applicable federal regulatory authority may prescribe.

     Effective December 31, 1996, the OCC amended 12 C.F.R. Part 1 to authorize national banks to purchase and sell for their own account, without limitation as to a percentage of the bank's capital and surplus, but subject to compliance with certain general standards concerning "safety and soundness" and retention of credit information in 12 C.F.R. Section 1.5, some "Type IV securities", defined in 12 C.F.R. Section 1.2(m) to include certain commercial mortgage-related securities and residential mortgage-related securities. As defined, "commercial mortgage-related security" and "residential mortgage-related security" mean, in relevant part, a "mortgage related security" within the meaning of SMMEA, provided that, in the case of a
"commercial mortgage-related security", it "represents ownership of a promissory note or certificate of interest or participation that is directly secured by a first lien on one or more parcels of real estate upon which one or more commercial structures are located and that is fully secured by interests in a pool of loans to numerous obligors." In the absence of any rule or administrative interpretation by the OCC defining the term "numerous obligors,"
we make no representation as to whether any class of offered certificates will qualify as "commercial mortgage-related securities", and thus as "Type IV securities", for investment by national banks.

     The NCUA has adopted rules, codified at 12 C.F.R. Part 703, which permit federal credit unions to invest in "mortgage related securities" (other than stripped mortgage related securities (unless the credit union complies with the requirements of 12 C.F.R. Section 703(e) for investing in those securities), residual interests in mortgage related securities and commercial mortgage related securities), subject to compliance with general rules governing investment policies and practices; however, credit unions approved for the
NCUA's "investment pilot program" under 12 C.F.R.  Section  703.19 may be able to invest in those prohibited forms of securities, while "RegFlex credit unions" may invest in commercial mortgage related securities under certain conditions pursuant to 12 C.F.R.  Section  742.4(b)(2).

     The OTS has issued Thrift Bulletin 13a (December 1, 1998), "Management of
Interest Rate Risk, Investment Securities, and Derivatives Activities," and
Thrift Bulletin 73a (December 18, 2001), "Investing in Complex Securities,"
which thrift institutions subject to the jurisdiction of the OTS should consider before investing in any of the offered certificates.

     All depository institutions considering an investment in the offered certificates should review the "Supervisory Policy Statement on Investment
Securities and End-User Derivatives Activities" of the Federal Financial
Institutions Examination Council, which has been adopted by the Board of
Governors of the Federal Reserve System, the FDIC, the OCC and the OTS
effective May 26, 1998, and by the NCUA effective October 1, 1998. That statement sets forth general guidelines which depository institutions must follow in managing risks, including market, credit, liquidity, operational
(transaction), and legal risks, applicable to all securities, including mortgage pass-through securities and mortgage-derivative products used for investment purposes.

     Investors whose investment activities are subject to regulation by federal or state authorities should review rules, policies, and guidelines adopted from time to time by those authorities before purchasing any offered certificates, as certain classes may be deemed unsuitable investments, or may otherwise be restricted, under those rules, policies, or guidelines (in certain instances irrespective of SMMEA).

     The foregoing does not take into consideration the applicability of statues, rules, regulations, orders, guidelines, or agreements generally governing investments made by a particular investor, including, but not limited to, "prudent investor" provisions, percentage-of-assets limits, provisions that may restrict or prohibit investment in securities that are not
"interest-bearing" or "income-paying," and, with regard to any offered certificates issued in book-entry form, provisions that may restrict or prohibit investments in securities that are issued in book-entry form.

     Except as to the status of certain classes as "mortgage related securities," we make no representations as to the proper characterization of any class of offered certificates for legal investment, financial institution regulatory or other purposes. Also, we make no representations as to the ability of particular investors to purchase any class of offered certificates under applicable legal investment restrictions. These uncertainties (and any unfavorable future determinations concerning legal investment or financial institution regulatory characteristics of the certificates) may adversely affect the liquidity of any class of

                                      132

offered certificates. Accordingly, if your investment activities are subject to legal investment laws and regulations, regulatory capital requirements or review by regulatory authorities, you should consult with your legal advisors in determining whether and to what extent--

    o the offered certificates of any class and series constitute legal investments or are subject to investment, capital or other restrictions;
      and

    o if applicable, SMMEA has been overridden in any jurisdiction relevant to you.

                                USE OF PROCEEDS

     Unless otherwise specified in the related prospectus supplement, the net proceeds to be received from the sale of the offered certificates of any series will be applied by us to the purchase of assets for the related trust or will be used by us to cover expenses related to that purchase and the issuance of those certificates. We expect to sell the offered certificates from time to time, but the timing and amount of offerings of those certificates will depend on a number of factors, including the volume of mortgage assets acquired by us, prevailing interest rates, availability of funds and general market conditions.

                            METHOD OF DISTRIBUTION

     The certificates offered by this prospectus and the related prospectus supplements will be offered in series through one or more of the methods described in the next paragraph. The prospectus supplement prepared for the offered certificates of each series will describe the method of offering being utilized for those certificates and will state the net proceeds to us from the sale of those certificates.

     We intend that offered certificates will be offered through the following methods from time to time. We further intend that offerings may be made concurrently through more than one of these methods or that an offering of the offered certificates of a particular series may be made through a combination of two or more of these methods. The methods are as follows:

   1. by negotiated firm commitment or best efforts underwriting and public offering by one or more underwriters specified in the related prospectus supplement;

   2. by placements by us with institutional investors through dealers; and

   3. by direct placements by us with institutional investors.

     In addition, if specified in the related prospectus supplement, the offered certificates of a series may be offered in whole or in part to the seller of the mortgage assets that would back those certificates. Furthermore, the related trust assets for any series of offered certificates may include other securities, the offering of which was registered under the registration statement of which this prospectus is a part.

     If underwriters are used in a sale of any offered certificates, other than in connection with an underwriting on a best efforts basis, the offered certificates will be acquired by the underwriters for their own account. These certificates may be resold from time to time in one or more transactions, including negotiated transactions, at fixed public offering prices or at varying prices to be determined at the time of sale or at the time of commitment therefor. The managing underwriter or underwriters with respect to the offer and sale of offered certificates of a particular series will be described on the cover of the prospectus supplement relating to the series and the members of the underwriting syndicate, if any, will be named in the relevant prospectus supplement.

     Underwriters may receive compensation from us or from purchasers of the offered certificates in the form of discounts, concessions or commissions.
Underwriters and dealers participating in the payment of the offered certificates may be deemed to be underwriters in connection with those certificates. In addition, any discounts or commissions received by them from us and any profit on the resale of those offered certificates by them may be deemed to be underwriting discounts and commissions under the Securities Act of
1933, as amended.

     It is anticipated that the underwriting agreement pertaining to the sale of the offered certificates of any series will provide that--

                                      133

    o the obligations of the underwriters will be subject to various conditions precedent,

    o the underwriters will be obligated to purchase all the certificates if any are purchased, other than in connection with an underwriting on a best efforts basis, and

    o in limited circumstances, we will indemnify the several underwriters and the underwriters will indemnify us against civil liabilities relating to disclosure in our registration statement, this prospectus or any of the related prospectus supplements, including liabilities under the Securities
      Act of 1933, as amended, or will contribute to payments required to be made with respect to any liabilities.

     The prospectus supplement with respect to any series offered by placements through dealers will contain information regarding the nature of the offering and any agreements to be entered into between us and purchasers of offered certificates of that series.

     We anticipate that the offered certificates will be sold primarily to institutional investors. Purchasers of offered certificates, including dealers, may, depending on the facts and circumstances of the purchases, be deemed to be
"underwriters" within the meaning of the Securities Act of 1933, as amended, in connection with reoffers and sales by them of offered certificates. Holders of offered certificates should consult with their legal advisors in this regard prior to any reoffer or sale.

                                 LEGAL MATTERS

     Unless otherwise specified in the related prospectus supplement, particular legal matters in connection with the certificates of each series, including some federal income tax consequences, will be passed upon for us by--

    o Sidley Austin Brown & Wood LLP;

    o Cadwalader, Wickersham & Taft LLP;

    o Skadden, Arps, Slate, Meagher & Flom LLP; or

    o Thacher Proffitt & Wood LLP.

                             FINANCIAL INFORMATION

     A new trust will be formed with respect to each series of offered certificates. None of those trusts will engage in any business activities or have any assets or obligations prior to the issuance of the related series of offered certificates. Accordingly, no financial statements with respect to any trust will be included in this prospectus or in the related prospectus supplement. We have determined that our financial statements will not be material to the offering of any offered certificates.

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                                    RATING

     It is a condition to the issuance of any class of offered certificates that, at the time of issuance, at least one nationally recognized statistical rating organization has rated those certificates in one of its generic rating categories which signifies investment grade. Typically, the four highest rating categories, within which there may be sub-categories or gradations indicating relative standing, signify investment grade.

     Ratings on mortgage pass-through certificates address the likelihood of receipt by the holders of all payments of interest and/or principal to which they are entitled. These ratings address the structural, legal and issuer-related aspects associated with the certificates, the nature of the underlying mortgage assets and the credit quality of any third-party credit enhancer. The rating(s) on a class of offered certificates will not represent any assessment of--

    o whether the price paid for those certificates is fair;

    o whether those certificates are a suitable investment for any particular investor;

    o the tax attributes of those certificates or of the related trust;

    o the yield to maturity or, if they have principal balances, the average life of those certificates;

    o the likelihood or frequency of prepayments of principal on the underlying mortgage loans;

    o the degree to which the amount or frequency of prepayments on the underlying mortgage loans might differ from those originally anticipated;

    o whether or to what extent the interest payable on those certificates may be reduced in connection with interest shortfalls resulting from the timing of voluntary prepayments;

    o the likelihood that any amounts other than interest at the related mortgage interest rates and principal will be received with respect to the underlying mortgage loans; or

    o if those certificates provide solely or primarily for payments of interest, whether the holders, despite receiving all payments of interest to which they are entitled, would ultimately recover their initial investments in those certificates.

     A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization. Each security rating should be evaluated independently of any other security rating.

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                                   GLOSSARY

     The following capitalized terms will have the respective meanings assigned to them in this "Glossary" section whenever they are used in this prospectus.

     "ADA" means the Americans with Disabilities Act of 1990, as amended.

     "CERCLA" means the federal Comprehensive Environmental Response,
Compensation and Liability Act of 1980, as amended.

     "Clearstream" means Clearstream Banking Luxembourg.

     "Committee Report" means the Conference Committee Report accompanying the
Tax Reform Act of 1986.

     "CPR" means an assumed constant rate of prepayment each month, which is expressed on a per annum basis, relative to the then outstanding principal balance of a pool of mortgage loans for the life of those loans.

     "Disqualified Organization" means:

    o the United States,

    o any State or political subdivision of the United States,

    o any foreign government,

    o any international organization,

    o any agency or instrumentality of the foregoing, except for instrumentalities described in Section 168(h)(2)(D) of the Internal
      Revenue Code or the Freddie Mac,

    o any organization, other than a cooperative described in Section 521 of the Internal Revenue Code, that is exempt from federal income tax, except if it is subject to the tax imposed by Section 511 of the Internal Revenue
      Code, or

    o any organization described in Section 1381(a)(2)(C) of the Internal
      Revenue Code.

     "DTC" means The Depository Trust Company.

     "Electing Large Partnership" means any partnership having more than 100 members during the preceding tax year which elects to apply simplified reporting provisions under the Internal Revenue Code, except for some service partnerships and commodity pools.

     "ERISA" means the Employee Retirement Income Security Act of 1974, as
amended.

     "ERISA Plan" means any employee benefit plan that is subject to the fiduciary responsibility provisions of ERISA.

     "ECSPLC" means Euroclear Clearance System Public Limited Company.

     "Euroclear Operator" means Euroclear Bank, S.A./N.V., as operator of the
Euroclear System, or any successor entity in that capacity.

     "Euroclear Terms and Conditions" means the Terms and Conditions Governing
Use of Euroclear and the related Operating Procedures of the Euroclear System and, to the extent that it applies to the operation of the Euroclear System,
Belgian law.

     "Fannie Mae" means the Federal National Mortgage Association.

     "Farmer Mac" means the Federal Agricultural Mortgage Corporation.

     "FASB 140" means the Financial Accounting Standards Board's Statement No.
140, entitled "Accounting for Transfers and Servicing of Financial Assets and
Extinguishment of Liabilities," issued in September 2002.

     "FASIT" means a financial asset securitization investment trust, within the meaning of, and formed in accordance with, the Small Business Job
Protection Act of 1996 and Sections 860I through 860L of the Internal Revenue
Code.

                                      136

     "FDIC" means the Federal Deposit Insurance Corporation.

     "Financial Intermediary" means a brokerage firm, bank, thrift institution or other financial intermediary that maintains an account of a beneficial owner of securities.

     "Freddie Mac" means the Federal Home Loan Mortgage Corporation.

     "Ginnie Mae" means the Government National Mortgage Association.

     "Governing Document" means the pooling and servicing agreement or other similar agreement or collection of agreements, which governs the issuance of a series of offered certificates.

     "Internal Revenue Code" means the Internal Revenue Code of 1986, as amended.

     "I.R.C. Plan" means a plan, arrangement or account that is subject to
Section 4975 of the Internal Revenue Code.

     "IRS" means the Internal Revenue Service.

     "Lender Liability Act" means the Asset Conservation Lender Liability and
Deposit Insurance Act of 1996, as amended.

     "Net Income From Foreclosure Property" means income from foreclosure property other than qualifying rents and other qualifying income for a REIT.

     "NCUA" means the National Credit Union Administration.

     "OCC" means the Office of the Comptroller of the Currency.

     "OTS" means the Office of Thrift Supervision.

     "Party In Interest" means any person that is a "party in interest" within the meaning of ERISA or a "disqualified person" within the meaning of Section
4975 of the Internal Revenue Code.

     "Pass-Through Entity" means any:

    o regulated investment company,

    o real estate investment trust,

    o trust,

    o partnership, or

    o other entities described in Section 860E(e)(6) of the Internal Revenue
      Code.

     "Plan" means an ERISA Plan or an I.R.C. Plan.

     "Plan Asset Regulations" means the regulations of the U.S. Department of
Labor promulgated under ERISA describing what constitutes the assets of a Plan.

     "PTE" means a Prohibited Transaction Exemption issued by the U.S.
Department of Labor.

     "REIT" means a real estate investment trust within the meaning of Section
856(a) of the Internal Revenue Code.

     "Relief Act" means the Servicemembers Civil Relief Act.

     "REMIC" means a real estate mortgage investment conduit, within the meaning of, and formed in accordance with, the Tax Reform Act of 1986 and
Sections 860A through 860G of the Internal Revenue Code.

     "Safe Harbor Regulations" means the final Treasury regulations issued on
July 18, 2002.

     "SEC" means the Securities and Exchange Commission.

     "SMMEA" means the Secondary Mortgage Market Enhancement Act of 1984, as
amended.

     "SPA" means standard prepayment assumption.

                                      137

     "UCC" means, for any jurisdiction, the Uniform Commercial Code as in effect in that jurisdiction.

     "USA Patriot Act" means the Uniting and Strengthening America by Providing
Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001.

     "U.S. Person" means:

    o a citizen or resident of the United States;

    o a corporation, partnership or other entity created or organized in, or under the laws of, the United States, any state or the District of
      Columbia;

    o an estate whose income from sources without the United States is includible in gross income for United States federal income tax purposes regardless of its connection with the conduct of a trade or business within the United States; or

    o a trust as to which--

    1.  a court in the United States is able to exercise primary supervision over the administration of the trust, and

    2.  one or more United States persons have the authority to control all substantial decisions of the trust.

     In addition, to the extent provided in the Treasury Regulations, a trust will be a United States person if it was in existence on August 20, 1996 and it elected to be treated as a United States person.

                                      138

                   [THIS PAGE INTENTIONALLY LEFT BLANK.]

                  [THIS PAGE INTENTIONALLY LEFT BLANK.]

     The attached diskette contains one spreadsheet file that can be put on a user-specified hard drive or network drive. This spreadsheet file is
"LBUBS04C7.XLS." The spreadsheet file "LBUBS04C7.XLS" is a Microsoft Excel(1),
Version 5.0 spreadsheet. The file provides, in electronic format, some of the statistical information that appears under the caption "Description of the
Mortgage Pool" in, and on Annexes A-1, A-5, A-6 and B to, this prospectus supplement. Capitalized terms used, but not otherwise defined, in the spreadsheet file will have the respective meanings assigned to them in this prospectus supplement. All the information contained in the spreadsheet file is subject to the same limitations and qualifications contained in this prospectus supplement. Prospective investors are strongly urged to read this prospectus supplement and the accompanying prospectus in its entirety prior to accessing the spreadsheet file.

(1)   Microsoft Excel is a registered trademark of Microsoft Corporation.

================================================================================

                             PROSPECTUS SUPPLEMENT

Important Notice About the Information Contained in this

Servicing Under the Series 2004-C7 Pooling and Servicing

ANNEX A-1--Certain Characteristics of Individual Underlying

ANNEX A-5--Certain Monetary Terms of the Underlying
  Mortgage Loans .................................................      A-5
ANNEX A-6--Certain Information Regarding Reserves ................      A-6
ANNEX B--Certain Information Regarding Multifamily
  Properties .....................................................        B
ANNEX C-1--Price/Yield Tables ....................................      C-1
ANNEX C-2--Decrement Tables ......................................      C-2
ANNEX D--Form of Payment Date Statement ..........................        D
ANNEX E--Reference Rate Schedule .................................        E
ANNEX F--Global Clearance and Tax Documentation
  Procedures .....................................................        F
                                        PROSPECTUS
Important Notice About the Information Presented in this

      Until       , 2004, all dealers that effect transactions in the offered certificates, whether or not participating in this offering, may be required to deliver this prospectus supplement and the accompanying prospectus. This delivery requirement is in addition to the obligation of dealers to deliver this prospectus supplement and the accompanying prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

===============================================================================

===============================================================================

                                 $1,340,366,000
                                 (APPROXIMATE)

                               LB-UBS COMMERCIAL
                             MORTGAGE TRUST 2004-C7

                        COMMERCIAL MORTGAGE PASS-THROUGH
                          CERTIFICATES, SERIES 2004-C7

                  CLASS A-1, CLASS A-2, CLASS A-3, CLASS A-4,
                       CLASS A-5, CLASS A-6, CLASS A-1A,
                           CLASS B, CLASS C, CLASS D,
                               CLASS E AND CLASS F

       ----------------------------------------------------------------

                          PROSPECTUS SUPPLEMENT

       ----------------------------------------------------------------

                              UBS INVESTMENT BANK

                                LEHMAN BROTHERS

                                           , 2004

================================================================================